 Filed Pursuant to Rule 424(b)(3)
 Registration No. 333-282126
PROSPECTUS
Up to 7,905,387 Shares of Common Stock Issuable Upon Conversion of Notes
Up to 600,000 Shares of Common Stock Issuable Upon Exercise of Warrants

This prospectus relates to the offer, sale or other disposition from time to time of up to 8,505,387 shares of our common stock, $0.0001 par value per share (the “Common Stock”), by the selling stockholders named in this prospectus or their permitted transferees (the “selling stockholders”), consisting of (i) up to 7,905,387 shares of Common Stock (excluding the shares of Common Stock underlying the Warrants (as defined below)) (the “Convertible Note Shares”) issuable upon the conversion of those certain 13% senior secured convertible notes, with a conversion price of $10.00 per share, subject to adjustment (the “Convertible Notes”) issuable pursuant to that certain securities purchase agreement, dated February 13, 2024, by and among us and those certain investors (the “Convert Investors”), and any assignment thereunder (the “Convertible Security Subscription Agreement”), and that certain note purchase agreement, dated February 13, 2024, by and among us, Adagio Medical, Inc., a Delaware corporation, and that certain investor party thereto, and (ii) up to 600,000 shares of Common Stock (the “Warrant Shares”) issuable upon exercise of those warrants to purchase shares of Common Stock, with an exercise price of $24.00 per share (the “Warrants”), issued pursuant to the Convertible Security Subscription Agreement.
The selling stockholders may offer, sell or distribute all or a portion of the securities hereby registered publicly or through private transactions at prevailing market prices or at negotiated prices. We will not receive any of the proceeds from such sales of these securities, except with respect to amounts received by us upon exercise of the Warrants for cash. We believe the likelihood that warrant holders will exercise their Warrants for cash and therefore the amount of cash proceeds that we would receive, is dependent upon the trading price of our Common Stock. The market price of our Common Stock is lower than the exercise prices of the Warrants as of the date of this prospectus. The value of our Common Stock will fluctuate and may not align with the exercise price of the Warrants at any given time. If the trading price for our Common Stock is less than the exercise price of the Warrants, meaning the Warrants are “out of the money”, we believe the holders of Warrants will be unlikely to exercise these Warrants. In addition, the Warrants, may be exercised on a cashless basis, under certain circumstances described herein. To the extent such Convert Warrants are exercised on a cashless basis, we would not receive any cash from such exercise and the total amount of cash that we would receive from the exercise of the Convert Warrants will decrease. Such exercises may not bring us more liquidity but result in further dilution of our Common Stock, which could adversely affect our financial position. The Warrants may only be exercised for cash provided there is then an effective registration statement registering the shares of Common Stock issuable upon the exercise of such warrants. If there is not a then-effective registration statement, then such warrants may be exercised on a “cashless basis,” pursuant to an available exemption from registration under the Securities Act of 1933, as amended. We will bear all costs, expenses and fees in connection with the registration of these securities, including with regard to compliance with state securities or “blue sky” laws. The selling stockholders will bear all commissions and discounts, if any, attributable to their sale of shares of Common Stock. See the section titled “Plan of Distribution.”
In connection with the Business Combination, holders of 2,707,555 shares of ARYA’s Class A ordinary shares, or approximately 82%, of the issued and outstanding redeemable shares of ARYA’s Class A ordinary shares, properly exercised their right to redeem their shares (and did not withdraw their redemption) for cash at a redemption price of approximately $11.56 per share, for an aggregate redemption amount of approximately $31,312,102. This offering involves the potential sale of a significant number of shares of Common Stock issuable upon the exercise of the Warrants and upon conversion of the Convertible Notes. The sale of all the securities being offered in this prospectus, or the perception that these sales could occur, could result in a significant decline in the public trading price of our securities.
Our Common Stock is listed on The Nasdaq Capital Market under the symbol “ADGM”. On September 12, 2024, the last reported sales price of our Common Stock was $3.85 per share.
We are an “emerging growth company” as defined under U.S. federal securities laws and, as such, have elected to comply with reduced public company reporting requirements. This prospectus complies with the requirements that apply to an issuer that is an emerging growth company.
Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described in the section titled “Risk Factors” beginning on page 10 of this prospectus, and under similar headings in any amendments or supplements to this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
Prospectus dated September 19, 2024

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-1 that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under this shelf registration process, the selling stockholders may, from time to time, sell the securities offered by them described in this prospectus. We will not receive any proceeds from the sale by such selling stockholders of the securities offered by them described in this prospectus, except with respect to amounts received by us upon the exercise of any warrants for cash.
Neither we nor the selling stockholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the selling stockholders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the selling stockholders will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.
We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the sections of this prospectus titled “Where You Can Find More Information.”
On July 31, 2024 (the “Closing Date”), ARYA Sciences Acquisition Corp IV, a Cayman Islands exempted company (“ARYA”), Aja Holdco, Inc., a Delaware corporation and wholly owned subsidiary of ARYA (“ListCo”), Aja Merger Sub 1, a Cayman Islands exempted company and wholly owned subsidiary of ListCo (“ARYA Merger Sub”), Aja Merger Sub 2, Inc., a Delaware corporation and wholly owned subsidiary of ListCo (“Adagio Merger Sub”), and Adagio Medical, Inc., a Delaware corporation (“Adagio Medical”) consummated the previously announced business combination (“Business Combination”) pursuant to the terms of that certain Business Combination Agreement, dated February 13, 2024, as amended by the Consent and Amendment No. 1 to Business Combination Agreement, dated as of June 25, 2024 (the “Business Combination Agreement”), each by and among the foregoing parties. In connection with the closing of the Business Combination, among other things, (i) ARYA Merger Sub merged with and into ARYA (the “ARYA Merger”) and Adagio Merger Sub merged with and into Adagio Medical (the “Adagio Merger” and, together with the ARYA Merger, the “Mergers”), with ARYA and Adagio Medical surviving the Mergers and, after giving effect to such Mergers, each of ARYA and Adagio Medical became a wholly owned subsidiary of ListCo (the time that the ARYA Merger becomes effective being referred to as the “ARYA Merger Effective Time,” the time that the Adagio Merger becomes effective being referred to as the “Adagio Merger Effective Time,” the time after which both Mergers become effective being referred to as the “Closing”), (ii) in connection with the Closing, an amended and restated certificate of incorporation of the Company filed with the Secretary of State of the State of Delaware took effect (the “Charter”), and the board of directors of the Company (the “Board”) approved and adopted amended and restated bylaws of the Company (the “Bylaws”), and (iii) in connection with the Closing, ListCo changed its name to “Adagio Medical Holdings, Inc.” (“Adagio Holdings”).
Unless stated otherwise, references in this prospectus to “we,” “us,” “our,” or “the Company,” refer to ListCo before the consummation of the Business Combination or Adagio Holdings after the Business Combination, as the context suggests.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
Certain statements in this prospectus may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future, including our expectations regarding the plans and strategy for our business, future financial performance, expense levels and liquidity sources. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would,” “goal” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.
The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us taking into account information currently available to us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (many of which are difficult to predict and beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements.
As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:
•
failure to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition and our ability to grow and manage growth profitably and retain our key employees;

•
we have no operating history and no revenues, and you have no basis on which to evaluate our ability to achieve our business objective;

•
we are a medical device company that has incurred net losses in every period to date and expect to continue to incur significant losses as we develop our business;

•
our growth prospects partially depend on our ability to accelerate the commercialization of our products and to capitalize on market opportunities;

•
even if we are able to launch our pipeline portfolio successfully, we may experience material delays in our commercialization program relative to our current expectations;

•
the life sciences technology market is highly competitive. Competitors include new entrants and established companies, many of which have significantly greater resources than we do. If we fail to compete effectively, its business and results of operation and ours will suffer;

•
if we are unable to establish manufacturing capacity by ourselves or with third-party partners in a timely and cost-effective manner, commercialization of our products would be delayed, which would result in lost revenue and harm our business;

•
the commercialization of our products will require us to establish relationships and successfully collaborate with leading life science companies and research institutions;

•
if we are unable to establish an effective network for commercialization, including effective distribution channels and sales and marketing functions, it may adversely affect our business, financial condition, results of operations, and prospects;

•
our operating results may fluctuate significantly in the future, which makes our future operating results difficult to predict and could cause our operating results to fall below expectations or any guidance we may provide;

•
there is no assurance that we will be able to execute on its business model, including achieving market acceptance of our products;

•
the success of our products depends upon appropriate physician training, practice and patient selection;

•
even if our products are commercialized and achieve broad scientific and market acceptance, if we fail to improve them or introduce compelling new products, our revenue and our prospects could be harmed;

•
the size of the markets for our products may be smaller than estimated, limiting our ability to successfully sell our products;

•
loss of any third-party suppliers and manufacturers, or any difficulties encountered by these suppliers and manufacturers in the production of our products;

•
failure to protect against software or hardware vulnerabilities;

•
failure to raise additional capital to develop the business development and commercialization plans;

•
risks related to the unfavorable U.S. or global economic conditions as a result of the COVID-19 pandemic, political instability, natural disasters, or otherwise;

•
loss of one or more of our executive officers and other key employees;

•
failure to hire and retain qualified employees;

•
failure to comply with federal state and local laws and regulations;

•
inability to maintain the listing of our Common Stock on the Nasdaq; and

•
other risks and uncertainties discussed herein and in our filings with the SEC.

These forward-looking statements are based on information available as of the date of this prospectus, and current expectations, forecasts and assumptions, and involve a number of risks and uncertainties.
Accordingly, forward-looking statements in this prospectus and in any document incorporated herein by reference should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.
You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.
In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and such statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely upon these statements.

You should rely only on the information contained in this prospectus, any supplement to this prospectus or in any free writing prospectus, filed with the Securities and Exchange Commission. Neither we nor the selling stockholders have authorized anyone to provide you with additional information or information different from that contained in this prospectus filed with the Securities and Exchange Commission. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The selling stockholders are offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since that date.
For investors outside of the United States: Neither we nor the selling stockholders, have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of our securities and the distribution of this prospectus outside the United States.

i

FREQUENTLY USED TERMS
“Adagio Holdings” or “Company” means Adagio Medical Holdings, Inc., a Delaware corporation, formerly known as Aja HoldCo, Inc.
“Adagio Medical” means Adagio Medical, Inc., a Delaware corporation which, pursuant to the Business Combination, became a direct, wholly owned subsidiary of Adagio Medical Holdings, Inc., and unless the context otherwise requires, its consolidated subsidiaries.
“Adagio Merger” means the merger of Adagio Merger Sub with and into Adagio Medical, with Adagio Medical surviving the merger and, after giving effect to such merger, becoming a wholly owned subsidiary of Adagio Holdings, on the terms and subject to the conditions in the Business Combination Agreement.
“Adagio Merger Sub” means Aja Merger Sub 2, Inc., a Delaware corporation and wholly owned subsidiary of Adagio prior to the consummation of the Business Combination.
“ARYA” means ARYA Sciences Acquisition Corp IV, a Cayman Islands exempted company.
“ARYA initial public offering” means ARYA’s initial public offering that was consummated on March 2, 2021.
“ARYA Merger” means the merger of ARYA Merger Sub with and into ARYA, with ARYA surviving the merger and, after giving effect to such merger, becoming a wholly owned subsidiary of Adagio Holdings, on the terms and subject to the conditions in the Business Combination Agreement.
“ARYA Merger Sub” means Aja Merger Sub 1, a Cayman Islands exempted company and wholly owned subsidiary of Adagio prior to the consummation of the Business Combination.
“AF” means atrial fibrillation.
“Base Warrant Agreement” means an agreement by the Company to issue warrants exercisable for shares of Common Stock, at a $10.00 exercise price or on a cashless basis, entered into by certain of the PIPE Investors concurrently with the Closing.
“Board” means the board of directors of the Company.
“Business Combination” means the transactions contemplated by the Business Combination Agreement.
“Business Combination Agreement” means the Business Combination Agreement, dated as of February 13, 2024, by and among ARYA, Adagio Holdings, Adagio Medical, and the other parties thereto, as amended by the Consent and Amendment No. 1 to Business Combination Agreement, dated as of June 25, 2024, as it may be further amended and supplemented from time to time.
“Bylaws” means those certain amended and restated bylaws of the Company.
“Charter” means the certificate of incorporation of the Company, filed with the Secretary of State of the State of Delaware on December 19, 2023 and amended on July 29, 2024.
“Closing” means the closing of the Business Combination.
“Closing Date” means the date of the Closing.
“Code” means the Internal Revenue Code of 1986, as amended.
“Common Stock” means the common stock, par value $0.0001 per share, of the Company.
“Convert Investors” means the investors party to the Convertible Security Subscription Agreement.
“Convert Warrants” or “Warrants” means the warrants exercisable for shares of Common Stock, at a $24.00 exercise price or on a cashless basis, issued in connection with the Convertible Security Subscription Agreement.

“Convert Warrant Shares” means those shares of Common Stock issuable upon exercise of the Convert Warrants.
“Convertible Notes” means the 13% senior secured convertible notes issuable pursuant to the Convertible Security Subscription Agreement and the 2024 Bridge Financing Note Subscription Agreement.
“Convertible Note Shares” means shares of Common Stock that are issuable upon the conversion of the Convertible Notes, at a conversion price of $10.00 per share, subject to adjustment in accordance with the terms of the Convertible Security Subscription Agreement.
“Convertible Security Subscription Agreement” means the securities purchase agreement, dated February 13, 2024, by and among the Convert Investors and the Company, and any assignment thereunder.
“DGCL” means the Delaware General Corporation Law, as amended.
“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.
“GAAP” means U.S. generally accepted accounting principles.
“Investor Rights Agreement” means the Investor Rights Agreement, dated as of February 13, 2024, by and among the Company, ARYA, the Sponsor, Perceptive Life Sciences Master Fund Ltd. and the other parties thereto.
“Mergers” means the ARYA Merger and the Adagio Merger.
“Nasdaq” means the Nasdaq Stock Market LLC.
“PIPE Investors” means those certain investors subscribing for shares of Common Stock and PIPE Warrants pursuant to the Subscription Agreements.
“PIPE Shares” means shares of Common Stock purchased or otherwise acquired pursuant to the Subscription Agreements.
“PIPE Warrants” means the warrants to purchase Common Stock and issued pursuant to the Base Warrant Agreement.
“Pre-Funded Warrant Agreement” means an agreement by the Company to issue warrants to purchase shares of Common Stock, at an exercise price of $0.01 per share, entered into by certain of the PIPE Investors concurrently with the Closing.
“Pre-Funded Warrant” means a pre-funded warrant to purchase shares of Common Stock issued pursuant to the Pre-Funded Warrant Agreement.
“Preferred Stock” means the preferred stock, par value $0.0001 per share, of the Company.
“SEC” means the U.S. Securities and Exchange Commission.
“Share Trigger Price Vesting” means the vesting of the 1,147,500 shares of Common Stock, which will be issuable to the Sponsor and vest if the post-Closing share price of the Common Stock exceeds $24.00 per share.
“Sponsor” means ARYA Sciences Holdings IV, a Cayman Islands exempted company.
“Subscription Agreements” means the amended and restated subscription agreements, dated July 31, 2024, by and among the Company, ARYA and each of the PIPE Investors, as may be amended, supplemented or otherwise modified from time to time.
“2024 Bridge Financing Note” means the $7,000,000 convertible promissory note of Adagio Medical issued to a certain investor pursuant to the 2024 Bridge Financing Note Subscription Agreement and which converted into Convertible Notes and Convert Warrants pursuant to the terms of the 2024 Bridge Financing Note Subscription Agreement (subject to adjustment).
“2024 Bridge Financing Note Subscription Agreement” means the note purchase agreement, dated February 13, 2024, by and among the Company, Adagio Medical, and that certain investor party thereto.

PROSPECTUS SUMMARY
This summary highlights information contained elsewhere in this prospectus and does not contain all of the information that you should consider in making your investment decision. Before investing in our securities, you should carefully read this entire prospectus, including our consolidated financial statements and the related notes thereto and the information set forth in the sections titled “Risk Factors,” “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Adagio Medical.” Unless the context otherwise requires, we use the terms “Adagio Holdings,” “Company,” “we,” “us” and “our” in this prospectus to refer to Adagio Medical Holdings, Inc. and our wholly owned subsidiaries.
Overview
We are a medical device company developing and placing on the EU market innovative ablation technologies for the treatment of cardiac arrhythmias, including atrial fibrillation (“AF”), atrial flutter (“AFL”), and ventricular tachycardia (“VT”). Our unique technology portfolio consists of Ultra-Low Temperature Cryoablation (“ULTC”) by itself, and in combination with Pulsed Field Ablation (Pulsed Field Cryoablation or “PFCA”), both developed with the vision that ability to consistently create durable, contiguous, and transmural myocardial lesions is essential for improving the effectiveness and outcomes of cardiac ablations in both atria and ventricles, and a key to unlocking sizeable market opportunities within the fast-growing segment of advanced electrophysiology (“EP”) ablation catheters. In contrast to the common practice of reutilizing once-established catheter design and energy source for multiple anatomic and physiologic targets, we purpose-build our product portfolio to maximize effectiveness, enabled by the strength and flexibility provided by the foundational physical principles of our technology. We have established a robust cadence of the clinical trials designed to evaluate our technology and gain regulatory approvals across the entirety of our product portfolio, with the preliminary data suggestive of outcomes, such as the combination of safety, acute and chronic effectiveness, favorable to the current standard of care, i.e. ablations performed using radiofrequency (“RF”), cryoballoon (“CRYO”) and emerging pulsed field ablation (“PFA”) catheters and energy sources, as applicable based on the arrhythmia type. Although direct comparisons in head-to-head randomized trials have not been performed, such favorable outcomes in PsAF patients in the first-in-human CRYOSURE-2 trial include 85% freedom from AF in patients after a single ULTC procedure (versus 51% – 65% reported for other catheter technologies) and 98.5% of subjects in the device cryomapping cohort did not experience device-related complications. In VT patients in the first-in-human CRYOCURE-VT trial, such favorable outcomes include a 0% rate of major adverse events (versus 11.5% significant complications, including deaths, reported for VT ablation procedures using other catheter technologies), 94% acute procedural success, 60% freedom from sustained VT and 81% freedom from implantable cardioverter defibrillator shock at six months. Our iCLAS™ ULTC System and VT ULTC System (inclusive of vCLAS™ catheter) have obtained regulatory approvals in the EU for commercialization, and the approval for the PFCA System (inclusive of Cryopulse™ catheter) will be sought after completion of the PARALELL trial. In the U.S., both iCLAS and VT ULTC systems remain subject to receipt of regulatory approvals upon completion of the ongoing or planned pivotal clinical trials, while the pathway to regulatory approval of PFCA system remains under consideration. For more detailed information, see “Business — Our Product Portfolio.”
Corporate Information
On July 31, 2024, the Company, Adagio Medical, Adagio Merger Sub, ARYA and ARYA Merger Sub consummated the transactions contemplated under the Business Combination Agreement, following the approval at the annual meeting of the stockholders of ARYA held on July 26, 2024.
Our principal executive offices are located at 26051 Merit Circle, Suite 102, Laguna Hills, California, and our telephone number is (949) 348-1188. Our corporate website address is https://us.adagiomedical.com. Information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.
Emerging Growth Company Status
We are an emerging growth company (“EGC”), as defined in the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”). The JOBS Act permits companies with EGC status to take advantage of an extended transition period to comply with new or revised accounting standards, delaying the adoption of these accounting standards until they would apply to private companies. We have elected to use this extended transition period to enable us to comply with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date we (i) are no longer an emerging growth company or (ii) affirmatively and irrevocably opt out of the extended transition period provided in the JOBS Act. As a result, our financial statements may not be comparable to companies that comply with the new or revised accounting standards as of public company effective dates.
In addition, we intend to rely on the other exemptions and reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, if, as an EGC, we intend to rely on such exemptions, we are not required to, among other things: (i) provide an auditor’s attestation report on our system of internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act; (ii) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Wall Street Reform and Consumer Protection Act; (iii) comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (auditor discussion and analysis); and (iv) disclose certain executive compensation-related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive Officer’s compensation to median employee compensation.
We will remain an EGC under the JOBS Act until the earliest of (i) the last date of our fiscal year in which we have total annual gross revenue of at least $1.235 billion, (ii) the date on which we are deemed to be a “large accelerated filer” under the rules of the SEC with at least $700.0 million of outstanding securities held by non-affiliates, or (iii) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the previous three-years.
Controlled Company Exemption
Perceptive Life Sciences Master Fund, Ltd, a Cayman Islands exempted company (the “Perceptive PIPE Investor”), owns over 66% of our outstanding voting power for the election of directors. As a result, we are a “controlled company” within the meaning of applicable Nasdaq rules and, consequently, qualify for exemptions from certain corporate governance requirements. Our stockholders do not have the same protections afforded to stockholders of companies that are subject to such requirements. Please see the section entitled “Management — Controlled Company”.
Summary Risk Factors
Investments in our securities involve substantial risk. The following is a summary of select risks and uncertainties that could materially adversely affect us and our business, financial condition and results of operations. You should carefully consider all the information in this prospectus, including matters set forth under the section entitled “Risk Factors” for more details. The below summary is qualified in its entirety by that more complete discussion of such risks and uncertainties. These risks include the following, among others:
Risks Related to Our Business
•
Our growth prospects partially depend on our ability to accelerate the commercialization of our products and to capitalize on market opportunities.

•
We are dependent on the success of our launched products in the EU and pipeline portfolio, which is presently in the development stage and subject to on-going scientific and technical validation.

•
If we are unable to establish manufacturing capacity by ourselves or with third-party partners in a timely and cost-effective manner, commercialization of our products would be delayed, which would result in lost revenue and harm our business.

•
Our operating results may fluctuate significantly in the future, which makes our future operating results difficult to predict and could cause our operating results to fall below expectations or any guidance we may provide.

•
There is no assurance that we will be able to execute on our business model, including achieving market acceptance of our products.

•
Even if our products are commercialized and achieve broad scientific and market acceptance, if we fail to improve them or introduce compelling new products, our revenue and our prospects could be harmed.

•
We may need to raise additional capital to fund our development and commercialization plans.

•
We are dependent on limited third-party suppliers and manufacturers for some of the components and materials used in our products, and so long as we remain dependent on them, the loss of any of these suppliers and manufacturers, or any difficulties encountered by these suppliers and manufacturers in the production of our products, could harm our business.

•
If we are unable to recruit and retain key executives and scientists, we may be unable to achieve our goals.

Risks Related to Our Intellectual Property
•
If we are unable to obtain and maintain sufficient intellectual property protection for our products and technology, or if the scope of the intellectual property protection obtained is not sufficiently broad, competitors could develop and commercialize products similar or identical to our products, and our ability to successfully commercialize our products may be impaired.

•
We may not be able to protect our intellectual property rights throughout the world.

•
If we are unable to protect the confidentiality of our trade secrets, the value of our technology could be materially adversely affected and our business could be harmed.

•
We may be subject to claims that our employees, consultants, independent contractors or any third parties that have access to our confidential information or trade secrets have wrongfully used or disclosed confidential information of third parties or that our employees have wrongfully used or disclosed trade secrets of their former employers.

Risks Related to Regulatory and Legal Compliance Matters
•
We expect to incur substantial expenses in our pursuit of regulatory clearances and approvals for our products in the United States and can provide no assurances that we will obtain the necessary approvals from the FDA to market our products in the United States.

•
We may be subject to enforcement action if we engage in marketing of our products pursuant to improper regulatory classifications in the EU, including suspension or withdrawal of our certificates of conformity, mandatory product recalls and significant legal liability, fines, penalties, and injunctions, which could materially and adversely affect our business, financial condition and results of operations.

Risks Related to Litigation and Regulation
•
We are subject to extensive laws and regulations of the United States and foreign regulatory agencies that could impose substantial costs, legal prohibitions and restrictions, or unfavorable changes upon our operations, and any failure to comply with these laws and regulations, including as they evolve, could delay or entirely prevent the commercialization of our products or result in litigation and substantially harm our business and results of operations.

•
Our lack of a trade compliance program leaves certain regulatory trade risk inherent in international business unmitigated. If we fail to comply with applicable international trade and sanctions regulations, we may become subject to regulatory investigations, penalties, and fines. A trade compliance program including a screening process for customers, independent contractors, and other third parties would help avoid violations, and if a violation occurred, having a trade compliance program is often a mitigating factor in determining penalties.

Risks Related to Financing Transactions
•
We are subject to financing risks. There are no guarantees that we can meet our financing needs for our operations and future investments at a reasonable cost or at all.

•
We are subject to financing risks. There are no guarantees that we can meet our financing needs for our operations and future investments at a reasonable cost or at all.

•
We are subject to risks relating to increased interest rates and any adverse developments in the credit markets.

Risks Related to Ownership of Our Securities
•
The shares of Common Stock being offered in this prospectus represent a substantial percentage of our outstanding Common Stock, and the sales of such shares, or the perception that these sales could occur, could cause the market price of our Common Stock to decline significantly.

•
The future exercise of registration rights may adversely affect the market price of our Common Stock.

•
The Perceptive PIPE Investor has control over key decision making as a result of its control of a majority of the voting power of our outstanding Common Stock.

•
Our stock price may be volatile and may decline regardless of its operating performance.

•
We may be unable to maintain the listing of our securities on Nasdaq in the future.

•
Future sales of shares by existing stockholders could cause our stock price to decline.

•
We may issue additional shares of common stock or other equity securities without your approval, which would dilute your ownership interests and may depress the market price of our common stock.

THE OFFERING
Shares of Common Stock offered by the selling stockholders
Up to 8,505,387 shares of Common Stock consisting of (i) up to 7,905,387 Convertible Note Shares (excluding the shares of Common Stock underlying the Warrants) issuable upon the conversion of those certain 13% senior secured convertible notes issuable pursuant to the Convertible Security Subscription Agreement and 2024 Bridge Financing Note Subscription Agreement, at a conversion price of $10.00 per share, subject to adjustment, and (ii) up to 600,000 Warrant Shares underlying the Warrants to purchase shares of Common Stock, exercisable at a $24.00 exercise price or on a cashless basis, issued in connection with the Convertible Security Subscription Agreement.
Shares of Common Stock outstanding prior to the exercise of all Warrants and Convertible Notes
13,387,636 (as of September 12, 2024)
Shares of Common Stock outstanding assuming exercise of all of the Warrants and conversion of all Convertible
Notes
21,893,023 (based on the total shares of Common Stock outstanding as of September 12, 2024)
Exercise price of the Warrants
$24.00 per share.
Conversion price of the Convertible
Notes
$10.00 per share, subject to adjustment in accordance with the Convertible Security Subscription Agreement.
Use of proceeds
We will not receive any proceeds from the sale of shares of Common Stock by the selling stockholders. We will receive up to an aggregate of approximately $14.4 million from the exercise of the Warrants, assuming exercise in full of all the Warrants for cash. We expect to use the net proceeds from the exercise of the Warrants for general corporate purposes. We believe the likelihood that the holders of the Warrants will exercise or convert their securities, and therefore the amount of cash proceeds that we would receive is dependent upon the trading price of Common Stock. If the trading price for Common Stock is less than the exercise price for the Warrants, meaning the Warrants are “out of the money”, we believe the holders of Warrants will be unlikely to exercise these Warrants on a cash basis. To the extent that any Warrants are exercised on a cashless basis, we would not receive any cash from such exercise and the total amount of cash we would receive from the exercise of the Warrants will decrease. See “Use of Proceeds.”
Given the substantial number of shares of Common Stock being registered for potential resale by the selling stockholders pursuant to this prospectus, the sale of shares of the selling stockholders of a large number of shares, or the perception in the market that the selling stockholders intend to sell a large number of shares, could increase the volatility of the market price of Common Stock or result in a significant decline in the market price of Common

Stock. Even if the market price of Common Stock is below the exercise prices or the offering price in the ARYA initial public offering, the some of the selling stockholders may still have an incentive to sell our shares because they purchased the shares at a significantly lower price than the purchase price paid by our public investors or the current market price of Common Stock. While these selling stockholders may, on average, experience a positive rate of return on their investment in Common Stock as a result, the public stockholders may not experience a similar rate of return on the securities they purchased due to differences in their purchase prices and the trading price. For more information, see “Risk Factors — Risks Related to Ownership of Our Securities — The shares of Common Stock being offered in this prospectus represent a substantial percentage of our outstanding Common Stock, and the sales of such shares, or the perception that these sales could occur, could cause the market price of our Common Stock to decline significantly” and the section entitled “Selling Stockholders”. The sales of the securities by the selling stockholders, or the possibility that these sales may occur, also might make it more difficult for us to sell equity securities in the future and at a price that we deem appropriate.
Terms of the offering
The selling stockholders will determine when and how they will dispose of the shares of Common Stock registered for resale under this prospectus.
Restrictions on transfer
Certain of our securityholders are subject to certain restrictions on transfer until the termination of applicable lock-up periods. See the section titled “Certain Relationships and Related Party Transactions — Investor Rights Agreement.”
Use of proceeds
We will not receive any of the proceeds from the sale of the shares of Common Stock by the selling stockholders, except with respect to amounts received by us due to the exercise of any warrants for cash.
Risk factors
Before investing in our securities, you should carefully read and consider the information set forth in “Risk Factors” beginning on page 10.
Nasdaq ticker symbol
Our Common Stock is currently traded on Nasdaq under the symbol “ADGM.”
The number of shares of Common Stock outstanding is based on 13,387,636 shares of Common Stock outstanding as of September 12, 2024 and excludes the following, in each case as of September 12, 2024, except as otherwise noted:
•
3,231,327 shares of Common Stock issuable upon conversion of the Convertible Notes, assuming a conversion price of $10.00 per share and assuming the conversion of $20 million aggregate principal amount of Convertible Notes plus interest accrued through April 30, 2028 (i.e., the maturity date of the Convertible Notes);

•
9,028,727 shares of Common Stock issuable upon exercise of outstanding warrants at exercise prices ranging from $10.00 to $24.00;

•
670,000 shares of Common Stock issuable upon exercise of pre-funded warrants to purchase Common Stock at an exercise price of $0.01 per share;

•
1,147,500 shares of Common Stock issuable to the Sponsor that are subject to Share Trigger Price Vesting;

•
7,587 shares of Common Stock issuable upon the exercise of outstanding options under Adagio Medical’s equity plans that were assumed in the Business Combination; and

•
4,472,592 shares of Common Stock reserved for future issuance under the 2024 Equity Incentive Plan, 3,354,444 shares of Common Stock reserved for future issuance under the 2024 Key Employee Equity Incentive Plan, and 441,293 shares of Common Stock reserved for future issuance under the 2024 Employee Stock Purchase Plan.

For additional information concerning the offering, see “Plan of Distribution” beginning on page 185.

RISK FACTORS
Investing in our securities involves a high degree of risk. You should carefully consider the risks and uncertainties described below together with all of the other information contained in this prospectus, including the risks and uncertainties discussed above under “Special Note Regarding Forward-Looking Statements,” our financial statements and related notes appearing at the end of this prospectus and in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Adagio Medical,” before deciding to invest in our securities. If any of the events or developments described below were to occur, our business, prospects, operating results and financial condition could suffer materially, the trading price of our common stock could decline, and you could lose all or part of your investment. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may also adversely affect our business.
Throughout this section, unless otherwise indicated or the context otherwise requires, references to “Adagio Holdings,” “we,” “us,” “our” and other similar terms refer to the Company and its subsidiaries, prior to and/or after giving effect to the Business Combination, as the context may require.
Risks Related to Our Business
We are a medical device company that has incurred net losses in every period to date and expect to continue to incur significant losses as we develop our business.
We are a medical device company that has incurred net losses in each quarterly and annual period since inception and that has not yet generated any meaningful revenue. We expect to incur increasing costs as we continue to devote substantially all of our resources towards the development and anticipated further commercialization of our products, including iCLAS, vCLAS and Cryopulse. We cannot be certain if we will ever generate meaningful revenue or if or when we will produce sufficient revenue from operations to support our costs. Even if profitability is achieved, we may not be able to sustain profitability. Adagio Medical incurred net losses of $38.1 million and $23.7 million in 2023 and 2022, respectively. As of December 31, 2023, Adagio Medical had an accumulated deficit of $135.2 million. We expect to incur substantial losses and negative cash flows for the foreseeable future. In addition, as a public company, we incur significant legal, accounting, and other expenses that we did not incur as a private company. These increased expenses make it harder for us to achieve and sustain future profitability. We may incur significant losses in the future for a number of reasons, many of which are beyond our control, including the other risks described in this prospectus.
Our growth prospects partially depend on our ability to accelerate the commercialization of our products and to capitalize on market opportunities.
Our iCLAS™ ULTC System and VT ULTC System (inclusive of vCLAS™ catheter) have obtained regulatory approvals only in the EU for commercialization. Our iCLAS ULTC Cryoablation System and pipeline products completed the IDE study enrollment, and twelve-month follow-up and clinical data collection is in progress. The System is undergoing pre-market approval application modular review (“PMA Modular Review”) in the United States; two of three modules have been accepted for review by FDA and the remaining module is planned for submission in Q4 2024. For the six months ended June 30, 2024, Adagio Medical incurred net losses of $14.5 million. As of June, 30, 2024, Adagio Medical had an accumulated deficit of $149.7 million. Our ability to generate revenue and achieve profitability depends upon our ability to successfully develop, obtain regulatory clearance, approval or certification for and successfully commercialize our products. Our ability to generate future revenue from our products also depends on a number of additional factors, including our ability to:
•
successfully complete clinical development of our products, including necessary clinical studies;

•
achieve acceptance of our clinical trial data by the Food and Drug Administration (the “FDA”) or foreign regulatory authorities;

•
successfully develop, optimize and scale up the manufacturing processes for our products;

•
establish and maintain supply and manufacturing relationships with third parties that ensure adequate and legally-compliant production of our products;

•
complete and submit necessary applications for regulatory clearances, approvals or certifications for our products in the United States and elsewhere;

•
comply with requirements enforced by the FDA, and other comparable regulatory authorities with respect to our marketing of products;

•
obtain necessary FDA or foreign regulatory clearances, approvals, or certifications, for our products or for future product modifications or proposed expansions in indication for any of our products that receive regulatory approval or certification;

•
establish effective sales and marketing capabilities;

•
achieve patient, physician, and market acceptance for our products;

•
establish, maintain and protect our intellectual property rights; and

•
attract, hire and retain qualified personnel.

In addition, because of the numerous risks and uncertainties associated with completing clinical studies and obtaining necessary clearances, approvals or certifications, we are unable to predict the timing or amount of our expenses, or if or when we will achieve or maintain revenues or profitability. In addition, our expenses could increase beyond expectations if we decide to or are required by the FDA or foreign regulatory authorities to perform studies or trials for our products in addition to those that we currently anticipate. If we complete the development and regulatory processes of our products, we anticipate incurring significant costs associated with launching and commercializing our products. Even if we generate revenues from the sale of our products, we may not be profitable and may need to obtain additional funding to continue operations. If we fail to achieve profitability or do not sustain profitability on a continuing basis, then we may be unable to continue our operations at planned levels and be forced to reduce our operations.
We are dependent on the success of our launched products in the EU and pipeline portfolio, which is presently in the development stage and subject to on-going scientific and technical validation.
Our future success is largely dependent on our ability to successfully develop and commercialize our pipeline products, which are based on innovative yet complex technologies and remain in various stages of development (except for the iCLAS™ ULTC System and VT ULTC System (inclusive of vCLAS™ catheter) authorized for commercialization in the European Union). We are investing substantially all of our management efforts and financial resources in the development and commercialization of such products. For planning purposes, we estimate the timing of the accomplishment of various scientific, clinical, regulatory and other product development and commercialization goals, which we sometimes refer to as milestones. These milestones include the commencement or completion of scientific studies and clinical studies and the submission of regulatory applications. We base these milestones on a variety of assumptions, which are subject to numerous risks and uncertainties. There is a risk we will not achieve these milestones on a timely basis or at all. Even if we achieve these milestones, the actual timing of the achievement of these milestones can vary dramatically compared to our estimates, often for reasons beyond our control, depending on numerous factors, including:
•
the rate of progress and costs and results of our clinical studies and research and development activities;

•
the ability of our products to meet the standards for regulatory clearance, approval or certification;

•
the receipt of approvals, clearances or certifications from the FDA and other comparable foreign regulatory agencies;

•
our ability to compete against more established or better funded competitors;

•
our ability and/or the ability of third parties to manufacture our products, including our ability to source critical components or materials for the manufacture of our products; and

•
other actions by regulators, including actions related to a class of products.

If we do not meet these milestones for our products or if we are delayed in achieving these milestones, the development and commercialization of new products, modifications to existing products or sales of existing products for new indications may be prevented or delayed, which could damage our reputation or materially adversely affect our business. Even if we achieve a milestone for a product, market acceptance for the product is not assured.
Even if we are able to launch our pipeline portfolio successfully, we may experience material delays in our commercialization program relative to our current expectations.
Even if we are able to complete development of our pipeline portfolio and obtain regulatory clearance or approval, commercial market acceptance of our products in the healthcare community, including among physicians, patients and third-party payors, will depend on many factors, including:
•
our ability to provide incremental clinical and economic data demonstrating the safety, clinical effectiveness and cost-effectiveness of, and patient benefit from, our products, and any perceived inadequacy of evidence supporting clinical benefits or cost-effectiveness over existing alternatives;

•
the availability of alternative treatments;

•
whether our products are included on insurance company coverage plans;

•
the willingness and ability of patients and the healthcare community to adopt new technologies;

•
customer demand;

•
liability risks generally associated with the use of new products;

•
the training required to use a new product;

•
the convenience and ease of use of our products relative to other treatment methods;

•
the pricing and reimbursement of our products relative to other treatment methods; and

•
the marketing and distribution support for our products.

We cannot assure you that we will be successful in addressing any of these criteria or any additional criteria that might affect the market acceptance of our products. If our products achieve market acceptance, they may not maintain that market acceptance over time if competing products or technologies are introduced that are received more favorably or are more cost-effective. Failure to achieve or maintain market acceptance would limit our ability to generate revenue and would have a material adverse effect on our business, financial condition, results of operations and prospects.
The life sciences technology market is highly competitive. Competitors include new entrants and established companies, many of which have significantly greater resources than us. If we fail to compete effectively, our business and results of operation will suffer.
The medical device industry is intensely competitive, subject to rapid change and significantly affected by new product introductions and other market activities of industry participants. We compete with manufacturers and distributors of cardiovascular medical devices. Our most significant competitors in the electrophysiology field include Medtronic, Boston Scientific, Abbott and Johnson & Johnson. Many of our competitors are large, well-capitalized companies with significantly greater market share and resources. Therefore, they can spend more on product development, marketing, sales and other product initiatives. We also compete with smaller medical device companies that have a single product or a limited range of products. Some of our competitors have:
•
significantly greater name recognition;

•
broader or deeper relations with healthcare professionals, customers and third-party payors;

•
larger sales forces and more established distribution networks;

•
additional lines of products and the ability to offer rebates or bundle products to offer greater discounts or other incentives to gain a competitive advantage;

•
greater experience in conducting research and development, manufacturing, clinical trials, marketing and obtaining regulatory clearance or approval for products;

•
greater financial and human resources for product development, sales and marketing and patent prosecution;

•
substantial intellectual property portfolios; and

•
better established, larger scale and lower cost manufacturing capabilities.

We compete primarily on the basis that our products are designed to enable more physicians to treat more patients more efficiently and effectively. Our continued success depends on our ability to:
•
continue to develop innovative, proprietary products that address significant clinical needs in a manner that is safe and effective for patients and easy-to-use for physicians;

•
obtain and maintain regulatory clearances or approvals;

•
demonstrate safety and effectiveness in our sponsored and third-party clinical trials;

•
expand our sales force across key markets to increase physician awareness;

•
obtain and maintain coverage and adequate reimbursement for procedures using our products;

•
attract and retain skilled research, development, sales and clinical personnel;

•
cost-effectively manufacture, market and sell our products; and

•
obtain, maintain, enforce and defend our intellectual property rights and operate our business without infringing, misappropriating or otherwise violating the intellectual property rights of others.

Even if we are successful in developing our products, any one of our competitors could reduce or eliminate our commercial opportunities if they develop or market products that:
•
are more effective;

•
have fewer or less severe adverse side effects;

•
are easier to use; or

•
are less expensive than our products.

We cannot provide assurance that we will be successful in developing new products or commercializing them in ways that achieve market acceptance. If we develop new products, sales of those products may reduce revenue generated from our existing products or may not compete effectively with competitor products. Moreover, any significant delays in our product launches may significantly impede our ability to enter or compete in a given market and may reduce the sales that we are able to generate from these products. We may experience delays in any phase of a product development, including during research and development, clinical trials, regulatory review, manufacturing and marketing. Delays in product introductions could have a material adverse effect on our business, financial condition and results of operations.
If we are unable to establish manufacturing capacity by ourselves or with third-party partners in a timely and cost-effective manner, commercialization of our products would be delayed, which would result in lost revenue and harm our business.
We may encounter production delays or shortfalls because of our limited experience in manufacturing our products in commercial quantities. Such production delays or shortfalls may be caused by many factors, including the following:
•
our intent to expand our manufacturing capacity, as a result of which our production processes may have to change;

•
key components of our products are provided by a single supplier or limited number of suppliers, and we do not maintain large inventory levels of these components; if we experience a shortage or quality issues in any of these components, we would need to identify and qualify new supply sources, which could increase our expenses and result in manufacturing delays;

•
a delay in completing validation and verification testing for new controlled environment rooms at our manufacturing facility;

•
state and federal regulations, including the FDA’s Quality System Regulation (“QSR”), for the manufacture of our products, noncompliance with which could cause an interruption in our manufacturing; and

•
attraction and retention of qualified employees for our operations in order to significantly increase our manufacturing output.

If we are unable to keep up with demand for our products, our growth could be impaired, and market acceptance for our products could be harmed and physicians may instead elect to use our competitors’ products. Our inability to successfully manufacture our products in sufficient quantities could materially harm our business.
In addition, our manufacturing facility and processes and those of our third-party suppliers are subject to announced or unannounced FDA and state regulatory inspections or audits for compliance with the QSR, state equivalent requirements, and international manufacturing standards. Developing and maintaining a compliant quality system is time consuming and expensive. Failure to maintain compliance with, or not fully complying with the requirements of the FDA, state, or foreign regulators, could result in enforcement actions against us or our third-party suppliers, which could include the issuance of warning letters, seizures, prohibitions on product sales, recalls and civil and criminal penalties, any one of which could significantly impact our manufacturing supply and impair our financial results.
The commercialization of our products will require us to establish relationships and successfully collaborate with leading life science companies and research institutions.
To remain competitive, we must launch new products and technologies. To accomplish this, we will need to work with leading life science companies, research institutions and other third-party collaborators and service providers in the design, development and commercialization of our products and product candidates. Establishing collaborations is difficult, time consuming and may require our significant financial investment, including substantial upfront payments in such collaborations, which may negatively impact our reported earnings. In addition, potential collaborators may elect not to work with us based on their assessment of our financial, regulatory, or intellectual property position. Further, once news of discussions regarding possible collaborations are known in the general public, regardless of whether the news is accurate, failure to announce a collaboration agreement, or the entity’s announcement of a collaboration with an entity other than us, could result in adverse speculation about us, our products or our technology, resulting in harm to our reputation and our business. In addition, even if we establish new collaborations, they may not result in the successful development or commercialization of our products or technology. Relatedly, collaborating with such parties for multiple aspects of our drug development and commercialization activities might lead to less control over many aspects of those activities. Third parties may not complete activities on schedule or in accordance with our expectations. Failure by one or more of these third parties to meet their contractual, regulatory or other obligations to us, or any disruption in the relationships between us and these third parties, could delay or prevent the development, approval or commercialization of our products and product candidates, and could also result in non-compliance or reputational harm, all with potential negative implications for our product pipeline and business.
If we are unable to establish an effective network for commercialization, including effective distribution channels and sales and marketing functions, it may adversely affect our business, financial condition, results of operations, and prospects.
Our limited commercialization experience and no approved or cleared products in the United States make it difficult to evaluate our current business and assess our prospects. We also currently have limited sales and marketing experience. If we are unable to establish effective sales and marketing capabilities or if we are unable to commercialize any of our products, we may not be able to effectively generate product revenue, sustain revenue growth and compete effectively. In order to generate future growth, we plan to continue to expand and leverage our sales and marketing infrastructure to increase our customer base and grow our business. Identifying and recruiting qualified sales and marketing personnel and training them on our products, applicable federal and state laws and regulations, and on our internal policies and procedures requires significant time, expense and attention. It often takes several months or more before a sales representative is fully trained and productive. Our business may be harmed if our efforts to expand and train our sales force do not generate a corresponding increase in revenue, and our higher fixed costs may slow our ability to reduce costs in the face of a sudden decline in demand for our products. Any failure to hire, develop and retain talented sales and marketing personnel, to achieve desired productivity levels in a reasonable timeframe or timely leverage our fixed costs could have a material adverse effect on our business, financial condition and results of operations. Moreover, the members of our direct sales force are at-will employees. The loss of these personnel to competitors or otherwise could materially harm our business. If we are unable to retain our direct sales force personnel or replace them with individuals of equivalent technical expertise and qualifications, or if we are unable to successfully instill technical expertise in replacement personnel, our revenue and results of operations could be materially harmed.
Our ability to increase our customer base and achieve broader market acceptance of our products will also depend to a significant extent on our ability to expand our marketing efforts as we plan to dedicate significant resources to our marketing programs. Our business may be harmed if our marketing efforts and expenditures do not generate a corresponding increase in revenue. In addition, we believe that developing and maintaining broad awareness of our brand in a cost-effective manner is critical to achieving broad acceptance of our products and penetrating new customer accounts. Brand promotion activities may not generate patient or physician awareness or increased revenue, and even if they do, any increase in revenue may not offset the costs and expenses we incur in building our brand. If we fail to successfully promote, maintain and protect our brand, or if we incur substantial expenses in an unsuccessful attempt to promote and maintain our brand, we may fail to attract or retain the physician acceptance necessary to realize a sufficient return on our brand building efforts, or to achieve the level of brand awareness that is critical for broad adoption of our products, which would have an adverse effect on our business, financial condition and results of operations.
These factors also make it difficult for us to forecast our financial performance and growth, and such forecasts are subject to a number of uncertainties, including our ability to successfully develop additional products that add functionality, reduce the cost of products sold, broaden our commercial portfolio offerings and obtain FDA 510(k) clearance or PMA approval for, and successfully commercialize, market and sell, our planned or future products in the United States or in international markets. If our assumptions regarding the risks and uncertainties we face, which we use to plan our business, are incorrect or change due to circumstances in our business or our markets, or if we do not address these risks successfully, our operating and financial results could differ materially from our expectations and our business could suffer.
Our operating results may fluctuate significantly in the future, which makes our future operating results difficult to predict and could cause our operating results to fall below expectations or any guidance we may provide.
Our quarterly and annual results of operations, including our revenue, profitability and cash flow, may vary significantly in the future, and period-to-period comparisons of our operating results may not be meaningful. Accordingly, the results of any one quarter or other period should not be relied upon as an indication of future performance. Our quarterly and annual financial results may fluctuate as a result of a variety of factors, many of which are outside our control and, as a result, may not fully reflect the underlying performance of our business. Factors that may cause fluctuations in our quarterly and annual results include, without limitation:
•
the level of demand for our products, which may vary significantly from period to period;

•
expenditures that we may incur to acquire, develop or commercialize additional products and technologies;

•
the timing and cost of clinical trials, including obtaining regulatory approvals or clearances for planned or future products;

•
the rate at which we grow our sales force and the speed at which newly hired salespeople become effective, and the cost and level of investment therein;

•
the degree of competition in our industry and any change in the competitive landscape of our industry, including consolidation among our competitors or future partners;

•
coverage and reimbursement policies with respect to the procedures using our products and potential future products that compete with our products;

•
the timing and success or failure of clinical trials for our current or planned products or any future products we develop or competing products;

•
the timing and cost of, and level of investment in, research, development, regulatory approval and commercialization activities relating to our products, which may change from time to time;

•
the cost of manufacturing our products, which may vary depending on the quantity of production and the terms of our agreements with third-party suppliers and manufacturers;

•
natural disasters, outbreaks of disease or public health crises, such as the COVID-19 pandemic;

•
the timing and nature of any future acquisitions or strategic partnerships; and

•
future accounting pronouncements or changes in our accounting policies.

Because our quarterly and annual results may fluctuate, period-to-period comparisons may not be the best indication of the underlying results of our business and should only be relied upon as one factor in determining how our business is performing.
In addition, this variability and unpredictability could result in us failing to meet the expectations of industry or financial analysts or investors for any period. If our revenue or operating results fall below the expectations of analysts or investors or below any forecasts we may provide to the market, it may result in a decrease in the share price of the Common Stock.
There is no assurance that we will be able to execute on our business model, including achieving market acceptance of our products.
Our ability to execute our business model is dependent on a number of factors, including:
•
the ability of our senior management team to execute our business model;

•
the ability to begin or maintain our pace of product development, manufacturing and commercialization;

•
the ability to meet the changing needs of the catheter market;

•
the ability to achieve market acceptance of our product; and

•
the ability of our employees to perform at a high level.

If we are unable to execute our business model, or if our business model does not drive the growth that we anticipate, or if our market opportunity is not as large as we have estimated, it could adversely affect our business and our prospects.
Our success will depend, in part, on the acceptance of our products as safe, effective and, with respect to providers, cost-effective. We cannot predict how quickly, if at all, hospitals, physicians, patients or payors will accept our products or, if accepted, how frequently they will be used. Our products and planned or future products we may develop or market may never gain broad market acceptance for some or all of our targeted indications. Hospitals, physicians, patients and payors must believe that our products offer benefits over alternative treatment methods. Our future growth and profitability largely depend on our ability to increase physician awareness of our system and our products and on the willingness of hospitals, physicians, patients or payors to adopt them. These parties may not adopt our products unless they are able to determine, based on experience, clinical data, medical society recommendations and other analyses, that our products are safe, effective and, with respect to providers, cost-effective, on a stand-alone basis and relative to competitors’ products. Healthcare providers must believe that our products offer benefits over alternative treatment methods. Even if we are able to raise awareness, physicians tend to be slow in changing their medical treatment practices and may be hesitant to select our products for recommendation to their hospitals or patients for a variety of reasons, including:
•
long-standing relationships with competing companies and distributors that sell other products;

•
competitive response and negative selling efforts from providers of alternative products;

•
lack of experience with our products and concerns that we are relatively new to the market;

•
lack or perceived lack of sufficient clinical evidence, including long-term data, supporting safety or clinical benefits; and

•
time commitment and skill development that may be required to gain familiarity and proficiency with our products.

Physicians play a significant role in determining the course of a patient’s treatment, and, as a result, the type of treatment that will be utilized and provided to a patient. We focus our sales, marketing and education efforts primarily on cardiac electrophysiologists, and aim to educate referring physicians regarding the patient population that would benefit from our products. However, we cannot assure you that we will achieve broad market acceptance among these practitioners.
For example, if electrophysiologists are not made aware of our products, they may not recommend ablation for their patients or the use of our product in their hospitals. In addition, some physicians may choose to utilize our products on only a subset of their total patient population or may not adopt our products at all. If we are not able to effectively demonstrate that the use of our products is beneficial in a broad range of patients, adoption of our products will be limited and may not occur as rapidly as we anticipate or at all, which would have a material adverse effect on our business, financial condition and results of operations. We cannot assure you that our products will achieve broad market acceptance among hospitals and physicians. Additionally, even if our products achieve market acceptance, they may not maintain that market acceptance over time if competing products, procedures or technologies are considered safer or more cost-effective or otherwise superior. Any failure of our products to generate sufficient demand or to achieve meaningful market acceptance and penetration will harm our future prospects and have a material adverse effect on our business, financial condition and results of operations.
Our reputation among our current or potential customers, as well as among electrophysiologists, could also be negatively affected by safety or customer satisfaction issues involving us or our products, including product recalls. Future product recalls or other safety or customer satisfaction issues relating to our reputation could negatively affect our ability to establish or maintain broad adoption of our products, which could harm our future prospects and have a material adverse effect on our business, financial condition and results of operations.
In the United States, before a hospital can purchase our product for the first time, our system must be approved for use by a hospital’s new product or value analysis committee, or the staff of a hospital or health system. Such approvals could deter or delay the use of our products by physicians. We cannot provide assurance that our efforts to obtain such approvals or generate adoption will be successful or increase the use of our products, and if we are not successful, it could have a material adverse effect on our business, financial condition and results of operations.
The success of our products depends upon appropriate physician training, practice and patient selection.
The success of our products depends in part on the skill of the physician performing the catheter-based procedures and on their adherence to our stated patient selection criteria and proper techniques that we provide in training sessions. For example, we train physicians to ensure correct use of our products; however, physicians rely on their previous medical training and experience when performing catheter-based procedures, and we cannot guarantee that all such physicians will have the necessary skills or experience to safely and effectively perform these procedures. We do not control which physicians perform these procedures or how much training they receive, and physicians who have not completed our training sessions may nonetheless attempt to perform catheter-based procedures with our products. In addition, a perception by physicians that our products are difficult to use may negatively impact adoption. If physicians perform these procedures in a manner that is inconsistent with our labeled indications, with components that are not our products, with patients who are not indicated for treatment with our products or without adhering to or completing our training sessions, the patient outcomes may be negative or inconsistent with the outcomes achieved in clinical trials. This could negatively impact the perception of patient benefits and safety associated with our products and limit adoption of our products and catheter-based thrombectomy procedures generally, which could have a material adverse effect on our business, financial condition and results of operations.
Even if our products are commercialized and achieve broad scientific and market acceptance, if we fail to improve them or introduce compelling new products, our revenue and our prospects could be harmed.
The life sciences industry is characterized by rapid and significant technological changes, frequent new product introductions and enhancements and evolving industry standards. Even if we are able to achieve broad scientific and market acceptance of our ablation technologies, our ability to attract new customers and increase revenue from existing customers will depend in large part on our ability to enhance and improve our technologies and to introduce compelling new products.
The success of any enhancement to our ablation technologies or introduction of new products depends on several factors, including:
•
timely completion and delivery;

•
competitive pricing;

•
adequate quality testing;

•
integration with existing technologies;

•
freedom from intellectual property encumbrance;

•
appropriately timed and staged introduction; and

•
overall market acceptance.

Any new product or enhancement to the ablation technologies that we develop may not be introduced in a timely or cost-effective manner, may contain defects, errors, vulnerabilities or bugs, or may not achieve the market acceptance necessary to generate significant revenue.
The typical development cycle of new life sciences products can be lengthy and complicated, and may require new scientific discoveries or advancements, considerable resources and complex technology and engineering. Such developments may involve external suppliers and service providers, making the management of development projects complex and subject to risks and uncertainties regarding timing, timely delivery of required components or services and satisfactory technical performance of such components or assembled products. If we do not achieve the required technical specifications or successfully manage new product development processes, or if development work is not performed according to schedule, then such new technologies or products may be adversely impacted. If we are unable to successfully develop new products, enhance our ablation technologies to meet customer requirements, compete with alternative products, or otherwise gain and maintain market acceptance, our business, financial condition and results of operations could be harmed.
We may need to raise additional capital to fund our development and commercialization plans.
Based on our current plans over the 17 months following the Closing, we believe that the net proceeds from the Business Combination and PIPE Financing, together with our available resources and existing cash and cash equivalents, will be sufficient to meet our anticipated cash requirements for at least approximately 17 months from the date of the Business Combination. If our available cash resources, the net proceeds from the Business Combination and PIPE Financing are insufficient to satisfy our liquidity requirements including because the realization of other risks described in this prospectus, we may be required to raise additional capital prior to such time through issuances of equity or convertible debt securities, enter into a credit facility or another form of third-party funding or seek other debt financing.
We may consider raising additional capital in the future to expand our business, to pursue strategic investments, to take advantage of financing or acquisition opportunities or for other reasons, including:
•
funding development and marketing efforts of our ablation technology or any other future products;

•
increasing our sales and marketing and other commercialization efforts to drive market adoption of our ablation technology;

•
expanding our technologies into additional markets;

•
preparing, filing, prosecuting, defending and enforcing any patent claims and other intellectual property rights;

•
acquiring, licensing or defending against third party intellectual property rights;

•
acquiring or investing in complementary technologies, businesses or assets; and

•
financing capital expenditures and general and administrative expenses.

Our present and future funding requirements will depend on many factors, including:
•
delays in execution of our development plans;

•
the scope and timing of our investment in our sales, marketing, and distribution capabilities;

•
changes we may make to our business that affect ongoing operating expenses;

•
the costs of filing, prosecuting, defending and enforcing any patent claims and other intellectual property rights;

•
changes we may make in our business or commercialization strategy;

•
changes we may make in our research and development spending plans;

•
our need to implement additional infrastructure and internal systems;

•
the impact of the COVID-19 pandemic; and

•
other items affecting our forecasted level of expenditures and use of cash resources including potential acquisitions.

The various ways we could raise additional capital carry potential risks. If we raise funds by issuing equity securities, dilution to our stockholders could result. If we raise funds by issuing debt securities, those debt securities could have rights, preferences and privileges senior to those of holders of Common Stock. The terms of debt securities issued or borrowings pursuant to a credit agreement could impose significant restrictions on our operations. If we raise funds through collaborations or licensing arrangements, we might be required to relinquish significant rights to our technologies or products or grant licenses on terms that are not favorable to us.
If we are unable to obtain adequate financing or financing on terms satisfactory to us, if we require it, our ability to continue to pursue our business objectives and to respond to business opportunities, challenges, or unforeseen circumstances could be significantly limited, and could have a material adverse effect on our business, financial condition, results of operations and prospects.
The size of the markets for our products may be smaller than estimated, limiting our ability to successfully sell our products.
Our estimates of the total addressable markets for our current products and products under development are based on a number of internal and third-party estimates, including, without limitation, the number of patients with cardiac arrhythmias and the assumed prices at which we can sell our products in markets that have not been established or that we have not yet entered. While we believe our assumptions and the data underlying our estimates are reasonable, these assumptions and estimates may not be correct and the conditions supporting our assumptions or estimates may change at any time, thereby reducing the predictive accuracy of these estimates. As a result, our estimates of the total addressable market for our current or future products may prove to be incorrect. If the actual number of patients who would benefit from our products, the price at which we can sell products, or the total addressable market for our products is smaller than we have estimated, it may impair our sales growth and have an adverse impact on our business.

We are dependent on limited third-party suppliers and manufacturers for some of the components and materials used in our products, and so long as we remain dependent on them, the loss of any of these suppliers and manufacturers, or any difficulties encountered by these suppliers and manufacturers in the production of our products, could harm our business.
We rely on third-party suppliers to provide us with certain components of our products, some of which are single-source suppliers. In some cases, we do not have long-term supply agreements with, or guaranteed commitments from, our suppliers, including single-source suppliers. We depend on our suppliers to provide us and our customers with components and materials in a timely manner that meet our and their quality, quantity and cost requirements. These suppliers may encounter problems during manufacturing for a variety of reasons, any of which could delay or impede their ability to meet our demand. Our suppliers may also fail to comply with applicable federal, state or foreign laws or regulations, cease producing the components and materials required for our products or otherwise decide to cease doing business with us. If the suppliers, including the single-source suppliers, that we use are unable or unwilling to manufacture the components or materials in our required volumes, or at specified times, we may have to identify and qualify acceptable additional or alternative suppliers. This qualification process could take up to a few months and we may not find sufficient capacity in a timely manner or at an acceptable cost to satisfy our production requirements. Any supply interruption from our suppliers or failure to obtain alternative suppliers for any of the components used in our products would limit our ability to manufacture our products and could have a material adverse effect on our business, financial condition and results of operations.
FDA review and approval of a new supplier may be required if these components or materials become unavailable from our current suppliers. Although there may be other suppliers that have equivalent components or materials that would be available to us, FDA approval of any alternate suppliers, if required, could take several months or more to obtain, if it is able to be obtained at all. Any delay, interruption or cessation of production by our third-party suppliers of important components or materials, or any delay in qualifying new components or materials, if necessary, would prevent or delay our ability to manufacture our products.
If we experience a significant disruption in our information technology systems or security incidents, our business could be adversely affected, including our ability to operate, the loss of confidential and proprietary information, increased remediation costs, and reputational damage.
We rely, or will rely, on information technology systems to keep financial records, facilitate our research and development initiatives, manage our manufacturing operations, maintain quality control, fulfill customer orders, maintain corporate records, communicate with staff and external parties and operate other critical functions. Our information technology systems and those of our vendors and partners are potentially vulnerable to disruption due to breakdown, malicious intrusion and computer viruses or other disruptive events, including, but not limited to, natural disasters and catastrophes. Cyberattacks and other malicious internet-based activity continue to increase, and cloud-based platform providers of services have been and are expected to continue to be targeted. Methods of attacks on information technology systems and data security breaches change frequently, are increasingly complex and sophisticated, including social engineering and phishing scams, and can originate from a wide variety of sources. In addition to traditional computer “hackers,” malicious code, such as viruses and worms, employee theft or misuse, denial-of-service attacks and sophisticated nation-state and nation-state supported actors now engage in attacks, including advanced persistent threat intrusions. Despite our efforts to create security barriers to such threats, it is virtually impossible for us to entirely mitigate these risks. In addition, we have not finalized our information technology and data security procedures and therefore, our information technology systems may be more susceptible to cybersecurity attacks than if such security procedures were finalized. Despite any of our current or future efforts to protect against cybersecurity attacks and data security breaches, there is no guarantee that our efforts are adequate to safeguard against all such attacks and breaches. Moreover, it is possible that we may not be able to anticipate, detect, appropriately react and respond to, or implement effective preventative measures against, all cybersecurity incidents.
If our security measures, or those of our vendors and partners, are compromised due to any cybersecurity attacks or data security breaches, including as a result of third-party action, employee or customer error, malfeasance, stolen or fraudulently obtained log-in credentials or otherwise, our business and reputation may be harmed, we could become subject to litigation and we could incur significant liability. If we were to experience a prolonged system disruption in our information technology systems or those of certain of our vendors and partners, it could negatively impact our ability to serve our customers, which could adversely impact our business, financial condition, results of operations and prospects. If operations at our facilities were disrupted, it may cause a material disruption in our business if we are not capable of restoring functionality on an acceptable timeframe. In addition, our information technology systems, and those of our vendors and partners, are potentially vulnerable to data security breaches, whether by internal bad actors, such as employees or other third parties with legitimate access to our or our third-party providers’ systems, or external bad actors, which could lead to the exposure of personal data, sensitive data and confidential information to unauthorized persons. Any such data security breaches could lead to the loss of trade secrets or other intellectual property, or could lead to the exposure of personal information, including sensitive personal information, of our employees, customers and others, any of which could have a material adverse effect on our business, reputation, financial condition and results of operations.
In addition, any such access, disclosure or other loss or unauthorized use of information or data could result in legal claims or proceedings, regulatory investigations or actions, and other types of liability under laws that protect the privacy and security of personal information, including federal, state and foreign data protection and privacy regulations, violations of which could result in significant penalties and fines. In addition, U.S. and international laws and regulations that have been applied to protect user privacy (including laws regarding unfair and deceptive practices in the U.S. and the General Data Protection Regulation (GDPR) in the European Union) may be subject to evolving interpretations or applications. Furthermore, defending a suit, regardless of its merit, could be costly, divert management’s attention and harm our reputation. In addition, although we seek to detect and investigate data security incidents, security breaches and other incidents of unauthorized access to our information technology systems and data can be difficult to detect and any delay in identifying such breaches or incidents may lead to increased harm and legal exposure. Moreover, there could be public announcements regarding any cybersecurity incidents and any steps we take to respond to or remediate such incidents, and if securities analysts or investors perceive these announcements to be negative, it could, among other things, have a material adverse effect on the price of Common Stock.
The cost of protecting against, investigating, mitigating and responding to potential breaches of our information technology systems and data security breaches and complying with applicable breach notification obligations to individuals, regulators, partners and others can be significant. As cybersecurity incidents continue to evolve, we may be required to expend significant additional resources to continue to modify or enhance our protective measures or to investigate and remediate any information security vulnerabilities. The inability to implement, maintain and upgrade adequate safeguards could have a material adverse effect on our business, financial condition, results of operations and prospects.
We may be unable to manage our anticipated growth effectively.
Our anticipated growth will place significant strains on our management, operational and manufacturing systems and processes, sales and marketing team, financial systems and internal controls and other aspects of our business. We must upgrade our internal business processes and capabilities to create the scalability that a growing business demands. As of June 30, 2024, we had 87 employees. To execute our anticipated growth successfully, we must continue to attract and retain qualified personnel and manage and train them effectively. Developing and commercializing the ablation technology will require us to hire and retain scientific, sales and marketing, software, manufacturing, customer service, distribution and quality assurance personnel. In addition, we expect that we will need to hire additional accounting, finance and other personnel as a public company. As a public company, our management and other personnel will need to devote a substantial amount of time towards maintaining compliance with these requirements and effectively manage these growth activities. We may face challenges integrating, developing and motivating our rapidly growing employee base.
Further, our anticipated growth will place additional strain on our suppliers and manufacturing facilities, resulting in an increased need for us to carefully monitor quality assurance. Any failure by us to manage our growth effectively could have an adverse effect on our ability to achieve our development and commercialization goals.

Our ability to successfully transition from a largely development stage company to a full scale commercial operation is uncertain given the fact that we have been in operation since 2011. As we continue to grow, we will be required to implement more complex organizational management structures and may find it increasingly difficult to maintain the benefits of our corporate culture, including our ability to quickly develop and launch new and innovative products. If we do not successfully manage our anticipated growth, our business, financial condition, results of operations, and prospects could be harmed.
We may acquire other companies or technologies, or form strategic partnership with other companies, which could divert our management’s attention, increase our capital requirements, and otherwise disrupt our operations, subject us to other risks and harm our operating results.
We may in the future seek to acquire or invest in businesses, applications or technologies that we believe could complement or expand our ablation technology product or future products, enhance our technical capabilities or otherwise offer growth opportunities. The pursuit of potential acquisitions may divert the attention of our management and cause us to incur various costs and expenses in identifying, investigating and pursuing suitable acquisitions, whether or not they are consummated. We may not be able to identify desirable acquisition targets or be successful in entering into an agreement with any particular target or obtain the expected benefits of any acquisition or investment.
To date, the growth of our operations has been organic, and we have limited experience in acquiring other businesses or technologies. We may not be able to successfully integrate acquired personnel, operations and technologies, or effectively manage the combined business following an acquisition. Acquisitions could also result in dilutive issuances of equity securities, the use of our available cash, or the incurrence of debt, which could harm our operating results. In addition, if an acquired business fails to meet our expectations, our operating results, business and financial condition may suffer.
If we are unable to recruit and retain key executives and scientists, we may be unable to achieve our goals.
Our success depends largely on the continued services of key members of our executive management team and others in key management positions. We do not currently maintain key person life insurance policies on any of our employees. If we lose one or more key employees, we may experience difficulties in competing effectively, developing our technologies and implementing our business strategy.
In addition, our research and development programs, clinical operations and sales and marketing efforts depend on our ability to attract and retain highly skilled scientists, engineers and sales professionals. Competition for skilled personnel in our market is intense, and we have from time to time experienced, and expect to continue to experience, difficulty in hiring and retaining employees with appropriate qualifications on acceptable terms, or at all. Many of the companies with which we compete for experienced personnel have greater resources than we do, and any of our employees may terminate their employment with us at any time. If we hire employees from competitors or other companies, their former employers may attempt to assert that these employees or we have breached legal obligations, resulting in a diversion of our time and resources and, potentially, damages. In addition, job candidates and existing employees often consider the value of the stock awards they receive in connection with their employment. If the perceived benefits of our stock awards decline, it may harm our ability to recruit and retain highly skilled employees. If we fail to attract new personnel or fail to retain and motivate our current personnel, our business and future growth prospects could be harmed.
Our products could have unknown defects or errors, which may give rise to claims against us and adversely affect market adoption of our products.
Our business is subject to significant risks associated with the design, manufacturing, distribution and use of medical devices that are placed inside the human body, including the risk that patients may be severely injured by or even die from the misuse or malfunction of our products caused by design flaws or manufacturing defects. In addition, component failures, design defects, off-label uses or inadequate disclosure of product-related information discovered after commercial shipment or during commercial use could result in an unsafe condition or the injury or death of a patient. These problems could lead to a voluntary recall or market withdrawal of, or issuance of a safety alert relating to, our products and could result in significant costs, negative publicity and adverse competitive pressure. Furthermore, the reporting of product defects or voluntary recalls to the FDA or analogous regulatory bodies outside the United States could result in manufacturing audits, inspections and broader recalls or other disruptions to our manufacturing processes. The circumstances giving rise to recalls are unpredictable, and any recalls of existing or future products could have a material adverse effect on our business, financial condition and results of operations.
We provide a limited warranty that our products are free of material defects and conform to specifications, and offers to repair, replace or refund the purchase price of defective products. As a result, we bear the risk of potential warranty claims on our products. In the event that we attempt to recover some or all of the expenses associated with a warranty claim against us from our suppliers or vendors, we may not be successful in claiming recovery and any recovery from such vendor or supplier may not be adequate.
The medical device industry has historically been subject to extensive litigation over product liability claims. We may be subject to product liability claims if our products cause, or merely appear to have caused, an injury or death, even if due to physician error. In addition, an injury or death that is caused by the activities of our suppliers, such as those that provide us with components and raw materials, or by an aspect of a treatment used in combination with our products, such as a complementary drug or anesthesia, may be the basis for a claim against us by patients, hospitals, physicians or others purchasing or using our products, even if our products were not the actual cause of such injury or death. We may choose to settle any such claims even if we believe that such injuries were not due to failure of our products. An adverse outcome of any such claim involving one of our products could result in reduced market acceptance and demand for any or all of our products and could harm our reputation or brand and our ability to market our products in the future. In some circumstances, adverse events arising from or associated with the design, manufacture or marketing of our products could result in the suspension or delay of regulatory reviews of our premarket notifications or applications for marketing. Any of the foregoing problems could disrupt our business and have a material adverse effect on our business, financial condition and results of operations.
Although we carry product liability insurance, including for clinical trials and product marketing, we can give no assurance that such coverage will be available or adequate to satisfy any claims. Product liability insurance is expensive, subject to significant deductibles and exclusions, and may not continue to be available on acceptable terms, if at all. Any product liability claims brought against us, with or without merit, could increase our product liability insurance rates or prevent us from securing continuing coverage, harm our reputation, significantly increase our expenses, and reduce product sales. If we are unable to obtain or maintain insurance at an acceptable cost or on acceptable terms with adequate coverage or otherwise protect against potential product liability claims, we could be exposed to significant liabilities. Product liability claims could cause us to incur significant legal fees and deductibles and claims in excess of our insurance coverage would be paid out of cash reserves, harming our financial condition and operating results. Defending a suit, regardless of our merit or eventual outcome, could be costly, could divert management’s attention from our business and might result in adverse publicity, which could result in reduced acceptance of our products in the market, product recalls or market withdrawals.
We are required to file adverse event reports under Medical Device Reporting (“MDR”) regulations with the FDA, which reports are publicly available on the FDA’s website. We are required to file MDRs if our products may have caused or contributed to a serious injury or death or malfunctioned in a way that would be likely to cause or contribute to a serious injury or death if it were to recur. Any such MDR that reports a significant adverse event could result in negative publicity, which could harm our reputation and future sales. If we fail to report these events to the FDA within the required timeframes, or at all, the FDA could take enforcement action against us. Any such adverse event involving our products could also result in future voluntary corrective actions, such as recalls or customer notifications, or agency action, such as inspection or enforcement action. Any corrective action, whether voluntary or involuntary, as well as defending against potential lawsuits, will require the dedication of our time and capital, distract management from operating our business, and may harm our reputation and financial results. Analogous reporting obligations exist in the European Union and other jurisdictions outside the United States. See “— Risks Related to Regulatory and Legal Compliance Matters” for further detail.
Consolidation in the medical device industry could have an adverse effect on our revenue and results of operations.
Many medical device companies are consolidating to create new companies with greater market power. As the medical device industry consolidates, competition to provide goods and services to industry participants will become more intense. These industry participants may try to use their market power to negotiate price concessions or reductions for their products. If we reduce our prices because of consolidation in the medical device industry, our revenue would decrease, which could have a material adverse effect on our business, financial condition and results of operations.
We have limited data and experience regarding the safety and efficacy of our products. Results of earlier trials may not be predictive of future clinical trial results, and planned trials may not establish an adequate safety or efficacy profile for such products and other planned or future products, which would affect market acceptance of these products.
We have performed clinical trials with only limited patient populations. The long-term effects of using our products in a large number of patients has not been studied and the results of short-term clinical use of such products do not necessarily predict long-term clinical benefits or reveal long-term adverse effects. The results of clinical trials of our products conducted to date and ongoing or future trials and trials of our current, planned or future products may not be predictive of the results of later clinical trials, and interim results of a clinical trial do not necessarily predict final results. Our interpretation of data and results from our clinical trials do not ensure that we will achieve similar results in future clinical trials in other patient populations. In addition, preclinical and clinical data are often susceptible to various interpretations and analyses, and many companies that have believed their products performed satisfactorily in preclinical studies and earlier clinical trials have nonetheless failed to replicate such results in later clinical trials and subsequently failed to obtain marketing approval. Products in later stages of clinical trials may fail to show the desired safety and efficacy despite having progressed through nonclinical studies and earlier clinical trials.
If our clinical trials are unsuccessful or significantly delayed, or if we do not complete our clinical trials, our business may be harmed.
Clinical development is a long, expensive and uncertain process and is subject to delays and the risk that products may ultimately prove unsafe or ineffective in treating the indications for which they are designed. Completion of clinical trials may take several years or more. Clinical trials can be delayed for a variety of reasons, including delays in obtaining regulatory approval to commence a trial, in reaching an agreement on acceptable clinical trial terms with prospective sites, in obtaining institutional review board (“IRB”) approval at each site, in recruiting patients to participate in a trial or in obtaining sufficient supplies of clinical trial materials.
In September 2023, we announced the first Ventricular Tachycardia (VT) ULTC procedure performed using the Adagio VT Cryoablation System in the United States as part of the FULCRUM-VT early feasibility (EFS IDE) clinical trial. This bi-directionally deflectable catheter is compatible with the same ULTC energy source as in the iCLAS ULTC System for which follow-up data collection remains ongoing in the US IDE study, and which is under FDA review pursuant to a Modular PMA submission for the treatment of persistent AF. Delays in the completion of these and other clinical testing could significantly affect our product development costs. The completion of clinical trials can be delayed for a number of reasons, including delays related to: inability to enroll sufficient numbers of study subjects in a timely manner; unexpected or serious adverse effects related to our medical device candidate experienced by patients in a clinical trial; and retaining patients who have initiated a clinical trial, but may withdraw due to treatment protocol, adverse effects from the therapy, lack of effectiveness from the treatment or personal issues or who may not return for a sufficient number of post-operative visits. Clinical trials may also be delayed, suspended or terminated as a result of ambiguous or negative interim results, or results that are inconsistent with earlier results. In addition, a clinical trial may be suspended or terminated by us, the FDA, other regulatory authorities, or other numerous unforeseen factors or events during or because of the clinical trial process, including:
•
failure to conduct the clinical trial in accordance with regulatory requirements or our clinical protocols;

•
enrollment in our clinical trials may be slower than we anticipate, or we may experience high screen failure rates in our clinical trials, resulting in significant delays;

•
our clinical trials may produce negative or inconclusive results, and we may decide, or regulators may require us, to conduct additional clinical and/or preclinical testing which may be expensive and time-consuming;

•
trial results may not meet the level of statistical significance required by the FDA or other regulatory authorities;

•
the FDA or similar foreign regulatory authorities may find the product is not sufficiently safe for investigational use in humans;

•
the FDA or similar foreign regulatory authorities may interpret data from preclinical testing and clinical trials in different ways than we do;

•
there may be delays or failure in obtaining approval of our clinical trial protocols from the FDA or other regulatory authorities;

•
there may be delays in obtaining IRB approvals or governmental approvals to conduct clinical trials at prospective sites;

•
the FDA or similar foreign regulatory authorities may find our or our suppliers’ manufacturing processes or facilities unsatisfactory;

•
the FDA or similar foreign regulatory authorities may change their review policies or adopt new regulations that may negatively affect or delay our ability to bring a product to market or receive approvals or clearances to treat new indications;

•
we may have trouble in managing multiple clinical sites;

•
we may experience delays in agreeing on acceptable terms with third-party research organizations and trial sites that may help us conduct the clinical trials; and

•
we, or regulators, may suspend or terminate our clinical trials because the participating patients are being exposed to unacceptable health or safety risks, such as the death of a patient in our iCLAS IDE trial in October 2021, which caused our to voluntarily pause the study for six months (between November 2021 and April 2022) in order to investigate and take corrective actions and obtain FDA approval to resume the study.

Delays in clinical development or delays in our ability to achieve regulatory clearance or approval, if at all, may impact the costs, timing or successful completion of a clinical trial. Moreover, failures or perceived failures in our clinical trials will delay and may prevent our product development and regulatory clearance or approval process, damage our business prospects and negatively affect our reputation and competitive position.
Since we commercialize our products outside of the United States, our international business could expose us to business, regulatory, political, operational, financial, and economic risks associated with doing business outside of the United States.
Since we commercialize our products outside of the United States, our international business could expose us to business, regulatory, political, operational, financial, and economic risks associated with doing business outside of the United States. Engaging in international business inherently involves a number of difficulties and risks, including:
•
required compliance with existing and changing foreign regulatory requirements and laws;

•
required compliance with U.S. laws such as the Foreign Corrupt Practices Act (the “FCPA”), and other U.S. federal laws and regulations established by the office of Foreign Asset Control;

•
difficulties in developing effective marketing campaigns in unfamiliar markets;

•
export or import restrictions;

•
increased financial accounting and reporting burdens and complexities;

•
protection of intellectual property;

•
laws and business practices favoring local companies;

•
foreign currency exchange, longer payment cycles and difficulties in enforcing agreements and collecting receivables through certain foreign legal systems;

•
political and economic instability;

•
changes in social, economic, and political conditions or in laws, regulations and policies governing foreign trade, intellectual property, manufacturing, research and development, and investment both domestically as well as in the other countries and jurisdictions in which we operate and into which we may sell our products including as a result of the separation of the United Kingdom from the European Union (Brexit);

•
potentially adverse tax consequences, tariffs, customs charges, bureaucratic requirements and other trade barriers;

•
difficulties and costs of staffing and managing foreign operations; and

•
difficulties protecting, maintaining, enforcing or procuring intellectual property rights.

If one or more of these risks occurs, it could require us to dedicate significant resources to remedy such occurrence, and if we are unsuccessful in finding a solution, our financial results could suffer.
Unfavorable U.S. or global economic conditions as a result of the COVID-19 pandemic, political instability, natural disasters, or otherwise, could adversely affect our ability to raise capital and our business, financial condition and results of operations.
While the potential economic impact, and the duration of, the COVID-19 pandemic is difficult to assess or predict, the COVID-19 pandemic has resulted in, and may continue to result in, extreme volatility and disruptions in the capital and credit markets, reducing our ability to raise additional capital through equity, equity-linked or debt financings, which could negatively impact our short-term and long-term liquidity and our ability to operate in accordance with our operating plan, or at all. In addition, our results of operations could be adversely affected by general conditions in the global economy and financial markets. A severe or prolonged economic downturn could result in a variety of risks to our business, including weakened demand for our products and our ability to raise additional capital when needed on favorable terms, if at all. A weak or declining economy could strain our customers’ budgets or cause delays in their payments to us. Further, the COVID-19 pandemic has caused, and could in the future continue to cause, and other factors could contribute to causing, delays or disruptions in our supply chain and labor shortages and shutdowns. Any of the foregoing could harm our business, and we cannot anticipate all of the ways in which the current economic climate and financial market conditions could adversely impact our ability to raise capital and our business, financial condition and results of operations.
If we fail to maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results in a timely manner or prevent fraud, which could harm our business.
Effective internal controls over financial reporting are necessary for us to provide reliable financial reports and, together with adequate disclosure controls and procedures, are designed to prevent fraud. Any failure to implement required new or improved controls, or difficulties encountered in their implementation, could cause us to fail to meet our reporting obligations in a timely manner, or at all. In addition, any testing by us conducted in connection with Section 404(a) of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) or any subsequent testing by our independent registered public accounting firm in connection with Section 404(b) of the Sarbanes-Oxley Act, may reveal deficiencies in our internal controls over financial reporting that are deemed to be significant deficiencies or material weaknesses or that may require prospective or retroactive changes to our financial statements or identify other areas for further attention or improvement. Ineffective internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of Common Stock.
We will be required to disclose material changes made in our internal controls over financing reporting and procedures on a quarterly basis and our management will be required to assess the effectiveness of these controls annually. We will be required to make a formal assessment of the effectiveness of our internal control over financial reporting, and once we cease to be an “emerging growth company” within the meaning of the Securities Act as modified by the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”), we will be required to include an attestation report on internal control over financial reporting issued by our independent registered public accounting firm. However, for as long as we are an emerging growth company, our independent registered public accounting firm will not be required to attest to the effectiveness of our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act.
To achieve compliance with Section 404(a) of the Sarbanes-Oxley Act within the prescribed period, we will be engaging in a process to document and evaluate our internal control over financial reporting, which is both costly and challenging. In this regard, we will need to continue to dedicate internal resources, potentially engage outside consultants and adopt a plan to assess and document the adequacy of our internal control over financial reporting, continue steps to improve control processes as appropriate, validate through testing that controls are designed and operating effectively and implement a continuous reporting and improvement process for internal control over financial reporting.
We could be an emerging growth company for up to five years from the date of the ARYA initial public offering. An independent assessment of the effectiveness of our internal controls could detect problems that our management’s assessment might not identify. Undetected material weaknesses in our internal controls could lead to financial statement restatements and require us to incur the expense of remediation.
If our estimates or judgments relating to our critical accounting policies are based on assumptions that change or prove to be incorrect, our results of operation could fall below our publicly announced guidance or the expectations of securities analysts and investors, resulting in a decline in the market price of Common Stock.
The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in our financial statements and accompanying notes. We base our estimates on historical experience and estimates and on various other assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets, liabilities, equity, and expenses that are not readily apparent from other sources. For example, in connection with the implementation of the new revenue accounting standard if and when we have product sales, management makes judgments and assumptions based on our interpretation of the new standard. The new revenue standard is principle-based and interpretation of those principles may vary from company to company based on their unique circumstances. It is possible that interpretation, industry practice and guidance may evolve as we apply the new standard. If our assumptions underlying our estimates and judgements relating to our critical accounting policies change or if actual circumstances differ from our assumptions, estimates or judgements, our operating results may be adversely affected and could fall below our publicly announced guidance or the expectations of securities analysts and investors, resulting in a decline in the market price of Common Stock.
If our facilities become unavailable or inoperable, our research and development program and commercialization launch plan could be adversely affected, which could materially and adversely impact our business, financial condition and results of operations.
We currently maintain our research, development, manufacturing and administrative operations in a building located in Laguna Hills, California, and we do not have redundant facilities. Should our building be significantly damaged or destroyed by natural or man-made disasters, such as earthquakes, fires (both of which are prevalent in California) or other events, it could take months to relocate or rebuild, during which time our employees may seek other positions, our research, development and manufacturing would cease or be delayed and our products may be unavailable. Because of the time required to authorize manufacturing in a new facility under federal, state and non-U.S. regulatory requirements, we may not be able to resume production on a timely basis even if we were able to replace production capacity. While we maintain property and business interruption insurance, such insurance has limits and would not cover all damages, including losses caused by earthquakes or losses we may suffer due to our products being replaced by competitors’ products. If our facilities become inoperable, the inability to perform our research, development and manufacturing activities, combined with our limited inventory of materials and components and manufactured products, may cause physicians to discontinue using our products or harm our reputation, and we may be unable to re-establish relationships with such physicians in the future. Consequently, a catastrophic event at our current facility or any future facilities could have a material adverse effect on our business, financial condition and results of operations.

We use hazardous chemicals and biological materials in our business. Any claims relating to improper handling, storage or disposal of these materials could be time consuming and costly.
Our research and development processes and manufacturing involve the controlled use of hazardous materials, including select chemicals that may be flammables, toxic or corrosives. We do not currently have research processes involving biohazard materials. We cannot eliminate the risk of accidental contamination or discharge and any resultant injury from these materials. In addition, the products involve the use of a high-powered laser system, which could result in injury. We may be sued for any injury or contamination that results from our use or the use by third parties of these materials. We do not currently maintain separate environmental liability coverage and any such contamination or discharge could result in significant cost to us in penalties, damages and suspension of our operations.
Risks Related to Our Intellectual Property
If we are unable to obtain and maintain sufficient intellectual property protection for our products and technology, or if the scope of the intellectual property protection obtained is not sufficiently broad, competitors could develop and commercialize products similar or identical to our products, and our ability to successfully commercialize our products may be impaired.
We rely on patent protection as well as trademark, copyright, trade secret and other intellectual property rights protection and contractual restrictions to protect our proprietary products and technologies, all of which provide limited protection and may not adequately protect our rights or permit us to gain or keep any competitive advantage. If we fail to obtain, maintain, protect and enforce our intellectual property, third parties may be able to compete more effectively against us. In addition, we may incur substantial litigation costs in our attempts to maintain, recover, enforce or otherwise restrict the use of our intellectual property.
To the extent our intellectual property offers inadequate protection, or is found to be invalid or unenforceable, we would be exposed to a greater risk of direct competition. If our intellectual property does not provide adequate coverage of our products, our competitive position could be adversely affected, as could our business, financial condition, results of operations and prospects. Both the patent application process and the process of managing patent and other intellectual property disputes can be time-consuming and expensive.
Our success depends in large part on our and our licensors’ ability to obtain and maintain protection of the intellectual property we may own solely and jointly with, or license from, third parties, particularly patents, in the United States and other countries with respect to our products and technologies. We apply for patents covering our products and technologies and uses thereof, as we deem appropriate. However, obtaining, maintaining, and enforcing patents is costly, time-consuming and complex, and we may fail to apply for patents on important products and technologies in a timely fashion or at all, or we may fail to apply for patents in potentially relevant jurisdictions. We may not be able to file and prosecute all necessary or desirable patent applications, or maintain, enforce and protect any patents that may issue from such patent applications, at a reasonable cost or in a timely manner or in all jurisdictions. It is possible that defects of form in the preparation or filing of our patents or patent applications may exist, or may arise in the future, for example with respect to proper priority claims, inventorship, assignment, recordation, document formalities, fees, claim scope or requests for patent term adjustments. It is also possible that we will fail to identify patentable aspects of our research and development output before it is too late to obtain patent protection. If we delay filing a patent application, and a competitor files a patent application on the same or similar invention before we do, or the subject matter otherwise is made public by us or a competitor, our ability to secure patent rights may be limited or we may not be able to patent the invention at all. Even if we can patent the invention, we may be able to patent only a limited scope of the invention, and the limited scope may be inadequate to protect our products and technologies, or to block a competitor’s products and technologies that are similar or adjacent. Our earliest patent filings have been published. A competitor may review our published patents and arrive at the same or similar technology advances for our products as it develops. If the competitor files a patent application on such an advance before we do, then we may no longer be able to protect that aspect of our products and technologies and we may require a license from the competitor, which may not be available on commercially viable terms. Moreover, we may not develop additional proprietary products, methods and technologies that are patentable. It may not have the right to control the preparation, filing and prosecution of patent applications, or to maintain the rights to patents licensed from or to third parties. Therefore, these patents and applications may not be prosecuted and enforced by such third parties in a manner consistent with the best interests of our business.
The U.S. law relating to the patentability of certain inventions in the life sciences technology industry is uncertain and rapidly changing, which may adversely impact our existing patents or our ability to obtain patents in the future.
Changes in either the patent laws or interpretation of the patent laws in the United States or in other jurisdictions could increase the uncertainties and costs surrounding the prosecution of patent applications and the enforcement or defense of issued patents. In the last decade, the U.S. Congress made sweeping changes to patent law in passing the America Invents Act (the “AIA”). These changes include, among others, allowing third-party submission of prior art to the United States Patent and Trademark Office (the “USPTO”) during patent prosecution and additional procedures to challenge the validity of a patent by USPTO administered post-grant proceedings, including post-grant review, inter partes review and derivation proceedings. The changes brought about by the AIA have not been extensively tested, and therefore increase the uncertainties and costs surrounding the prosecution of our patent applications and the enforcement or defense of our issued patents, all of which could have a material adverse effect on our business, financial condition, results of operations and prospects.
Various courts, including the U.S. Supreme Court, have recently rendered decisions that impact the scope of patentability of certain inventions or discoveries relating to our technology and commercial goals. Specifically, these decisions have substantially increased the probability that patent claims will be ruled patent ineligible for reciting a natural phenomenon, law of nature or abstract idea. Furthermore, in view of these decisions, since December 2014, the USPTO has published and continues to publish revised guidelines for patent examiners to apply when examining claims for patent eligibility. Patent claims relating to software algorithms, biologically-derived reagents, methods for analyzing biological systems and other subject matters that underlies our technology and commercial goals are impacted by these changes.
Actions taken by the U.S. Congress, federal courts and USPTO have from time to time narrowed the scope of patent protection available in certain circumstances and weakened the rights of patent owners in certain situations. Similar changes have been made by authorities in other jurisdictions. In addition to increasing uncertainty with regard to our ability to obtain patents in the future, such changes create uncertainty with respect to the value of patents, once obtained. Depending on decisions by authorities in various jurisdictions, the laws and regulations governing patents could change in unpredictable ways that may have a material adverse effect on our ability to obtain new patents and to defend and enforce our existing patents and patents that we might obtain in the future.
We cannot assure you that our patent portfolio will not be negatively impacted by the current uncertain state of the law, new court rulings or changes in guidance or procedures issued by governments or patent offices around the world. From time to time, the U.S. Supreme Court, other federal courts, the U.S. Congress or the USPTO may change the standards of patentability, scope and validity of patents within the life sciences technology and any such changes, or any similar adverse changes in the patent laws of other jurisdictions, could have a negative impact on our business, financial condition, prospects and results of operations.
We may not be able to protect our intellectual property rights throughout the world.
Filing, prosecuting, maintaining, and defending patents on our products in all countries throughout the world would be prohibitively expensive, and our intellectual property rights in some countries outside the United States can be less extensive than those in the United States.
The laws of some foreign countries do not protect intellectual property rights to the same extent as the laws of the United States, and we and any future licensor may encounter difficulties in protecting and defending such rights in foreign jurisdictions. Consequently, we and any future licensor may not be able to prevent third parties from practicing our inventions in some or all countries outside the United States, or from selling or importing products made using our or any future licensor’s inventions in and into the United

States or other jurisdictions. Competitors and other third parties may be able to use our technologies in jurisdictions where we have not obtained patent protection to develop their own products and technologies and may also export infringing products to territories where we have patent protection, but enforcement is not as strong as that in the United States. These products may compete with our products. Our and any future licensor’s patents or other intellectual property rights may not be effective or sufficient to prevent competitors from marketing competing products. In addition, certain countries have compulsory licensing laws under which a patent owner may be compelled to grant licenses to other parties. Furthermore, many countries limit the enforceability of patents against other parties, including government agencies or government contractors. In these countries, the patent owner may have limited remedies, which could materially diminish the value of any patents.
Many companies have encountered significant problems in protecting and defending intellectual property rights in foreign jurisdictions. The legal systems of many other countries do not favor the enforcement of patents and other intellectual property protection, which could make it difficult for us to stop the misappropriation or other violations of our intellectual property rights including infringement of our patents in such countries. The legal systems in certain countries may also favor state-sponsored companies or companies headquartered in particular jurisdictions over our patents and other intellectual property protection. The absence of harmonized intellectual property protection laws and effective enforcement makes it difficult to ensure consistent respect for patent, trade secret, and other intellectual property rights on a worldwide basis. As a result, it is possible that we will not be able to enforce our rights against third parties that misappropriate our proprietary technology in those countries.
Proceedings to enforce our or any future licensor’s patent rights in foreign jurisdictions could result in substantial cost and divert our efforts and attention from other aspects of our business, could put us and any future licensor’s patents at risk of being invalidated or interpreted narrowly and us and any future licensor’s patent applications at risk of not issuing, and could provoke third parties to assert claims against us. We and any future licensor may not prevail in any lawsuits that we and any future licensor initiates, or that are initiated against us or any future licensor, and the damages or other remedies awarded, if any, may not be commercially meaningful. In addition, changes in the law and legal decisions by courts in the United States and foreign countries may affect our ability to obtain adequate protection for our products, services and other technologies and the enforcement of intellectual property. Accordingly, our efforts to enforce our intellectual property rights around the world may be inadequate to obtain a significant commercial advantage from the intellectual property that we develop or license. Any of the foregoing events could have a material adverse effect on our business, financial condition, results of operations and prospects.
We may become involved in lawsuits to defend against third-party claims of infringement, misappropriation or other violations of intellectual property or to protect or enforce our intellectual property, any of which could be expensive, time consuming and unsuccessful, and may prevent or delay our development and commercialization efforts.
Litigation may be necessary for us to enforce our patent and proprietary rights and/or to determine the scope, coverage and validity of others’ proprietary rights. Litigation on these matters has been prevalent in our industry and we expect that this will continue. To determine the priority of inventions, we may have to initiate and participate in interference proceedings declared by the U.S. Patent and Trademark Office that could result in substantial legal fees and could substantially affect the scope of our patent protection. Also, our intellectual property may be subject to significant administrative and litigation proceedings such as invalidity, unenforceability, re-examination and opposition proceedings against our patents. The outcome of any litigation or other proceeding is inherently uncertain and might not be favorable to us, and we might not be able to obtain licenses to technology that we require or a competitor may have already obtained an exclusive license to such technology in some or all fields. Even if such licenses are obtainable, they may not be available at a reasonable cost. We could therefore incur substantial costs related to royalty payments for licenses obtained from third parties, which could negatively affect our gross margins. In some cases, the outcome of litigation may be to enjoin us from commercializing a patent protected technology. We could encounter delays in product introductions, or interruptions in product sales, as we develop alternative methods or products.
In addition, if we resort to legal proceedings to enforce our intellectual property rights or to determine the validity, scope and coverage of the intellectual property or other proprietary rights of others, the proceedings could be burdensome and expensive, even if we were to prevail.

Our commercial success may depend in part on our non-infringement of the patents or proprietary rights of third parties. Numerous significant intellectual property issues have been litigated, and will likely continue to be litigated, between existing and new participants in the life sciences market and competitors may assert that our products infringe their intellectual property rights as part of a business strategy to impede our successful entry into those markets. Third parties may assert that we are employing their proprietary technology without authorization.
In addition, our competitors and others may have patents or may in the future obtain patents and may claim that use of our products infringes these patents. As we move into new markets and applications for our products, incumbent participants in such markets may assert their patents and other proprietary rights against us as a means of slowing or preventing our entry into such markets, or as a means to extract substantial license and royalty payments from us.
Issued patents covering our products could be found invalid or unenforceable if challenged.
Our owned patents and any future licensed patents and patent applications may be subject to validity, enforceability, inventorship, and priority disputes. The issuance of a patent is not conclusive as to its inventorship, scope, validity or enforceability. Some of our patents or patent applications may be challenged at a future point in time in litigation, opposition, derivation, reexamination, inter partes review, post-grant review or interference or other similar proceedings. Any successful third-party challenge to our patents in this or any other proceeding could result in the unenforceability or invalidity of such patents, which may lead to increased competition to our business, and which could have a materially adverse effect on our business, financial condition, results of operations and prospects. In addition, if we or any future licensor initiates legal proceedings against a third party to enforce a patent covering our products, the defendant could counterclaim that such patent covering our products, as applicable, is invalid and/or unenforceable. In patent litigation in the United States, defendant counterclaims alleging invalidity or unenforceability are commonplace. There are numerous grounds upon which a third party can assert invalidity or unenforceability of a patent. Grounds for a validity challenge could be an alleged failure to meet any of several statutory requirements for validity/patentability, including, but not limited to, patentable subject matter, lack of novelty, obviousness, non-enablement or sufficiency of the written description of the invention. Grounds for an unenforceability assertion could be an allegation that someone connected with prosecution of the patent withheld materially relevant information from the relevant patent office, or made a misleading statement, during prosecution. Third parties may also raise similar claims before administrative bodies in the United States or abroad, even outside the context of litigation. Such mechanisms include ex parte re-examination, inter partes review, post-grant review, derivation and equivalent proceedings in non-U.S. jurisdictions, such as opposition proceedings. Such proceedings could result in revocation of or amendment to our patents in such a way that they no longer cover and protect our products or exclude competing products. With respect to the validity of our patents, for example, we cannot be certain that there is no invalidating prior art of which us, any future licensor, our patent counsel and the patent examiner were unaware during prosecution. The outcome following legal assertions of invalidity and unenforceability during patent litigation is unpredictable. If a defendant or other third party were to prevail on a legal assertion of invalidity or unenforceability, we would lose at least part, and perhaps all, of the patent protection for our products and technologies, which could have a material adverse effect on our business, financial condition, results of operations and prospects. In addition, if the breadth or strength of protection provided by our patents and patent applications is threatened, regardless of the outcome, it could dissuade companies from collaborating with us to license intellectual property or develop or commercialize current or future products.
We may not be aware of all third-party intellectual property rights potentially relating to our products. Publications of discoveries in the scientific literature often lag behind the actual discoveries, and patent applications in the United States and other jurisdictions are typically not published until approximately 18 months after filing or, in some cases, not until such patent applications issue as patents. We might not have been the first to make the inventions covered by each of our pending patent applications and we might not have been the first to file patent applications for these inventions. To determine the priority of these inventions, we may have to participate in interference proceedings, derivation proceedings or other post-grant proceedings declared by the USPTO, or other similar proceedings in non-U.S. jurisdictions, that could result in substantial cost to us and the loss of valuable patent protection. The outcome of such proceedings is uncertain. No assurance can be given that other patent applications will not have priority over our patent applications. In addition, changes to the patent laws of the United States in the last decade allow for various post-grant opposition proceedings that have not been extensively tested, and their outcome is therefore uncertain. Furthermore, if third parties bring these proceedings against our patents, regardless of the merit of such proceedings and regardless of whether we are successful, we could experience significant costs and our management may be distracted. Any of the foregoing events could have a material adverse effect on our business, financial condition, results of operations and prospects.
If we are unable to protect the confidentiality of our trade secrets, the value of our technology could be materially adversely affected and our business could be harmed.
We rely heavily on trade secrets and confidentiality agreements to protect our unpatented know-how, technology and other proprietary information, including parts of the ULTC and PFCA products, and to maintain our competitive position. However, trade secrets and know-how can be difficult to protect. In particular, we anticipate that with respect to our technologies, these trade secrets and know how will over time be disseminated within the industry through independent development, the publication of journal articles describing the methodology, and the movement of personnel between academic and industry scientific positions.
In addition to pursuing patents on our technology, we take steps to protect our intellectual property and proprietary technology by entering into agreements, including confidentiality agreements, non-disclosure agreements and intellectual property assignment agreements, with our employees, consultants, academic institutions, corporate partners and, when needed, our advisers. However, we cannot be certain that such agreements have been entered into with all relevant parties, and we cannot be certain that our trade secrets and other confidential proprietary information will not be disclosed or that competitors or other third parties will not otherwise gain access to our trade secrets or independently develop substantially equivalent information and techniques. For example, any of these parties may breach the agreements and disclose our proprietary information, including our trade secrets, and we may not be able to obtain adequate remedies for such breaches. Such agreements may not be enforceable or may not provide meaningful protection for our trade secrets or other proprietary information in the event of unauthorized use or disclosure or other breaches of the agreements, and we may not be able to prevent such unauthorized disclosure, which could adversely impact our ability to establish or maintain a competitive advantage in the market, business, financial condition, results of operations and prospects.
Monitoring unauthorized disclosure is difficult, and we do not know whether the steps we have taken to prevent such disclosure are, or will be, adequate. If we were to enforce a claim that a third party had wrongfully obtained and was using our trade secrets, it would be expensive and time-consuming, it could distract our personnel, and the outcome would be unpredictable. In addition, courts outside the United States may be less willing to protect trade secrets.
We also seek to preserve the integrity and confidentiality of our confidential proprietary information by maintaining physical security of our premises and physical and electronic security of our information technology systems, but it is possible that these security measures could be breached. If any of our confidential proprietary information were to be lawfully obtained or independently developed by a competitor or other third party, absent patent protection, we would have no right to prevent such competitor from using that technology or information to compete with us, which could harm our competitive position. Competitors or third parties could purchase our products and attempt to reverse-engineer or replicate some or all of the competitive advantages we derive from our development efforts, design around our protected technology, develop their own competitive technologies that fall outside the scope of our intellectual property rights or independently develop our technologies without reference to our trade secrets. If any of our trade secrets were to be disclosed to or independently discovered by a competitor or other third party, it could materially and adversely affect our business, financial condition, results of operations and prospects.
We may be subject to claims challenging the inventorship or ownership of our patents and other intellectual property.
We or any future licensor may be subject to claims that former employees, collaborators or other third parties have an interest in our patents, trade secrets or other intellectual property. For example, we or any future licensor may have inventorship disputes arise from conflicting obligations of employees, consultants or others who are involved in developing our products. In addition, counterparties to our consulting, software development, and other agreements may assert that they have an ownership interest in intellectual property developed under such arrangements. Litigation may be necessary to defend against claims challenging ownership or inventorship of our or any future licensor’s ownership of our patents, trade secrets or other intellectual property. If we or any future licensor fails in defending any such claims, in addition to paying monetary damages, we may lose valuable intellectual property rights, such as exclusive ownership of, or right to use, intellectual property that is important to our products. In such an event, we may be required to obtain licenses from third parties and such licenses may not be available on commercially reasonable terms or at all, or may be non-exclusive. If we are unable to obtain and maintain such licenses, we may need to cease the development, manufacture or commercialization of our products and technologies. Even if we are successful in defending against such claims, litigation could result in substantial costs and be a distraction to management and other employees, and certain customers or partners may defer engaging with us until the particular dispute is resolved. Any of the foregoing could have a material adverse effect on our business, financial condition, results of operations and prospects.
We may not be able to protect and enforce our trademarks and trade names or build name recognition in our markets of interest thereby harming our competitive position.
The registered or unregistered trademarks or trade names that we own may be challenged, infringed, circumvented, declared generic, lapsed or determined to be infringing on or dilutive of other marks owned by third parties. We may not be able to protect our rights in these trademarks and trade names, which we need in order to build name recognition. In addition, third parties may have filed, and may in the future file, for registration of trademarks similar or identical to our trademarks, thereby impeding our ability to build brand identity and possibly leading to market confusion. In addition, there could be potential trade name or trademark infringement claims brought by owners of other registered trademarks or trademarks that incorporate variations of our registered or unregistered trademarks or trade names. Further, we may in the future enter into agreements with owners of such third party trade names or trademarks to avoid potential trademark litigation which may limit our ability to use our trade names or trademarks in certain fields of business. Over the long term, if we are unable to establish name recognition based on our trademarks and trade names, then we may not be able to compete effectively, and our business, financial condition, results of operations and prospects may be adversely affected. Our efforts to enforce or protect our proprietary rights related to trademarks, domain names, copyrights or other intellectual property may be ineffective and could result in substantial costs and diversion of resources. Any of the foregoing events could have a material adverse effect on our business, financial condition and results of operations.
Patent terms may be inadequate to protect our competitive position of our products for an adequate amount of time.
Patents have a limited lifespan. In the United States, if all maintenance fees are timely paid, the natural expiration of a patent is generally 20 years from its earliest effective U.S. non-provisional filing date. While extensions may be available, the life of a patent, and the protection it affords, is limited. In the United States, a patent’s term may, in certain cases, be lengthened by patent term adjustment, which compensates a patentee for administrative delays by the USPTO in examining and granting a patent, or may be shortened if a patent is terminally disclaimed over a commonly owned patent or a patent naming a common inventor and having an earlier expiration date. Even if patents covering our products are obtained, once the patent life has expired, we may be open to competition from competitive products. If one of our products requires extended development, testing and/or regulatory review, patents protecting such products might expire before or shortly after such products are commercialized. As a result, our portfolio may not provide us with sufficient rights to exclude others from commercializing products similar or identical to ours, which could have a material adverse effect on our business, financial condition and results of operations.
Obtaining and maintaining our patent protection depends on compliance with various required procedures, document submissions, fee payments and other requirements imposed by governmental patent agencies, and our patent protection could be reduced or eliminated for non-compliance with these requirements.
Periodic maintenance fees, renewal fees, annuity fees and various other governmental fees on patents and/or applications will be due to be paid to the USPTO and various governmental patent agencies outside of the United States at several stages over the lifetime of the patents and/or applications. The USPTO and various non-U.S. governmental patent agencies require compliance with a number of procedural, documentary, fee payments and other similar provisions during the patent application process, and during the lifetime of the patent. In certain circumstances, we may rely on any future licensor, or third-party annuity payment service, to pay these fees due to the U.S. and non-U.S. patent agencies and to take the necessary action to comply with these requirements with respect to any future licensed intellectual property. In many cases, an inadvertent lapse can be cured by payment of a late fee or by other means in accordance with the applicable rules. However, there are situations in which non-compliance can result in abandonment or lapse of the patent or patent application, resulting in partial or complete loss of patent rights in the relevant jurisdiction. In such an event, our competitors may be able to enter the market without infringing our patents and this circumstance would have a material adverse effect on our business, financial condition, results of operations and prospects.
We may be subject to claims that our employees, consultants, independent contractors or any third parties that have access to our confidential information or trade secrets have wrongfully used or disclosed confidential information of third parties or that our employees have wrongfully used or disclosed trade secrets of their former employers.
We have employed and expect to employ individuals who were previously employed at universities or other companies, including, for example, our competitors or potential competitors. Although we try to ensure that our employees, consultants, advisors and independent contractors do not use the proprietary information or know-how of others in their work for us, we may be subject to claims that our employees, advisors, consultants or independent contractors have inadvertently or otherwise misappropriated, used or disclosed intellectual property, including trade secrets or other proprietary information of their former employers or other third parties, or to claims that we have improperly used or obtained such trade secrets. Litigation may be necessary to defend against these claims. If we fail in defending such claims, in addition to paying monetary damages, we may lose valuable intellectual property rights and face increased competition to our business. Any such litigation or the threat thereof may adversely affect our ability to hire employees or contract with advisors, contractors and consultants. A loss of key research personnel work product could hamper or prevent our ability to commercialize potential products, which could harm our business. Even if we are successful in defending against these claims, litigation could result in substantial costs and be a distraction to management. This type of litigation or proceeding could substantially increase our operating losses and reduce our resources available for development activities. Some of our competitors may be able to sustain the costs of this type of litigation or proceedings more effectively than we can because of their substantially greater financial resources.
In addition, while it is our policy to require our employees and contractors who may be involved in the conception or development of intellectual property to execute agreements assigning such intellectual property to us, we may be unsuccessful in executing such an agreement with each party who, in fact, conceives or develops intellectual property that we regard as our own. The assignment of intellectual property rights may not be self-executing, or the assignment agreements may be breached, and we may be forced to bring claims against third parties, or defend claims that they may bring against us, to determine the ownership of what we regard as our intellectual property. Furthermore, individuals executing agreements with us may have pre-existing or competing obligations to a third party, such as an academic institution, and thus an agreement with we may be ineffective in perfecting ownership of inventions developed by that individual, which could have a material adverse effect on our business, financial condition, results of operations, and prospects.
Furthermore, we or any future licensor may in the future be subject to claims by former or current employees, consultants or other third parties asserting an ownership right or inventorship in our owned, or any future licensed, patents or patent applications. An adverse determination in any such proceeding may result in loss of exclusivity or freedom to operate or in patent claims being narrowed, invalidated or held unenforceable, in whole or in part, which could limit our ability to stop others from using or commercializing similar technology, without payment to us, or could limit the duration of the patent protection covering our technology and products. Such challenges may also result in our inability to develop, manufacture or commercialize our products without infringing third-party patent rights. Any of the foregoing could harm our business, financial condition, results of operations and prospects.

If we cannot license rights to use technologies on reasonable terms, we may not be able to commercialize new products in the future.
We may identify third-party technology that we may need to license or acquire in order to develop or commercialize our products or technologies, including the ULTC and PFCA products. However, we may be unable to secure such licenses or acquisitions. The licensing or acquisition of third-party intellectual property rights is a competitive area, and several more established companies may pursue strategies to license or acquire third-party intellectual property rights that we may consider attractive or necessary. These established companies may have a competitive advantage over us due to their size, capital resources, or greater development and commercialization capabilities. In addition, companies that perceive us to be a competitor may be unwilling to assign or license rights to us.
We also may be unable to license or acquire third-party intellectual property rights on terms that would allow us to make an appropriate return on our investment or at all. In return for the use of a third party’s technology, we may agree to pay the licensor royalties based on sales of our products or services. Royalties are a component of cost of products or technologies and would affect the margins on our products. We may also need to negotiate licenses to patents or patent applications before or after introducing a commercial product. We may not be able to obtain necessary licenses to patents or patent applications, and our business may suffer if we are unable to enter into the necessary licenses on acceptable terms or at all, if any necessary licenses are subsequently terminated, if the licensor fails to abide by the terms of the license or fails to prevent infringement by third parties, or if the licensed intellectual property rights are found to be invalid or unenforceable.
Our use of open source software and failure to comply with the terms of the underlying open source software licenses could impose limitations on our ability to commercialize our products and provide third parties access to our proprietary software.
Our products utilize open source software that contain modules licensed for use from third-party authors under open source licenses. In particular, some software may be provided under license arrangements that allow use of the software for research or other noncommercial purposes. Use and distribution of open source software may entail greater risks than use of third-party commercial software, as open source software licensors generally do not provide warranties or other contractual protections regarding infringement claims or the quality of the code. Some open source software licenses contain requirements that the licensee make its source code publicly available if the licensee creates modifications or derivative works using the open source software, depending on the type of open source software the licensee uses and how the licensee uses it. If we combine our proprietary software with open source software in a certain manner, we could, under certain open source software licenses, be required to release the source code of our proprietary software to the public for free. This would allow our competitors and other third parties to create similar products with less development effort and time and ultimately could result in a loss of our product sales and revenue, which could have a materially adverse effect on our business, financial condition, results of operations and prospects. In addition, some companies that use third-party open source software have faced claims challenging their use of such open source software and their compliance with the terms of the applicable open source license. We may be subject to suits by third parties claiming ownership of what we believe to be open source software, or claiming non-compliance with the applicable open source licensing terms. Use of open source software may also present additional security risks because the public availability of such software may make it easier for hackers and other third parties to compromise or attempt to compromise our technology platform and systems.
Although we review and monitor our use of open source software to avoid subjecting our proprietary software to conditions we do not intend, the terms of many open source software licenses have not been interpreted by United States courts, and there is a risk that these licenses could be construed in a way that could impose unanticipated conditions or restrictions on our ability to commercialize our products and proprietary software. Moreover, we cannot assure investors that our processes for monitoring and controlling our use of open source software in our products will be effective. If we are held to have breached the terms of an open source software license, we could be subject to damages, required to seek licenses from third parties to continue offering our products on terms that are not economically feasible, to re-engineer our products, to discontinue the sale of our products if re-engineering could not be accomplished on a timely basis, or to make generally available, in source code form, our proprietary code, any of which could adversely affect our business, financial condition, results of operations and prospects.
Intellectual property rights do not necessarily address all potential threats.
The degree of future protection afforded by our intellectual property rights is uncertain because intellectual property rights have limitations and may not adequately protect our business or permit us to maintain our competitive advantage. For example:
•
others may be able to make products that are similar to products and technologies we may develop or may be able to utilize similar technologies that are not covered by the claims of the patents that we own or license now or in the future;

•
we, or any future licensor(s), might not have been the first to make the inventions covered by the issued patent or pending patent application that we own, license or may own in the future;

•
we, or any future licensor(s), might not have been the first to file patent applications covering certain of our or their inventions;

•
others may independently develop similar or alternative technologies or duplicate any of our technologies without infringing, misappropriating or otherwise violating our owned or future licensed intellectual property rights;

•
it is possible that our pending patent applications or those that we may license or own in the future will not lead to issued patents;

•
issued patents that we hold rights to may be held invalid or unenforceable, including as a result of legal challenges by our competitors;

•
our competitors might conduct research and development activities in countries where we do not have patent rights and then use the information learned from such activities to develop competitive products for sale in our major commercial markets;

•
we may not develop additional proprietary technologies that are patentable;

•
the patents of others may harm our business; and

•
we may choose not to file a patent for certain trade secrets or know-how, and a third party may independently derive, use, commercialize, publish or patent such intellectual property.

Should any of these events occur, they could materially adversely affect our business, financial condition, results of operations and prospects.
Risks Related to Regulatory and Legal Compliance Matters
We expect to incur substantial expenses in our pursuit of regulatory clearances and approvals for our products in the United States and can provide no assurances that we will obtain the necessary approvals from the FDA to market our products in the United States.
The United States is a key market for commercialization of our products. Before we can market our products in the United States, we must conduct and successfully complete extensive clinical trials and then receive 501(k) clearance or Premarket Approval (“PMA”) from the FDA. The time required to obtain approval by the FDA and comparable non-U.S. regulatory authorities may be unpredictable and depends upon numerous factors, including the substantial discretion of such regulatory authorities. In addition, policies, regulations or the type and amount of preclinical and clinical data necessary to gain clearance or approval may change during the course of a product’s life-cycle. We are required to undertake and complete certain studies to generate data required to support submissions to the FDA and certain other regulatory authorities, which studies may require additional capital and time. The FDA can delay, limit or deny clearance or approval of a device for many reasons, including:
•
our inability to demonstrate to the satisfaction of the FDA or the applicable regulatory entity or notified body that our products are safe and effective for their intended uses;

•
the disagreement of the FDA or the applicable foreign regulatory body with the design or implementation of our clinical trials or the interpretation of data from preclinical studies or clinical trials;

•
serious and unexpected adverse device effects experienced by participants in our clinical trials;

•
the data from our preclinical studies and clinical trials may be insufficient to support clearance or approval, where required;

•
our inability to demonstrate that the clinical and other benefits of the product outweigh the risks;

•
the manufacturing process, facilities, or third-party manufacturers or suppliers we use may not meet applicable requirements;

•
inadequate compliance with preclinical, clinical or other regulations by us, our clinical investigators, or clinical trial service provides (e.g., contract research organizations); and

•
the potential for approval policies or regulations of the FDA or applicable foreign regulatory bodies to change significantly in a manner rendering our clinical data or regulatory filings insufficient for clearance or approval.

It is possible that none of our products or any products we may seek to develop in the future will ever be cleared or approved by the FDA. Any delays in, or failure to receive or maintain, clearance or approval for our products could prevent us from generating revenue from these products or achieve profitability. Furthermore, even if we were to obtain 501(k) clearance or PMA approval for our products, neither clearance nor approval by the FDA nor our existing CE Marks ensures approval by regulatory authorities in other countries or jurisdictions that we may target for commercialization of the iCLAS or vCLAS systems, and approval by one regulatory authority does not ensure approval by regulatory authorities in other countries or clearance or approval by the FDA. If we do not receive or maintain regulatory clearances or approvals for our products in the United States and other jurisdictions that we target for commercialization of our products, we will not be able to successfully commercialize our products, which could substantially impair our ability to generate revenues and materially harm our business, financial condition and results of operations.
We may be subject to enforcement action if we engage in improper or off-label marketing or promotion of our products, including significant legal liability, fines, penalties, and injunctions, which could materially and adversely affect our business, financial condition and results of operations.
We are not permitted to promote or market our products in the United States until FDA clearance or approval is obtained. After clearance or approval, our promotional materials and user training methods must comply with the requirements of the FDA and other applicable laws and regulations, including the prohibition of the promotion of unapproved, or “off-label,” uses. Practitioners may use our products off-label, as the FDA does not restrict or regulate a practitioner’s choice of treatment within the practice of medicine. However, if the FDA determines that our promotional materials or training constitutes promotion of an off-label use, it could request that we modify our training or promotional materials or subject us to regulatory or enforcement actions, including the issuance of an untitled letter, a warning letter, injunction, seizure, civil fine, or criminal prosecution. Other federal, state, or foreign enforcement authorities, including the U.S. Department of Justice, might also take action if they consider our promotional or training materials to constitute promotion of an off-label use, which could result in significant fines or penalties under other statutory authorities, such as laws prohibiting false claims for reimbursement. In that event, our reputation could be damaged, which may lead to reduced or non-acceptance of our proposed product candidates by the market. In addition, the off-label use of our products may increase the risk of product liability claims. Product liability claims are expensive to defend and could divert the attention of our management, result in substantial damage awards against us, and harm our reputation.
Adverse findings in post-marketing vigilance or regulatory audits could subject us to suspension or withdrawal of our certificates of conformity, mandatory product recalls and significant legal liability, which could materially and adversely affect our business, financial condition and results of operations.
In May 2020, Adagio Medical received an EC certificate of conformity (“CE Mark”) from its notified body (a private organization designated by the competent authorities of the EEA, to conduct conformity assessments and verify the conformity of manufacturers and their medical devices with the Essential Requirements of the EU Medical Devices Directive and the EU Medical Devices Regulations) for its Cryoablation Console, iCLAS Cryoablation Catheter, Shaped Stylets, and Esophageal Warming Balloon Catheter allowing the CE Mark to be affixed to such products permitting such products to be placed on the market within any state in the EEA and, through mutual recognition agreements, Switzerland (subject to certain localized registration and language requirements). In March 2024, Adagio Medical received an EC certificate of conformity for the VT Cryoablation System (vCLAS™ Catheter and updated Cryoablation Console) under the EU Medical Devices Regulation (i.e., European Union Regulation 2017/745). The updated Console is compatible with both iCLAS and vCLAS catheters. Manufacturers of medical devices in the EEA are required to implement post-marketing vigilance procedures with respect to their CE Marked medical devices in accordance with the rules governing the Medical Device Vigilance System provided for in European Commission’s MDR Chapter VII. Such post-marketing vigilance procedures include surveillance of patient and user complaints and alleged incidents associated with the use of CE Marked medical devices. MDR Article 2(64) and (65) define incidents as any malfunction or deterioration in the characteristics and/or performance of a device made available on the market, including user error due to ergonomic features, as well as any inadequacy in information supplied by the manufacturer and any undesirable side-effects and serious incidents as any incident which, directly or indirectly, led, might lead to or might have led to (a) the death of a patient, or user or of other persons, (b) to the temporary or permanent serious deterioration in their state of health, or (c) serious public health threat. When a medical device is suspected to have a causal relationship with an incident that led or might have led to death of or the serious deterioration of the health of a patient, or user or of other person, its manufacturer or authorized representative in the EU must report it to the competent authority in whose territory the incident occurred. Serious incidents must be reported no later than 15 calendar days, and in some cases no later than 2 calendar days, after the manufacturer becomes aware of the incident. In addition to reporting the serious incidents, the manufacturer must investigate and take any corrective action required, including Field Safety Corrective Actions (“FSCAs”). For a reportable serious incident, the manufacturer’s investigation is monitored by the competent authority, which may intervene, or initiate an independent investigation if considered appropriate. The required corrective action depends on the seriousness of the incident and varies from the issuance of advisory notices to the implementation of FSCAs or product recalls. FSCAs must be reported by the manufacturer or its authorized representative to the competent authorities of the countries affected by the FSCA. Customers and/or the end users of the medical device must also be notified. Incidents not requiring reporting to the competent authorities must be documented, reviewed, investigated and analyzed on a regular basis by the manufacturer to determine whether trending conclusions can be made concerning the safety or performance of the medical device and whether actions must be taken in relation to the continued marketing of medical devices currently on the market.
In May 2022, for example, Adagio Medical submitted a FSCA to the competent authorities relating to a serious adverse event that occurred in October 2021 during the US pivotal IDE clinical study of the CE marked iCLAS™ Cryoablation System. The US IDE clinical study was put on a voluntary hold during the investigation of the incident, even though the iCLAS™ Cryoablation Catheter remained commercially available in the EU during such investigation. The procedure was performed with a guiding sheath that Adagio Medical had not authorized for use with the Adagio iCLAS™ Cryoablation Catheter in the study. After the catheter successfully completed 20 freeze cycles, it was removed from the patient for post-mapping and was subsequently re-inserted into the patient without completing the functional test freeze. After re-insertion, the freeze application was initiated followed by the receipt of a console alert of a system error. The patient’s heart rate declined rapidly and the presence of nitrogen in the left atrium was confirmed with intracardiac echocardiography. The patient subsequently died. After investigation, it was determined that the guiding sheath was damaged and therefore, severely compromised the Adagio iCLAS™ Cryoablation Catheter. During catheter removal, the force applied to retract the Adagio iCLAS™ Cryoablation Catheter caused its electrode band to cut into its freezing element and sever the two layers of high-pressure tubes containing the cryogen. This resulted in an external gas leak into the patient leading to air/gas embolism and death. The FSCA reported to the competent authorities described the corrective actions implemented by us including software and labeling update and retraining requirements, and the competent authorities accepted the corrective actions. The patient’s death was also reported to the FDA.
We expect to incur ongoing costs to comply with these post-market vigilance obligations in EEA markets for so long as we continue to market and sell products in those markets. Moreover, any patient or user complaints and/or adverse events discovered during such post-market vigilance could subject us to suspension or withdrawal of our EC certificates of conformity or CE Mark, mandatory product recalls and significant legal liability, which would materially and adversely affect our business, financial condition and results of operation. In addition, a notified body or competent authority in an EEA country may perform post-marketing audits on our products and premises from time to time. Failure to comply with such requests in a timely manner, and any adverse findings in any such audit, could subject us to suspension or withdrawal of our EC certificates of conformity or CE Mark, mandatory product recalls and significant legal liability, which could materially and adversely affect our business, financial condition and results of operations.
We may be subject to enforcement action if we engage in marketing of our products pursuant to improper regulatory classifications in the EU, including suspension or withdrawal of our certificates of conformity, mandatory product recalls and significant legal liability, fines, penalties, and injunctions, which could materially and adversely affect our business, financial condition and results of operations.
To place a medical device on the market in the EU, a manufacturer must have a valid CE mark for the device, issued after the completion of a conformity assessment. For class I, II, or III medical devices, a third-party notified body must be involved in the conformity assessment procedure and issue an EC Certificate. For Class I devices, the manufacturer conducts its own conformity assessment and self-certifies the devices; the notified body is not involved. The components of the iCLAS and VT Cryoablation systems as placed on the market in the EU are individually classified and fall into different classifications. If an EU competent authority determines that an Adagio medical device is marketed under improper classification and/or improper or invalid EC Certificate, the authority may initiate enforcement action, such as ordering us to recall and withdraw the respective medical device from the market and/or pursue criminal penalties under national member state law.
We are currently subject to, and may in the future become subject to additional, U.S. federal and state laws and regulations imposing obligations on how we collect, store and process personal information. Our actual or perceived failure to comply with such obligations could harm our business. Ensuring compliance with such laws could also impair our efforts to maintain and expand our future customer base, and thereby decrease our revenue.
In the ordinary course of our business, we currently, and, in the future, will, collect, store, transfer, use or process sensitive data, including personally identifiable information of employees, and intellectual property and proprietary business information owned or controlled by us and other parties. The secure processing, storage, maintenance, and transmission of this critical information are vital to our operations and business strategy. We are, and may increasingly become, subject to various laws and regulations, as well as contractual obligations, relating to data privacy and security in the jurisdictions in which we operate. The regulatory environment related to data privacy and security is increasingly rigorous, with new and constantly changing requirements applicable to our business, and enforcement practices are likely to remain uncertain for the foreseeable future. These laws and regulations may be interpreted and applied differently over time and from jurisdiction to jurisdiction, and it is possible that they will be interpreted and applied in ways that may have a material adverse effect on our business, financial condition, results of operations and prospects.
In the United States, various federal and state regulators, including governmental agencies like the Consumer Financial Protection Bureau and the Federal Trade Commission, have adopted, or are considering adopting, laws and regulations concerning personal information and data security. Certain state laws may be more stringent or broader in scope, or offer greater individual rights, with respect to personal information than federal, international or other state laws, and such laws may differ from each other, all of which may complicate compliance efforts. For example, the California Consumer Privacy Act (the “CCPA”), which increases privacy rights for California residents and imposes obligations on companies that process their personal information, came into effect on January 1, 2020. Among other things, the CCPA requires covered companies to provide new disclosures to California consumers and provide such consumers new data protection and privacy rights, including the ability to opt-out of certain sales of personal information. The CCPA provides for civil penalties for violations, as well as a private right of action for certain data breaches that result in the loss of personal information. This private right of action may increase the likelihood of, and risks associated with, data breach litigation. It is possible that these consumer, health-related and data protection laws may be interpreted and applied in a manner that is inconsistent with our practices. If so, this could result in government-imposed fines or orders requiring that we change our practices, which could adversely affect our business. In addition, laws in all 50 U.S. states require businesses to provide notice to consumers whose personal information has been disclosed as a result of a data breach. State laws are changing rapidly and there is discussion in the U.S. Congress of a new comprehensive federal data privacy law to which we would become subject if it is enacted.
Furthermore, regulations promulgated pursuant to the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”), establish privacy and security standards that limit the use and disclosure of individually identifiable health information (known as “protected health information”) and require the implementation of administrative, physical and technological safeguards to protect the privacy of protected health information and ensure the confidentiality, integrity and availability of electronic protected health information. Determining whether protected health information has been handled in compliance with applicable privacy standards and our contractual obligations can require complex factual and statistical analyses and may be subject to changing interpretation. Although we take measures to protect sensitive data from unauthorized access, use or disclosure, our information technology and infrastructure may be vulnerable to attacks by hackers or viruses or breaches due to employee error, malfeasance or other malicious or inadvertent disruptions. Any such breach or interruption could compromise our networks and the information stored there could be accessed by unauthorized parties, manipulated, publicly disclosed, lost or stolen. Any such access, breach or other loss of information could result in legal claims or proceedings, and liability under federal or state laws that protect the privacy of personal information, such as the HIPAA, the Health Information Technology for Economic and Clinical Health Act (HITECH), and regulatory penalties. Notice of breaches must be made to affected individuals, the Secretary of the Department of Health and Human Services, and for extensive breaches, notice may need to be made to the media or State Attorneys General. Such a notice could harm our reputation and our ability to compete.
We are in the process of evaluating compliance needs but do not currently have in place formal policies and procedures related to the storage, collection and processing of information, and has not conducted any internal or external data privacy audits, to ensure our compliance with all applicable data protection laws and regulations. Additionally, we do not currently have policies and procedures in place for assessing our third-party vendors’ compliance with applicable data protection laws and regulations. All of these evolving compliance and operational requirements impose significant costs, such as costs related to organizational changes, implementing additional protection technologies, training employees and engaging consultants, which are likely to increase over time. In addition, such requirements may require us to modify our data processing practices and policies, distract management or divert resources from other initiatives and projects, all of which could have a material adverse effect on our business, financial condition, results of operations and prospects. Any failure or perceived failure by us or our third-party vendors, collaborators, contractors and consultants to comply with any applicable federal, state or similar foreign laws and regulations relating to data privacy and security, or could result in damage to our reputation, as well as proceedings or litigation by governmental agencies or other third parties, including class action privacy litigation in certain jurisdictions, which would subject us to significant fines, sanctions, awards, penalties or judgments, all of which could have a material adverse effect on our business, financial condition, results of operations and prospects.
We are or will be subject to anti-corruption and anti-bribery and anti-money laundering and similar laws, and non-compliance with such laws can subject us to administrative, civil and criminal fines and penalties, collateral consequences, remedial measures and legal expenses, all of which could adversely affect our reputation, business, financial condition and results of operations.
We are or will be subject to anti-corruption and anti-bribery and anti-money laundering and similar laws, which prohibit corporations and individuals from paying, offering to pay, or authorizing the payment of anything of value to any foreign government official, government staff member, political party, or political candidate in an attempt to obtain or retain business or to otherwise influence a person working in an official capacity.
This includes the FCPA, which prohibits corporations and individuals from paying, offering to pay, or authorizing the payment of anything of value to any foreign government official, government staff member, political party, or political candidate in an attempt to obtain or retain business or to otherwise influence a person working in an official capacity. We are also subject to the UK Anti-Bribery Act, which prohibits both domestic and international bribery, as well as bribery across both public and private sectors.
As we expand our commercial operations outside of the United States, we will need to comply with non-U.S. regulatory requirements, will need to expand business relationships with various third parties, and will interact more frequently with foreign officials, including regulatory authorities. Expanded programs to maintain compliance with such laws will be costly and may not be effective. Any interactions with any such parties or individuals where compensation is provided that are found to be in violation of such laws could result in substantial fines and penalties and could materially harm our business. Furthermore, any finding of a violation under one country’s laws may increase the likelihood that we will be prosecuted and be found to have violated another country’s laws. If our business practices outside the United States are found to be in violation of the FCPA, UK Anti-Bribery Act or other similar laws, we may be subject to significant civil and criminal penalties which could have a material adverse effect on our financial condition and results of operations.
If we expand our developments and commercialization activities outside of the United States, we will be subject to an increased risk of inadvertently conducting activities in a manner that violates the FCPA and similar laws. If that occurs, we may be subject to civil or criminal penalties, which could have a material adverse effect on our business, financial condition, results of operations and growth prospects.
If we choose to establish and expand our commercial operations outside of the United States, we will need to comply with non-U.S. regulatory requirements, will need to establish and expand business relationships with various third parties, and we will interact more frequently with foreign officials, including regulatory authorities. Expanded programs to maintain compliance with such laws will be costly and may not be effective. Any interactions with any such parties or individuals where compensation is provided that are found to be in violation of such laws could result in substantial fines and penalties and could materially harm our business. Furthermore, any finding of a violation under one country’s laws may increase the likelihood that we will be prosecuted and be found to have violated another country’s laws. If our business practices outside the United States are found to be in violation of the FCPA or other similar laws, we may be subject to significant civil and criminal penalties, which could have a material adverse effect on our financial condition and results of operations.
Our employees, independent contractors, consultants, commercial partners, distributors and vendors may engage in misconduct or other improper activities, including noncompliance with regulatory standards and requirements.
We are exposed to the risk that our employees, independent contractors, consultants, commercial partners, distributors, and vendors may engage in misconduct or other improper activities. Misconduct by these parties could include failures to comply with applicable FDA regulations, provide accurate information to the FDA, comply with federal and state health care fraud and abuse laws and regulations, accurately report financial information or data or disclose unauthorized activities to us. In particular, sales, marketing and business arrangements in the health care industry are subject to extensive laws and regulations intended to prevent fraud, misconduct, kickbacks, self-dealing and other abusive practices. These laws and regulations may restrict or prohibit a wide range of pricing, discounting, marketing and promotion, sales commission, customer incentive programs and other business arrangements. Misconduct by these parties could also involve the improper use of information obtained in the course of clinical trials, which could result in regulatory sanctions and serious harm to our reputation. It is not always possible to identify and deter misconduct by these parties, and the precautions we take to detect and prevent such misconduct may not be effective in controlling unknown or unmanaged risks or losses or in protecting us from governmental investigations or other actions or lawsuits stemming from a failure to comply with these laws or regulations. If any such actions are instituted against us, and we are not successful in defending ourselves or asserting our rights, those actions could have a significant impact on our business, including the imposition of significant penalties, including civil, criminal and administrative penalties, damages, fines, disgorgement, individual imprisonment, exclusion from participation in government funded healthcare programs, such as Medicare and Medicaid, integrity oversight and reporting obligations, contractual damages, reputational harm, diminished profits and future earnings and the curtailment or restructuring of our operations. If any of the physicians or other health care providers or entities with whom we expect to do business are found to be not in compliance with applicable laws, they may be subject to criminal, civil or administrative sanctions, including exclusions from government funded health care programs.
Risks Related to Litigation and Regulation
We are subject to extensive laws and regulations of the United States and foreign regulatory agencies that could impose substantial costs, legal prohibitions and restrictions, or unfavorable changes upon our operations, and any failure to comply with these laws and regulations, including as they evolve, could delay or entirely prevent the commercialization of our products or result in litigation and substantially harm our business and results of operations.
We are and will be subject to environmental, manufacturing, and health and safety laws and regulations at numerous jurisdictional levels, including laws relating to the use, handling, storage, recycling, disposal and human exposure to hazardous materials and with respect to constructing, expanding and maintaining our facilities. Any violations of these laws may result in substantial fines and penalties, remediation costs, third party damages, or a suspension or cessation of our operations. The costs of compliance, including remediating contamination, if any, is found on our properties, or any related changes to our operations, may be significant. We may also face unexpected delays in obtaining permits and approvals required by such laws in connection with our manufacturing facilities, which would hinder our ability to commence or continue our commercial manufacturing operations. Such costs and delays may adversely impact our business prospects and results of operations.
In addition, the medical device industry is regulated extensively by governmental authorities, principally the FDA and corresponding state and foreign regulatory agencies and authorities, such as the EU legislative bodies and the EEA Member State Competent Authorities. The FDA and foreign regulatory agencies regulate, among other things, with respect to medical devices: design, development, manufacturing and release; laboratory, preclinical and clinical testing; labeling, packaging, content and language of instructions for use and storage; product safety and effectiveness; establishment registration and device listing; marketing, sales and distribution; regulatory authorization, including but not limited to pre-market clearance and approval; service operations; product traceability and record keeping procedures; advertising and promotion; recalls and field safety corrective actions; post-market surveillance, including reporting of deaths or serious injuries and malfunctions that, if they were to recur, could lead to death or serious injury; post-market studies; and product import and export. Any failures to comply with applicable laws, regulations and standards could result in significant expenses, delays, fines, or other sanctions. The laws and regulations to which we are subject are complex and change from time to time. Legal or regulatory changes, and FDA’s interpretation of regulations and guidances, could result in restrictions on our ability to carry on or expand our operations, higher than anticipated costs or lower than anticipated sales. The FDA and foreign regulatory agencies enforce these regulatory requirements through, among other means, periodic announced and unannounced inspections. We do not know whether we will be found compliant in connection with any future FDA inspections. Failure to comply with applicable regulations could jeopardize our ability to sell our products and result in enforcement actions such as: warning letters; fines; injunctions; civil penalties; termination of distribution; recalls or seizures of products; delays in the introduction of products into the market; total or partial suspension of production; refusal to grant future clearances or approvals; withdrawals or suspensions of current approvals, resulting in prohibitions on sales of our products; and in the most serious cases, criminal penalties. Regulatory enforcement or inquiries, or other increased scrutiny of us, could dissuade physicians from using our products and adversely affect our reputation and the perceived safety and effectiveness of our products.
We also expect to become subject to laws and regulations applicable to the supply, manufacture, import, sale, and service of our products, including in those countries and markets we intend to enter in the future. Compliance with such regulations will require additional time, effort and expense to ensure regulatory compliance in those countries. There can be no assurance that we will be able to achieve foreign regulatory compliance in a timely manner and at our expected cost, or at all, and the costs of achieving international regulatory compliance or the failure to achieve international regulatory compliance could harm our business, prospects, results of operations and financial condition.

We are subject to risks relating to disputes and other legal proceedings, product liability lawsuits, that may be time consuming and costly.
Our business exposes us to the risk of product liability claims that are inherent in the design, development, testing, manufacture and marketing of medical devices. This risk exists even if a device or product is cleared or approved for commercial sale or testing by FDA or other foreign regulators and manufactured in facilities registered with and regulated by FDA or an applicable foreign regulatory authority. Any manufacturing or design defects, misuse (including, but not limited to, inadequate sterilization or product cooling) by trained medical professionals or others, or abuse associated with our products could result in patient injury or death. The medical device industry has historically been subject to extensive litigation over product liability claims, and we cannot offer any assurance that we will not face product liability suits.
In addition, an injury that is caused by the activities of our suppliers, such as those who provide us with components and raw materials, or hired medical professional field specialists, such as third-party hospitals and medical professionals carrying out field tests, may be the basis for a claim against us. Product liability or wrongful death claims may be brought against us by patients, health care providers or others coming into contact with, or providing services using, our products. If we cannot successfully defend ourselves against these or similar claims, or if we or our suppliers have inadequate product liability insurance, we may incur substantial liabilities and reputational harm. In addition, regardless of merit or eventual outcome, product liability claims may result in:
•
impairment of our brand and/or business reputation;

•
costly litigation;

•
distraction of management’s attention from our primary business;

•
loss of revenue;

•
the inability to commercialize our products;

•
decreased demand for our products;

•
product recall or withdrawal from the market;

•
withdrawal of clinical trial participants; and

•
substantial monetary awards to patients or other claimants.

While we may attempt to manage our product liability exposure and other related legal liabilities by proactively recalling or withdrawing from the market any defective products, any recall or market withdrawal of our products may delay the supply of those products to our customers and may impact our reputation. We can provide no assurance that we will be successful in initiating appropriate recall or market withdrawal efforts, or adequate medical training regarding the use of our devices, that may be required in the future or that these efforts will have the intended effect of preventing product malfunctions or wrongful use and the accompanying product liability that may result. Any such recalls and market withdrawals may also be used by our competitors to harm our reputation for safety or be perceived by patients as a safety risk when considering the use of our products, either of which could have an adverse effect on our business, financial condition and results of operations.
Our lack of a trade compliance program leaves certain regulatory trade risk inherent in international business unmitigated. If we fail to comply with applicable international trade and sanctions regulations, we may become subject to regulatory investigations, penalties, and fines. A trade compliance program including a screening process for customers, independent contractors, and other third parties would help avoid violations, and if a violation occurred, having a trade compliance program is often a mitigating factor in determining penalties.
We have business activities and contracts with customers, independent contractors, vendors/suppliers, or other third parties in North America and internationally. However, we do not have any policies related to trade controls, including export and import controls, economic sanctions, anti-boycott requirements, and regulations, or anti-bribery and anti-corruption laws. We also do not have any dedicated international trade or sanctions compliance personnel or process for monitoring compliance with the international trade-related legal and regulatory obligations.
Risks Related to Financing Transactions
We are subject to financing risks. There are no guarantees that we can meet our financing needs for our operations and future investments at a reasonable cost or at all.
Our ability to generate cash is essential for the funding of our operations and the servicing of our debt. If existing cash balances together with the borrowing capacity under our credit facilities were not sufficient to make future investments, make acquisitions or provide needed working capital, we may require financing from other sources. Our ability to obtain such additional financing in the future will depend on a number of factors including prevailing capital market conditions, conditions in the industries in which we operate, our credit rating, our operating results and creditworthiness, and the purpose for such financing. These factors may affect our ability to arrange additional financing (including any Additional Financing) on terms that are acceptable to us. If additional funds are not available on acceptable terms, we may not be able to make future investments, take advantage of acquisitions or pursue other opportunities.
There are risks associated with the Convertible Notes that could adversely affect our business and financial condition.
We have an aggregate principal amount of $20,000,000 of outstanding indebtedness under the Convertible Notes, which have a maturity of three years and nine months following the Closing Date. The Convertible Notes accrue interest at a rate of 13% per annum, which is due quarterly and, at our election, either payable-in-kind (in which case, such interest will accrue and remain unpaid until maturity) or payable in cash. Further, the Convertible Notes are, at the option of the holders of the Convertible Notes (subject to certain conditions), convertible into shares of Common Stock at a rate of $10.00 per share, each subject to adjustment in accordance with the terms and conditions of the Convertible Notes.
The Convertible Notes provide for certain customary events of default, including, among others, payment defaults (subject to customary grace for interest and fees), voluntary or involuntary bankruptcy, material misrepresentations, covenants breaches (subject to grace in certain instances), material judgements and material cross-defaults to other indebtedness. The Convertible Notes also include certain customary affirmative and negative covenants, including, among others, limitations on incurring additional indebtedness, the creation of additional liens on our assets, and entering into investments, in each case subject to customary exceptions, as well as a minimum liquidity requirement and an asset sale mandatory prepayment requirement, subject to customary reinvestment rights. In addition, a Change of Control, as defined in the Convertible Notes includes, among others, certain mergers, asset sales, tender offers, business combinations and reorganizations, which would give the holders of the Convertible Notes the right to redeem the outstanding indebtedness in cash.
Our ability to remain in compliance with the covenants under the Convertible Notes depends on, among other things, our operating performance, competitive developments and financial market conditions, all of which are significantly affected by financial, business, economic and other factors, many of which we are not able to control. The Convertible Notes could have other important consequences, including the following:
•
The limitations imposed by the Convertible Notes on our ability to incur additional debt and to take other actions might significantly impair our ability to obtain other financing. This could have serious consequences to our financial condition and results of operations and could cause us to become bankrupt or insolvent;

•
we may need to use a substantial portion of our cash flow from operations to repay the principal and accrued and unpaid interest on the Convertible Notes if an event of default occurs prior to maturity, which would reduce funds available to us to fund our business plan and other general corporate purposes;

•
we may be unable to refinance the Convertible Notes (at all or on terms that are satisfactory) or to otherwise repay the Convertible Notes at maturity, including any unpaid and accrued interest therein, and we may be unable to obtain additional financing for our business plan, working capital, capital expenditures, acquisitions or general corporate purposes. Any refinancing of the Convertible Note could be at significantly higher interest rates, incur significant transaction fees or include more restrictive covenants;
•
we may be unable to comply with the covenants in the Convertible Notes due to business developments or financial market conditions, which could result in an event of default that, if not cured or waived, gives the holders of the Convertible Notes the right to accelerate the Convertible Notes or otherwise exercise any other remedies available to them under applicable law. Among those remedies, the holders would have the right to seize any of our assets pledged to the holders of the Convertible Notes and/or to convert the Convertible Notes into shares of Common Stock. An event of default could cause a significant decline in the value of the shares of Common Stock and may force us into bankruptcy or liquidation;

•
The conversion of the Convertible Notes into shares of Common Stock could result in significant dilution to our existing stockholders and cause the market price of the Common Stock to decline; and

•
we may be more vulnerable to an economic downturn or recession and adverse developments in our business given our lack of revenues as a development stage company.

There can be no assurance that we will be able to manage any of the risks described above successfully. Further, capital and credit markets, which have been disrupted by macroeconomic pressures, have experienced increased volatility. As a result, access to additional financing may be challenging and is largely dependent upon evolving market conditions and other factors, which could materially impact our business, results of operations, financial condition and prospects.
We are subject to risks relating to increased interest rates and any adverse developments in the credit markets.
Adverse developments in the credit markets, including reduced liquidity or rising interest rates, could reduce the availability of funding for our projects. Volatility in the credit and equity markets could reduce our ability to raise additional capital through equity, equity-linked or debt financings, which could negatively impact our short-term and long-term liquidity and our ability to operate in accordance with our operating plan, or at all, or our ability to fund our growth. Additionally, our results of operations could be adversely affected by general conditions in the global economy and financial markets. A severe or prolonged economic downturn could result in a variety of risks to our business, including weakened demand for our products and technologies, and our ability to raise additional capital when needed on favorable terms, if at all. In addition, increased interest rates could strain our customers’ budgets or cause delays in their payments to us. Any of the foregoing could harm our business, and we cannot anticipate all of the ways in which the current economic climate and financial market conditions could adversely impact our ability to raise capital, business, results of operations and financial condition.
Risks Related to Tax
Our ability to use net operating loss carryforwards and other tax attributes may be limited as a result of the Business Combination or other ownership changes.
We have incurred net operating losses during our history that have yet to be utilized. To the extent that we continue to generate net operating losses, unused losses will carry forward to offset future taxable income, if any, until such unused losses expire, if at all (depending on the tax year in which such losses were incurred). Under Sections 382 and 383 of the Code, U.S. federal income tax net operating loss carryforwards and other tax attributes may become subject to an annual limitation in the event of certain cumulative changes in our ownership. An “ownership change” pursuant to Section 382 of the Code generally occurs if one or more stockholders or groups of stockholders who own at least 5% of the company’s stock increase their ownership by more than 50 percentage points over their lowest ownership percentage within a rolling three-year period. Our ability and/or the ability of the U.S. federal consolidated group of which we are a member to utilize net operating loss carryforwards and other tax attributes to offset future taxable income or tax liabilities may be limited as a result of ownership changes, including potential changes arising as a result of the Business Combination or other transactions. Similar rules may apply under state tax laws. We have not yet determined the amount of the cumulative change in our ownership resulting from the Business Combination or other transactions, or any resulting limitations on our ability to utilize our net operating loss carryforwards and other tax attributes. If we (or the consolidated group of which we are a member) earn taxable income, such limitations could result in increased future income tax liability to us and our future cash flows could be adversely affected.
A new 1% U.S. federal excise tax could be imposed on us in connection with redemptions by us of our stock.
On August 16, 2022, the Inflation Reduction Act (the “IRA”) was signed into U.S. federal law. The IRA provides for, among other things, a U.S. federal 1% excise tax on certain repurchases (including certain redemptions) of stock by publicly traded U.S. corporations and certain U.S. subsidiaries of publicly traded non-U.S. corporations (each, a “covered corporation”). The excise tax applies only to repurchases that occur after December 31, 2022.
Because we are a Delaware corporation and our securities trade on Nasdaq, we are a “covered corporation” for this purpose. The excise tax is imposed on the repurchasing corporation itself, not its stockholders from which shares are repurchased. The amount of the excise tax is generally 1% of the fair market value of the shares repurchased at the time of the repurchase. However, for purposes of calculating the excise tax, repurchasing corporations are permitted to net the fair market value of certain new stock issuances against the fair market value of stock repurchases during the same taxable year. In addition, certain exceptions apply to the excise tax.
Any redemptions by us may be subject to the excise tax. Whether and to what extent we would be subject to the excise tax on a redemption of our stock would depend on a number of factors. As noted above, the excise tax would be payable by us, and not by the redeeming holder.
Unanticipated tax laws or any changes in tax rates or in the application of the existing tax laws to us may adversely impact our results of operations.
We operate and are subject to income and other taxes in the United States and a growing number of other jurisdictions throughout the world. Existing domestic and foreign tax laws, statutes, rules, regulations, or ordinances could be interpreted, changed, modified, or applied adversely to us (possibly with retroactive effect), which could require us to pay additional tax amounts, fines or penalties, surcharges, and interest charges for past amounts due, the amounts and timing of which are difficult to discern. Existing tax laws, statutes, rules, regulations, or ordinances could also be interpreted, changed, modified, or applied adversely to our customers (possibly with retroactive effect) and, if our customers are required to pay additional surcharges, it could adversely affect demand for our products. Furthermore, changes to federal, state, local, or international tax laws on income, sales, use, import/export, indirect, or other tax laws, statutes, rules, regulations, or ordinances on multinational corporations continue to be considered by the United States and other countries where we currently operate or plans to operate. These contemplated tax initiatives, if finalized and adopted by countries or subnational jurisdictions, and the other tax issues described above may materially and adversely impact our operating activities, effective tax rate, deferred tax assets, operating income, and cash flows.
Risks Related to Ownership of Our Securities
The shares of Common Stock being offered in this prospectus represent a substantial percentage of our outstanding Common Stock, and the sales of such shares, or the perception that these sales could occur, could cause the market price of our common stock to decline significantly.
This prospectus relates to the offer, sale or other disposition from time to time by the selling stockholders named in this prospectus or their permitted transferees of up to 8,505,387 shares of Common Stock, consisting of (i) up to 7,905,387 Convertible Note Shares (excluding the shares of common stock underlying the Convert Warrants), and (ii) up to 600,000 Convert Warrant Shares underlying the Convert Warrants, exercisable at a $24.00 exercise price or on a cashless basis. We will not receive any proceeds from the sale of shares of Common Stock by the selling stockholders pursuant to this prospectus.

In connection with the Business Combination, holders of 2,707,555 shares of ARYA’s Class A ordinary shares, or approximately 82%, of the issued and outstanding redeemable shares of ARYA’s Class A ordinary shares, properly exercised their right to redeem their shares (and did not withdraw their redemption) for cash at a redemption price of approximately $11.56 per share, for an aggregate redemption amount of approximately $31,312,102. The shares of Common Stock being offered for resale in this prospectus represent a substantial percentage of the total outstanding shares of Common Stock as of the date of this prospectus. The 8,505,387 shares of Common Stock being offered in this prospectus represent approximately 68% of our outstanding shares of Common Stock. The sale of all the securities being offered in this prospectus, or the perception that these sales could occur, could result in a significant decline in the public trading price of our securities.
The future exercise of registration rights may adversely affect the market price of our Common Stock.
Pursuant to the Subscription Agreements and the Investor Rights Agreement, we are required to file and maintain an effective registration statement under the Securities Act covering the resale of our securities by certain holders, including certain of our affiliates, and in some cases facilitate underwritten offerings of those securities by those holders. The registration and availability of such a significant number of securities for trading in the public market may have an adverse effect on the market price of our Common Stock. We have filed a separate registration statement concurrently with this offering relating to the resale of up to 12,036,988 shares of Common Stock, up to 9,098,727 shares of Common Stock issuable upon exercise of warrants to purchase Common Stock and up to 11,858,081 shares of Common Stock issuable upon conversion of Convertible Notes.
The Perceptive PIPE Investor has control over key decision making as a result of its control of a majority of the voting power of our outstanding Common Stock.
The Perceptive PIPE Investor is able to exercise voting rights with respect to over 66% of the voting power of our Common Stock. For so long as the Perceptive PIPE Investor continues to beneficially own at least approximately 66% of the issued and outstanding shares of Common Stock, the Perceptive PIPE Investor will continue to control the outcome of matters submitted to stockholders of Adagio for approval. This concentrated control will limit or preclude your ability to influence corporate matters for the foreseeable future.
This concentrated control could delay, defer, or prevent a change of control, merger, consolidation, or sale of all or substantially all of our assets that our other stockholders support, or conversely this concentrated control could result in the consummation of such a transaction that our other stockholders do not support. This concentrated control could also discourage a potential investor from acquiring our Common Stock, and might harm the trading price of our Common Stock. As a stockholder, even a controlling stockholder, the Perceptive PIPE Investor is entitled to vote its shares in its own interests, which may not always be in the interests of our stockholders generally.
We are an “emerging growth company” and “smaller reporting company” within the meaning of the Securities Act and if it takes advantage of certain exemptions from disclosure requirements available to emerging growth companies, it could make our securities less attractive to investors and may make it more difficult to compare our performance to the performance of other public companies.
We are an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act, as modified by the JOBS Act. As such, we are eligible for and intends to take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies for as long as it continues to be an emerging growth company, including, but not limited to, (a) not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, (b) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and (c) exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. As a result, our stockholders may not have access to certain information they may deem important. We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year in which the market value of shares of common stock that are held by non-affiliates exceeds $700 million as of June 30 of that fiscal year, (ii) the last day of the fiscal year in which it has total annual gross revenue of $1.235 billion or more during such fiscal year (as indexed for inflation), (iii) the date on which it has issued more than $1 billion in non-convertible debt in the prior three-year period or (iv) December 31, 2026, which is the last day of the fiscal year following the fifth anniversary of the date of the first sale of ordinary shares in the ARYA initial public offering. We cannot predict whether investors will find our securities less attractive because it will rely on these exemptions. If some investors find our securities less attractive as a result of its reliance on these exemptions, the trading prices of our securities may be lower than they otherwise would be, there may be a less active trading market for our securities and the trading prices of our securities may be more volatile.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
As an emerging growth company, we may also take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to obtain an assessment of the effectiveness of our internal controls over financial reporting from our independent registered public accounting firm pursuant to Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our shares of common stock less attractive because we will rely on these exemptions. If some investors find our shares of common stock less attractive as a result, there may be a less active market for our shares of common stock and our share price may be more volatile.
Additionally, we qualify as a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We expect that we will remain a smaller reporting company until the last day of any fiscal year for so long as either (a) the market value of the Common Stock held by non-affiliates does not equal or exceed $250 million as of the end of that year’s second quarter, or (b) our annual revenues did not equal or exceed $100 million during such completed fiscal year and the market value of the Common Stock held by non-affiliates did not equal or exceed $700 million as of the end of that year’s second quarter. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our financial statements with other public companies difficult or impossible.
Our stock price may be volatile and may decline regardless of its operating performance.
The market price of our common stock may fluctuate significantly in response to numerous factors and may continue to fluctuate for these and other reasons, many of which are beyond our control, including, but not limited to:
•
actual or anticipated fluctuations in our revenue and results of operations;

•
any financial projections we may provide to the public in the future, any changes in these projections or its failure to meet these projections;

•
failure of securities analysts to initiate and maintain our coverage, changes in financial estimates or ratings by any securities analysts who follow us or its failure to meet these estimates or the expectations of investors;

•
announcements by us or our competitors of significant technical innovations, acquisitions, strategic partnerships, joint ventures, results of operations or capital commitments;

•
changes in operating performance and stock market valuations of other life sciences companies generally, or those in the biotechnology industry in particular;

•
price and volume fluctuations in the overall stock market, including as a result of trends in the economy as a whole;

•
trading volume of our common stock;

•
the inclusion, exclusion or removal of our common stock from any indices;

•
changes in the Board or management;

•
transactions in Common Stock by directors, officers, affiliates and other major investors;

•
lawsuits threatened or filed against us;

•
changes in laws or regulations applicable to our business;

•
changes in our capital structure, such as future issuances of debt or equity securities;

•
short sales, hedging and other derivative transactions involving our capital stock;

•
general economic conditions in the United States and other markets in which we operate;

•
pandemics or other public health crises, including, but not limited to, the COVID-19 pandemic (including additional variants);

•
other events or factors, including those resulting from war, incidents of terrorism or responses to these events; and

•
the other factors described in this “Risk Factors” section.

The stock market has recently experienced extreme price and volume fluctuations. The market prices of securities of companies have experienced fluctuations that often have been unrelated or disproportionate to their operating results. In the past, stockholders have sometimes instituted securities class action litigation against companies following periods of volatility in the market price of their securities. Any similar litigation against us could result in substantial costs, divert management’s attention and resources and harm its business, financial condition and results of operations.
We may be unable to maintain the listing of our securities on Nasdaq in the future.
Our Common Stock is currently listed on the Nasdaq. However, we cannot guarantee that our securities will continue to be listed on Nasdaq. If we fail to meet the requirements of the applicable listing rules, such failure may result in a suspension of the trading of our shares or delisting in the future. In the event of a delisting, we can provide no assurance that any action taken by us to restore compliance with listing requirements would allow our securities to become listed again, stabilize the market price or improve the liquidity of our securities, prevent our securities from dropping below the minimum share price requirement or prevent future non-compliance with the listing requirements. This may further result in legal or regulatory proceedings, fines and other penalties, legal liability for us, the inability for our stockholders to trade their shares and negatively impact our share price, reputation, operations and financial position, as well as our ability to conduct future fundraising activities. If Nasdaq delists our securities and we are not able to list our securities on another national securities exchange, we expect that our securities could be quoted on an over-the-counter market. If this were to occur, we could face significant material adverse consequences, including but not limited to:
•
a limited availability of market quotations for our securities;

•
reduced liquidity for our securities;

•
a limited amount of news and analyst coverage for the company; and

•
a decreased ability to issue additional securities or obtain additional financing in the future.

An active trading market for our common stock may not be sustained.
Our Common Stock is listed on The Nasdaq Capital Market under the symbol “ADGM” and trades on that market. We cannot assure you that an active trading market for our Common Stock will be sustained. Accordingly, we cannot assure you of the liquidity of any trading market, your ability to sell your shares of our Common Stock when desired or the prices that you may obtain for your shares.
Future sales of shares by existing stockholders could cause our stock price to decline.
If our existing stockholders sell or indicate an intention to sell substantial amounts of Common Stock in the public market, the trading price of the Common Stock could decline. All the shares of Common Stock subject to stock options outstanding and reserved for issuance under its equity incentive plans are expected to be registered on Form S-8 under the Securities Act and such shares are eligible for sale in the public markets, subject to Rule 144 under the Securities Act (“Rule 144”) limitations applicable to affiliates. If these additional shares are sold, or if it is perceived that they will be sold in the public market, the trading price of the Common Stock could decline.
Although the Sponsor and certain selling stockholders will be subject to restrictions regarding the transfer of shares of Common Stock held by them, as described elsewhere in this prospectus, these shares may be sold after the expiration of their respective lock-ups. As restrictions on resale end and the registration statements for the resale of our securities are available for use, the market price of Common Stock could decline if the holders of currently restricted shares sell them or are perceived by the market as intending to sell them.
The Warrants may not be exercised at all or may be exercised on a cashless basis and we may not receive any cash proceeds from the exercise of the Warrants.
The exercise price of the Warrants may be higher than the prevailing market price of the underlying shares of Common Stock. The exercise price of the Warrants is subject to market conditions and may not be advantageous if the prevailing market price of the underlying shares of Common Stock is lower than the exercise price. The cash proceeds associated with the exercise of Warrants to purchase Common Stock are contingent upon our stock price. The value of Common Stock will fluctuate and may not align with the exercise price of the warrants at any given time. If the Warrants are “out of the money,” meaning the exercise price is higher than the market price of Common Stock, there is a high likelihood that warrant holders may choose not to exercise their warrants. As a result, we may not receive any proceeds from the exercise of the Warrants.
Furthermore, with regard to the Warrants, it is possible that we may not receive cash upon their exercise, since these warrants may be exercised on a cashless basis. A cashless exercise allows warrant holders to convert the warrants into shares of Common Stock without the need for a cash payment. Instead of paying cash upon exercise, the warrant holder would receive a reduced number of shares based on a predetermined formula. As a result, the number of shares issued through a cashless exercise will be lower than if the warrants were exercised on a cash basis, which could impact the cash proceeds we receive from the exercise of such warrants.
The Warrants may only be exercised for cash provided there is then an effective registration statement registering the shares of Common Stock issuable upon the exercise of such warrants. If there is not a then-effective registration statement, then such warrants may be exercised on a “cashless basis,” pursuant to an available exemption from registration under the Securities Act.
We may issue additional shares of Common Stock or other equity securities without your approval, which would dilute your ownership interests and may depress the market price of the common stock.
We will have the ability to initially issue such shares of Common Stock pursuant to our equity incentive plans and employee stock purchase plan. We may also issue additional shares of Common Stock or other equity securities of equal or senior rank in the future in connection with, among other things, future acquisitions or repayment of outstanding indebtedness, without stockholder approval, in a number of circumstances.

Our issuance of additional shares of Common Stock or other equity securities of equal or senior rank could, without limitation, have the following effects:
•
our existing stockholders’ proportionate ownership interest in us will decrease;

•
the amount of cash available per share, including for payment of dividends (if any) in the future, may decrease;

•
the relative voting strength of each previously outstanding share of common stock may be diminished; and

•
the market price of our shares of common stock may decline.

If securities or industry analysts either do not publish research about us or publish inaccurate or unfavorable research about us, our business, or its market, or if they change their recommendations regarding Common Stock adversely, the trading price or trading volume of the Common Stock could decline.
The trading market for Common Stock is influenced in part by the research and reports that securities or industry analysts may publish about us, our business, market, or competitors. If one or more of the analysts initiate research with an unfavorable rating or downgrade the common stock, provide a more favorable recommendation about our competitors, or publish inaccurate or unfavorable research about its business, the trading price of the common stock would likely decline. In addition, we currently expect that securities research analysts will establish and publish their own periodic projections for its business. These projections may vary widely and may not accurately predict the results we actually achieve. Our stock price may decline if the actual results do not match the projections of these securities research analysts. While we expect research analyst coverage, if no analysts commence coverage, the trading price and volume for the Common Stock could be adversely affected. If any analyst who may cover us were to cease coverage of us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause the trading price or trading volume of Common Stock to decline.
Delaware law and provisions in our Charter and Bylaws could make a merger, tender offer, or proxy contest difficult, thereby depressing the trading price of its common stock.
Our Charter and Bylaws contains provisions that could depress the trading price of Common Stock by acting to discourage, delay, or prevent a change of control of us or changes in our management that our stockholders may deem advantageous. These provisions include, without limitation, the following:
•
a classified board of directors so that not all members of the Board are elected at one time;

•
the right of the board of directors to establish the number of directors and fill any vacancies and newly created directorships;

•
director removal by stockholders solely for cause and with the affirmative vote of at least two-thirds (2/3) of the voting power of our then-outstanding shares of capital stock entitled to vote generally in the election of directors;

•
“blank check” preferred stock that the Board could use to implement a stockholder rights plan;

•
the right of the Board to issue our authorized but unissued common stock and preferred stock without stockholder approval;

•
no ability of our stockholders to call special meetings of stockholders;

•
no right of our stockholders to act by written consent, which requires all stockholder actions to be taken at a meeting of our stockholders;

•
limitations on the liability of and the provision of indemnification to, our director and officers;

•
the right of the board of directors to make, alter, or repeal the Bylaws; and

•
advance notice requirements for nominations for election to the Board or for proposing matters that can be acted upon by stockholders at annual stockholder meetings.

Any provision of our Charter or Bylaws that has the effect of delaying or deterring a change in control could limit the opportunity for our stockholders to receive a premium for their shares of common stock and could also affect the price that some investors are willing to pay for common stock.
Our Charter provides that the Court of Chancery of the State of Delaware will be the exclusive forum for substantially all disputes between us and our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or employees.
Our Charter provides that the Court of Chancery of the State of Delaware is the exclusive forum for any derivative action or proceeding brought on our behalf, any action asserting a breach of fiduciary duty, any action asserting a claim against us arising pursuant to the DGCL, our Charter or Bylaws or any action asserting a claim against us that is governed by the internal affairs doctrine. These choice of forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers or other employees and may discourage these types of lawsuits. This provision would not apply to claims brought to enforce a duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Our Charter provides further that, to the fullest extent permitted by law, the federal district courts of the United States will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act. However, Section 22 of the Securities Act provides that federal and state courts have concurrent jurisdiction over lawsuits brought under the Securities Act or the rules and regulations thereunder. To the extent the exclusive forum provision restricts the courts in which claims arising under the Securities Act may be brought, there is uncertainty as to whether a court would enforce such a provision. We note that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Furthermore, the enforceability of similar choice of forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings and it is possible that a court could find these types of provisions to be inapplicable or unenforceable. While the Delaware courts have determined that such choice of forum provisions are facially valid, a stockholder may nevertheless seek to bring a claim in a venue other than those designated in the exclusive forum provisions and there can be no assurance that such provisions will be enforced by a court in those other jurisdictions. If a court were to find the exclusive-forum provision contained in our Charter to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm its business.
We do not intend to pay dividends for the foreseeable future.
We currently intend to retain any future earnings to finance the operation and expansion of its business and we do not expect to declare or pay any dividends in the foreseeable future. Moreover, the terms of any revolving credit facility into which we or any of our subsidiaries enter may restrict our ability to pay dividends and any additional debt we or any of our subsidiaries may incur in the future may include similar restrictions. As a result, stockholders must rely on sales of their Common Stock after price appreciation as the only way to realize any future gains on their investment.
We will incur increased costs and obligations as a result of being a public company.
As a publicly traded company, we will incur significant legal, accounting and other expenses that we were not required to incur in the recent past, particularly after we are no longer an “emerging growth company” as defined under the JOBS Act. In addition, new and changing laws, regulations and standards relating to corporate governance and public disclosure, including the Dodd Frank Wall Street Reform and Consumer Protection Act and the rules and regulations promulgated and to be promulgated thereunder, as well as under the Sarbanes-Oxley Act, the JOBS Act and the rules and regulations of the SEC and national securities exchanges have created uncertainty for public companies and increased the costs and the time that the Board and management must devote to complying with these rules and regulations. We expect these rules and regulations to increase our legal and financial compliance costs and lead to a diversion of management time and attention from revenue generating activities.
Furthermore, the need to establish the corporate infrastructure demanded of a public company may divert management’s attention from implementing our growth strategy, which could prevent us from improving our business, results of operations and financial condition. We have made and will continue to make, changes to our internal controls and procedures for financial reporting and accounting systems to meet our reporting obligations as a publicly traded company. However, the measures we take may not be sufficient to satisfy our obligations as a publicly traded company.
The requirements of being a public company may strain our resources, divert management’s attention and affect our ability to attract and retain qualified board members.
We are subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act and any rules promulgated thereunder, as well as the rules of the national stock exchange under which the Company’s shares are listed. The requirements of these rules and regulations increase our legal and financial compliance costs, make some activities more difficult, time-consuming or costly and increase demand on our systems and resources. The Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures and internal controls for financial reporting. In order to maintain and, if required, improve our disclosure controls and procedures and internal control over financial reporting to meet this standard, significant resources and management oversight are required and, as a result, management’s attention may be diverted from other business concerns. These rules and regulations can also make it more difficult for us to attract and retain qualified independent members of the board of directors. Additionally, these rules and regulations make it more difficult and more expensive for us to obtain director and officer liability insurance. We may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. The increased costs of compliance with public company reporting requirements and our potential failure to satisfy these requirements could have a material adverse effect on our operations, business, financial condition or results of operations.
If we fail to establish and maintain proper and effective internal control over financial reporting, as a public company, our ability to produce accurate and timely financial statements could be impaired, investors may lose confidence in our financial reporting and the trading price of the Common Stock may decline.
Pursuant to Section 404 of the Sarbanes-Oxley Act, the report by management on internal control over financial reporting will be on our financial reporting and internal controls (as accounting acquirer) and, when we are no longer an emerging growth company, an attestation of the independent registered public accounting firm will also be required. The rules governing the standards that must be met for management to assess internal control over financial reporting are complex and require significant documentation, testing and possible remediation. We have not historically had to comply with all of these rules and to comply with the Sarbanes-Oxley Act, the requirements of being a reporting company under the Exchange Act and any complex accounting rules in the future, we may need to upgrade our legacy information technology systems, implement additional financial and management controls, reporting systems and procedures and hire additional accounting and finance staff.
If we are unable to hire the additional accounting and finance staff necessary to comply with these requirements, we may need to retain additional outside consultants. If we or, if required, our independent registered public accounting firm, are unable to conclude that our internal controls over financial reporting are effective, investors may lose confidence in our financial reporting, which could negatively impact the price of our securities.
We may become subject to securities or class action litigation, which is expensive and could divert management’s attention.
Our share price may be volatile and, in the past, companies that have experienced volatility in the market price of their stock have been subject to securities litigation, including class action litigation. We may be the target of this type of litigation in the future. Litigation of this type could result in substantial costs and diversion of management’s attention and resources, which could have a material adverse effect on our business, financial condition, and results of operations. Any adverse determination in litigation or any amounts paid to settle any such actual or threatened litigation could require that we make significant payments and/or could also subject us to significant liabilities.
If securities or industry analysts do not publish research or reports about our business or publish negative reports, the market price of our Common Stock could decline.
The trading market for our Common Stock is influenced by the research and reports that industry or securities analysts publish about us and our business. If regular publication of research reports ceases, we could lose visibility in the financial markets, which in turn could cause the market price or trading volume of our Common Stock to decline. Moreover, if one or more of the analysts who cover us downgrade our Common Stock or if reporting results do not meet their expectations, the market price of our Common Stock could decline.
Changes in laws or regulations or how such laws or regulations are interpreted or applied, or a failure to comply with any laws or regulations, may adversely affect our business and results of operations.
We are subject to laws and regulations enacted by national, regional and local governments. In particular, we are required to comply with certain SEC and other legal requirements. Compliance with and monitoring of, applicable laws and regulations may be difficult, time consuming and costly. A failure to comply with applicable laws or regulations, as interpreted and applied, could have a material adverse effect on our business and results of operations. In addition, those laws and regulations and their interpretation and application may change from time to time, including as a result of changes in economic, political, social and government policies and those changes could have a material adverse effect on our business and results of operations.

MARKET AND INDUSTRY DATA
Information contained in this prospectus concerning the market and the industries in which we compete, including our market position, general expectations of market opportunities and market size, is based on information from various third-party sources, publicly available information, various industry publications, internal data and estimates, and assumptions made by us based on such sources. Internal data and estimates are based upon information obtained from trade and business organizations and other contacts in the markets in which we operate and our management’s understanding of industry conditions. This information and any estimates provided herein involve numerous assumptions and limitations, and you are cautioned not to give undue weight to such information. Third-party sources generally state that the information contained in such sources has been obtained from sources believed to be reliable. Although we believe that such information is reliable, there can be no assurance as to the accuracy or completeness of such information. Industry and market data could be wrong because of the method by which sources obtained their data and because information cannot always be verified with complete certainty due to the limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties. Although we are responsible for all of the disclosure contained in this prospectus and we believe the third-party market position, general expectations of market opportunity and market size data included in this prospectus are reliable, we have not independently verified any third-party information and each publication speaks as of its original publication date (and not as of the date of this prospectus). In addition, we do not know all of the assumptions regarding general economic conditions or growth that were used in preparing the forecasts from the sources relied upon or cited herein. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and uncertainties as the other forward-looking statements in this prospectus. These forecasts and forward-looking information are subject to uncertainty and risk due to a variety of factors, including those described under the headings “Risk Factors,” “Cautionary Note Regarding Forward-Looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Adagio Holdings.” These and other factors could cause results to differ materially from those expressed in any forecasts or estimates.
The industry in which we operate is subject to a high degree of uncertainty and risk. As a result, the estimates and market and industry information provided in this prospectus are subject to significant uncertainty and may prove to be incorrect based on various factors, including those described in the section entitled “Risk Factors-Risks Related to Our Business” and elsewhere in this prospectus.

USE OF PROCEEDS
All of the shares of Common Stock offered by the selling stockholders pursuant to this prospectus will be sold by the selling stockholders for their respective accounts. We will not receive any of the proceeds from these sales.
We will receive up to an aggregate of approximately $14.4 million from the exercise of the Warrants assuming the exercise in full of all of such warrants for cash. We expect to use the net proceeds from the exercise of the Warrants for general corporate purposes. We will have broad discretion over the use of such proceeds. There is no assurance that the holders of the Warrants will elect to exercise any or all of such warrants.
The Warrants may be exercised for cash or on a cashless basis. To the extent that any such warrants are exercised on a cashless basis, we would not receive any cash from such exercise and the total amount of cash that we would receive from the exercise of the Warrants will decrease. We believe the likelihood that holder of the Warrants will exercise such warrants for cash and therefore the amount of cash proceeds that we would receive, is dependent upon the trading price of our Common Stock. If the Warrants are “out of the money,” meaning the exercise price is higher than the market price of our Common Stock, the holders of the Warrants are not likely to exercise them.
In addition, while the selling stockholders may, on average, experience a positive rate of return on their investment in the Common Stock, the public securityholders may not experience a similar rate of return on the Common Stock they purchased if there is such a decline in price and due to differences in the purchase price and the current market price. The sales of the securities by the selling stockholders, or the possibility that these sales may occur, also might make it more difficult for us to sell equity securities in the future and at a price that we deem appropriate. See “Risk Factors — Risks Related to Ownership of Our Securities — The shares of Common Stock being offered in this prospectus represent a substantial percentage of our outstanding Common Stock, and the sales of such shares, or the perception that these sales could occur, could cause the market price of our Common Stock to decline significantly” for more details.

DETERMINATION OF OFFERING PRICE
We cannot currently determine the price or prices at which shares of Common Stock may be sold by the selling stockholders under this prospectus.

MARKET INFORMATION FOR SECURITIES AND DIVIDEND POLICY
Market Information
The Common Stock is currently listed on Nasdaq under the symbol “ADGM”. On September 12, 2024, there were approximately 50 registered holders of Common Stock. We currently do not intend to list any warrants on any stock exchange or stock market.
Dividend Policy
We have never declared or paid any dividends on shares of Common Stock. We anticipate that we will retain all of our future earnings, if any, for use in the operation and expansion of our business and do not anticipate paying cash dividends in the foreseeable future. Any decision to declare and pay dividends in the future will depend on, among other things, the consent of our lender(s), our results of operations, cash requirements, financial condition, contractual restrictions and other factors that our board of directors may deem relevant.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
The following unaudited pro forma condensed combined financial information presents the combination of the financial information of ListCo, ARYA and Adagio adjusted to give effect to the Business Combination and related transactions. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X.
The unaudited pro forma condensed combined balance sheet as of June 30, 2024, assumes that the Business Combination occurred on June 30, 2024. The unaudited pro forma condensed combined statements of operations and comprehensive loss for the six months ended June 30, 2024 and for the year ended December 31, 2023, give pro forma effect to the Business Combination as if it had been completed on January 1, 2023, the beginning of the earliest period presented.
The unaudited pro forma condensed combined financial information has been derived from and should be read in conjunction with:
•
the accompanying notes to the unaudited pro forma condensed combined financial information;

•
the historical unaudited financial statements of ListCo as of and for the six months ended June 30, 2024 included in this prospectus and the historical audited financial statements of ListCo as of December 31, 2023 and for the period from December 19, 2023 (inception) to December 31, 2023 and the related notes included in this prospectus;

•
the historical unaudited consolidated condensed financial statements of ARYA as of and for the six months ended June 30, 2024, included in this prospectus and the historical audited financial statements of ARYA as of and for the year ended December 31, 2023 and the related notes included in this prospectus;

•
the historical unaudited condensed consolidated financial statements of Adagio as of and for the six months ended June 30, 2024 included in this prospectus and the historical audited consolidated financial statements of Adagio as of and for the year ended December 31, 2023, and the related notes included in this prospectus; and

•
other information relating to ListCo, ARYA and Adagio, including the Business Combination Agreement and the description of certain terms thereof set forth under the sections titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of ARYA” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Adagio”.

The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and do not necessarily reflect what New Adagio’s financial condition or results of operations would have been had the Business Combination occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial information also may not be useful in predicting the future financial condition and results of operations of New Adagio. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited pro forma transaction accounting adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available and analyses are performed.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
As of June 30, 2024
(Dollars in Thousands)
	Aja HoldCo, Inc. (Historical)(1)	ARYA Sciences Acquisition Corp IV (Historical)(1)	Adagio Medical, Inc. (Historical)	Transaction Accounting Adjustments (Note 5)		Pro Forma Combined(1)
ASSETS
Current Assets
Cash	$—	$26	$2,045	$5,423	B	$34,543
	—	—	—	1,204	C	—
	—	—	—	(65)	D	—
	—	—	—	(8,041)	E	—
	—	—	—	(6,917)	F	—
	—	—	—	27,876	G	—
	—	—	—	1,000	H	—
	—	—	—	(1,008)	I	—
	—	—	—	13,000	J	—
Accounts receivable, net	—	—	167	—		167
Inventories, net	—	—	4,062	—		4,062
Prepaid expenses	—	28	182	—		210
Other current assets	—	—	180	—		180
Total Current assets	—	54	6,636	32,472		39,162
Property and equipment, net	—	—	1,154	—		1,154
Right-of-use asset, net	—	—	260	—		260
Intangible assets, net	—	—	—	26,200	K	26,200
Goodwill	—	—	—	42,119	L	42,119
Cash and investments held in Trust Account	—	37,939	—	(31,312)	A	—
				(5,423)	B
	—	—	—	(1,204)	C	—
Other assets	—	—	19	—		19
Total assets	$—	$37,993	$8,069	$62,852		$108,914
LIABILITIES
Current liabilities
Accounts payables	—	157	5,580	(556)	E	2,211
	—	—	—	(4,369)	F	—
	—	—	—	1,399	M	—
Accrued expenses	5	6,569	3,429	(7,485)	E	5,846
	—	—	—	3,333	M	—
Operating lease liabilities, current	—	—	140	—		140
Convertible notes payable, current	—	—	50,955	(6,993)	J	—
	—	—	—	(29,876)	N	—
	—	—	—	(14,086)	O	—
Warrant liabilities	—	—	417	4,442	G	7,438
	—	—	—	2,996	J	—
	—	—	—	(417)	P	—
Term loan, current	—	—	990	(990)	I	—
Accrued transaction costs	—	—	145	(2,548)	F	—
	—	—	—	2,403	M	—

	Aja HoldCo, Inc. (Historical)(1)	ARYA Sciences Acquisition Corp IV (Historical)(1)	Adagio Medical, Inc. (Historical)	Transaction Accounting Adjustments (Note 5)		Pro Forma Combined(1)
Other accrued liabilities	—	—	3,000	(8)	I	211
	—	—	—	(1,507)	N	—
	—	—	—	(1,274)	O	—
Due to related party	—	—	—	—		—
Convertible promissory note – related party	—	3,616	—	(65)	D	—
	—	—	—	(3,551)	Q	—
Total Current liabilities	5	10,342	64,656	(59,152)		15,846
Operating lease liabilities, long-term	—	—	121	—		121
Deferred underwriting commissions	—	2,616	—	—		2,616
Deferred tax liabilities, net	—	—	—	2,800	R	2,800
Convertible notes payables, long-term	—	—	—	17,004	J	17,004
Other long-term liabilities	—	—	6	—		6
Total liabilities	$5	$12,958	$64,783	$(39,348)		$38,393
Commitments and Contingencies	—	—	—	—		—
Class A ordinary shares subject to possible redemption	—	37,839	—	(31,312)	A	—
				(5,423)	B
	—	—	—	(1,104)	S	—
Convertible preferred stock, $0.001 par value	—	—	86,783	(86,783)	T	—
Shareholder’s (deficit) equity	—	—	—	—		—
New Adagio common stock, $0.0001 par value	—	—	—	1	U	1
ARYA Class A ordinary shares, $0.0001 par value	—	—	—	—	V	—
ARYA Class B ordinary shares, $0.0001 par value	—	—	—	—	V	—
Adagio Common stock, $0.001 par value	—	—	1	(1)	W	—
Additional paid-in capital	2,134	412	6,163	78,759	X	85,334
Accumulated other comprehensive income	—	—	22	(22)	W	—
Accumulated deficit	(2,139)	(13,216)	(149,683)	(7,135)	M	(14,814)
	—	—	—	153,086	W	—
	—	—	—	2,134	Y	—
Total Shareholder’s (deficit) equity	$(5)	$(12,804)	$(143,497)	$226,822		$70,521
Total Liabilities and Shareholders’ Deficit	$—	$37,993	$8,069	$62,852		$108,914

(1)
The historical consolidated financial statements of ARYA Sciences Acquisition Corp IV includes the historical results of Aja HoldCo, Inc., as prior to the Closing, Aja HoldCo, Inc. is a wholly owned subsidiary of ARYA Sciences Acquisition Corp IV. Accordingly, the pro forma combined results do not include the values presented in the column of the historical financial statement of Aja HoldCo, Inc.

See accompanying notes to unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF
OPERATIONS AND COMPREHENSIVE LOSS
For the Six Months ended June   , 2024
(Dollars in Thousands, except per share data)
	Aja HoldCo, Inc. (Historical)(1)	ARYA Sciences Acquisition Corp IV (Historical)(1)	Adagio Medical, Inc. (Historical)	Transaction Accounting Adjustments (Note 5)		Pro Forma Combined(1)
Revenue	$—	$—	$280	$—		$280
Cost of revenue and operating expenses
Cost of revenue	—	—	1,224	—		1,224
Research and development	—	—	6,334	—		6,334
General and administrative expenses	—	864	8,196	410	BB	9,470
Total cost of revenue and operating expenses	—	864	15,754	410		17,028
Loss from Operations	—	(864)	(15,474)	(410)		(16,748)
Other Income (Expense)
Convertible notes fair value adjustment	—	—	2,531	(2,531)	CC	—
Warrant liabilities fair value adjustment	—	—	14	(14)	DD	—
Interest expense	—	—	(1,514)	1,226	CC	(1,300)
	—	—	—	78	EE	—
	—	—	—	(1,090)	FF	—
Gain on extinguishment of accrued legal expenses	—	3,577	—	—		3,577
Subscription Agreement expense	(2,134)	(2,134)	—	2,134	GG	—
Interest earned on cash and investments held in Trust Account	—	998	—	(998)	HH	—
Interest income	—	—	3	—		3
Other (expense) income, net	—	—	(38)	—		(38)
Total Other Income (Expense)	(2,134)	2,441	996	(1,195)		2,242
Net income (loss)	$(2,134)	$1,577	$(14,478)	$(1,605)		$(14,506)
Basic and diluted weighted average shares outstanding of Class A ordinary shares	—	3,922,090	—	—		—
Basic and diluted net loss per share, Class A ordinary share	—	$0.21	—	—		—
Basic and diluted weighted average shares outstanding of Class B ordinary shares	—	3,737,500	—	—		—
Basic and diluted net loss per share, Class B ordinary share	—	$0.21	—	—		—
Basic and diluted weighted average shares outstanding	1	—	779,908	—		13,387,636
Basic and diluted net loss per common share	$(2,134,199)	—	$(18.56)	—		$(1.08)

(1)
The historical consolidated financial statements of ARYA Sciences Acquisition Corp IV includes the historical results of Aja HoldCo, Inc., as prior to the Closing, Aja HoldCo, Inc. is a wholly owned subsidiary of ARYA Sciences Acquisition Corp IV. Accordingly, the pro forma combined results do not include the values presented in the column of the historical financial statement of Aja HoldCo, Inc.

See accompanying notes to unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF
OPERATIONS AND COMPREHENSIVE LOSS
For the Year ended December 31, 2023
(Dollars in Thousands, except per share data)
	Aja HoldCo, Inc. (Historical)(1)	ARYA Sciences Acquisition Corp IV (Historical)(1)	Adagio Medical, Inc. (Historical)	Transaction Accounting Adjustments (Note 5)		Pro Forma Combined(1)
Revenue	$—	$—	$300	$—		$300
Cost of revenue and operating expenses
Cost of revenue	—	—	1,306	—		1,306
Research and development	—	—	15,399	—		15,399
General and administrative expenses	5	4,752	11,537	3,732	AA	20,841
	—	—	—	820	BB	—
Total cost of revenue and operating expenses	5	4,752	28,242	4,552		37,546
Loss from Operations	(5)	(4,752)	(27,942)	(4,552)		(37,246)
Other Income (Expense)
Convertible notes fair value adjustment	—	—	(8,486)	8,486	CC	—
Warrant liabilities fair value adjustment	—	—	(42)	42	DD	—
Interest expense	—	—	(1,659)	1,419	CC	(2,600)
	—	—	—	240	EE	—
	—	—	—	(2,600)	FF	—
Interest earned on cash and investments held in Trust Account	—	2,619	—	(2,619)	HH	—
Interest income	—	—	3	—		3
Other (expense) income, net	—	—	(20)	—		(20)
Total Other Income (Expense)	—	2,619	(10,204)	4,968		(2,617)
Net income (loss)	$(5)	$(2,133)	$(38,146)	$416		$(39,863)
Basic and diluted weighted average shares outstanding of Class A ordinary shares	—	6,071,500	—	—		—
Basic and diluted net loss per share, Class A ordinary share	—	$(0.22)	—	—		—
Basic and diluted weighted average shares outstanding of Class B ordinary shares	—	3,737,500	—	—		—
Basic and diluted net loss per share, Class B ordinary share	—	$(0.22)	—	—		—
Basic and diluted weighted average shares outstanding	1	—	759,814	—		13,387,636
Basic and diluted net loss per common share	$(5,000)	—	$(50.20)	—		$(2.98)

(1)
The historical consolidated financial statements of ARYA Sciences Acquisition Corp IV includes the historical results of Aja HoldCo, Inc., as prior to the Closing, Aja HoldCo, Inc. is a wholly owned subsidiary of ARYA Sciences Acquisition Corp IV. Accordingly, the pro forma combined results do not include the values presented in the column of the historical financial statement of Aja HoldCo, Inc.

See accompanying notes to unaudited pro forma condensed combined financial information.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
Note 1.   Description of the Transaction
On July 31, 2024 (the “Closing Date”), ARYA Sciences Acquisition Corp IV, a Cayman Islands exempted company (“ARYA”), Aja Holdco, Inc., a Delaware corporation and wholly-owned subsidiary of ARYA (“ListCo”), Aja Merger Sub 1, a Cayman Islands exempted company and wholly-owned subsidiary of ListCo (“ARYA Merger Sub”), Aja Merger Sub 2, Inc., a Delaware corporation and wholly-owned subsidiary of ListCo (“Company Merger Sub”), and Adagio Medical, Inc., a Delaware corporation (“Adagio”), consummated the previously announced business combination (the “Business Combination”) pursuant to the terms of the Business Combination Agreement, dated February 13, 2024, by and among the foregoing parties, as amended by the Consent and Amendment No. 1 to Business Combination Agreement, dated as of June 25, 2024, by and between ARYA and Adagio (the “Business Combination Agreement”).
Pursuant to the Business Combination Agreement, on the Closing Date, (i) ARYA Merger Sub merged with and into ARYA (the “ARYA Merger”) and Company Merger Sub merged with and into Adagio (the “Adagio Merger” and, together with the ARYA Merger, the “Mergers”), with ARYA and Adagio surviving the Mergers and, after giving effect to such Mergers, each of ARYA and Adagio becoming a wholly owned subsidiary of ListCo (the time that the ARYA Merger becomes effective being referred to as the “ARYA Merger Effective Time,” the time that the Adagio Merger becomes effective being referred to as the “Adagio Merger Effective Time,” the time after which both Mergers become effective being referred to as the “Closing,” and the date on which the Closing occurs being referred to as the “Closing Date”), (ii) ListCo filed with the Secretary of State of the State of Delaware an amended and restated certificate of incorporation of ListCo, and the board of directors of ListCo approved and adopt amended and restated bylaws of ListCo, and (iii) ListCo changed its name to “Adagio Medical Holdings, Inc.” (ListCo following the Closing, “New Adagio”).
On July 26, 2024, ARYA held its annual general meeting (the “General Meeting”) at which the ARYA shareholders considered and adopted, among other matters, the Business Combination Agreement. On July 31, 2024, the parties to the Business Combination Agreement consummated the Transactions.
Prior to the General Meeting, holders of 2,707,555 shares of ARYA’s Class A ordinary shares exercised their right to redeem such shares for cash at a price of approximately $11.56 per share for aggregate payments of approximately $31.3 million.
In conversion of the ARYA’s equity outstanding prior to the Closing:
(A)
each issued and outstanding Class A ordinary share of ARYA, par value $0.0001 per share, are automatically cancelled, extinguished and converted into the right to receive one share of common stock, par value $0.0001 per share, of New Adagio (the “New Adagio Common Stock”); and

(B)
each issued and outstanding Class B ordinary share of ARYA, par value $0.0001 per share, are automatically cancelled, extinguished and converted into the right to receive one share of New Adagio Common Stock, other than (i) 1,000,000 Class B ordinary shares that are forfeited by the Sponsor, and issued to the PIPE Investors, including the Perceptive PIPE Investor; (ii) 1,147,500 shares of New Adagio Common Stock issuable to the Sponsor are subject to share trigger price vesting and will vest if, prior to the tenth anniversary of the Closing, the post-closing share price of New Adagio equals or exceeds $24.00 per share for any 20 trading days within any 30 trading day period (the “Share Trigger Price Vesting”).

In conversion of the Adagio’s certain liabilities and equity outstanding prior to the Closing:
(A)
each warrant of Adagio (other than the Pre-Funded Warrants for Series E Preferred Shares) were terminated in accordance with the terms of the applicable warrant agreement;

(B)
all issued and outstanding unsecured convertible promissory notes of Adagio (excluding the Bridge Financing Notes and the 2024 Bridge Financing Notes, as defined below) (the “Adagio Convertible Notes”), including any accrued and unpaid interest thereon, are automatically and fully converted into shares of Adagio Common Stock in accordance with the terms of such Adagio

Convertible Notes, and such Adagio Convertible Notes are cancelled, satisfied, extinguished, discharged and retired in connection with such conversion;
(C)
each share of preferred stock, par value $0.001 per share, of Adagio (the “Adagio Preferred Stock”) that is issued and outstanding are automatically converted into shares of Adagio Common Stock, and each such share of Adagio Preferred Stock are cancelled;

(D)
all issued and outstanding shares of Adagio Common Stock (other than treasury shares and shares with respect to which appraisal rights under the Delaware General Corporation Law are properly exercised and not withdrawn). Each Pre-Funded Warrants for Series E Preferred Shares that had been issued and outstanding immediately prior to the Adagio Merger Effective Time are automatically cancelled and extinguished and converted into the right to receive shares of New Adagio Common Stock based on the exchange ratio set forth in the Business Combination Agreement;

(E)
each issued, outstanding and unexercised option to purchase Adagio Common Stock (“Adagio Option”) had been vested prior to the Closing with an aggregate value that exceeds the aggregate exercise price of such Adagio Option (each an “In-the-Money Adagio Option”) are cancelled and extinguished in exchange for options to purchase shares of New Adagio Common Stock, and each issued and outstanding Adagio equity award (other than an In-the-Money Adagio Option) are automatically cancelled and extinguished for no consideration, and each holder thereof will cease to have any rights with respect thereto;

(F)
outstanding SVB Term Loan is paid off by Adagio prior to the Closing; and

(G)
$7,000,000 of 2024 Bridge Financing Notes is converted into New Adagio Convertible Notes and Convert Warrants, as defined below.

In connection with the execution of the Business Combination Agreement, ListCo and ARYA entered into Subscription Agreements (as may be amended, supplemented or otherwise modified from time to time, the “Initial Subscription Agreements”), with the Perceptive PIPE Investor and certain other investors (the “Initial Other PIPE Investors”, and together with the Perceptive PIPE Investor, the “Initial PIPE Investors”). In June 2024, ListCo and ARYA entered into additional Subscription Agreements (as may be amended, supplemented or otherwise modified from time to time, the “June Subscription Agreements” and, together with the Initial Subscription Agreements, the “Subscription Agreements”) with certain additional investors, (the “June PIPE Investors”, and together with the Initial Other PIPE Investors, the “Other PIPE Investors”, and the Other PIPE Investors, together with the Perceptive PIPE Investor, the “PIPE Investors”). Pursuant to the Subscription Agreements, the PIPE Investors have committed financing valued at $64.5 million (the “PIPE Financing”). The PIPE Financing is comprised of: (i) commitments by certain investors to subscribe for and purchase Class A ordinary shares in the open market for $2,500,000 and not to redeem such shares prior to the Closing Date (valued as of the redemption deadline, at $2,558,589 based on an approximate redemption value of $11.56 per Class A ordinary share), which resulted in the issuance of 355,457 shares of New Adagio Common Stock and 299,902 Base Warrants (including the Class A ordinary shares purchased by such Other PIPE Investors and that such Other PIPE Investors agreed not to redeem and that converted into shares of New Adagio Common Stock at Closing in connection with the Business Combination); (ii) commitments by certain investors that are shareholders of ARYA not to redeem 247,700 Class A ordinary shares (valued as of the redemption deadline, at $2,864,580 based on an approximate redemption value of $11.56 per Class A ordinary share), which resulted in the issuance of 405,772 shares of New Adagio Common Stock and 343,756 Base Warrants (including the Class A ordinary shares that such Other PIPE Investors agreed not to redeem and that converted into shares of New Adagio Common Stock at Closing in connection with the Business Combination); (iii) agreements to subscribe for and purchase at Closing 1,036,666 shares of New Adagio Common Stock, 1,440,000 Base Warrants and 670,000 Pre-Funded Warrants for an aggregate purchase price of $12,000,000; (iv) the contribution of $29,500,000 of Bridge Financing Notes to ListCo and interest that has been accruing and remained unpaid thereon amounting to $1,695,452, prior to Closing pursuant to the terms of the Subscription Agreement executed by the Perceptive PIPE Investor; and (v) an additional cash investment by the Perceptive PIPE Investor of $15,875,568. In respect of its Subscription Agreement described in (iv) and (v) in the foregoing, the Perceptive PIPE Investor is issued 6,622,959 shares of New Adagio Common Stock and 5,445,069 Base Warrants. The shares of New Adagio Common

Stock and PIPE Warrants to be issued pursuant to the Subscription Agreements have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and will be issued in reliance upon the exemption provided in Section 4(a)(2) of the Securities Act. ListCo will grant the PIPE Investors certain registration rights in connection with the PIPE Financing.
The following table and notes summarize the components of the $64.5 million PIPE Financing.
(in thousands)	Amounts
Contribution from Bridge Financing Notes including accrued and unpaid interest(1)	$31,195
Additional cash from Perceptive PIPE Investor(1)	15,876
Commitments by certain shareholders of ARYA(2)	12,000
Non-redemption commitments by certain Other PIPE Investors(3)	5,423
Total	$64,494

(1)
On the Closing Date, immediately prior to the Adagio Merger Effective Time and in accordance with the terms and subject to the conditions of the Business Combination Agreement, the Bridge Financing Notes and the Subscription Agreement executed by the Perceptive PIPE Investor, the Perceptive PIPE Investor contributed (i) the $15,000,000 convertible promissory notes of Adagio, which it purchased from Adagio pursuant to that certain Note Purchase Agreement, dated as of April 4, 2023 (the “April 2023 Notes”), (ii) the $8,000,000 convertible promissory notes of Adagio (or such lower amount as is loaned under such notes at the Closing), which it purchased from Adagio pursuant to that certain Note Purchase Agreement, dated as of November 28, 2023 (the “November 2023 Notes”), (iii) the $3,000,000 convertible promissory notes of Adagio, which is purchased from Adagio pursuant to that certain Note Purchase Agreement, dated as of May 21, 2024 (the “May 2024 Notes”), (iv) the $2,500,000 convertible promissory notes of Adagio, which is purchased from Adagio pursuant to that certain Note Purchase Agreement, dated as of June 25, 2024 (the “June 2024 Notes”) (v) the $1,000,000 convertible promissory notes of Adagio, which is purchased from Adagio pursuant to that certain Note Purchase Agreement, dated as of July 24, 2024 (the “July 2024 Notes” and, together with the April 2023 Notes, the November 2023 Notes, the May 2024 Notes and the June 2024 Notes, the “Bridge Financing Notes”), (vi) any interest that has been accruing and remained unpaid through the Closing on the Bridge Financing Notes of $1,695,452, and (vii) an additional cash investment of $15,875,568 to ListCo in exchange for shares of New Adagio Common Stock and/or PIPE Warrants, based on the purchase price in the PIPE Financing, in each case, on the terms and subject to the conditions set forth in the applicable Bridge Financing Note and the applicable Subscription Agreement. A total of 4,372,607 shares of New Adagio Common Stock and 3,540,000 units of PIPE Warrants are issued to settle the Bridge Financing Notes and the accrued and unpaid interests (refer to Note 5(H) and note 5(N)). A total of 2,250,352 shares of New Adagio Common Stock and 1,905,069 units of PIPE Warrants are issued in connection with the Additional Financing of $15,875,568 (refer to Note 5(G)).

(2)
In accordance with the terms in the Subscription Agreement, certain Other PIPE Investors subscribed for 1,036,666 shares of New Adagio Common Stock, 1,440,000 Base Warrants and 670,000 Pre-Funded Warrants for an aggregate purchase price of $12.0 million. Refer to Note 5(G).

(3)
468,941 Public Shares are subject to non-redemption agreements by certain Other PIPE Investors. Such 468,941 Public Shares includes (i) 133,500 Public Shares that were purchased in the open market at an average price of $11.23 per share and 87,741 Public Shares that were purchased at $11.40 per share in the open market, pursuant to open market purchase commitments made by certain Other PIPE Investors for a total of $2.5 million (ii) 247,700 Public Shares that were currently held by certain Other PIPE Investors prior to the Closing valued at $2.9 million. A total of 761,229 shares of New Adagio Common Stock and 643,658 units of PIPE Warrants are issued in connection with the conversion of the Public Shares subject to non-redemption agreements by certain Other PIPE Investors (refer to Note 5(B)).

Further, in connection with the execution of the Business Combination Agreement, certain investors (“Convert Investors”) executed a securities purchase agreement, dated February 13, 2024, with ListCo (such agreement and any assignment agreement thereunder in connection with any Additional Financing (as defined below), the “Convertible Security Subscription Agreement”), pursuant to which ListCo issued on the Closing Date to the Convert Investors $20,000,000 of 13% senior secured convertible notes (the “New Adagio Convertible Notes”), which will be convertible into shares of New Adagio Common Stock at a conversion price of $10.00 per share, subject to adjustment, and 1,500,000 warrants (the “Convert Warrants”), each Convert Warrant being exercisable on a cashless basis or for cash at a price of $24.00 per share, subject to adjustment (the “Base Convert Financing”). Such $20,000,000 of financing in the form of New Adagio Convertible Notes includes the conversion of the 2024 Bridge Financing Notes into New Adagio Convertible Notes and Convert Warrants at Closing, subject to Additional Financing being raised prior to Closing, as further described below. The New Adagio Convertible Notes will have a maturity of three years and nine months after the Closing and interest will be payable in cash or compound as additional principal outstanding. Concurrently with the execution of the Convertible Security Subscription Agreement, the Perceptive PIPE Investor also purchased a $7,000,000 convertible promissory note of Adagio (the “2024 Bridge Financing Note”) pursuant to a note purchase agreement, dated February 13, 2024, by and among the Perceptive PIPE Investor, Adagio and ListCo (the “2024 Bridge Financing Note Subscription Agreement”). On the Closing Date, pursuant to the terms of the 2024 Bridge Financing Note and the 2024 Bridge Financing Note Subscription Agreement, the 2024 Bridge Financing Note converted into $7,000,000 of New Adagio Convertible Notes and 525,000 Convert Warrants on the same terms as the other Convert Investors executing the Convertible Security Subscription Agreement (the conversion of the 2024 Bridge Financing Note held by the Perceptive PIPE Investor into New Adagio Convertible Notes and Convert Warrants and the purchase of New Adagio Convertible Notes and Convert Warrants by the other Convert Investors in the Base Convert Financing, the “Convertible Security Financing”). Subject to ARYA and New Adagio receiving any new financing or commitment for financing, whether in the form of equity, debt or convertible debt, before the Closing Date (any such financing, an “Additional Financing”), the Perceptive PIPE Investor may request that on the Closing Date the 2024 Bridge Financing Note is repaid with the funds raised in connection with such Additional Financing instead of such 2024 Bridge Financing Note converting into New Adagio Convertible Notes and Convert Warrants. The New Adagio Convertible Notes and the Convert Warrants issuable in connection with the Convertible Security Financing have not been registered under the Securities Act and will be issued in reliance upon the exemption provided in Section 4(a)(2) of the Securities Act. ListCo will grant the Convert Investors certain registration rights in connection with the Convertible Security Financing.
Further, in connection with the Business Combination, all fees and expenses incurred in connection with the Business Combination Agreement, the ancillary documents and the transactions, including the fees and disbursements of counsel, financial advisors and accountants, are paid by the party incurring such fees or expenses.
Note 2.   Basis of Pro Forma Presentation
The Business Combination has been accounted for as a forward-merger in accordance with U.S. GAAP. Under this method of accounting, ListCo has been treated as the “accounting acquirer” and Adagio as the “accounting acquiree” for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination has been accounted for using the acquisition method of accounting. The acquisition method of accounting is based on FASB ASC 805 and uses the fair value concepts defined in ASC 820. ASC 805 requires, among other things, that assets acquired, and liabilities assumed be recognized at their fair values as of the acquisition date, with limited exceptions per ASC 805-20-30-12 through 30-23. As such, under the acquisition method of accounting, ListCo’s assets and liabilities retain their carrying amounts, and the assets and liabilities of Adagio, including any intangible assets recognized in connection with the Business Combination, are recorded at their fair values, except as otherwise required, which are measured as of the acquisition date. The excess of the purchase price over the estimated fair values of net assets acquired is recorded as goodwill.
ListCo has been treated as the accounting acquirer based on evaluation of the following facts and circumstances:
•
Adagio is an early-stage business and there are significant risks and uncertainties surrounding Adagio proceeding to the next stage of development and commercialization. Therefore, upon consummation of the Business Combination, there is uncertainty whether Adagio’s equity is at risk will be sufficient to finance Adagio’s activities and ongoing development without additional subordinated financial support. Therefore, Adagio is considered a Variable Interest Entity (“VIE”) and the primary beneficiary of Adagio will be treated as the accounting acquirer.
•
ListCo will be the primary beneficiary of Adagio. ListCo will hold 100% of the voting rights of Adagio and will control the Board of Directors of Adagio. Therefore, ListCo will have the sole power to control the significant activities that will significantly impact Adagio’s economic performance.

•
ListCo’s equity interest in Adagio will result in the right to receive benefits and the obligation to absorb the losses of Adagio that could be significant to ListCo.

The unaudited pro forma condensed combined financial statements do not include the adjustment related to Sponsor Earn-Out Shares (as defined below). The Sponsor Earn-Out Shares, which are classified as equity, are subject to the Share Trigger Price Vesting. At any time during the period following the ARYA Merger and expiring on the 10th anniversary of the Closing Date, if the stock price of a share of New Adagio Common Stock equals or exceeds $24.00 per share for any 20 trading days with any 30-trading day period after the Closing Date, the Sponsor Earn-Out Shares shall automatically vest. The adjustment related to Sponsor Earn-Out Shares is not reflected, as the trigger of vesting is deemed not probable of occurring after the Closing of the Business Combination.
Additionally, the unaudited pro forma condensed combined financial statements do not include the settlement of the Jefferies Fees, including $2.6 million of Jefferies Deferred Fees and $1.3 million of Jefferies Transaction Fees. The Jefferies Fees will be paid in shares of New Adagio Common Stock, as elected by ARYA, no earlier than 60 days of Closing, at a price equal to the 10-day volume weighted average price as of the date prior to issuance pursuant to the agreement with Jefferies.
(A)
The following table summarizes the pro forma ownership of shares of New Adagio Common Stock outstanding, on a non-dilutive basis following the Business Combination:

	Share Ownership and Voting Power
	Pre-Combination ARYA		Pre-Combination Adagio		Post-Combination New Adagio
	Number of Shares	Percentage of Outstanding Shares	Number of Shares	Percentage of Outstanding Shares	Number of Shares	Percentage of Outstanding Shares
Adagio’s other shareholders(1)(6)	—	—	7,673,800	54%	1,280,020	10%
ARYA Public Shareholders(2)	2,831,075	38%	—	—	123,520	1%
Sponsor and Related Parties(3)	4,236,500	56%	—	—	2,444,100	17%
Perceptive PIPE Investor(4)(6)	—	—	3,221,874	22%	7,160,397	54%
Other PIPE Investors(5)(6)	468,941	6%	3,487,244	24%	2,379,599	18%
Pro Forma common stock on June 30, 2024	7,536,516	100%	14,382,918	100%	13,387,636	100%

(1)
Adagio’s other shareholders excludes Perceptive PIPE Investor and certain Other PIPE Investors. The shares reflect:

(i)
the conversion of 3,701,556 shares of Adagio Preferred Stock into shares of Adagio Common Stock on a one-to-one basis prior to Adagio Merger Effective Time, and then converted into 617,443 shares of New Adagio Common Stock (Note 2(A)(6)).

(ii)
the conversion of Adagio Convertible Notes into 3,191,257 shares of Adagio Common Stock prior to Adagio Merger Effective Time, then converted into 532,331 shares of New Adagio Common Stock (Note 2(A)(6)).

(iii)
the conversion of 780,987 shares of Adagio Common Stock into 130,246 shares of New Adagio Common Stock (Note 5(U)(vii)).

The conversion from Adagio Common Stock to New Adagio Common Stock is based on the exchange ratio set forth in the Business Combination Agreement.
(2)
Represents the conversion of the remaining 123,520 Public Shares into 123,520 shares of New Adagio Common Stock on a one-to-one basis (Note 5(U)(iii)), after (i) the redemption of 2,707,555 Public Shares by investors on July 26, 2024 and (ii) the conversion of 468,941 Public Shares that are subject to non-redemption agreements by certain Other PIPE Investors. Such deduction of 468,941 Public Shares includes:

(i)
133,500 Public Shares that were purchased in the open market at an average price of $11.23 per share and 87,741 Public Shares that were purchased in the open market at an average price of $11.40 per share, pursuant to open market purchase commitments made by certain Other PIPE Investors for a total of $2.5 million.

(ii)
247,700 Public Shares that were currently held by certain Other PIPE Investors prior to the Closing valued at $2.9 million.

(3)
The shares reflect:

(i)
the cancellation, extinguishment, and conversion of each issued and outstanding Class A ordinary shares into 499,000 shares of New Adagio Common Stock to the Sponsor on a one-to-one basis (Note 5(U)(ii)).

(ii)
the cancellation, extinguishment, and conversion of each issued and outstanding Class B ordinary shares into 1,590,000 shares of New Adagio Common Stock on a one-to-one basis, other than (a) the forfeiture of 1,000,000 shares of Class B ordinary shares, and (b) 1,147,500 shares of New Adagio Common Stock issuable to the Sponsor, which is subject to Share Trigger Price Vesting as defined above (Note 5(U)(ii)).

(iii)
the conversion of ARYA’s related party convertible promissory notes into 355,100 shares of ARYA Class A ordinary shares at a conversion price of $10.00 per Class A ordinary share; then converted into 355,100 shares of New Adagio Common Stock on a one-to-one basis (Note 5(U)(v))

(4)
Perceptive PIPE Investor is one of Adagio’s shareholders prior to the Closing. The shares reflect:

(i)
the conversion of 486,510 shares of Adagio Preferred Stock invested by Perceptive PIPE Investor, into 81,154 shares of New Adagio Common Stock based on the exchange ratio set forth in the Business Combination Agreement (Note 2(A)(6)).

(ii)
the conversion of $3.0 million Adagio Convertible Notes invested by Perceptive PIPE Investor along with the accrued interest, into 2,735,364 shares of Adagio Common Stock, and then converted into 456,284 shares of New Adagio Common Stock based on the exchange ratio set forth in the Business Combination Agreement (Note 2(A)(6)).

(iii)
6,622,959 shares of New Adagio Common Stock issued to Perceptive PIPE Investor under the PIPE Subscription Agreement, dated February 13, 2024, in connection with (a) the conversion of the outstanding principal of $29.5 million and $1.7 million accrued interest of Bridge Financing Notes invested by Perceptive PIPE Investor into 4,372,607 shares of New Adagio Common Stock, including 663,062 shares resulted from the allocation of sponsor promote allocation shares and (b) an additional cash investment by the Perceptive PIPE Investor of $15,875,568 which is converted to receive 2,250,352 shares of New Adagio Common Stock, including 345,282 shares resulted from the allocation of sponsor promote allocation shares (Note 2(A)(7)).

(5)
Certain Other PIPE Investors are Adagio’s shareholder prior to the Closing. The shares reflect:

(i)
the conversion of 543,978 shares of Adagio Preferred Stock invested by certain Other PIPE Investor, into 90,470 shares of New Adagio Common Stock based on the exchange ratio set forth in the Business Combination Agreement (Note 2(A)(6)).

(ii)
the conversion of 207,902 Pre-Funded Warrants for Series E Preferred Stock invested by certain Other PIPE Investor, into 34,680 shares of New Adagio Common Stock based on the exchange ratio set forth in the Business Combination Agreement. (Note 5(U)(viii))

(iii)
the conversion of $3.0 million Adagio Convertible Notes invested by certain Other PIPE Investor along with the accrued interest, into 2,735,364 shares of Adagio Common Stock, and then converted into 456,284 shares of New Adagio Common Stock based on the exchange ratio set forth in the Business Combination Agreement (Note 2(A)(6)).

(iv)
761,229 shares of New Adagio Common Stock issued to certain Other PIPE Investors in connection with the (i) commitments by certain investors to subscribe for and purchase Public Shares in the open market for $2.5 million and not to redeem such 221,241 Public Shares prior to the Closing Date which resulted in the issuance of 355,457 shares of New Adagio Common Stock; (ii) commitments of $2.9 million by certain investors that are shareholders of ARYA not to redeem 247,700 Public Shares which resulted in the issuance of 405,772 shares of New Adagio Common Stock (Note 2(A)(7)).

(v)
1,036,666 shares of New Adagio Common Stock issued to certain Other PIPE Investors in connection with the PIPE Subscription Agreement for an aggregate purchase price of $12.0 million (Note 2(A)(7)).

(6)
The following table summarizes the conversion of Adagio Preferred Stock. Adagio Preferred Stock are converted into shares of Adagio Common Stock on a one-to-one basis prior to Adagio Merger Effective Time, and then converted into New Adagio Common Stock based on the exchange ratio set forth in the Business Combination Agreement (Note 5(U)(iv)).

	Pre-Business Combination	Post-Business Combination
	Number of Shares	Number of Shares
Adagio’s other shareholders (Note 2(A)(1)(i))	3,701,556	617,443
Perceptive PIPE Investor (Note 2(A)(4)(i))	486,510	81,154
Certain Other PIPE Investors (Note 2(A)(5)(i))	543,978	90,740
Total (Note 5(U)(iv))	4,732,044	789,337
The following table summarizes the conversion of Adagio Convertible Notes. Adagio Convertible Notes are converted into Adagio Common Stock prior to Adagio Merger Effective Time, then converted into New Adagio Common Stock based on the exchange ratio set forth in the Business Combination Agreement (Note 5(U)(vi)).
	Pre-Business Combination	Post-Business Combination
	Number of Shares	Number of Shares
Adagio’s other shareholders (Note 2(A)(1)( ii))	3,191,257	532,331
Perceptive PIPE Investor (Note 2(A)(4)(ii))	2,735,364	456,284
Certain Other PIPE Investors (Note 2(A)(5)(iii))	2,735,364	456,284
Total (Note 5(U)(vi))	8,661,985	1,444,899

(7)
The following table summarizes the issuance of PIPE Financing and its various components (Note 5(U)(i)):

(in thousands, except share data)	Amount	PIPE Shares
Conversion of Bridge Financing Notes (Note 2(A)(4)(iii)(a))	$31,195	4,372,607
Additional Cash from Perceptive PIPE Investor (Note 2(A)(4)(iii)(b))	15,876	2,250,352
Commitments by certain shareholders of ARYA (Note 2(A)(5)(v))	12,000	1,036,666
Non-redemption commitments by certain Other PIPE Investors(I) (Note 2(A)(5)(iv))	5,423	761,229
Total	$64,494	8,420,854

(I)
Includes 468,941 Public Shares held by certain Other PIPE Investors converted into 468,941 shares of New Adagio Common Stock on a one-to-one basis pursuant to the Subscription Agreements with certain Other PIPE Investors.

(B)
The following table summarizes the pro forma ownership of shares of New Adagio Common Stock outstanding, on a fully diluted basis following the Business Combination:

	Share Ownership and Voting Power
	Pre-Combination ARYA		Pre-Combination Adagio		Post-Combination New Adagio
	Number of Shares	Percentage of Outstanding Shares	Number of Shares	Percentage of Outstanding Shares	Number of Shares	Percentage of Outstanding Shares
Adagio’s other shareholders(1)	—	—	7,673,800	54%	1,287,607	4%
ARYA Public Shareholders(2)	2,831,075	38%	—	—	123,520	0%
Sponsor and Related Parties(3)	4,236,500	56%	—	—	3,591,600	10%
Perceptive PIPE Investor(4)	—	—	3,221,874	22%	13,830,466	40%
Other PIPE Investors(5)	468,941	6%	3,487,244	24%	6,008,257	17%
Convert Investors, excluding Perceptive PIPE Investor(6)	—	—	—	—	1,400,000	5%
Additional Dilution Sources
2024 Equity Incentive Plan(7)	—	—	—	—	4,472,593	13%
2024 Key Employee Plan(8)	—	—	—	—	3,354,445	10%
ESPP(9)	—	—	—	—	441,293	1%
Pro Forma common stock on June 30, 2024	7,536,516	100%	14,382,918	100%	34,509,781	100%

(1)
Adagio’s other shareholders excludes Perceptive PIPE Investor and certain Other PIPE Investors. The shares reflect:

(i)
the conversion of 3,701,556 shares of Adagio Preferred Stock into shares of Adagio Common Stock on a one-to-one basis prior to Adagio Merger Effective Time, and then converted into 617,443 shares of New Adagio Common Stock.

(ii)
the conversion of Adagio Convertible Notes into 3,191,257 shares of Adagio Common Stock prior to Adagio Merger Effective Time, then converted into 532,331 shares of New Adagio Common Stock.

(iii)
the conversion of 780,987 shares of Adagio Common Stock into 130,246 shares of New Adagio Common Stock.

(iv)
the cancellation, extinguishment, and conversion of 45,544 in-the-money Adagio options into 7,587 in-the-money New Adagio stock options, which is then exercised to receive 7,587 shares of New Adagio Common Stock on a one-to-one basis.

The conversion from Adagio Common Stock to New Adagio Common Stock is based on the exchange ratio set forth in the Business Combination Agreement.
(2)
Represents the conversion of the remaining 123,520 Public Shares into 123,520 shares of New Adagio Common Stock on a one-to-one basis (Note 5(U)(iii)), after (i) the redemption of 2,707,555 Public Shares by investors on July 26, 2024 and (ii) the conversion of 468,941 Public Shares that are subject to non-redemption agreements by certain Other PIPE Investors. Such deduction of 468,941 Public Shares includes:

(i)
133,500 Public Shares that were purchased in the open market at an average price of $11.23 per share and 87,741 Public Shares that were purchased in the open market at an average price of $11.40 per share, pursuant to open market purchase commitments made by certain Other PIPE Investors for a total of $2.5 million.

(ii)
247,700 Public Shares that were currently held by certain Other PIPE Investors prior to the Closing valued at $2.9 million.

(3)
The shares reflect:

(i)
the cancellation, extinguishment, and conversion of each issued and outstanding Class A ordinary shares into 499,000 shares of New Adagio Common Stock to the Sponsor on a one-to-one basis.

(ii)
the cancellation, extinguishment, and conversion of each issued and outstanding Class B ordinary shares into New Adagio Common Stock on a one-to-one basis, other than the forfeiture of 1,000,000 shares of Class B ordinary shares. A total of 2,737,500 shares of Class B ordinary shares issued to the Sponsor and ARYA’s independent directors is converted into New Adagio Common Stock on a one-to-one basis, including 1,147,500 shares of New Adagio Common Stock issued to the Sponsor, which is subject to Share Trigger Price Vesting as defined above.

(iii)
the conversion of ARYA’s related party convertible promissory notes into 355,100 shares of ARYA Class A ordinary shares at a conversion price of $10.00 per Class A ordinary share; then converted into 355,100 shares of New Adagio Common Stock on a one-to-one basis.

(4)
Perceptive PIPE Investor is one of Adagio’s shareholders prior to the Closing. The shares reflect:

(i)
the conversion of 486,510 shares of Adagio Preferred Stock invested by Perceptive PIPE Investor, into 81,154 shares of New Adagio Common Stock based on the exchange ratio set forth in the Business Combination Agreement.

(ii)
the conversion of $3.0 million Adagio Convertible Notes invested by Perceptive PIPE Investor along with the accrued interest, into 2,735,364 shares of Adagio Common Stock, and then converted into 456,284 shares of New Adagio Common Stock based on the exchange ratio set forth in the Business Combination Agreement.

(iii)
6,622,959 shares of New Adagio Common Stock issued to Perceptive PIPE Investor, in connection with (a) the conversion of the outstanding principal of $29.5 million and $1.7 million accrued interest of Bridge Financing Notes invested by Perceptive PIPE Investor into 4,372,607 shares of New Adagio Common Stock, including 663,062 shares resulted from the allocation of sponsor promote allocation shares and (b) an additional cash investment by the Perceptive PIPE Investor of $15,875,568 which is converted to receive 2,250,352 shares of New Adagio Common Stock, including 345,282 shares resulted from the allocation of sponsor promote allocation shares.

(iv)
the exercise and conversion of a total of 5,445,069 PIPE Warrants held by Perceptive PIPE Investor into New Adagio Common Stock on a one-to-one basis, including (a) 3,540,000 PIPE Warrants issued in connection of the conversion of the outstanding principal of $29.5 million of the Bridge Financing Notes, and (b) 1,905,069 PIPE Warrants in connection of the additional cash investment by the Perceptive PIPE Investor of $15,875,568.

(v)
the conversion of $7.0 million New Adagio Convertible Notes invested by Perceptive PIPE Investor at a conversion price of $10.00 per share into 700,000 shares of New Adagio Common Stock.

(vi)
the exercise and conversion of 525,000 Convert Warrants held by Perceptive PIPE Investor into New Adagio Common Stock on a one-to-one basis.

(5)
Certain Other PIPE Investors are Adagio’s shareholder prior to the Closing. The shares reflect:

(i)
the conversion of 543,978 shares of Adagio Preferred Stock invested by certain Other PIPE Investor, into 90,740 shares of New Adagio Common Stock based on the exchange ratio set forth in the Business Combination Agreement.

(ii)
the conversion of 207,902 Pre-Funded Warrants for Series E Preferred Stock invested by certain Other PIPE Investor, into 34,680 shares of New Adagio Common Stock based on the exchange ratio set forth in the Business Combination Agreement.

(iii)
the conversion of $3.0 million Adagio Convertible Notes invested by certain Other PIPE Investor along with the accrued interest, into 2,735,364 shares of Adagio Common Stock, and then converted into 456,284 shares of New Adagio Common Stock based on the exchange ratio set forth in the Business Combination Agreement.

(iv)
The conversion of the commitments by certain investors to subscribe for and purchase Public Shares in the open market for $2.5 million and not to redeem such 221,241 Public Shares prior to the Closing Date The conversion resulted in the issuance of 355,457 shares of New Adagio Common Stock, and 299,902 Base Warrants which is exercised to receive New Adagio Common Stock on a one-to-one basis.
(v)
The conversion of the commitments of $2.9 million by certain investors that are shareholders of ARYA not to redeem 247,700 Public Shares. The conversion resulted in the issuance of 405,772 shares of New Adagio Common Stock and 343,756 Base Warrants which are exercised to receive New Adagio Common Stock on a one-to-one basis.

(vi)
1,036,666 shares of New Adagio Common Stock, 1,440,000 Base Warrants and 670,000 Pre-Funded Warrants issued to certain Other PIPE Investors in connection with the PIPE Subscription Agreement for an aggregate purchase price of $12.0 million. The 1,440,000 Base Warrants and 670,000 Pre-Funded Warrants are exercised to receive New Adagio Common Stock on a one-to-one basis.

(vii)
The conversion of $5.0 million New Adagio Convertible Notes invested by certain Other PIPE Investors at a conversion price of $10.00 per share into 500,000 shares of New Adagio Common Stock.

(viii)
The exercise and conversion of 375,000 Convert Warrants held by certain Other PIPE Investor into New Adagio Common Stock on a one-to-one basis.

(6)
The shares issued to Convert Investors reflect:

(i)
the conversion of $8.0 million New Adagio Convertible Notes invested by the Convert Investors, excluding Perceptive PIPE Investor at a conversion price of $10.00 per share into 800,000 shares of New Adagio Common Stock.

(ii)
the exercise and conversion of 600,000 Convert Warrants held by the Convert Investors, excluding Perceptive PIPE Investor into New Adagio Common Stock on a one-to-one basis.

(7)
Reflects the issuance of all shares of New Adagio Common Stock reserved for issuance under the 2024 Equity Incentive Plan, which equals the Incentive Equity Plan Maximum Amount (as defined in the Business Combination Agreement).

(8)
Reflects the issuance of all shares of New Adagio Common Stock reserved for issuance under the 2024 Key Employee Plan, which equals the Key Employee Incentive Plan Maximum Amount (as defined in the Business Combination Agreement).

(9)
Reflects the issuance of all shares of New Adagio Common Stock reserved for issuance under the ESPP, which equals 2% of the Fully-Diluted HoldCo Closing Capitalization (as defined in the Business Combination Agreement).

(10)
The total dilution will increase when the Jefferies Fees are paid in shares of New Adagio Common Stock, as elected by ARYA, no earlier than 60 days of Closing, at a price equal to the 10-day volume weighted average price as of the date prior to issuance pursuant to the agreement with Jefferies.

(11)
The following table summarizes the conversion of Adagio Preferred Stock. Adagio Preferred Stock are converted into shares of Adagio Common Stock on a one-to-one basis prior to Adagio Merger Effective Time, and then converted into New Adagio Common Stock based on the exchange ratio set forth in the Business Combination Agreement.

	Pre-Business Combination	Post-Business Combination
	Number of Shares	Number of Shares
Adagio’s other shareholders (Note 2(B)(1)(i))	3,701,556	617,443
Perceptive PIPE Investor (Note 2(B)(4)(i))	486,510	81,154
Certain Other PIPE Investors (Note 2(B)(5)(i))	543,978	90,740
Total	4,732,044	789,337
The following table summarizes the conversion of Adagio Convertible Notes. Adagio Convertible Notes are converted into Adagio Common Stock prior to Adagio Merger Effective Time, then converted into New Adagio Common Stock based on the exchange ratio set forth in the Business Combination Agreement.

	Pre-Business Combination	Post-Business Combination
	Number of Shares	Number of Shares
Adagio’s other shareholders (Note 2(B)(1)(ii))	3,191,257	532,331
Perceptive PIPE Investor (Note 2(B)(4)(ii))	2,735,364	456,284
Certain Other PIPE Investors (Note 2(B)(5)(iii))	2,735,364	456,284
Total	8,661,985	1,444,899

(12)
The following table summarizes the issuance of PIPE Financing and its various components:

(in thousands, except share data)	Amount	PIPE Shares	PIPE Warrants
Conversion of Bridge Financing Notes (Note 2(B)(4)(iii)(a) and Note 2(B)(4)(iv)(a))	$31,195	4,372,607	3,540,000
Additional Cash from Perceptive PIPE Investor (Note 2(B)(4)(iii)(b) and Note 2(B)(4)(iv)(b))	15,876	2,250,352	1,905,069
Commitments by certain shareholders of ARYA (Note 2(B)(5)(vi))	12,000	1,036,666	2,110,000
Non-redemption commitments by certain Other PIPE Investors(I) (Note 2(B)(5)(iv) and Note 2(B)(5)(v))	5,423	761,229	643,658
Total	$64,494	8,420,854	8,198,727

(I)
Includes 468,941 Public Shares held by certain Other PIPE Investors converted into 468,941 shares of New Adagio Common Stock on a one-to-one basis pursuant to the Subscription Agreements with certain Other PIPE Investors.

There were no existing contractual relationships between ListCo and Adagio during the periods for which the unaudited pro forma condensed combined financials statements are presented.
The unaudited pro forma condensed financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings or cost savings that may be associated with the Business Combination and related transactions. The pro forma adjustments reflecting the consummation of the Business Combination are based on certain currently available information and certain assumptions and methodologies that management believe represent current best estimates and are subject to changes, which may be material. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments, and it is possible the difference may be material. Management believes that the assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.
Note 3.   Accounting Policies
Upon consummation of the Business Combination, management performed a comprehensive review of the two entities’ accounting policies. As a result of the review, management did not identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of New Adagio. Based on its initial analysis, management did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.
Note 4.   Preliminary Allocation of Purchase Price
The total purchase consideration for the Business Combination has been allocated to the assets acquired, and liabilities assumed for purposes of the unaudited pro forma condensed combined financial information based on their estimated relative fair values. The allocation of the purchase consideration herein is preliminary. The final allocation of the purchase consideration for the Business Combination will be determined after the completion of a thorough analysis to determine the fair value of all assets acquired and liabilities assumed but in no event later than one year following the completion of the Business Combination.
Accordingly, the final acquisition accounting adjustments could differ materially from the preliminary amounts presented in these unaudited pro forma condensed combined financial statements.
Any increase or decrease in the fair value of the assets acquired and liabilities assumed, as compared to the information shown herein, could also change the portion of the purchase consideration allocable to goodwill and could impact the operating results of New Adagio following the Business Combination due to differences in the allocation of the purchase consideration, depreciation and amortization related to some of these assets and liabilities.
The table below represents the total estimated preliminary purchase consideration (in thousands, except share data):
Number of New Adagio Common Stock to be issued(1)	6,771,769
Number of replacement New Adagio stock options granted to Adagio option holders	7,587
Total shares	6,779,356
Multiplied by the HoldCo Share Value at the Closing	$6.64
Total	$45,015
Number of PIPE Warrants issued in lieu of settling Bridge Financing Notes	3,540,000
Multiplied by estimated value of PIPE Warrants	$2.41
Estimated fair value of PIPE Warrants issued in lieu of settling Bridge Financing Notes	$8,531
Estimated Purchase Price	$53,546

(1)
Number of New Adagio Common Stock to be issued includes the following:

(i)
2,399,162 shares converted from 14,382,918 shares held by Adagio shareholders prior to the combination based on exchange ratio. The total of 14,382,918 shares is presented in the share ownership and voting power table in Note 2.

(ii)
4,372,607 shares of New Adagio Common Stock to settle and convert the Bridge Financing Notes invested by Perceptive PIPE Investor. The 4,372,607 shares have been disclosed in Note 2(A)(7). Refer to Note 5(H) and 5(N).

For purposes of this pro forma analysis, the above estimated purchase price has been allocated based on the relative fair value of the preliminary estimate of the fair value of assets and liabilities to be acquired (in thousands):
Purchase Price Allocation
ASSETS:
Accounts receivable, net	$167
Inventories, net	4,062
Prepaid expenses	182
Other current assets	180
Property and equipment, net	1,154
Intangible assets, net	26,200
Right-of-use-asset, net	260

Purchase Price Allocation
Deferred tax assets	5,543
Other assets	19
LIABILITIES:
Accounts payable	$6,580
Accrued expenses	3,940
Operating lease liabilities, current	140
Warrant liabilities	1,049
Other accrued liabilities	210
Operating lease liabilities, long-term	121
Deferred tax liabilities	8,343
Convertible notes payable, long-term	5,951
Other long-term liabilities	6
Net assets acquired	$11,427
Consideration transferred	$53,546
Goodwill	$42,119

The purchase price allocation for the proposed business combination is preliminary and subject to revision as additional information about the fair value of the assets to be acquired and liabilities to be assumed becomes available. Adagio has engaged third-party valuation companies to assist it in completing the valuation of certain assets to be acquired and liabilities to be assumed. However, Adagio has not completed a full, detailed valuation analysis. The valuation is based on available financial statement information as of June 30, 2024 prepared by Adagio. Except for identifiable intangible assets, the convertible notes payable and the warrant liabilities, the preliminarily estimated fair value of assets to be acquired and liabilities to be assumed is not materially different from the carrying value. Fair valuation methodology for convertible notes, warrant liabilities and intangible assets is discussed below. Accordingly, the unaudited pro forma condensed combined financial information includes a preliminary allocation of the purchase price based on assumptions that represent current best estimates, and are subject to changes, which may be material. Adagio will continue to refine its identification and valuation of assets to be acquired and liabilities to be assumed as further information becomes available.
The convertible notes are issued to Perceptive PIPE Investor in settling the 2024 Bridge Financing Notes, which is considered as an assumed liability on the purchase price allocation. The preliminary valuation of $17.0 million for the notes is based on a binomial lattice model considering the contractual terms with assumptions including (i) the New Adagio Common Stock price at $6.64 per share; (ii) a risk-free rate at 4.01%; (iii) zero dividend yield; (iv) volatility at 60% and (v) a debt discount rate at 25.8%.
The warrant liabilities pertain to Convert Warrants that are issued to Perceptive PIPE Investor in settling the 2024 Bridge Financing Notes, which is considered as an assumed liability on the purchase price allocation. The preliminary valuation of $3.0 million for the Convert Warrants is based on the Black-Scholes Merton Option model, and the assumptions including (i) the New Adagio Common Stock that the Convert Warrants are exercisable to, is at $6.64 per share; (ii) a risk-free rate at 3.96%; (iii) zero dividend yield; and (iv) volatility at 55%.
The estimate of the fair value of the convertible notes and the Convert Warrants is preliminary and based on the current available information.
Preliminary identifiable intangible assets in the unaudited pro forma condensed combined financial information consist of developed technology and in-process research and development (IPR&D), which were valued using the cost approach. This approach considers an asset’s replacement cost (direct and indirect) adjusted, where applicable, for obsolescence to estimate the replacement cost of the asset’s current service potential (i.e., remaining useful life and cash-flow generating capacity). Obsolescence for an acquired intangible asset may include functional (technological) obsolescence and economic (external) obsolescence. The amortization related to the developed technology is reflected as unaudited pro forma adjustments to the unaudited pro forma condensed combined income statements using the straight-line method of amortization. Management has determined the estimated useful life of 5 years for developed technology based on consideration of the economic benefit of the asset.
Intangible assets:	Purchase Price Allocation
Developed Technology – iCLAS	$4,100
IPR&D – vCLAS	13,100
IPR&D – Cryopulse	9,000
Total	$26,200
The amount that will ultimately be allocated to these identified intangible assets and the related amount of amortization, may differ materially from this preliminary allocation.
Goodwill represents the excess of the total purchase consideration over the fair value of the underlying net assets and captures the value attributable to future economic benefits arising from future technology development beyond the existing pipeline of identified IPR&D projects.
As the determination of the purchase price is subject to change upon finalization of the fair value analyses, the following table depicts the sensitivity of the purchase price and resulting goodwill to changes in net asset value. A 10% change in net asset value would cause a corresponding increase or decrease in the balance of goodwill as follows:
(in thousands)	Purchase Price Allocation	Goodwill
As presented in the pro forma combined results	$11,427	$42,119
10% increase in net asset value	$12,570	$40,976
10% decrease in net asset value	$10,284	$43,262
Note 5.   Adjustments to Unaudited Pro Forma Condensed Combined Financial Information
The adjustments included in the unaudited pro forma condensed combined balance sheet as of June 30, 2024, are as follows:
(A)
Represents the redemption of 2,707,555 shares of ARYA Class A ordinary shares for aggregate redemption payments of $31.3 million using a redemption price of $11.56 per share.

(B)
Represents the conversion of 468,941 Public Shares subject to non-redemption agreements by certain Other PIPE Investors into 761,229 shares of New Adagio Common Stock and 643,658 units of Base Warrants. In connection with the non-redemption agreements and respective PIPE Subscription Agreements, $5.4 million cash proceeds is released from the Trust Account as a part of the PIPE Financing (refer to Note 1).

It is preliminarily determined that the Base Warrants associated with the PIPE Financing are indexed to New Adagio Common Stock under ASC 815 — Derivatives and Hedging and are accounted for as equity, which is measured at fair value. The cash proceeds are allocated to the Base Warrants and to New Adagio Common Stock at their relative fair values, with the total adjustment to APIC for $5.4 million (refer to Note 5(X)).
The exercise price of Base Warrants is $10.00 per unit. The fair value of the Base Warrants is preliminarily estimated at $2.41 per unit, using Black-Scholes Merton Option model, based on the assumptions including (i) the value of the New Adagio Common Stock (for which the Base Warrants are exercisable) is $6.64 per share; (ii) a risk-free rate at 3.93%; (iii) zero dividend yield; (iv) the common stock volatility at 84.0% and a volatility haircut of 10%.

Refer to Note 5(Y) for the reversal of the contingent equity investment recorded in ARYA’s historical financial statements related to the New Adagio Common Stock and PIPE Warrants in connection with the open market purchase and the non-redemption obligation.
(C)
Represents the reclassification of the remaining $1.2 million of cash and investments held in the Trust Account to cash and cash equivalents.

(D)
Subsequent to June 30, 2024 and prior to the Closing, ARYA received additional principal amount of $0.2 million from the Sponsor pursuant to the ARYA Convertible Notes Agreement. Under the agreement, ARYA shall reimburse the Sponsor for $0.3 million in cash prior to the Closing. The adjustment represents the net payment of $0.1 million to the Sponsor prior to the Closing.

(E)
Represents the settlement of ARYA’s accrued transaction expenses of $8.0 million, incurred by ARYA in connection with the Business Combination, such as advisory, banking, printing, legal, accounting fees and other professional fees that are a direct and incremental part of the transaction. Such transaction costs are expensed as incurred.

(F)
Represents the settlement of Adagio’s accrued transaction expenses of $6.9 million, incurred by Adagio in connection with the Business Combination, such as advisory, banking, printing, legal, accounting fees and other professional fees that are a direct and incremental part of the transaction. Such transaction costs are expensed as incurred.

(G)
Represents the receipt of cash proceeds of $27.9 million in PIPE Financing in exchange of 3,287,018 shares of New Adagio Common Stock, 3,345,069 Base Warrants and 670,000 Pre-Funded Warrants. The $27.9 million cash proceeds including the additional cash investment from Perceptive PIPE Investor of $15.9 million, and the commitments of $12.0 million from certain Other PIPE Investors (refer to Note 1).

It is preliminarily determined that the Base Warrants associated with the PIPE Financing are indexed to New Adagio Common Stock under ASC 815 — Derivatives and Hedging and are accounted for as equity, which is measured at fair value on the date of issuance and not subsequently remeasured.
The exercise price of Base Warrants is $10.00 per unit. The fair value of the Base Warrants is preliminarily estimated at $2.41 per unit, using Black-Scholes Merton Option model, based on the assumptions including (i) the value of the New Adagio Common Stock (for which the Base Warrants are exercisable) is $6.64 per share; (ii) a risk-free rate at 3.93%; (iii) zero dividend yield; (iv) the common stock volatility at 84.0% and a volatility haircut of 10%.
As set forth in the agreement of the Pre-Funded Warrants associated with the PIPE Financing, the Pre-Funded Warrants are exercisable on a cashless basis or on a gross basis for one share of New Adagio Common Stock at $0.01 per share, subject to adjustments as set forth in the agreement. New Adagio may be required to cash settle the Pre-Funded Warrants when it fails to timely deliver shares to the holder who exercises the Pre-Funded Warrants or upon the occurrence of a fundamental transaction. It is determined that the Pre-Funded Warrants associated with the PIPE Financing do not meet the equity classification requirements under ASC 815 — Derivatives and Hedging as the Pre-Funded Warrants may require cash settlement outside of New Adagio’s control upon a failure of timely delivery of shares or a fundamental transaction, and therefore the Pre-Funded Warrants are accounted for as derivative liabilities, and measured at fair value both initially and subsequently with changes in fair value recognized through earnings.
The exercise price of Pre-Funded Warrants is $0.01 per unit. The fair value of the Pre-Funded Warrants is preliminarily estimated at $6.63 per unit, based on the value of the New Adagio Common Stock (for which the Pre-Funded Warrants are exercisable) is $6.64 per share.
The cash proceeds are first allocated to Pre-Funded Warrants at their fair value of $4.4 million, and the remaining cash proceeds are allocated to the Base Warrants and New Adagio Common Stock at their relative fair values, with the total adjustment to APIC for $23.4 million (refer to Note 5(X)).

(H)
Represents the receipt and the conversion of the July 2024 Notes with a principal amount of $1.0 million and accrued but not paid interest of $1.3 thousand issued to the Perceptive PIPE Investor in exchange of 142,354 shares of New Adagio Common Stock and 120,000 Base Warrants, as a part of the PIPE Financing (refer to Note 1). The principal of $1 million was received by Adagio in July 2024, prior to the Closing. At the Closing, the July 2024 Notes are settled with 142,354 shares of New Adagio Common Stock at $6.64 per share and 120,000 Base Warrants at $2.41 per unit as a part of the purchase consideration (refer to Note 4).

It is preliminarily determined that the Base Warrants associated with the PIPE Financing are indexed to New Adagio Common Stock under ASC 815 — Derivatives and Hedging and are accounted for as equity, which is measured at fair value.
The exercise price of Base Warrants is $10.00 per unit. The fair value of the Base Warrants is preliminarily estimated at $2.41 per unit, using Black-Scholes Merton Option model, based on the assumptions including (i) the value of the New Adagio Common Stock (for which the Base Warrants are exercisable) is $6.64 per share; (ii) a risk-free rate at 3.93%; (iii) zero dividend yield; (iv) the common stock volatility at 84.0% and a volatility haircut of 10%.
(I)
Represents the settlement of the existing SVB Term Loan of Adagio with a net balance of $1.0 million, including $1.0 million of principal payment due within 12 months with an unamortized debt discount of $9.7 thousand. In addition, the accrued interest payable of $8.3 thousand is settled prior to the Closing.

(J)
Represents (i) the conversion of the 2024 Bridge Financing Note with a balance of $7.0 million as of June 30, 2024 into $7.0 million of New Adagio Convertible Notes and 525,000 Convert Warrants; (ii) the issuance of an additional $5.0 million of New Adagio Convertible Notes and 375,000 Convert Warrants to certain Other PIPE Investor; (iii) the issuance of an additional $0.5 million of New Adagio Convertible Notes and 37,500 Convert Warrants to certain Convert Investor; and (iv) the issuance of $7.5 million principal of New Adagio Convertible Notes and 562,500 Convert Warrant to the Contingent Investor at the Closing in connection with the New Adagio Convertible Notes. The fair value of the New Adagio Convertible Notes and the 1,500,000 Convert Warrants is $17.0 million and $3.0 million, respectively.

As set forth in the agreement of the New Adagio Convertible Notes, the Convert Warrants are exercisable on a cashless basis or on a gross basis for one share of New Adagio Common Stock at $24.00 per share, subject to adjustments as set forth in the agreement. New Adagio may be required to cash settle the Convert Warrants when it fails to timely deliver shares to the holder who exercises the Convert Warrants or upon the occurrence of a fundamental transaction. It is determined that the Convert Warrants associated with the New Adagio Convertible Notes do not meet the equity classification requirements under ASC 815 — Derivatives and Hedging as the Covert Warrants may require cash settlement outside of New Adagio’s control upon a failure of timely delivery of shares or a fundamental transaction, and therefore the Convert Warrants are accounted for as derivative liabilities, and measured at fair value both initially and subsequently with changes in fair value recognized through earnings.
Further, as permitted under ASC 825 — Financial Instruments, it is preliminary determined to elect the fair value option to account for the New Adagio Convertible Notes.
The valuation of the New Adagio Convertible Notes is based on a binomial lattice model considering the contractual terms with assumptions including (i) the New Adagio Common Stock price at $6.64 per share; (ii) a risk-free rate at 4.01%; (iii) zero dividend yield; (iv) volatility at 60% and (v) a discount rate at 25.8%. The valuation of the Convert Warrants is based on the Black-Scholes Merton Option model, and the assumptions including (i) the New Adagio Common Stock that the Convert Warrants are exercisable to, is at $6.64 per share; (ii) a risk-free rate at 3.96%; (iii) zero dividend yield; (iv) volatility at 55%. The estimate of the fair value of the New Adagio Convertible Notes and the Convert Warrants is preliminary and based on the current available information. Adagio has engaged third party specialists to assist it in completing the calculation of value of the New Adagio Convertible Notes and the Convert Warrants. As this full valuation analysis is undergoing and not yet completed, the estimated fair values will be updated based upon further available information, as well as market conditions at the time of the Closing.
(K)
Represents an adjustment to intangible assets, net to reflect the acquired identifiable intangible assets consisting of developed technology and IPR&D at the estimated fair value of $26.2 million, which as noted above is and subject to change once the proposed business combination is completed. The fair value of the developed technology and IPR&D is estimated based on cost approach. It is estimated a useful life of 5 years for developed technology based on consideration of the economic benefit of the asset. See Note 4 for additional details.

(L)
Represents an adjustment to reflect estimated goodwill of $42.1 million recognized from the proposed business combination in accordance with ASC 805-30-30 based on the preliminary purchase price allocation in Note 4. Goodwill represents the excess of the total purchase consideration over the fair value of the underlying net assets and captures the value attributable to future economic benefits arising from future technology development beyond the existing pipeline of identified IPR&D projects.

(M)
Reflects the direct and incremental transaction costs incurred prior to or concurrent with the Business Combination of $7.1 million. Transaction costs include legal, accounting, financial advisory and other professional fees related to the Business Combination. Of the total estimated transaction costs of $7.1 million, $3.4 million are to be incurred by Adagio and charged to accumulated deficit of Adagio prior to the Closing, and $3.7 million are to be incurred by ARYA and charged to expenses through accumulated deficit.

(N)
Represents the settlement of the outstanding $28.5 million principal in Bridge Financing Notes excluding the July 2024 Notes, issued to the Perceptive PIPE Investor, which has an estimated fair value of $29.9 million, along with the settlement of the accrued but not paid interest of $1.7 million as of June 30, 2024, in exchange of 4,230,253 shares of New Adagio Common Stock and 3,420,000 Base Warrants in connection with the PIPE Financing (refer to Note 1). The 4,230,253 shares of Adagio Common Stock at $6.64 per share and the 3,420,000 Base Warrants at $2.41 per unit issued to settle the convertible promissory notes is considered as a part of the purchase consideration (refer to Note 4).

It is preliminarily determined that the Base Warrants associated with the PIPE Financing are indexed to New Adagio Common Stock under ASC 815 — Derivatives and Hedging and are accounted for as equity, which is measured at fair value.
The exercise price of Base Warrants is $10.00 per unit. The fair value of the Base Warrants is preliminarily estimated at $2.41 per unit, using Black-Scholes Merton Option model, based on the assumptions including (i) the value of the New Adagio Common Stock (for which the Base Warrants are exercisable) is $6.64 per share; (ii) a risk-free rate at 3.93%; (iii) zero dividend yield; (iv) the common stock volatility at 84.0% and a volatility haircut of 10%.
(O)
Represents the conversion of $14.1 million of Adagio Convertible Notes and $1.3 million of related accrued unpaid interest to New Adagio Common Stock and additional paid-in capital.

(P)
Represents i) the termination of Adagio Warrants prior to the Closing from liability to equity in conjunction with the Business Combination, as the fair market value of Adagio Common Stock is lower than the warrant exercise price prior to the Closing and ii) the conversion of 207,902 Pre-Funded Warrants for Series E Preferred Stock issued by Adagio prior to the Closing into 34,680 shares of New Adagio Common Stock and additional paid-in capital.

(Q)
Represents the conversion of $3.6 million of ARYA Convertible Promissory Notes to New Adagio Common Stock and additional paid-in capital. See Note 5(C) for the net principal repaid in cash prior to closing.

(R)
Reflects the estimated gross deferred tax asset of $34.9 million netting with valuation allowance of $29.4 million, and then with gross deferred tax liability of $8.3 million resulting in net deferred tax liability position of $2.8 million. The basis difference primarily results from Adagio’s net operating losses and from the Business Combination where New Adagio receives intangible assets for financial accounting purposes. Tax-related adjustments are based upon an estimated state tax rate of 8.8% and an estimated federal tax rate of 21.0%. The effective tax rate of the combined company could be significantly different than what is presented in the pro forma financial information depending on post-acquisition activities, the geographical mix of taxable income, and changes in tax laws and regulations.
(S)
Represents the conversion of 123,520 shares of Class A ordinary shares subject to redemption, with a par value of $0.0001, into 123,520 shares of the New Adagio Common Stock, resulting in an increase in New Adagio Common Stock with a par value of $0.0001 and an increase of additional paid-in capital.

(T)
Represents the conversion of all outstanding Adagio Preferred Stock to 789,337 shares of New Adagio Common Stock and additional paid-in capital upon the Closing of the Business Combination.

(U)
Represents pro forma adjustments recorded to New Adagio Common Stock:

		Number of shares
(i)	Contribution from PIPE Financing (Note 2(A)(7)) (Note 5B, 5G, 5H and 5N)	8,420,854
(ii)	Conversion of ARYA Class A ordinary shares and Class B ordinary shares (Note 5V)	2,089,000
(iii)	Reclassification of Class A ordinary shares subject to redemption (Note 5S)	123,520
(iv)	Conversion of Adagio Preferred Stock to New Adagio Common Stock (Note 2(A)(6)) (Note 5T)	789,337
(v)	Conversion of ARYA Convertible Promissory Notes (Note 5Q)	355,100
(vi)	Conversion of Adagio Convertible Notes (Note 2(A)(6)) (Note 5O)	1,444,899
(vii)	Elimination of Adagio’s historical equity (Note 5W)	130,246
(viii)	Conversion of Adagio’s Pre-Funded Warrants for Series E Preferred Shares (Note 5P)	34,680
	Total Shares of Common Stock	13,387,636
	Par value of New Adagio common stock	$0.0001
	Total value of common stock(1)	$1,339

(1)
The amounts are presented as $1.0 thousand on the unaudited pro forma condensed combined balance sheet due to rounding under the no further redemption and the maximum redemption scenarios, respectively.

(V)
Represents the conversion of the existing Class A ordinary shares and Class B ordinary shares to New Adagio Common Stock and additional paid-in capital.

(W)
Represents the elimination of Adagio’s historical shareholders’ equity, including (1) Adagio’s outstanding common stock, par value $0.001; (2) accumulated deficit of $153.1 million, including $3.4 million estimated transaction costs to be incurred by Adagio prior to the Closing; (3) additional paid-in capital of $6.2 million; and (4) $22.0 thousand of accumulated other comprehensive income.

(X)
Represents pro forma adjustments recorded to additional paid-in capital:

Adjusted Paid-In Capital
APIC on business combination with Adagio (Note 4)(1)	53,545
Reclassification of Class A ordinary shares subject to redemption (Note 5S)	1,104
Conversion of ARYA Class A ordinary shares and Class B ordinary shares (Note 5V)(2)	—
Conversion of ARYA Convertible Promissory Notes (Note 5Q)	3,551
Issuance of equity to PIPE Investors pertaining to cash proceeds from PIPE Financing (Note 5G)	23,433
Issuance of equity to PIPE Investors pertaining to non-redemption agreements (Note 5B)	5,423
Reversal of ARYA’s historical APIC recorded in connection with contingent equity investment (Note 5Y)	(2,134)
ARYA’s historical APIC	412
Total Adjusted APIC	$85,334
Less: Adagio’s Historical APIC	(6,163)
Less: ARYA’s Historical APIC	(412)
Transaction Accounting Adjustment to APIC	$78,759

(1)
Represents APIC on the issuance of 6,771,769 shares of New Adagio Common Stock; 7,587 replacement New Adagio stock options to Adagio option holders and 3,540,000 Base Warrants, with the assumption that the New Adagio Common Stock share price is $6.64 per share.

(2)
The balance is shown as zero as it is rounded in thousands.

(Y)
Represents the reversal of the contingent equity investment of $2.1 million in APIC (refer to Note 5(X)) and accumulated deficit recorded in ARYA’s historical financial statements, in connection with the New Adagio Common Stock and the PIPE Warrants to be issued under certain subscription agreements that include an open market purchase and non-redemption obligation for certain Other PIPE Investors. The value of the contingent equity investment resulted from the open market purchase was estimated and recorded as of February 13, 2024 assuming a 75% probability of the Business Combination being closed; the value of the contingent equity investment resulted from the non-redemption obligation was estimated and recorded as of June 21, 2024 assuming a 95% probability of the Business Combination being closed. Such contingent equity investment is eliminated in the proforma financial information as the unaudited proforma condensed combined balance sheet assumes the Business Combination occurred on June 30, 2024. Accordingly, the New Adagio Common Stock and PIPE Warrants in connection with the open market purchase and the non-redemption obligation is included in Note 5(A).

Refer to Note 5(GG) for the reversal adjustment related to the corresponding expense on the unaudited pro forma condensed combined statement of operations and comprehensive loss.
The pro forma adjustments included in the unaudited pro forma condensed combined statements of operations and comprehensive loss for the six months ended June 30, 2024 and for the year ended December 31, 2023, are as follows:
(AA)
Reflects ARYA’s estimated transactions costs of $3.7 million as if incurred on January 1, 2023, the date the Business Combination occurred for the purposes of the unaudited pro forma condensed combined statements of operations. The amount presented is comprised of transaction costs that were not yet recognized in the historical statement of operations as part of the Business Combination. These costs are non-recurring.

(BB)
Adjustment to reflect amortization expense, on a straight-line basis, based on the preliminary fair value of the intangible assets and the estimated useful lives. See below table for the calculation (in thousands):

	Value at Closing	Useful Life	Pro forma Amortization for the six months ended June 30, 2024	Pro forma Amortization for the year ended December 31, 2023
Technology	$4,100	5 years	$410	820
IPR&D	22,100	N/A	—	—
Total	$26,200		$410	820
Historical amortization expense			$—	—
Pro forma adjustment			$410	820

(CC)
Represents the reversal of interest expense on Adagio’s convertible notes payable and elimination of fair value changes due to the conversion of Adagio’s convertible notes payable as referenced in adjustment 5(J), 5(N) and 5(O) above into shares of New Adagio Common Stock.

(DD)
Represents the reversal of fair value changes in warrant liability due to the reclassification of warrants from liability to equity in conjunction with the Business Combination.

(EE)
Represents the removal of interest expense of $78.0 thousand and $0.2 million on the SVB Term Loan on account of settlement of the SVB Term Loan for the six months ended June 30, 2024 and year ended December 31, 2023, respectively.

(FF)
Represents the accrued interest expense of $1.1 million and $2.6 million at an interest rate of 13% per annum in connection with the New Adagio Convertible Notes for the six months ended June 30, 2024 and year ended December 31, 2023, respectively. The accrued interest expense of $1.1 million for the six months ended June 30, 2024 excludes interest expense of $0.2 million accrued by Adagio on the 2024 Bridge Financing Notes prior to the Closing.

(GG)
Represents the reversal of the subscription agreement expense of $2.1 million, recorded in ARYA’s historical financial statements, in connection with the reversal of the contingent equity investment (refer to Note 5(Y)).

(HH)
Represents the elimination of interest income on the investments held in Trust Account.

Note 6.   Net Loss per Share
Represents the net loss per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2023. As the Business Combination is being reflected as if it had occurred at the beginning of the earliest period presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entirety of the periods presented. When assuming the maximum redemption scenario described above, this calculation is adjusted to eliminate such shares for the entirety of the periods presented.
The following has been prepared to present the net loss per share with respect to the redemptions of Class A Common Stock by ARYA Stockholders at the time of the Business Combination for the six months ended June 30, 2024 and for the year ended December 31, 2023:
(In thousands, except share and per share data)	Six months ended June 30, 2024	Year Ended December 31, 2023
Pro forma net loss	$(14,506)	$(39,863)
Basic and diluted weighted average shares outstanding	13,387,636	13,387,636

(In thousands, except share and per share data)	Six months ended June 30, 2024	Year Ended December 31, 2023
Basic and diluted net loss per share	$(1.08)	$(2.98)
Excluded securities:(1)
Sponsor Earn-out Shares	1,147,500	1,147,500
PIPE Warrants	8,198,727	8,198,727
New Adagio Convertible Notes	2,000,000	2,000,000
Convert Warrants	1,500,000	1,500,000
New Adagio Options converted from Adagio Options	7,587	7,587
2024 Equity Incentive Plan	4,472,593	4,472,593
2024 Key Employee Plan	3,354,445	3,354,445
ESPP	441,293	441,293

(1)
Pro forma net loss per share includes the related pro forma adjustments as referred to within the section “Adjustments to Unaudited Pro Forma Condensed Consolidated Combined Financial Information.”

(2)
The potentially dilutive outstanding securities were excluded from the computation of pro forma diluted net loss per share because their effect would have been anti-dilutive and/or issuance or vesting of such shares is contingent upon the satisfaction of certain conditions which were not satisfied by the end of the periods presented.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF ARYA
References to the “Company,” “ARYA Sciences Acquisition Corp IV,” “ARYA,” “our,” “us” or “we” refer to ARYA Sciences Acquisition Corp IV. The following discussion and analysis of the Company’s financial condition and results of operations should be read in conjunction with the unaudited interim consolidated condensed financial statements and the notes thereto contained elsewhere in this report. Certain information contained in the discussion and analysis set forth below includes forward-looking statements that involve risks and uncertainties.
Cautionary Note Regarding Forward-Looking Statements
Some of the statements contained in this report may constitute “forward-looking statements” for purposes of the federal securities laws. Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.
The forward-looking statements contained in this report are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, the following risks, uncertainties (some of which are beyond our control) or other factors:
•
we have no operating history and no revenues, and you have no basis on which to evaluate our ability to achieve our business objective;

•
our ability to select an appropriate target business or businesses;

•
our ability to complete a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”);

•
our expectations around the performance of a prospective target business or businesses;

•
our success in retaining or recruiting, or changes required in, our officers, key employees or directors following our initial Business Combination;

•
our officers and directors allocating their time to other businesses and potentially having conflicts of interest with our business or in approving our initial Business Combination;

•
our potential ability to obtain additional financing to complete our initial Business Combination or reimburse any loans ARYA Sciences Holdings IV (the “Sponsor”) may loan to the Company (the “Working Capital Loans”), including the unsecured convertible promissory note to the Sponsor, pursuant to which the Company borrowed $120,000 (the “First Convertible Working Capital Loan”), the unsecured convertible promissory note to the Sponsor, pursuant to which the Company may borrow up to $1,680,000 (the “Second Convertible Working Capital Loan”), the unsecured promissory note to the Sponsor pursuant to which the Company may borrow up to $900,000 (the “Third Working Capital Loan”) and the unsecured convertible promissory note to the Sponsor pursuant to which the Company may borrow up to $1,000,000 (the “Fourth Working Capital Loan,” and together with the First Convertible Working Capital Loan, the Second Convertible Working Capital Loan and the Third Working Capital Loan, the “Convertible Working Capital Loans”);

•
our pool of prospective target businesses;

•
our ability to consummate an initial Business Combination due to the uncertainty resulting from general economic and political conditions such as recessions, interest rates, international currency fluctuations and health epidemics and pandemics (including the ongoing COVID-19 pandemic), inflation, changes in diplomatic and trade relationships and acts of war or terrorism (such as the military conflict between Ukraine, the Russian Federation and Belarus that started in February 2022 or the conflict in Israel and Palestine);
•
the ability of our officers and directors to generate a number of potential Business Combination opportunities;

•
our ability to obtain additional financing to complete a Business Combination;

•
our public securities’ potential liquidity and trading;

•
the use of funds not held in the trust account (“Trust Account”) or available to us from interest income on the Trust Account balance;

•
our ability to continue as a going concern;

•
the Trust Account not being subject to claims of third parties;

•
our financial performance following our initial public offering (the “Initial Public Offering”);

•
the number of redemptions by our public shareholders in connection with a proposed Business Combination; and

•
the other risks and uncertainties discussed herein and in our filings with the U.S. Securities and Exchange Commission (the “SEC”), including in our Annual Report on Form 10-K filed with the SEC on March 29, 2024.

Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.
Overview
We are a blank check company incorporated as a Cayman Islands exempted company on August 24, 2020. We were formed for the purpose of effecting a Business Combination with one or more businesses. Our sponsor is ARYA Sciences Holdings IV, a Cayman Islands exempted company.
Our registration statement for our Initial Public Offering was declared effective on February 25, 2021. On March 2, 2021, we consummated its Initial Public Offering of 14,950,000 Class A ordinary shares (the “Public Shares”), including 1,950,000 Public Shares as a result of the underwriters’ full exercise of their over-allotment option, at an offering price of $10.00 per Public Share, generating gross proceeds of $149.5 million, and incurring offering costs of approximately $8.8 million, inclusive of approximately $5.2 million in deferred underwriting commissions. On August 8, 2022, the Company received a waiver from one of its underwriters pursuant to which such underwriter waived all rights to its 50% share of the deferred underwriting commissions payable upon completion of a Business Combination (the “Waiver”). In connection with the Waiver, the underwriter also agreed that (i) the Waiver is not intended to allocate its 50% portion of the deferred underwriting commissions to the other underwriter that has not waived its right to receive its share of the deferred underwriting commissions and (ii) the waived portion of the deferred underwriting commissions can, at the discretion of the Company, be paid to one or more parties or otherwise be used in connection with a Business Combination.
Simultaneously with the closing of the Initial Public Offering, we consummated the private placement of 499,000 Private Placement Shares, at a price of $10.00 per Private Placement Share to the Sponsor, generating gross proceeds of approximately $5.0 million.
Upon the closing of the Initial Public Offering and the Private Placement, $149.5 million ($10.00 per Public Share) of the net proceeds of the Initial Public Offering and certain of the proceeds from the sale of the Private Placement were placed in the Trust Account, located in the United States, with Continental Stock Transfer & Trust Company, acting as trustee (“Continental”), and were, from the consummation of the Initial Public Offering through February 27, 2023, invested only in U.S. “government securities” within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act, as determined by us, until the earlier of (i) the completion of a Business Combination and (ii) the distribution of the Trust Account as described below. On February 27, 2023, the Company delivered an instruction letter to Continental, to liquidate the investments held in the Trust Account and instead to hold the funds in the Trust Account in cash in an interest-bearing demand deposit account until the earlier of the consummation of a Business Combination or the Company’s liquidation. The Company is taking these steps in order to mitigate the risk that the Company might be deemed to be an investment company for purposes of the Investment Company Act following the adoption of the First Extension Amendment Proposal (for more information see below “— Adoption of First Extension Amendment Proposal”). For more information on the partial liquidation of the Trust Account in connection with the adoption of the First Extension Amendment Proposal and the related redemption of Class A ordinary shares, also see below under “— Adoption of First Extension Amendment Proposal.”
As further described below under “— Adoption of First Extension Amendment Proposal” and “— Adoption of Second Extension Amendment Proposal,” in connection with the adoption of the First Extension Amendment Proposal, 11,259,169 Public Shares were redeemed for an aggregate amount of $115,071,882.05, and in connection with the adoption of the Second Extension Amendment Proposal, 390,815 additional Public Shares were redeemed for an aggregate amount of approximately $4,358,804.
Our management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of Private Placement Shares, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination.
On July 31, 2024, Adagio announced the closing of its previously announced Business Combination with the Company and ListCo. Upon the closing of the merger, ListCo changed its name to “Adagio Medical Holdings, Inc.” The common stock of New Adagio began trading on August 1, 2024, under the symbols ADGM on the Nasdaq Capital Market. Upon the consummation of the Business Combination, Adagio and the Company became the direct wholly-owned subsidiaries of Adagio Medical Holding, Inc. (see Note 5).
The issuance of additional shares in the Business Combination:
•
may significantly dilute the equity interest of investors in our Initial Public Offering, which will receive shares of New Adagio Common Stock (as defined below) in connection with the consummation of the Proposed Adagio Business Combination (as defined below);

•
could cause a change in control if a substantial number of our Class A ordinary shares or shares of New Adagio Common Stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors;

•
may have the effect of delaying or preventing a change of control of us by diluting the share ownership or voting rights of a person seeking to obtain control of us; and

•
may adversely affect prevailing market prices for our Class A ordinary shares or any shares of New Adagio Common Stock.

Similarly, if we issue debt or otherwise incur significant debt, it could result in:
•
default and foreclosure on our assets if our operating revenues after a Business Combination are insufficient to repay our debt obligations;

•
acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

•
our immediate payment of all principal and accrued interest, if any, if the debt is payable on demand;

•
our inability to obtain necessary additional financing if the debt contains covenants restricting our ability to obtain such financing while the debt security is outstanding;

•
our inability to pay dividends on our Class A ordinary shares or any shares of New Adagio Common Stock following the consummation of the Proposed Adagio Business Combination;

•
using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our Class A ordinary shares or any shares of New Adagio Common Stock following the consummation of the Proposed Adagio Business Combination, if declared, expenses, capital expenditures, acquisitions and other general corporate purposes;

•
limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

•
increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and

•
limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes and other disadvantages compared to our competitors who have less debt.

Proposed Adagio Business Combination
Business Combination Agreement
On February 13, 2024, the Company, Aja HoldCo, Inc., a Delaware corporation (“ListCo” or “HoldCo”), Aja Merger Sub 1, a Cayman Islands exempted company (“ARYA Merger Sub”), Aja Merger Sub 2, Inc., a Delaware corporation (“Adagio Merger Sub”), and Adagio Medical, Inc. (“Adagio”) entered into a business combination agreement (the “Business Combination Agreement”), in connection with a proposed business combination (the “Proposed Adagio Business Combination”), which contains certain customary representations, warranties, and covenants by the parties thereto. As further described in the Business Combination Agreement, the closing of the Proposed Adagio Business Combination (the “Closing”) is subject to certain customary conditions and risks.
The Business Combination Agreement provides, among other things, for the consummation of the following transactions:
1.
ARYA Merger Sub will merge with and into ARYA (the “ARYA Merger”) and Adagio Merger Sub will merge with and into Adagio (the “Adagio Merger” and, together with the ARYA Merger, the “Mergers”), with ARYA and Adagio surviving the Mergers and, after giving effect to such Mergers, each of ARYA and Adagio becoming a wholly owned subsidiary of ListCo, on the terms and subject to the conditions in the Business Combination Agreement;

2.
(i) each issued and outstanding Class A ordinary share will be automatically cancelled, extinguished and converted into the right to receive one share of common stock, par value $0.0001 per share, of ListCo after giving effect to the consummation of the transactions contemplated by the Business Combination Agreement (“New Adagio”) (the “New Adagio Common Stock”) and (ii) each issued and outstanding Class B ordinary share will be automatically cancelled, extinguished and converted into the right to receive one share of New Adagio Common Stock, other than 1,000,000 Class B ordinary shares that will be forfeited by the Sponsor, and issued to PIPE Investors (as defined below), including Perceptive Life Sciences Master Fund, Ltd, a Cayman Islands exempted company (the “Perceptive PIPE Investor”). 1,147,500 shares of New Adagio Common Stock issuable to the Sponsor will be subject to share trigger price vesting and will vest if, prior to the tenth anniversary of the Closing, the post-closing share price of New Adagio equals or exceeds $24.00 per share for any 20 trading days within any 30 trading day period (the “Share Trigger Price Vesting”);

3.
(i) each warrant of Adagio will be either (x) terminated, or (y) “net” exercised in exchange for shares of common stock, par value $0.01 per share, of Adagio (“Adagio Common Stock”); (ii) all issued and outstanding unsecured convertible promissory notes of Adagio (excluding the convertible notes issued by Adagio to the Perceptive PIPE Investor pursuant to the note purchase agreements dated April 4, 2023 and November 28, 2023, between Adagio and the Perceptive PIPE Investor

(collectively, the “2023 Bridge Financing Notes”) and the 2024 Bridge Financing Notes (as defined below)) (the “Adagio Convertible Notes”), including any accrued and unpaid interest thereon, will be automatically and fully converted into shares of Adagio Common Stock in accordance with the terms of such Adagio Convertible Notes and such Adagio Convertible Notes will be cancelled, satisfied, extinguished, discharged and retired in connection with such conversion (the “Adagio Convertible Notes Conversion”); (iii) each share of preferred stock, par value $0.001 per share, of Adagio (the “Adagio Preferred Stock”) that is issued and outstanding will be automatically converted into shares of Adagio Common Stock and each such share of Adagio Preferred Stock will be cancelled; (iv) all issued and outstanding shares of Adagio Common Stock (other than treasury shares and shares with respect to which appraisal rights under the Delaware General Corporation Law, as amended, are properly exercised and not withdrawn) will be automatically cancelled, extinguished and converted into the right to receive shares of New Adagio Common Stock based on the exchange ratio set forth in the Business Combination Agreement; (v) each issued, outstanding and unexercised option to purchase Adagio Common Stock (“Adagio Option”) that is vested as of such time or will vest in connection with, or after taking into account the effect of, the consummation of the transactions contemplated by the Business Combination Agreement with an aggregate value that exceeds the aggregate exercise price of such Adagio Option (each an “In-the-Money Adagio Option”) will be cancelled and extinguished in exchange for options to purchase shares of New Adagio Common Stock, and each issued and outstanding Adagio equity award (other than an In-the-Money Adagio Option) will automatically be canceled and extinguished for no consideration and each holder thereof will cease to have any rights with respect thereto.
Amendment to the Business Combination Agreement
On June 25, 2024, the Company and Adagio entered into a Consent and Amendment No. 1 to the Business Combination Agreement (the “Amendment No. 1”), pursuant to which, among other things: (i) the Company consented to Adagio entering an exchange agreement (the “Exchange Agreement”) and the transactions contemplated thereunder with RA Capital Healthcare Fund, L.P., a Delaware limited partnership (“RA Capital”), pursuant to which, RA Capital would exchange a certain number of its existing Company Series E Preferred Shares (as defined in the Business Combination Agreement) for pre-funded warrants (each, a “Pre-Funded Warrant for Series E Preferred Shares”) to purchase Company Series E Preferred Shares, with each Pre-Funded Warrant for Series E Preferred Shares issued and outstanding as of immediately prior to the Company Merger Effective Time (as defined in the Business Combination Agreement) being automatically canceled and extinguished and converted into the right to receive a number of HoldCo Shares (as defined in the Business Combination Agreement) equal to the Exchange Ratio (as defined in the Business Combination Agreement); (ii) the definition of the term “Fully Diluted HoldCo Closing Capitalization” as provided in the Business Combination Agreement was expanded to include the number of pre-funded warrants outstanding immediately after the Company Merger Effective Time that each represented the right to purchase HoldCo Shares; (iii) (a) the aggregate share reserve under the Key Employee Incentive Plan (as defined in the Business Combination Agreement) should be up to the Key Employee Incentive Plan Maximum Amount, which was the aggregate number of HoldCo Shares equal to the product obtained by multiplying (A) the quotient of (x) fifteen percent (15%) divided by (y) thirty-five percent (35%) by (B) the Aggregate Incentive Equity Pool, which was the aggregate number of HoldCo Shares equal to (x) the Aggregate HoldCo Share Reserve (as defined hereunder) minus (y) the Fully Diluted HoldCo Closing Capitalization, and (b) the aggregate share reserve under the HoldCo Incentive Equity Plan (as defined in the Business Combination Agreement) should be equal to the Incentive Equity Plan Maximum Amount plus an increase as provided in the Business Combination Agreement, which Incentive Equity Plan Maximum Amount was the aggregate number of HoldCo Shares equal to the product obtained by multiplying (A) the quotient of (x) twenty percent (20%) divided by (y) thirty-five percent (35%) by (B) the Aggregate Incentive Equity Pool; and (iv) following the Closing, ListCo’s name would be changed to “Adagio Medical Holdings, Inc.” (or such other name mutually agreed to by ARYA and Adagio). As defined in the Amendment No. 1, “Aggregate HoldCo Share Reserve” meant the aggregate number of HoldCo Shares equal to the quotient obtained by dividing (i) the Fully Diluted HoldCo Closing Capitalization by (ii) sixty-five percent (65%).

Sponsor Letter Agreement
Concurrently with the execution of the Business Combination Agreement, ARYA, the Sponsor, each holder of Class B ordinary shares (the “Other Class B Shareholders” and with the Sponsor, the “Class B Shareholders”), including ARYA’s directors and officers (together with the Class B Shareholders, the “Insiders”), ListCo and Adagio entered into a letter agreement (the “Sponsor Letter Agreement”), pursuant to which, among other things, (i) each Class B Shareholder agreed to vote in favor of each of the transaction proposals to be voted upon at the meeting of ARYA shareholders, including approval of the Business Combination Agreement and the transactions contemplated thereby, (ii) each Class B Shareholder agreed to waive any adjustment to the conversion ratio set forth in the amended and restated memorandum and articles of association or any other anti-dilution or similar protection with respect to the Class B ordinary shares (whether resulting from the transactions contemplated by the Subscription Agreements (as defined below) or otherwise), (iii) each of the Insiders and ARYA agreed to terminate the lock-up provisions contained in that certain Letter Agreement, dated February 25, 2021, by and among the Company, the Sponsor and the other parties thereto (the “Letter Agreement”), and to replace such lock-up provisions with the transfer restrictions included in the Investor Rights Agreement (as defined below), (iv) each Class B Shareholder agreed to be bound by certain transfer restrictions with respect to his, her or its shares in ARYA prior to the Closing, (v) the Sponsor agreed that 1,147,500 shares of New Adagio Common Stock issued to the Sponsor will be subject to Share Trigger Price Vesting, and (vi) the Sponsor has agreed to irrevocably forfeit, surrender and transfer to ARYA for no consideration 1,000,000 Class B ordinary shares, which will be issued by ListCo to the PIPE Investors, including the Perceptive PIPE Investor, as incentive shares.
Adagio Stockholder Transaction Support Agreements
Pursuant to the Business Combination Agreement, certain stockholders of Adagio entered into transaction support agreements (collectively, the “Adagio Transaction Support Agreements”) with ARYA and Adagio, pursuant to which such stockholders of Adagio agreed to, among other things, (i) vote in favor of the Business Combination Agreement and the transactions contemplated thereby and (ii) be bound by certain other covenants and agreements related to the Proposed Adagio Business Combination.
PIPE Financing (Private Placement)
In connection with the execution of the Business Combination Agreement, ListCo and ARYA entered into Subscription Agreements (the “Subscription Agreements”) with the Perceptive PIPE Investor and certain other investors (the “Other PIPE Investors,” and, together with the Perceptive PIPE Investor, the “PIPE Investors”), pursuant to which the PIPE Investors committed financing valued at approximately $45,000,000, which includes (i) commitments by certain investors to subscribe for and purchase Class A ordinary shares in the open market and not to redeem such shares prior to the date the Closing occurs (the “Closing Date”), (ii) non-redemption commitments by certain investors that are shareholders of ARYA, (iii) agreements to subscribe for and purchase shares of New Adagio Common Stock, (iv) the contribution of $23,000,000 of 2023 Bridge Financing Notes to ListCo pursuant to the terms of the Subscription Agreement executed by the Perceptive PIPE Investor, and (v) an additional cash investment by the Perceptive PIPE Investor of approximately $8.1 million (which amount may be reduced by up to approximately $1,070,575 subject to Additional Financing being raised prior to Closing), as described in more detail below (together, the “PIPE Financing”). In connection with the PIPE Financing, the PIPE Investors will also subscribe for (i) warrants to purchase shares of New Adagio Common Stock at $10.00 per share, subject to adjustment (the “Base Warrants”) or (ii) a combination of Base Warrants and pre-funded warrants each exercisable for one share of New Adagio Common Stock at $0.01 per share (the “Pre-Funded Warrants,” and together with the Base Warrants, the “PIPE Warrants”). As provided for in the Subscription Agreements, the number of shares of New Adagio Common Stock and Base Warrants issuable to the PIPE Investors will depend on the redemption value of the Class A ordinary shares at Closing, the average per share price of the Class A ordinary shares purchased by certain PIPE Investors in the open market and the amount of interest on the 2023 Bridge Financing Notes that will have accrued and be unpaid at Closing and be contributed to ListCo in exchange for shares of New Adagio Common Stock. The shares of New Adagio Common Stock and PIPE Warrants to be issued pursuant to the Subscription Agreements have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and will be issued in reliance upon the exemption provided in Section 4(a)(2) of the Securities Act. ListCo will grant the PIPE Investors certain registration rights in connection with the PIPE Financing. The PIPE Financing is contingent upon, among other things, the substantially concurrent Closing.
The Company has concluded that the New Adagio Common Stock and PIPE Warrants to be issued under certain of the Subscription Agreements (the “Open Market Subscription Agreements”) that include an open market purchase and non-redemption obligation for subscribing investors (the “Open Market Investors”) qualify as equity under ASC 815-40 (“Derivatives and Hedging — Contracts in Entity’s Own Equity”); therefore, the Company will recognize the New Adagio Common Stock and PIPE Warrants to be issued under such Open Market Subscription Agreements (such securities, the “Open Market PIPE Securities”) by recording an entry to additional paid-in capital (APIC) in shareholders’ equity in its balance sheet. In accordance with ASC 815-40-30-1, the New Adagio Common Stock and PIPE Warrants will be recorded and measured at fair value (i.e., most often representative of proceeds received for equity-linked instruments; however, when estimating the fair value of the New Adagio Common Stock and PIPE Warrants, the Company has followed the guidance in ASC 820 Fair Value Measurement. In connection with Open Market Investor’s commitment to irrevocably subscribe for and agree to purchase from ListCo the number of Open Market PIPE Securities set forth on the signature page of the applicable Open Market Subscription Agreements, on the terms and subject to the conditions set forth in such Open Market Subscription Agreements, which include, without limitation, the agreement not to redeem the Class A ordinary shares purchased in the open market prior to Closing, the Company will record an amount equal to the full fair value of the New Adagio Common Stock and PIPE Warrants to be issued to the Open Market PIPE Investor in connection with the Closing.
On July 23, 2024, the Perceptive Life Sciences Master Fund, Ltd., a Cayman Islands exempted company (the “Perceptive PIPE Investor”) indicated an interest to increase its investment in the PIPE Financing by such amount that is necessary for the minimum unrestricted cash condition of the Contingent Investor to be met. Such additional subscription would be on the same terms as provided in the Subscription Agreement that the Perceptive PIPE Investor executed on February 13, 2024 and amended on June 24, 2024. Assuming the Closing occurs on July 29, 2024, New Adagio would be required to have approximately $32,129,000 of available unrestricted cash for the Contingent Investor to fund its $7,500,000 commitment under the Convertible Security Subscription Agreement. Assuming that a maximum redemption scenario occurs, that no Additional Financing is raised prior to Closing and that transaction expenses payable at Closing are approximately $14.3 million (current estimate subject to change), the Perceptive PIPE Investor may, pursuant to such indication of interest, increase its new money commitment under the PIPE Financing by approximately $9 million, resulting in the issuance of approximately 1,080,000 additional shares of New Adagio Common Stock at Closing to the Perceptive PIPE Investor. Assuming such issuance of additional shares of New Adagio Common Stock to the Perceptive PIPE Investor in the maximum redemption scenario, the post-Closing ownership of the Perceptive PIPE Investor and the initial shareholders may increase by approximately 2.6%.
Convertible Security Financing (Private Placement)
In connection with the execution of the Business Combination Agreement, certain investors, including the Perceptive PIPE Investor (the “Convert Investors”), executed a securities purchase agreement, dated February 13, 2024, with ListCo (the “Convertible Security Subscription Agreement”), pursuant to which ListCo issued on the Closing Date to the Convert Investors $20,000,000 aggregate principal amount of 13% senior secured convertible notes (the “New Adagio Convertible Notes”), which will be convertible into shares of New Adagio Common Stock at a conversion price of $10.00 per share, subject to adjustment (the “Conversion Shares”), and 1,500,000 warrants (the “Convert Warrants”), each Convert Warrant being exercisable on a cashless basis or for cash at a price of $24.00 per share, subject to adjustment (the “Base Convert Financing”). Such $20,000,000 of financing in the form of New Adagio Convertible Notes includes the Perceptive Convertible Note Commitment (as defined below) and includes the conversion of the 2024 Bridge Financing Notes (as defined below) into New Adagio Convertible Notes at Closing, subject in each case to Additional Financing (as defined below) being raised prior to Closing, as further described below. The New Adagio Convertible Notes will have a maturity of three years and nine months after Closing and interest will be payable in cash or compound as additional principal outstanding. The Perceptive PIPE Investor also purchased a $7,000,000 convertible promissory note of Adagio (the “2024 Bridge Financing Notes”) pursuant to a note purchase agreement, dated February 13, 2024, by and among the Perceptive PIPE

Investor, Adagio and ListCo (the “2024 Bridge Financing Notes Subscription Agreement”). On the Closing Date, pursuant to the terms of the 2024 Bridge Financing Notes and the 2024 Bridge Financing Note Subscription Agreement, the 2024 Bridge Financing Notes will convert into $7,000,000 of New Adagio Convertible Notes and 525,000 Convert Warrants, and the Perceptive PIPE Investor will subscribe for an additional $5,500,000 of New Adagio Convertible Notes and 412,500 Convert Warrants, for a total of $12,500,000 in aggregate principal amount of New Adagio Convertible Notes and 937,500 Convert Warrants, on the same terms as the Convert Investors executing the Convertible Security Subscription Agreement (such commitment by the Perceptive PIPE Investor to purchase New Adagio Convertible Notes and Convert Warrants, the “Perceptive Convertible Note Commitment,” and the conversion of the 2024 Bridge Financing Note and purchase of New Adagio Convertible Notes and Convert Warrants pursuant to the Perceptive Convertible Note Commitment as part of the Base Convert Financing, the “Convertible Security Financing”). Subject to ARYA and New Adagio receiving any new financing or commitment for financing (any such financing, an “Additional Financing”), whether in the form of equity, debt or convertible debt, before the Closing Date, the Perceptive PIPE Investor may request that on the Closing Date the 2024 Bridge Financing Note is repaid, the Perceptive Convertible Note Commitment is reduced or a combination of both. The New Adagio Convertible Notes and the Convert Warrants issuable in connection with the Convertible Security Financing have not been registered under the Securities Act and will be issued in reliance upon the exemption provided in Section 4(a)(2) of the Securities Act. ListCo will grant the Convert Investors certain registration rights in connection with the Convertible Security Financing. The Convertible Security Financing is contingent upon, among other things, the substantially concurrent Closing. As set forth in the Convertible Security Subscription Agreement, the closing of $7,500,000 of financing by an affiliate of an institutional investor (the “Contingent Investor”), in the Convertible Security Financing is conditioned on New Adagio having at least $48 million (as reduced by $2 million (prorated for partial months) for each calendar month anniversary from November 30, 2023 until the Closing Date) of available unrestricted cash on the Closing Date.
Pursuant to the terms of the Convertible Security Subscription Agreement, on the Closing Date, ListCo, certain of its subsidiaries (other than Adagio Medical GmbH, a company organized under the laws of Germany and an excluded subsidiary thereunder) (the “Subsidiaries”) and the collateral agent (the “Collateral Agent”) on behalf of the Convert Investors, will enter into a security and pledge agreement (the “Convert Security Document”), pursuant to which ListCo and the Subsidiaries will (i) pledge the equity interests in the Subsidiaries to the Collateral Agent, (ii) pledge all of their respective promissory notes, securities and other instruments evidencing indebtedness to the Collateral Agent, and (iii) grant to the Collateral Agent a security interest in and lien on all of their respective personal property and assets, including, among other items, all of their deposit accounts, chattel paper, documents, equipment, general intangibles, instruments and inventory, and all proceeds therefrom, in each case subject to customary exceptions, all as set forth in the form of the Convert Security Document. Additionally, pursuant to the terms of the Convertible Security Subscription Agreement, on the Closing Date, the Subsidiaries will deliver a guaranty (the “Convert Guaranty”) to the Collateral Agent pursuant to which the Subsidiaries will, jointly and severally, guaranty ListCo’s obligation to repay the New Adagio Convertible Notes and all other obligations of ListCo under the Convertible Security Subscription Agreement and the New Adagio Convertible Notes and other related transaction documents, as set forth in the form of the Convert Guaranty. Any additional subsidiaries of ListCo formed or acquired after the closing date will be required to join the Convert Guaranty as additional guarantors.
Convert Registration Rights Agreement
The Conversion Shares, the Convert Warrants, the Convert Warrant Shares, the New Adagio Convertible Notes and any capital stock of ListCo issued or issuable with respect to the Conversion Shares, have not been registered under the Securities Act. In connection with the Convertible Security Subscription Agreement, ListCo and the Convert Investors agreed to enter into a Registration Rights Agreement (the “Convert Registration Rights Agreement”), pursuant to which ListCo will be required to file a registration statement on Form S-3 or, if not available, Form S-1 (the “Convert Registration Statement”) with the SEC to register for resale all of the Registrable Securities (as defined in the Convert Registration Rights Agreement), including the Conversion Shares, the Convert Warrant Shares and any shares issuable with respect to the New Adagio Convertible Notes, as soon as practicable, but in no event later than 45 days after the Closing Date. In the event that the number of shares registered for resale under the Convert Registration Statement is insufficient to cover all of the Registrable Securities, ListCo will amend the Registration Statement or file with the SEC a new registration statement to cover at least the Required Registration Amount (as defined in the Convert Registration Rights Agreement) as of the trading day immediately preceding the date of the filing of such amendment or new registration statement, as soon as practicable, but in any event not later than 15 days after the necessity therefor arises. If ListCo fails to file the Convert Registration Statement when required, fails to obtain effectiveness by SEC when required or fails to maintain the effectiveness of the Convert Registration Statement pursuant to the Convert Registration Rights Agreement, then as partial relief for the damages to any holder by reason of any such delay in or reduction of, its ability to sell the underlying shares of New Adagio Common Stock, ListCo will be required to pay each holder of Registrable Securities relating to such Convert Registration Statement an amount equal to one percent of such Convert Investor’s original principal amount according to the timelines laid out in the Convert Registration Rights Agreement. The Convert Registration Rights Agreement also provides the parties with “piggy-back” registration rights, subject to certain requirements and customary conditions.
Investor Rights Agreement
Concurrently with the execution of the Business Combination Agreement, ARYA, ListCo, the Perceptive PIPE Investor, the Sponsor and the Other Class B Shareholders, and certain Adagio stockholders entered into an investor rights agreement (the “Investor Rights Agreement”) pursuant to which, among other things, the Perceptive PIPE Investor, the Sponsor, the Other Class B Shareholders, certain Adagio stockholders and investors in the Convertible Security Financing will be granted certain customary registration rights. Further, subject to customary exceptions set forth in the Investor Rights Agreement, the shares of New Adagio Common Stock beneficially owned or owned of record by the Sponsor, the Perceptive PIPE Investor, certain officers and directors of ARYA and New Adagio (including any shares of New Adagio Common Stock issued pursuant to the Business Combination Agreement or the PIPE Financing) will be subject to a lock-up period beginning on the Closing Date until the date that is the earlier of (i) 365 days following the Closing Date (or six months after the Closing Date, in the case of Olav Bergheim, John Dahldorf, Hakon Bergheim, Todd Wider, Michael Henderson and Leslie Trigg) or (ii) the first date subsequent to the Closing Date with respect to which the closing price of the shares of New Adagio Common Stock equals or exceeds $12.00 per share for any 20 trading days within any 30-trading day period commencing at least 150 days after the Closing Date.
Pursuant to the terms of the Investor Rights Agreement, ListCo will be obligated to file a registration statement to register the resale of certain shares of New Adagio Common Stock within 45 days after the Closing, and ListCo is required at all times to maintain the effectiveness of such resale registration statement for the benefit of the holders party to the agreement. In addition, pursuant to the terms of the Investor Rights Agreement and subject to certain requirements and customary conditions, the certain Adagio stockholders, the Perceptive PIPE Investor and the Sponsor (including the Permitted Transferees (as defined therein) of the Perceptive PIPE Investor and the Sponsor) may demand at any time or from time to time, that ListCo file a registration statement on Form S-3 (or on Form S-1 if Form S-3 is not available) to register the securities of ListCo held by such holders. The Investor Rights Agreement will also provide holders party thereto with “piggy-back” registration rights, subject to certain requirements and customary conditions.
The Registration and Shareholder Rights Agreement will be terminated in connection with the consummation of the Business Combination and replaced by the Investor Rights Agreement.
Adoption of First Extension Amendment Proposal
On February 27, 2023, the Company delivered an instruction letter to Continental, to liquidate the investments held in the Trust Account and instead to hold the funds in the Trust Account in cash in an interest-bearing demand deposit account until the earlier of the consummation of a Business Combination or the Company’s liquidation. The Company is taking these steps in order to mitigate the risk that the Company might be deemed to be an investment company for purposes of the Investment Company Act following the adoption of the First Extension Amendment Proposal described below.
On February 28, 2023, the Company held an extraordinary general meeting of shareholders in view of approving an amendment to its amended and restated memorandum and articles of association to extend the date (the “Termination Date”) by which the Company has to consummate a Business Combination from

March 2, 2023 (the “Original Termination Date”) to June 2, 2023 (the “Previous Articles Extension Date”) and to allow the Company, without another shareholder vote, to elect to extend the Termination Date to consummate a Business Combination on a monthly basis for up to nine times by an additional one month each time after the Previous Articles Extension Date, by resolution of the Board, if requested by the Sponsor, and upon five days’ advance notice prior to the applicable Termination Date, until March 2, 2024 or a total of up to thirty-six months from the closing of the Initial Public Offering, unless the closing of a Business Combination shall have occurred prior thereto (the “First Extension Amendment Proposal”). In connection with the initial three-month extension from the Original Termination Date to the Previous Articles Extension Date, the Sponsor made an initial deposit into the Trust Account of $420,000, in exchange for the Second Convertible Promissory Note. In connection with any subsequent optional monthly extensions following the Previous Articles Extension Date, the Sponsor made deposits of $140,000 per month into the Trust Account.
As contemplated by the Company’s amended and restated memorandum and articles of association, the holders of Public Shares were able to elect to redeem all or a portion of their Public Shares in exchange for their pro rata portion of the funds held in the Trust Account in connection with the First Extension Amendment Proposal. On February 28, 2023, the First Extension Amendment Proposal was adopted and 11,259,169 Public Shares were redeemed. Following the adoption of the First Extension Amendment Proposal, the Company had 4,189,831 Class A ordinary shares, including 3,690,831 Public Shares and 499,000 private placement shares, and 3,737,500 Class B ordinary shares issued and outstanding.
In connection with the adoption of the First Extension Amendment Proposal, the Company issued a non-interest bearing, unsecured convertible note (as amended, the “Second Convertible Promissory Note”) to the Sponsor, pursuant to which the Company may borrow up to $1,680,000 from the Sponsor for general corporate purposes and the funding of the deposits that the Company is required to make pursuant to its amended and restated memorandum and articles of association and following the request of the Sponsor in connection with an optional monthly extension of the time period during which the Company may consummate a Business Combination. The Second Convertible Promissory Note was amended on February 13, 2024 in order to increase the maximum principal amount that may be converted into Working Capital Shares to $1,680,000. The maturity date of the Second Convertible Promissory Note may be accelerated upon the occurrence of an Event of Default (as defined under the Second Convertible Promissory Note). As of the date of this Report, $1,585,000 were drawn under the Second Convertible Promissory Note. See “Item 5. Market for Registrant’s Common Equity, Related Shareholder Matters and Issuer Purchases of Equity Securities — Recent Sales of Unregistered Securities; Use of Proceeds from Registered Offerings” for additional information on the Second Convertible Promissory Note.
On September 27, 2023, the Company issued an unsecured promissory note (as amended and restated, the “Third Promissory Note”) to the Sponsor, pursuant to which the Company may borrow $900,000 from the Sponsor for general corporate purposes and to fund the monthly deposits required to be made into the Trust Account in in order to extend the time period it has consummate a Business Combination. The Third Promissory Note was amended and restated on February 13, 2024 in order to make the principal amount outstanding under the Third Promissory Note convertible into Working Capital Shares, similarly to the conversion features of the Second Convertible Promissory Note. The Third Working Capital Loan will not bear any interest. In the event that the Company does not consummate a Business Combination, the Third Promissory Note will be repaid from funds held outside of the Trust Account or will be forfeited, eliminated or otherwise forgiven. The maturity date of the Third Working Capital Loan may be accelerated upon the occurrence of an Event of Default (as defined under the Third Promissory Note). As of the date of this Report, $900,000 were draw under the Third Promissory Note. See “Item 5. Market for Registrant’s Common Equity, Related Shareholder Matters and Issuer Purchases of Equity Securities — Recent Sales of Unregistered Securities; Use of Proceeds from Registered Offerings” for additional information on the Third Promissory Note.
Adoption of Second Extension Amendment Proposal
On February 8, 2024, the Company issued an unsecured convertible promissory note (the “Fourth Convertible Promissory Note”) to the Sponsor, pursuant to which the Company may borrow $1,000,000 from the Sponsor for general corporate purposes and to fund the monthly deposits required to be made into the Trust Account in order to extend the time period it has to consummate a Business Combination. The outstanding aggregate principal amount loaned under the Fourth Convertible Promissory Note may, at the Sponsor’s discretion, be converted into Working Capital Shares, at a conversion price equal to $10.00 per Working Capital Share. The Fourth Working Capital Loan will not bear any interest. In the event that the Company does not consummate a Business Combination, the Fourth Convertible Promissory Note will be repaid from funds held outside of the Trust Account or will be forfeited, eliminated or otherwise forgiven. Any Fourth Working Capital Loan will not bear any interest, and will be repayable by the Company to the Sponsor to the extent the Company has funds available outside of the Trust Account and if not converted or repaid on the effective date of a Business Combination. The maturity date of the Fourth Working Capital Loan may be accelerated upon the occurrence of an Event of Default (as defined under the Fourth Convertible Promissory Note). As of the date of this Report, $836,000 were draw under the Fourth Convertible Promissory Note. See “Item 5. Market for Registrant’s Common Equity, Related Shareholder Matters and Issuer Purchases of Equity Securities — Recent Sales of Unregistered Securities; Use of Proceeds from Registered Offerings” for additional information on the Fourth Convertible Promissory Note.
On February 27, 2024, the Company held a second extraordinary general meeting of shareholders in view of approving an amendment to its amended and restated memorandum and articles of association to extend the Termination Date from March 2, 2024 (the “Previous Termination Date”) to April 2, 2024 (the “Articles Extension Date”) and to allow the Company, without another shareholder vote, to elect to extend the Termination Date to consummate a Business Combination on a monthly basis for up to eleven times by an additional one month each time after the Articles Extension Date, by resolution of the Board, if requested by the Sponsor, and upon five days’ advance notice prior to the applicable Termination Date, until March 2, 2025 or a total of up to forty-eight months from the closing of the Initial Public Offering, unless the closing of a Business Combination shall have occurred prior thereto (the “Second Extension Amendment Proposal”). In connection with the initial one-month extension from the Previous Termination Date to the Articles Extension Date, the Company made a deposit into the Trust Account of $111,000 and drew down on the Fourth Convertible Promissory Note to finance this deposit. In connection with any subsequent optional monthly extensions following the Articles Extension Date, the Sponsor is expected to make deposits of $111,000 per month into the Trust Account and borrow the necessary funds from the Sponsor in the form of convertible notes, as provided for in the amendment to the amended and restated memorandum and articles of association that was adopted on February 27, 2024. The aggregate principal amount loaned under the Fourth Convertible Promissory Note will be convertible at the option of the Sponsor into Working Capital Shares. The maturity date of the Fourth Convertible Promissory Note may be accelerated upon the occurrence of an Event of Default (as defined under the Fourth Convertible Promissory Note).
As contemplated by the Company’s amended and restated memorandum and articles of association, the holders of Public Shares were able to elect to redeem all or a portion of their Public Shares in exchange for their pro rata portion of the funds held in the Trust Account in connection with the Second Extension Amendment Proposal. On February 27, 2024, the Second Extension Amendment Proposal was adopted and 390,815 Public Shares were redeemed. Following the adoption of the Second Extension Amendment Proposal, the Company had 3,799,016 Class A ordinary shares, including 3,300,016 Public Shares and 499,000 private placement shares, and 3,737,500 Class B ordinary shares issued and outstanding. Following the approval of the Second Extension Amendment Proposal, the ordinary shares held by the initial shareholders represented 56.2% of the issued and outstanding ordinary shares (including Private Placement Shares).
On April 2, 2024, the Company approved the first one-month extension of the time period during which it may consummate an initial Business Combination. In connection with this extension of the Business Combination Period to May 2, 2024, the Company drew an aggregate of $111,000 from the Fourth Convertible Promissory Note. As provided for in the Company’s amended and restated memorandum and articles of association, the Company will deposit the extension funds into the Trust Account.
On May 2, 2024, the Company approved the second one-month extension of the time period during which it may consummate an initial Business Combination. In connection with this extension of the Business Combination Period to June 2, 2024, the Company drew an aggregate of $111,000 from the Fourth Convertible Promissory Note. As provided for in the Company’s amended and restated memorandum and articles of association, the Company will deposit the extension funds into the Trust Account. The Company also drew $74,000 under the Fourth Convertible Promissory Note for general working capital purposes.

Non-Redemption Subscription Agreements
In connection with the execution of the Business Combination Agreement, ListCo and the Company entered into Non-redemption Subscription Agreements (the “Non-redemption Subscription Agreements”) with certain other investors (the “Non-Redeeming Subscribed Investors”) pursuant to which the Non-Redeeming Subscribed Investors committed financing valued at approximately $2,000,000, which includes ListCo is seeking commitments from interested investors to purchase in a private placement, contingent upon, and substantially concurrently with the closing of the Transaction, (i) shares (the “Shares”) of ListCo’s common stock, par value $0.0001 per share (the “Common Stock”) , (ii) warrants, each representing the right to purchase shares of Common Stock and to be represented by a warrant and (iii) the Investor and its affiliates agree (a) not to sell or transfer any of the Non-Redeeming Subscribed Investors”) the company’s Shares prior to the closing of the Transaction and (b) not to redeem any Investor Company Shares prior to or in connection with the Transaction. On the Closing Date, Non-Redeeming Subscribed Investors shall deliver evidence reasonably satisfactory to ListCo that Investor continues to hold the Investor Company Shares and has not tendered such shares for redemption.
The Company has concluded that the New Adagio Common Stock and Warrants (“Non-Redeeming Shares and Warrants”) issued under certain Non-redemption Subscription Agreements qualify as equity under ASC 815-40 (“Derivatives and Hedging — Contracts in Entity’s Own Equity”). Consequently, the Company will recognize these Non-Redeeming Shares and Warrants by recording an entry to additional paid-in capital (APIC) in shareholders’ equity in its balance sheet. According to ASC 815-40-30-1, the Non-Redeeming Shares and Warrants will be recorded and measured at fair value, usually represented by the proceeds received for equity-linked instruments. When estimating the fair value of these instruments, the Company follows the guidance in ASC 820, Fair Value Measurement.
Regarding the Non-Redeeming Subscribed Investors’ commitment to irrevocably subscribe and purchase the number of Non-Redeeming Shares and Warrants listed in the Non-redemption Subscription Agreements, the Company agrees to the terms and conditions set forth in the agreements, including not redeeming the Class A ordinary shares purchased in the open market before closing. The Company will record an amount equal to the full fair value of the Non-Redeeming Shares and Warrants to be issued to the Non-Redeeming Subscribed Investor at the closing.
Approval of Business Combination Agreement
On July 26, 2024, the Company held an annual general meeting of shareholders (the “Meeting”) to consider and vote upon the Business Combination Proposal, the ARYA Merger Proposal, the Director Election Proposal and the Adjournment Proposal, each as more fully described in the definitive proxy statement/prospectus that the Company filed with the U.S. Securities and Exchange Commission (the “SEC”) on July 12, 2024 (the “Proxy Statement”). The shareholders of the Company approved the Business Combination Proposal, the ARYA Merger Proposal and the Director Election Proposal. As there were sufficient votes to approve the Business Combination Proposal, the ARYA Merger Proposal and the Director Election Proposal, the Adjournment Proposal was not presented to shareholders.
Consummation of Business Combination
On July 31, 2024, Adagio announced the closing of its previously announced Business Combination with the Company and ListCo. Upon the closing of the merger, ListCo changed its name to “Adagio Medical Holdings, Inc.” The common stock of New Adagio began trading on August 1, 2024, under the symbols ADGM on the Nasdaq Capital Market. Upon the consummation of the Business Combination, Adagio and the Company became the direct wholly-owned subsidiaries of Adagio Medical Holding, Inc.
In conversion of the Adagio’s certain liabilities and equity outstanding prior to the closing of the merger:
a.
each common stock warrant of Adagio (other than the pre-funded warrants for Series E Preferred Stocks) were terminated in accordance with the terms of the applicable warrant agreement;

b.
all issued and outstanding October 2022 Convertible Notes including any accrued and unpaid interest thereon, are automatically and fully converted into shares of Adagio common stock in accordance with the terms of such October 2022 Convertible Notes, and October 2022 Convertible Notes are cancelled, satisfied, extinguished, discharged and retired in connection with such conversion;
c.
all issued and outstanding April 2023 Convertible Notes, November 2023 Convertible Notes, May 2024 Convertible Notes, June 2024 Convertible Notes, and July 2024 Convertible Notes including any accrued and unpaid interest thereon, are exchanged for New Adagio common stock and warrants exercisable for shares of New Adagio common stock, subject to adjustment, based on the terms and subject to the conditions set forth in the applicable bridge notes agreement and applicable subscription agreements;

d.
each share of preferred stock, par value $0.001 per share, of Adagio that is issued and outstanding are automatically converted into shares of Adagio common stock, and each such share of Adagio preferred stock are cancelled;

e.
all issued and outstanding shares of Adagio common stock (other than treasury shares and shares with respect to which appraisal rights under the Delaware General Corporation Law are properly exercised and not withdrawn). Each pre-funded warrants for Series E Preferred Stocks that had been issued and outstanding immediately prior to the Adagio Merger Effective Time are automatically cancelled and extinguished and converted into the right to receive shares of New Adagio common stock based on the exchange ratio set forth in the Business Combination Agreement;

f.
each issued, outstanding and unexercised option to purchase Adagio common stock had been vested prior to the closing of merger with an aggregate value that exceeds the aggregate exercise price of such Adagio option (each an “In-the-Money Adagio Option”) are cancelled and extinguished in exchange for options to purchase shares of New Adagio common stock, and each issued and outstanding Adagio equity award (other than an In-the-Money Adagio Option) are automatically cancelled and extinguished for no consideration, and each holder thereof will cease to have any rights with respect thereto;

g.
outstanding SVB Term Loan is paid off by Adagio prior to the Closing; and

h.
$7,000,000 of February 2024 Convertible Notes is converted into New Adagio convertible notes and convert warrants.

In connection with the Business Combination, the combined company raised financing valued at approximately $84.2 million, which consisted of funds held in the Company’s trust account, a concurrent equity and warrant private placement (including $29.5 million of bridge financing used by Adagio prior to closing and funds from the Company’s trust account not redeemed) led by, among others, Perceptive PIPE Investor, RA Capital Management and RTW Investments, and a concurrent convertible security financing (including $7.0 million of bridge financing used by Adagio prior to closing) led by, among others, an institutional investor and Perceptive PIPE Investor.
The Business Combination is expected to be accounted for as a forward-merger in accordance with U.S. GAAP. Under this method of accounting, ListCo is treated as the “accounting acquirer” and Adagio as the “accounting acquiree” for financial reporting purposes. Accordingly, the Business Combination is expected to be accounted for using the acquisition method of accounting. The acquisition method of accounting is based on FASB ASC 805 and uses the fair value concepts defined in ASC 820. As of the date the condensed consolidated financial statements are available to be issued, the Company is still in the process of analyzing the accounting impact of the Business Combination.
Results of Operations
Our entire activity since inception up to June 30, 2024 was in preparation for our formation and the Initial Public Offering, and since the Initial Public Offering, the search for a prospective Business Combination. We will not be generating any operating revenues until the closing and completion of our Business Combination.

For the three months ended June 30, 2024, we had net income of $1,822,591 , which consisted of $486,027 in dividends and interest held in Trust Account, a gain on extinguishment of legal expenses of $2,302,557 partially offset by $713,794 subscription agreement expense and $183,658 general and administrative expenses.
For the three months ended June 30, 2023, we had net income of approximately $382,000, which consisted of approximately $460,000 in interest income on dividends and interest held in Trust Account, which were partially offset by approximately $79,000 general and administrative expenses.
For the six months ended June 30, 2024, we had net loss of $1,576,544 , which consisted of $997,778 in dividends and interest held in Trust Account, a gain on extinguishment of legal expenses of $3,577,104 which were partially offset by subscription agreement expense of $ 2,134,199 and $795,398 general and administrative expenses.
For the six months ended June 30, 2023, we had net income of approximately $542,000, which consisted of approximately $1.6 million in interest income on dividends and interest held in Trust Account, which were partially offset by approximately $1.0 million general and administrative expenses.
Going Concern
As of June 30, 2024, the Company had $26,058 in its operating bank accounts and a working capital deficit of $10,287,324
As of June 30, 2024 , there was $120,000 of borrowings outstanding under the First Convertible Promissory Note. As of June 30, 2024 and December 31, 2023, $1,585,000 was drawn under the Second Convertible Promissory Note. As of June 30, 2024 and December 31, 2023, $900,000 and $470,000, was drawn under the Third Promissory Note, respectively. As of June 30, 2024 and December 31, 2023, $540,000 and $0, was drawn under the Fourth Convertible Promissory Note, respectively.
On July 31, 2024, Adagio announced the closing of its previously announced Business Combination with the Company and ListCo (the “Closing”) (see Note 1). As of July 31, 2024, substantial doubt about our ability to continue as a going concern was alleviated due to the closing of a business combination.
Risks and Uncertainties
Results of operations and the Company’s ability to complete a Business Combination may be adversely affected by various factors that could cause economic uncertainty and volatility in the financial markets, many of which are beyond its control. The Company’s business of pursuing and consummating a Business Combination could be impacted by, among other things, downturns in the financial markets or in economic conditions, export controls, tariffs, trade wars, inflation, increases in interest rates, supply chain disruptions, declines in consumer confidence and spending, the ongoing effects of the COVID-19 pandemic, including resurgences and the emergence of new variants, and geopolitical instability, such as the military conflict in the Ukraine or the conflict in Israel and Palestine. The Company cannot at this time fully predict the likelihood of one or more of the above events, their duration or magnitude or the extent to which they may materially impact the Company’s business and its ability to complete a Business Combination.
Contractual Obligations
Administrative Support Agreement
Commencing on the date that the Company’s registration statement relating to its Initial Public Offering was declared effective through the earlier of consummation of the initial Business Combination and the Company’s liquidation, the Company agreed to reimburse the Sponsor for office space, secretarial and administrative services provided to the Company in the amount of $10,000 per month. The Company incurred approximately $0 and $30,000 in general and administrative expenses in the accompanying unaudited condensed statements of operations for the three months ended June 30, 2024 and 2023, respectively. The Company incurred approximately $30,000 and $60,000 in general and administrative expenses in the accompanying unaudited condensed statements of operations for the six months ended

June 30, 2024 and 2023, respectively. As of June 30, 2024 and December 31, 2023, the Company had $0 and $210,000, respectively, included in due to related party on the condensed balance sheets.
Registration Rights
The holders of Founder Shares and Private Placement Shares, including Working Capital Shares that may be issued upon conversion of Working Capital Loans are entitled to registration rights pursuant to that certain Registration and Shareholder Rights Agreement, dated March 2, 2021, by and among the Company, the Sponsor and the other parties thereto (the “Registration and Shareholder Rights Agreement”). The holders of these securities are entitled to make up to three demands, excluding short form demands, that we register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our completion of a Business Combination. However, the Registration and Shareholder Rights Agreement provides that we will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lock-up period, which occurs (i) in the case of the Founder Shares, in accordance with the Letter Agreement our initial shareholders entered into and (ii) in the case of the Private Placement Shares, 30 days after the completion of our Business Combination. We will bear the expenses incurred in connection with the filing of any such registration statements. As discussed under “— Proposed Adagio Business Combination,” the Registration and Shareholder Rights Agreement will be terminated and replaced by the Investor Rights Agreement in connection with the Closing.
Underwriting Agreement
We granted the underwriters in our Initial Public Offering a 45-day option from the date of the final prospectus relating to the Initial Public Offering to purchase up to 1,950,000 additional Public Shares to cover over-allotments at the Initial Public Offering price less the underwriting discounts and commissions. On March 2, 2021, the underwriters fully exercised the over-allotment option.
The underwriters were paid an underwriting discount of $0.20 per Public Share, or approximately $3.0 million in the aggregate, paid upon the closing of the Initial Public Offering. In addition, $0.35 per Public Share, or approximately $5.2 million in the aggregate will be payable to the underwriters for deferred underwriting commissions. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that we complete a Business Combination, subject to the terms of the underwriting agreement. On August 8, 2022, the Company received the Waiver pursuant to which one of its underwriters waived all rights to its 50% share of the deferred underwriting commissions payable upon completion of a Business Combination. In connection with the Waiver, the underwriter also agreed that (i) the Waiver is not intended to allocate its 50% portion of the deferred underwriting commissions to the other underwriter that has not waived its right to receive its share of the deferred underwriting commissions and (ii) the waived portion of the deferred underwriting commissions can, at the discretion of the Company, be paid to one or more parties or otherwise be used in connection with a Business Combination. The Waiver resulted in a credit to shareholders’ deficit of the deferred underwriting commissions of approximately $2.6 million.
Upon the closing of the Business Combination on July 31, 2024, as discussed below, the Company was granted the option to issue shares in lieu of a cash payment for transaction expenses and deferred fees incurred by its underwriter, within 60 days of the closing, as of the filing, the Company has not effectuated this option. At Closing the Company incurred an additional transaction closing fee of $1,268,875. The Company’s total costs due to the underwriter fee was $3,885,125 at closing.
Related Party Loans
On November 7, 2022, the Company issued the First Convertible Promissory Note to the Sponsor, pursuant to which the Company borrowed $120,000 from the Sponsor for general corporate purposes. Such First Convertible Working Capital Loan may, at the Sponsor’s discretion, be converted into Working Capital Shares at a conversion price equal to $10.00 per Working Capital Share. The terms of the Working Capital Shares will be identical to those of the Private Placement Shares that were issued to the Sponsor in connection with the Initial Public Offering. The First Convertible Working Capital Loan will not bear any interest and will be repayable by the Company to the Sponsor, if not converted or repaid on the effective date of an initial merger, share exchange, asset acquisition, share purchase, reorganization or similar Business Combination involving the Company and one or more businesses. The maturity date of the First Convertible Working Capital Loan may be accelerated upon the occurrence of an Event of Default (as defined under the First Convertible Promissory Note). The Company granted customary registration rights to the Sponsor with respect to any Working Capital Shares, which shall constitute “Registrable Securities” pursuant to the Registration and Shareholder Rights Agreement. Further, each newly issued Working Capital Share shall bear the same transfer restrictions that apply to the Private Placement Shares, as contemplated by the Letter Agreement. As discussed under “— Proposed Adagio Business Combination,” the Registration and Shareholder Rights Agreement will be terminated and replaced by the Investor Rights Agreement in connection with the Closing and the lock up provisions included in the Letter Agreement will be replaced by certain provisions in the Investor Rights Agreement in connection with the Closing. Any Working Capital Shares issuable upon conversion of the First Convertible Promissory Note will not be registered under the Securities Act and will be issued in reliance on the exemption from registration requirements thereof provided by Section 4(a)(2) of the Securities Act.
On February 28, 2023, the Company issued the Second Convertible Promissory Note to the Sponsor in connection with the adoption of the First Extension Amendment Proposal and pursuant to which the Company may borrow up to $1,680,000 from the Sponsor for general corporate purposes and the funding of the deposits that the Company is required to make pursuant to its amended and restated memorandum and articles of association and following the request of the Sponsor in connection with an optional monthly extension of the time period during which the Company may consummate a Business Combination. The Second Convertible Promissory Note was amended on February 13, 2024 in order to increase the maximum principal amount that may be converted into Working Capital Shares to $1,680,000. The Second Working Capital Loan will not bear any interest, and will be repayable by the Company to our sponsor to the extent the Company has funds available outside of the Trust Account and if not converted or repaid on the effective date of a Business Combination. The maturity date of the Second Convertible Working Capital Loan may be accelerated upon the occurrence of an Event of Default (as defined under the Second Convertible Promissory Note). The Company granted customary registration rights to the Sponsor with respect to any Working Capital Shares issued pursuant to the Second Convertible Promissory Note, which shall constitute “Registrable Securities” pursuant to the Registration and Shareholder Rights Agreement. Further, each newly issued Working Capital Share shall bear the same transfer restrictions that apply to the Private Placement Shares, as contemplated by the Letter Agreement. As discussed under “— Proposed Adagio Business Combination,” the Registration and Shareholder Rights Agreement will be terminated and replaced by the Investor Rights Agreement in connection with the Closing and the lock up provisions included in the Letter Agreement will be replaced by certain provisions in the Investor Rights Agreement in connection with the Closing. As of the date of this Report, $1,585,000 was drawn under the Second Convertible Promissory Note. Any Working Capital Shares issuable upon conversion of the Second Convertible Promissory Note will not be registered under the Securities Act and will be issued in reliance on the exemption from registration requirements thereof provided by Section 4(a)(2) of the Securities Act.
On September 27, 2023, the Company issued the Third Promissory Note to the Sponsor, pursuant to which the Company may borrow $900,000 from the Sponsor for general corporate purposes and to fund the monthly deposits required to be made into the Trust Account in in order to extend the time period it has consummate a Business Combination. On February 13, 2024, the Third Promissory Note was amended and restated in order to make any principal amount outstanding under such note convertible, at the option of the Sponsor, into Working Capital Shares at $10.00 per share. The Third Working Capital Loan will not bear any interest. In the event that the Company does not consummate a Business Combination, the Third Promissory Note will be repaid from funds held outside of the Trust Account or will be forfeited, eliminated or otherwise forgiven. Any Third Working Capital Loan will not bear any interest, and will be repayable by the Company to the Sponsor to the extent the Company has funds available outside of the Trust Account and if not converted or repaid on the effective date of a Business Combination. The maturity date of the Third Working Capital Loan may be accelerated upon the occurrence of an Event of Default (as defined under the Third Promissory Note). The Company granted customary registration rights to the Sponsor with respect to any Working Capital Shares issued pursuant to the Third Promissory Note, which shall constitute “Registrable Securities” pursuant to the Registration and Shareholder Rights Agreement. Further, each newly issued Working Capital Share shall bear the same transfer restrictions that apply to the Private Placement Shares, as contemplated by the Letter Agreement. As discussed under “— Proposed Adagio

Business Combination,” the Registration and Shareholder Rights Agreement will be terminated and replaced by the Investor Rights Agreement in connection with the Closing and the lock up provisions included in the Letter Agreement will be replaced by certain provisions in the Investor Rights Agreement in connection with the Closing. As of the date of this Report, $900,000 were drawn under the Third Promissory Note. Any Working Capital Shares issuable upon conversion of the Third Promissory Note will not be registered under the Securities Act and will be issued in reliance on the exemption from registration requirements thereof provided by Section 4(a)(2) of the Securities Act.
On February 8, 2024, the Company issued the Fourth Convertible Promissory Note to the Sponsor, pursuant to which the Company may borrow $1,000,000 from the Sponsor for general corporate purposes and to fund the monthly deposits required to be made into the Trust Account in order to extend the time period it has to consummate a Business Combination. The outstanding aggregate principal amount loaned under the Fourth Convertible Promissory Note may, at the Sponsor’s discretion, be converted into Working Capital Shares, at a conversion price equal to $10.00 per Working Capital Share. The Fourth Working Capital Loan will not bear any interest. In the event that the Company does not consummate a Business Combination, the Fourth Convertible Promissory Note will be repaid from funds held outside of the Trust Account or will be forfeited, eliminated or otherwise forgiven. The Fourth Working Capital Loan will not bear any interest, and will be repayable by the Company to the Sponsor to the extent the Company has funds available outside of the Trust Account and if not converted or repaid on the effective date of a Business Combination. The maturity date of the Fourth Working Capital Loan may be accelerated upon the occurrence of an Event of Default (as defined under the Fourth Convertible Promissory Note). The Company granted customary registration rights to the Sponsor with respect to any Working Capital Shares issued pursuant to the Fourth Convertible Promissory Note, which shall constitute “Registrable Securities” pursuant to the Registration and Shareholder Rights Agreement. Further, each newly issued Working Capital Share shall bear the same transfer restrictions that apply to the Private Placement Shares, as contemplated by the Letter Agreement. As discussed under “— Proposed Adagio Business Combination,” the Registration and Shareholder Rights Agreement will be terminated and replaced by the Investor Rights Agreement in connection with the Closing and the lock up provisions included in the Letter Agreement will be replaced by certain provisions in the Investor Rights Agreement in connection with the Closing. As of the date of this Report, $540,000 were drawn under the Fourth Convertible Promissory Note. Any Working Capital Shares issuable upon conversion of the Fourth Convertible Promissory Note will not be registered under the Securities Act and will be issued in reliance on the exemption from registration requirements thereof provided by Section 4(a)(2) of the Securities Act.
On February 13, 2024, the Company and the Sponsor entered into an amendment to the Second Convertible Promissory Note, pursuant to which the total principal amount up to $1,680,000 of the amounts loaned under the Second Convertible Promissory Note will be convertible at the option of the Sponsor into Working Capital Shares.
On February 13, 2024, the Company and the Sponsor amended and restated the Third Promissory Note to provide that the total principal amount loaned under the Third Promissory Note will be convertible at the option of the Sponsor into Working Capital Shares.
On June 28, 2024,the Company issued an unsecured convertible promissory note (the “Fifth Convertible Promissory Note”) to the Sponsor, pursuant to which the Company may borrow $150,000 (the “Working Capital Loan”) from the Sponsor for general corporate purposes and the funding of the deposits required to be made into the Company’s trust account in connection with the monthly extensions of the time period during which the Company may consummate a Business Combination (as defined below) in accordance with the Company’s amended and restated memorandum and articles of association, as amended from time to time. Such loan may, at the Sponsor’s discretion, be converted into the Company’s Class A ordinary shares, par value $0.0001 per share (the “Working Capital Shares”), at a conversion price equal to $10.00 per Working Capital Share.
Upon the closing of the Business Combination on July 31, 2024 (see Note 5), all issued and outstanding First, Second, Third, Fourth and Fifth Convertible Promissory notes (discussed above and collectively referred to as the “Convertible Notes”), including any accrued and unpaid interest thereon, were fully converted into shares of New Adagio common stock and, or, Warrants in accordance with the terms of each Convertible Note, subject to adjustment, based on the terms and subject to the conditions set forth in the applicable bridge notes agreement and applicable subscription agreements.
Critical Accounting Estimates
The preparation of unaudited consolidated condensed financial statements and related disclosures in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the unaudited consolidated condensed financial statements, and the reported amounts of income and expenses during the period reported. Actual results could materially differ from those estimates.
Critical Accounting Policies
Class A ordinary shares subject to possible redemption
We account for our Class A ordinary shares subject to possible redemption in accordance with the guidance in FASB ASC Topic 480, “Distinguishing Liabilities from Equity.” Class A ordinary shares subject to mandatory redemption (if any) are classified as liability instruments and are measured at fair value. Conditionally redeemable Class A ordinary shares (including Class A ordinary shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within our control) are classified as temporary equity. At all other times, Class A ordinary shares are classified as shareholders’ equity (deficit). Our Class A ordinary shares feature certain redemption rights that are considered to be outside of our control and subject to the occurrence of uncertain future events. Accordingly, as of June 30, 2024 and December 31, 2023, 3,300,016 and 3,690,831 Class A ordinary shares subject to possible redemption are presented at redemption value as temporary equity, outside of the shareholders’ deficit section of our consolidated condensed balance sheets, respectively.
The Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of the Class A ordinary shares subject to possible redemption to equal the redemption value at the end of each reporting period. This method would view the end of the reporting period as if it were also the redemption date for the security. Immediately upon the closing of the Initial Public Offering, the Company recognized the accretion from initial book value to redemption amount, which resulted in charges against additional paid-in capital (to the extent available) and accumulated deficit.
Off-Balance Sheet Arrangements
As of June 30, 2024, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K.
JOBS Act
The Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) contains provisions that, among other things, relax certain reporting requirements for qualifying public companies. We qualify as an “emerging growth company” and under the JOBS Act are allowed to comply with new or revised accounting pronouncements based on the effective date for private (not publicly traded) companies. We are electing to delay the adoption of new or revised accounting standards, and as a result, we may not comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. As a result, the unaudited consolidated condensed financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates.
Additionally, we are in the process of evaluating the benefits of relying on the other reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, if, as an “emerging growth company,” we choose to rely on such exemptions we may not be required to, among other things, (i) provide an auditor’s attestation report on our system of internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, (ii) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Wall Street Reform and Consumer Protection Act, (iii) comply with any requirement that may be adopted by the PCAOB regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the unaudited consolidated condensed financial statements (auditor discussion and analysis) and (iv) disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the executive compensation to median employee compensation. These exemptions will apply for a period of five years following the completion of our Initial Public Offering or until we are no longer an “emerging growth company,” whichever is earlier.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF ADAGIO MEDICAL
The following discussion and analysis of the financial condition and results of operations of Adagio Medical, Inc. and its subsidiary prior to the Business Combination (for purposes of this section, collectively referred to as “Adagio”, “we,” “us” and “our”) should be read together with our condensed consolidated financial statements and related notes included in this prospectus. The discussion and analysis should also be read together with the “Unaudited Pro Forma Condensed Financial Information.” This discussion contains forward-looking statements based upon current beliefs, plans, and expectations that involve numerous risks, uncertainties, and assumptions, including, but not limited to, those described under the heading “Risk Factors.” Actual results may differ materially from those contained in any forward-looking statements.
Overview
We are a developmental stage medical device company focused on the development and commercialization of ablation technologies for the treatment of cardiac arrhythmias, including atrial fibrillation (“AF”), atrial flutter (“AFL”), and ventricular tachycardia (“VT”). Our unique portfolio is based on Ultra-Low Temperature Cryoablation (“ULTC”) and Pulsed-Field Cryoablation (“PFCA”). Our technology is based on the hypothesis that the ability to consistently create durable, contiguous, transmural lesions is a foundation for improving the effectiveness and outcomes of cardiac ablations in both atria and ventricles.
Adagio’s product portfolio consists of three product families: iCLAS™ atrial ULTC catheter and accessories, vCLAS™ ventricular ULTC catheter, and Cryopulse™ atrial PFCA catheter and accessories. All of these catheters share the same ULTC cryoablation console. A standalone Pulsed-Field Ablation (PFA) console connected to a cryoablation console for PFCA treatment synchronization is used in conjunction with Cryopulse catheter, subject to future integration for maximum operational flexibility and minimum footprint. We received CE Marking in Europe for our iCLAS™ Cryoablation System in May 2020 and have commercially launched in the EU.
We are continually working towards reaching the next milestone in the development process for our portfolio of technologies. We received CE Marking in Europe for our VT Cryoablation System in March 2024 and have commercially launched in the EU. Key milestones include data readouts, clinical trials, and regulatory and commercialization developments in both the U.S. and European markets. The data readouts for each device are key valuation-driving milestones because investors use this data to understand the efficacy of the procedures. It is expected that favorable readouts will drive additional investment and financing for us at market terms.
We have not launched commercially in the U.S. but are working towards obtaining the necessary regulatory approvals to do so. We have incurred net losses in each year since our inception in 2011. As of June 30, 2024 and December 31, 2023, we had an accumulated deficit of $149.7 million and $135.2 million, respectively. Our net losses were $14.5 million and $17.8 million for the six months ended June 30, 2024 and 2023, respectively. Substantially all of our net losses resulted from costs incurred in connection with our research and development programs and from general and administrative costs associated with our operations. As of June 30, 2024 and December 31, 2023, we had cash of $2.0 million and $1.4 million, respectively.
Our accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and liabilities in the normal course of business. Our financial statements do not include any adjustments relating to the recoverability and classification of asset amounts or the classification of liabilities that might be necessary should we be unable to continue as a going concern. The recurring losses, working capital deficiency, the need for capital to fund our operations, including clinical trial and regulatory approval expenses, and the amount of cash reserve are factors that raise substantial doubt about our ability to continue as a going concern for the twelve-month period from the date the financial statements included herein were made available. See Note 1 — Organization and Description of Business in our condensed consolidated financial statements for the periods ended June 30, 2024 and December 31, 2023 for the additional information on our assessment.
Our need for additional capital will depend in part on the scope and costs of our development activities. To date, we have not generated any significant revenue from the sale of commercialized products. Our ability to generate product revenue will depend on the successful development and eventual commercialization of our products in the United States and Europe. Until such time, if ever, we expect to finance our operations through the sale of equity or debt, borrowings under credit facilities, or through potential collaborations, other strategic transactions or government and other grants. Adequate capital may not be available to us when needed or on acceptable terms. If we are unable to raise capital, we could be forced to delay, reduce, suspend or cease our research and development programs or any future commercialization efforts, which would have a negative impact on our business, prospects, operating results and financial condition. See the section of this prospectus titled “Risk Factors” for additional information.
Business Combination
The disclosure set forth in the “Introductory Note” in the Original Report with respect to the completion of the Business Combination, the PIPE Financing and the Convertible Security Financing is incorporated by reference into Item 2.01.
In conjunction with the consummation of the Business Combination with ARYA and Adagio, we raised financing valued at approximately $62.8 million, which consisted of funds held in ARYA’s trust account, a concurrent equity and warrant private placement (including $29.5 million of bridge financing used by Adagio prior to closing and funds from ARYA’s trust account not redeemed), and a concurrent convertible security financing (including $7.0 million of bridge financing used by Adagio prior to closing), offset by approximately $13.1 million of transaction costs (including approximately $1.0 million for the payoff of the SVB Term Loan) relating to the closing of the Business Combination.
Impact of COVID-19 Pandemic
The markets we operate in could see continued impacts from COVID-19 for the foreseeable future, and the emergence of new variants of COVID-19 creates significant uncertainty as to how long COVID-19 will continue to impact our business. The magnitude of the impact of the COVID-19 pandemic on our productivity, results of operations and financial position and its disruption to our business and our clinical programs and timelines will depend, in part, on the length and severity of outbreaks, restrictions and other measures designed to prevent the spread of COVID-19 and on our ability to conduct business in the ordinary course.
Key Factors Affecting Our Performance
We compete primarily on the basis that our products are designed to enable more physicians to treat more patients more efficiently and effectively. Our continued success depends on our ability to:
•
continue to develop innovative, proprietary products that address significant clinical needs in a manner that is safe and effective for patients and easy-to-use for physicians;

•
obtain and maintain regulatory clearances or approvals;

•
demonstrate safety and effectiveness in our sponsored and third-party clinical trials;

•
expand its sales force across key markets to increase physician awareness;

•
obtain and maintain coverage and adequate reimbursement for procedures using its products;

•
attract and retain skilled research, development, sales and clinical personnel;

•
cost-effectively manufacture, market and sell its products; and

•
obtain, maintain, enforce and defend our intellectual property rights and operate its business without infringing, misappropriating or otherwise violating the intellectual property rights of others.

Innovation
Our business strategy relies significantly on innovation to develop and introduce new products and to differentiate our products from our competitors. We expect our research and development expenditures to increase as we make additional investments to support our growth strategies. We plan to increase our research and development expenditures with internal initiatives, as well as potentially licensing or acquiring technology from third parties. We also expect expenditures associated with our manufacturing organization to grow over time as production volume increases and we bring new products to market. Our internal and external investments will be focused on initiatives that we believe will offer the greatest opportunity for growth and profitability. With a significant investment in research and development, a strong focus on innovation and a well-managed innovation process, we believe we can continue to innovate and grow.
Regulatory
Our commercial success will depend upon a number of factors, some of which are beyond our control, including the receipt of regulatory clearances, approvals, or authorizations for existing or new product offerings by us, or product enhancements. We must complete additional clinical testing before we can seek regulatory approval in the United States and begin commercialization of our products. After our products are cleared, approved, or authorized, numerous and pervasive regulatory requirements continue to apply. As such, our ability to navigate, obtain and maintain the required regulatory clearances, approvals, or authorizations, as well as comply with other regulatory requirements, for our products will in part drive our results of operations and impact our business.
Investments in Our Growth
In order to generate future growth, we plan to continue to expand and leverage our sales and marketing infrastructure to increase our customer base and grow our business. Identifying and recruiting qualified sales and marketing personnel and training them on our products, applicable federal and state laws and regulations, and on our internal policies and procedures requires significant time, expense and attention. It often takes several months or more before a sales representative is fully trained and productive. Our ability to increase our customer base and achieve broader market acceptance of our products will also depend to a significant extent on our ability to expand our marketing efforts as our plans to dedicate significant resources to its marketing programs.
Competition
Our industry is intensely competitive, subject to rapid change and significantly affected by new product introductions and other market activities of industry participants. Our most significant competitors are large, well-capitalized companies. We must continue to successfully compete considering our competitors’ existing and future products and related pricing and their resources to successfully market to the physicians who could use our products. Publications of clinical results by us, our competitors and other third parties can also have a significant influence on whether, and the degree to which, we are able to gain market share and increase utilization of our products.
Reimbursement and Insurance Coverage
In both U.S. and non-U.S. markets, our ability to successfully commercialize and achieve market acceptance of our products depends, in significant part, on the availability of adequate financial coverage and reimbursement from third-party payors, including governmental payors (such as the Medicare and Medicaid programs in the United States), managed care organizations and private health insurers. Third-party payors decide which treatments they will cover and establish reimbursement rates for those treatments. Our products are purchased by hospitals and other providers who will then seek reimbursement from third-party payors for the procedures performed using our products. Reimbursement systems in international markets vary significantly by country and by region within some countries, and reimbursement approvals must be obtained on a country-by-country basis. In certain international markets, a product must be approved for reimbursement before it can be approved for sale in that country. Furthermore, many international markets have government-managed healthcare systems that control reimbursement for new devices and procedures. In most markets there are private insurance systems as well as government-managed systems.
Key Components of Results of Operations
Revenues
We generate product revenue primarily from the sale of the catheters, stylets and warming balloons (“Consumables”) used with our consoles. We sell our products directly to hospitals and medical centers. To a lesser extent, we also generate lease revenue from the implied rental of consoles loaned to customers at no charge. We recognize revenue in accordance with ASC Topic 606, Revenue from Contracts with Customers, when we transfer promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. Please refer to Note 2 — Summary of Significant Accounting Policies in our condensed consolidated financial statements for the periods ended June 30, 2024 and December 31, 2023 for additional details on our revenue recognition policy. Our revenue is subject to fluctuation due to the foreign currency in which our products are sold.
Costs and Operating Expenses
Cost of Revenue
Cost of revenue includes raw materials, direct labor, manufacturing overhead, shipping and receiving costs and other less significant indirect costs related to the production of our products. Cost of revenue also includes the depreciation expense of consoles loaned to the customers.
Research and Development Expenses
Research and development expenses are expensed when incurred and are related to the development of our product candidates which includes pre-clinical, clinical, quality assurance, and research and development operational activities. These costs consist of:
•
salaries, benefits, and other employee-related costs, including stock-based compensation expense for personnel engaged in research and development functions;

•
activities associated with clinical trials performed by third parties;

•
professional fees;

•
equipment, materials, and costs related to product manufacturing; and

•
other operational costs including rent and facilities costs, and depreciation.

Adagio does not track research and development expenses by project or product, as Adagio is at an earlier stage in its pre-clinical and clinical development. Management believes that the breakdown of research and development expenses by project or product would be arbitrary and would not provide a meaningful assessment.
Management expects the research and development expenses to increase, as Adagio will incur incremental expenses associated with the product candidates that are currently under development and in pre-clinical and clinical trials. Product candidates in later stages of clinical development generally have higher development costs, primarily due to the increased size and duration of later-stage clinical trials.
Selling, General and Administrative Expenses
Selling, general and administrative expenses consist primarily of salaries, and employee-related costs (including stock-based compensation) for personnel in executive, finance and other administrative functions, allocated rent and facilities costs, legal fees relating to intellectual property and corporate matters, professional fees for accounting and consulting services, marketing costs and insurance costs, and transaction costs in connection with the Business Combination. We expense all selling, general and administrative costs as incurred.
Convertible notes fair value adjustment
We recorded the October 2022 Convertible Notes, the April 2023 Notes, the November 2023 Notes, the 2024 Bridge Financing Note, the May 2024 Notes, and the June 2024 Notes at fair value at issuance and subsequently remeasure them to fair value at each reporting period. Changes in fair value are recognized as convertible notes fair value adjustment in the condensed consolidated statements of operations and comprehensive loss.

Warrant liabilities fair value adjustment
We accounted for certain common stock warrants outstanding as warrant liabilities at fair value, determined using the Black-Scholes option pricing model. The liability is subject to re-measurement at each reporting period and any change in fair value is recognized warrant liabilities fair value adjustment in the condensed consolidated statements of operations and comprehensive loss.
Interest expense
Interest expense is primarily incurred from our outstanding debt obligations, including those under the October 2022 Convertible Notes, the April 2023 Notes, the November 2023 Notes, the February 2024 Notes, the May 2024 Notes, June 2024 Notes, and the SVB Term Loan.
Interest Income
Interest income consists primarily of interest earned on our cash, cash equivalents, and marketable securities.
Other (expense) income, net
Other (expense) income, net primarily consists of foreign currency unrealized and realized gain / loss, and other income related to research and development (“R&D”) tax credit.
Results of Operations
Comparison for the Six Months Period Ended June 30, 2024 and 2023 (unaudited)
The following table sets forth a summary of our results of operations. This information should be read together with our condensed consolidated financial statements and related notes.
For the six months ended June 30, (In thousands)			Change
	2024	2023	$	%
Revenue	$280	181	99	55%
Costs of revenue and operating expenses:
Cost of revenue	1,224	719	505	70%
Research and development	6,334	9,207	(2,873)	-31%
Selling, general and administrative	8,196	3,783	4,413	117%
Total costs of revenue and operating expenses	15,754	13,709	2,045	15%
Other income (expense)
Convertible notes fair value adjustment	2,531	(3,649)	6,180	-169%
Warrant liabilities fair value adjustment	14	(60)	74	-123%
Interest expense	(1,514)	(597)	(917)	154%
Interest income	3	—	3	n.m.
Other income (expense), net	(38)	10	(48)	n.m.
Total other income (expense)	996	(4,296)	5,292	-123%
Loss, before income taxes	(14,478)	(17,824)	3,346	-19%
Net loss	(14,478)	(17,824)	3,346	-19%
Other comprehensive income:
Foreign currency translation adjustment	5	(5)	10	n.m.
Comprehensive loss	$(14,473)	(17,829)	3,356	-19%

n.m. = not meaningful

Revenue
Our revenue was $0.3 million for the six months ended June 30, 2024 and was $0.2 million for the six months ended June 30, 2023. The increase of $0.1 million, or 55% is due to the increase of consumable sales. For the six months ended June 30, 2024 and 2023, revenue was generated only in European markets.
Costs of revenue and operating expenses
Cost of revenue
Cost of revenue increased to $1.2 million for the six months ended June 30, 2024, from $0.7 million for the six months ended June 30, 2023. The increase of $0.5 million, or 70%, primarily resulted from a $0.2 million increase in cost of good sold related to increased sales and a $0.3 million increase in the depreciation of consoles.
Research and development expenses
Research and development expenses decreased to $6.3 million for the six months ended June 30, 2024 from $9.2 million for the six months ended June 30, 2023. The $2.9 million decrease, or 31%, was primarily related to a $0.9 million decrease of manufacturing absorption costs, $0.6 million decrease in product manufacturing, $0.6 million decrease in clinical trial expense, $0.2 million decrease in animal testing cost, $0.1 million decrease in travel costs related to clinical studies, $0.3 million decrease in payroll, and $0.2 million decrease in costs related to prototypes and other research and development costs. The decrease in research and development expenses results from Adagio receiving CE Marking on VT Cryoablation in March 2024.
The following is a breakdown of our research and development costs by type of expense:
	For the six months ended June 30,
(In thousands)	2024	2023
Clinical trial costs	$2,223	$2,872
Quality assurance costs	1,562	1,417
Pre-clinical trial costs and other research and development costs	1,468	1,896
Operational costs	1,081	3,022
Total research and development expenses	$6,334	$9,207
Our clinical trial expenses relate to trials for our iCLAS atrial ULTC catheter and system (CYROCURE-2), iCLAS atrial ULTC catheter and system (iCLAS for PsAF), vCLAS ventricular ULTC catheter (CYROCURE-VT), vCLAS ventricular ULTC catheter (FULCRUM-VT), and PFCA catheter. Clinical trial costs include the expenses spent on clinical trials studies and other related expenses. Quality assurance includes regulatory fees and third-party service fees. Pre-clinical trial costs and other research and development costs includes the expenses resulting from professional fees, prototypes, and animal testing. Operational costs includes the expenses spent on product manufacturing.
Selling, General and Administrative Expenses
Selling, general and administrative expenses increased to $8.2 million from $3.8 million for the six months ended June 30, 2024 and 2023, respectively. The increase in selling, general and administrative expenses of $4.4 million, or 117%, is primarily due to an increase of $3.3 million in professional fees which include legal and accounting fees related to the transaction costs associated with the Business Combination and an increase in payroll and personnel expense of $1.0 million and an increase in building and maintenance costs of $0.1 million.
Convertible notes fair value adjustment
The increase in the convertible notes fair value adjustment of $6.2 million is due to the fair value remeasurement of the convertible notes payables for six months ended June 30, 2024 compared to June 30, 2023.

Warrant liabilities fair value adjustment
The increase in the warrant liabilities fair value adjustment of $74.0 thousand is due to the fair value remeasurement of the warrant liabilities for six months ended June 30, 2024 compared to June 30, 2023.
Interest expense
Interest expense increased to $1.5 million from $0.6 million for the six months ended June 30, 2024 and 2023, respectively. The increase of $0.9 million was interest incurred from the convertible promissory notes issued in October 2022, April 2023, November 2023, February 2024, May 2024, June 2024, and the SVB term loan issued in February 2023.
Interest income
Interest income increased to $3.0 thousand from nil for the six months ended June 30, 2024 and 2023, respectively. The increase in interest income of $3.0 thousand, is primarily due to the increase of cash balances in an asset management account.
Other (expense) income, net
Other expense was $38.0 thousand for the six months ended June 30, 2024 compared to other income of $10.0 thousand for the six months ended June 30, 2023. This decrease in other income of $49.0 thousand was primarily attributable to the net increase in foreign exchange currency loss by $46.9 thousand.
Comparison for the Years Ended December 31, 2023 and 2022
The following table sets forth a summary of our results of operations. This information should be read together with our consolidated financial statements and related notes.
	Year Ended December 31,		Change
(In thousands)	2023	2022	$	%
Revenue	$300	$189	$111	59%
Costs of revenue and operating expenses:
Cost of revenue	1,306	875	431	49%
Research and development	15,399	17,855	(2,456)	-14%
Selling, general and administrative	11,537	5,372	6,165	115%
Total costs of revenue and operating expenses	28,242	24,102	4,140	17%
Other income (expense)
Convertible notes fair value adjustment	(8,486)	—	(8,486)	100%
Warrant liabilities fair value adjustment	(42)	—	(42)	100%
Interest expense	(1,659)	(137)	(1,522)	1,111%
Interest income	3	39	(36)	-92%
Other income (expense), net	(20)	338	(358)	n.m.
Total other income (expense)	(10,204)	240	(10,444)	n.m.
Loss, before income taxes	(38,146)	(23,673)	(14,473)	61%
Net loss	(38,146)	(23,673)	(14,473)	n.m
Other comprehensive income:
Foreign currency translation adjustment	(11)	24	(35)	n.m.
Comprehensive loss	$(38,157)	$(23,649)	$(14,508)	61%

n.m. = not meaningful

Revenue
Our revenue was $0.3 million for the year ended December 31, 2023 and $0.2 million for the year ended December 31, 2022. The increase of $0.1 million, or 59% is due to the increase of consumable sales. For the years ended December 31, 2023 and 2022, revenue was generated only in European markets.
Costs of revenue and operating expenses
Cost of revenue
Cost of revenue increased to $1.3 million for the year ended December 31, 2023, from $0.9 million for the year ended December 31, 2022. The increase of $0.4 million, or 49%, primarily resulted from the increase of obsolescence and scrap.
Research and development expenses
Research and development expenses decreased to $15.4 million for the year ended December 31, 2023 from $17.9 million for the year ended December 31, 2022. The $2.5 million decrease, or 14%, was primarily related to a $3.0 million decrease of raw materials used in operational costs as a part of research and development activities, $1.3 million decrease in product manufacturing, offset by a $1.0 million increase in clinical trial expenses, $0.6 million increase in payroll, and a $0.2 million increase in animal testing expense. The decrease in product manufacturing, and the increases in pre-clinical trial expense and clinical trial expense are due to that Adagio focused more on pre-clinical and clinical studies in order to obtain regulatory approval in both the European and United States markets.
The following is a breakdown of our research and development costs by type of expense:
	Year Ended December 31,
(In thousands)	2023	2022
Clinical trial costs	5,504	4,562
Pre-clinical trial costs	$4,147	$3,825
Quality assurance costs	2,957	2,390
Pre-clinical trial costs and other research and development costs	2,791	7,078
Total research and development expenses	$15,399	$17,855
Our clinical trial expenses relate to trials for our iCLAS atrial ULTC catheter and system (CYROCURE-2), iCLAS atrial ULTC catheter and system (iCLAS for PsAF), vCLAS ventricular ULTC catheter (CYROCURE-VT), vCLAS ventricular ULTC catheter (FULCRUM-VT), and PFCA catheter. Clinical trial costs includes the expenses spent on clinical trials studies and other related expenses. Quality assurance includes regulatory fees and third-party service fees. Research and development operational costs includes the expenses spent on product manufacturing. Pre-clinical trial costs and other research and development costs includes the expenses resulting from professional fees, prototypes, and animal testing.
Selling, General and Administrative Expenses
Selling, general and administrative expenses increased to $11.5 million from $5.4 million for the years ended December 31, 2023 and 2022, respectively. The increase in selling, general and administrative expenses of $6.2 million, or 115%, is primarily due to an increase of $4.7 million in professional fees which include legal and accounting fees related to the transaction costs associated with the Business Combination, an increase in payroll and personnel expense of $1.0 million, and an increase in building and maintenance costs of $0.5 million.
Convertible notes fair value adjustment
Convertible notes fair value adjustment changed to $8.5 million for the year ended December 31, 2023 from nil million for the year ended December 31, 2022. The $8.5 million was related to the increase of fair value by $4.0 million, $0.4 million and $4.1 million on the October 2022 Convertible Notes, the April 2023 Notes and the November 2023 Notes, respectively, during the year ended December 31, 2023. For the year ended December 31, 2022, we did not recognize any change in fair value related to the October 2022 Convertible Notes as there were not significant changes to the business, financing scenarios, or market conditions since the date of issuance.
Warrant liabilities fair value adjustment
Warrant liabilities fair value adjustment changed to $42.0 thousand for the year ended December 31, 2023 from nil million for the year ended December 31, 2022. The $42.0 thousand was related to the increase of fair value on the common stock warrant liabilities during the year ended December 31, 2023.
Interest expense
Interest expense increased to $1.7 million from $0.1 million for the years ended December 31, 2023 and 2022, respectively. The increase of $1.5 million was interest incurred from the convertible promissory notes issued in October 2022, April 2023, and November 2023, and the SVB Term Loan issued in February 2023.
Interest income
Interest income decreased to $3.0 thousand for the year ended December 31, 2023 from $39.0 thousand for the year ended December 31, 2022. The decrease in interest income of $36.0 thousand or 92% was driven by the decrease of cash balances in an asset management account.
Other (expense) income, net
Other expense was $20.0 thousand for the year ended December 31, 2023 compared to other income of $0.3 million for the year ended December 31, 2022. This decrease in other income of $0.3 million was primarily attributable to an increase in other expense of $0.5 million, related to the R&D tax credit received in 2022 for which Adagio no longer qualifies in 2023, offset by a favorable decrease of $0.2 million in foreign exchange currency unrealized loss.
Liquidity and Capital Resources
Sources of Liquidity
To date, we have financed our operations primarily through the sale of equity securities, convertible promissory notes and SVB Term Loan. Since inception we have incurred operating losses and negative cash flows and anticipate continuing to do so for at least the next several years.
As of June 30, 2024 and December 31, 2023, Adagio had cash and cash equivalents of $2.0 million and $1.4 million, respectively. For the six months ended June 30, 2024 and 2023, net losses were $14.5 million and $17.8 million, respectively, and net cash used in operating activities was $13.7 million and $12.2 million, respectively.
Prior to the closing of the Business Combination, we did not believe our current cash and cash equivalents were sufficient to fund operations for at least the next 12 months from the issuance date of the financial statements. We believed that this raised substantial doubt about our ability to continue as a going concern.
On July 31, 2024, Adagio announced the closing of its previously announced Business Combination with the Company and ARYA (the “Closing”). As of July 31, 2024, substantial doubt about our ability to continue as a going concern was alleviated due to the closing of the Business Combination.
Future Funding Requirements
In the future, we may need to raise additional funds through the issuance of debt and/or equity securities or otherwise. Until such time, if ever, that we can generate revenue sufficient to achieve profitability, we expect to finance our operations through equity or debt financings, which may not be available to us on the timing needed or on terms that we deem to be favorable. To the extent that we raise additional capital through the sale of equity or convertible debt securities, the ownership interest of our stockholders will be diluted, and the terms of these securities may include liquidation or other preferences that adversely affect the rights of common stockholders. Debt financing and preferred equity financing, if available, may involve agreements that include covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making acquisitions or capital expenditures or declaring dividends. If we are unable to maintain sufficient financial resources, our business, financial condition and results of operations will be materially and adversely affected. We may be required to delay, limit, reduce or terminate our product discovery and development activities or future commercialization efforts.
Our future liquidity and capital funding requirements will depend on numerous factors, including:
•
our revenue growth;

•
our research and development efforts;

•
our sales and marketing activities;

•
our ability to raise additional funds to finance our operations;

•
the outcome, costs and timing of any clinical trial results for our current or future products;

•
the emergence and effect of competing or complementary products;

•
the availability and amount of reimbursement for procedures using our products;

•
our ability to maintain, expand and defend the scope of our intellectual property portfolio, including the amount and timing of any payments we may be required to make, or that we may receive, in connection with the licensing, filing, prosecution, defense and enforcement of any patents or other intellectual property rights;

•
our ability to retain our current employees and the need and ability to hire additional management and sales, scientific and medical personnel;

•
the terms and timing of any collaborative, licensing or other arrangements that we have or may establish;

•
debt service requirements;

•
the extent to which we acquire or invest in businesses, products or technologies;

Our primary uses of capital are, and we expect will continue to be, investment in our commercial organization and related expenses, clinical research and development services, and related supplies, legal and other regulatory expenses, general administrative costs and working capital.
See the section of this prospectus titled “Risk Factors” for additional risks associated with our substantial capital requirements.
Debt Obligations
October 2022 Convertible Notes
In October 2022, we entered into a Note Purchase Agreement with investors for the issuance and sale of convertible promissory notes (the “October 2022 Convertible Notes”) with an aggregate principal amount of $9.5 million at an interest rate of eight percent (8.0%) per year. The October 2022 Convertible Notes had an original maturity date of October 27, 2023, which was subsequently extended to the latest of (i) January 5, 2024, (ii) termination of agreements between Adagio and ARYA in connection with a non-binding summary of certain proposed terms and conditions of the Business Combination, or (iii) the termination or lapse of the exclusivity period as defined in the non-binding term sheet as mentioned above.
The October 2022 Convertible Notes were also amended to be subordinate to the April 2023 Notes (as described below) and provide for the conversion of all principal and accrued interest in respect of all the October 2022 Convertible Notes into shares of Series E Preferred Stock of Adagio in connection with the

Business Combination. (refer to Note 7 — Debt in our condensed consolidated financial statements for the periods ended June 30, 2024 and December 31, 2023 for additional details).
In November 2023 and February 2024, the October 2022 Convertible Notes were further amended to also subordinate the November 2023 Notes and the 2024 Bridge Financing Note. Upon the consummation of the Business Combination, all principal and accrued interest in respect of the October 2022 Convertible Notes were converted into shares of Adagio Common Stock when multiplied by the exchange ratio applicable to the Adagio Common Stock in the Business Combination, which entitled the holder of this note to receive a number of shares of the same class of common stock that were issued in the PIPE Financing equal to the then outstanding principal amount and any accrued and unpaid interest under this note, divided by 75% of the effective price of each share of common stock sold in the PIPE Financing.
April 2023 Notes
In April 2023, we issued a $5.0 million convertible promissory note that would mature on the latest of (i) January 5, 2024, (ii) termination of agreements between Adagio and ARYA in connection with the Business Combination, or (iii) the termination or lapse of the exclusivity period as defined in the non-binding term sheet as mentioned above, and accrued simple interest at eight percent (8.0%) per annum. Additionally, we obtained the right to issue up to $10.0 million in additional convertible promissory notes available beginning one month after April 4, 2023 through the occurrence of an ARYA stockholder vote with regard to the Business Combination.
In November 2023, the April 2023 Notes were amended to align certain terms to the November 2023 Notes (refer to Note 7 — Debt in our condensed consolidated financial statements for the periods ended June 30, 2024 and December 31, 2023 for additional details).
Upon the consummation of the Business Combination, the April 2023 Notes automatically converted into the type of securities that are issued in the PIPE Financing in an amount equal to the principal amount and any accrued and unpaid interest, divided by the effective price of the securities sold in the PIPE Financing.
November 2023 Notes
On November 28, 2023, Adagio issued to Perceptive Life Sciences Master Fund, Ltd. (the “Perceptive PIPE Investor”), a $2.0 million convertible promissory note that would mature on the latest of (i) January 5, 2024, (ii) termination of agreements between Adagio and ARYA in connection with a non-binding summary of the Business Combination, or (iii) the termination or lapse of the exclusivity period as defined in the non-binding term sheet as mentioned above (the “November 2023 Notes”). The November 2023 Notes accrued simple interest at eight percent (8.0%) per annum. Additionally, Adagio obtained the right to issue up to $6.0 million of Delayed Draw Commitment available beginning one month after November 28, 2023 through the occurrence of an ARYA stockholder vote with regard to the Business Combination.
In December 2023, the November 2023 Notes were amended to permit the issuance of a Delayed Draw Commitment in the original amount of $6.0 million. On December 13, 2023 and December 28, 2023, Adagio drew the principal amount of $1.0 million and $2.0 million, respectively. During the six months ended June 30, 2024, Adagio drew the remaining principal amount of $3.0 million. The combined $6.0 million convertible promissory notes were issued pursuant to the clause and terms in the November 2023 Notes agreement (refer to Note 7 — Debt in our condensed consolidated financial statements for the periods ended June 30, 2024 and December 31, 2023 for additional details).
Upon the consummation of the Business Combination, the November 2023 Notes automatically converted into the type of securities that are issued in the PIPE Financing in an amount equal to the then-outstanding principal amount and any accrued and unpaid interest, divided by the effective price of the securities sold in the PIPE Financing.
2024 Bridge Financing Note
In connection with the Business Combination, certain investors executed a securities purchase agreement, dated February 13, 2024, with ListCo (the “Convertible Security Subscription Agreement”),

pursuant to which ListCo would issue on the Closing Date to certain investors (“Convert Investors”) $20.0 million of 13% senior secured convertible notes (the “New Adagio Convertible Notes”), which would be convertible into shares of New Adagio Common Stock and warrants (the “Convert Warrants”), each of which would be exercisable on a cashless basis or for one share of New Adagio Common Stock at $24.00 per share, subject to adjustment (the “Base Convert Financing”). The New Adagio Convertible Notes would have a maturity of three years and nine months after the Closing and interest would be payable in cash or compound as additional principal outstanding.
The Perceptive PIPE Investor also purchased a $7.0 million convertible promissory note of Adagio (the “2024 Bridge Financing Note”) pursuant to a note purchase agreement, dated February 13, 2024, by and among the Perceptive PIPE Investor, Adagio and ListCo (the “2024 Bridge Financing Note Subscription Agreement”).
As of the issuance date, Adagio received the principal of $7.0 million. On the Closing Date, pursuant to the terms of the 2024 Bridge Financing Note and the 2024 Bridge Financing Note Subscription Agreement, the 2024 Bridge Financing Note converted into New Adagio Convertible Notes and Convert Warrants, and the Perceptive PIPE Investor will subscribe for $5.5 million of New Adagio Convertible Notes and 937,500 Convert Warrants, on the same terms as the Convert Investors executing the Convertible Security Subscription Agreement (such commitment by the Perceptive PIPE Investor to purchase New Adagio Convertible Notes and Convert Warrants, the “Perceptive Convertible Note Commitment,” and the conversion of the 2024 Bridge Financing Note and purchase of New Adagio Convertible Notes and Convert Warrants pursuant to the Perceptive Convertible Note Commitment as part of the Base Convert Financing, the “Convertible Security Financing”). Subject to ARYA and New Adagio receiving any new financing or commitment for financing, whether in the form of equity, debt or convertible debt, before the closing date, the Perceptive PIPE Investor had the right to request that on the closing date the 2024 Bridge Financing Note be repaid, the Perceptive Convertible Note Commitment is reduced or a combination of both. The New Adagio Convertible Notes, the Convert Warrants or any shares of New Adagio Common Stock issued in connection with the Convertible Security Financing have not been registered under the Securities Act and were issued in reliance upon the exemption provided in Section 4(a)(2) of the Securities Act. New Adagio has granted the Convert Investors certain registration rights in connection with the Convertible Security Financing. The Convertible Security Financing was contingent upon, among other things, the substantially concurrent closing of the Business Combination. As set forth in the Convertible Security Subscription Agreement, the closing of $7,500,000 of financing by the Contingent Investor in the Convertible Security Financing was conditioned on New Adagio having a certain amount of available unrestricted cash on the Closing Date.
May 2024 Notes
On May 21, 2024, Adagio issued a $3.0 million convertible promissory note (“May 2024 Notes”) to Perceptive PIPE Investor that matures upon the termination of the Business Combination Agreement in accordance with its terms. It accrues simple interest at eight percent (8.0%) per annum.
Effective upon the closing of the Business Combination, the May 2024 Notes automatically converted into shares of New Adagio Common Stock that were issued in the PIPE Financing in an amount equal to the then-outstanding principal amount and any accrued and unpaid interest, divided by the effective price of the securities sold in the PIPE Financing.
June 2024 Notes
On June 25, 2024, Adagio issued a $2.5 million convertible promissory note (“June 2024 Notes”) to Perceptive PIPE Investor that matures upon the termination of the Business Combination Agreement in accordance with its terms. It accrues simple interest at eight percent (8.0%) per annum.
Effective upon the closing of the Business Combination, the June 2024 Notes automatically converted into share of New Adagio Common Stock that were issued in the PIPE Financing in an amount equal to the then-outstanding principal amount and any accrued and unpaid interest, divided by the effective price of the securities sold in the PIPE Financing.

July 2024 Notes
On July 23, 2024, Adagio issued a $1.0 million convertible promissory note (“July 2024 Notes”) to Perceptive PIPE Investor that matures upon the termination of the Business Combination Agreement in accordance with its terms. It accrues simple interest at eight percent (8.0%) per annum.
Effective upon the closing of the Business Combination, the July 2024 Notes automatically converted into share of New Adagio Common Stock that were issued in the PIPE Financing in an amount equal to the then-outstanding principal amount and any accrued and unpaid interest, divided by the effective price of the securities sold in the PIPE Financing.
SVB Term Loan
In February 2023, we entered into an agreement with Silicon Valley Bank to borrow an initial term loan advance of $3.0 million and a right to borrow a subsequent term loan advance of $2.0 million. The loans mature on January 1, 2025. In conjunction with the SVB Term Loan, we issued warrants to acquire 32,720 common stock shares in February 2023, and distributed additional warrants to acquire 16,360 common stock shares as of June 30, 2023. (Refer to Note 8 — Warrants in our condensed consolidated financial statements for the periods ended June 30, 2024 and December 31, 2023 for additional details).
Cash Flows
The following table shows a summary of our cash flows for each of the periods shown below:
	Six months ended June 30,		Year Ended December 31,
(In thousands)	2024	2023	2023	2022
Statement of cash flows data:
Net Cash Used in Operating Activities	$(13,684)	$(12,162)	$(25,652)	$(22,412)
Net Cash Used in Investing Activities	(337)	(202)	(340)	(500)
Net Cash Provided by Financing Activities	14,643	9,732	21,875	9,525
Effect of Foreign Currency Translation on cash	40	(18)	(47)	81
Net Increase / (Decrease) in Cash and Cash Equivalents	$662	$(2,650)	$(4,164)	$(13,306)
Comparison of Results for the six months Ended June 30, 2024 and 2023 (unaudited)
Cash Flows Used in Operating Activities
Net cash used in operating activities for the six months ended June 30, 2024 was $13.7 million, consisting primarily of a net loss of $14.5 million as adjusted for non-cash items of $1.5 million, and net by the change in our net operating assets and liabilities of $2.3 million. Non-cash items primarily consisted of $0.6 million in depreciation and amortization, $0.2 million in stock-based compensation, $0.1 million loss on the disposal of property and equipment, $0.1 million in noncash operating lease expenses, and offset by a gain of $2.5 million from the change in fair value of convertible notes payable. Changes in our net operating assets and liabilities year-over-year was primarily due to a $1.8 million increase in accounts payable, a $1.4 million increase in other accrued liabilities and a $0.4 million increase in accrued liabilities, which were primarily driven by the increase in interest related the convertible notes and the increase in transaction costs related to the Business Combination; offset by a $0.3 million decrease in accrued transaction costs, $0.1 million increase in accounts receivable, and $0.8 million increase in inventory, which were primarily driven by the purchase of additional inventory and the increase in sales.
Net cash used in operating activities for the six months ended June 30, 2023 was $12.2 million, consisting primarily of a net loss of $17.8 million as adjusted for non-cash items of $4.2 million, and a net change in our net operating assets and liabilities of $1.4 million. Non-cash items primarily consisted of a loss of $3.6 million related to the change in fair value of convertible notes payables, $0.3 million in depreciation and amortization, and a $0.2 million in stock-based compensation, $0.1 million loss related to the fair value of warrant liabilities, and $0.1 million in noncash operating lease expenses. Changes in our net operating assets and liabilities year-over-year, was primarily due to a $0.1 million decrease in inventory, $0.4 million decrease in prepaid expenses and other current assets, $0.2 million increase in accounts payable, a $0.4 million increase in accrued transaction costs, and a $0.5 million increase in other accrued liabilities which was primarily driven by the increase in interest related the convertible notes, and the increase in transaction costs related to the Business Combination; offset by $0.1 million decrease in operating leases liabilities, $0.1 million decrease in accrued liabilities, and $0.1 million increase in accounts receivable, which were primarily driven by an a decrease in payroll expenses, and the payment of lease liabilities.
Cash Flow Used in Investing Activities
Net cash used in investing activities for the six months ended June 30, 2024 was $0.3 million as compared to $0.2 million for the six months ended June 30, 2023. The increase of $0.1 million is primarily due to increased purchase of property and equipment in 2024.
Cash Flow Provided by Financing Activities
Net cash provided by financing activities for the six months ended June 30, 2024 was $14.6 million as compared to $9.7 million for the six months ended June 30, 2023. The increase of $4.9 million is primarily due to receiving $15.5 million from the issuance of the $7.0 million 2024 Bridge Financing Note, $3.0 million May 2024 Notes, $2.5 million June 2024 Notes, and the draw of $3.0 million November 2023 Notes during the six months ended June 30, 2024, net by a $0.9 million repayment of SVB Term Loan during the six months ended June 30, 2024; whereas during the six months ended June 30, 2023, there was $7.0 million received from the issuance of the April 2023 Notes, and $3.0 million proceeds received the issuance of SVB Term Loan, net by a $0.3 million repayment of SVB Term Loan during six months ended June 30, 2023.
Comparison of Results for the Years Ended December 31, 2023 and 2022
Cash Flows Used in Operating Activities
Net cash used in operating activities for the year ended December 31, 2023 was $25.7 million, consisting primarily of a net loss of $38.1 million as adjusted for non-cash items of $9.7 million, and a net change in our net operating assets and liabilities of $2.8 million. Non-cash items primarily consisted of a $8.5 million change in fair value of convertible notes payables, $0.5 million in depreciation and amortization, $0.2 million non-cash operating lease expense, and a $0.4 million in stock-based compensation. Changes in our net operating assets and liabilities year-over-year, was primarily due to a $2.8 million increase in accounts payable, a $0.9 million increase in accrued liabilities, a $0.4 million increase in accrued transaction costs, and a $1.4 million increase in other accrued liabilities, which were primarily driven by the increase in payroll expenses, and the increase in transaction costs related to the Business Combination; the changes was offset by a $3.0 million increase in inventory.
Net cash used in operating activities for the year ended December 31, 2022 was $22.4 million, consisting primarily of a net loss of $23.7 million as adjusted for non-cash items of $0.9 million, and a net change in our net operating assets and liabilities of $0.3 million. Non-cash items primarily consisted of $0.5 million in depreciation and amortization, and a $0.4 million in stock-based compensation. Changes in our net operating assets and liabilities year-over-year, was primarily due to a $0.4 million increase in accounts payable, and a $0.2 million increase in accrued liabilities, which were primarily driven by the increase in payroll expenses, professional fees, and the expenditures in research and development; the changes was offset by a $0.3 million increase in prepaid expenses and other current assets.
Cash Flow Used in Investing Activities
Net cash used in investing activities for the year ended December 31, 2023 was $0.3 million as compared to $0.5 million for the year ended December 31, 2022. The decrease of $0.2 million is primarily due to decreased activities in purchasing property and equipment in 2023.
Cash Flow Provided by Financing Activities
Net cash provided by financing activities for the year ended December 31, 2023 was $21.9 million as compared to $9.5 million for the year ended December 31, 2022. The increase of $12.4 million is due to receiving $20.0 million and $3.0 million in proceeds from issuance of convertible notes payable and proceeds from issuance of SVB Term Loan, respectively, net by a $1.2 million repayment of non-convertible term loan during the year ended December 31, 2023; whereas during the year ended December 31, 2022, the proceeds from issuance of convertible notes payable is $9.5 million.
Off-Balance Sheet Arrangements
During the periods presented, we did not have, nor do we currently have, any relationships with unconsolidated entities or financial partnerships, such as entities often referred to as structured finance or special purpose entities, which would have been established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes. We are, therefore, not exposed to the financing, liquidity, market, or credit risk that could arise if we had engaged in those types of relationships.
Critical Accounting Policies and Estimates
The preparation of financial statements in conformity with U.S. GAAP requires us to make estimates and assumptions that affect the amounts reported in our audited consolidated financial statements and accompanying notes included elsewhere in this prospectus. We base our estimates on historical experience, current business factors and various other assumptions that we believe are necessary to consider forming a basis for making judgments about the carrying values of assets and liabilities, the recorded amounts of revenue and expenses and the disclosure of contingent assets and liabilities. We are subject to uncertainties such as the impact of future events, economic and political factors, and changes in our business environment; therefore, actual results could differ from these estimates.
Accordingly, the accounting estimates used in the preparation of our audited consolidated financial statements will change as new events occur, as more experience is acquired, as additional information is obtained and as our operating environment changes. Changes in estimates are made when circumstances warrant. Such changes in estimates and refinements in estimation methodologies are reflected in reported results of operations; if material, the effects of changes in estimates are disclosed in the notes to our audited consolidated financial statements.
On an ongoing basis, we evaluate our estimates and assumptions. Our actual results may differ from these estimates under different assumptions or conditions.
Our significant accounting policies are described in Note 2 — Summary of Significant Accounting Policies to our consolidated financial statements. These are the policies that we believe are the most critical to aid in fully understanding and evaluating our consolidated financial condition and results of operations.
Stock-Based Compensation
We recognize compensation expense for all stock-based awards issued to employees and non-employees based on the estimated grant-date fair value, which is recognized as expense on a straight-line basis over the requisite service period. We have elected to recognize forfeitures as they occur. The fair value of stock options is determined using the Black-Scholes option-pricing model. The determination of fair value for stock-based awards on the date of grant using an option-pricing model requires management to make certain assumptions including expected volatility, expected term, risk-free interest rate and expected dividends in addition to our common stock valuation. The assumptions used in calculating the fair value of stock-based awards represent our best estimates and involve inherent uncertainties and the application of our judgment.
All stock-based compensation costs are recorded in cost of products sold, research and development expense or selling, general, and administrative expense in the consolidated statements of operations and comprehensive loss based upon the respective employee’s or non-employee’s roles.
Common Stock Valuations
Due to the absence of a public trading market, we determined the fair value of our common stock by considering numerous objective and subjective factors. The factors considered include, but are not limited to:

(i)
the results of contemporaneous independent third-party valuations of our common stock;

(ii)
the prices, rights, preferences and privileges of our preferred stock relative to those of our common stock;

(iii)
the lack of marketability of our common stock;

(iv)
actual operating and financial results;

(v)
current business conditions and projects; and

(vi)
the likelihood of achieving a liquidity event

As of June 30, 2024 and December 31, 2023, the fair value of our common stock was determined with probability weighted expected return method (“PWERM”), which assessed the probability weighted depending on different scenarios. As of June 30, 2024, the valuation was based on the scenario (i) bankruptcy/suboptimal sale scenario reflecting a zero return to common shareholders, with 0% probability, (ii) an “as converted” merger with a 95% probability, and (iii) a delayed but successful liquidity event per the option pricing method, with 5% probability. As of December 31, 2023, the valuation was based on the scenario (i) the bankruptcy/suboptimal sale scenario reflecting a zero return to common shareholders, with 20% probability (ii) a consummation of a business combination transaction with a SPAC, with 40% probability, and (iii) a delayed but successful liquidity event per the option pricing method, with 40% probability.
As of June 30, 2024, in determining the value under the “as converted” merger, we utilized (i) a diluted equity value of $9.9 million and (ii) all dilutive instruments are expected to convert or be exercised resulting in 6,134,692 total common shares outstanding.
As of December 31, 2023, in determining the value under the consummation of a business combination transaction with a SPAC scenario, we utilized the preliminary terms of the letter of intent with such SPAC that (i) the transaction based on diluted equity value of $38.8 million and (ii) all dilutive instruments are expected to convert or be exercised resulting in 6,369,633 total common shares outstanding.
The valuation under the scenario of a delayed but successful liquidity event per the option pricing method was determined by the fair value per share at a marketable basis applied by a discount for lack marketability (“DLOM”). The fair value per share at a marketable basis was determined using the interval option value allocation approach. The DLOM was determined based on Finnerty put option model, marketability factors and restricted stock studies.
The significant unobservable inputs into the valuation model include:
•
the timing of potential events (for example, a consummation of a business combination transaction with a SPAC) and their probability of occurring;

•
the selection of guideline public company multiples; and

•
a discount for the lack of marketability of the common stock.

An increase or decrease in any of the unobservable inputs in isolation could result in a material change. In the future, depending on the weight of evidence and valuation approaches used, these or other inputs may have a more significant impact on the estimated fair value.
Convertible Notes Valuation
As permitted under ASC 825, Financial Instruments (“ASC 825”), Adagio elected the fair value option to account for the October 2022 Convertible Notes, the April 2023 Notes, the November 2023 Notes, the 2024 Bridge Financing Note, the May 2024 Notes, and the June 2024 Notes in order to measure those liabilities at amounts that more accurately reflect the current economic environment in which Adagio operates.
Adagio recorded the October 2022 Convertible Notes, the April 2023 Notes, the November 2023 Notes, the 2024 Bridge Financing Note, the May 2024 Notes, and the June 2024 Notes at fair value at issuance and subsequently remeasures them to fair value at each reporting period. Changes in fair value are recognized as convertible notes fair value adjustment in the statements of operations and comprehensive loss. As a result of applying the fair value option, direct costs and fees related to the issuance of the October 2022 Convertible Notes, the April 2023 Notes, the November 2023 Notes, the 2024 Bridge Financing Note, the May 2024 Notes, and the June 2024 Notes were expensed as incurred (i.e., not recognized as deferred costs). Refer to Note 3 — Fair Value Measurements in our condensed consolidated financial statements for the periods ended June 30, 2024 and December 31, 2023 for additional detail.
As of June 30, 2024, Adagio calculated the value of the convertible notes based on the equity value from 409(a) valuations, considering the expected payoff of the convertible notes upon different types of events.
Utilizing the PWERM, Adagio assessed the probability that the October 2022 Convertible Notes would be converted to common stock through the result of a mandatory prepayment, PIPE Financing, or no PIPE Financing and no Qualified Financing (refer to Note 7 — Debt in our condensed consolidated financial statements for the periods ended June 30, 2024 and December 31, 2023 for additional detail), weighted with a probability of 0%, 95% and 5%, respectively, as of June 30, 2024.
Utilizing the PWERM, Adagio assessed the probability that the April 2023 Notes, November 2023 Notes, May 2024 Notes, and June 2024 Notes would be converted to common stock through the result of a liquidation event, PIPE Financing, or no PIPE Financing and no Qualified Financing, weighted with a probability of 0%, 95% and 5%, respectively, as of June 30, 2024. Adagio also implied a credit spread by calibrating the value of the April 2023 Notes at issuance to the par value and then adjusted the calibrated credit spread for seniority difference and the market related movements as appropriate.
Utilizing the PWERM, Adagio assessed the probability that the 2024 Bridge Financing Notes would be converted to common stock as a result of a liquidation event, consummation of a transaction, or no transaction and no Qualified Financing, weighted with a probability of 0%, 95% and 5% as of June 30, 2024.
As of December 31, 2023, Adagio calculated the value of the convertible notes based on the equity value from 409(a) valuations, considering the expected payoff of the convertible notes upon different types of events.
Utilizing the PWERM, Adagio assessed the probability that the October 2022 Convertible Notes would be converted to common stock through the result of mandatory prepayment, Private Investment in PIPE Financing, or no PIPE Financing and no Qualified Financing, weighted with a probability of 20%, 40% and 40%, respectively, as of December 31, 2023.
Utilizing the PWERM, Adagio assessed the probability that the April 2023 Notes and the November 2023 Notes would be converted to common stock as a result of a liquidation event, PIPE Financing, or no PIPE Financing & no Qualified Financing, weighted with a probability of 20%, 40% and 40% as of December 31, 2023. Adagio also implied a credit spread by calibrating the value of the April 2023 Notes at issuance to the par value and then adjusted the calibrated credit spread for seniority difference and the market related movements as appropriate.
Additional assumptions used to estimate the fair value include: (i) the expected timing of the conversion, (ii) the amount subject to equity conversion, the sum of the notes’ principal and unpaid accrued interest, (iii) expected volatility, (iv) risk-free interest rate, and (v) the discount rate, based on the observed option-adjusted spread (OAS) data of traded bonds rated CCC-.
Common Stock Warrants
Adagio accounts for certain common stock warrants outstanding as warrant liabilities at fair value, determined using the Black-Scholes option pricing model based on the common stock value from 409(a) valuation. The assumption used to estimate the fair value include: (i) expected volatility, (ii) risk-free interest rate, (iii) expected dividend yield, and (iv) expected term.
The liability is subject to re-measurement at each reporting period and any change in fair value is recognized in the condensed consolidated statements of operations and comprehensive loss. See Note 8 —

Warrants in our condensed consolidated financial statements for the periods ended June 30, 2024 and December 31, 2023 for additional information related to the warrants.
Pre-funded Warrants
On June 25, 2024, Adagio issued to a certain investor the pre-funded warrants to purchase Adagio’s Series E Preferred Stock, in exchange of the investor’s existing holding of Series E Preferred Stock. The exercise price of the pre-funded warrants is $0.001 per warrant share. Adagio measured the pre-funded warrants at fair value based on the indicated fair value of Series E Preferred Stock, which is not observable in the market. The measurement caused the pre-funded warrant to be classified as Level 3 measurements within the fair value hierarchy. Changes in the fair value of the pre-funded warrants were recognized as warrant liabilities fair value adjustment within the condensed consolidated statements of operations and comprehensive loss.
As of June 30, 2024, Adagio estimated the fair value of Series E Preferred Stock by applying a conversion factor of 1.08 to the indicated fair value of Adagio common stock. See Note 8 — Warrants for additional information related to the pre-funded warrants.
Term Loan
Adagio accounts for the SVB Term Loan at residual value on the date of issuance. The expected life of the SVB Term Loan is the contractual term ending on the maturity date. Adagio classifies the term loan as current liabilities within twelve months of the maturity date or when otherwise due. Interest expense is recognized in the consolidated statements of operations and comprehensive loss over the contractual term of the loan. See Note 7 — Debt in our condensed consolidated financial statements for the periods ended June 30, 2024 and December 31, 2023 for additional information related to the SVB Term Loan.
Convertible Preferred Stock
Adagio records convertible preferred stock at fair value on the dates of issuance, net of issuance costs. Upon the occurrence of certain events that are outside our control, including a deemed liquidation event, holders of the convertible preferred stock can cause redemption for cash. As the preferred stock is considered to be contingently redeemable, the preferred stock has been classified outside of permanent equity. The preferred stock will be accreted to its redemption value if the deemed liquidation events are considered probable of occurring.
Strategic Realignment of Resources and Corporate Restructuring
On December 1, 2023, Adagio’s management approved a strategic realignment of resources and corporate restructuring (the “RIF”) designed to reallocate capital, conformant to its business focus for the next two years. As part of the RIF, Adagio initiated a reduction in its current workforce of 20 employees, representing approximately 19% of Adagio’s employees, which was completed on December 15, 2023. In compliance with the Worker Adjustment and Retraining Notification Act, Adagio has provided termination notices to affected employees and government authorities if required.
Adagio made no payment for severance or related benefit costs. Adagio made no payment of retention bonuses.
Emerging Growth Company Status
We are an emerging growth company (“EGC”), as defined in the JOBS Act. The JOBS Act permits companies with EGC status to take advantage of an extended transition period to comply with new or revised accounting standards, delaying the adoption of these accounting standards until they would apply to private companies. We have elected to use this extended transition period to enable us to comply with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date we (i) are no longer an emerging growth company or (ii) affirmatively and irrevocably opt out of the extended transition period provided in the JOBS Act. As a result, our financial statements may not be comparable to companies that comply with the new or revised accounting standards as of public company effective dates.
In addition, we intend to rely on the other exemptions and reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, if, as an EGC, we intend to rely on such exemptions, we are not required to, among other things: (i) provide an auditor’s attestation report on our system of internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act; (ii) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Wall Street Reform and Consumer Protection Act; (iii) comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (auditor discussion and analysis); and (iv) disclose certain executive compensation-related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive Officer’s compensation to median employee compensation.
We will remain an EGC under the JOBS Act until the earliest of (i) the last date of our fiscal year in which we have total annual gross revenue of at least $1.235 billion, (ii) the date on which we are deemed to be a “large accelerated filer” under the rules of the SEC with at least $700.0 million of outstanding securities held by non-affiliates, or (iii) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the previous three-years.
Qualitative and Quantitative Disclosures About Market Risk
We have operations primarily within the United States and we are exposed to market risk in the ordinary course of our business. Market risk represents the risk of loss that may impact our financial position due to adverse changes in financial market prices and rates. We do not believe that inflation has had a material effect on our business, results of operations or financial condition. Nonetheless, if our costs were to become subject to significant inflationary pressures, we may not be able to fully offset such higher costs. Our inability or failure to do so could harm our business, results of operations or financial condition.
Our revenue generated in Europe, as well as costs and expenses denominated in Euro, expose us to the risk of fluctuations in foreign currency exchange rates against the U.S. dollar. We are exposed to foreign currency risks related to our revenue and operating expenses, along with certain intercompany transactions, denominated in Euro. Accordingly, changes in exchange rates may negatively affect our future revenue and other operating results as expressed in U.S. dollars. We do not believe that foreign currency exchange risk has had a material effect on our business, results of operations or financial condition.
Recent Accounting Pronouncements
See Note 2 — Summary of Significant Accounting Policies in our condensed consolidated financial statements for the periods ended June 30, 2024 and December 31, 2023 for a description of recent accounting pronouncements applicable to our financial statements.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF ADAGIO HOLDINGS
References in this section of the prospectus to “we,” “us,” or “ListCo” refer to Aja HoldCo, Inc., a Delaware corporation. References to our “management” or our “management team” refer to our officers and directors. Certain information contained in the discussion and analysis set forth below includes forward-looking statements that involve risks and uncertainties. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of many factors. Please see “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in this prospectus.
Overview
As of June 30, 2024, ListCo is a Delaware corporation, formed by ARYA on December 19, 2023 (inception). ListCo has adopted a fiscal year-end of December 31. ListCo was formed to be the surviving company in connection with the proposed Business Combination between ARYA and Adagio Medical. ListCo has no prior operating activities.
Proposed Business Combination and Recent Developments
On February 13, 2024, ARYA, ListCo, ARYA Merger Sub, Company Merger Sub, and Adagio Medical entered into the Business Combination Agreement. The Business Combination Agreement contains certain customary representations, warranties, and covenants by the parties thereto and the Closing is subject to certain customary conditions and risks as further described therein.
On June 24, 2024, ARYA and ListCo entered into the June Subscription Agreements with the June PIPE Investors. Additionally, on June 24, 2024, ARYA and ListCo entered into an amendment to the Subscription Agreement with the Perceptive PIPE Investor, pursuant to which the May 2024 Notes, the June 2024 Notes, any Additional Convertible Notes that the Perceptive PIPE Investors elects to subject to its Subscription Agreement and any interest that has been accruing and will remain unpaid thereon prior to Closing will be contributed to ListCo at Closing.
On June 25, 2024, ARYA and Adagio Medical entered into the Amendment No. 1. The Amendment No. 1relates to an adjustment of the pre-Closing ownership of one of the stockholders of Adagio Medical, a change to the post-Closing name of ListCo and changes to the terms of the Key Employee Incentive Plan and HoldCo Incentive Equity Plan.
On July 31, 2024, Adagio Medical announced the closing of its previously announced Business Combination with the Parent and ListCo (the “Closing”).
Results of Operations
We had neither engaged in any operations nor generated any revenues through June 30, 2024. Our only activities through June 30, 2024 were organizational activities and completing the Business Combination. We do not expect to generate any operating revenues until after the completion of the Business Combination.
For the three and six months ended June 30, 2024, we had net losses of $713,794 and $2,134,199, respectively, which related to the Subscription Agreement expenses.
Liquidity and Capital Resources
On July 31, 2024, the Company announced the closing of its previously announced Business Combination with Adagio Medical (see Note 4). As of July 31, 2024, substantial doubt about the Company’s ability to continue as a going concern was alleviated due to the closing of the Business Combination.
Contractual Obligations and Commitments
As of June 30, 2024, we have no contractual obligations and commitments outside of the agreements to which we are a party in connection with the Business Combination.

Off-Balance Sheet Arrangements
We have no obligations, assets or liabilities which would be considered off-balance sheet arrangements as of June 30, 2024 and December 31, 2023.
Critical Accounting Policies
The preparation of financial statements and related disclosures in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of income and expenses during the period reported. Actual results could materially differ from those estimates.
ListCo does not have any critical accounting policies.
Quantitative and Qualitative Disclosures about Market Risk
As of June 30, 2024, we had no material exposure to market risk.
Quantitative and Qualitative Disclosures About Market Risk.
We are a smaller reporting company as defined in Item 10 of Regulation S-K and are not required to provide the information otherwise required by this item.

BUSINESS
Overview
We are a medical device company developing and placing on the EU market innovative ablation technologies for the treatment of cardiac arrhythmias, including atrial fibrillation (“AF”), atrial flutter (“AFL”), and ventricular tachycardia (“VT”). Our unique technology portfolio consists of Ultra-Low Temperature Cryoablation (“ULTC”) by itself, and in combination with Pulsed Field Ablation (Pulsed Field Cryoablation or “PFCA”), both developed with the vision that ability to consistently create durable, contiguous, and transmural myocardial lesions is essential for improving the effectiveness and outcomes of cardiac ablations in both atria and ventricles, and a key to unlocking sizeable market opportunities within the fast-growing segment of advanced electrophysiology (“EP”) ablation catheters. In contrast to the common practice of reutilizing once-established catheter design and energy source for multiple anatomic and physiologic targets, we purpose-build our product portfolio to maximize effectiveness, enabled by the strength and flexibility provided by the foundational physical principles of our technology. We have established a robust cadence of the clinical trials designed to evaluate our technology and gain regulatory approvals across the entirety of the product portfolio, with the preliminary data suggestive of outcomes, such as the combination of safety, acute and chronic effectiveness, favorable to the current standard of care, i.e. ablations performed using radiofrequency (“RF”), cryoballoon (“CRYO”) and emerging pulsed field ablation (“PFA”) catheters and energy sources, as applicable based on the arrhythmia type. Although direct comparisons in head-to-head randomized trials have not been performed, such favorable outcomes in PsAF patients in the first-in-human CRYOSURE-2 trial include 85% freedom from AF in patients after a single ULTC procedure (versus 51% – 65% reported for other catheter technologies) and 98.5% of subjects in the device cryomapping cohort did not experience device-related complications. In VT patients in the first-in-human CRYOCURE-VT trial, such favorable outcomes include a 0% rate of major adverse events (versus 11.5% significant complications, including deaths, reported for VT ablation procedures using other catheter technologies), 94% acute procedural success, 60% freedom from sustained VT and 81% freedom from implantable cardioverter defibrillator shock at six months. Our iCLAS™ ULTC System and VT ULTC System (inclusive of vCLAS™ catheter) have obtained regulatory approvals in the EU for commercialization, and the approval for the PFCA System (inclusive of Cryopulse™ catheter) will be sought after completion of the PARALELL trial. In the U.S., both iCLAS and VT ULTC systems remain subject to receipt of regulatory approvals upon completion of the ongoing or planned pivotal clinical trials, while the pathway to regulatory approval of PFCA system remains under consideration. For more detailed information, see “Business — Our Product Portfolio.”
MARKET OPPORTUNITY
Based on the analysis of publicly reported revenue and investor presentations of the major incumbents as well as the syndicated market research, our management believes that the worldwide market for catheter-based diagnosis and treatment of cardiac arrhythmias (also known as cardiac EP) is currently valued at approximately $7.3 billion and consists broadly of several categories: (1) EP mapping and recording systems, (2) access devices, (3) cardiac diagnostic catheters, and (4) ablation catheters.
As indicated in the chart below, the ablation catheter segment represents the largest component of the cardiac EP market, accounting for approximately 43% of the current market opportunity, or $3.2 billion. Further defined, approximately 75% or $2.4 billion in the ablation catheter segment market are attributable to “advanced catheters” segment, which includes modern irrigated radiofrequency (“RF”) ablation catheters (particularly those with force sensing), cryoballoon catheters, RF balloon catheters, laser balloon catheters, and increasingly pulsed field ablation (“PFA”) catheters.

(1)
Management estimates. Adopted from St. Jude Medical Analyst and Investor Meeting 2016: https://www.slideshare.net/ir_stjude/stj-2016-analyst-and-investor-day-presentation-v2

(1)
Management estimates based on the analysis of data from private and public sources with respect to the U.S. and certain other countries and management’s assumptions that (i) the growth rate data for the U.S. and such other countries from such sources, taken together, may represent the growth rate of the global market as a whole, and (ii) the markets of the U.S. and such other countries will continue to grow at rates consistent with the growth rates during the historical periods (generally between 2010 and 2020 with variances in the period depending on the source) covered by the data analyzed.

Advanced catheters are used in complex ablations, principally for AF and VT. Some of these catheters, also known as “single-shot” catheters, are designed to treat specific anatomic targets and cardiac conditions, while others (such as point-by-point RF catheters) have broader utility and utilization. The overall cardiac EP market using advanced ablation catheters has historically grown at high single-digit to low double-digits annually, driven significantly by the growth in the number of complex ablation procedures.
Atrial Fibrillation
Based on a multi-year analysis of the insurance claims in the U.S. and country-level surveys published in the peer-reviewed medical journals, our management believes that AF ablations are the largest segment of the complex ablations market, representing an estimated 87% of total procedures and growing 10 – 13% annually. AF results from disorganized and erratic electrical activity in the upper chambers of the heart and is a common condition with estimated prevalence and annual incidence in the United States of approximately 8.5 million and approximately 1.9 million, respectively. Incident growth is estimated to be at approximately 4% annually, driven by an aging population, as well as other well-known risk factors such as obesity, obstructive sleep apnea and various lifestyle choices. AF can be highly symptomatic, resulting in emergency room visits, hospitalizations and cardioversions, and carries a five-fold increase in stroke risk.
Currently, first-line therapies for AF include systemic anticoagulants to prevent thromboembolic events and anti-arrhythmic drug therapy for rhythm control. When medical management fails to adequately address the underlying symptoms of AF or is poorly tolerated, AF patients may turn to cardiac ablations as a second-line therapy. The clinical goal of cardiac ablations is to deliver targeted applications of energy to cardiac tissue in order to interrupt and isolate aberrant electric circuits. This energy is delivered using catheters advanced into the heart endovascularly.
It is estimated that approximately 230,000 endovascular catheter ablations are performed annually in the United States. Additionally, a smaller number of ablations are performed surgically, typically in patients undergoing concomitant surgery for other primary causes, such as cardiac valve replacement or coronary artery bypass. Clinical studies aimed at demonstrating that catheter ablations are a more effective first-line therapy versus medical therapy have largely failed to show statistical benefit. The CABANA trial, while showing a relative benefit in lowering adverse events associated with AF, failed to show superior relative outcomes. Despite these data, AF ablation procedures, while still only representing approximately 12% of newly diagnosed disease, are growing by double-digits annually, which we believe is largely driven by the growing acceptance by patients, referring physicians, and improved procedural characteristics.

Source: https://jamanetwork.com/journals/jama/fullarticle/2728676
In our view, failure of cardiac ablations to gain an indication as first-line therapy in AF stems, at least partially, from its limited effectiveness and durability. Historically, only approximately 70% of patients with paroxysmal atrial fibrillation (“PAF”), defined as arrhythmia episodes lasting less than seven days and generally representing an earlier phase of otherwise progressive disease, remained AF-free within the first year after single cardiac ablation, irrespective of the type of the catheter and energy source used for the ablations. These results include most recently available PFA. In comparison, approximately 85% of PAF patients remained AF-free within the first year after undergoing surgical treatment of arrhythmia, although with a significantly higher rate of serious complications (approximately 17%, as opposed to approximately 6% for PAF patients after single cardiac ablation). Cardiac ablations in patients with persistent AF (PsAF, defined as arrhythmia episodes lasting longer than seven days or requiring external termination, also known as cardioversion), representing approximately 40% of the patients undergoing ablations, appear to be even less effective, with approximately 50-60% of such patients remaining AF-free within the first year after single cardiac ablation.

However, as catheter ablation procedures are becoming more efficient and safer, we believe ablation modality and associated procedural approaches can demonstrate significant improvement in therapy effectiveness without significant increase in complications. We believe this trend has the potential to lead to an estimated 6-8 times increase in the compound annual growth rate for the ablation procedure growth, thus dramatically growing the current approximately $2.1 billion market of advanced catheters.
Ventricular Tachyarrhythmias
VT ablations currently account for about 12% of all complex ablations, representing an estimated $0.3 billion current market opportunity. Compared to AF ablations, VT ablations are performed on a more diverse set of patients and conditions, generally falling into two categories: (1) patients with monomorphic ventricular tachycardias originating from myocardial scaring as a consequence of structural heart disease and (2) patients with VT not associated with structural heart disease (idiopathic VT). Patients with VT due to structural heart disease account for approximately 64% of the estimated 32,000 VT ablations performed annually in the United States, with the remaining 36% performed mostly in patients with symptomatic idiopathic VT, including symptomatic premature ventricular contractions (“PVC”).
The estimated U.S. prevalence of patients with structural heart disease, of both ischemic and non-ischemic origin, susceptible to ventricular tachycardia is 3.5 million. Because of the elevated risk of sudden cardiac death (“SCD”) associated with their condition, the majority of these patients are indicated for live-saving implantable cardioverter defibrillator (“ICD”) implants. While the ICD implants address their risk of SCD, these patients remain vulnerable to recurrent symptomatic episodes of ventricular arrhythmias. These symptomatic VT episodes could prompt deleterious, unneeded ICD cardioversions, hospitalizations and cardiac decompensations.
Ablation therapy in patients with structural heart disease to address VT has been clinically shown to reduce the frequency of symptomatic ventricular arrhythmias including repeat, uncontrollable arrhythmias known as VT storms, reduce ICD shocks and be a viable alternative to escalation of the anti-arrhythmic medications. The prophylactic use of catheter ablation in select ICD patients has also been suggested. However, similar to AF ablation therapy, VT ablation therapy for patients with structural heart disease is only recommended as second-line therapy. The indications for ablative treatment of symptomatic idiopathic VT vary significantly based on arrhythmia sub-types, yet the estimated annual incidence of the condition, which is upwards of 100,000 in the United States, suggests that ablation treatments remain underutilized, even when limited to patients with deleterious arrhythmia burden of over 20%.

(1)
Muser D, Liang JJ, Pathak RK, et al. Long-Term Outcomes of Catheter Ablation of Electrical Storm in Nonischemic Dilated Cardiomyopathy Compared With Ischemic Cardiomyopathy. J Am Coll Cardiol EP 2017;3:767-78.

(2)
Da Silva GL, Nunnes-Ferreira A, Cortez-Diaz N, et al. Radiofrequency catheter ablation of ventricular tachycardia in ischemic heart disease in light of current practice: a systematic review and meta-analysis of randomized controlled trials. J Interv Card Electrophysiol. 2020 Dec;59(3):603-616.

(3)
Sapp JL, Wells GA, Parkash R, et al. Ventricular Tachycardia Ablation versus Escalation of Antiarrhythmic Drugs. N Engl J Med 2016;375:111-21.

(4)
Liang JJ, Yang W, Santangeli P, et al. Amiodarone Discontinuation or Dose Reduction Following Catheter Ablation for Ventricular Tachycardia in Structural Heart Disease. J Am Coll Cardiol EP 2017;3:503-11.

(5)
Arenal A, Avila P, Jimenez-Candil J, et al. Substrate Ablation vs Antiarrhythmic Drug Therapy for Symptomatic Ventricular Tachycardia. J Am Coll Cardiol 2022;79:1441-1453.

(6)
Cheung JW, Yeo I, Ip JE, et al. Outcomes, Costs, and 30-Day Readmissions After Catheter Ablation of Myocardial Infarct-Associated Ventricular Tachycardia in the Real World. Circ Arrhythm Electrophysiol. 2018;11:e006754.

(7)
Cronin EM, Bogun FM, Maury P, et al. 2019 HRS/EHRA/APHRS/LAHRS expert consensus statement on catheter ablation of ventricular arrhythmias. Heart Rhythm 2020; 17:e3-e154.

(8)
Sultan A, Futyma P, Metzner A, et al. Management of ventricular tachycardias:insights on centre settings, procedural workflow, endpoints, and implementation of guidelines-results from an EHRA survey. Europace 2024;26:1-10.

VT ablation procedures have been growing by approximately 7% annually, driven in part by the advances in electroanatomic mapping technologies and operator training. We believe investments in new cardiac ablation technologies designed specifically for the anatomic and functional environment of the ventricle, coupled with features addressing the patient morbidity challenges, could markedly expand market growth. Today, VT ablations are performed using RF catheters almost exclusively designed and approved initially for atrial ablations. Procedures remain technically complex, consume considerable resources and are associated with a nearly 11.5% rate of serious complications, including death, particularly in patients with structural heart disease, which comprise a majority of the VT ablations performed. The catheter ablation modality with more advantageous safety profile and improved rates of both acute and potentially long-term success for VT ablations may increase the therapy penetration and lead to a 2 – 3 times growth of a VT catheter market that is currently estimated to be $0.3 billion.

COMPETITION: MARKET PARTICIPANTS AND TECHNOLOGY LANDSCAPE
The major players in cardiac EP and advanced ablation catheter markets are Biosense Webster, Inc. (part of Johnson & Johnson, Inc.), Abbott Electrophysiology, Medtronic Cardiac Ablation Solutions, and Boston Scientific Electrophysiology.
Company Name	Estimated Market Share as of 2022	Product Portfolio
Johnson & Johnson, Biosense Webster, Inc	54%	• Diagnostic catheters • Electroanatomic mapping system • PFA catheter undergoing regulatory trials • RF ablation catheters
Abbott, Electrophysiology Division	26%	• Diagnostic catheters • Electroanatomic mapping system • PFA catheter undergoing regulatory trials • RF ablation catheters
Medtronic, Cardiac Ablation Solutions Division	11%	• Cryoballoon catheter • Diagnostic catheters • Electroanatomic mapping system • PFA catheter • RF catheter • Dual RF-PFA energy catheter
Boston Scientific Electrophysiology	8%	• Cryoballoon catheter • Diagnostic catheters • Electroanatomic mapping system • PFA catheter • RF ablation
Current Ablation Catheter Technology Landscape
Today, the ablation catheter technology landscape is dominated by point-by-point contact ablation catheter technology primarily by Biosense Webster and Abbott Electrophysiology, with a significant minority (up to 30 – 40%) occupied by cryoballoon technology by Medtronic Cardiac Ablation Solutions and, increasingly, Boston Scientific Electrophysiology.

The equivalent clinical effectiveness of these technologies in treatment of the Paroxysmal AF (“PAF”) using the pulmonary vein isolation (“PVI”) approach has recently been demonstrated in the CIRCA-DOSE randomized clinical trial, with similar procedure times, freedom from arrhythmias at one year and similar complications rates in both RF and cryoballoon arms. The trial was funded by a peer-reviewed grant from the Stroke Foundation of Canada with additional funding from Medtronic and University of British Columbia and enrolled 353 patients at eight Canadian sites between September 2014 and July 2017. The contribution of pulmonary veins (“PVs”) to the genesis of AF was first described in 1998, and the PVI, i.e., creation of closed-loop, contiguous lesions along the junction of each vein with left atrium, remains the primary ablation strategy in AF patients.
	CF-RF (n=115), n (%)	Cryo-4 (n=115), n (%)	Cryo-2 (n=116), n (%)	P Value	Cryo-4 vs CF-RF	Cryo-2 vs CF-RF	Cryo-4 vs Cryo-2
Primary end point
Freedom from any atrial tachyarrhythmia, after a single ablation procedure, with 90-day blanking period	62 (53.9)	60 (52.2)	60 (51.7)	Log-rank	P=0.59*	P=0.62*	P=0.97
				Logistic regression, adjusted by site	P=0.60*	P=0.70*	P=0.89
Key secondary end points
Freedom from symptomatic atrial tachyarrhythmia, after a single ablation procedure, with 90-day blanking period	91 (79.1)	90 (78.2)	85 (73.3)	Log-rank	P=0.95	P=0.28	P=0.26
				Logistic regression, adjusted by site	P=0.84	P=0.33	P=0.23
Freedom from any AF, after a single ablation procedure, with 90-day blanking period	74 (64.9)	69 (60.5)	65 (56.0)	Log-rank	P=0.49	P=0.17	P=0.49
				Logistic regression, adjusted by site	P=0.51	P=0.21	P=0.54
Freedom from symptomatic AF, after a single ablation procedure, with 90-day blanking period	102 (89.5)	106 (93.0)	94 (81.0)	Log-rank	P=0.35	P=0.07	P=0.007
				Logistic regression, adjusted by site	P=0.32	P=0.09	P=0.009
Freedom from any atrial tachyarrhythmia, after multiple ablation procedures, with 90-day blanking period	71 (64.5)	68 (63.0)	71 (63.4)	Log-rank	P=0.75	P=0.70	P=0.95
				Logistic regression, adjusted by site	P=0.67	P=0.74	P=0.92
P values were derived from log-rank tests and from logistic regression models adjusted by site. All tests were conducted at an α level of 0.05, with the exception of the 2 primary outcome treatment comparisons, marked by asterisks (*), which were conducted at an α level of 0.025. AF indicates atrial fibrillation; CF-RF, contact force-guided radiofrequency ablation; Cryo-2, 2-minute cryoballoon ablation duration; and Cryo-4, 4-minute cryoballoon ablation duration.
Source: https://www.ahajournals.org/doi/epub/10.1161/CIRCULATIONAHA.119.042622
Point-by-point RF technology retains the advantage of offering physicians greater flexibility to perform ablations beyond PVI, and thus, theoretically, creates higher utility in more advanced PsAF patients, although the effectiveness of the more extensive RF ablations has been challenged in several randomized clinical trials. The complicating factors in using point-by-point RF are the technical skills of the physicians and the preferential use of electroanatomic mapping to create a contiguous ablation line using the catheter tip. The same technical factors that complicate catheter performance for AF ablations are further magnified in VT ablations. We believe this is likely due to more complicated anatomy and active cardiac motion affecting lesion formation. Furthermore, the insufficient depth of RF lesions, particularly in the area of myocardial scar targeted during procedures in patients with structural heart disease, limits the effectiveness of ablation deeper in thick ventricular tissue.
In contrast, cryoballoon technology was designed primarily for PV isolation using purely anatomical placement and lesion contiguity theoretically achieved via pliable contact between the tissue and the balloon. The technical vulnerabilities of the cryoballoon technologies include the contiguity of catheter-tissue contact and lesion durability due to the sensitivity to the local thermal load and insufficient ablative power delivered by the gaseous cryogen.
Farapulse™ PFA technology offered by Boston Scientific still represents a very small part of the market. To date, the results of several clinical trials evaluating performance of different PFA systems and catheter designs for PVI have been published, including Medtronic’s PULSED AF trial, Biosense Webster’s InspIRE trial and Boston Scientific’s ADVENT trial. The treatment success at 12 months in PULSED AF trial was 66.2% in PAF patients and 55.1% in PsAF patients. Similarly, the interim analysis of InspIRE cohort showed 70.9% primary effectiveness in PAF patients. Lastly, the randomized ADVENT trial demonstrated equivalent primary effectiveness in PAF patients as compared to RF/Cryo (73.3% vs 71.3%, p=ns), matching closely PAF effectiveness data from MANIFEST-PF registry (73.8% for PAF vs with 65.1% for PsAF). In randomized comparison, the rate of serious complications was equivalent between study arms. Consequently, it appears that the combination of contiguity, transmurality and durability of the lesions affecting the overall effectiveness of treatment across both established and novel ablation modalities so far remains the same, despite continuing investments in technology and clinical development.
OUR TECHNOLOGY
Our technology was created on the hypothesis that the ability to consistently create durable, contiguous and transmural lesions is a foundation for improving the effectiveness and outcomes of cardiac ablations in both atria and ventricles. Our unique technology portfolio consists of ULTC by itself, and in combination with PFCA.
Ultra-Low Temperature Cryoablation (ULTC)
In contrast to current cryoballoon technology based on the rapid evaporation (Joule-Thompson effect) of the compressed nitrous oxide (N2O) with a boiling temperature of -89.5°C, our ULTC uses nitrogen (N2). The gas is pressurized beyond its critical point and cooled to its boiling temperature of -196°C. Such “near-critical” nitrogen combines the flow properties of gas with density and thermal capacity of liquid, making it an ideal refrigerant for use in the endovascular environment. The high pressure suppresses evaporation and ensures continuous, vapor lock-free flow through small lumen catheters. Under such conditions, the refrigerant can be brought into close proximity and applied to the tissue targeted for ablation through a proprietary cryoablation catheter at temperatures close to -196°C. In pre-clinical experiments, the cryogenic power supplied by such technology was sufficient to achieve the temperatures at or below -30°C deep into the tissue, resulting in formation of intracellular ice and instantaneous and permanent death of cardiac tissue. The contiguity of such durable lesions could be assured by length, shape, and mechanical properties of the ablation element, while depth and transmurality can be titrated by the duration of the freeze.

Key Benefits of ULTC
•
AF ablations:   The goal of any new catheter ablation technology development in AF treatment is the ability to match arrhythmia recurrence outcomes achievable in surgery, while retaining the low complications rate of endovascular procedures. The CRYOCURE-2 trial has demonstrated approximately 85% freedom from AF at 12 months in patients with PsAF after a single ULTC procedure, which consisted of PVI and left atrial posterior wall isolation (“PWI”), with approximately 1.5% complications rate. If confirmed in larger ongoing trials, we believe such findings would make ULTC a highly effective way to perform AF ablations, at least in the PsAF population.

•
VT ablations:   The mechanistic benefit of the ULTC compared to commonly used RF ablation catheters is the depth and size of the lesions that ULTC can create in order to terminate malignant monomorphic VT in patient population with structural heart disease. The depth of ULTC lesions observed in pre-clinical studies would give physicians a new ability to easily ablate midmyocardial scars of both ischemic and non-ischemic origin, which are prevalent in these patient cohorts. The large lateral size of the lesions would allow physicians to utilize only a small number of ablations, performing otherwise complex procedures faster, safely, and effectively. The initial acute outcomes of the ongoing CRYOCURE-VT study demonstrated approximately 94% acute effectiveness of ULTC system with the average of only nine lesions used per procedure and 0% of major adverse events (“MAE”).

Whereas ULTC has not been tested directly against the technologies listed below, our CRYOCURE-2 trial has demonstrated approximately 85% freedom from AF at 12 months in patients with PsAF.

(1)
Berger WR, et al. Persistent atrial fibrillation: A systematic review and meta-analysis of invasive strategies, International Journal of Cardiology 2019;278:137-143.

(2)
Boveda S, Metzner A, Nguyen D, et al. Single-procedure Outcomes and QOL Improvement 12 Months Post-Cryoballoon Ablation in Persistent AF. JACC EP 2018; 4:1440-1447.

(3)
DeLurgio DB, et al. Hybrid convergent procedure for the treatment of persistent and long-standing persistent atrial fibrillation. Circ Arrhythm Electrophysiol. 2020;13:e009288.

(4)
Verma A, Haines DE, Boersma LV, et al. Pulsed Field Ablation for the Treatment of Atrial Fibrillation: PULSED AF Pivotal Trial. Circulation. 2023;147, in press.

(5)
Turagam MK, Neuzil P, Schmidt B, et al. Safety and Effectiveness of Pulsed Field Ablation to Treat Atrial Fibrillation: One-Year Outcomes from the MANIFEST-PF Registry. Circulation. 2023;148:35-46.

(6)
Kisler PM, Chieng D, Sugumar H, et al. Effect of Catheter Ablation Using Pulmonary Vein Isolation With vs Without Posterior Left AtrialWall Isolation on Atrial Arrhythmia Recurrence in Patients With Persistent Atria Fibrillation: The CAPLA Randomized Clinical Trial. JAMA. 2023;329(2):127-135.

Pulsed Field Cryoablation Ablation (PFCA)
The transmurality and durability of the ULTC lesions depends on achieving sub -30°C temperatures throughout the entire thickness of the target tissues. Depending on the thickness of the tissue, up to several minutes of freeze time and a second “bonus” freeze at the same location may be required. In contrast, the PFA lesions could be created within seconds, albeit of more limited depth and with undesirable clinical side effects such as muscle/phrenic nerve capture, microbubble showers, and the possibility of coronary vasospasm when ablating in proximity of coronary arteries. Thus, while PFA has drawn physicians’ attention due to ease of use and greater safety profile, the therapy has failed to show incremental clinical durability compared to RF and Cryoballoon ablation.
•
Turagam MK, Neuzil P, Schmidt B, et al. Safety and Effectiveness of Pulsed Field Ablation to Treat Atrial Fibrillation: One-Year Outcomes From the MANIFEST-PF Registry. Circulation. 2023;148:35-46

•
Verma A, Haines DE, Boersma LV, et al. Pulsed Field Ablation for the Treatment of Atrial Fibrillation: PULSED AF Pivotal Trial. Circulation. 2023;147:00-00

•
Reddy VY, Gerstenfeld EP, Natale A, Whang W, et al. Pulsed Field or Conventional Thermal Ablation for Paroxysmal Atrial Fibrillation. New England J Medicine 2023; DOI: 10.1056/NEJMoa2307291

Our PFCA is intended to combine the proprietary benefits of ULTC and PFA while minimizing their respective limitations. PFCA consists of the short duration ULTC freeze followed by PFA delivered through the same catheter. The ULTC results in the significant increase in the impedance and electric field generated by PFA within the frozen tissue, while decreasing electric field and parasitic electric current elsewhere. This latter capability helps eliminate muscle and phrenic nerve capture while minimizing the microbubbles and possibility of vasospasm, thus addressing a key limitation of regular PFA. In effect, ULTC pre-treatment “focuses” PFA, further increasing the selectivity of ablation and, since the area of the increased impedance extends deeper in the tissue than the -30°C isotherm, PFCA lesions of a desired depth can be achieved in a fraction of time required for equivalent ULTC alone.

Key benefits of PFCA
While PFCA’s modality is still under evaluation for safety and effectiveness, we believe that PFCA can improve the efficiency of ULTC procedures without sacrificing safety and effectiveness.

(1)
Assuming 3 min ablation cycle (freeze-thaw-freeze) for ULTC vs 30 seconds freeze for PFCA. Adagio iCLAS Cryoablation Catheter IFU 108-0064-001 and Adagio Cryopulse™ Catheter IFU 108-0138-001

(2)
Verma A, Feld GK, Cox JL, et al. Combined pulsed field ablation with ultra-low temperature cryoablation: A preclinical experience. J Cardiovasc Electrophysiol. 2022;1-10

(3)
Boston Scientific issued an Urgent Field Safety Notice regarding its PFA products dated September 15, 2022, which, among others, warned about the injuries that might potentially caused by the use of PFA: http://www.bostonscientific.com/content/dam/bostonscientific/quality/documents/ Recent%20Product%20Advisories/September%202022%20FARAPULSE%20PFA%20Physician
%20Letter%20-%20EU%20English.pdf

(4)
Preliminary data, courtesy Dr. E. Gerstenfeld (UCSF). AF Symposium 2023.
https://vimeo.com/798627743/00bc646d3b

OUR PRODUCT PORTFOLIO
Our product portfolio consists of three product families: iCLAS™ atrial ULTC catheter and accessories, vCLAS™ ventricular ULTC catheter, and Cryopulse™ atrial PFCA catheter and accessories. All of these catheters share the same ULTC cryoablation console. A standalone PFA console connected to a cryoablation console for PFCA treatment synchronization is used in conjunction with Cryopulse catheter, subject to future integration for maximum operational flexibility and minimum footprint.
Atrial Catheters
•
The unique feature of the iCLAS ULTC catheter is its ability to create a patient-tailored set of single-shot circular, linear and focal atrial lesions of varying dimensions by in-vivo “molding” of the flexible, 11 cm long ablation element using a shaped stylet inserted through the catheter handle. The 8.5 Fr catheter also features 20 electrodes located within the cryoablation element and more distal diagnostic segment of the catheter for the purpose of the intracardiac sensing and pacing, through the standard connections to commercial EP recording and electroanatomic mapping systems.

•
The iCLAS system is CE-marked with the indication for treatment of paroxysmal atrial fibrillation, persistent atrial fibrillation and atrial flutter, and is currently evaluated in the Investigational Device Exemption (IDE) trial in the United States (NCT 04061603). The study has enrolled 183 patients with persistent atrial fibrillation at 13 sites within the United States and seven sites outside the United States, with the data readout expected in Q3 2024 with expected premarket approvals (“PMA”) application approval in Q1 2025.

•
The Cryopulse PFCA catheter shares the physical characteristics and stylet-driven operation of the iCLAS catheter, with 16 intracardiac sensing/pacing electrodes within the cryoablation element optimized for delivery of PFA. Cryopulse catheter will be under evaluation in the 90-patient PARALELL trial at seven sites in Europe and Canada. The trial is expected to complete its original enrollment in Q4 2024, followed by 12-months follow-up. The CE-mark application process is expected to start in Q2 2025.

Ventricular Catheter
•
In contrast to the common approach of using the catheters approved for atrial ablations in the ventricle, the vCLAS ventricular catheter has been specifically designed for treatment of the ventricular arrhythmia. The 9 Fr bi-directionally deflectable catheter features 15 mm long non-flexible ablation element with 8 electrodes for intracardiac sensing/pacing. The performance of vCLAS catheter for ablation of monomorphic VTs in patients with structural heart disease was evaluated in the 64-patient CRYOCURE-VT study at nine sites in Europe and Canada. The trial has completed its primary chronic effectiveness endpoint, leading to a CE-mark approval for VT Cryoablation System and vCLAS catheter in Q1 2024. On April 26, 2024, we received a letter from the U.S. Food and Drug Administration (“FDA”) approving our requests to increase the number of study sites and subjects in our pivotal study (Cryoablation for Monomorphic Ventricular Tachycardia) for its vCLAS Cryoablation System and to modify the study documents and device design to support the pivotal phase of such study.

CLINICAL DATA
We have been conducting a robust series of clinical trials designed to evaluate technology and gain regulatory approvals for across the entirety of the product portfolio as summarized below:
Product Candidate	Trial Design	Endpoints	Results and Expected Timing
iCLAS atrial ULTC catheter and system (CRYOCURE-2, NCT 02839304)	• 79 patients at 3 EU sites, 65 patients effectiveness cohort (44 PsAF + 21 PAF)	• Primary Safety: device- and procedure-related Serious Adverse Events (“SAE”)	• 1.5% of device-related SAE (one transitory phrenic nerve palsy, no esophageal fistula, no pericarditis, no heart block)
	• Single arm, open label, non-randomized	• Primary Acute Effectiveness: percentage acute isolation of ablation target	• 97% isolation of pulmonary veins, 100% isolation of posterior wall.
		• Primary Chronic Effectiveness: freedom from atrial arrhythmias at 12 months after a single procedure and without blanking period	• 82.6% freedom from AF at 12 months, 85.9% in patients with persistent atrial fibrillation
iCLAS atrial ULTC catheter and system (iCLAS for PsAF US Pivotal IDE, NCT 04061603)	• 183 PsAF patients at 13 US and 7 OUS sites • Single arm, open label, non-randomized
•
Primary Safety: device/procedure related MAE that occur during or following the cryoablation procedure

•
Primary Efficacy Endpoint:   freedom from any documented left atrial arrhythmia (AF/AFL/AT) lasting longer than 30 seconds following the Blanking Period using Holter monitor, 12-lead ECG at each visit, and symptom-driven event monitoring

•
Secondary Safety:   all identified SAEs and serious adverse device effects (“SADE”) through 12 months post-procedure

•
Readout is postponed

•
An SAE occurred in October 2021 during the US pivotal clinical study of the CE marked iCLAS™ Cryoablation Catheter resulting in patient death. This SAE was reported to the FDA, and a voluntarily temporary study pause was placed until the investigation was completed. The investigation results and the required corrective actions taken to mitigate recurrence were reviewed and approved by the FDA, and the US pivotal clinical study was approved to resume in April 2022. In May 2022, we initiated a voluntary medical device FSCA

Product Candidate	Trial Design	Endpoints	Results and Expected Timing

•
Secondary Procedural/Acute Efficacy:

•
Pulmonary vein isolation (PVI) 20-minutes following the last ablation for each vein

•
Posterior wall isolation (PWI)

•
Bidirectional block of the cavotricuspid isthmus when the CTI ablation is performed of the iCLAS™ Cryoablation System.
vCLAS ventricular ULTC catheter (CRYOCURE-VT, NCT 04893317)	• 64 patients with refractory symptomatic monomorphic VT due ischemic or non-ischemic cardiomyopathy at 9 sites in Europe and Canada • Single-arm, open label, non-randomized
•
Primary Safety: device- and procedure-related MAE

•
Primary Acute Effectiveness: percentage of patients with non-inducible clinical VTs at the end of ablation procedure

•
Primary Chronic Effectiveness:   freedom from sustained VT or appropriate ICD device therapy at 6 and 12 months

• 0% MAE • 94% acute success • Primary chronic effectiveness data readout occurred in Q2 2024

Product Candidate	Trial Design	Endpoints	Results and Expected Timing
vCLAS ventricular ULTC catheter (FULCRUM-VT US IDE, NCT 05675865) — Early Feasibility (EFS) Phase	• 20 patients with refractory symptomatic monomorphic VT due ischemic or non-ischemic cardiomyopathy at 4 US sites • Single arm, open label, non-randomized
•
Primary Safety: device- and procedure-related MAE

•
Primary Acute Effectiveness: percentage of patients with non-inducible clinical VTs at the end of ablation procedure

•
Primary Chronic Effectiveness:   freedom from sustained VT or appropriate ICD device therapy at 6 months

• Readout is expected in Q4 2024
vCLAS ventricular ULTC catheter (FULCRUM-VT US IDE, NCT 05675865) — Pivotal Phase
•
206 patients (inclusive of patients enrolled in EFS phase) with refractory symptomatic monomorphic VT due ischemic or non-ischemic cardiomyopathy at up to 20 US and Canadian sites

•
Single arm, open label, non-randomized

• Readout is expected in Q3 2025
Cryopulse atrial PFCA catheter (PARALELL, NCT 05408754)	• Projecting 90 patients with persistent atrial fibrillation at 7 sites in Europe and Canada • Dual arm, randomized to PFCA (60) or PFA (30), open label
•
Primary Safety: device/procedure related MAE that occur during or following the cryoablation procedure

•
Primary Procedural Performance: electrical isolation of all pulmonary veins, posterior wall, and bidirectional block (if applicable) across all ablation lines using the study device

•
Primary Chronic Effectiveness:   freedom from any documented left atrial arrhythmia (AF/AFL/AT) lasting longer than 30 seconds following the Blanking Period using a Holter monitor at 12 months

• Readout is expected in Q4 2025

SALES AND MARKETING
Our customers include cardiac electrophysiologists, physicians specially trained to perform complex cardiac ablations, as well as the staff and administration of the centers performing complex ablations. In the geographies where our products are available commercially, we engage our customers using a direct sales force and field clinical support staff. In Europe and UK, these activities are managed through our wholly-owned European subsidiary, Adagio Medical GmbH (“Adagio Germany”). Following the clearance or approval of our products by the FDA, we expect to deploy direct sales force also in the United States. We may explore partnership and distributorship arrangements for our products outside of key geographies and countries.
Our product offerings consist largely of the single use ablation catheters and consoles. We expect to sell the catheters to customers at or above prevailing market prices for comparable products, based on the local economic and reimbursement environments. We also expect to realize additional revenue through service contracts on the installed consoles that are performed in accordance with local laws and regulations.
We believe that the technical and clinical capabilities of our field force, and their ability to integrate our products into established clinical workflows, will be the main drivers to the successful adoption of our product offerings. In preparation for our product launches, we are working to expand our European field team and further invest in physician training and proctorship programs. Additionally, we continue to support real-world post-market evidence development to confirm and refine the benefits of ULTC and PFCA technologies in specific clinical scenarios and to help build best clinical practices for utilization and patient selection.
We believe that EU commercial availability of the vCLAS catheter and VT Cryoablation System in Q2 2024 combined with the results of CRYOCURE-VT study will generate customer demand for our ablation technology. Our near-term focus will be to deploy our technology in select high-volume VT ablation centers in Europe, including Germany and the United Kingdom, to demonstrate real-world utility and market share gains, and, over time, increased therapy penetration. We believe that this approach, supplemented by the post-market evidence generation, will lay the foundation for the mid-term growth in the number of active centers and our VT ablation procedures.
We believe that the improvement in the patient outcomes observed in the CRYOCURE-2 study may have significant positive impact of health economics of AF treatment. If those findings are confirmed by the larger ongoing study in the U.S., we may engage appropriate regulatory and payor authorities as well as patient advocacy groups to explore the ways to realize those savings through the use of Company’s technology. At the same time, we believe that in the near term the AF ablations market will remain challenging as Boston Scientific, Medtronic and Johnson & Johnson launch their new PFA offerings worldwide and compete strongly, particularly in the segment of PVI-only ablations. Therefore, our market development in AF will be focused on establishing a number of centers of excellence focused on taking the full advantage of the flexibility of the iCLAS (and subsequently Cryopulse) technology to treat more complex, PsAF patients. Since iCLAS, vCLAS and Cryopulse catheters share the same cryoablation platform, in the EU, we believe this segmental AF strategy will be further facilitated by our unique position in VT ablations at top-tier, high-volume centers. Our strategy to establish synergistic, top-tier centers will also be applicable in the U.S., where we believe the top 150 centers (rank-ordered by the volume of VT ablations) account for approximately 50% of VT and approximately 40% of AF ablation volumes.
Government Regulation
U.S. Food & Drug Administration
Our products and operations are subject to extensive and ongoing regulation by the FDA under the Federal Food, Drug, and Cosmetic Act, or FDCA, and its implementing regulations, as well as other federal and state regulatory bodies in the United States. The laws and regulations govern, among other things, product design and development, laboratory testing, preclinical and clinical testing, manufacturing and release, packaging, labeling, storage, record keeping and reporting, premarket clearance or approval, establishment registration and device listing, marketing, distribution, promotion, import and export, product complaints, recalls and field safety corrective actions, and post-marketing surveillance.

Unless an exemption applies, each new or significantly modified medical device we seek to commercially distribute in the United States will require either a premarket notification to the FDA requesting permission for commercial distribution under Section 510(k) of the FDCA, also referred to as a 510(k) clearance, a de novo classification request, or approval from the FDA of a PMA application. Generally, if a new device is considered low- or moderate-risk and has a predicate that is already on the market under a 510(k) clearance, the FDA will allow that new device to be marketed under a 510(k) clearance; otherwise, a de novo or PMA is required. The 510(k) clearance, de novo classification request and PMA processes can be resource intensive, expensive, and lengthy, and require payment of significant user fees, unless an exemption is available.
Device Classification
Under the FDCA, medical devices are classified into one of three classes-Class I, Class II, or Class III-depending on the degree of risk associated with each medical device and the extent of control needed to provide reasonable assurances with respect to safety and effectiveness.
Class I includes devices deemed to be the lowest risk to the patient and are those for which safety and effectiveness can be reasonably assured by adherence to general controls that include compliance with the applicable portions of the QSR, facility registration and product listing, reporting of adverse events and malfunctions, and appropriate, truthful and non-misleading labeling, advertising and promotional materials. Some Class I devices, called Class I reserved devices, require premarket clearance by the FDA through the 510(k) premarket notification process described below. Most Class I products, however, are exempt from the premarket notification requirements and therefore may be commercially distributed without obtaining 501(k) clearance from the FDA.
Class II devices are those that are subject to the general controls, and special controls as deemed necessary by the FDA to provide reasonable assurance of the safety and effectiveness of the device. These special controls can include performance standards, patient registries, FDA guidance documents and post-market surveillance. Most Class II devices are subject to premarket review and clearance by the FDA. As a result, most Class II devices require the manufacturer to submit to the FDA a Premarket Notification (or “PMN” or “510(k)”) requesting permission to commercially distribute the devices.
Class III devices include devices deemed by the FDA to pose the greatest risk such as life-supporting or life-sustaining devices, or implantable devices, in addition to those deemed novel and not substantially equivalent following the 510(k) process. The safety and effectiveness of Class III devices cannot be reasonably assured solely by the general controls and special controls described above. Therefore, these devices are subject to the PMA application process, which is generally more costly and time consuming than the 510(k) process.
The Investigational Device Process
In the United States, absent certain limited exceptions, human clinical trials intended to support medical device clearance, de novo classification, or approval require compliance with FDA investigational devise exemption (“IDE”) regulations in 21 CFR Part 812. Trials that present “non-significant risk” do not require FDA review or approval of an IDE application. These non-significant risk trials are deemed to have an approved IDE once certain requirements are addressed, and institutional review board (IRB) approval is obtained. If a device presents a “significant risk” to human health, as defined by the FDA, the sponsor must submit an IDE application to the FDA and obtain IDE approval prior to commencing the human clinical trials. The IDE application must be supported by appropriate data, such as animal and laboratory testing results, showing that the risks to subjects are outweighed by the anticipated benefits and that the testing protocol is scientifically sound. The IDE application must be approved in advance by the FDA for a specified number of subjects at specified study sites. Generally, clinical trials for a significant risk device may begin once the IDE application is approved by the FDA and the trial protocol and informed consent are approved by appropriate IRBs. An IRB is an appropriately constituted group that has been formally designated to review and monitor medical research involving subjects and which has the authority to approve, require modifications in, or disapprove research to protect the rights, safety and welfare of human research subjects. There can be no assurance that submission of an IDE application will result in the ability to commence clinical trials, and although the FDA’s approval of an IDE application allows clinical testing to go forward for a specified number of subjects, it does not bind the FDA to accept the results of the trial as sufficient to prove the product’s safety and effectiveness, even if the trial meets its intended success criteria. All clinical trials must be conducted in accordance with the FDA’s IDE regulations that govern investigational device labeling, prohibit promotion and specify an array of recordkeeping, reporting and monitoring responsibilities of trial sponsors and trial investigators. Clinical trials must further comply with the FDA’s good clinical practice regulations for IRB approval and for informed consent and other human subject protections. Required records and reports are subject to inspection by the FDA. The FDA or the IRB may withdraw approval of a clinical trial, or place a trial on clinical hold at any time for various reasons, including a belief that the risks to study subjects outweigh the benefits or a failure to comply with FDA or IBM requirements. Even if a trial is complete, the results of clinical testing may be unfavorable, or, even if the intended safety and effectiveness success criteria are achieved, may not be considered sufficient for the FDA to grant marketing approval or clearance of a product.
The 510(k) Clearance Process
Under the 510(k) clearance process, the manufacturer must submit to the FDA a premarket notification with adequate information demonstrating that the device is “substantially equivalent,” as defined in the FDCA, to a legally marketed predicate device.
A predicate device is a legally marketed device that is not subject to premarket approval, i.e., a device that was legally marketed prior to May 28, 1976 (pre-amendments device) and for which a PMA is not required, a device that has been reclassified from Class III to Class II or I, or a device that was previously found substantially equivalent through the 510(k) process. To be “substantially equivalent,” the proposed device must have the same intended use as the predicate device, and either have the same technological characteristics as the predicate device or have different technological characteristics and not raise different questions of safety or effectiveness than the predicate device. Clinical data is sometimes required to support substantial equivalence.
After a 510(k) premarket notification is submitted, the FDA determines whether to accept it for substantive review. If it lacks necessary information for substantive review, the FDA will refuse to accept the 510(k) notification. If it is accepted for filing, the FDA begins a substantive review. By statute, the FDA is required to complete its review of a 510(k) notification within 90 days of receiving the 510(k) notification. As a practical matter, clearance often takes longer, and clearance is never assured. Although many 510(k) premarket notifications are cleared without clinical data, the FDA may require further information, including clinical data, to make a determination regarding substantial equivalence, which may significantly prolong the review process. If the FDA agrees that the device is substantially equivalent, it will grant clearance for the new device, permitting the applicant to commercially market the device. The FDA may also require post-market surveillance for certain devices cleared under a 510(k) notification, such as implants or life-supporting or life-sustaining devices used outside a device user facility.
If the FDA determines that the device is not “substantially equivalent” to a predicate device, or if there is no adequate predicate to which a manufacturer can compare the device such that the device is automatically classified into Class III, the device sponsor must then fulfill the much more rigorous premarketing requirements of the PMA approval process, or seek reclassification of the device through the de novo process. A manufacturer can also submit a petition for direct de novo review if the manufacturer is unable to identify an appropriate predicate device and the new device or new use of the device presents a moderate or low risk.
After a device receives 510(k) clearance, any modification that could significantly affect its safety or effectiveness, or that would constitute a new or major change in its intended use, will require a new 510(k) clearance or, depending on the modification, could require a PMA application or de novo classification. The FDA requires each manufacturer to determine whether the proposed change requires submission of a 510(k) or a PMA in the first instance, but the FDA can review any such decision and disagree with a manufacturer’s determination. Many minor modifications are accomplished by a letter-to-file in which the manufacture documents the change in an internal letter-to-file. The letter-to-file is in lieu of submitting a new 510(k) notification to obtain clearance for such change. The FDA can always review these letters to file in an inspection. If the FDA disagrees with a manufacturer’s determination regarding whether a new premarket submission is required for the modification of an existing device, the FDA can require the manufacturer to cease marketing and/or recall the modified device until 510(k) clearance or approval of a PMA application is obtained.
The PMA Approval Process
Through the PMA application process, the applicant must submit data and information demonstrating reasonable assurance of the safety and effectiveness of the device for its intended use to the FDA’s satisfaction. Accordingly, a PMA application typically includes, but is not limited to, extensive technical information regarding device design and development, data from preclinical studies and one or more clinical trials, a full description of the methods, facilities and controls used for manufacturing, proposed labeling and financial disclosure information for the clinical investigators in device trials. The PMA application must provide valid scientific evidence that demonstrates to the FDA’s satisfaction a reasonable assurance of the safety and effectiveness of the device for its intended use.
Following receipt of a PMA application, the FDA conducts an administrative review to determine whether the application is sufficiently complete to permit a substantive review. If it is not, the agency will refuse to file the PMA. If it is, the FDA will accept the application for filing and begin the review. The FDA, by statute and by regulation, has 180 days to review a filed PMA application, although the review of an application more often occurs over a significantly longer period. During this review period, the FDA may request additional information or clarification of information already provided, and the FDA may issue a major deficiency letter to the applicant, requesting the applicant’s response to deficiencies communicated by the FDA. The FDA considers a PMA or PMA supplement to have been voluntarily withdrawn if an applicant fails to respond to an FDA request for information (e.g., major deficiency letter) within a total of 360 days. Before approving or denying a PMA, an FDA advisory committee may review the PMA at a public meeting and provide the FDA with the committee’s recommendation on whether the FDA should approve the submission, approve it with specific conditions, or not approve it. The FDA is not bound by the recommendations of an advisory committee, but it considers such recommendations carefully when making decisions.
Prior to approval of a PMA, the FDA may conduct inspections of the clinical trial data and clinical trial sites, as well as inspections of the manufacturing facility and processes. Overall, the FDA review of a PMA application generally takes between one and three years but may take significantly longer. The FDA can delay, limit or deny approval of a PMA application for many reasons, including:
•
the device may not be shown safe or effective to the FDA’s satisfaction;

•
the data from preclinical studies and/or clinical trials may be found unreliable or insufficient to support approval;

•
the manufacturing process or facilities may not meet applicable requirements;

•
the application contains a false statement of material fact;

•
preclinical or clinical studies were not conducted in accordance with applicable regulations;

•
the proposed device labeling is false or misleading; and

•
changes in FDA approval policies or adoption of new regulations may require additional data.

If the FDA evaluation of a PMA is favorable, the FDA will issue either an approval letter, or an approvable letter, the latter of which usually contains a number of conditions that must be met in order to secure final approval of the PMA. When and if those conditions have been fulfilled to the satisfaction of the FDA, the agency will issue a PMA approval letter authorizing commercial marketing of the device, subject to the conditions of approval and the limitations established in the approval letter. If the FDA’s evaluation of a PMA application or manufacturing facilities is not favorable, the FDA may deny approval of the PMA or issue a not approvable letter. The FDA also may determine that additional tests or clinical trials are necessary, in which case the PMA approval may be delayed for several months or years while the trials are conducted and data is submitted in an amendment to the PMA, or the PMA is withdrawn and resubmitted when the data are available. The PMA process can be expensive, uncertain and lengthy and a number of devices for which the FDA approval has been sought by other companies have never been approved by the FDA for marketing.
New PMA applications or PMA supplements are required for modification to the manufacturing process, equipment or facility, quality control procedures, sterilization, packaging, expiration date, labeling, device specifications, ingredients, materials or design of a device that has been approved through the PMA process. PMA supplements often require submission of the same type of information as an initial PMA application, except that the supplement is limited to information needed to support any changes from the device covered by the approved PMA application and may or may not require as extensive technical or clinical data or the convening of an advisory committee panel, depending on the nature of the proposed change.
In approving a PMA application, as a condition of approval, the FDA may also require some form of post-approval study or post-market surveillance, whereby the applicant conducts a follow-up clinical study or follows certain patient groups for a number of years and makes periodic reports to the FDA on the clinical status of those patients when necessary to protect the public health or to provide additional or longer term safety and effectiveness data for the device. The FDA may also approve a PMA application with other post-approval conditions intended to ensure the safety and effectiveness of the device, such as, among other things, restrictions on labeling, promotion, sale, distribution and use.
Pervasive and Continuing Regulation
After a device is placed on the market in the U.S., numerous regulatory requirements continue to apply. These include:
•
submitting and updating establishment registration and device listings with the FDA;

•
the FDA’s QSR, which requires manufacturers, including their suppliers, to follow stringent design, testing, control, documentation, record maintenance, including maintenance of complaint and related investigation files, and other quality assurance procedures during all aspects of the manufacturing process;

•
routine or unannounced for-cause device facility inspections by the FDA, which may include the manufacturing facilities of subcontractors;

•
labeling regulations, which prohibit the promotion of products for uncleared, unapproved or off-label uses and impose other restrictions relating to promotional activities;

•
medical device reporting, or MDR, regulations, which require that manufacturers report to the FDA if their device may have caused or contributed to a death or serious injury or malfunctioned in a way that would likely cause or contribute to a death or serious injury if the malfunction were to recur;

•
medical device recalls, which require that manufacturers report to the FDA field corrections or removals of a medical device, provided the recall was initiated to either reduce a risk to health posed by the device, or to remedy a violation of the FDCA caused by the device that may present a risk to health; and

•
post-market surveillance regulations, which apply to certain Class II or III devices when necessary to protect the public health or to provide additional safety and effectiveness data for the device.

We have obtained a manufacturing license from the CDPH. The FDA and CDPH have broad post-market and regulatory enforcement powers. We are (or upon FDA approval, will be) subject to announced and unannounced inspections by the FDA and the Food and Drug Branch of CDPH to determine our compliance with the QSR and other regulations, and these inspections may include the manufacturing facilities of our suppliers. Additionally, our Notified Body, TÜV SÜD, regularly inspects our manufacturing, design and operational facilities to ensure ongoing ISO 13485:2016 compliance in order to maintain our CE Mark.
Failure to comply with applicable regulatory requirements can result in enforcement actions, which may include any of the following sanctions:
•
warning letters, fines, injunctions, consent decrees and civil penalties;

•
repair, replacement, refunds, recall or seizure of our products;

•
operating restrictions, partial suspension or total shutdown of production;

•
refusing our requests for 510(k) clearance or premarket approval of new products, new intended uses or modifications to existing products;

•
withdrawing 510(k) clearance or premarket approvals that may have already been granted; and

•
criminal prosecution.

Export of Our Products
Export of products subject to the 510(k) notification requirements, but not yet cleared to market in the United States, is permitted with FDA authorization provided certain requirements are met. Similarly, unapproved or uncleared products subject to the PMA requirements may be exported certain statutory criteria are met and the company submits a “Simple Notification” to FDA when it begins to export. Importantly, however, export of such products may be limited to certain countries designated by statutory provisions, and petitions may need to be submitted to FDA to enable export to countries other than those designated in the statutory provisions. The petitioning process can be difficult, and FDA may not authorize unapproved or uncleared products to be exported to countries to which a manufacturer wishes to export. Devices that are adulterated, devices whose label and labeling does not comply with requirements of the country receiving the product, and devices that are not promoted in accordance with the law of the receiving country, among others, cannot be exported.
Foreign Government Regulation
The regulatory review process for medical devices varies from country to country, and many countries also impose product standards, packaging requirements, environmental requirements, labeling requirements and import restrictions on devices. Each country has its own tariff regulations, duties, and tax requirements. Failure to comply with applicable foreign regulatory requirements may subject a company to fines, suspension or withdrawal of regulatory approvals, product recalls, seizure of products, operating restrictions, criminal prosecution or other consequences.
European Union
Our portfolio of products is regulated in the European Union as a medical device per the European Union Regulation 2017/745 which became effective on May 26, 2021 (the “EU Medical Devices Regulation” or “MDR”). The EU MDR is the successor to the Medical Devices Directive 93/42/EEC, or MDD. The MDR/MDD sets out the basic regulatory framework for medical devices in the European Union. The system of regulating medical devices operates by way of a certification for each medical device. Each certified device is marked with the CE Mark which shows that the device has a Certificat de Conformité. There are national bodies known as Competent Authorities in each member state which oversee the implementation of the MDR/MDD within their jurisdiction. The means for achieving the requirements for the CE Mark vary according to the nature of the device. Devices are classified in accordance with their perceived risks, similarly to the U.S. system. The class of a product determines the conformity assessment required before the CE Mark can be placed on a product. Conformity assessments for our products are carried out as required by the MDR/MDD. Each member state can appoint Notified Bodies within its jurisdiction. If a Notified Body of one member state has issued a Certificat de Conformité, the device can be sold throughout the European Union without further conformance tests being required in other member states. The CE Mark is contingent upon continued compliance with the applicable regulations and the quality system requirements of the ISO 13485:2016 standard. Our current CE Marks are issued by TÜV SÜD.
After the product has received the CE Mark and been placed on the market in the EU and European Economic Area (“EEA”), a manufacturer must comply with a number of regulatory requirements relating to:
•
registration of medical devices in individual EEA countries;

•
pricing and reimbursement of medical devices;

•
establishment of post-marketing surveillance and adverse event reporting procedures;

•
field safety corrective actions, including product recalls and withdrawals; and

•
interactions with physicians.

On April 5, 2017, the EU MDR was adopted. Unlike directives, which must be implemented into the national laws of the EEA member States, the regulations would be directly applicable, i.e., without the need for adoption of EEA member State laws implementing them, in all EEA member States and are intended to eliminate current differences in the regulation of medical devices among EEA member States. The EU MDR, among other things, is intended to establish a uniform, transparent, predictable and sustainable regulatory framework across the EEA for medical devices and in vitro diagnostic devices and ensure a high level of safety and health while supporting innovation.
The new EU MDR, among other things:
•
strengthens the rules on placing devices on the market and reinforce surveillance once they are available;

•
establishes explicit provisions on manufacturers’ responsibilities for the follow-up of the quality, performance and safety of devices placed on the market;

•
improves the traceability of medical devices throughout the supply chain to the end-user or patient through a unique identification number;

•
sets up a central database to provide patients, healthcare professionals and the public with comprehensive information on products available in the EU; and

•
strengthens rules for the assessment of certain high-risk devices, such as implants, which may have to undergo an additional check by experts before they are placed on the market.

As our products were already certified under the previous regulatory framework of the MDD, the MDR allows us to continue to market them for a limited time period under the MDD, provided that the requirements of the MDR transitional provisions are fulfilled. Furthermore, devices that are to be placed on the market with the benefit of the extension must always:
•
be compliant with MDD, and with certain requirements from the MDR (in particular, post-market surveillance obligations), which have been in force since 26 May 2021;

•
have no significant changes in design or intended purpose;

•
not present an unacceptable risk to the health or safety or patients, users or other persons or to other aspects of the protection of public health;

•
by May 26, 2024, the manufacturer must have a QMS compliant with the MDR in place, and applied to a notified body for a conformity assessment with the information required in Annex IX (QMS), Annex X (for a type-examination) and Annex XI (product conformity), as applicable; and

•
no later than September 26, 2024, the notified body and the manufacturer must have signed a written agreement for the conformity assessment.

In accordance with the MDR transitional provisions (Regulation 2023/607), our MDD CE Certificates of Conformity are valid until May 2024; however, an MDR application has been filed with the notified body (TUV SUD) to extend the CE Certificate validity until December 31, 2027 for the iCLAS Cryoablation Catheter, December 31, 2028 for the Esophageal Warming Balloon Catheter and Stylets. Before those dates, we will need to obtain new CE Certificates of Conformity issued under the MDR. MDR CE certificates of vCLAS™ catheter and Console are valid until March 14, 2029 and February 27, 2029, respectively.
U.S. Federal, State and Foreign Fraud and Abuse Laws
The federal and state governments have enacted, and actively enforce, a number of laws to address fraud and abuse in federal healthcare programs. Our business is subject to compliance with these laws. Violations of such laws could result in significant civil, criminal and administrative sanctions, damages, disgorgement, monetary fines, possible exclusion from participation in Medicare, Medicaid and other federal healthcare programs, imprisonment, integrity oversight and reporting obligations, contractual damages, reputational harm, diminished profits and future earnings, and curtailment or restructuring of our operations.
Anti-Kickback Statutes
The federal Anti-Kickback Statute prohibits, among other things, persons from knowingly and willfully soliciting, offering, receiving or providing remuneration, directly or indirectly, in cash or in kind, in exchange for or to induce either the referral of an individual for, or the furnishing, recommending, purchasing, leasing, ordering or arranging for a good or service, for which payment may be made under a federal healthcare program, such as Medicare or Medicaid. A person or entity does not need to have actual knowledge of the statute or specific intent to violate it to have committed a violation.
The definition of “remuneration” has been broadly interpreted to include anything of value, including, for example, gifts, certain discounts, the furnishing of free supplies, equipment or services, credit arrangements, payment of cash, waivers of payments and providing anything of value at less than fair market value. Several courts have interpreted the statute’s intent requirement to mean that if any one purpose of an arrangement involving remuneration is to induce referrals of federal healthcare covered businesses, the statute has been violated. In addition, the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act of 2010, or collectively, the Affordable Care Act, codified case law that a claim including items or services resulting from a violation of the federal Anti-Kickback Statute constitutes a false or fraudulent claim for purposes of the Federal False Claims Act. There are a number of statutory exceptions and regulatory safe harbors protecting some common activities from prosecution, but the exceptions and safe harbors are drawn narrowly and require strict compliance in order to offer protection.
The failure of a transaction or arrangement to fit precisely within one or more safe harbors does not necessarily mean that it is illegal or that prosecution will be pursued. The legality of the arrangement will be evaluated on a case-by-case basis based on a cumulative review of all of its facts and circumstances. However, conduct and business arrangements that do not fully satisfy an applicable statutory exception or regulatory safe harbor may result in increased scrutiny by government enforcement authorities such as the Office of Inspector General, or OIG, of HHS.
Many states have adopted laws similar to the Anti-Kickback Statute. Some of these state prohibitions apply to referral of recipients for healthcare products or services reimbursed by any source, not only government healthcare programs, and may apply to payments made directly by the patient.
Government officials have continued their enforcement efforts related to the marketing of healthcare services and products, among other activities, and continue to bring cases against companies, and certain individual sales, marketing and executive personnel, for allegedly offering unlawful inducements to potential or existing customers in an attempt to procure their business.
Federal False Claims Act
The federal False Claims Act, or FCA, imposes liability on any person or entity that, among other things, knowingly presents, or causes to be presented, a false or fraudulent claim for payment by a federal healthcare program. The qui tam provisions of the FCA allow a private individual to bring actions on behalf of the federal government alleging that the defendant has violated the FCA and to share in any monetary recovery. In addition, various states have enacted false claims laws analogous to the FCA, and many of these state laws apply where a claim is submitted to any third-party payor and not only a federal healthcare program or other state program.
When an entity is determined to have violated the FCA, it may be required to pay up to three times the actual damages sustained by the government, plus significant civil fines and penalties. As part of any settlement, the government may require the entity to enter into a corporate integrity agreement, which imposes certain compliance, certification and reporting obligations. There are many potential bases for liability under the FCA. Liability arises, primarily, when an entity knowingly submits, or causes another to submit, a false claim for reimbursement to the federal government. For example, the federal government has used the FCA to assert liability on the basis of kickbacks, or in instances in which manufacturers have provided billing or coding advice to providers that the government considered to be inaccurate. In these cases, the manufacturer faces liability for “causing” a false claim. In addition, the federal government has prosecuted companies under the FCA in connection with off-label promotion of products. Our future activities relating to information affecting federal, state and third-party reimbursement of our products and the sale and marketing of our products may be subject to scrutiny under these laws.
While we are unaware of any current matters, we are unable to predict whether it will be subject to actions under the FCA or a similar state law, or the impact of such actions. However, the costs of defending such claims, as well as any sanctions imposed, could significantly affect our financial performance.
Civil Monetary Penalties
The federal Civil Monetary Penalty laws imposes penalties against any person or entity that, among other things, is determined to have presented or caused to be presented a claim to a federal healthcare program that the person knows or should know is for an item or service that was not provided as claimed or is false or fraudulent, or offering or transferring remuneration to a federal healthcare beneficiary that a person knows or should know is likely to influence the beneficiary’s decision to order or receive items or services reimbursable by the government from a particular provider or supplier.
Open Payments
The Physician Payments Sunshine Act, known as “Open Payments” and enacted as part of the Affordable Care Act, requires certain pharmaceutical and medical device manufacturers of products covered by Medicare, Medicaid or the Children’s Health Insurance Program to report annually to the Centers for Medicare and Medicaid Services (“CMS”): direct and indirect payments and other transfers of value to physicians (defined to include doctors, dentists, optometrists, podiatrists, and chiropractors), other healthcare professionals (such as physician assistants and nurse practitioners), and teaching hospitals, and applicable manufacturers and group purchasing organizations. Applicable manufacturers must also report annually ownership and investment interests held by physicians and their immediate family members. Applicable manufacturers are required to submit annual reports to the CMS. Failure to submit required information in a timely, complete and accurate manner may result in significant civil monetary penalties. We are subject to Open Payments and the information it discloses may lead to greater scrutiny, which may result in modifications to established practices and additional costs. Additionally, similar reporting requirements have also been enacted on the state level domestically, and an increasing number of countries worldwide either have adopted or are considering similar laws requiring transparency of interactions with healthcare professionals.
Foreign Corrupt Practices Act
The Foreign Corrupt Practices Act, or FCPA, prohibits any U.S. individual; U.S. companies and officers, directors, and employees; foreign subsidiaries of U.S. entities; and agents or intermediaries operating on behalf of a U.S. company from paying, offering, promising to pay, or authorizing payment or offering of anything of value, directly or indirectly, to any foreign government official, government staff member, political party or candidate for the purpose of improperly influencing any act or decision of a foreign government entity to obtain, retain, or direct business. The FCPA also obligates companies whose securities are listed on a national securities exchange in the United States to comply with accounting provisions which require the maintenance of books, records, and accounts that accurately and fairly reflect all transactions and dispositions of assets of the corporation, including international subsidiaries, if any, and to devise and maintain an adequate system of internal accounting controls.
International Laws
In Europe, various countries have adopted anti-bribery laws providing for severe consequences in the form of criminal penalties and significant fines for individuals or companies committing a bribery offense.

Violations of these anti-bribery laws, or allegations of such violations, could have a negative impact on our business, results of operations and reputation.
For instance, in the United Kingdom, the U.K. Bribery Act 2010 covers both public and private sector bribery, and prohibits the offer, provision, or promise to give a financial or other advantage to induce or reward another individual to improperly perform their relevant functions or activities, including any function of a public nature. Bribery of foreign public officials also falls within the scope of the U.K. Bribery Act 2010. An individual found in violation of the U.K. Bribery Act 2010 faces imprisonment of up to ten years. In addition, individuals can be subject to an unlimited fine, as can commercial organizations for failure to prevent bribery.
International Trade Laws
Our company is subject to other laws and regulations governing its international operations, including regulations administered by the U.S. Department of Commerce’s Bureau of Industry and Security, the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), and various non-U.S. government entities, including applicable export control regulations, economic sanctions on countries and persons, customs requirements, currency exchange regulations, and transfer pricing regulations.
Commerce regulates certain “dual use” items, as well as associated foreign assistance. OFAC administers and enforces economic sanctions programs primarily against countries and groups of individuals. Sanctions can be either comprehensive or selective, using the blocking of assets and trade restrictions to accomplish foreign policy and national security goals. U.S. persons must comply with OFAC regulations, including all U.S. citizens and permanent resident aliens regardless of where they are located, all persons and entities within the United States, all U.S. incorporated entities, and their foreign branches. In the cases of certain programs, foreign subsidiaries owned or controlled by U.S. companies also must comply.
Governmental authorizations may be required before we can export technology, equipment or materials, our services, or to collaborate with foreign entities.
Failure to comply with export control laws and regulations could expose us to civil or criminal penalties, fines, investigations, more onerous compliance requirements, loss of export privileges, debarment from government contracts or limitations on our ability to enter into contracts with the U.S. government.
U.S. Health Reform
Changes in healthcare policy could increase our costs and subject it to additional regulatory requirements that may interrupt commercialization of our current and future solutions. Changes in healthcare policy could increase our costs, decrease our revenue and impact sales of and reimbursement for our current and future products. For example, the Affordable Care Act substantially changed the way healthcare is financed by both governmental and private insurers, and significantly impacts the life sciences industry. The United States and some foreign jurisdictions are considering or have enacted a number of legislative and regulatory proposals to change the healthcare system in ways that could affect our ability to sell our products profitably. Among policy makers and payors in the United States and elsewhere, there is significant interest in promoting changes in healthcare systems with the stated goals of containing healthcare costs, improving quality or expanding access. Current and future legislative proposals to further reform healthcare or reduce healthcare costs may limit coverage of or lower reimbursement for the procedures associated with the use of our products. The cost containment measures that payors and providers are instituting and the effect of any healthcare reform initiative implemented in the future could impact our revenue from the sale of our products.
The implementation of the Affordable Care Act in the United States, for example, has changed healthcare financing and delivery by both governmental and private insurers substantially, and affected medical device manufacturers significantly. The Affordable Care Act provided incentives to programs that increase the federal government’s comparative effectiveness research, and implemented payment system reforms including a national pilot program on payment bundling to encourage hospitals, physicians and other providers to improve the coordination, quality and efficiency of certain healthcare services through bundled payment models. Additionally, the Affordable Care Act has expanded eligibility criteria for Medicaid programs and created a Patient-Centered Outcomes Research Institute to oversee, identify priorities in, and conduct comparative clinical effectiveness research, along with funding for such research. We do not yet know the full impact that the Affordable Care Act will have on our business. There have been judicial, executive and Congressional challenges to certain aspects of the Affordable Care Act, and we expect additional challenges and amendments in the future.
On December 14, 2018, a Texas U.S. District Court Judge ruled that the Affordable Care Act is unconstitutional in its entirety because the “individual mandate” was repealed by Congress as part of the Tax Cuts and Jobs Act. Additionally, on December 18, 2019, the U.S. Court of Appeals for the 5th Circuit upheld the District Court ruling that the individual mandate was unconstitutional and remanded the case back to the District Court to determine whether the remaining provisions of the Affordable Care Act are invalid as well. On March 2, 2020, the United States Supreme Court granted the petitions for writs of certiorari to review this case and held oral arguments on November 10, 2020. On June 17, 2021, the U.S. Supreme Court dismissed the most recent judicial challenge to the Affordable Care Act brought by several states without specifically ruling on the constitutionality of the Affordable Care Act. Thus, the Affordable Care Act remains in effect without the individual mandate.
In addition, other legislative changes have been proposed and adopted since the Affordable Care Act was enacted.
We believe that there will continue to be proposals by legislators at both the federal and state levels, regulators and third-party payors to reduce costs while expanding individual healthcare benefits. Certain of these changes could impose additional limitations on the rates we will be able to charge for our current and future products or the amounts of reimbursement available for our current and future products from governmental agencies or third-party payors. Current and future healthcare reform legislation and policies could have a material adverse effect on our business and financial condition.
Coverage and Reimbursement
In both U.S. and non-U.S. markets, our ability to successfully commercialize and achieve market acceptance of our products depends, in significant part, on the availability of adequate financial coverage and reimbursement from third-party payors, including governmental payors (such as the Medicare and Medicaid programs in the United States), managed care organizations and private health insurers. Reimbursement systems in international markets vary significantly by country and by region within some countries, and reimbursement approvals must be obtained on a country-by-country basis. In many international markets, a product must be approved for reimbursement before it can be approved for sale in that country. Further, many international markets have government-managed healthcare systems that control reimbursement for new devices and procedures. In most markets there are private insurance systems as well as government-managed systems. Should our products under development be cleared or approved for commercialization by the FDA, reimbursement may not be available in the United States or other countries, or the amount of reimbursement may not be sufficient to allow sales of our products on a profitable basis.
Third-party payors are increasingly examining the cost effectiveness of products, in addition to their safety and efficacy, when making coverage and payment decisions. Third-party payors have also instituted initiatives to limit the growth of healthcare costs using, for example, price regulation or controls and competitive pricing programs. Some third-party payors also require demonstrated superiority, on the basis of randomized clinical trials, or pre-approval of coverage, for new or innovative devices or procedures before they will reimburse healthcare providers who use such devices or procedures. Additionally, no uniform policy for coverage and reimbursement exists in the United States, and coverage and reimbursement can differ significantly from payor to payor. Third-party payors often rely upon Medicare coverage policy and payment limitations in setting their own reimbursement rates, but also have their own methods and approval process apart from Medicare determinations.
Coverage policies and third-party reimbursement rates may change at any time. Even if favorable coverage and reimbursement status is attained for procedures that utilize one or more products for which we might receive regulatory clearance and approval, less favorable coverage policies and reimbursement rates may be implemented in the future. It is uncertain whether our current products or any planned or future products will be viewed as sufficiently cost effective to warrant coverage and adequate reimbursement levels for procedures using such products.
Intellectual Property
Our policy is to seek to protect our proprietary position by, among other methods, pursuing and obtaining patent protection in the United States and in jurisdictions outside of the United States related to our technology, inventions, improvements and products that are important to the development and implementation of our business. Our patent portfolio consists of 75 issued patents and 40 patent applications in the United States, Japan, China, Australia, Republic of Korea, Brazil, Israel, United Kingdom, and countries of European Union, covering 20-21 patent families ranging from the disclosures of foundational ULTC technology to the details and components of catheter and accessory designs. Our early patents were issued in 2004 and the latest disclosures related to Tissue Contact Verification, VT- and multi-modality PFCA catheters were filed in 2023. We believe that in combination with the trade secrets and other proprietary information related to the manufacturing processes of catheters and consoles, this patent portfolio creates significant entry barrier for competitive ULTC and PFCA entries near term, allowing the company to remain a single-source provider of these differentiating technologies in Cardiac EP. However, trade secrets and proprietary information can be difficult to protect. We seek to protect our trade secrets and proprietary information, in part, by confidentiality agreements and proprietary invention assignment agreements with our employees, consultants, scientific advisors and contractors. We also seek to preserve the integrity and confidentiality of our data and trade secrets by maintaining physical security of our premises and physical and electronic security of our information technology systems. While we have confidence in the measures we take to protect and preserve our trade secrets and proprietary information, there may be instances in which they may not provide meaningful protection. Such measures can be breached, and we may not have adequate remedies for any such breach. In addition, our trade secrets may otherwise become known or be independently discovered by competitors or misused by any collaborator to whom we disclose such information. Despite any measures taken to protect our intellectual property, unauthorized parties may attempt to copy aspects of our products or to obtain or use information that we regard as proprietary. As a result, we may be unable to meaningfully protect our trade secrets and proprietary information.
Our trademark portfolio covers all of the main product families: iCLAS™ for ULTC AF ablation catheter and system, vCLAS™ for ULTC VT catheter, and Cryopulse™ for PFCA catheters. The trademarks have been registered or pending in Canada, United Kingdom, United States and European Union. We maintain our priority filings for trademarks in the United States through periodic extensions to ensure their availability at the time of products’ commercial availability in the United States.
Facilities, Manufacturing and Supply
Our corporate headquarters and manufacturing, storage and distribution centers for our catheters and consoles are located at Laguna Hills, California. The facility is approximately 14,600 square feet, which includes clean room space. Our wholly-owned subsidiary, Adagio Germany, operates out of a leased facility of approximately 227 square meters in Holzkirchen, Germany, which is used for general administrative purposes and as a distribution center for our European operation. We do not own any real property and believe that our current facilities are sufficient to support our operations and growth plans and that, additional space, if needed, will be available on commercially reasonably terms.
Our manufacturing and distribution operations are subject to regulatory requirements of the European Medical Devices Directive 93/42/EEC and amendments, or MDD, and certain aspects of the European Medical Devices Regulation 2017/745 and amendments, or MDR, for medical devices marketed in the European Union. When we begin marketing and distributing our products in the United States, we will be subject to the FDA’s Quality System Regulation, or QSR, set forth in 21 CFR part 820. Our Laguna Hills facility is certified to have established and is maintaining a quality management system pursuant to the requirements of the ISO 13485:2016 standard. In addition, the Laguna Hills facility is licensed by the California Department of Public Health, or CDPH. We are also subject to applicable local regulations relating to the environment, waste management and health and safety matters, including measures relating to the release, use, storage, treatment, transportation, discharge, disposal, sale, labeling, collection, recycling, treatment and remediation of hazardous substances.

TÜV SÜD Product Service GmbH (München, Germany) (TÜV SÜD) monitors our compliance with the MDD requirements through annual scheduled audits and unannounced audits of the Laguna Hills facilities.
Our failure, or the failure of our suppliers or third-party manufacturers, to maintain acceptable quality requirements could result in the shutdown of our manufacturing operations or the recall of our products, which would harm our business. In the event that one of our suppliers or third-party manufacturers fails to maintain acceptable quality requirements, we may have to qualify a new supplier and could experience a material adverse effect to manufacturing and manufacturing delays as a result.
We procure a broad range of the components and raw materials required for manufacturing of our catheters and consoles, including plastic and precious metals components and raw materials, complex electromechanical assemblies, electronic components and electronic assemblies. In addition, the Esophageal Warming Balloon marketed as a part of iCLAS™ Cryoablation System is supplied to us by third party manufacturer. The identification and qualification of the suppliers is governed by the relevant provisions of our QMS. As such, we can be materially adversely affected by disruptions in global supply chain, as well as inability of our suppliers to maintain required quality of the components and raw materials supplied to us, resulting in temporary hold or shutdown of our manufacturing and distribution operations.
We will pursue the opportunities for facility expansion as well as the transfer of the part or whole of the manufacturing operation to qualified third-party suppliers as warranted by business conditions.
Adagio Team
As of September 10, 2024, we had 76 full-time employees, located in the U.S., and 11 full-time employees of Adagio Germany with five located in Germany, two in the Netherlands, three in England, and one in Belgium. None of our employees are represented by a labor union or are a party to a collective bargaining agreement. We believe that the success of our business will depend, in part, on our ability to attract and retain qualified personnel. We have not experienced and do not expect any significant strikes or work stoppages and believe our relations with employees are in good standing.
Legal Proceedings
We are not currently a party to any material legal proceedings. From time to time, we may be involved in legal proceedings or investigations, which could have an adverse impact on our reputation, business and financial condition and divert the attention of our management from the operation of our business.

MANAGEMENT
Our business and affairs are managed by or under the direction of our Board, which has seven members. The following table sets forth the name, age and position of each of the directors and executive officers as of the date of this prospectus.
Name	Age	Position
Executive Officers
Olav Bergheim	74	Chief Executive Officer and Chairman
John Dahldorf	68	Chief Financial Officer
Hakon Bergheim	42	Chief Operating Officer
Non-Employee Directors
James L. Cox, M.D.(2)	81	Director
Keyvan Mirsaeedi-Farahani, M.D.(3)	37	Director
Timothy Moran(1)(3)	52	Director
Shahram Moaddeb(1)(2)	64	Director
Orly Mishan(3)	51	Director
Sandra Gardiner(1)	58	Director

(1)
Member of the Audit Committee.

(2)
Member of the Compensation Committee.

(3)
Member of the Nominating and Corporate Governance Committee.

Executive Officers and Directors
Olav Bergheim, 74, has served as the Chief Executive Officer and Chairman since August 2024. Mr. Bergheim served as the Chairman of the Board and Chief Executive Officer of Adagio Medical since January 2011. Mr. Bergheim is the Founder and Managing Director of Fjord Ventures LLC (“Fjord Ventures”), a life science accelerator company which contains several companies in its portfolio including Adagio Medical, each of which was founded by Mr. Bergheim. Prior to starting Fjord Ventures, Mr. Bergheim was the General Partner of Domain Associates from 1995 to 2005, where he created Creation Initiative, which led the formation of several companies including Chimeric Therapies, Inc., VenPro, 3F Therapeutics, Inc. (acquired by Medtronic), Orqis Medical Corporation, Vessix Vascular, Inc. (acquired by Boston Scientific), Volcano Therapeutics, Inc. (acquired by Phillips), and Glaukos Corporation (Nasdaq: GKOS). In addition, since June 2006, Mr. Bergheim has served as Chairman of the Board of Directors and as a member of the compensation committee of Sonedo, Inc., a dental technology company that he co-founded, Mr. Bergheim holds a Bachelor of Science and a Master of Science degree in pharmacy from the University of Oslo, Norway, and completed the Executive Master of Business Administration program at the University of Virginia’s Darden School of Business. We believe Mr. Bergheim is qualified to serve as a director due to his business and leadership experience and deep knowledge of Adagio Medical as its founder.
John Dahldorf, 68, has served as the Chief Financial Officer since August 2024. Mr. Dahldorf also served as the Chief Financial Officer of Adagio Medical since May 2023. From October 2017 to March 2023, Mr. Dahldorf served as Chief Financial Officer of SCN BestCo, a nutraceutical company that develops and manufactures pharmaceutical dosage forms for the OTC marketplace, where he oversaw all aspects of finance and information technology functions. In addition, since December 2021, Mr. Dahldorf has served as a Director, Chairperson of the audit committee and member of the compensation committees of Hyperfine Inc., a medical technology company. Mr. Dahldorf holds a Master of Business Administration and a Bachelor of Business degree in finance from Western Illinois University.
Hakon Bergheim, 42, has served as the Chief Operating Officer since August 2024. Mr. Bergheim joined Adagio Medical in September 2012 and has served as the Chief Operating Officer since January 2018. Mr. Bergheim oversaw the development of every function within Adagio Medical. Mr. Bergheim was employed at Edwards Lifesciences in both Quality and Manufacturing from 2007 to 2010. Mr. Bergheim holds a Bachelor of Science degree in Chemical Engineering from the University of California Irvine and a Master of Business Administration degree from the University of Southern California.
Non-Employee Directors
James L. Cox, M.D., 81, has served as a Director since August 2024. Dr. Cox is a founder of Adagio Medical and has served as a director since January 2011 and as a consultant to Adagio Medical since September 2012. Dr. Cox is a cardiac surgeon, scientific investigator and medical device entrepreneur who pioneered the field of surgical intervention for cardiac arrhythmias, including the eponymous Cox-Maze procedure for the treatment of atrial fibrillation. Dr. Cox has served as the Surgical Director of the Center for Heart Rhythm Disorders at the Bluhm Cardiovascular Institute and the Visiting Professor of Surgery at the Feinberg School of Medicine at Northwestern University since January 2017, and as a full-time Professor of Surgery at the Feinberg School of Medicine at Northwestern University since September 2018. From 1983 to 1997, Dr. Cox served as Professor of Surgery and Chief of the Division of Cardiothoracic Surgery at Washington University School of Medicine and Cardiothoracic Surgeon-in-Chief at Barnes Hospital in St. Louis. During this tenure, he became the first Evarts A. Graham Professor of Surgery and Vice-Chair of the Department of Surgery. From 2006 to December 2016, Dr. Cox was the Emeritus Evarts A. Graham Professor of Surgery at Washington University in St. Louis. Dr. Cox was also previously Professor and Chairman of the Department of Thoracic and Cardiovascular Surgery at Georgetown University Medical Center and Associate Professor of Surgery at Duke University Medical Center. In addition to the Company, Dr. Cox currently serves on the boards of directors of PAVmed, Inc. (Nasdaq: PAVM) since January 2015, and Lucid Diagnostics, Inc. (Nasdaq: LUCD) since May 2018. Dr. Cox is also the Founder and served as Chairman of the Board of Directors of the World Heart Foundation from 2000 to 2012. Dr. Cox received his general and cardiothoracic surgical training at Duke University School of Medicine, during which time he spent two years in the U.S. Army Medical Corps. Dr. Cox received his M.D. from the University of Tennessee, where he received the Alpha Omega Alpha Distinguished Graduate Award. We believe Dr. Cox is qualified to serve as a director due to his distinguished career as a world-renowned cardiac surgeon and scientific investigator, his recognition as a thought leader and innovator both as a surgeon and medical device entrepreneur, his extensive experience in the medical device industry and his widespread relationships in all segments of the healthcare community.
Keyvan Mirsaeedi-Farahani, MD, 37, has served as a Director since August 2024. Dr. Mirsaeedi-Farahani joined Perceptive Advisors in 2016 and is a Managing Director on the investment team. Dr. Mirsaeedi-Farahani’s focus is on early and late stage therapeutics, and early stage medical devices. Prior to joining Perceptive Advisors, Dr. Mirsaeedi-Farahani was a Business Analyst at McKinsey & Company from 2009 to 2011. Dr. Mirsaeedi-Farahani earned an MD from the Perelman School of Medicine at the University of Pennsylvania, an MBA from the Harvard Business School, and dual BS/BBA degrees from the University of Michigan. We believe Dr. Mirsaeedi-Farahani is qualified to serve as a director due to his broad operational and transactional experience.
Timothy Moran, 52, has served as a Director since August 2024. Mr. Moran is the President and Chief Executive Officer of Avertix Medical since May 2023. Previously, Mr. Moran served as the Chief Executive Officer and director of Motus GI Holdings Inc. (Nasdaq: MOTS) between in October 2018 and May 2023, and is currently the Chairman of the board of directors. From October 2015 to September 2018, Mr. Moran served as President of the Americas, ConvaTec Group Plc (LON: CTEC) (“ConvaTec”), an international medical products and technologies company. Prior to his employment at ConvaTec, Mr. Moran held roles in sales, marketing and general management over the course of eighteen years at Covidien plc (“Covidien”), an Irish-headquartered global health care products company and manufacturer of medical devices and supplies. While at Covidien, until September 2015, Mr. Moran served simultaneously as Vice President and General Manager of both the SharpSafety and Monitoring & Operating Room divisions. Following the 2015 acquisition of Covidien by Medtronic plc (NYSE: MDT), Mr. Moran was named the Global Vice President and General Manager of the Patient Care and Safety Division. Mr. Moran earned a B.A. in Organizational Communication at The State University of New York at Geneseo. We believe Mr. Moran is qualified to serve as a director due to his broad commercial experience and leadership in the medical technology sector.

Shahram Moaddeb, 63, has served as a Director since August 2024. Mr. Moaddeb has over 30 years of experience and leadership in the global medical device sector including both large and small companies. Mr. Moaddeb is the founder of Adventus Ventures, LLC, a medical technology incubator and early investment company, and has served as chairman of its board of directors since January 2017. He has also served as the CEO and chairman of the board of directors for Allevion Therapeutics Inc, since January 2018, and the chairman of the board of directors for Pressao Medical, Inc since January 2018 and Vascular health, Inc since January 2020. Mr. Moaddeb held senior level R&D positions for 20 years in the field of electrophysiology with Biosense Webster, Inc., a Johnson & Johnson company, from 1996 to 2004 and from 2009 to 2011, and Pacesetter, Inc. (d/b/a St. Jude Medical CRMD), a St. Jude Medical Company, from 1986 to 1996. Mr. Moaddeb earned an M.S. in Physics from Pittsburg State University. We believe that Mr. Moaddeb’s broad operational and transactional experience make him well qualified to serve as a director.
Orly Mishan, 51, has served as a Director since August 2024. Ms. Mishan joined Perceptive Advisors in March 2022 as Managing Director, Perceptive Discovery. Ms. Mishan has over 25 years of device and biopharma industry experience in large and small companies as well as investment firms. She was a senior advisor of Cerevel Therapeutics between April and June 2021, and served as its Chief Business Officer between July 2019 and March 2021. Previously, from January 2017 to July 2019, Ms. Mishan served as a principal at Bain Capital Life Sciences (BCLS). As part of the founding team of BCLS, Ms. Mishan led their investment in Kestra Medical in 2017 and currently serves on its board of directors. Prior to joining Bain Capital Life Sciences, Ms. Mishan held roles of increasing responsibility at Biogen Inc. from December 2015 to January 2017, most recently as the Vice President of Corporate Strategy. From June 2004 to September 2014, Ms. Mishan held various leadership positions at Boston Scientific, most recently as Director, Healthcare Solutions. Ms. Mishan began her career as a business analyst at McKinsey & Company and transitioned to a role in the healthcare industry at Pfizer Pharmaceuticals. Ms. Mishan received her B.A. in economics and political science from Columbia College, Columbia University. We believe Ms. Mishan is qualified to serve as a director due to her broad operational and transactional experience.
Sandra Gardiner, 58, has served as a Director since August 2024. Ms. Gardiner is a partner at FLG Partners, a leading CFO services firm in the Silicon Valley and a skilled business and finance executive with over 30 years of experience as an EVP and CFO at private and public companies in the life sciences sector. She served as the Chief Financial Officer, Executive Vice President of Finance and Administration, Secretary and Treasurer of Pulse Biosciences, Inc. (Nasdaq: PLSE), a bioelectric medicine company, between November 2019 and November 2022, and a director of Lucira Health, Inc. (Nasdaq: LHDX) between August 2020 and February 2023. From December 2017 to November 2019, Ms. Gardiner was the Executive Vice President and Chief Financial Officer of Cutera, Inc. (Nasdaq: CUTR), a publicly traded global aesthetic company. Prior to that, she held CFO roles in both domestic and global companies, operating as a director to international subsidiaries throughout Europe, Asia Pacific and Latin America. Ms. Gardiner’s tenure includes leadership positions at development-stage, pre-commercial to enterprise, commercial biotech and medtech companies. Through FLG Partners, Ms. Gardiner serves in an executive capacity to various companies. Ms. Gardiner holds a B.A. in Management Economics from the University of California, Davis. We believe that Sandra Gardiner qualifies to serve as a director due to her broad operational experience in the life sciences sector.
Family Relationships
Olav Bergheim, the Chief Executive Officer and Chairman of the Board, is father to Hakon Bergheim, the Chief Operating Officer. There are otherwise no family relationships among any of the directors and executive officers of the Company.
Involvement in Certain Legal Proceedings
No executive officer or director is a party in a legal proceeding adverse to us or any of our subsidiaries or has a material interest adverse to us or any of our subsidiaries. No executive officer or director has been involved in the last ten years in any of the following:
•
Any bankruptcy petition filed by or against any business or property of such person, or of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

•
Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

•
Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;

•
Being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

•
Being the subject of or a party to any judicial or administrative order, judgment, decree or finding, not subsequently reversed, suspended or vacated relating to an alleged violation of any federal or state securities or commodities law or regulation, or any law or regulation respecting financial institutions or insurance companies, including but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail, fraud, wire fraud or fraud in connection with any business entity; or

•
Being the subject of or a party to any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act, any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Board Composition
Our business and affairs are organized under the direction of the Board. The Board consists of seven members. Mr. Bergheim serves as Chair of the Board. The primary responsibilities of the Board is to provide oversight, strategic guidance, counseling and direction to our management. The Board will meet on a regular basis and additionally as required.
In accordance with the terms of our Charter, the Board is divided into three staggered classes of directors and each director will be assigned to one of the three classes. At each annual meeting of the stockholders, a class of directors will be elected for a 3-year term to succeed the directors of the same class whose terms are then expiring. The terms of the directors will expire upon the election and qualification of successor directors at the annual meeting of stockholders to be held during the year 2025 for Class I directors, 2026 for Class II directors and 2027 for Class III directors. Messrs. Bergheim and Cox are Class I directors, Ms. Mishan and Mr. Moaddeb are Class II directors, and Messrs. Mirsaeedi-Farahani, Moran and Ms. Gardiner are Class III directors.
Controlled Company
For purposes of the listing rules of Nasdaq, we are a “controlled company.” Under the Nasdaq rules, controlled companies are companies of which more than 50% of the voting power for the election of directors is held by an individual, a group, or another company. The Perceptive PIPE Investor (as defined below) owns over 66% of the outstanding voting power for the election of directors. We may elect to avail itself of the exemptions available to it under Rule 5615 of the Nasdaq listing rules.
Director Independence
Under the Nasdaq listing standards, a majority of the members of the Board must qualify as “independent,” as affirmatively determined by the Board. Under the rules of Nasdaq, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Each individual serving on the Board other than Olav Bergheim qualifies as an independent director under Nasdaq listing standards. However, as a “controlled company,” we are exempt from the requirement that a majority of the Board be independent.

Role of the Board in Risk Oversight
One of the key functions of the Board will be informed oversight of the risk management process. The Board does not anticipate having a standing risk management committee, but rather anticipates administering this oversight function directly through the Board as a whole, as well as through various standing committees of the Board that address risks inherent in their respective areas of oversight. In particular, the Board will be responsible for monitoring and assessing strategic risk exposure and the Adagio audit committee will have the responsibility to consider and discuss major financial risk exposures and the steps its management will take to monitor and control such exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The audit committee will also monitor compliance with legal and regulatory requirements. The Adagio compensation committee will be responsible for overseeing the management of risks relating to executive compensation plans and arrangements. The compensation committee will also assess and monitor whether compensation plans, policies and programs comply with applicable legal and regulatory requirements.
Board Committees
The Adagio has three standing committees: an audit committee, a compensation committee, and a nominating and corporate governance committee. Copies of the charters for each committee are available on the investor relations portion of our website.
Audit Committee
We established an audit committee of the Board. Ms. Gardiner and Messrs. Moaddeb and Moran serve as members of our audit committee. The Board has determined that each of Ms. Gardiner and Messrs. Moaddeb and Moran is independent. Ms. Gardiner serves as the Chairperson of the audit committee. Each member of the audit committee meets the financial literacy requirements of Nasdaq and the Board has determined that Ms. Gardiner qualifies as an “audit committee financial expert” as defined in applicable SEC rules and has accounting or related financial management expertise.
The audit committee is responsible for, among other things:
•
selecting, retaining, compensating, evaluating, overseeing and, where appropriate, terminating our independent registered public accounting firm;

•
reviewing and approving the scope and plans for the audits and the audit fees and approving all non-audit and tax services to be performed by the independent registered public accounting firm;

•
evaluating the independence and qualifications of our independent registered public accounting firm;

•
reviewing our financial statements, and discussing with management and our independent registered public accounting firm the results of the annual audit and the quarterly reviews;

•
reviewing and discussing with management and our independent registered public accounting firm the quality and adequacy of our internal controls and our disclosure controls and procedures;

•
discussing with management our procedures regarding the presentation of our financial information, and reviewing earnings press releases and guidance;

•
overseeing the design, implementation and performance of our internal audit function, if any;

•
setting hiring policies with regard to the hiring of employees and former employees of our independent registered public accounting firm and overseeing compliance with such policies;

•
reviewing, approving and monitoring related party transactions;

•
reviewing and monitoring compliance with our Code of Business Conduct and Ethics and considering questions of actual or possible conflicts of interest of our directors and officers;

•
adopting and overseeing procedures to address complaints regarding accounting, internal accounting controls and auditing matters, including confidential, anonymous submissions by our employees of concerns regarding questionable accounting or auditing matters;

•
reviewing and discussing with management and our independent registered public accounting firm the adequacy and effectiveness of our legal, regulatory and ethical compliance programs; and

•
reviewing and discussing with management and our independent registered public accounting firm our guidelines and policies to identify, monitor and address enterprise risks.

The audit committee operates under a written charter, which became effective upon the consummation of the Business Combination and satisfies the applicable rules and regulations of the SEC and the listing standards of Nasdaq.
Compensation Committee
We established a compensation committee of the Board. The members of our compensation committee are Mr. Moaddeb, Ms. Mishan and Mr. Moran. Mr. Moaddeb serves as the chairperson of the compensation committee. The Board has determined that each of Mr. Moaddeb, Ms. Mishan and Mr. Moran is independent.
The compensation committee is responsible for, among other things:
•
reviewing and approving or recommend to the Board for approval the compensation for our executive officers, including our chief executive officer;

•
reviewing, approving and administering our employee benefit and equity incentive plans;

•
advising the Board on stockholder proposals related to executive compensation matters;

•
establishing and reviewing the compensation plans and programs of our employees, and ensuring that they are consistent with our general compensation strategy;

•
overseeing the management of risks relating to executive compensation plans and arrangements;

•
monitoring compliance with any stock ownership guidelines;

•
approving the creation or revision of any clawback policy;

•
reviewing and approving or recommending to the Board for approval non-employee director compensation; and

•
reviewing executive compensation disclosure in our SEC filings and preparing the compensation committee report required to be included in our annual proxy statement.

The compensation committee operates under a written charter, which became effective upon the consummation of the Business Combination and satisfies the applicable rules and regulations of the SEC and the listing standards of Nasdaq.
Nominating and Corporate Governance Committee
We established a nominating and corporate governance committee of the Board. The members of our nominating and corporate governance committee are Mr. Mirsaeedi-Farahani, Ms. Mishan and Mr. Cox. Mr. Mirsaeedi-Farahani serves as chairperson of the nominating and corporate governance committee. The Board has determined that each of Mr. Mirsaeedi-Farahani, Ms. Mishan and Mr. Cox is independent.
The nominating and corporate governance committee is responsible for, among other things:
•
reviewing, assessing and making recommendations to the Board regarding desired qualifications, expertise and characteristics sought of board members;

•
identifying, evaluating, selecting or making recommendations to the Board regarding nominees for election to the Board;

•
developing policies and procedures for considering stockholder nominees for election to the Board;

•
reviewing our succession planning process for our chief executive officer and any other members of our executive management team;

•
reviewing and making recommendations to the Board regarding the composition, organization and governance the Board and its committees;

•
reviewing and making recommendations to the Board regarding our corporate governance guidelines and corporate governance framework;

•
overseeing director orientation for new directors and continuing education for our directors;

•
overseeing our Environmental, Social and Governance (“ESG”) programs and related disclosures and communications;

•
overseeing the evaluation of the performance of the Board and its committees; and

•
administering policies and procedures for communications with the non-management members of the Board.

The nominating and corporate governance committee operates under a written charter, which became effective upon the consummation of the Business Combination and satisfies the applicable rules and regulations of the SEC and the listing standards of Nasdaq.
Compensation Committee Interlocks and Insider Participation
None of the members of our compensation committee has ever been one of our executive officers or employees. None of our executive officers currently serve, or has served during the last completed fiscal year, on the compensation committee or board of directors of any other entity that has one or more executive officers that will serve as a member of the Board or compensation committee.
Limitation on Liability and Indemnification of Directors and Officers
Our Charter, which became effective upon the Closing of the Business Combination, eliminates the liability of our officer and directors for monetary damages to the fullest extent permitted by applicable law. The DGCL provides that officers and directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties, except for liability:
•
for any transaction from which the director or officer derives an improper personal benefit;

•
for any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•
for any unlawful payment of dividends or redemption of shares by directors; or

•
for any breach of a director’s or officer’s duty of loyalty to the corporation or its stockholders.

If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of officers and directors, then the liability of our officers and directors will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.
The Bylaws require us to indemnify and advance expenses to, to the fullest extent permitted by applicable law, its directors, officers and agents. We plan to maintain a directors’ and officers’ insurance policy pursuant to which our directors and officers are insured against liability for actions taken in their capacities as directors and officers. Finally, our Charter prohibits any retroactive changes to the rights or protections or increase the liability of any officer or director in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.
In addition, we entered into separate indemnification agreements with our directors and executive officers. These agreements, among other things, require us to indemnify our directors and executive officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of their services as one of our directors or executive officers or any other company or enterprise to which the person provides services at our request.
We believe these provisions in our Charter and Bylaws are necessary to attract and retain qualified persons as directors and officers.

Code of Ethics for Employees, Executive Officers and Directors
The Board adopted a Code of Ethics and Business Conduct (the “Code of Conduct”), applicable to all of Adagio’s employees, executive officers and directors. The Code of Conduct is available on Adagio’s website at https://us.adagiomedical.com/corporate. Information contained on or accessible through Adagio’s website is not a part of this prospectus, and the inclusion of Adagio’s website address in this prospectus is an inactive textual reference only. The nominating and corporate governance committee of the Board is responsible for overseeing the Code of Conduct.
Insider Trading Policy
We have adopted an Insider Trading Policy that governs the purchase, sale and/or other dispositions of our securities by our directors, officers and employees, as well as their immediate family members and entities controlled by them, and that is designed to promote compliance with insider trading laws, rules and regulations.
Non-Employee Director Compensation
We currently have no formal policy under which directors receive compensation for their service on the Board or its committees. Our policy is to reimburse directors for reasonable and necessary out-of-pocket expenses incurred in connection with attending board and committee meetings or performing other services in their capacities as directors, and we occasionally grant stock options to directors. The Board expects to review director compensation periodically to ensure that director compensation remains competitive such that we are able to recruit and retain qualified directors.

EXECUTIVE COMPENSATION
We are an “emerging growth company,” as defined in the JOBS Act. As an emerging growth company, we are exempt from certain requirements related to executive compensation, including the requirements to hold a nonbinding advisory vote on executive compensation and to provide information relating to the ratio of total compensation of its chief executive officer to the median of the annual total compensation of all of its employees, each as required by the Investor Protection and Securities Reform Act of 2010, which is part of the Dodd-Frank Wall Street Reform and Consumer Protection Act.
Executive Compensation
We intend to develop an executive compensation program that is designed to align compensation with our business objectives and the creation of stockholder value, while enabling us to attract, motivate and retain individuals who contribute to our long-term success.
Decisions on the executive compensation program will be made by the compensation committee of the Board.
This section provides an overview of our and Adagio Medical’s executive compensation programs as they relate to the executive officers named below (the “named executive officers”), including a narrative description of the material factors necessary to understand the information disclosed in the summary compensation table below. As used in this section, “Adagio,” the “Company,” “we,” “us” and “our” refer to Adagio Medical prior to the closing of the Business Combination and Adagio Holdings after the closing of the Business Combination. Upon the closing of the Business Combination, the executive officers of Adagio Medical became executive officers of Adagio Holdings.
For the year ended December 31, 2023, Adagio Medical’s named executive officers were:
•
Olav Bergheim, Adagio Medical’s Chief Executive Officer and Chairman of the Adagio Medical Board;

•
Hakon Bergheim, Adagio Medical’s Chief Operating Officer; and

•
John Dahldorf, Adagio Medical’s Chief Financial Officer.

Summary Compensation Table for the Fiscal Year Ended December 31, 2023
The following table shows the compensation earned by Adagio Medical’s named executive officers for the fiscal year ended December 31, 2023.
Name and principal position	Year	Salary ($)	Bonus ($)(2)	Option awards ($)(1)	Non-equity incentive plan compensation ($)	All other compensation ($)	Total ($)
Olav Bergheim President and Chief Executive Officer	2023	—	77,278.66	—	—	—	88,736
Hakon Bergheim Chief Operating Officer	2023	318,486(3)	69,347.17	—	—	—	398,115
John Dahldorf Chief Financial Officer	2023	283,333	106,250	309,700	—	—	715,036

(1)
In accordance with SEC rules, this column reflects the aggregate grant date fair value of the stock option awards granted during 2023, computed in accordance with FASB ASC 718. As further discussed below, these stock options were later terminated and cancelled for no consideration in connection with the consummation of the Business Combination.

(2)
This column reflects actual bonuses paid under Adagio Medical’s annual bonus program based on actual levels of performance during the 2023 performance year.

(3)
This value includes a retroactive correction for a pay error in 2022. As of March 16, 2023, Hakon Bergheim’s base salary was $308,210.

Benefits Plans
Adagio provides benefits to its named executive officers on the same basis as provided to all of its employees, including health, dental and vision insurance, life insurance, accidental death and dismemberment insurance, short-and long-term disability insurance, a flexible spending account, and a tax-qualified Section 401(k) plan for which no match is provided by Adagio. Adagio does not maintain any executive-specific benefit or perquisite programs.
Retirement Benefits
Adagio maintains a 401(k) retirement savings plan, for the benefit of employees, including its named executive officers, who satisfy certain eligibility requirements. The 401(k) plan provides eligible employees with an opportunity to save for retirement on a tax-advantaged basis. Under the 401(k) plan, eligible employees may elect to defer a portion of their compensation, within the limits prescribed by the Code and the applicable limits under the 401(k) plan, on a pre-tax or after-tax (“Roth”) basis, through contributions to the 401(k) plan. All of a participant’s contributions into the 401(k) plan are 100% vested when contributed. The 401(k) plan is intended to qualify under Sections 401(a) and 501(a) of the Code. As a tax-qualified retirement plan, pre-tax contributions to the 401(k) plan and earnings on those pre-tax contributions are not taxable to the employees until distributed from the 401(k) plan, and earnings on Roth contributions are not taxable when distributed from the 401(k) plan. Adagio does not provide a match for participants’ elective contributions to the 401(k) plan, nor does Adagio provide to employees, including its named executive officers, any other retirement benefits, including without limitation any tax-qualified defined benefit plans, supplemental executive retirement plans and nonqualified defined contribution plans.
Outstanding Equity Awards as of December 31, 2023
The following table provides information regarding outstanding stock options granted to Adagio Medical’s named executive officers as of December 31, 2023.
	Option Awards(1)					Stock Awards
Name	Grant Date	Number of securities underlying unexercised options (#) exercisable(1)	Number of securities underlying unexercised options (#) unexercisable	Option exercise price ($)(2)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares of units of stock that have not vested ($)
Olav Bergheim	February 25, 2021	200,417	59,583(3)	7.74	February 24, 2031	—	—
Hakon Bergheim	December 12, 2018	6,000(4)	0	1.63	December 12, 2028	—	—
	February 1, 2020	11,500	500(5)	2.02	February 1, 2030	—	—
	February 25, 2021	21,250	8,750(5)	7.74	February 25, 2031	—	—
	June 2, 2022	3,750	6,250(5)	7.97	June 2, 2032	—	—
John Dahldorf	April 28, 2023	0	75,555(6)	3.80	April 28, 2033	—	—
	April 28, 2023	0	5,945(6)	3.80	April 28, 2033	—	—

(1)
All outstanding stock option awards granted prior to June 2, 2022 were granted under and subject to the Adagio Medical 2012 Stock Plan and all outstanding stock option awards granted on or after June 2, 2022 were granted under and subject to the Adagio Medical 2022 Stock Plan.

(2)
The stock option awards were granted with a per share exercise price equal to the fair market value of one share of Adagio Medical’s common stock on the date of grant, as determined in good faith by the board of directors of Adagio Medical.

(3)
1/48th of the shares subject to this option vest on each monthly anniversary of the grant date, subject to Olav Bergheim continuing to be a service provider to Adagio Medical through each such date. None of the options constitute In-the-Money-Options (as defined in the Business Combination Agreement)

and therefore were terminated and cancelled for no consideration in connection with the consummation of the Business Combination.
(4)
25% of the shares subject to this option vested on the first anniversary of the grant date and 1/36 of the remaining number of shares subject to the option vest on each monthly anniversary thereafter, subject to Hakon Bergheim continuing to be a service provider to Adagio Medical through each such date. The options were considered In-the-Money-Options and were substituted for options under the Adagio Holdings 2024 Equity Incentive Plan.

(5)
25% of the shares subject to this option vested on the first anniversary of the grant date and 1/36 of the remaining number of shares subject to the option vest on each monthly anniversary thereafter, subject to Hakon Bergheim continuing to be a service provider to Adagio Medical through each such date. None of the options constitute In-the-Money-Options and therefore were terminated and cancelled for no consideration in connection with the consummation of the Business Combination.

(6)
25% of the shares subject to this option vest on the first anniversary of the grant date and 1/36 of the remaining number of shares subject to the option vest on each monthly anniversary thereafter, subject to John Dahldorf continuing to be a service provider to Adagio Medical through each such date. None of the options constitute In-the-Money-Options and therefore were terminated and cancelled for no consideration in connection with the consummation of the Business Combination.

The 2024 Equity Incentive Plan
We have adopted the 2024 Equity Incentive Plan. The 2024 Equity Incentive Plan enables us to provide stock-based incentives that align the interests of employees, consultants and directors with those of the stockholders of Adagio by motivating its employees to achieve long-term results and rewarding them for their achievements and to attract and retain the types of employees, consultants and directors who will contribute to our long-range success.
The 2024 Equity Incentive Plan became effective upon approval by our stockholders immediately prior to the consummation of the Business Combination and will remain in effect until the tenth anniversary of its effective date, unless terminated earlier by the Board.
The 2024 Equity Incentive Plan authorizes the issuance of up to 4,472,593 shares of Common Stock (the “Initial Share Reserve”), plus an annual increase on the first day of each year beginning in 2025 and ending in (and including) 2034 equal to the lesser of (A) five percent (5%) of the shares of Common Stock outstanding on a fully diluted basis on the last day of the immediately preceding fiscal year and (B) such smaller number of shares of Common Stock as determined by the Board or the compensation committee thereof (the sum of such shares of Common Stock available for issuance under the 2024 Equity Incentive Plan, the “Total Share Reserve”).
Up to the Initial Share Reserve may be issued under the 2024 Equity Incentive Plan, in the aggregate, through the exercise of incentive stock options.
No non-employee director may be granted awards, during any fiscal year, with respect to shares of Common Stock that, together with any cash fees paid to the director during the fiscal year, have a total value that exceeds $750,000 or ($1,000,000 in the fiscal year of their initial service as a non-employee director) (calculating the value of any awards based on the grant date fair value for financial reporting purposes), provided that such limitation shall be applied without regard to awards granted to the non-employee directors during any period in which such individual was our employee or was otherwise providing services to us other than in the capacity as a non-employee director.
If any outstanding award expires or is canceled, forfeited, is settled for cash or terminated without issuance of the full number of shares of Common Stock to which the award related, then the shares subject to such award will again become available for future grant under the 2024 Equity Incentive Plan. Shares tendered in payment of the option exercise price or delivered or withheld by us to satisfy any tax withholding obligation, or shares covered by a stock-settled stock appreciation right or other awards that were not issued upon the settlement of the award will again become available for future grants under the 2024 Equity Incentive Plan. To the extent permitted under applicable law, awards that provide for the delivery of shares of Common Stock subsequent to the applicable grant date may be granted in excess of the Total Share Reserve if such awards provide for the forfeiture or cash settlement of such awards to the extent that insufficient shares of Common Stock remain under the Total Share Reserve at the time that shares of Common Stock would otherwise be issued in respect of such award. Notwithstanding anything to the contrary described herein, shares of Common Stock purchased on the open market with the cash proceeds from the exercise of options shall not be available for future grants of awards under the 2024 Equity Incentive Plan. Until the termination of the 2024 Equity Incentive Plan, any shares of Common Stock repurchased by Adagio with respect to performance stock awards or restricted stock awards at the same price paid by the holder or a lower price so that such shares of Common Stock are returned to Adagio will again be available for awards under the 2024 Equity Incentive Plan. The payment of dividend equivalents in cash in conjunction with any outstanding awards shall not be counted against the shares of Common Stock available for issuance under the 2024 Equity Incentive Plan. If any of the actions taken above would cause an incentive stock option to fail to qualify as an incentive stock option under Section 422 of the Code, such action will not be taken.
Generally, substitute awards shall not reduce the Total Share Reserve (other than as required by Section 422 of the Code) and, in the event that a company acquired by us or any subsidiary or with which we or any subsidiary combines has shares available under a pre-existing plan approved by its stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for awards under the 2024 Equity Incentive Plan and shall not reduce the shares of Common Stock authorized for grant under the 2024 Equity Incentive Plan; provided that awards using such available shares of Common Stock shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employed by or providing services to us or our subsidiaries immediately prior to such acquisition or combination.
Our compensation committee will make appropriate adjustments to these limits in the event of certain changes in our capitalization.
The foregoing description of the 2024 Equity Incentive Plan does not purport to be complete and is qualified in its entirety by reference to the text of the 2024 Equity Incentive Plan, a copy of which is incorporated herein by reference.
The 2024 Key Employee Equity Incentive Plan
We have adopted the 2024 Key Employee Equity Incentive Plan. The 2024 Key Employee Equity Incentive Plan enables us to provide enhanced stock-based incentives to each of Olav Bergheim, John Dahldorf, Alex Babkin, Hakon Bergheim, Tim Glynn, Ilya Grigorov, Nabil Jubran, Doug Kurschinski, and James L. Cox (the “Eligible Individuals”) to align the interests of such individuals with those of the stockholders of Adagio by motivating such individuals to achieve long-term results and rewarding them for their achievements.
The 2024 Key Employee Plan became effective upon approval by our stockholders immediately prior to the Business Combination and will remain in effect until the tenth anniversary of its effective date, unless terminated earlier by the Board.
The 2024 Key Employee Plan authorizes the issuance of up to 3,354,445 shares of Common Stock (the “Share Reserve”).
Up to the Share Reserve may be issued under the 2024 Key Employee Plan, in the aggregate, through the exercise of ISOs.
If any outstanding award expires or is canceled, forfeited, is settled for cash or terminated without issuance of the full number of shares of Common Stock to which the award related, then the shares subject to such award will again become available for future grant under the 2024 Key Employee Plan. Shares tendered in payment of the option exercise price or delivered or withheld by Adagio to satisfy any tax withholding obligation, or shares covered by a stock-settled SAR or other awards that were not issued upon the settlement of the award will again become available for future grants under the 2024 Key Employee

Plan. To the extent permitted under applicable law, awards that provide for the delivery of shares of Common Stock subsequent to the applicable grant date may be granted in excess of the Share Reserve if such awards provide for the forfeiture or cash settlement of such awards to the extent that insufficient shares of Common Stock remain under the Share Reserve at the time that shares of Common Stock would otherwise be issued in respect of such award. Notwithstanding anything to the contrary described herein, shares of Common Stock purchased on the open market with the cash proceeds from the exercise of options shall not be available for future grants of awards under the 2024 Key Employee Plan. Until the termination of the 2024 Key Employee Plan, any shares of Common Stock repurchased by Adagio with respect to performance stock awards or restricted stock awards at the same price paid by the holder or a lower price so that such shares of Common Stock are returned to we will again be available for awards under the 2024 Key Employee Plan. The payment of dividend equivalents in cash in conjunction with any outstanding awards shall not be counted against the shares of Common Stock available for issuance under the 2024 Key Employee Plan. If any of the actions taken above would cause an ISO to fail to qualify as an incentive stock option under Section 422 of the Code, such action will not be taken.
Generally, substitute awards shall not reduce the Total Share Reserve (other than as required by Section 422 of the Code) and, in the event that a company acquired by us or any subsidiary or with which we or any subsidiary combines has shares available under a pre-existing plan approved by its stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for awards under the 2024 Key Employee Plan and shall not reduce the shares of Common Stock authorized for grant under the 2024 Key Employee Plan; provided that awards using such available shares of Common Stock shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employed by or providing services to Adagio or its subsidiaries immediately prior to such acquisition or combination.
Our compensation committee will make appropriate adjustments to these limits in the event of certain changes in our capitalization.
The foregoing description of the 2024 Key Employee Plan does not purport to be complete and is qualified in its entirety by reference to the text of the 2024 Key Employee Plan, a copy of which is incorporated herein by reference.
The 2024 Employee Stock Purchase Plan
We have adopted the Employee Stock Purchase Plan (the “ESPP”). The purpose of the ESPP is to assist eligible employees in acquiring a stock ownership interest in Adagio in order to help eligible employees provide for their future security and to encourage them to remain in Adagio’s employment.
The ESPP authorizes the issuance of up to 441,293 shares of Common Stock, plus an annual increase on the first day of each year beginning in 2025 and ending in (and including) 2034 equal to one percent (1%) of the share of common stock outstanding on a fully diluted basis on the last day of the immediately preceding fiscal year, provided that the Board or its compensation committee may reduce the amount of the increase in any particular year.
The foregoing description of the ESPP does not purport to be complete and is qualified in its entirety by reference to the text of the ESPP, a copy of which is incorporated herein by reference.
Agreements with NEOs
We have entered into an agreement with Olav Bergheim, the material terms of which are summarized below. The below summary is qualified in all respects by reference to the underlying agreement, a copy of which is incorporated herein by reference.
On the Closing Date, we and Olav Bergheim entered into a binding offer letter (the “Offer Letter”), pursuant to which Mr. Bergheim transferred from a consultant of Adagio Medical to an employee, continuing his role as Chief Executive Officer. Pursuant to the Offer Letter, Mr. Bergheim’s annual base salary is $600,000, paid semi-monthly in accordance with our normal payroll practice. Further, the Offer Letter provides that Mr. Bergheim will be eligible to earn an annual bonus with a target of 80% of base salary, based upon mutually agreed performance objectives and the terms and conditions of Adagio’s annual bonus program in effect from time to time. The Offer Letter provides Mr. Bergheim a signing bonus of $175,000, which was paid on our first regularly scheduled payroll date after the Closing Date.
Mr. Bergheim will be eligible to participate in our comprehensive employee benefit offerings, including a 401(k) plan and various health and welfare benefits. The Offer Letter also provides that Mr. Bergheim will be eligible to participate in any additional executive-level plans, as we may adopt for similarly situated employees. Mr. Bergheim will also be entitled to 5 weeks of vacation per year.
Mr. Bergheim’s employment with us will be “at-will,” meaning either we or Mr. Bergheim may terminate Mr. Bergheim’s employment at any time for any reason. Upon termination, Mr. Bergheim will be entitled to any earned but unpaid base salary and reimbursement of any expense properly incurred through the date of termination.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Other than the compensation arrangements for our directors and executive officers, which are described in the section of this prospectus entitled “Executive Compensation”, below is a description of transactions since January 1, 2023, to which Adagio Medical Holdings, Inc. was a party or will be a party, in which:
•
the amounts involved exceeded or will exceed $120,000 or 1% of our average total assets at year-end for the last two completed fiscal years; and

•
any of our directors, executive officers or holders of more than 5% of our capital stock, or any member of the immediate family of, or person sharing the household with, the foregoing persons, had or will have a direct or indirect material interest.

Related Party Transactions
Certain agreements were entered into pursuant to the Business Combination Agreement. The agreements described in this section are filed as exhibits to this prospectus, and the following descriptions are qualified by reference thereto. These agreements include:
•
Subscription Agreements

•
2024 Bridge Financing Note Subscription Agreement

•
Investor Rights Agreement

•
Sponsor Letter Agreement

•
Adagio Stockholder Transaction Support Agreement

•
Registration Rights Agreement

PIPE Financing
Pursuant to the Subscription Agreements, the PIPE Investors committed financing valued at approximately $64,500,000 (the “PIPE Financing”). The PIPE Financing is comprised of: (i) commitments by certain investors to subscribe for and purchase Class A ordinary shares of ARYA in the open market for $2,500,000 and not to redeem such shares prior to the Closing Date; (ii) commitments by certain investors that are shareholders of ARYA not to redeem approximately 247,700 Class A ordinary shares of ARYA; (iii) agreements to subscribe for and purchase at Closing approximately 1,036,666 shares of Common Stock and approximately 1,440,000 PIPE Warrants and 670 Pre-Funded Warrants for an aggregate purchase price of approximately $12,000,000; (iv) the contribution of $29,500,000 of Bridge Financing Notes to Adagio Medical and any interest that has been accruing and will remain unpaid thereon prior to Closing pursuant to the terms of the Subscription Agreement executed by the Perceptive PIPE Investor; and (v) an additional cash investment by the Perceptive PIPE Investor of approximately $15,587,568.
Convertible Security Financing
Convert Investors executed the Convertible Security Subscription Agreement with us, pursuant to which we issued on the Closing Date to the Convert Investors the Convertible Notes, which will be convertible into shares of Common Stock at a conversion price of $10.00 per share, subject to adjustment, and the Convert Warrants, each Convert Warrant being exercisable on a cashless basis or for cash at a price of $24.00 per share, subject to adjustment. Such $20,000,000 of financing in the form of Convertible Notes included the conversion of the 2024 Bridge Financing Note into Convertible Notes and Convert Warrants at Closing. The Convertible Notes have a maturity of three years and nine months after Closing and interest will be payable in cash or compound as additional principal outstanding. Concurrently with the execution of the Convertible Security Subscription Agreement, the Perceptive PIPE Investor also purchased a $7,000,000 convertible promissory note of Adagio pursuant to the 2024 Bridge Financing Note Subscription Agreement. On the Closing Date, pursuant to the terms of the 2024 Bridge Financing Note and the 2024 Bridge Financing Note Subscription Agreement, the 2024 Bridge Financing Note converted into $7,000,000 in aggregate principal amount of Convertible Notes and 525,000 Convert Warrants on the same terms as the other Convert Investors that executed the Convertible Security Subscription Agreement.

Investor Rights Agreement
On February 13, 2024, ARYA, Adagio, and the other parties thereto, entered into the Investor Rights Agreement pursuant to which, among other things, certain stockholders and investors were granted certain customary registration rights. Further, subject to customary exceptions set forth in the Investor Rights Agreement, the shares of Common Stock beneficially owned or owned of record by the Sponsor, certain officers and directors of ARYA and Adagio, and certain other holders (including any shares of Common Stock issued pursuant to the Business Combination Agreement or the PIPE Financing) will be subject to a lock-up period beginning on the Closing Date until the date that is the earlier of (i) 365 days following the Closing Date (or six months after the Closing Date for certain holders) or (ii) the first date subsequent to the Closing Date with respect to which the closing price of the shares of Common Stock equals or exceeds $12.00 per share for any 20 trading days within any 30-trading day period commencing at least 150 days after the Closing Date.
Sponsor Letter Agreement
Concurrently with the execution of the Business Combination Agreement, the Sponsor, each holder of Class B ordinary shares of ARYA (the “Other Class B Shareholders” and with the Sponsor, the “Class B Shareholders”), including ARYA’s directors and officers (together with the Class B Shareholders, the “Insiders”), Adagio and Adagio Medical entered into a letter agreement (the “Sponsor Letter Agreement”), pursuant to which, among other things, (i) each of the Insiders and ARYA agreed to terminate the lock-up provisions contained in the Letter Agreement between ARYA, the Sponsor and the other parties thereto, and to replace such lock-up provisions with the transfer restrictions included in the Investor Rights Agreement and (ii) the Sponsor agreed that 1,147,500 shares of Common Stock issued to the Sponsor will be subject to Share Trigger Price Vesting.
Adagio Stockholder Transaction Support Agreements
Pursuant to the Business Combination Agreement, certain stockholders of Adagio Medical entered into transaction support agreements (collectively, the “Adagio Transaction Support Agreements”) with ARYA and Adagio Medical, pursuant to which such stockholders of Adagio Medical agreed to, among other things, (i) vote in favor of the Business Combination Agreement and the transactions contemplated thereby and (ii) be bound by certain other covenants and agreements related to the Business Combination.
Registration Rights Agreement
In connection with the closing of the Convertible Security Financing, Adagio and the Convert Investors entered into a registration rights agreement (the “Convert Registration Rights Agreement”), pursuant to which Adagio is required to file a registration statement on Form S-3 or, if not available, Form S-1 (the “Convert Registration Statement”) with the SEC to register for resale all of the Registrable Securities (as defined in the Convert Registration Rights Agreement), as soon as practicable, but in no event later than 45 calendar days after the Closing. In the event that the number of shares registered for resale under the Convert Registration Statement is insufficient to cover all of the Registrable Securities, Adagio will amend the Convert Registration Statement or file with the SEC a new registration statement to cover at least the Required Registration Amount (as defined in the Convert Registration Rights Agreement) as of the trading day immediately preceding the date of the filing of such amendment or new registration statement, as soon as practicable, but in any event not later than 15 days after the necessity therefor arises.
If we fail to file the Convert Registration Statement when required, fails to obtain effectiveness by SEC when required or fails to maintain the effectiveness of the Convert Registration Statement pursuant to the terms of Section 2(e) of the Convert Registration Rights Agreement, then as partial relief for the damages to any holder by reason of any such delay in or reduction of, its ability to sell the underlying shares of Common Stock, Adagio will be required to pay each holder of Registrable Securities relating to such Convert Registration Statement an amount equal to one percent of such Convert Investor’s original principal amount according to the timelines laid out in Section 2(e) of the Convert Registration Rights Agreement.
The foregoing descriptions of the Convert Registration Rights Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions thereof, the form of which is incorporated herein by reference.

Indemnification Agreements
Our Charter provides that we will indemnify our directors and officers to the fullest extent permitted by Delaware law, subject to certain exceptions.
We also entered into indemnification agreements with each of its directors and executive officers. The indemnification agreements provide the indemnitees with contractual rights to indemnification, and expense advancement and reimbursement, to the fullest extent permitted under Delaware law, subject to certain exceptions contained in those agreements.
Related Person Transaction Policy
Upon the consummation of the Business Combination, the Board adopted a written related person transactions policy that sets forth our policies and procedures regarding the identification, review, consideration and oversight of “related person transactions.” For purposes of our policy only, a “related person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we or any of our subsidiaries are participants involving an amount that exceeds $120,000, in which any “related person” has a material interest.
Transactions involving compensation for services provided to us as an employee, consultant or director will not be considered related person transactions under this policy. A related person is any executive officer, director, nominee to become a director or a holder of more than 5% of any class of our voting securities (including Common Stock), including any of their immediate family members and affiliates, including entities owned or controlled by such persons.
Under the policy, the related person in question or, in the case of transactions with a holder of more than 5% of any class of our voting securities, an officer with knowledge of a proposed transaction, must present information regarding the proposed related person transaction to audit committee of the Board (the “Audit Committee”) (or, where review by the Audit Committee would be inappropriate, to another independent body of the Board) for review. To identify related person transactions in advance, we will rely on information supplied by our executive officers, directors and certain significant stockholders. In considering related person transactions, the Audit Committee will take into account the relevant available facts and circumstances, which may include, but are not limited to:
•
the risks, costs, and benefits to us;

•
the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated;

•
the terms of the transaction;

•
the availability of other sources for comparable services or products; and

•
the terms available to or from, as the case may be, unrelated third parties.

The Audit Committee will approve only those transactions that it determines are fair to us and in ours best interests. All of the transactions described above were entered into prior to the adoption of such policy.
Director Independence
Based on information provided by each director concerning his or her background, employment and affiliations each of the directors on the Board, other than Mr. Olav Bergheim, qualifies as independent directors, as defined under Nasdaq’s listing rules. We are subject to the rules of the SEC and Nasdaq relating to the membership, qualifications and operations of the audit committee, as discussed below.

PRINCIPAL STOCKHOLDERS
Security Ownership of Certain Beneficial Owners and Management
The following table sets forth information known to the Company regarding the actual beneficial ownership of Common Stock as of September 12, 2024, after giving effect to the Closing, by:
•
each person known by the Company, based on Schedules 13D and 13G filed with the SEC, to be the beneficial owner of more than 5% of the Company’s outstanding shares Common Stock;

•
each of the Company’s executive officers and directors; and

•
all executive officers and directors of the Company as a group.

Beneficial ownership is determined in accordance with SEC rules, which generally provides that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power with respect to the security. Under SEC rules, beneficial ownership includes securities that the individual or entity has the right to acquire, such as through exercise of stock options or warrants, within 60 days and are deemed to be outstanding and beneficially owned by the persons holding those options or warrants for the purpose of computing the number of shares beneficially owned and the percentage ownership of that person. They are not, however, deemed to be outstanding and beneficially owned for the purpose of computing the percentage ownership of any other person.
The beneficial ownership percentages set forth in the table below are based on 13,387,636 shares of Common Stock issued and outstanding as of September 12, 2024. Unless otherwise noted in the footnotes to the following table, and subject to applicable community property laws, the persons and entities named in the table have sole voting and investment power with respect to their beneficially owned Common Stock.
Name and Address of Beneficial Owners(1)	Number of Shares	%
Olav Bergheim(2)	234,134	1.75
Hakon Bergheim(3)	8,539	*
John Dahldorf	—	—
James L. Cox	36,698	*
Sandra Gardiner	—	—
Keyvan Mirsaeedi-Farahani	—	—
Timothy Moran	—	—
Shahram Moaddeb	—	—
Orly Mishan	—	—
All directors and executive officers as a group (nine individuals)	279,371	2.09
Five Percent Holders
Perceptive Life Sciences Master Fund, Ltd.(4)	12,605,466	66.93
ARYA Sciences Holdings IV(5)	2,354,100	17.58
Entities affiliated with RA Capital Management, LP(6)	1,337,813	9.99
Shaolin Capital Management LLC(7)	887,015	6.43

*
Less than 1%

(1)
The business address of each beneficial owner unless otherwise stated is 26051 Merit Cir #102, Laguna Hills, CA 92653.

(2)
Consists of (i) 212,053 shares of Common Stock held of record by Fjordinvest LLC (“Fjordinvest”) and (ii) 22,081 shares of Common Stock held of record by Micro NV LLC (“Micro NV”). Olav Bergheim is the current President of Fjordinvest and Micro NV and, as such, has voting and investment discretion over the shares held by Fjordinvest and Micro NV.

(3)
Consists of (i) 7,539 shares of Common Stock issued to Hakon Bergheim in exchange for the shares of Common Stock held by Hakon Bergheim immediately prior to the closing of the Business Combination, and (ii) 1,000 in-the-money equity options.

(4)
Consists of (i) 7,160,397 shares of Common Stock and (ii) the PIPE Warrants exercisable into 5,445,069 shares of Common Stock. Excludes (i) the Convertible Notes convertible into 700,000 shares of Common Stock and (ii) the Convert Warrants exercisable into 525,000 shares of Common Stock, which are not exercisable within 60 days of September 13, 2024 by virtue of the beneficial ownership limitations described below. The Convertible Notes and Convert Warrants provide for limitations on conversion and exercise, respectively, such that the holder along with the other Attribution Parties (as defined therein) may not beneficially own more than 4.99% of the shares of Common Stock outstanding immediately after giving effect to such conversion and exercise, respectively. The securities are directly held by Perceptive Life Sciences Master Fund, Ltd. (the “Master Fund”). Perceptive Advisors LLC (the “Advisor”) serves as the investment manager of the Master Fund. Joseph Edelman (“Mr. Edelman”) serves as the managing member of the Advisor. The business address of the Perceptive PIPE Investor is 51 Astor Place, 10th Floor, New York, NY 10003.

(5)
Does not include the 1,147,500 shares of Common Stock which are subject to Share Trigger Price Vesting and will vest if, prior to the tenth anniversary of the Closing, the post-Closing share price of Common Stock equals or exceeds $24.00 per share for any 20 trading days within any 30 trading day period. The Sponsor is governed by a board of directors consisting of two directors, Adam Stone and Michael Altman. As such, Messrs. Stone and Altman have voting and investment discretion with respect to the securities held of record by the Sponsor and may be deemed to have shared beneficial ownership of the shares of Common Stock held directly by the Sponsor. The business address of the Sponsor is 51 Astor Place, 10th Floor, New York, NY 10003.

(6)
Consists of (i) 1,333,926 shares of Common Stock and (ii) the Pre-Funded Warrants exercisable into 3,887 shares of Common Stock issued to RA Capital Healthcare Fund, L.P. (RA Healthcare) and RA Capital Nexus Fund II, L.P. (RA Nexus) in connection with the PIPE Financing, the conversion of the Convertible Notes held by RA Healthcare and RA Nexus and the conversion of the pre-Business Combination shares of Common Stock held by RA Healthcare, RA Nexus, and a separately managed account.

Excludes (i) the Pre-Funded Warrants exercisable into 666,113 shares of Common Stock issued to RA Healthcare in connection with the PIPE Financing and (ii) the PIPE Warrants exercisable into an aggregate of 1,200,000 shares of Common Stock issued to RA Healthcare and RA Nexus in connection with the PIPE Financing, which warrants are not exercisable within 60 days of September 12, 2024 by virtue of the beneficial ownership limitations described below. RA Capital Management, L.P., or RA Capital, is the investment manager for RA Healthcare, RA Nexus, and the separately managed account. The general partner of RA Capital is RA Capital Management GP, LLC, or RA Capital GP, of which Peter Kolchinsky and Rajeev Shah are the managing members. RA Capital, RA Capital GP, Peter Kolchinsky and Rajeev Shah may be deemed to have voting and investment power over the shares held of record by RA Healthcare, RA Nexus, and the separately managed account. RA Capital, RA Capital GP, Peter Kolchinsky, and Rajeev Shah disclaim beneficial ownership of such shares, except to the extent of any pecuniary interest therein. The principal business address of the persons and entities listed above is 200 Berkeley Street, 18th Floor, Boston, MA 02116. The Pre-Funded Warrants and PIPE Warrants provide for limitations on their respective exercise such that the holder along with the other Attribution Parties (as defined therein) may not beneficially own more than 9.99% of the shares of Common Stock outstanding immediately after giving effect to such exercise.
(7)
Consists of (i) 480,855 shares of Common Stock and (ii) the PIPE Warrants exercisable into 406,160 shares of Common Stock beneficially held by Shaolin Capital Management LLC, a company incorporated under the laws of State of Delaware, which serves as the investment advisor to Shaolin Capital Partners Master Fund, Ltd. a Cayman Islands exempted company, MAP 214 Segregated Portfolio, a segregated portfolio of LMA SPC, DS Liquid DIV RVA SCM LLC and Shaolin Capital Partners SP, a segregated portfolio of PC MAP SPC being managed accounts advised by the Shaolin Capital Management LLC, as reported on the Schedule 13G filed on February 14, 2024. Shaolin Capital Management LLC is deemed to have sole voting and dispositive power with respect to the Common Stock beneficially held by it, as reported on the Schedule 13G filed on February 14, 2024. The business address for the reporting person is 230 NW 24th Street, Suite 603, Miami, FL 33127.

SELLING STOCKHOLDERS
The shares of Common Stock being offered by the selling stockholders are (i) up to 7,905,387 Convertible Note Shares and (ii) up to 600,000 Convert Warrant Shares, in each case issued pursuant to the Securities Purchase Agreement (the “Purchase Agreement”), dated as of February 13, 2024, by and among the Company, ARYA Sciences Acquisition Corp IV, Adagio Medical, Inc. and certain selling stockholders named therein.
For additional information regarding the issuance of the Convertible Notes and the Convert Warrants see “Management’s Discussion and Analysis of Financial Condition and Results of Operations of ARYA — Convertible Security Financing (Private Placement)” above. We are registering the shares of common stock in order to permit the selling stockholders to offer the shares for resale from time to time. Except for the ownership of the Convertible Note Shares and Convert Warrant Shares issued pursuant to the Purchase Agreement, none of the selling stockholders have had any material relationship with us within the past three years.
As used in this prospectus, the term “selling stockholders” includes the selling stockholders listed in the tables below, and their permitted pledgees, donees, transferees, assignees, successors, designees, successors-in-interest and others who later come to hold any of the selling stockholders’ interest in the shares of Common Stock in accordance with the terms of the applicable agreements governing their respective registration rights, other than through a public sale.
The table below lists the selling stockholders and other information regarding the beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder) of the shares of Common Stock held by each of the selling stockholders. The second column lists the number of shares of Common Stock beneficially owned by the selling stockholders prior to this offering, based on their respective ownership of shares of Common Stock, as of September 12, 2024, assuming conversion of the Convertible Notes and exercise of the Convert Warrants held by each such selling stockholder on that date but taking account of any limitations on conversion and exercise set forth therein. The third column lists the shares of Common Stock being offered by this prospectus, assuming conversion of the Convertible Notes and exercise of the Convert Warrants by the selling stockholders and does not take in account any limitations on (i) conversion of the Convertible Notes set forth therein or (ii) exercise of the Convert Warrants set forth therein.
In accordance with the terms of a registration rights agreement with the holders of the Convertible Notes and the Convert Warrants, this prospectus generally covers the resale of the sum of (i) 200% of the maximum number Convertible Note Shares issued or issuable upon conversion of the Convertible Notes, (assuming that such Convertible Notes are convertible at the alternative conversion price, defined as the lowest of (x) $10.00 and (y) 85% of the lowest volume-weighted average price of the Common Stock during the five (5) consecutive trading day period ending and including the trading day immediately preceding the delivery or deemed delivery of the applicable notice of conversion), including payment of the interest on the Convertible Notes through April 30, 2028 and (ii) the maximum number of Convert Warrant Shares issuable upon exercise of the Convert Warrants, in each case, determined as if the outstanding Convertible Notes (including interest on the Convertible Notes through April 30, 2028) and Convert Warrants were converted or exercised (as the case may be) in full (without regard to any limitations on conversion or exercise contained therein solely for the purpose of such calculation) at an alternate conversion price or exercise price (as the case may be) calculated as of the trading day immediately preceding the date this registration statement was initially filed with the SEC. Because the conversion price and alternate conversion price of the Convertible Notes and the exercise price of the Convert Warrants may be adjusted, the number of shares that will actually be issued may be more or less than the number of shares being offered by this prospectus. The fourth column assumes the sale of all of the shares offered by the selling stockholders pursuant to this prospectus.
Under the terms of the Convertible Notes and Convert Warrants, a selling stockholder may not convert the notes or exercise the warrants to the extent (but only to the extent) such selling stockholder or any of its affiliates would beneficially own a number of shares of our Common Stock which would exceed 4.99% (the “Maximum Percentage”) of the outstanding shares of the Company. The number of shares in the second column reflects these limitations. The selling stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”
Name of Selling Stockholder	Number of Shares of Common Beneficially Stock Owned Prior to Offering(1)	Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus(2)	Common Stock Beneficially Owned After the Offering(3)
			Number	Percent
Allegro Opportunities LLC(4)	703,000(5)	7,973,800	—	—
Nemean Asset Management, LLC(6)	531,587	531,587	—	—
Total Shares	1,234,587	8,505,387	—	—

(1)
Applicable percentage ownership is based on 13,387,636 shares of our Common Stock outstanding as of September 12, 2024, and based on 21,893,023 shares of our Common Stock outstanding after the offering.

(2)
For the purpose of the calculations of Common Stock to be sold pursuant to this prospectus we are assuming, in accordance with the Registration Rights Agreement, that (i) interest on the Convertible Notes has accrued through the two year maturity date and is paid in shares of our Common Stock, at an interest rate of 13% per annum, (ii) an event of default under the Convertible Notes has not occurred, (iii) the Convertible Notes are converted at the alternate conversion price of $3.27 and (iv) the exercise of all of the Convert Warrants in full without regard to any limitations on exercise set forth in the Convert Warrants.

(3)
Represents the amount of shares of Common Stock that will be held by the selling stockholders after completion of this offering based on the assumptions that (a) all shares of Common Stock underlying the Convertible Notes and Convert Warrants registered for sale by the registration statement of which this prospectus is part of will be sold, and (b) no other shares of Common Stock are acquired or sold by the selling stockholders prior to completion of this offering. However, the selling stockholders are not obligated to sell all or any portion of the shares of our Common Stock offered pursuant to this prospectus.

(4)
ATW Partners Opportunities Fund II GP, LLC (“General Partner”) acts as the manager of Allegro Opportunities LLC (“Allegro”) and Allegro is the wholly-owned subsidiary of ATW Opportunities Master Fund II, LP (“Fund”). ATW Partners Opportunities Management LLC (“Investment Manager”) acts as the investment manager of Fund. General Partner, Investment Manager and Fund may be deemed to have voting and dispositive power with respect to the shares of Common Stock held by Allegro and may be deemed to be the beneficial owner of these shares Antonio Ruiz-Gimenez and Kerry Propper serve as managing members of Investment Manager. The managing members of Investment Manager, in their capacity as managing members, may also be deemed to have investment discretion and voting power over the shares of Common Stock held by Allegro. General Partner, Investment Manager, Fund and the managing members each disclaim beneficial ownership of the shares held by Allegro. The address of the principal business office of each of General Partner, Investment Manager, Fund and Allegro is 1 Pennsylvania Plaza, Suite # 4810, New York, New York 10119.

(5)
Consists of the number of shares of Common Stock beneficially owned by this selling stockholder as of September 12, 2024 after giving effect to the Maximum Percentage (as defined in the paragraph above). Without regard to the Maximum Percentage, as of September 12, 2024, this selling stockholder would beneficially own an aggregate of 7,973,800 shares of our Common Stock, consisting of (i) 7,411,300 shares of Common Stock underlying the Convertible Notes in the original principal amount of $7,500,000 held by this selling stockholder, all of which shares are being registered for resale under this prospectus, and (ii) 562,500 shares of Common Stock underlying the Convert Warrants held by this selling stockholder, all of which shares are being registered for resale under this prospectus.

(6)
Consists of 37,500 shares of Common Stock issuable upon exercise of the Convert Warrants and 494,087 Convertible Note Shares reserved for issuance upon the conversion of an aggregate principal amount of $0.5 million Convertible Notes issued at the time of the Business Combination pursuant to the Purchase Agreement, at a conversion price of $3.27 per share (this represents the maximum number of Convertible Note Shares, including the maximum principal amount of Convertible Note Shares issuable with respect of interest paid-in-kind on the Convertible Notes issued through the maturity date). Steven Oliveira serves as the manager and has voting and investment control over the shares held by Nemean Asset Management, LLC (“Nemean”). Mr. Oliveira disclaims beneficial ownership of the shares held by Nemean, except to the extent of his pecuniary interest therein. The address of the principal business office of Nemean is 207 Commodore Drive, Jupiter, Florida 33477.

DESCRIPTION OF OUR SECURITIES
The following summary of certain provisions of our securities does not purport to be complete and is subject to the Charter, the Bylaws and the provisions of the DGCL.
General
Our authorized capital stock consists of 210,000,000 shares of Common Stock, par value $0.0001 per share, and 20,000,000 shares of Preferred Stock, par value $0.0001 per share. 13,387,636 shares of Common Stock are issued and outstanding as of September 12, 2024. The number of authorized shares of Common Stock or Preferred Stock may be increased or decreased in accordance with the provision set forth in the Charter.
The following summary describes all material provisions of our capital stock. You are urged to read the Charter and Bylaws in their entirety (which are incorporated by reference as exhibits to this prospectus) as well as the applicable provisions of the DGCL.
Common Stock
Voting rights.   Each share of Common Stock is entitled to one vote per share on all matters (including the election of directors) submitted to a vote of stockholders, unless otherwise required by law or the Charter. The Charter and Bylaws do not provide for cumulative voting rights. Directors of the Board will be elected by plurality vote of the shares of Common Stock present at an annual meeting and entitled to vote. With respect to matters other than the election of directors, at any meeting of the stockholders at which a quorum is present or represented, the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at such meeting and entitled to vote on the subject matter shall be the act of the stockholders, except as otherwise required by law. The holders of a majority of the stock issued and outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders.
Dividend rights.   Subject to preferences that may be applicable to any then-outstanding Preferred Stock, holders of Common Stock will be entitled to receive dividends, if any, as may be declared from time to time by the Board out of legally available funds.
Rights upon liquidation.   Upon a liquidation event, holders of Common Stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then-outstanding shares of preferred stock.
Other rights.   Holders of Common Stock will have no preemptive, conversion, subscription or other rights, and there are no redemption or sinking fund provisions applicable to the Common Stock. The rights, preferences and privileges of the holders of the Common Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate in the future.
Preferred Stock
The Board has the authority, without further action by the stockholders, to issue shares of preferred stock in one or more series and to fix the designations, powers, preferences and rights, and the qualifications, limitations or restrictions thereof. These designations, powers, preferences and rights could include dividend rights, dividend rates, conversion rights, voting rights, redemption rights, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of such series, any or all of which may be greater than the rights of the Common Stock. The issuance of preferred stock could adversely affect the voting power of holders of Common Stock and the likelihood that such holders will receive dividend payments and payments upon liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing a change in control or other corporate action. No shares of preferred stock are outstanding, and we have no present plan to issue any shares of preferred stock.
PIPE Warrants, Pre-Funded Warrants and Convert Warrants
Each PIPE Warrant entitles the registered holder thereof to purchase shares of Common Stock at a price of $10.00 per share, subject to adjustment, following the closing of the Business Combination. The

PIPE Warrants, issued to certain PIPE Investors pursuant to the Subscription Agreements and the Base Warrant Agreement, will expire on the fifth anniversary of the Closing.
Each Pre-Funded Warrant entitles the registered holder thereof to purchase shares of Common Stock at a price of $0.01 per share, subject to adjustment. The Pre-Funded Warrants, issued to certain PIPE Investors pursuant to the Subscription Agreements and the Pre-Funded Warrant Agreement, will not expire until such warrants are exercised in full.
Each Convert Warrant entitles the registered holder thereof to purchase shares of Common Stock at price of $24.00 per share, subject to adjustment. The Convert Warrants, issued to certain Convert Investors pursuant to the Convertible Security Subscription Agreement and the Convert Warrant Agreement, will expire on the seventh anniversary of the Closing.
Each of the Base Warrant Agreements, the Pre-Funded Warrant Agreements and Convert Warrant Agreement were entered into concurrently with the Closing, and each PIPE Warrant and Convert Warrant bears a restrictive legend. No PIPE Warrant or Convert Warrant may be exercised and we shall not be obligated to issue shares of Common Stock upon exercise of a PIPE Warrants or Convert Warrants unless the shares of Common Stock issuable upon such PIPE Warrant or Convert Warrant exercise have been registered, qualified or are exempt from registration or qualification under the Securities Act and under the securities laws of the state of residence of the registered holder of such PIPE Warrant or Convert Warrant. If at the time of exercise, following the one-year anniversary of the filing of a Current Report on Form 8-K (or any other applicable form) that includes current “Form 10 information” (within the meaning of Rule 144) reflecting our status as an entity that is no longer an issuer described in paragraph (i)(1)(i) of Rule 144, there is no effective registration statement registering the shares of Common Stock issuable upon exercise of the PIPE Warrants or Convert Warrants, or the prospectus contained therein is not available for the resale of such share by the holder of such warrants, the registered holder of such PIPE Warrant or Convert Warrant may be entitled to exercise such PIPE Warrant or Convert Warrant by way of cashless exercise in accordance with Section 3(a)(9) of the Securities Act. Otherwise, such holder may not be entitled to exercise its PIPE Warrant or Convert Warrant and, in the case of the PIPE Warrants or Convert Warrants, such PIPE Warrant or Convert Warrant may expire worthless.
If holders of PIPE Warrants elect to exercise on a cashless basis, they would pay the exercise price by surrendering his, her or its warrants for that number of shares of Common Stock yielded by the following formula: [(A-B) (X)] / (A), where, as described in more details in the Base Warrant Agreement (A) is (i) the VWAP on the trading day immediately preceding the date of the applicable warrant exercise notice if such notice is (1) both executed and delivered on a day that is not a trading day or (2) both executed and delivered in accordance with the terms set forth therein on a trading day prior to the opening of “regular trading hours” (as defined in Rule 600(b) of Regulation NMS promulgated under the federal securities laws) on such trading day, (ii) at the option of the holder, either (y) the VWAP on the trading day immediately preceding the date of the applicable exercise notice or (z) the bid price of the shares of Common Stock on the applicable stock exchange as reported by Bloomberg L.P. as of the time of the holder’s execution of the applicable exercise notice if such notice is executed during “regular trading hours” on a trading day and is delivered within two (2) hours thereafter (including until two (2) hours after the close of “regular trading hours” on a trading day), or (iii) the VWAP on the date of the applicable exercise notice if the date of such notice is a trading day and such notice is both executed and delivered in accordance with the terms set forth therein after the close of “regular trading hours” on such trading day; (B) is the exercise price of the PIPE Warrant, as adjusted pursuant to the Base Warrant Agreement; and (X) is the number of shares of Common Stock that would be issuable upon exercise of the portion of the PIPE Warrant specified in the exercise notice in accordance with the terms of the Base Warrant Agreement if such exercise were by means of a cash exercise rather than a cashless exercise.
Similarly, if holders of the Pre-Funded Warrants or Convert Warrants elect to exercise on a cashless basis, they would pay the exercise price by surrendering his, her or its warrants for that number of shares of Common Stock yielded by the following formula: (A x B) - (A x C)]/B. For purposes of the foregoing formula and as described in more details in the Pre-Funded Warrant Agreement or the Convert Warrant Agreement, as applicable: (A) is the total number of shares with respect to which the Pre-Funded Warrants or Convert Warrants are then being exercised; (B) is as elected by the Holder: (i) the VWAP of the shares of Common Stock on the trading day immediately preceding the date of the applicable exercise notice if such notice is (1) both executed and delivered on a day that is not a trading day or (2) both executed and delivered in accordance with the terms therein on a trading day prior to the opening of “regular trading hours” (as defined in Rule 600(b)(64) of Regulation NMS promulgated under the federal securities laws) on such trading day, (ii) at the option of the applicable holder, either (y) the VWAP on the trading day immediately preceding the date of the applicable exercise notice or (z) the bid price of the shares of Common Stock as of the time of the holders’ execution of the applicable exercise notice if such notice is executed during “regular trading hours” on a trading day and is delivered within two (2) hours thereafter in accordance with the terms therein, or (iii) the closing sale price of the Common Stock on the date of the applicable exercise notice if the date of such notice is a trading day and such notice is both executed and delivered in accordance with the terms therein after the close of “regular trading hours” on such trading day; and (C) is the exercise price then in effect for the applicable shares of Common Stock at the time of such exercise under the Pre-Funded Warrant or the Convert Warrant, as applicable.
Convertible Notes
The Convertible Notes issued pursuant to the Convertible Security Subscription Agreement are convertible into shares of Common Stock at $10.00 per share, subject to adjustment. Shares of Common Stock issued to a registered holder of a Convertible Note will bear a restrictive legend. The Convertible Note may not be exercised by, or securities issued to, any registered holder of such Convertible Notes in any state in which such exercise would be unlawful.
Election of Directors and Vacancies; Board of Directors
Subject to the rights of the holders of any series of preferred stock to elect additional directors under specified circumstances, the number of directors of the Board shall be fixed solely and exclusively by resolution duly adopted from time to time by the Board, but initially consists of seven (7) directors, which are divided into three (3) classes, designated Class I, II and III, with each class consisting of three (3) directors. Under the Bylaws, at all meetings of stockholders called for the election of directors, directors shall be elected by a plurality of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. All directors will be elected to hold office until the expiration of the term for which they are elected and until their successors have been duly elected and qualified or until their earlier resignation or removal.
Except as the DGCL may otherwise require and subject to the rights, if any, of the holders of any series of Preferred Stock, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board resulting from death, resignation, disqualification, removal or other cause shall be filled only by the affirmative vote of a majority of the remaining directors then in office, although less than a quorum, or by a sole remaining director. A director elected or appointed to fill a vacancy resulting from the death, resignation, disqualification or removal of a director or a newly created directorship will hold office until the next election of the class for which such director shall have been chosen until his or her successor shall have been duly elected and qualified, or until such director’s death, resignation or removal.
Subject to the rights, if any, of any series of Preferred Stock, any director or the entire Board may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least 66 2∕3% of the voting power of the issued and outstanding capital stock of Adagio Holdings entitled to vote in the election of directors.
In addition to the powers and authority expressly conferred upon them by statute or by the Charter or Bylaws, the directors are empowered to exercise all such powers and do all such acts and things as may be exercised or done by us, subject, nevertheless, to the provisions of the DGCL, the Charter and the Bylaws adopted and in effect from time to time; provided, however, that no Bylaw adopted, amended, altered or repealed after the date of the Bylaws will invalidate any prior act of our directors or officers which would have been valid if such Bylaw had not been adopted, amended, altered or repealed.
Quorum
The holders of a majority of the voting power of the capital stock of Adagio Holdings issued and outstanding and entitled to vote, present in person or represented by proxy, will constitute a quorum at all meetings of the stockholders for the transaction of business. Where a separate vote by a class or series or classes or series is required, a majority of the voting power of the outstanding shares of such class or series or classes or series, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter, except as otherwise provided by law, the Charter or Bylaws, each as amended from time to time. If, however, such quorum will not be present or represented at any meeting of the stockholders, the chairperson of the meeting or the stockholders entitled to vote at the meeting, present in person or represented by proxy, will have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum will be present or represented. At such adjourned meeting at which a quorum will be present or represented, any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting will be given to each stockholder entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.
Anti-takeover Effects of the Charter and Bylaws
The Charter and Bylaws contain provisions that may delay, defer or discourage another party from acquiring control of us. We expect that these provisions, which are summarized below, may discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with the Board, which we believe may result in an improvement of the terms of any such acquisition in favor of our stockholders. However, they also give the Board the power to discourage acquisitions that some stockholders may favor.
Authorized but Unissued Capital Stock
Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of Nasdaq, which would apply if and so long as the Common Stock remains listed on Nasdaq, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of Common Stock. Additional shares that may be issued in the future may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.
One of the effects of the existence of unissued and unreserved common stock may be to enable the Board to issue shares to persons friendly to our management, which issuance could render more difficult or discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise and thereby protect the continuity of our management and possibly deprive stockholders of opportunities to sell their shares of Common Stock at prices higher than prevailing market prices.
Special Meeting, Action by Written Consent and Advance Notice Requirements for Stockholder Proposals
Unless otherwise required by law, and subject to the rights, if any, of the holders of any series of Preferred Stock, special meetings of our stockholders may be called only by the Chairperson of the Board, the Chief Executive Officer, the President, or the Board acting pursuant to a resolution adopted by a majority of the Board. Unless otherwise required by law, written notice of a special meeting of stockholders, stating the time, place, means of remote communications (if any), record date, and purpose or purposes thereof, shall be given to each stockholder entitled to vote at such meeting, not less than ten (10) or more than sixty (60) days before the date fixed for the meeting. Business transacted at any special meeting of stockholders will be limited to the purposes stated in the notice. Any action required or permitted to be taken by the stockholders of Adagio Holdings must be effected at a duly called annual or special meeting of the stockholders and may not be effected by any consent in writing by such stockholders.
The Bylaws also provide that unless otherwise restricted by the Charter or Bylaws, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, if all members of the Board or of such committee, as the case may be, consent thereto in writing or by electronic transmission.
In addition, the Bylaws require advance notice procedures for stockholder proposals to be brought before an annual meeting of the stockholders, including the nomination of directors. Stockholders at an annual meeting may only consider the proposals specified in the notice of meeting or brought before the meeting by or at the direction of the Board, or by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered a timely written notice in proper form to our secretary, of the stockholder’s intention to bring such business before the meeting.
These provisions could have the effect of delaying until the next stockholder meeting any stockholder actions, even if they are favored by the holders of a majority of our outstanding voting securities.
Amendment to Certificate of Incorporation and Bylaws
The DGCL provides generally that the affirmative vote of a majority of the outstanding stock entitled to vote on amendments to a corporation’s certificate of incorporation or bylaws is required to approve such amendment, unless a corporation’s certificate of incorporation or bylaws, as the case may be, requires a greater percentage.
The Charter provides that the following provisions or articles therein may be amended, altered, repealed or rescinded only by the affirmative vote of (i) a majority of the Board and (ii) the holders of at least 66 2∕3% of the voting power of all the then outstanding voting securities, voting together as a single class:
•
the provision authorizing the Board to issue one or more series of Preferred Stock, with any powers, rights, preferences or privileges and the qualifications, limitations or restrictions as they may designate;

•
the provision setting the number of our directors and dividing our directors into three classes, each of which stands for election once every three years;

•
the provision providing that a director may be removed from the Board at any time, but only for cause , and only by the affirmative vote of the holders of at least 66 2∕3% of the voting power of the issued and outstanding capital stock entitled to vote in the election of directors;

•
the provision providing that, except for the rights of the holders of Preferred Stock to elect directors under specified circumstances or except as otherwise provided by resolution of a majority of the Board, all vacancies on the Board, resulting from either death, resignation, disqualification, removal or other cause, or newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

•
the provision prohibiting cumulative voting at any election of directors;

•
the article requiring (i) that any action to be taken by our stockholders must be effected at a duly called annual or special meeting of stockholders and not be taken by written consent; (ii) that any special meetings of stockholders may be called only by select officers or the Board; and (iii) that notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of our stockholders

•
the article regarding liability and indemnification coverage for directors and officers;

•
the article regarding the forum in which any derivative action, action, suit or proceeding may be brought; and

•
the article regarding the approval requirements for such amendments.

The Bylaws may be amended or repealed (A) by the affirmative vote of a majority of the entire Board then in office (subject to any bylaw requiring the affirmative vote of a larger percentage of the members of the Board) or (B) by our stockholders, provided that the affirmative vote of the holders of at least 66 2∕3% of the total voting power of outstanding voting securities, voting together as a single class, shall be required for our stockholders to alter, amend or repeal, or adopt certain provisions of the Bylaws.
Delaware Anti-Takeover Statute
We are subject to Section 203 of the DGCL. In general, Section 203 of the DGCL prevents a public company incorporated in Delaware from engaging in a “business combination” with any “interested stockholder” for three years following the time that the person became an interested stockholder, unless, among other exceptions, the interested stockholder attained such status as a result of the approval of the business combination by either the Board or by the holders of 66 2∕3% of the voting power of the outstanding capital stock held by stockholders unaffiliated with the interested stockholder. A business combination includes, among other things, (i) a merger or consolidation of the company with the interested stockholder or (ii) the sale of assets of the company which assets have an aggregate market value equal to 10% or more of either the aggregate market value of all assets of the company or the aggregate market value of all the outstanding stock of the company to the interested stockholder. In general, an interested stockholder is any stockholder that, together with its affiliates, beneficially owns 15% or more of the company’s stock. A public company incorporated in Delaware is automatically subject to Section 203 unless it opts out in its original corporate charter or pursuant to a subsequent charter or bylaw amendment approved by stockholders.
Limitations on Liability and Indemnification of Officers and Directors
The Charter limits the liability of our directors and officers to the fullest extent permitted by the DGCL, and the Bylaws provide that we will indemnify and hold them harmless to the fullest extent permitted by the DGCL. To the extent that the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of such directors and officers shall be eliminated or limited accordingly, without further action, upon the date of such amendment. We have entered into indemnification agreements with our directors and officers and we have continued and expect to continue to enter into agreements to indemnify our directors, executive officers and other employees as determined by the Board. Under the terms of such indemnification agreements, we will be required to indemnify each of our directors and officers, to the fullest extent permitted by the laws of the state of Delaware, if the basis of the indemnitee’s involvement was by reason of the fact that the indemnitee is or was either our or any of our subsidiaries’ director or officer, or was serving at our request in an official capacity for another entity. Any claims for indemnification by our directors and officers may reduce our available funds to satisfy successful third-party claims against it and may reduce the amount of money available to it.
Exclusive Jurisdiction of Certain Actions
The Charter provides that, unless we consent in writing to the selection of an alternative forum, (i) the Court of Chancery of the State of Delaware will, to the fullest extent permitted by law, be the sole and exclusive forum for any stockholder (including beneficial owner) to bring (a) any derivative action or proceeding brought on behalf of us, (b) any action asserting a claim of breach of a fiduciary duty owed by any of our current or former directors, officers or other employees, agents or stockholders to us or our stockholders, (c) any action, suit or proceeding asserting a claim against us, our current or former directors, officers, or employees, agents or stockholders arising pursuant to any provision of the DGCL or the Charter or Bylaws (each, as may be amended from time to time), or (d) any action, suit or proceeding asserting a claim against us, our current or former directors, officers, or employees, agents or stockholders governed by the internal affairs doctrine; and (ii) subject to the preceding provision, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause or causes of action arising under the Securities Act, including all causes of action asserted against any defendant to such complaint. The foregoing shall not apply to, and does not preclude or contract the scope of, either (i) exclusive federal jurisdiction pursuant to Section 27 of the Exchange Act for claims seeking to enforce any liability or duty created by the Exchange Act or the rules and regulations thereunder, or any other claim for which the U.S. federal courts have exclusive jurisdiction, or (ii) concurrent jurisdiction under Section 22 of the Securities Act for federal and state courts over all claims seeking to enforce any liability or duty created by the Securities Act or the rules and regulations thereunder. For more information and risks about the potential impact of such provision on stockholders, also see “Risk Factors — Risks Related to Ownership of Our Securities — Our Charter provides that the Court of Chancery of the State of Delaware will be the exclusive forum for substantially all disputes between us and our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or employees.”
Transfer Agent
The transfer agent for our Common Stock is Continental Stock Transfer & Trust Company.
Listing of Common Stock
Our Common Stock is listed on Nasdaq under the symbol “ADGM”.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS
The following discussion is a summary of certain material U.S. federal income tax consequences to Non-U.S. Holders (as defined below) of the ownership and disposition of shares of our Common Stock that are being offered pursuant to this offering. This discussion applies only to holders that hold shares of our Common Stock as “capital assets” within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (generally, property held for investment).
This discussion is not a complete analysis of all potential U.S. federal income tax consequences relating to the ownership and disposition of shares of our Common Stock. This summary is based upon current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), existing U.S. Treasury Regulations promulgated thereunder, published administrative pronouncements and rulings of the U.S. Internal Revenue Service (the “IRS”), and judicial decisions, all as in effect as of the date of this prospectus. These authorities are subject to change and differing interpretation, possibly with retroactive effect. Any change or differing interpretation could alter the tax consequences to Non-U.S. Holders described in this discussion. There can be no assurance that a court or the IRS will not challenge one or more of the tax consequences described herein, and we have not obtained, nor do we intend to obtain, a ruling with respect to the U.S. federal income tax consequences to a Non-U.S. Holder of the ownership or disposition of our securities.
This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a particular holder in light of that holder’s individual circumstances, nor does it address any alternative minimum, Medicare contribution, estate or gift tax consequences, or any aspects of U.S. state, local or non-U.S. taxes or any non-income U.S. tax laws. This discussion also does not address consequences relevant to holders subject to special tax rules, such as holders: owning, or are deemed to own, more than 5% of our capital stock (except to the extent specifically set forth below), corporations that accumulate earnings to avoid U.S. federal income tax, tax-exempt organizations, governmental organizations, banks, financial institutions, investment funds, insurance companies, brokers, dealers or traders in securities, commodities, or currencies, regulated investment companies or real estate investment trusts, tax-qualified retirement plans, holders who hold or receive our securities pursuant to the exercise of employee stock options or otherwise as compensation, holders holding our securities as part of a hedge, straddle, or other risk reduction strategy, conversion transaction or other integrated investment, holders deemed to sell our securities under the constructive sale provisions of the Code, passive foreign investment companies, controlled foreign corporations, S corporations, partnerships, or other pass-through entities or arrangements for U.S. federal income tax purposes (and any holder of interests therein), certain former U.S. citizens or long-term residents, and U.S. holders.
In addition, this discussion does not address the tax treatment of partnerships (or entities or arrangements that are treated as partnerships for U.S. federal income tax purposes) or persons that hold our securities through such partnerships. If a partnership, including any entity or arrangement treated as a partnership for U.S. federal income tax purposes, holds shares of our Common Stock, the U.S. federal income tax treatment of a partner in such partnership generally will depend upon the status of the partner and the activities of the partnership. Such partners and partnerships should consult their tax advisors regarding the tax consequences of the ownership and disposition of shares of our Common Stock.
THIS DISCUSSION IS ONLY A SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE OWNERSHIP AND DISPOSITION OF SHARES OF OUR COMMON STOCK THAT ARE BEING OFFERED PURSUANT TO THIS OFFERING. EACH HOLDER IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH HOLDER OF THE OWNERSHIP AND DISPOSITION OF SHARES OF OUR COMMON STOCK, INCLUDING THE APPLICABILITY AND EFFECT OF ANY U.S. FEDERAL, STATE AND LOCAL, AND NON-U.S. TAX LAWS.

For purposes of this discussion, a “Non-U.S. Holder” means a beneficial owner of shares of our Common Stock that is not a “U.S. person” for U.S. federal income tax purposes. A “U.S. person” is any person who or that is for U.S. federal income tax purposes:
•
an individual who is a citizen or resident of the United States;

•
a corporation, or an entity treated as a corporation, created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

•
an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•
a trust if (a) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons have the authority to control all of the trust’s substantial decisions or (b) the trust has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

Taxation of Distributions
In general, any distributions we make to a Non-U.S. Holder on shares of our Common Stock, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States, we will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such Non-U.S. Holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E, as applicable). Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the Non-U.S. Holder’s adjusted tax basis in its shares of our Common Stock and, to the extent such distribution exceeds the Non-U.S. Holder’s adjusted tax basis, as gain realized from the sale or other disposition of the Common Stock, which will be treated as described under “— Gain on Sale, Exchange, or Other Taxable Disposition of Common Stock” below.
Dividends we pay to a Non-U.S. Holder that are effectively connected with such Non-U.S. Holder’s conduct of a trade or business within the United States (or, if a tax treaty applies, are attributable to a U.S. permanent establishment or fixed base maintained by the Non-U.S. Holder) generally will not be subject to U.S. withholding tax, provided such non-U.S. Holder complies with certain certification and disclosure requirements (generally by providing an IRS Form W-8ECI). Instead, such dividends generally will be subject to U.S. federal income tax, net of certain deductions, at the same individual or corporate rates applicable to a U.S. person. If the Non-U.S. Holder is a corporation for U.S. federal income tax purposes, dividends that are effectively connected income may also be subject to a “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty).
Gain on Sale, Exchange, or Other Taxable Disposition of Common Stock
Subject to the discussion below regarding FATCA and backup withholding, a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, exchange, or other taxable disposition of shares of our Common Stock, unless:
•
the gain is effectively connected with the conduct of a trade or business by the Non-U.S. Holder within the United States (and, if an applicable tax treaty so requires, is attributable to a U.S. permanent establishment or fixed base maintained by the Non-U.S. Holder);

•
the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met; or

•
we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the Non-U.S. Holder held the shares of our Common Stock (the “relevant period”) and, in the case where shares of Common Stock are regularly traded on an established securities market, the non-U.S. Holder has owned, actually or constructively, more than 5% of our Common Stock at any time within the relevant period. There can be no assurance that our Common Stock will be treated as regularly traded on an established securities market for this purpose.

Gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates as if the Non-U.S. Holder were a U.S. person. Any gains described in the first bullet point above of a Non-U.S. Holder that is a corporation for U.S. federal income tax purposes may also be subject to an additional “branch profits tax” at a 30% rate (or lower applicable treaty rate). Gain described in the second bullet point above generally will be subject to a flat 30% U.S. federal income tax, which may be offset by certain U.S.-source capital losses (even though the individual is not considered a resident of the United States), provided that the Non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.
If the third bullet point above applies to a Non-U.S. Holder and applicable exceptions are not available, gain recognized by such Non-U.S. Holder on the sale, exchange, or other taxable disposition of shares of our Common Stock will be subject to tax at generally applicable U.S. federal income tax rates. In addition, a buyer may be required to withhold U.S. income tax at a rate of 15% of the amount realized upon such disposition. We will be classified as a United States real property holding corporation if the fair market value of our “United States real property interests” equals or exceeds 50% of the sum of the fair market value of our worldwide real property interests plus our other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes. We believe that we are not and do not anticipate becoming a United States real property holding corporation; however, such determination is factual in nature and subject to change so there can be no assurance in this regard. Non-U.S. Holders are urged to consult their tax advisors regarding the application of these rules.
Foreign Account Tax Compliance Act
Sections 1471 through 1474 of the Code (commonly referred to as the “Foreign Account Tax Compliance Act” or “FATCA”) and Treasury Regulations and administrative guidance promulgated thereunder impose a U.S. federal withholding tax of 30% on certain payments paid to a “foreign financial institution” (as specifically defined by applicable rules) unless various U.S. information reporting and due diligence requirements (generally relating to ownership by United States persons of interests in or accounts with those entities) have been satisfied by the payee. FATCA also generally imposes a U.S. federal withholding tax of 30% on certain payments to a non-financial foreign entity unless such entity provides the withholding agent with either a certification that it does not have any substantial direct or indirect U.S. owners or provides information regarding substantial direct and indirect U.S. owners of the entity. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. The withholding tax described above will not apply if the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from the rules.
FATCA withholding currently applies to payments of dividends on shares of our Common Stock. Withholding under FATCA was scheduled to apply to payments of gross proceeds from the sale of shares of our Common Stock beginning on January 1, 2019, but the U.S. Treasury Department has released proposed regulations which, if finalized in their present form, would eliminate such U.S. federal withholding tax of 30% applicable to the gross proceeds of a disposition of shares of our Common Stock. In its preamble to such proposed regulations, the U.S. Treasury Department stated that taxpayers may generally rely on the proposed regulations until final regulations are issued. Non-U.S. Holders are encouraged to consult with their own tax advisors regarding the possible implications of FATCA on their ownership and disposition of shares of our Common Stock.
Information Reporting and Backup Withholding
Information returns will be filed with the IRS in connection with payments of distributions on and the proceeds from a sale or other disposition of shares of our Common Stock. A Non-U.S. Holder may have to comply with certification procedures to establish that it is not a U.S. person in order to avoid information reporting and backup withholding requirements. The certification procedures required to claim a reduced rate of withholding under a treaty generally will satisfy the certification requirements necessary to avoid the backup withholding as well. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against such Non-U.S. Holder’s U.S. federal income tax liability and may entitle such Non-U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

PLAN OF DISTRIBUTION
We are registering the resale by the selling stockholders of up to 7,905,387 shares of Common Stock from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of Common Stock, although we will receive the exercise price of any Warrants not exercised by the selling stockholders on a cashless exercise basis. We will bear all fees and expenses incident to our obligation to register the shares of Common Stock.
The selling stockholders may sell all or a portion of the shares of Common Stock held by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of Common Stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of Common Stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:
•
on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•
in the over-the-counter market;

•
in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•
through the writing or settlement of options, whether such options are listed on an options exchange or otherwise;

•
ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•
block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•
purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•
an exchange distribution in accordance with the rules of the applicable exchange;

•
privately negotiated transactions;

•
short sales made after the date this registration statement is declared effective by the SEC;

•
broker-dealers may agree with a selling security holder to sell a specified number of such shares at a stipulated price per share;

•
a combination of any such methods of sale; and

•
any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares of Common Stock under Rule 144 promulgated under the Securities Act of 1933, as amended, if available, rather than under this prospectus. In addition, the selling stockholders may transfer the shares of Common Stock by other means not described in this prospectus. If the selling stockholders effect such transactions by selling shares of Common Stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of Common Stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of Common Stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of Common Stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of Common Stock short and deliver shares of Common Stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares of Common Stock to broker-dealers that in turn may sell such shares.

The selling stockholders may pledge or grant a security interest in some or all of the Convertible Note shares of Common Stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of Common Stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of Common Stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
To the extent required by the Securities Act and the rules and regulations thereunder, the selling stockholders and any broker-dealer participating in the distribution of the shares of Common Stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of Common Stock is made, a prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of shares of Common Stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.
Under the securities laws of some states, the shares of Common Stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of Common Stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.
There can be no assurance that any selling stockholder will sell any or all of the shares of Common Stock registered pursuant to the registration statement, of which this prospectus forms a part.
The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of Common Stock by the selling stockholders and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of Common Stock to engage in market-making activities with respect to the shares of Common Stock. All of the foregoing may affect the marketability of the shares of Common Stock and the ability of any person or entity to engage in market-making activities with respect to the shares of Common Stock.
We will pay all expenses of the registration of the shares of Common Stock pursuant to the Convert Registration Rights Agreement, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, a selling stockholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling stockholders against liabilities, including some liabilities under the Securities Act in accordance with the applicable registration rights agreements or the selling stockholders will be entitled to contribution. We may be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act that may arise from any written information furnished to us by the selling stockholder specifically for use in this prospectus, in accordance with the applicable related registration rights agreements or we may be entitled to contribution.
Once sold under the registration statement, of which this prospectus forms a part, the shares of Common Stock will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS
The validity of the securities offered hereby will be passed upon for us by Reed Smith LLP.
EXPERTS
The financial statements of ARYA Sciences Acquisition Corp IV as of December 31, 2023 and 2022, and for each of the two years in the period ended December 31, 2023, appearing in this prospectus have been audited by WithumSmith+Brown, PC, independent registered public accounting firm, as set forth in their report thereon (which report contains an explanatory paragraph regarding the ability of ARYA to continue as a going concern), appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
The consolidated financial statements of Adagio Medical, Inc. as of December 31, 2023 and 2022, and for each of the two years in the period ended December 31, 2023, appearing in this prospectus have been audited by WithumSmith+Brown, PC, independent registered public accounting firm, as set forth in their report thereon (which report contains an explanatory paragraph regarding the ability of Adagio Medical to continue as a going concern), appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
The financial statements of Adagio Medical Holdings, Inc. (formerly known as Aja HoldCo, Inc.) as of December 31, 2023 and for the period from December 19, 2023 (inception) to December 31, 2023, appearing in this prospectus have been audited by WithumSmith+Brown, PC, independent registered public accounting firm, as set forth in their report thereon (which report contains an explanatory paragraph regarding the ability of the Company to continue as a going concern), appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form S-1 under the Securities Act, with respect to the securities being offered by this prospectus. This prospectus, which constitutes part of the registration statement, does not contain all of the information in the registration statement and its exhibits. For further information with respect to us and the securities offered by this prospectus, we refer you to the registration statement and its exhibits. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference. You can read our SEC filings, including the registration statement, over the internet at the SEC’s website at www.sec.gov.
We are subject to the information reporting requirements of the Exchange Act, and we file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information will be available for review at the SEC’s website at www.sec.gov. We also maintain a website at https://us.adagiomedical.com/, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not part of this prospectus.

INDEX TO FINANCIAL STATEMENTS
ARYA SCIENCES ACQUISITION CORP IV
ADAGIO MEDICAL, INC.

ADAGIO MEDICAL HOLDINGS, INC.
(known as Aja Holdco, Inc. during the periods reported)

ARYA SCIENCES ACQUISITION CORP IV
CONSOLIDATED CONDENSED BALANCE SHEETS
	June 30, 2024	December 31, 2023
	(Unaudited)
Assets
Current assets:
Cash	$26,058	$20,191
Prepaid expenses	28,463	56,547
Total current assets	54,521	76,738
Cash held in Trust Account	37,938,923	40,575,949
Total Assets	$37,993,444	$40,652,687
Liabilities and Shareholders’ Deficit
Current liabilities:
Accounts payable	$156,536	$130,524
Accrued expenses	6,569,307	9,837,703
Due to related party	―	210,000
Convertible promissory note – related party	3,616,000	2,175,000
Total current liabilities	10,341,843	12,353,227
Deferred underwriting commissions	2,616,250	2,616,250
Total liabilities	12,958,093	14,969,477
Commitments and Contingencies
Class A ordinary shares, $0.0001 par value; 3,300,016 and 3,690,831 shares subject to possible redemption at approximately $11.47 and $10.97 per share as of June 30, 2024 and December 31, 2023, respectively	37,838,923	40,475,949
Shareholders’ Deficit:
Preference shares, $0.0001 par value; 1,000,000 shares authorized; none issued or outstanding as of June 30, 2024 and December 31, 2023	—	—
Class A ordinary shares, $0.0001 par value; 479,000,000 shares authorized; 499,000 shares issued and outstanding (excluding 3,300,016 and 3,690,831 shares subject to possible redemption) as of June 30, 2024 and December 31, 2023, respectively	50	50
Class B ordinary shares, $0.0001 par value; 20,000,000 shares authorized; 3,737,500 shares issued and outstanding as of June 30, 2024 and December 31, 2023, respectively	374	374
Additional paid-in capital	412,421	—
Accumulated deficit	(13,216,419)	(14,793,163)
Total shareholders’ deficit	(12,803,574)	(14,792,739)
Total Liabilities and Shareholders’ Deficit	$37,993,444	$40,652,687
The accompanying notes are an integral part of these unaudited consolidated condensed financial statements.

ARYA SCIENCES ACQUISITION CORP IV
UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2024	2023	2024	2023
General and administrative expenses	$252,199	$78,851	$863,939	$1,047,448
Loss from operations	(252,199)	(78,851)	(863,939)	(1,047,448)
Gain on extinguishment of legal expenses	2,302,557	—	3,577,104	—
Subscription agreement expense	(713,794)	—	(2,134,199)	—
Interest earned on cash and investments held in Trust Account	486,027	460,364	997,778	1,589,210
Total Other income (expense), net	2,074,790	460,364	2,440,683	1,589,210
Net income	$1,822,591	$381,513	$1,576,544	$541,762
Basic and diluted weighted average shares outstanding of Class A ordinary shares	3,922,090	3,690,831	3,922,090	7,485,358
Basic and diluted net income per share, Class A ordinary share	$0.24	$0.05	$0.21	$0.05
Basic and diluted weighted average shares outstanding of Class B ordinary shares	3,737,500	3,737,500	3,737,500	3,737,500
Basic and diluted net income per share, Class B ordinary share	$0.24	$0.05	$0.21	$0.05
The accompanying notes are an integral part of these unaudited consolidated condensed financial statements.

ARYA SCIENCES ACQUISITION CORP IV
UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF CHANGES
IN SHAREHOLDERS’ DEFICIT
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2024
	Ordinary Shares				Additional Paid-in Capital	Accumulated Deficit	Total Shareholders’ Deficit
	Class A		Class B
	Shares	Amount	Shares	Amount
Balance – December 31, 2023	499,000	$50	3,737,500	$374	$—	$(14,793,163)	$(14,792,739)
Subscription Agreement Expense	—	—	—	—	1,420,405	—	1,420,405
Adjustment of accretion of Class A ordinary shares subject to possible redemption	—	—	—	—	(902,751)	—	(902,751)
Net loss	—	—	—	—	—	(245,847)	(245,847)
Balance – March 31, 2024 (unaudited)	499,000	50	3,737,500	374	517,654	(15,039,010)	(14,520,932)
Subscription Agreement Expense	—	—	—	—	713,794	—	713,794
Adjustment of accretion of Class A ordinary shares subject to possible redemption	—	—	—	—	(819,027)	—	(819,027)
Net income	—	—	—	—	—	1,822,591	1,822,591
Balance – June 30, 2024 (unaudited)	499,000	$50	3,737,500	$374	$412,421	$(13,216,419)	$(12,803,574)
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2023
	Ordinary Shares				Additional Paid-in Capital	Accumulated Deficit	Total Shareholders’ Deficit
	Class A		Class B
	Shares	Amount	Shares	Amount
Balance – December 31, 2022	499,000	$50	3,737,500	$374	$—	$(8,640,891)	$(8,640,467)
Adjustment of accretion of Class A ordinary shares subject to possible redemption	—	—	—	—	—	(1,548,845)	(1,548,845)
Net income	—	—	—	—	—	160,249	160,249
Balance – March 31, 2023 (unaudited)	499,000	50	3,737,500	374	—	(10,029,487)	(10,029,063)
Adjustment of accretion of Class A ordinary shares subject to possible redemption	—	—	—	—	—	(600,365)	(600,365)
Net income	—	—	—	—	—	381,513	381,513
Balance – June 30, 2023 (unaudited)	499,000	$50	3,737,500	$374	$—	$(10,248,339)	$(10,247,915)
The accompanying notes are an integral part of these unaudited consolidated condensed financial statements.

ARYA SCIENCES ACQUISITION CORP IV
UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
	For the Six Months Ended June 30,
	2024	2023
Cash Flows from Operating Activities:
Net income	$1,576,544	$541,762
Adjustments to reconcile net income to net cash used in operating activities:
Gain on extinguishment of legal expenses	(3,577,105)	—
Subscription Agreement Expense	2,134,199	—
Interest earned on cash and investments held in Trust Account	(997,778)	(1,589,210)
Changes in operating assets and liabilities:
Prepaid expenses	28,085	(208,604)
Accounts payable	26,012	13,717
Accrued expenses	308,707	529,319
Due to related party	(210,000)	60,000
Net cash used in operating activities	(711,133)	(653,016)
Cash Flows from Investing Activities:
Cash deposited in Trust Account	(724,000)	(560,000)
Cash withdrawn from Trust Account for redemption	4,358,804	115,071,882
Net cash provided by financing activities	3,634,804	114,511,882
Cash Flows from Financing Activities:
Proceeds from convertible promissory note – related party	1,441,000	1,140,000
Redemption of Class A ordinary shares	(4,358,804)	(115,071,882)
Net cash used in financing activities	(2,917,804)	(113,931,882)
Net change in cash	5,867	(73,016)
Cash – beginning of the period	20,191	91,049
Cash – end of the period	$26,058	$18,033
The accompanying notes are an integral part of these unaudited consolidated condensed financial statements.

ARYA SCIENCES ACQUISITION CORP IV
NOTES TO UNAUDITED CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2024
Note 1 — Description of Organization and Business Operations
ARYA Sciences Acquisition Corp IV (the “Company” or “ARYA”) was incorporated as a Cayman Islands exempted company on August 24, 2020. The Company was formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”). The Company is an emerging growth company and, as such, the Company is subject to all of the risks associated with emerging growth companies.
All activity for the period from August 24, 2020 (inception) through June 30, 2024 was related to the Company’s formation and initial public offering (the “Initial Public Offering”) described below, and since the Initial Public Offering, the search for a prospective initial Business Combination. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company generates non-operating income in the form of income earned on investments or cash held in the Trust Account (as defined below) from the proceeds derived from the Initial Public Offering.
The Company has one wholly owned subsidiary, Aja Holdco, Inc., a Delaware corporation (“ListCo” or “HoldCo”), formed on December 19, 2023 and ARYA Merger Sub, a Cayman Islands exempted company (“ARYA Merger Sub”) formed on December 18, 2023.
The Company’s sponsor is ARYA Sciences Holdings IV, a Cayman Islands exempted company (the “Sponsor”). The registration statement for the Company’s Initial Public Offering was declared effective on February 25, 2021. On March 2, 2021, the Company consummated its Initial Public Offering of 14,950,000 Class A ordinary shares (the “Public Shares”), including the 1,950,000 Public Shares as a result of the underwriters’ full exercise of their over-allotment option, at an offering price of $10.00 per Public Share, generating gross proceeds of $149.5 million, and incurring offering costs of approximately $8.8 million, inclusive of approximately $5.2 million in deferred underwriting commissions (see Note 5). On August 8, 2022, the Company received a waiver from one of the underwriters of its Initial Public Offering pursuant to which such underwriter waived all rights to its 50% share of the deferred underwriting commissions payable upon completion of an initial Business Combination (the “Waiver”). In connection with the Waiver, the underwriter also agreed that (i) the Waiver is not intended to allocate its 50% portion of the deferred underwriting commissions to the other underwriter that has not waived its right to receive its share of the deferred underwriting commissions and (ii) the waived portion of the deferred underwriting commissions can, at the discretion of the Company, be paid to one or more parties or otherwise be used in connection with an initial Business Combination.
Simultaneously with the closing of the Initial Public Offering, the Company consummated the private placement (“Private Placement”) of 499,000 Class A ordinary shares (the “Private Placement Shares”), at a price of $10.00 per Private Placement Share to the Sponsor, generating gross proceeds of approximately $5.0 million (see Note 4).
Upon the closing of the Initial Public Offering and the Private Placement, $149.5 million ($10.00 per Public Share) of the net proceeds of the Initial Public Offering and certain of the proceeds of the Private Placement were placed in a trust account (the “Trust Account”), located in the United States, with Continental Stock Transfer & Trust Company acting as trustee, and were invested only in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations, until the earlier of (i) the completion of a Business Combination and (ii) the distribution of the Trust Account as described below. On February 27, 2023, the Company delivered an instruction letter to Continental Stock Transfer & Trust Company, acting as trustee, to liquidate the investments held in the Trust Account and instead to hold the funds in the Trust Account in cash in an interest-bearing demand deposit account until the earlier of the consummation of an initial Business Combination or the Company’s liquidation. The Company is taking these steps in order to mitigate the risk that the Company might be deemed to be an investment company for purposes of the Investment Company Act following the adoption of the First Extension Amendment Proposal described below. For more information on the partial liquidation of the Trust Account in connection with the adoption of the First Extension Amendment Proposal and the related redemption of Class A ordinary shares, see below.
The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of Private Placement Shares, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete one or more initial Business Combinations having an aggregate fair market value of at least 80% of the net assets held in the Trust Account (excluding the amount of deferred underwriting commissions and taxes payable on the interest earned on the Trust Account) at the time of the signing of the agreement to enter into the initial Business Combination. However, the Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act.
The Company will provide the holders (the “Public Shareholders”) of Public Shares, with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a shareholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek shareholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The Public Shareholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially anticipated to be $10.00 per Public Share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay income taxes). The per-share amount to be distributed to Public Shareholders who redeem their Public Shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriters of its Initial Public Offering (as discussed in Note 5).
These Public Shares are classified as temporary equity upon the completion of the Initial Public Offering in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 480, “Distinguishing Liabilities from Equity” (“ASC 480”). In such case, the Company will proceed with a Business Combination if a majority of the ordinary shares, represented in person or by proxy and entitled to vote thereon, voted at a shareholder meeting are voted in favor of the Business Combination. If a shareholder vote is not required by law and the Company does not decide to hold a shareholder vote for business or other reasons, the Company will, pursuant to the amended and restated memorandum and articles of association which the Company adopted upon the consummation of the Initial Public Offering and subsequently amended in connection with the adoption of First Extension Amendment Proposal and Second Extension Amendment Proposal described below (as amended from time to time, the “Amended and Restated Memorandum and Articles of Association”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC prior to completing a Business Combination. If, however, shareholder approval of the transactions is required by law, or the Company decides to obtain shareholder approval for business or other reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. Additionally, each Public Shareholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction or vote at all. If the Company seeks shareholder approval in connection with a Business Combination, the initial shareholders (as defined below) agreed to vote their Founder Shares (as defined below in Note 4) and any Public Shares they hold in favor of a Business Combination. In addition, the initial shareholders agreed to waive their redemption rights with respect to their Founder Shares, Private Placement Shares and Public Shares in connection with the completion of a Business Combination.
Notwithstanding the foregoing, if the Company seeks shareholder approval of its Business Combination and does not conduct redemptions in connection with its Business Combination pursuant to the tender offer rules, the Amended and Restated Memorandum and Articles of Association provide that a Public Shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the Class A ordinary shares, without the prior consent of the Company.
The Company’s Sponsor, officers and directors (the “initial shareholders”) agreed not to propose an amendment to the Amended and Restated Memorandum and Articles of Association (a) that would modify the substance or timing of the Company’s obligation to provide holders of its Public Shares the right to have their shares redeemed in connection with a Business Combination or to redeem 100% of the Public Shares if the Company does not complete its Business Combination within the time period during which the Company is required to consummate a Business Combination pursuant to the Amended and Restated Memorandum and Articles of Association (the “Business Combination Period”), or (b) with respect to any other provision relating to the rights of Public Shareholders, unless the Company provides the Public Shareholders with the opportunity to redeem their Class A ordinary shares in conjunction with any such amendment.
If the Company has not completed a Business Combination within the Business Combination Period, the Company will (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its income taxes, if any (less up to $100,000 of interest to pay dissolution expenses), divided by the number of the then-outstanding Public Shares, which redemption will completely extinguish Public Shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any); and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining shareholders and its board of directors, liquidate and dissolve, subject in the case of clauses (ii) and (iii) to the Company’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law.
The initial shareholders agreed to waive their liquidation rights with respect to the Founder Shares and Private Placement Shares held by them if the Company fails to complete a Business Combination within the Business Combination Period. However, if the initial shareholders acquire Public Shares in or after the Initial Public Offering, they will be entitled to liquidating distributions from the Trust Account with respect to such Public Shares if the Company fails to complete a Business Combination within the Business Combination Period. The underwriters of the Initial Public Offering agreed to waive their rights to their deferred underwriting commissions (see Note 5) held in the Trust Account in the event the Company does not complete a Business Combination within the Business Combination Period and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution (including Trust Account assets) will be only $10.00 per share initially held in the Trust Account. In order to protect the amounts held in the Trust Account, the Sponsor agreed to be liable to the Company if and to the extent any claims by a third party (excluding the Company’s independent registered public accounting firm) for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below the lesser of (i) $10.00 per Public Share and (ii) the actual amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account if less than $10.00 per Public Share due to reductions in the value of the assets in the Trust Account, in each case net of the interest that may be withdrawn to pay for the Company’s tax obligations. This liability will not apply with respect to any claims by a third party who executed a waiver of any right, title, interest or claim of any kind in or to any monies held in the Trust Account or to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”).
Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (excluding the Company’s independent registered public accounting firm), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account. The Company has not asked the Sponsor to reserve for such indemnification obligations, nor has the Company independently verified whether the Sponsor has sufficient funds to satisfy its indemnity obligations and the Company believes that the Sponsor’s only assets are securities of the Company. The Sponsor may not be able to satisfy those obligations. None of the Company’s officers or directors will indemnify the Company for claims by third parties including, without limitation, claims by vendors and prospective target businesses.
On February 28, 2023, the Company held an extraordinary general meeting of shareholders in view of approving an amendment to its Amended and Restated Memorandum and Articles of Association to extend the date (the “Termination Date”) by which the Company has to consummate a Business Combination from March 2, 2023 (the “Original Termination Date”) to June 2, 2023 (the “Previous Articles Extension Date”) and to allow the Company, without another shareholder vote, to elect to extend the Termination Date to consummate a Business Combination on a monthly basis for up to nine times by an additional one month each time after the Previous Articles Extension Date, by resolution of the Company’s board of directors, if requested by the Sponsor, and upon five days’ advance notice prior to the applicable Termination Date, until March 2, 2024 or a total of up to thirty-six months after the Original Termination Date, unless the closing of a Business Combination shall have occurred prior thereto or the Amended and Restated Memorandum and Articles of Association have been amended prior thereto in order to further extend the Termination Date (the “First Extension Amendment Proposal”). In connection with the initial three-month extension from the Original Termination Date to the Previous Articles Extension Date the Sponsor made an initial deposit into the Trust Account of $420,000 in exchange for the Second Convertible Promissory Note (as defined below). In connection with any subsequent optional monthly extensions following the Previous Articles Extension Date, the Sponsor made deposits of $140,000 per month into the Trust Account, as provided for in the amendment to the Amended and Restated Memorandum and Articles of Association that was adopted on February 28, 2023.
The Company approved one-month extensions on June 2, 2023, July 2, 2023, August 2, 2023, September 2, 2023, October 2, 2023, November 2, 2023, December 2, 2023, January 2, 2024 and February 2, 2024. In connection with the extensions on June 2, 2023, July 2, 2023, August 2, 2023, and September 2, 2023, the Company drew an aggregate amount of $560,000 from the Second Convertible Promissory Note in the principal amount of up to $1,680,000. In connection with the extensions on October 2, 2023, November 2, 2023 and December 2, 2023, January 2, 2024 and February 2, 2024, the Company drew an aggregate amount of $900,000 from the Third Promissory Note (as defined below). The Company also drew additional funds under the Second Convertible Promissory Note and the Third Promissory Note in view of funding the Company’s ongoing working capital (for more information see Note 4).
As contemplated by the Amended and Restated Memorandum and Articles of Association, the holders of Public Shares were able to elect to redeem all or a portion of their Public Shares in exchange for their pro rata portion of the funds held in the Trust Account in connection with the First Extension Amendment Proposal. On February 28, 2023, the First Extension Amendment Proposal was adopted and 11,259,169 Public Shares were redeemed for an aggregate amount of $115,071,882. Following the adoption of the First Extension Amendment Proposal, the Company has 4,189,831 Class A ordinary shares, including 3,690,831 Public Shares and 499,000 Private Placement Shares, and 3,737,500 Class B ordinary shares issued and outstanding. See below for more information on additional redemptions in connection with the second amendment of the Amended and Restated Memorandum and Articles of Association to further extend the time period the Company has to consummate a Business Combination following March 2, 2024.
On February 27, 2024, the Company held an extraordinary general meeting of shareholders to approve an amendment to the Company’s Amended and Restated Memorandum and Articles of Association to extend the Termination Date by which the Company has to consummate a Business Combination from March 2, 2024 (the “Previous Termination Date”) to April 2, 2024 (the “Articles Extension Date”) and to allow the Company without another shareholder vote, to elect to extend the Termination Date to consummate a Business Combination on a monthly basis up to eleven times by an additional one month each time after the Articles Extension Date, by resolution of the Company’s board of directors, if requested by the Sponsor, and upon five days’ advance notice prior to the applicable Termination Date, until March 2, 2025, or a total of up to twelve months after the Previous Termination Date, unless the closing of a Business

Combination shall have occurred prior thereto (the “Second Extension Amendment Proposal”). The Sponsor agreed that if the Second Extension Amendment Proposal (as defined below) was approved, it or one or more of its affiliates, members or third-party designees (the “Lender”) will contribute to the Company as a loan $111,000 to be deposited into the Trust Account. In addition, in the event the Company does not consummate a Business Combination by the Articles Extension Date, the Lender will contribute to the Company as a loan for an aggregate deposit of up to $1,221,000 in eleven equal installments to be deposited into the Trust Account for each of the eleven one-month optional extensions following the Articles Extension Date. On February 9, 2024, the Company drew on the unsecured convertible promissory note, dated February 8, 2024, by and between the Company and the Sponsor (the “Fourth Convertible Promissory Note”) in order to fund the $111,000 monthly deposits into the Trust Account and the Sponsor has the option to convert any amounts outstanding under the Fourth Convertible Promissory Note into Class A ordinary shares, at a conversion price equal to $10.00 per share, in connection with a Business Combination.
On February 27, 2024, the Second Extension Amendment Proposal was adopted and 390,815 Public Shares were redeemed for an aggregate amount of approximately $4,358,804. Following the adoption of the Second Extension Amendment Proposal, the Company had 3,799,016 Class A ordinary shares, including 3,300,016 Public Shares and 499,000 private placement shares, and 3,737,500 Class B ordinary shares issued and outstanding. Following the approval of the Second Extension Amendment Proposal, the ordinary shares held by the initial shareholders represented 56.2% of the issued and outstanding ordinary shares (including Private Placement Shares). For more information on the extensions that were approved to extend the Business Combination Period beyond April 2, 2024, see Note 9.
On February 26, 2024, the Company received a notice from the staff of the Listing Qualifications Department (the “Listing Department”) of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that, unless the Company timely requested a hearing (the “Hearing”) before the Nasdaq Hearings Panel (the “Panel”), trading of the Company’s securities on The Nasdaq Capital Market would be suspended at the opening of business on March 6, 2024, due to the Company’s noncompliance with Nasdaq IM-5101-2, which requires that a special purpose acquisition company complete one or more business combinations within 36 months of the effectiveness of its Initial Public Offering registration statement. The Company timely requested the Hearing before the Panel to request sufficient time to complete the Company’s previously disclosed Proposed Adagio Business Combination. Subsequently, on March 26, 2024, the Company received an additional and separate notice from the staff of the Listing Department of Nasdaq formally notifying the Company that the deficiency under Nasdaq Listing Rule 5620(a) requiring the Company to hold an annual meeting of shareholders within twelve months of its fiscal year ended December 21, 2022, serves as an additional and separate basis for delisting. The Panel considered both matters at the hearing that was held on April 25, 2024. On May 13, 2024, the Panel issued written notice of its decision to grant the Company’s request for an exception to its listing deficiencies until August 23, 2024 in light of the progress the Company has made toward closing the Proposed Adagio Business Combination. The Panel advised the Company that August 23, 2024 represents the full extent of the Panel’s discretion to grant continued listing while the Company is non-compliant with the Nasdaq’s Listing Rules. There can be no assurance that the Company will be able to satisfy Nasdaq’s continued listing requirements, obtain a favorable determination of the Panel on the Company’s ability to remain listed on The Nasdaq Capital Market and maintain compliance with other Nasdaq listing requirements prior to or following the consummation of a Business Combination.
On April 2, 2024, the Company approved the first one-month extension of the time period during which it may consummate an initial Business Combination. In connection with this extension of the Business Combination Period to May 2, 2024, the Company drew an aggregate of $111,000 from the Fourth Convertible Promissory Note. As provided for in the Amended and Restated Memorandum and Articles of Association, the Company will deposit the extension funds into the Trust Account.
On May 2, 2024, the Company approved the second one-month extension of the time period during which it may consummate an initial Business Combination. In connection with this extension of the Business Combination Period to June 2, 2024, the Company drew an aggregate of $111,000 from the Fourth Convertible Promissory Note. As provided for in the Amended and Restated Memorandum and Articles of Association, the Company will deposit the extension funds into the Trust Account. The Company also drew $74,000 under the Fourth Convertible Promissory Note for general working capital purposes.

On June 2, 2024, the Company approved the third one-month extension of the time period during which it may consummate an initial business combination (such time period, the “Business Combination Period”). In connection with this extension of the Business Combination Period to July 2, 2024 (the “Extension”), the Company drew an aggregate of $111,000 (the “Extension Funds”) from the unsecured promissory note in the principal amount of up to $1,000,000 (the “Fourth Convertible Promissory Note”), dated February 8, 2024, by and between the Company and ARYA Sciences Holdings IV (the “Sponsor”). As provided for in the Company’s amended and restated memorandum and articles of association (as amended, the “A&R Memorandum and Articles of Association”), the Company will deposit the Extension Funds into the trust account that was established by the Company in connection with its initial public offering (the “Trust Account”). The Company also drew $53,000 under the Fourth Convertible Promissory Note and $11,000 from the unsecured promissory note in the principal amount of $1,680,000, dated February 8, 2023, by and between the Company and the Sponsor for general working capital purposes (as amended on February 14, 2024, the “Second Convertible Promissory Note”).
On June 28, 2024,the Company issued an unsecured convertible promissory note (the “Fifth Convertible Promissory Note”) to the Sponsor, pursuant to which the Company may borrow $150,000 (the “Working Capital Loan”) from the Sponsor for general corporate purposes and the funding of the deposits required to be made into the Company’s trust account in connection with the monthly extensions of the time period during which the Company may consummate a Business Combination (as defined below) in accordance with the Company’s amended and restated memorandum and articles of association, as amended from time to time. Such loan may, at the Sponsor’s discretion, be converted into the Company’s Class A ordinary shares, par value $0.0001 per share (the “Working Capital Shares”), at a conversion price equal to $10.00 per Working Capital Share.
Going Concern
As of June 30, 2024, the Company had $26,058 in its operating bank account and a working capital deficit of $10,287,324.
As of June 30, 2024 , there was $120,000 of borrowings outstanding under the First Convertible Promissory Note. As of June 30, 2024 and December 31, 2023, $1,585,000 was drawn under the Second Convertible Promissory Note. As of June 30, 2024 and December 31, 2023, $900,000 and $470,000, was drawn under the Third Promissory Note, respectively. As of June 30, 2024 and December 31, 2023, $540,000 and $0, was drawn under the Fourth Convertible Promissory Note, respectively.
On July 31, 2024, the Company announced the closing of its previously announced Business Combination with Adagio Medical Inc. and Aja HoldCo Inc. (“ListCo”) (the “Closing”) (see Note 5). As of July 31, 2024, substantial doubt about the Company’s ability to continue as a going concern was alleviated due to the closing of a business combination.
Risks and Uncertainties
Results of operations and the Company’s ability to complete a Business Combination may be adversely affected by various factors that could cause economic uncertainty and volatility in the financial markets, many of which are beyond its control. The Company’s business of pursuing and consummating an initial Business Combination could be impacted by, among other things, downturns in the financial markets or in economic conditions, export controls, tariffs, trade wars, inflation, increases in interest rates, supply chain disruptions, declines in consumer confidence and spending, the ongoing effects of the COVID-19 pandemic, including resurgences and the emergence of new variants, and geopolitical instability, such as the military conflict in the Ukraine or the conflict in Israel and Palestine. The Company cannot at this time fully predict the likelihood of one or more of the above events, their duration or magnitude or the extent to which they may materially impact the Company’s business and its ability to complete an initial Business Combination.
Note 2 — Summary of Significant Accounting Policies
Basis of Presentation
The accompanying unaudited consolidated condensed financial statements are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America

(“GAAP”) for financial information and pursuant to the rules and regulations of the SEC. Accordingly, certain disclosures included in the annual financial statements have been consolidated condensed or omitted from these unaudited consolidated condensed financial statements as they are not required for interim financial statements. In the opinion of management, the unaudited consolidated condensed financial statements reflect all adjustments, which include only normal recurring adjustments necessary for the fair statement of the balances and results for the periods presented. Operating results for the three and six months ended June 30, 2024 are not necessarily indicative of the results that may be expected through December 31, 2024 or any future periods.
The accompanying unaudited consolidated condensed financial statements should be read in conjunction with the audited financial statements and notes thereto included in the Annual Report on Form 10-K filed by the Company with the SEC on March 29, 2024.
Principles of Consolidation
The accompanying unaudited consolidated condensed financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.
Emerging Growth Company
The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s unaudited consolidated condensed financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Concentration of Cash Balances
The Company has significant cash balances at financial institutions which throughout the year regularly exceed the federally insured limit of $250,000. Any loss incurred or a lack of access to such funds could have a significant adverse impact on the Company’s financial condition, results of operations, and cash flows.
Cash and Cash Equivalents
The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company had no cash equivalents as of June 30, 2024 and December 31, 2023.

Use of Estimates
The preparation of unaudited consolidated condensed financial statements in conformity with U.S. GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets, liabilities and expenses and disclosure of contingent assets and liabilities at the date of the unaudited consolidated condensed financial statements. Actual results could differ from those estimates.
Trust Account
Initially, the Company’s portfolio of investments was comprised of U.S. Treasury securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, or investments in money market funds that invest in U.S. government securities and generally have a readily determinable fair value, or a combination thereof. When the Company’s investments held in the Trust Account are comprised of U.S. government securities, the investments are classified as trading securities. When the Company’s investments held in the Trust Account are comprised of money market funds, the investments are recognized at fair value. Trading securities and investments in money market funds are presented on the balance sheets at fair value at the end of each reporting period. Gains and losses resulting from the change in fair value of these securities are included in interest income and unrealized gain on investments held in Trust Account in the accompanying consolidated condensed statements of operations. The estimated fair values of investments held in the Trust Account are determined using available market information. On February 27, 2023, the Company delivered an instruction letter to Continental Stock Transfer & Trust Company, acting as trustee, to liquidate the investments held in the Trust Account and instead to hold the funds in the Trust Account in cash in an interest-bearing demand deposit account until the earlier of the consummation of an initial Business Combination or the Company’s liquidation. The Company is taking these steps in order to mitigate the risk that the Company might be deemed to be an investment company for purposes of the Investment Company Act following the adoption of the First Extension Amendment Proposal described above (see Note 1).
Financial Instruments
The fair value of the Company’s assets and liabilities, which qualify as financial instruments under the FASB ASC Topic 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the balance sheets.
Fair Value Measurements
Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:
•
Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

•
Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•
Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.
As of June 30, 2024 and December 31, 2023, the carrying values of cash, accounts payable, accrued expenses and due to related party approximate their fair values due to the short-term nature of the instruments. The fair value of investments held in Trust Account was determined using quoted prices in active markets.

Offering Costs Associated with the Initial Public Offering
Offering costs consisted of legal, accounting, underwriting and other costs incurred that were directly related to the Initial Public Offering and that were charged to Class A ordinary shares subject to redemption upon the completion of the Initial Public Offering. Offering costs were allocated to the separable financial instruments issued in the Initial Public Offering based on a relative fair value basis, compared to total proceeds received. Offering costs associated with the Class A ordinary shares issued were charged against the carrying value of the Class A ordinary shares subject to possible redemption upon the completion of the Initial Public Offering. The Company classifies deferred underwriting commissions as non-current liabilities as their liquidation is not reasonably expected to require the use of current assets or require the creation of current liabilities.
Class A Ordinary Shares Subject to Possible Redemption
The Company accounts for its Class A ordinary shares subject to possible redemption in accordance with the guidance in ASC 480. Class A ordinary shares subject to mandatory redemption (if any) are classified as liability instruments and are measured at fair value. Conditionally redeemable Class A ordinary shares (including Class A ordinary shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, Class A ordinary shares are classified as shareholders’ deficit. The Public Shares feature certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of uncertain future events. Accordingly, as of June 30, 2024 and December 31, 2023, 3,300,016 and 3,690,831 Class A ordinary shares subject to possible redemption are presented at redemption value as temporary equity, outside of the shareholders’ deficit section of the Company’s balance sheets.
Income Taxes
FASB ASC Topic 740, “Income Taxes” prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. There were no unrecognized tax benefits as of June 30, 2024 and December 31, 2023. The Company’s management determined that the Cayman Islands is the Company’s only major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. As of June 30, 2024 and December 31, 2023, there were no unrecognized tax benefits and no amounts were accrued for the payment of interest and penalties. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.
There is currently no taxation imposed on income by the government of the Cayman Islands. In accordance with the Cayman Islands’ income tax regulations, income taxes are not levied on the Company. Consequently, income taxes are not reflected in the Company’s unaudited consolidated condensed financial statements. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.
Net Income Per Ordinary Share
The Company has two classes of shares: Class A ordinary shares and Class B ordinary shares. Income and losses are shared pro rata between the two classes of shares. Net income per ordinary share is computed by dividing net income by the weighted-average number of ordinary shares outstanding during the periods. Accretion associated with the Class A ordinary shares subject to possible redemption is excluded from earnings per share as the redemption value approximates fair value.

The following table reflects the calculation of basic and diluted net (loss) income per ordinary share (in dollars, except per share amounts):
	For the Three Months Ended June 30,
	2024		2023
	Class A	Class B	Class A	Class B
Basic and diluted net income per ordinary share
Numerator:
Allocation of net income	$1,313,094	$1,291,832	$189,558	$191,955
Denominator:
Basic and diluted weighted average shares outstanding	3,799,016	3,737,500	3,690,831	3,737,500
Basic and diluted net income per ordinary share	$0.24	$0.24	$0.05	$0.05
	For the Six Months Ended June 30,
	2024		2023
	Class A	Class B	Class A	Class B
Basic and diluted net income per ordinary share
Numerator:
Allocation of net income	$1,207,966	$1,151,113	$361,341	$180,421
Denominator:
Basic and diluted weighted average shares outstanding	3,922,090	3,737,500	7,485,358	3,737,500
Basic and diluted net income per ordinary share	$0.21	$0.21	$0.05	$0.05
Recent Accounting Standards
The Company’s management does not believe there are any recently issued, but not yet effective, accounting pronouncement if currently adopted would have a material effect on the Company’s unaudited consolidated condensed financial statements.
Note 3 — Initial Public Offering
On March 2, 2021, the Company consummated its Initial Public Offering of 14,950,000 Public Shares, including the 1,950,000 Public Shares as a result of the underwriters’ full exercise of their over-allotment option, at an offering price of $10.00 per Public Share, generating gross proceeds of $149.5 million, and incurring offering costs of approximately $8.8 million, inclusive of approximately $5.2 million in deferred underwriting commissions. For more information on the Waiver related to a portion of the deferred underwriting commissions that the Company received on August 8, 2022 and the partial liquidation of the Trust Account in connection with the adoption of the First Extension Amendment Proposal, the Second Extension Amendment Proposal and the related redemptions of Class A ordinary shares, also see Note 1 above.
Note 4 — Related Party Transactions
Founder Shares
On January 4, 2021, the Sponsor paid $25,000 to cover for certain expenses on behalf of the Company in exchange for issuance of 3,737,500 Class B ordinary shares, par value $0.0001 (the “Founder Shares”). In February 2021, the Sponsor transferred an aggregate of 90,000 Founder Shares to the Company’s independent directors. The Sponsor agreed to forfeit up to 487,500 Founder Shares to the extent that the over-allotment option was not exercised in full by the underwriters, so that the Founder Shares would represent 20.0% of the Company’s issued and outstanding ordinary shares (excluding the Private Placement Shares)

after the Initial Public Offering. The underwriters fully exercised the over-allotment option on March 2, 2021; thus, these 487,500 Founder Shares were no longer subject to forfeiture.
The initial shareholders agreed, subject to limited exceptions, not to transfer, assign or sell any of their Founder Shares until the earlier to occur of (A) one year after the completion of the initial Business Combination and (B) subsequent to the initial Business Combination, (x) if the closing price of the Company’s Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the initial Business Combination, or (y) the date on which the Company completes a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of the Public Shareholders having the right to exchange their ordinary shares for cash, securities or other property. For more information on how the transfer restrictions will be amended in connection with the Proposed Adagio Business Combination (as defined below) and the execution of the Investor Rights Agreement (as defined below), also see Note 5.
Private Placement Shares
Simultaneously with the closing of the Initial Public Offering, the Company consummated the Private Placement of 499,000 Private Placement Shares, at a price of $10.00 per Private Placement Share to the Sponsor, generating gross proceeds of approximately $5.0 million.
The Private Placement Shares are not transferable or salable until 30 days after the completion of the initial Business Combination. Certain proceeds from the Private Placement Shares have been added to the proceeds from the Initial Public Offering held in the Trust Account.
The Sponsor and the Company’s officers and directors agreed, subject to limited exceptions, not to transfer, assign or sell any of their Private Placement Shares until 30 days after the completion of the initial Business Combination.
Related Party Loans
On March 2, 2021, the Sponsor agreed to loan the Company an aggregate of up to $300,000 to cover for expenses related to the Initial Public Offering pursuant to a promissory note (the “Note”) and the Company subsequently reclassified the outstanding amount due to the Sponsor as borrowing under the Note. This loan was non-interest bearing and payable upon the completion of the Initial Public Offering. The Company borrowed approximately $161,000 under the Note and fully repaid the Note upon closing of the Initial Public Offering. Subsequent to the repayment, the loan facility was no longer available to the Company.
In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor, affiliates of the Sponsor, or the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company may repay any Working Capital Loans that may have been extended to the Company by the Sponsor, affiliates of the Sponsor, or the Company’s officers and directors out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans may be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of the proceeds held outside the Trust Account to repay any Working Capital Loans but no proceeds held in the Trust Account would be used to repay such Working Capital Loans. Except for the terms of the First Convertible Promissory Note, the Second Convertible Promissory Note, the Third Promissory Note and the Fourth Convertible Promissory Note, each as further described below, the terms of such Working Capital Loans have not been determined and no written agreements exist with respect to any other loans between the Company and the Sponsor, affiliates of the Sponsor, or the Company’s officers and directors. The Working Capital Loans would either be repaid upon the consummation of a Business Combination, without interest, or, at the lenders’ discretion, up to $1.5 million of such Working Capital Loans may be convertible into shares of the post Business Combination entity at a price of $10.00 per share. The shares would be identical to the Private Placement Shares. Except as described below, as of June 30, 2024 and December 31, 2023, the Company had no other outstanding borrowings under Working Capital Loans.

On November 7, 2022, the Company issued an unsecured convertible promissory note (the “First Convertible Promissory Note”) to the Sponsor, pursuant to which the Company borrowed $120,000 (the “First Convertible Working Capital Loan”) from the Sponsor for general corporate purposes. Such loan may, at the Sponsor’s discretion, be converted into Class A ordinary shares, par value $0.0001 per share, of the Company (the “Working Capital Shares”) at a conversion price equal to $10.00 per Working Capital Share. The terms of the Working Capital Shares will be identical to those of the Private Placement Shares that were issued to the Sponsor in connection with the Initial Public Offering. The First Convertible Working Capital Loan will not bear any interest and will be repayable by the Company to the Sponsor, if not converted or repaid on the effective date of a Business Combination involving the Company and one or more businesses. The maturity date of the First Convertible Working Capital Loan may be accelerated upon the occurrence of an Event of Default (as defined under the First Convertible Promissory Note). The Company granted customary registration rights to the Sponsor with respect to any Working Capital Shares, which shall constitute “Registrable Securities” pursuant to that certain Registration and Shareholder Rights Agreement, dated March 2, 2021, by and among the Company, the Sponsor and the other parties thereto (the “Registration and Shareholders Rights Agreement”). Further, each newly issued Working Capital Share shall bear the same transfer restrictions that apply to the Private Placement Shares, as contemplated by the Letter Agreement, dated February 25, 2021, by and among the Company, the Sponsor and the other parties thereto (the “Letter Agreement”). As of June 30, 2024 and December 31, 2023, there were $120,000 of borrowings outstanding under the First Convertible Promissory Note.
On February 28, 2023, the Company issued a non-interest bearing, unsecured convertible promissory note to the Sponsor in connection with the First Extension Amendment Proposal, pursuant to which the Company may borrow up to $1,680,000 from the Sponsor for general corporate purposes and the funding of the deposits that the Company is required to make pursuant to its Amended and Restated Memorandum and Articles of Association (as amended following the adoption of the First Extension Amendment Proposal at the Company’s extraordinary general meeting of shareholders on February 28, 2023) and following the request of the Sponsor in connection with an optional monthly extension of the time period during which the Company may consummate a Business Combination (the “Second Convertible Promissory Note”). Up to $1,380,000 of the amounts loaned under the Second Convertible Promissory Note will be convertible at the option of the Sponsor into Working Capital Shares. This working capital loan outstanding pursuant to the Second Convertible Promissory Note (the “Second Working Capital Loan”) will not bear any interest and will be repayable by the Company to the Sponsor to the extent the Company has funds available outside of the Trust Account and if not converted or repaid on the effective date of a Business Combination. The maturity date of the Second Convertible Working Capital Loan may be accelerated upon the occurrence of an Event of Default (as defined under the Second Convertible Promissory Note). The Company granted customary registration rights to the Sponsor with respect to any Working Capital Shares issued pursuant to the Second Convertible Promissory Note, which shall constitute “Registrable Securities” pursuant the Registration and Shareholders Rights Agreement. Further, each newly issued Working Capital Share shall bear the same transfer restrictions that apply to the Private Placement Shares, as contemplated by the Letter Agreement.
On April 18, 2023, June 2, 2023, July 6, 2023, August 2, 2023 and September 5, 2023, the Company withdrew an additional $400,000, $140,000, $140,000, $140,000 and $165,000, respectively, from the Second Convertible Promissory Note (see Note 1). As of June 30, 2024 and December 31, 2023, $1,585,000 were drawn under the Second Convertible Promissory Note.
On September 27, 2023, the Company issued an unsecured promissory note to the Sponsor (the “Third Promissory Note”), pursuant to which the Company may borrow $900,000 from the Sponsor for general corporate purposes and to fund the deposits required to be made into the Company’s trust account in connection with the monthly extensions of the time period during which the Company may consummate a business combination in accordance with the Company’s amended and restated memorandum and articles of association, as amended during the shareholder meeting on February 28, 2023. This working capital loan outstanding pursuant to the Third Promissory Note (the “Third Working Capital Loan”) will not bear any interest. In the event that the Company does not consummate a Business Combination, the Third Promissory Note will be repaid from funds held outside of the Trust Account or will be forfeited, eliminated or otherwise forgiven. The maturity date of the Third Working Capital Loan may be accelerated upon the occurrence of an Event of Default (as defined under the Third Promissory Note). On October 2, 2023,

November 2, 2023 and December 2, 2023, the Company approved the fifth, sixth and seventh one-month extension of the Business Combination Period, respectively. In connection with such extensions of the Business Combination Period to January 2, 2024, the Company drew an aggregate amount of $420,000 from the Third Promissory Note. As provided for in the Company’s amended and restated memorandum and articles of association, the Company deposited the extension funds into the trust account that was established by the Company in connection with its Initial Public Offering. The Company also drew an aggregate of $50,000 under the Third Promissory Note for working capital purposes. As of June 30, 2024, $900,000 was drawn under the Third Promissory Note.
On February 8, 2024, the Company issued an unsecured convertible promissory note to the Sponsor (the “Fourth Convertible Promissory Note”), pursuant to which the Company may borrow $1,000,000 from the Sponsor for general corporate purposes and to fund the monthly deposits required to be made into the Trust Account in order to extend the time period during which the Company may consummate a Business Combination (the “Fourth Working Capital Loan”) in accordance with the Amended and Restated Memorandum and Articles of Association. The Fourth Working Capital Loan will not bear any interest. In the event that the Company does not consummate a Business Combination, the Fourth Convertible Promissory Note will be repaid from funds held outside of the Trust Account or will be forfeited, eliminated or otherwise forgiven. The maturity date of the Fourth Working Capital Loan may be accelerated upon the occurrence of an Event of Default (as defined under the Fourth Convertible Promissory Note). Any Working Capital Shares issuable upon conversion of the Fourth Convertible Promissory Note will not be registered under the Securities Act and will be issued in reliance on the exemption from registration requirements thereof provided by Section 4(a)(2) of the Securities Act. As of June 30, 2024, $540,000 was drawn under the Fourth Convertible Promissory Note.
On February 13, 2024, the Company and the Sponsor entered into an amendment to the Second Convertible Promissory Note, pursuant to which the total principal amount up to $1,680,000 of the amounts loaned under the Second Convertible Promissory Note will be convertible at the option of the Sponsor into Working Capital Shares upon the completion of a Business Combination. On February 13, 2024, the Company and the Sponsor also amended and restated the Third Promissory Note to provide that the total principal amount loaned under the Second Convertible Promissory Note will be convertible at the option of the Sponsor into Working Capital Shares upon the completion of a Business Combination.
On June 28, 2024,the Company issued an unsecured convertible promissory note (the “Fifth Convertible Promissory Note”) to the Sponsor, pursuant to which the Company may borrow $150,000 (the “Working Capital Loan”) from the Sponsor for general corporate purposes and the funding of the deposits required to be made into the Company’s trust account in connection with the monthly extensions of the time period during which the Company may consummate a Business Combination (as defined below) in accordance with the Company’s amended and restated memorandum and articles of association, as amended from time to time. Such loan may, at the Sponsor’s discretion, be converted into the Company’s Class A ordinary shares, par value $0.0001 per share (the “Working Capital Shares”), at a conversion price equal to $10.00 per Working Capital Share.
Upon the closing of the Business Combination on July 31, 2024 (see Note 5), all issued and outstanding First, Second, Third, Fourth and Fifth Convertible Promissory notes (discussed above and collectively referred to as the “Convertible Notes”), including any accrued and unpaid interest thereon, were fully converted into shares of New Adagio common stock and, or, Warrants in accordance with the terms of each Convertible Note, subject to adjustment, based on the terms and subject to the conditions set forth in the applicable bridge notes agreement and applicable subscription agreements.
Administrative Support Agreement
Commencing on the date that the Company’s registration statement relating to its Initial Public Offering was declared effective through the earlier of consummation of the initial Business Combination and the Company’s liquidation, the Company agreed to reimburse the Sponsor for office space, secretarial and administrative services provided to the Company in the amount of $10,000 per month. The Company incurred approximately $0 and $30,000 in general and administrative expenses in the accompanying unaudited condensed statements of operations for the three months ended June 30, 2024 and 2023, respectively. The Company incurred approximately $30,000 and $60,000 in general and administrative expenses in the accompanying unaudited condensed statements of operations for the six months ended June 30, 2024 and 2023, respectively. As of June 30, 2024 and December 31, 2023, the Company had $0 and $210,000, respectively, included in due to related party on the condensed balance sheets.
Note 5 — Commitments and Contingencies
Registration Rights
The holders of Founder Shares and Private Placement Shares, including Private Placement Shares that may be issued upon conversion of Working Capital Loans, are entitled to registration rights pursuant to the Registration and Shareholders Rights Agreement. The holders of these securities are entitled to make up to three demands, excluding short form demands, that the Company registers such securities. In addition, the holders have certain “piggyback” registration rights with respect to registration statements filed subsequent to the Company’s completion of its Business Combination. However, the Registration and Shareholders Rights Agreement provides that the Company will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lock-up period, which occurs (i) in the case of the Founder Shares, in accordance with the Letter Agreement, the Company’s initial shareholders entered into and (ii) in the case of the Private Placement Shares, 30 days after the completion of the Company’s Business Combination. The Company will bear the expenses incurred in connection with the filing of any such registration statements. See below for information on the Investor Rights Agreement that was executed in connection with a proposed Business Combination and that will replace the Registration and Shareholders Rights Agreement in connection with the closing of the proposed Business Combination.
Underwriting Agreement
The Company granted the underwriters a 45-day option from the final prospectus relating to the Initial Public Offering to purchase up to 1,950,000 additional Public Shares to cover over-allotments at the Initial Public Offering price less the underwriting discounts and commissions. On March 2, 2021, the underwriters fully exercised the over-allotment option.
The underwriters were paid an underwriting discount of $0.20 per Public Share, or approximately $3.0 million in the aggregate, paid upon the closing of the Initial Public Offering. In addition, $0.35 per Public Share, or approximately $5.2 million in the aggregate will be payable to the underwriters for deferred underwriting commissions. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.
On August 8, 2022, the Company received the Waiver from one of the underwriters. In connection with the Waiver, the underwriter also agreed that (i) the Waiver is not intended to allocate its 50% portion of the deferred underwriting commissions to the other underwriter that has not waived its right to receive its share of the deferred underwriting commissions and (ii) the waived portion of the deferred underwriting commissions can, at the discretion of the Company, be paid to one or more parties or otherwise be used in connection with an initial Business Combination. During the period ended September 30, 2023, the Company derecognized approximately $2.6 million of the deferred underwriting commissions and recorded an adjustment to the carrying value of the shares of Class A ordinary shares subject to redemption.
Upon the closing of the Business Combination on July 31, 2024, as discussed below, the Company was granted the option to issue shares in lieu of a cash payment for transaction expenses and deferred fees incurred by its underwriter, within 60 days of the closing, as of the filing, the Company has not effectuated this option. At Closing the Company incurred an additional transaction closing fee of $1,268,875. The Company’s total costs due to the underwriter was $3,885,125 at closing.
Business Combination Agreement
On February 13, 2024, the Company, ListCo, Aja Merger Sub 1, a Cayman Islands exempted company (“ARYA Merger Sub”), Aja Merger Sub 2, Inc., a Delaware corporation (“Adagio Merger Sub”), and Adagio Medical, Inc. (“Adagio”) entered into a business combination agreement (the “Business Combination Agreement”), in connection with a proposed business combination (the “Proposed Adagio Business

Combination”), which contains certain customary representations, warranties, and covenants by the parties thereto. As further described in the Business Combination Agreement, the closing of the Proposed Adagio Business Combination (the “Closing”) is subject to certain customary conditions and risks.
The Business Combination Agreement provides, among other things, for the consummation of the following transactions:
1.
ARYA Merger Sub will merge with and into the Company (the “ARYA Merger”) and Adagio Merger Sub will merge with and into Adagio (the “Adagio Merger” and, together with the ARYA Merger, the “Mergers”), with the Company and Adagio surviving the Mergers and, after giving effect to such Mergers, each of the Company and Adagio becoming a wholly owned subsidiary of ListCo, on the terms and subject to the conditions in the Business Combination Agreement;

2.
(i) each issued and outstanding Class A ordinary share will be automatically cancelled, extinguished and converted into the right to receive one share of common stock, par value $0.0001 per share, of ListCo after giving effect to the consummation of the transactions contemplated by the Business Combination Agreement (“New Adagio”) (the “New Adagio Common Stock”) and (ii) each issued and outstanding Class B ordinary share will be automatically cancelled, extinguished and converted into the right to receive one share of New Adagio Common Stock, other than 1,000,000 Class B ordinary shares that will be forfeited by the Sponsor, and issued to PIPE Investors (as defined below), including Perceptive Life Sciences Master Fund, Ltd, a Cayman Islands exempted company (the “Perceptive PIPE Investor”). 1,147,500 shares of New Adagio Common Stock issuable to the Sponsor will be subject to share trigger price vesting and will vest if, prior to the tenth anniversary of the Closing, the post-closing share price of New Adagio equals or exceeds $24.00 per share for any 20 trading days within any 30 trading day period (the “Share Trigger Price Vesting”);

3.
(i) each warrant of Adagio will be either (x) terminated, or (y) “net” exercised in exchange for shares of common stock, par value $0.01 per share, of Adagio (“Adagio Common Stock”); (ii) all issued and outstanding unsecured convertible promissory notes of Adagio (excluding the convertible notes issued by Adagio to the Perceptive PIPE Investor pursuant to the note purchase agreements dated April 4, 2023 and November 28, 2023, between Adagio and the Perceptive PIPE Investor (collectively, the “2023 Bridge Financing Notes”) and the 2024 Bridge Financing Notes (as defined below)) (the “Adagio Convertible Notes”), including any accrued and unpaid interest thereon, will be automatically and fully converted into shares of Adagio Common Stock in accordance with the terms of such Adagio Convertible Notes and such Adagio Convertible Notes will be cancelled, satisfied, extinguished, discharged and retired in connection with such conversion (the “Adagio Convertible Notes Conversion”); (iii) each share of preferred stock, par value $0.001 per share, of Adagio (the “Adagio Preferred Stock”) that is issued and outstanding will be automatically converted into shares of Adagio Common Stock and each such share of Adagio Preferred Stock will be cancelled; (iv) all issued and outstanding shares of Adagio Common Stock (other than treasury shares and shares with respect to which appraisal rights under the Delaware General Corporation Law, as amended, are properly exercised and not withdrawn) will be automatically cancelled, extinguished and converted into the right to receive shares of New Adagio Common Stock based on the exchange ratio set forth in the Business Combination Agreement; (v) each issued, outstanding and unexercised option to purchase Adagio Common Stock (“Adagio Option”) that is vested as of such time or will vest in connection with, or after taking into account the effect of, the consummation of the transactions contemplated by the Business Combination Agreement with an aggregate value that exceeds the aggregate exercise price of such Adagio Option (each an “In-the-Money Adagio Option”) will be cancelled and extinguished in exchange for options to purchase shares of New Adagio Common Stock, and each issued and outstanding Adagio equity award (other than an In-the-Money Adagio Option) will automatically be canceled and extinguished for no consideration and each holder thereof will cease to have any rights with respect thereto.

Amendment to the Business Combination Agreement
On June 25, 2024, the Company and Adagio entered into a Consent and Amendment No. 1 to the Business Combination Agreement (the “Amendment No. 1”), pursuant to which, among other things: (i) the Company consented to Adagio entering an exchange agreement (the “Exchange Agreement”) and the transactions contemplated thereunder with RA Capital Healthcare Fund, L.P., a Delaware limited partnership (“RA Capital”), pursuant to which, RA Capital would exchange a certain number of its existing Company Series E Preferred Shares (as defined in the Business Combination Agreement) for pre-funded warrants (each, a “Pre-Funded Warrant for Series E Preferred Shares”) to purchase Company Series E Preferred Shares, with each Pre-Funded Warrant for Series E Preferred Shares issued and outstanding as of immediately prior to the Company Merger Effective Time (as defined in the Business Combination Agreement) being automatically canceled and extinguished and converted into the right to receive a number of HoldCo Shares (as defined in the Business Combination Agreement) equal to the Exchange Ratio (as defined in the Business Combination Agreement); (ii) the definition of the term “Fully Diluted HoldCo Closing Capitalization” as provided in the Business Combination Agreement was expanded to include the number of pre-funded warrants outstanding immediately after the Company Merger Effective Time that each represented the right to purchase HoldCo Shares; (iii) (a) the aggregate share reserve under the Key Employee Incentive Plan (as defined in the Business Combination Agreement) should be up to the Key Employee Incentive Plan Maximum Amount, which was the aggregate number of HoldCo Shares equal to the product obtained by multiplying (A) the quotient of (x) fifteen percent (15%) divided by (y) thirty-five percent (35%) by (B) the Aggregate Incentive Equity Pool, which was the aggregate number of HoldCo Shares equal to (x) the Aggregate HoldCo Share Reserve (as defined hereunder) minus (y) the Fully Diluted HoldCo Closing Capitalization, and (b) the aggregate share reserve under the HoldCo Incentive Equity Plan (as defined in the Business Combination Agreement) should be equal to the Incentive Equity Plan Maximum Amount plus an increase as provided in the Business Combination Agreement, which Incentive Equity Plan Maximum Amount was the aggregate number of HoldCo Shares equal to the product obtained by multiplying (A) the quotient of (x) twenty percent (20%) divided by (y) thirty-five percent (35%) by (B) the Aggregate Incentive Equity Pool; and (iv) following the Closing, ListCo’s name would be changed to “Adagio Medical Holdings, Inc.” (or such other name mutually agreed to by ARYA and Adagio). As defined in the Amendment No. 1, “Aggregate HoldCo Share Reserve” meant the aggregate number of HoldCo Shares equal to the quotient obtained by dividing (i) the Fully Diluted HoldCo Closing Capitalization by (ii) sixty-five percent (65%).
Sponsor Letter Agreement
Concurrently with the execution of the Business Combination Agreement, the Company, the Sponsor, each holder of Class B ordinary shares (the “Other Class B Shareholders” and with the Sponsor, the “Class B Shareholders”), including the Company’s directors and officers (together with the Class B Shareholders, the “Insiders”), ListCo and Adagio entered into a letter agreement (the “Sponsor Letter Agreement”), pursuant to which, among other things, (i) each Class B Shareholder agreed to vote in favor of each of the transaction proposals to be voted upon at the meeting of the Company’s shareholders, including approval of the Business Combination Agreement and the transactions contemplated thereby, (ii) each Class B Shareholder agreed to waive any adjustment to the conversion ratio set forth in the amended and restated memorandum and articles of association or any other anti-dilution or similar protection with respect to the Class B ordinary shares (whether resulting from the transactions contemplated by the Subscription Agreements (as defined below) or otherwise), (iii) each of the Insiders and the Company agreed to terminate the lock-up provisions contained in the Letter Agreement between the Company, the Sponsor and the other parties thereto, and to replace such lock-up provisions with the transfer restrictions included in the Investor Rights Agreement (as defined below), (iv) each Class B Shareholder agreed to be bound by certain transfer restrictions with respect to his, her or its shares in the Company prior to the Closing, (v) the Sponsor agreed that 1,147,500 shares of New Adagio Common Stock issued to the Sponsor will be subject to Share Trigger Price Vesting, and (vi) the Sponsor has agreed to irrevocably forfeit, surrender and transfer to the Company for no consideration 1,000,000 Class B ordinary shares, which will be issued by ListCo to the PIPE Investors, including the Perceptive PIPE Investor, as incentive shares.

Adagio Stockholder Transaction Support Agreements
Pursuant to the Business Combination Agreement, certain stockholders of Adagio entered into transaction support agreements (collectively, the “Adagio Transaction Support Agreements”) with the Company and Adagio, pursuant to which such stockholders of Adagio agreed to, among other things, (i) vote in favor of the Business Combination Agreement and the transactions contemplated thereby and (ii) be bound by certain other covenants and agreements related to the Proposed Adagio Business Combination.
PIPE Financing (Private Placement)
In connection with the execution of the Business Combination Agreement, ListCo and the Company entered into Subscription Agreements (the “Subscription Agreements”) with the Perceptive PIPE Investor and certain other investors (the “Other PIPE Investors,” and, together with the Perceptive PIPE Investor, the “PIPE Investors”), pursuant to which the PIPE Investors committed financing valued at approximately $45,000,000, which includes (i) commitments by certain investors to subscribe for and purchase Class A ordinary shares in the open market and not to redeem such shares prior to the date the Closing occurs (the “Closing Date”), (ii) non-redemption commitments by certain investors that are shareholders of the Company, (iii) agreements to subscribe for and purchase shares of New Adagio Common Stock, (iv) the contribution of $23,000,000 of 2023 Bridge Financing Notes to ListCo pursuant to the terms of the Subscription Agreement executed by the Perceptive PIPE Investor, and (v) an additional cash investment by the Perceptive PIPE Investor of approximately $8.1 million (which amount may be reduced by up to approximately $1,070,575 subject to Additional Financing being raised prior to Closing), as described in more detail below (together, the “PIPE Financing”). In connection with the PIPE Financing, the PIPE Investors will also subscribe for (i) warrants to purchase shares of New Adagio Common Stock at $10.00 per share, subject to adjustment (the “Base Warrants”) or (ii) a combination of Base Warrants and pre-funded warrants, each exercisable for one share of New Adagio Common Stock at $0.01 per share (the “Pre-Funded Warrants,” and together with the Base Warrants, the “PIPE Warrants”). As provided for in the Subscription Agreements, the number of shares of New Adagio Common Stock and Base Warrants issuable to the PIPE Investors will depend on the redemption value of the Class A ordinary shares at Closing, the average per share price of the Class A ordinary shares purchased by certain PIPE Investors in the open market and the amount of interest on the 2023 Bridge Financing Notes that will have accrued and be unpaid at Closing and be contributed to ListCo in exchange for shares of New Adagio Common Stock. The shares of New Adagio Common Stock and PIPE Warrants to be issued pursuant to the Subscription Agreements have not been registered under the Securities Act and will be issued in reliance upon the exemption provided in Section 4(a)(2) of the Securities Act. ListCo will grant the PIPE Investors certain registration rights in connection with the PIPE Financing. The PIPE Financing is contingent upon, among other things, the substantially concurrent Closing.
The Company has concluded that the New Adagio Common Stock and PIPE Warrants to be issued under certain of the Subscription Agreements (the “Open Market Subscription Agreements”) that include an open market purchase and non-redemption obligation for subscribing investors (the “Open Market Investors”) qualify as equity under ASC 815-40 (“Derivatives and Hedging — Contracts in Entity’s Own Equity”); therefore, the Company will recognize the New Adagio Common Stock and PIPE Warrants to be issued under such Open Market Subscription Agreements (such securities, the “Open Market PIPE Securities”) by recording an entry to additional paid-in capital (APIC) in shareholders’ equity in its balance sheet. In accordance with ASC 815-40-30-1, the New Adagio Common Stock and PIPE Warrants will be recorded and measured at fair value (i.e., most often representative of proceeds received for equity-linked instruments; however, when estimating the fair value of the New Adagio Common Stock and PIPE Warrants, the Company has followed the guidance in ASC 820 Fair Value Measurement. In connection with Open Market Investor’s commitment to irrevocably subscribe for and agree to purchase from ListCo the number of Open Market PIPE Securities set forth on the signature page of the applicable Open Market Subscription Agreements, on the terms and subject to the conditions set forth in such Open Market Subscription Agreements, which include, without limitation, the agreement not to redeem the Class A ordinary shares purchased in the open market prior to Closing, the Company will record an amount equal to the full fair value of the New Adagio Common Stock and PIPE Warrants to be issued to the Open Market PIPE Investor in connection with the Closing.

On July 23, 2024, the Perceptive Life Sciences Master Fund, Ltd., a Cayman Islands exempted company (the “Perceptive PIPE Investor”) indicated an interest to increase its investment in the PIPE Financing by such amount that is necessary for the minimum unrestricted cash condition of the Contingent Investor to be met. Such additional subscription would be on the same terms as provided in the Subscription Agreement that the Perceptive PIPE Investor executed on February 13, 2024 and amended on June 24, 2024. The Closing occurred on July 31, 2024, New Adagio is required to have approximately $32,129,000 of available unrestricted cash for the Contingent Investor to fund its $7,500,000 commitment under the Convertible Security Subscription Agreement. Assuming that a maximum redemption scenario occurs, that no Additional Financing is raised prior to Closing and that transaction expenses payable at Closing are approximately $14.3 million (current estimate subject to change), the Perceptive PIPE Investor may, pursuant to such indication of interest, increase its new money commitment under the PIPE Financing by approximately $9 million, resulting in the issuance of approximately 1,080,000 additional shares of New Adagio Common Stock at Closing to the Perceptive PIPE Investor. Assuming such issuance of additional shares of New Adagio Common Stock to the Perceptive PIPE Investor in the maximum redemption scenario, the post-Closing ownership of the Perceptive PIPE Investor and the initial shareholders may increase by approximately 2.6%.
Convertible Security Financing (Private Placement)
In connection with the execution of the Business Combination Agreement, certain investors, including the Perceptive PIPE Investor (the “Convert Investors”), executed a securities purchase agreement, dated February 13, 2024, with ListCo (the “Convertible Security Subscription Agreement”), pursuant to which ListCo issued on the Closing Date to the Convert Investors $20,000,000 aggregate principal amount of 13% senior secured convertible notes (the “New Adagio Convertible Notes”), which will be convertible into shares of New Adagio Common Stock at a conversion price of $10.00 per share, subject to adjustment (the “Conversion Shares”), and 1,500,000 warrants (the “Convert Warrants”), each Convert Warrant being exercisable on a cashless basis or for cash at a price of $24.00 per share, subject to adjustment (the “Base Convert Financing”). Such $20,000,000 of financing in the form of New Adagio Convertible Notes includes the Perceptive Convertible Note Commitment (as defined below) and includes the conversion of the 2024 Bridge Financing Notes (as defined below) into New Adagio Convertible Notes at Closing, subject in each case to Additional Financing (as defined below) being raised prior to Closing, as further described below. The New Adagio Convertible Notes will have a maturity of three years and nine months after Closing and interest will be payable in cash or compound as additional principal outstanding. The Perceptive PIPE Investor also purchased a $7,000,000 convertible promissory note of Adagio (the “2024 Bridge Financing Notes”) pursuant to a note purchase agreement, dated February 13, 2024, by and among the Perceptive PIPE Investor, Adagio and ListCo (the “2024 Bridge Financing Notes Subscription Agreement”). On the Closing Date, pursuant to the terms of the 2024 Bridge Financing Notes and the 2024 Bridge Financing Note Subscription Agreement, the 2024 Bridge Financing Notes converted into $7,000,000 of New Adagio Convertible Notes and 525,000 Convert Warrants, and the Perceptive PIPE Investor did not subscribe for an additional $5,500,000 of New Adagio Convertible Notes and 412,500 Convert Warrants, for a total of $12,500,000 in aggregate principal amount of New Adagio Convertible Notes and 937,500 Convert Warrants, on the same terms as the Convert Investors executing the Convertible Security Subscription Agreement (such commitment by the Perceptive PIPE Investor to purchase New Adagio Convertible Notes and Convert Warrants, the “Perceptive Convertible Note Commitment,” and the conversion of the 2024 Bridge Financing Note and purchase of New Adagio Convertible Notes and Convert Warrants pursuant to the Perceptive Convertible Note Commitment as part of the Base Convert Financing, the “Convertible Security Financing”). Subject to the Company and New Adagio receiving any new financing or commitment for financing (any such financing, an “Additional Financing”), whether in the form of equity, debt or convertible debt, before the Closing Date, the Perceptive PIPE Investor did not request that on the Closing Date the 2024 Bridge Financing Note is repaid, the Perceptive Convertible Note Commitment is reduced or a combination of both. The New Adagio Convertible Notes and the Convert Warrants issuable in connection with the Convertible Security Financing have not been registered under the Securities Act and will be issued in reliance upon the exemption provided in Section 4(a)(2) of the Securities Act. ListCo will grant the Convert Investors certain registration rights in connection with the Convertible Security Financing. The Convertible Security Financing is contingent upon, among other things, the substantially concurrent Closing. As set forth in the Convertible Security Subscription Agreement, the closing of $7,500,000 of financing by an affiliate of an institutional investor, in the Convertible Security Financing is conditioned on New Adagio having at least $48 million (as reduced by $2 million (prorated for partial months) for each calendar month anniversary from November 30, 2023 until the Closing Date) of available unrestricted cash on the Closing Date.
Pursuant to the terms of the Convertible Security Subscription Agreement, on the Closing Date, ListCo, certain of its subsidiaries (other than Adagio Medical GmbH, a company organized under the laws of Germany and an excluded subsidiary thereunder) (the “Subsidiaries”) and the collateral agent (the “Collateral Agent”) on behalf of the Convert Investors, will enter into a security and pledge agreement (the “Convert Security Document”), pursuant to which ListCo and the Subsidiaries will (i) pledge the equity interests in the Subsidiaries to the Collateral Agent, (ii) pledge all of their respective promissory notes, securities and other instruments evidencing indebtedness to the Collateral Agent, and (iii) grant to the Collateral Agent a security interest in and lien on all of their respective personal property and assets, including, among other items, all of their deposit accounts, chattel paper, documents, equipment, general intangibles, instruments and inventory, and all proceeds therefrom, in each case subject to customary exceptions, all as set forth in the form of the Convert Security Document. Additionally, pursuant to the terms of the Convertible Security Subscription Agreement, on the Closing Date, the Subsidiaries will deliver a guaranty (the “Convert Guaranty”) to the Collateral Agent pursuant to which the Subsidiaries will, jointly and severally, guaranty ListCo’s obligation to repay the New Adagio Convertible Notes and all other obligations of ListCo under the Convertible Security Subscription Agreement and the New Adagio Convertible Notes and other related transaction documents, as set forth in the form of the Convert Guaranty. Any additional subsidiaries of ListCo formed or acquired after the closing date will be required to join the Convert Guaranty as additional guarantors.
Convert Registration Rights Agreement
The Conversion Shares, the Convert Warrants, the Convert Warrant Shares, the New Adagio Convertible Notes and any capital stock of ListCo issued or issuable with respect to the Conversion Shares, have not been registered under the Securities Act. In connection with the Convertible Security Subscription Agreement, ListCo and the Convert Investors agreed to enter into a Registration Rights Agreement (the “Convert Registration Rights Agreement”), pursuant to which ListCo will be required to file a registration statement on Form S-3 or, if not available, Form S-1 (the “Convert Registration Statement”) with the SEC to register for resale all of the Registrable Securities (as defined in the Convert Registration Rights Agreement), including the Conversion Shares, the Convert Warrant Shares and any shares issuable with respect to the New Adagio Convertible Notes, as soon as practicable, but in no event later than 45 days after the Closing Date. In the event that the number of shares registered for resale under the Convert Registration Statement is insufficient to cover all of the Registrable Securities, ListCo will amend the Registration Statement or file with the SEC a new registration statement to cover at least the Required Registration Amount (as defined in the Convert Registration Rights Agreement) as of the trading day immediately preceding the date of the filing of such amendment or new registration statement, as soon as practicable, but in any event not later than 15 days after the necessity therefor arises. If ListCo fails to file the Convert Registration Statement when required, fails to obtain effectiveness by SEC when required or fails to maintain the effectiveness of the Convert Registration Statement pursuant to the Convert Registration Rights Agreement, then as partial relief for the damages to any holder by reason of any such delay in or reduction of, its ability to sell the underlying shares of New Adagio Common Stock, ListCo will be required to pay each holder of Registrable Securities relating to such Convert Registration Statement an amount equal to one percent of such Convert Investor’s original principal amount according to the timelines laid out in the Convert Registration Rights Agreement. The Convert Registration Rights Agreement also provides the parties with “piggy-back” registration rights, subject to certain requirements and customary conditions.
Investor Rights Agreement
Concurrently with the execution of the Business Combination Agreement, the Company, ListCo, the Perceptive PIPE Investor, the Sponsor and the Other Class B Shareholders, and certain Adagio stockholders entered into an investor rights agreement (the “Investor Rights Agreement”) pursuant to which, among other things, the Perceptive PIPE Investor, the Sponsor, the Other Class B Shareholders, certain Adagio stockholders and investors in the Convertible Security Financing will be granted certain customary registration rights. Further, subject to customary exceptions set forth in the Investor Rights Agreement, the shares of

New Adagio Common Stock beneficially owned or owned of record by the Sponsor, the Perceptive PIPE Investor, certain officers and directors of the Company and New Adagio (including any shares of New Adagio Common Stock issued pursuant to the Business Combination Agreement or the PIPE Financing) will be subject to a lock-up period beginning on the Closing Date until the date that is the earlier of (i) 365 days following the Closing Date (or six months after the Closing Date, in the case of Olav Bergheim, John Dahldorf, Hakon Bergheim, Todd Wider, Michael Henderson and Leslie Trigg) or (ii) the first date subsequent to the Closing Date with respect to which the closing price of the shares of New Adagio Common Stock equals or exceeds $12.00 per share for any 20 trading days within any 30-trading day period commencing at least 150 days after the Closing Date.
Pursuant to the terms of the Investor Rights Agreement, ListCo will be obligated to file a registration statement to register the resale of certain shares of New Adagio Common Stock within 45 days after the Closing, and ListCo is required at all times to maintain the effectiveness of such resale registration statement for the benefit of the holders party to the agreement. In addition, pursuant to the terms of the Investor Rights Agreement and subject to certain requirements and customary conditions, the certain Adagio stockholders, the Perceptive PIPE Investor and the Sponsor (including the Permitted Transferees (as defined therein) of the Perceptive PIPE Investor and the Sponsor) may demand at any time or from time to time, that ListCo file a registration statement on Form S-3 (or on Form S-1 if Form S-3 is not available) to register the securities of ListCo held by such holders. The Investor Rights Agreement will also provide holders party thereto with “piggy-back” registration rights, subject to certain requirements and customary conditions.
The Registration and Shareholder Rights Agreement will be terminated in connection with the consummation of the Business Combination and replaced by the Investor Rights Agreement.
Adoption of Second Extension Amendment Proposal
On February 27, 2024, the Company held an extraordinary general meeting of shareholders in view of approving an amendment to the Amended and Restated Memorandum and Articles of Association to extend the Termination Date from the Previous Termination Date to the Articles Extension Date and to allow the Company, without another shareholder vote, to elect to extend the Termination Date to consummate a Business Combination on a monthly basis for up to eleven times by an additional one month each time after the Articles Extension Date, by resolution of the Company’s board of directors, if requested by the Sponsor, and upon five days’ advance notice prior to the applicable Termination Date, until March 2, 2025 or a total of up to forty-eight months from the closing of the initial public offering, unless the closing of a Business Combination shall have occurred prior thereto (the “Second Extension Amendment Proposal”). In connection with the initial one-month extension from the Previous Termination Date to the Articles Extension Date, the Company made a deposit into the Trust Account of $111,000 and drew down on the Fourth Convertible Promissory Note to finance this deposit. In connection with any subsequent optional monthly extensions following the Articles Extension Date, the Sponsor is expected to make deposits of $111,000 per month into the Trust Account and borrow the necessary funds from the Sponsor in the form of convertible notes, as provided for in the amendment to the Amended and Restated Memorandum and Articles of Association that was adopted on February 27, 2024.
As contemplated by the Amended and Restated Memorandum and Articles of Association, the holders of Public Shares were able to elect to redeem all or a portion of their Public Shares in exchange for their pro rata portion of the funds held in the Trust Account in connection with the Second Extension Amendment Proposal. On February 27, 2024, the Second Extension Amendment Proposal was adopted and 390,815 Public Shares were redeemed for an aggregate amount of approximately $4,358,804. Following the adoption of the Second Extension Amendment Proposal, the Company had 3,799,016 Class A ordinary shares, including 3,300,016 Public Shares and 499,000 private placement shares, and 3,737,500 Class B ordinary shares issued and outstanding. Following the approval of the Second Extension Amendment Proposal, the ordinary shares held by the initial shareholders represented 56.2% of the issued and outstanding ordinary shares (including Private Placement Shares).

Non-Redemption Subscription Agreements
In connection with the execution of the Business Combination Agreement, ListCo and the Company entered into Non-redemption Subscription Agreements (the “Non-redemption Subscription Agreements”) with certain other investors (the “Non-Redeeming Subscribed Investors”) pursuant to which the Non-Redeeming Subscribed Investors committed financing valued at approximately $2,000,000, which includes ListCo is seeking commitments from interested investors to purchase in a private placement, contingent upon, and substantially concurrently with the closing of the Transaction, (i) shares (the “Shares”) of ListCo’s common stock, par value $0.0001 per share (the “Common Stock”) , (ii) warrants, each representing the right to purchase shares of Common Stock and to be represented by a warrant and (iii) the Investor and its affiliates agree (a) not to sell or transfer any of the Non-Redeeming Subscribed Investors”) the company’s Shares prior to the closing of the Transaction and (b) not to redeem any Investor Company Shares prior to or in connection with the Transaction. On the Closing Date, Non-Redeeming Subscribed Investors shall deliver evidence reasonably satisfactory to ListCo that Investor continues to hold the Investor Company Shares and has not tendered such shares for redemption.
The Company has concluded that the New Adagio Common Stock and Warrants (“Non-Redeeming Shares and Warrants”) issued under certain Non-redemption Subscription Agreements qualify as equity under ASC 815-40 (“Derivatives and Hedging — Contracts in Entity’s Own Equity”). Consequently, the Company will recognize these Non-Redeeming Shares and Warrants by recording an entry to additional paid-in capital (APIC) in shareholders’ equity in its balance sheet. According to ASC 815-40-30-1, the Non-Redeeming Shares and Warrants will be recorded and measured at fair value, usually represented by the proceeds received for equity-linked instruments. When estimating the fair value of these instruments, the Company follows the guidance in ASC 820, Fair Value Measurement.
Regarding the Non-Redeeming Subscribed Investors’ commitment to irrevocably subscribe and purchase the number of Non-Redeeming Shares and Warrants listed in the Non-redemption Subscription Agreements, the Company agrees to the terms and conditions set forth in the agreements, including not redeeming the Class A ordinary shares purchased in the open market before closing. The Company will record an amount equal to the full fair value of the Non-Redeeming Shares and Warrants to be issued to the Non-Redeeming Subscribed Investor at the closing.
Approval of Business Combination Agreement
On July 26, 2024, the Company held an annual general meeting of shareholders (the “Meeting”) to consider and vote upon the Business Combination Proposal, the ARYA Merger Proposal, the Director Election Proposal and the Adjournment Proposal, each as more fully described in the definitive proxy statement/prospectus that the Company filed with the U.S. Securities and Exchange Commission (the “SEC”) on July 12, 2024 (the “Proxy Statement”). The shareholders of the Company approved the Business Combination Proposal, the ARYA Merger Proposal and the Director Election Proposal. As there were sufficient votes to approve the Business Combination Proposal, the ARYA Merger Proposal and the Director Election Proposal, the Adjournment Proposal was not presented to shareholders.
Consummation of Business Combination
On July 31, 2024, Adagio announced the closing of its previously announced Business Combination with the Company and ListCo (the “Closing”). In connection with the Closing, ListCo changed its name to “Adagio Medical Holdings, Inc.” (ListCo following the Closing, “New Adagio”). The shares of common stock of New Adagio began trading on August 1, 2024, under the ticker symbol “ADGM” on the Nasdaq Capital Market. Upon the consummation of the Business Combination, Adagio and the Company became the direct wholly-owned subsidiaries of New Adagio.
In connection with the Business Combination, the combined company raised financing valued at approximately $84.2 million, which consisted of funds held in the Company’s trust account, a concurrent equity and warrant private placement (including $29.5 million of bridge financing used by Adagio prior to closing and funds from the Company’s trust account not redeemed) led by, among others, Perceptive PIPE Investor, RA Capital Management and RTW Investments, and a concurrent convertible security financing

(including $7.0 million of bridge financing used by Adagio prior to closing) led by, among others, an institutional investor and Perceptive PIPE Investor.
The Business Combination is expected to be accounted for as a forward-merger in accordance with U.S. GAAP. Under this method of accounting, ListCo is treated as the “accounting acquirer” and Adagio as the “accounting acquiree” for financial reporting purposes. Accordingly, the Business Combination is expected to be accounted for using the acquisition method of accounting. The acquisition method of accounting is based on FASB ASC 805 and uses the fair value concepts defined in ASC 820. As of the date the condensed consolidated financial statements are available to be issued, the Company is still in the process of analyzing the accounting impact of the Business Combination.
Note 6 — Class A Ordinary Shares Subject to Possible Redemption
The Public Shares feature certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of future events. As of June 30, 2024 and December 31, 2023, there were 3,300,016 and 3,690,831 Class A ordinary shares subject to possible redemption, respectively.
The Public Shares issued in the Initial Public Offering in connection with the over-allotment exercise were recognized in Class A ordinary shares subject to possible redemption as follows:
Gross proceeds	$149,500,000
Less:
Offering costs allocated to Class A ordinary shares subject to possible redemption	(8,734,896)
Plus:
Accretion on Class A ordinary shares subject to possible redemption amount	8,147,540
Plus:
Waiver of deferred underwriting commissions	2,616,250
Class A ordinary shares subject to possible redemption at December 31, 2022	151,528,894
Less:
Redemption of Class A ordinary shares	(115,071,882)
Plus:
Adjustment for accretion of Class A ordinary shares subject to possible redemption	4,018,937
Class A ordinary shares subject to possible redemption at December 31, 2023	$40,475,949
Less:
Redemption of Class A ordinary shares	(4,358,804)
Plus:
Adjustment for accretion of Class A ordinary shares subject to possible redemption	902,751
Class A ordinary shares subject to possible redemption at March 31, 2024	$37,019,896
Plus:
Adjustment for accretion of Class A ordinary shares subject to possible redemption	819,027
Class A ordinary shares subject to possible redemption at June 30, 2024	$37,838,923
Note 7 — Shareholders’ Deficit
Preference Shares — The Company is authorized to issue 1,000,000 preference shares with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of June 30, 2024 and December 31, 2023, there were no preference shares issued or outstanding.
Class A Ordinary Shares — The Company is authorized to issue 479,000,000 Class A ordinary shares with a par value of $0.0001 per share. Holders of the Company’s Class A ordinary shares are entitled to one vote for each share. As of June 30, 2024 and December 31, 2023, there were 3,799,016 and 4,189,831

Class A ordinary shares issued and outstanding, of which 3,300,016 and 3,690,831 were subject to possible redemption and classified in temporary equity (see Note 6), respectively.
On February 27, 2024, the Company’s stockholders redeemed 390,815 Public Shares for an aggregate amount of approximately $4,358,804.
Class B Ordinary Shares — The Company is authorized to issue 20,000,000 Class B ordinary shares with a par value of $0.0001 per share. As of June 30, 2024 and December 31, 2023, there were 3,737,500 Class B ordinary shares issued and outstanding (see Note 4).
Ordinary shareholders of record are entitled to one vote for each share held on all matters to be voted on by shareholders at a general meeting of the Company. Holders of Class A ordinary shares and holders of Class B ordinary shares will vote together as a single class on all matters submitted to a vote of the shareholders except as required by law.
The Class B ordinary shares will automatically convert into Class A ordinary shares on the first business day following the consummation of the initial Business Combination at a ratio such that the number of Class A ordinary shares issuable upon conversion of all Founder Shares will equal, in the aggregate, on an as-converted basis, 20% of the sum of (i) the total number of ordinary shares issued and outstanding (excluding the Private Placement Shares) upon the consummation of the Initial Public Offering, plus (ii) the sum of the total number of Class A ordinary shares issued or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of the initial Business Combination, excluding any Class A ordinary shares or equity-linked securities exercisable for or convertible into Class A ordinary shares issued, deemed issued, or to be issued, to any seller in the initial Business Combination and any Private Placement Shares issued to the Sponsor, members of the Company’s management team or any of their affiliates upon conversion of Working Capital Loans. In no event will the Class B ordinary shares convert into Class A ordinary shares at a rate of less than one to one.
Note 8 — Fair Value Measurements
Transfers to/from Levels 1, 2, and 3 are recognized at the end of the reporting period. There was a transfer of U.S. Treasury securities to cash during the year ended December 31, 2023, the amount held in trust are no longer fair valued. Level 1 instruments include investments U.S. Treasury securities with an original maturity of 185 days or less. On February 27, 2023, the Company delivered an instruction letter to Continental Stock Transfer & Trust Company acting, as trustee, to liquidate the investments held in the Trust Account and instead to hold the funds in the Trust Account in cash in an interest-bearing demand deposit account until the earlier of the consummation of an initial Business Combination or the Company’s liquidation. The Company is taking these steps in order to mitigate the risk that the Company might be deemed to be an investment company for purposes of the Investment Company Act following the adoption of the First Extension Amendment Proposal described above (see Note 1).
During the six months ended June 30, 2024, the Company entered into an Open Market Subscription Agreement and Non-Redemption Subscription Agreement, discussed in Note 5. The Company has concluded that the New Adagio Common Stock and PIPE Warrants and Non-Redeeming Shares and Warrants to be issued under certain of Open Market Subscription Agreements and Non-Redeeming Subscription Agreements that include an open market purchase and non-redemption obligation for Open Market Investors and Non-Redeeming Subscribed Investors qualify as equity under ASC 815-40 (“Derivatives and Hedging — Contracts in Entity’s Own Equity”); therefore, the Company will recognize the New Adagio Common Stock and PIPE Warrants to be issued under such Open Market Subscription Agreements and Non-Redeeming Subscription Agreements (such securities, the “Open Market PIPE Securities” and “Non-Redeeming Shares and Warrants”) by recording an entry to additional paid-in capital (APIC) in shareholders’ equity in its Consolidated Condensed Balance Sheet and Subscription Agreement expense on its Consolidated Condensed Statement of Operations. In accordance with ASC 815-40-30-1, the New Adagio Common Stock and PIPE Warrants and Non-Redeeming Shares and Warrants will be recorded and measured at fair value (i.e., most often representative of proceeds received for equity-linked instruments; however, when estimating the fair value of the New Adagio Common Stock and PIPE Warrants and Non-Redeeming Shares and Warrants, the Company has followed the guidance in ASC 820 Fair Value Measurement. In connection with Open Market Investor’s commitment to irrevocably subscribe for and agree to purchase from ListCo the number of Open Market PIPE Securities and Non-Redeeming Shares and Warrants set forth on the signature page of the applicable Open Market Subscription Agreements, on the terms and subject to the conditions set forth in such Open Market Subscription Agreements, which include, without limitation, the agreement not to redeem the Class A ordinary shares purchased in the open market prior to Closing, the Company will record an amount equal to the full fair value of the New Adagio Common Stock and PIPE Warrants to be issued to the Open Market PIPE Investor in connection with the Closing. The estimated amount of New Adagio Common Stock shares and PIPE Warrants to be issued on the Close of the Transaction as of the inception of the Open Market Subscription agreements mentioned above, are 219,877 and 183,493, respectively. The estimated amount Non-Redeeming Shares and Warrants to be issued on the Close of the Transaction as of the inception of the Non-Redeeming Subscription Agreements mentioned above, are 76,681 and 166,160, respectively.
To determine the Fair Value of the New Adagio Common Stock on inception, the Company used the following Level 3 inputs:
February 13, 2024
Base Share Price	$10.00
Adjusted per Share (1.2X Purchase Price Ratio)	$8.33
Adjusted share price	$7.00
Probablility of Closing	75.00%
Estimated fair value per Share at Closing	$5.25
To determine the Fair Value of the PIPE Warrants on inception, the Company used the following Level 3 inputs:
February 13, 2024
Base Share Price	$7.00
Strike price, as defined in Subscription Agreement	$10.00
Term (Months)	12.00
Average volatility rate	70.00%
Probability of Closing	75.00%
Estimated expected Warrant price	$1.21
Estimated fair value per Warrant at Closing (1.2x Coverage Ratio)	$1.45
To determine the Fair Value of the Non-Redeeming Subscription Agreement Shares on inception, the Company used the following Level 3 inputs:
June 21, 2024
Base Share Price	$10.00
Adjusted per Share (1.2X Purchase Price Ratio)	$8.33
Adjusted share price	$7.08
Probability of Closing	95.00%
Estimated fair value per Share at Closing	$6.73

To determine the Fair Value of the Non-Redeeming Subscription Agreement Warrants on inception, the Company used the following Level 3 inputs:
June 21, 2024
Base Share Price	$10.00
Strike price, as defined in Subscription Agreement	$10.00
Term (Months)	12.00
Average volatility rate	70.00
Probability of Closing	95.00%
Estimated expected Warrant price	$1.25
Estimated fair value per Warrant at Closing (1.2x Coverage Ratio)	$1.19
During the six months ended June 30, 2024, the Fair Value of the instruments above were recorded in additional paid-in capital in shareholders’ equity in its Balance Sheet and Subscription Agreement expense on its Statement of Operations was $2,134,199.
Note 9 — Subsequent Events
The Company evaluated subsequent events and transactions that occurred up to the date the unaudited consolidated condensed financial statements were issued and has concluded that, other than the events described below, all such events that would require recognition or disclosure have been recognized or disclosed.
On July 31, 2024, Adagio announced the closing of its previously announced Business Combination with the Company and ListCo (the “Closing”). In connection with the Closing, ListCo changed its name to “Adagio Medical Holdings, Inc.” (ListCo following the Closing, “New Adagio”). The shares of common stock of New Adagio began trading on August 1, 2024, under the ticker symbol “ADGM” on the Nasdaq Capital Market. Upon the consummation of the Business Combination, Adagio and the Company became the direct wholly-owned subsidiaries of New Adagio (see Note 5).

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Shareholders and the Board of Directors of
ARYA Sciences Acquisition Corp IV:
Opinion on the Financial Statements
We have audited the accompanying balance sheets of Arya Sciences Acquisition Corp IV (the “Company”) as of December 31, 2023 and 2022, the related statements of operations, changes in shareholders’ deficit, and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023 and 2022, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.
Going Concern
The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, if the Company is unable to raise additional funds to alleviate liquidity needs and complete a business combination by April 2, 2024 then the Company will cease all operations except for the purpose of liquidating. The liquidity condition and date for mandatory liquidation and subsequent dissolution raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.
/s/ WithumSmith+Brown, PC
We have served as the Company’s auditor since 2021.
New York, New York
March 28, 2024
PCAOB ID Number 100

ARYA SCIENCES ACQUISITION CORP IV
BALANCE SHEETS
	December 31,
	2023	2022
Assets
Current assets:
Cash	$20,191	$91,049
Prepaid expenses	56,547	55,400
Total current assets	76,738	146,449
Cash and investments held in Trust Account	40,575,949	151,628,894
Total Assets	$40,652,687	$151,775,343
Liabilities and Shareholders’ Deficit
Current liabilities:
Accounts payable	$130,524	$65,892
Accrued expenses	9,837,703	5,994,774
Due to related party	210,000	90,000
Convertible promissory note – related party	2,175,000	120,000
Total current liabilities	12,353,227	6,270,666
Deferred underwriting commissions	2,616,250	2,616,250
Total liabilities	14,969,477	8,886,916
Commitments and Contingencies
Class A ordinary shares, $0.0001 par value; 3,690,831 and 14,950,000 shares subject to possible redemption at approximately $10.97 and $10.30 per share as of December 31, 2023 and 2022, respectively	40,475,949	151,528,894
Shareholders’ Deficit:
Preference shares, $0.0001 par value; 1,000,000 shares authorized; none issued or outstanding as of December 31, 2023 and 2022	—	—
Class A ordinary shares, $0.0001 par value; 479,000,000 shares authorized; 499,000 shares issued and outstanding (excluding 3,690,831 and 14,950,000 shares subject to possible redemption) as of December 31, 2023 and 2022, respectively	50	50
Class B ordinary shares, $0.0001 par value; 20,000,000 shares authorized; 3,737,500 shares issued and outstanding as of December 31, 2023 and 2022, respectively	374	374
Additional paid-in capital	—	—
Accumulated deficit	(14,793,163)	(8,640,891)
Total shareholders’ deficit	(14,792,739)	(8,640,467)
Total Liabilities and Shareholders’ Deficit	$40,652,687	$151,775,343
The accompanying notes are an integral part of these financial statements.

ARYA SCIENCES ACQUISITION CORP IV
STATEMENTS OF OPERATIONS
	For the Year Ended December 31,
	2023	2022
General and administrative expenses	$4,752,272	$1,009,074
Loss from operations	(4,752,272)	(1,009,074)
Interest earned on cash and investments held in Trust Account	2,618,937	2,076,558
Net (loss) income	$(2,133,335)	$1,067,484
Basic and diluted weighted average shares outstanding of Class A ordinary shares	6,071,500	15,449,000
Basic and diluted net (loss) income per share, Class A ordinary share	$(0.22)	$0.06
Basic and diluted weighted average shares outstanding of Class B ordinary shares	3,737,500	3,737,500
Basic and diluted net (loss) income per share, Class B ordinary share	$(0.22)	$0.06
The accompanying notes are an integral part of these financial statements.

ARYA SCIENCES ACQUISITION CORP IV
STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT
FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022
	Ordinary Shares				Additional Paid-in Capital	Accumulated Deficit	Total Shareholders’ Deficit
	Class A		Class B
	Shares	Amount	Shares	Amount
Balance – December 31, 2021	499,000	$50	3,737,500	$374	$—	$(10,295,731)	$(10,295,307)
Adjustment of accretion of Class A ordinary shares subject to possible redemption	—	—	—	—	—	587,356	587,356
Net income	—	—	—	—	—	1,067,484	1,067,484
Balance – December 31, 2022	499,000	50	3,737,500	374	—	(8,640,891)	(8,640,467)
Adjustment of accretion of Class A ordinary shares subject to possible redemption	—	—	—	—	—	(4,018,937)	(4,018,937)
Net loss	—	—	—	—	—	(2,133,335)	(2,133,335)
Balance – December 31, 2023	499,000	$50	3,737,500	$374	$—	$(14,793,163)	$(14,792,739)
The accompanying notes are an integral part of these financial statements.

ARYA SCIENCES ACQUISITION CORP IV
STATEMENTS OF CASH FLOWS
	For the Year Ended December 31,
	2023	2022
Cash Flows from Operating Activities:
Net (loss) income	$(2,133,335)	$1,067,484
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Interest earned on cash and investments held in Trust Account	(2,618,937)	(2,076,558)
Changes in operating assets and liabilities:
Prepaid expenses	(1,147)	313,397
Accounts payable	64,632	(107,181)
Accrued expenses	3,842,929	227,665
Due to related party	120,000	90,000
Net cash used in operating activities	(725,858)	(485,193)
Cash Flows from Investing Activities:
Cash deposited in Trust Account	(1,400,000)	—
Cash withdrawn from Trust Account for redemption	115,071,882	—
Net cash provided by investing activities	113,671,882	—
Cash Flows from Financing Activities:
Proceeds from convertible promissory note – related party	2,055,000	120,000
Redemption of Class A ordinary shares	(115,071,882)	—
Offering costs paid	—	(45,000)
Net cash (used in) provided by financing activities	(113,016,882)	75,000
Net change in cash	(70,858)	(410,193)
Cash – beginning of the year	91,049	501,242
Cash – end of the year	$20,191	$91,049
The accompanying notes are an integral part of these financial statements.

ARYA SCIENCES ACQUISITION CORP IV
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2023
Note 1 — Description of Organization and Business Operations
ARYA Sciences Acquisition Corp IV (the “Company”) was incorporated as a Cayman Islands exempted company on August 24, 2020. The Company was formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”). The Company is an emerging growth company and, as such, the Company is subject to all of the risks associated with emerging growth companies.
All activity for the period from August 24, 2020 (inception) through December 31, 2023 was related to the Company’s formation and initial public offering (the “Initial Public Offering”) described below, and since the Initial Public Offering, the search for a prospective initial Business Combination. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company generates non-operating income in the form of income earned on investments or cash held in the Trust Account (as defined below) from the proceeds derived from the Initial Public Offering.
The Company’s sponsor is ARYA Sciences Holdings IV, a Cayman Islands exempted limited company (the “Sponsor”). The registration statement for the Company’s Initial Public Offering was declared effective on February 25, 2021. On March 2, 2021, the Company consummated its Initial Public Offering of 14,950,000 Class A ordinary shares (the “Public Shares”), including the 1,950,000 Public Shares as a result of the underwriters’ full exercise of their over-allotment option, at an offering price of $10.00 per Public Share, generating gross proceeds of $149.5 million, and incurring offering costs of approximately $8.8 million, inclusive of approximately $5.2 million in deferred underwriting commissions (see Note 5). On August 8, 2022, the Company received a waiver from one of the underwriters of its Initial Public Offering pursuant to which such underwriter waived all rights to its 50% share of the deferred underwriting commissions payable upon completion of an initial Business Combination. In connection with this waiver, the underwriter also agreed that (i) this waiver is not intended to allocate its 50% portion of the deferred underwriting commissions to the other underwriter that has not waived its right to receive its share of the deferred underwriting commissions and (ii) the waived portion of the deferred underwriting commissions can, at the discretion of the Company, be paid to one or more parties or otherwise be used in connection with an initial Business Combination.
Simultaneously with the closing of the Initial Public Offering, the Company consummated the private placement (“Private Placement”) of 499,000 Class A ordinary shares (the “Private Placement Shares”), at a price of $10.00 per Private Placement Share to the Sponsor, generating gross proceeds of approximately $5.0 million (see Note 4).
Upon the closing of the Initial Public Offering and the Private Placement, $149.5 million ($10.00 per Public Share) of the net proceeds of the Initial Public Offering and certain of the proceeds of the Private Placement were placed in a trust account (the “Trust Account”), located in the United States, with Continental Stock Transfer & Trust Company acting as trustee, and were invested only in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”) having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations, until the earlier of (i) the completion of a Business Combination and (ii) the distribution of the Trust Account as described below. On February 27, 2023, the Company delivered an instruction letter to Continental Stock Transfer & Trust Company acting, as trustee, to liquidate the investments held in the Trust Account and instead to hold the funds in the Trust Account in cash in an interest-bearing demand deposit account until the earlier of the consummation of an initial Business Combination or the Company’s liquidation. The Company is taking these steps in order to mitigate the risk that the Company might be deemed to be an investment company for purposes of the Investment Company Act following the adoption of the Extension Amendment Proposal described below. For more information on the partial liquidation of the Trust Account in connection with the adoption of the Extension Amendment Proposal and the related redemption of Class A ordinary shares, see below.

ARYA SCIENCES ACQUISITION CORP IV
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2023
The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of Private Placement Shares, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete one or more initial Business Combinations having an aggregate fair market value of at least 80% of the net assets held in the Trust Account (excluding the amount of deferred underwriting commissions and taxes payable on the interest earned on the Trust Account) at the time of the signing of the agreement to enter into the initial Business Combination. However, the Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act.
The Company will provide the holders (the “Public Shareholders”) of Public Shares, with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a shareholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek shareholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The Public Shareholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially anticipated to be $10.00 per Public Share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay income taxes). The per-share amount to be distributed to Public Shareholders who redeem their Public Shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriters (as discussed in Note 5).
These Public Shares are classified as temporary equity upon the completion of the Initial Public Offering in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 480, “Distinguishing Liabilities from Equity” (“ASC 480”). In such case, the Company will proceed with a Business Combination if a majority of the ordinary shares, represented in person or by proxy and entitled to vote thereon, voted at a shareholder meeting are voted in favor of the Business Combination. If a shareholder vote is not required by law and the Company does not decide to hold a shareholder vote for business or other reasons, the Company will, pursuant to the amended and restated memorandum and articles of association which the Company adopted upon the consummation of the Initial Public Offering and subsequently amended in connection with the adoption of Extension Amendment Proposal described below (as amended from time to time, the “Amended and Restated Memorandum and Articles of Association”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC prior to completing a Business Combination. If, however, shareholder approval of the transactions is required by law, or the Company decides to obtain shareholder approval for business or other reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. Additionally, each Public Shareholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction or vote at all. If the Company seeks shareholder approval in connection with a Business Combination, the initial shareholders (as defined below) agreed to vote their Founder Shares (as defined below in Note 4) and any Public Shares they hold in favor of a Business Combination. In addition, the initial shareholders agreed to waive their redemption rights with respect to their Founder Shares, Private Placement Shares and Public Shares in connection with the completion of a Business Combination.
Notwithstanding the foregoing, if the Company seeks shareholder approval of its Business Combination and does not conduct redemptions in connection with its Business Combination pursuant to the tender offer rules, the Amended and Restated Memorandum and Articles of Association provide that a Public Shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the Class A ordinary shares, without the prior consent of the Company.

ARYA SCIENCES ACQUISITION CORP IV
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2023
The Company’s Sponsor, officers and directors (the “initial shareholders”) agreed not to propose an amendment to the Amended and Restated Memorandum and Articles of Association (a) that would modify the substance or timing of the Company’s obligation to provide holders of its Public Shares the right to have their shares redeemed in connection with a Business Combination or to redeem 100% of the Public Shares if the Company does not complete its Business Combination within the time period during which the Company is required to consummate a Business Combination pursuant to the Amended and Restated Memorandum and Articles of Association (the “Business Combination Period”), or (b) with respect to any other provision relating to the rights of Public Shareholders, unless the Company provides the Public Shareholders with the opportunity to redeem their Class A ordinary shares in conjunction with any such amendment.
If the Company has not completed a Business Combination within the Business Combination Period, the Company will (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its income taxes, if any (less up to $100,000 of interest to pay dissolution expenses), divided by the number of the then-outstanding Public Shares, which redemption will completely extinguish Public Shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any); and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining shareholders and its board of directors, liquidate and dissolve, subject in the case of clauses (ii) and (iii) to the Company’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law.
The initial shareholders agreed to waive their liquidation rights with respect to the Founder Shares and Private Placement Shares held by them if the Company fails to complete a Business Combination within the Business Combination Period. However, if the initial shareholders acquire Public Shares in or after the Initial Public Offering, they will be entitled to liquidating distributions from the Trust Account with respect to such Public Shares if the Company fails to complete a Business Combination within the Business Combination Period. The underwriters agreed to waive their rights to their deferred underwriting commissions (see Note 5) held in the Trust Account in the event the Company does not complete a Business Combination within the Business Combination Period and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution (including Trust Account assets) will be only $10.00 per share initially held in the Trust Account. In order to protect the amounts held in the Trust Account, the Sponsor agreed to be liable to the Company if and to the extent any claims by a third party (excluding the Company’s independent registered public accounting firm) for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below the lesser of (i) $10.00 per Public Share and (ii) the actual amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account if less than $10.00 per Public Share due to reductions in the value of the assets in the Trust Account, in each case net of the interest that may be withdrawn to pay for the Company’s tax obligations. This liability will not apply with respect to any claims by a third party who executed a waiver of any right, title, interest or claim of any kind in or to any monies held in the Trust Account or to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”).
Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (excluding the Company’s independent registered public accounting firm), prospective target businesses or other entities with which the Company

ARYA SCIENCES ACQUISITION CORP IV
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2023
does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account. The Company has not asked the Sponsor to reserve for such indemnification obligations, nor has the Company independently verified whether the Sponsor has sufficient funds to satisfy its indemnity obligations and the Company believes that the Sponsor’s only assets are securities of the Company. The Sponsor may not be able to satisfy those obligations. None of the Company’s officers or directors will indemnify the Company for claims by third parties including, without limitation, claims by vendors and prospective target businesses.
On February 28, 2023, the Company held an extraordinary general meeting of shareholders in view of approving an amendment to its Amended and Restated Memorandum and Articles of Association to extend the date (the “Termination Date”) by which the Company has to consummate a Business Combination from March 2, 2023 (the “Original Termination Date”) to June 2, 2023 (the “Previous Articles Extension Date”) and to allow the Company, without another shareholder vote, to elect to extend the Termination Date to consummate a Business Combination on a monthly basis for up to nine times by an additional one month each time after the Previous Articles Extension Date, by resolution of the Company’s board of directors, if requested by the Sponsor, and upon five days’ advance notice prior to the applicable Termination Date, until March 2, 2024 or a total of up to thirty-six months after the Original Termination Date, unless the closing of a Business Combination shall have occurred prior thereto or the Amended and Restated Memorandum and Articles of Association have been amended prior thereto in order to further extend the Termination Date (see Note 9) (the “Extension Amendment Proposal”). In connection with the initial three-month extension from the Original Termination Date to the Previous Articles Extension Date the Sponsor made an initial deposit into the Trust Account of $420,000 in exchange for the Second Convertible Promissory Note (as defined below). In connection with any subsequent optional monthly extensions following the Previous Articles Extension Date, the Sponsor made deposits of $140,000 per month into the Trust Account, as provided for in the amendment to the Amended and Restated Memorandum and Articles of Association that was adopted on February 28, 2023.
The Company approved one-month extensions on June 2, 2023, July 2, 2023, August 2, 2023, September 2, 2023, October 2, 2023, November 2, 2023 and December 2, 2023. In connection with the extensions on June 2, 2023, July 2, 2023, August 2, 2023, and September 2, 2023, the Company drew an aggregate amount of $560,000 from the Second Convertible Promissory Note in the principal amount of up to $1,680,000. In connection with the extensions on October 2, 2023, November 2, 2023 and December 2, 2023, the Company drew an aggregate amount of $420,000 from the Third Promissory Note (as defined below). The Company also drew additional funds under the Second Convertible Promissory Note and the Third Promissory Note in view of funding the Company’s ongoing working capital (for more information see Note 4).
As contemplated by the Amended and Restated Memorandum and Articles of Association, the holders of Public Shares were able to elect to redeem all or a portion of their Public Shares in exchange for their pro rata portion of the funds held in the Trust Account in connection with the Extension Amendment Proposal. On February 28, 2023, the Extension Amendment Proposal was adopted and 11,259,169 Public Shares were redeemed for an aggregate amount of $115,071,882. Following the adoption of the Extension Amendment Proposal, the Company has 4,189,831 Class A ordinary shares, including 3,690,831 Public Shares and 499,000 Private Placement Shares, and 3,737,500 Class B ordinary shares issued and outstanding. See “Note 9 — Subsequent Events” for more information on (i) additional redemptions in connection with the second amendment of the Amended and Restated Memorandum and Articles of Association to further extend the time period the Company has to consummate a Business Combination following March 2, 2024, and (ii) additional draws under the Third Promissory Note to fund additional one-month extensions that were approved subsequently to the date of financial statements included herein on January 2, 2024 and February 2, 2024.

ARYA SCIENCES ACQUISITION CORP IV
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2023
Going Concern
As of December 31, 2023, the Company had $20,191 in its operating bank account and working capital deficit of $12,276,486.
The Company’s liquidity needs to date have been satisfied through a contribution of $25,000 from Sponsor to cover for certain expenses in exchange for the issuance of the Founder Shares, the loan of approximately $161,000 from the Sponsor pursuant to the Note (as defined in Note 4), the proceeds from the consummation of the Private Placement not held in the Trust Account, the First Convertible Promissory Note and the Second Convertible Promissory Note. The Company fully repaid the Note upon closing of the Initial Public Offering. In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor, affiliates of the Sponsor, or the Company’s officers and directors may, but are not obligated to, provide the Company Working Capital Loans (as defined in Note 4). As of December 31, 2023 and 2022, there were $2,175,000 and $120,000 of borrowings outstanding under the First Convertible Promissory Note, Second Convertible Promissory Note and Third Convertible Promissory Note (see Note 4 for additional information).
The Company cannot provide any assurance that new financing along the lines detailed above will be available to it on commercially acceptable terms, if at all. Further, the Company has until the end of the Business Combination Period to consummate a Business Combination, but the Company cannot provide assurance that it will be able to consummate a Business Combination by that date. If a Business Combination is not consummated by the required date, there will be a mandatory liquidation and subsequent dissolution. In connection with the Company’s assessment of going concern considerations in accordance with FASB ASC Topic 205-40, “Basis of Presentation — Going Concern,” management has determined that the working capital deficit and mandatory liquidation and subsequent dissolution raises substantial doubt about the Company’s ability to continue as a going concern until the earlier of the consummation of the Business Combination or the date the Company is required to liquidate. The financial statements do not include any adjustment that might be necessary if the Company is unable to continue as a going concern. The Company intends to complete its initial Business Combination before the mandatory liquidation date; however, there can be no assurance that the Company will be able to consummate any Business Combination by the end of the Business Combination Period. No adjustments have been made to the carrying amounts of assets and liabilities should the Company be required to liquidate after the end of the Business Combination Period, nor do these financial statements include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.
Risks and Uncertainties
Results of operations and the Company’s ability to complete a Business Combination may be adversely affected by various factors that could cause economic uncertainty and volatility in the financial markets, many of which are beyond its control. The Company’s business of pursuing and consummating an initial Business Combination could be impacted by, among other things, downturns in the financial markets or in economic conditions, export controls, tariffs, trade wars, inflation, increases in interest rates, supply chain disruptions, declines in consumer confidence and spending, the ongoing effects of the COVID-19 pandemic, including resurgences and the emergence of new variants, and geopolitical instability, such as the military conflict in the Ukraine or the conflict in Israel and Palestine. The Company cannot at this time fully predict the likelihood of one or more of the above events, their duration or magnitude or the extent to which they may materially impact the Company’s business and its ability to complete an initial Business Combination.

ARYA SCIENCES ACQUISITION CORP IV
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2023
Note 2 — Summary of Significant Accounting Policies
Basis of Presentation
The accompanying financial statements are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the SEC.
Emerging Growth Company
The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Concentration of Cash Balances
The Company has significant cash balances at financial institutions which throughout the year regularly exceed the federally insured limit of $250,000. Any loss incurred or a lack of access to such funds could have a significant adverse impact on the Company’s financial condition, results of operations, and cash flows.
Cash and Cash Equivalents
The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company had no cash equivalents as of December 31, 2023. As of December 31, 2022, the Company had no cash equivalents, aside from the cash maintained in the Trust Account (see Note 8).
Use of Estimates
The preparation of financial statements in conformity with U.S. GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets, liabilities and expenses and disclosure of contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates.

ARYA SCIENCES ACQUISITION CORP IV
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2023
Trust Account
Initially, the Company’s portfolio of investments was comprised of U.S. Treasury securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, or investments in money market funds that invest in U.S. government securities and generally have a readily determinable fair value, or a combination thereof. When the Company’s investments held in the Trust Account are comprised of U.S. government securities, the investments are classified as trading securities. When the Company’s investments held in the Trust Account are comprised of money market funds, the investments are recognized at fair value. Trading securities and investments in money market funds are presented on the balance sheets at fair value at the end of each reporting period. Gains and losses resulting from the change in fair value of these securities are included in interest income and unrealized gain on investments held in Trust Account in the accompanying statements of operations. The estimated fair values of investments held in the Trust Account are determined using available market information. On February 27, 2023, the Company delivered an instruction letter to Continental Stock Transfer & Trust Company acting, as trustee, to liquidate the investments held in the Trust Account and instead to hold the funds in the Trust Account in cash in an interest-bearing demand deposit account until the earlier of the consummation of an initial Business Combination or the Company’s liquidation. The Company is taking these steps in order to mitigate the risk that the Company might be deemed to be an investment company for purposes of the Investment Company Act following the adoption of the Extension Amendment Proposal described above (see Note 1).
Financial Instruments
The fair value of the Company’s assets and liabilities, which qualify as financial instruments under the FASB ASC Topic 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the balance sheets.
Fair Value Measurements
Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability in an orderly transaction between market participants at the measurement date. U.S. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:
•
Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

•
Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•
Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.
As of December 31, 2023 and 2022, the carrying values of cash, accounts payable, accrued expenses and due to related party approximate their fair values due to the short-term nature of the instruments. As of December 31, 2022, the Company’s investments held in Trust Account were comprised of investments in U.S. Treasury securities with an original maturity of 185 days or less and were recognized at fair value. The

ARYA SCIENCES ACQUISITION CORP IV
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2023
fair value of investments held in Trust Account was determined using quoted prices in active markets. On February 27, 2023, the Company delivered an instruction letter to Continental Stock Transfer & Trust Company acting, as trustee, to liquidate the investments held in the Trust Account and instead to hold the funds in the Trust Account in cash in an interest-bearing demand deposit account until the earlier of the consummation of an initial Business Combination or the Company’s liquidation. The Company is taking these steps in order to mitigate the risk that the Company might be deemed to be an investment company for purposes of the Investment Company Act following the adoption of the Extension Amendment Proposal described above (see Note 1).
Offering Costs Associated with the Initial Public Offering
Offering costs consisted of legal, accounting, underwriting and other costs incurred that were directly related to the Initial Public Offering and that were charged to Class A ordinary shares subject to redemption upon the completion of the Initial Public Offering. Offering costs were allocated to the separable financial instruments issued in the Initial Public Offering based on a relative fair value basis, compared to total proceeds received. Offering costs associated with the Class A ordinary shares issued were charged against the carrying value of the Class A ordinary shares subject to possible redemption upon the completion of the Initial Public Offering. The Company classifies deferred underwriting commissions as non-current liabilities as their liquidation is not reasonably expected to require the use of current assets or require the creation of current liabilities.
Class A Ordinary Shares Subject to Possible Redemption
The Company accounts for its Class A ordinary shares subject to possible redemption in accordance with the guidance in ASC 480. Class A ordinary shares subject to mandatory redemption (if any) are classified as liability instruments and are measured at fair value. Conditionally redeemable Class A ordinary shares (including Class A ordinary shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, Class A ordinary shares are classified as shareholders’ deficit. The Public Shares feature certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of uncertain future events. Accordingly, as of December 31, 2023 and 2022, 3,690,831 and 14,950,000 Class A ordinary shares subject to possible redemption are presented at redemption value as temporary equity, outside of the shareholders’ deficit section of the Company’s balance sheets.
Income Taxes
FASB ASC Topic 740, “Income Taxes” prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. There were no unrecognized tax benefits as of December 31, 2023 and 2022. The Company’s management determined that the Cayman Islands is the Company’s only major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. As of December 31, 2023 and 2022, there were no unrecognized tax benefits and no amounts were accrued for the payment of interest and penalties. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.
There is currently no taxation imposed on income by the government of the Cayman Islands. In accordance with the Cayman Islands’ income tax regulations, income taxes are not levied on the Company. Consequently, income taxes are not reflected in the Company’s financial statements. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

ARYA SCIENCES ACQUISITION CORP IV
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2023
Net (Loss) Income Per Ordinary Share
The Company has two classes of shares: Class A ordinary shares and Class B ordinary shares. Income and losses are shared pro rata between the two classes of shares. Net (loss) income per ordinary share is computed by dividing net (loss) income by the weighted-average number of ordinary shares outstanding during the periods. Accretion associated with the Class A ordinary shares subject to possible redemption is excluded from earnings per share as the redemption value approximates fair value.
The following table reflects the calculation of basic and diluted net (loss) income per ordinary share (in dollars, except per share amounts):
	December 31,
	2023		2022
	Class A	Class B	Class A	Class B
Basic and diluted net (loss) income per ordinary share
Numerator:
Allocation of net (loss) income, as adjusted	$(1,320,475)	$(812,860)	$859,540	$207,944
Denominator:
Basic and diluted weighted average shares outstanding	6,071,500	3,737,500	15,449,000	3,737,500
Basic and diluted net (loss) income per ordinary share	$(0.22)	$(0.22)	$0.06	$0.06
Recent Accounting Standards
The Company’s management does not believe there are any recently issued, but not yet effective, accounting pronouncement if currently adopted would have a material effect on the Company’s financial statements.
Note 3 — Initial Public Offering
On March 2, 2021, the Company consummated its Initial Public Offering of 14,950,000 Public Shares, including the 1,950,000 Public Shares as a result of the underwriters’ full exercise of their over-allotment option, at an offering price of $10.00 per Public Share, generating gross proceeds of $149.5 million, and incurring offering costs of approximately $8.8 million, inclusive of approximately $5.2 million in deferred underwriting commissions. For more information on the waiver related to a portion of the deferred underwriting commissions that the Company received on August 8, 2022 and the partial liquidation of the Trust Account in connection with the adoption of the Extension Amendment Proposal and the related redemption of Class A ordinary shares, also see Note 1 above.
Note 4 — Related Party Transactions
Founder Shares
On January 4, 2021, the Sponsor paid $25,000 to cover for certain expenses on behalf of the Company in exchange for issuance of 3,737,500 Class B ordinary shares, par value $0.0001 (the “Founder Shares”). In February 2021, the Sponsor transferred an aggregate of 90,000 Founder Shares to the Company’s independent directors. The Sponsor agreed to forfeit up to 487,500 Founder Shares to the extent that the over-allotment option was not exercised in full by the underwriters, so that the Founder Shares would represent 20.0% of the Company’s issued and outstanding ordinary shares (excluding the Private Placement Shares) after the Initial Public Offering. The underwriters fully exercised the over-allotment option on March 2, 2021; thus, these 487,500 Founder Shares were no longer subject to forfeiture.

ARYA SCIENCES ACQUISITION CORP IV
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2023
The initial shareholders agreed, subject to limited exceptions, not to transfer, assign or sell any of their Founder Shares until the earlier to occur of (A) one year after the completion of the initial Business Combination and (B) subsequent to the initial Business Combination, (x) if the closing price of the Company’s Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the initial Business Combination, or (y) the date on which the Company completes a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of the Public Shareholders having the right to exchange their ordinary shares for cash, securities or other property.
Private Placement Shares
Simultaneously with the closing of the Initial Public Offering, the Company consummated the Private Placement of 499,000 Private Placement Shares, at a price of $10.00 per Private Placement Share to the Sponsor, generating gross proceeds of approximately $5.0 million.
The Private Placement Shares are not transferable or salable until 30 days after the completion of the initial Business Combination. Certain proceeds from the Private Placement Shares have been added to the proceeds from the Initial Public Offering held in the Trust Account.
The Sponsor and the Company’s officers and directors agreed, subject to limited exceptions, not to transfer, assign or sell any of their Private Placement Shares until 30 days after the completion of the initial Business Combination.
Related Party Loans
On March 2, 2021, the Sponsor agreed to loan the Company an aggregate of up to $300,000 to cover for expenses related to the Initial Public Offering pursuant to a promissory note (the “Note”) and the Company subsequently reclassified the outstanding amount due to the Sponsor as borrowing under the Note. This loan was non-interest bearing and payable upon the completion of the Initial Public Offering. The Company borrowed approximately $161,000 under the Note and fully repaid the Note upon closing of the Initial Public Offering. Subsequent to the repayment, the loan facility was no longer available to the Company.
In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor, affiliates of the Sponsor, or the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company may repay any Working Capital Loans that may have been extended to the Company by the Sponsor, affiliates of the Sponsor, or the Company’s officers and directors out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans may be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of the proceeds held outside the Trust Account to repay any Working Capital Loans but no proceeds held in the Trust Account would be used to repay such Working Capital Loans. Except for the terms of the First Convertible Promissory Note, the Second Convertible Promissory Note and the Third Promissory Note, each as further described below, the terms of such Working Capital Loans have not been determined and no written agreements exist with respect to any other loans between the Company and the Sponsor, affiliates of the Sponsor, or the Company’s officers and directors. The Working Capital Loans would either be repaid upon the consummation of a Business Combination, without interest, or, at the lenders’ discretion, up to $1.5 million of such Working Capital Loans may be convertible into shares of the post Business Combination entity at a price of $10.00 per share. The shares would be identical to the Private Placement Shares. Except as described below, as of December 31, 2023 and 2022, the Company had no other outstanding borrowings under Working Capital Loans.

ARYA SCIENCES ACQUISITION CORP IV
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2023
On November 7, 2022, the Company issued an unsecured convertible promissory note (the “First Convertible Promissory Note”) to the Sponsor, pursuant to which the Company borrowed $120,000 (the “First Convertible Working Capital Loan”) from the Sponsor for general corporate purposes. Such loan may, at the Sponsor’s discretion, be converted into Class A ordinary shares, par value $0.0001 per share, of the Company (the “Working Capital Shares”) at a conversion price equal to $10.00 per Working Capital Share. The terms of the Working Capital Shares will be identical to those of the Private Placement Shares that were issued to the Sponsor in connection with the Initial Public Offering. The First Convertible Working Capital Loan will not bear any interest and will be repayable by the Company to the Sponsor, if not converted or repaid on the effective date of a Business Combination involving the Company and one or more businesses. The maturity date of the First Convertible Working Capital Loan may be accelerated upon the occurrence of an Event of Default (as defined under the First Convertible Promissory Note). The Company granted customary registration rights to the Sponsor with respect to any Working Capital Shares, which shall constitute “Registrable Securities” pursuant to that certain Registration and Shareholder Rights Agreement, dated March 2, 2021, by and among the Company, the Sponsor and the other parties thereto (the “Registration and Shareholders Rights Agreement”). Further, each newly issued Working Capital Share shall bear the same transfer restrictions that apply to the Private Placement Shares, as contemplated by the Letter Agreement, dated February 25, 2021, by and among the Company, the Sponsor and the other parties thereto (the “Letter Agreement”). As of December 31, 2023 and 2022, there were $120,000 and $120,000 of borrowings outstanding under the First Convertible Promissory Note, respectively.
On February 28, 2023, the Company issued a non-interest bearing, unsecured convertible promissory note to the Sponsor in connection with the Extension Amendment Proposal, pursuant to which the Company may borrow up to $1,680,000 from the Sponsor for general corporate purposes and the funding of the deposits that the Company is required to make pursuant to its Amended and Restated Memorandum and Articles of Association (as amended following the adoption of the Extension Amendment Proposal at the Company’s extraordinary general meeting of shareholders on February 28, 2023) and following the request of the Sponsor in connection with an optional monthly extension of the time period during which the Company may consummate a Business Combination (the “Second Convertible Promissory Note”). Up to $1,380,000 of the amounts loaned under the Second Convertible Promissory Note will be convertible at the option of the Sponsor into Working Capital Shares. This working capital loan outstanding pursuant to the Second Convertible Promissory Note (the “Second Working Capital Loan”) will not bear any interest, and will be repayable by the Company to the Sponsor to the extent the Company has funds available outside of the Trust Account and if not converted or repaid on the effective date of a Business Combination. The maturity date of the Second Convertible Working Capital Loan may be accelerated upon the occurrence of an Event of Default (as defined under the Second Convertible Promissory Note). The Company granted customary registration rights to the Sponsor with respect to any Working Capital Shares issued pursuant to the Second Convertible Promissory Note, which shall constitute “Registrable Securities” pursuant the Registration and Shareholders Rights Agreement. Further, each newly issued Working Capital Share shall bear the same transfer restrictions that apply to the Private Placement Shares, as contemplated by the Letter Agreement. See Note 9 for information on the amendment to the Second Promissory Note that was adopted in connection with a proposed Business Combination.
On April 18, 2023, June 2, 2023, July 6, 2023, August 2, 2023 and September 5, 2023, the Company withdrew an additional $400,000, $140,000, $140,000, $140,000 and $165,000, respectively, from the Second Convertible Promissory Note (see Note 1). As of December 31, 2023 and 2022, $1,585,000 and $0, respectively, were drawn under the Second Convertible Promissory Note.
On September 27, 2023, the Company issued an unsecured promissory note to the Sponsor (the “Third Promissory Note”), pursuant to which the Company may borrow $900,000 from the Sponsor for general corporate purposes and to fund the deposits required to be made into the Company’s trust account in connection with the monthly extensions of the time period during which the Company may consummate a business combination in accordance with the Company’s amended and restated memorandum and articles of association, as amended during the shareholder meeting on February 28, 2023. This working capital loan

ARYA SCIENCES ACQUISITION CORP IV
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2023
outstanding pursuant to the Third Promissory Note (the “Third Working Capital Loan”) will not bear any interest. In the event that the Company does not consummate a Business Combination, the Third Promissory Note will be repaid from funds held outside of the Trust Account or will be forfeited, eliminated or otherwise forgiven. The maturity date of the Third Working Capital Loan may be accelerated upon the occurrence of an Event of Default. On October 2, 2023, November 2, 2023 and December 2, 2023, the Company approved the fifth, sixth and seventh one-month extension of the Business Combination Period, respectively. In connection with such extensions of the Business Combination Period to January 2, 2024, the Company drew an aggregate amount of $420,000 from the Third Promissory Note. As provided for in the Company’s amended and restated memorandum and articles of association, the Company deposited the extension funds into the trust account that was established by the Company in connection with its Initial Public Offering. The Company also drew an aggregate of $50,000 under the Third Promissory Note for working capital purposes. As of December 31, 2023, $470,000 was drawn under the Third Promissory Note. See Note 9 for information on the amendment to the Third Promissory Note that was adopted in connection with a proposed Business Combination and for information on the Fourth Promissory Note (as defined below) that was adopted subsequently to date of the financial statements included herein.
Administrative Support Agreement
Commencing on the date that the Company’s registration statement relating to its Initial Public Offering was declared effective through the earlier of consummation of the initial Business Combination and the Company’s liquidation, the Company agreed to reimburse the Sponsor for office space, secretarial and administrative services provided to the Company in the amount of $10,000 per month. The Company incurred approximately $120,000 and $120,000 in general and administrative expenses in the accompanying statements of operations for the years ended December 31, 2023 and 2022, respectively. As of December 31, 2023 and 2022, the Company had $210,000 and $90,000, respectively, included in due to related party on the balance sheets.
Note 5 — Commitments and Contingencies
Registration Rights
The holders of Founder Shares and Private Placement Shares, including Private Placement Shares that may be issued upon conversion of Working Capital Loans, are entitled to registration rights pursuant to the Registration and Shareholders Rights Agreement. The holders of these securities are entitled to make up to three demands, excluding short form demands, that the Company registers such securities. In addition, the holders have certain “piggyback” registration rights with respect to registration statements filed subsequent to the Company’s completion of its Business Combination. However, the Registration and Shareholders Rights Agreement provides that the Company will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lock-up period, which occurs (i) in the case of the Founder Shares, in accordance with the letter agreement the Company’s initial shareholders entered into and (ii) in the case of the Private Placement Shares, 30 days after the completion of the Company’s Business Combination. The Company will bear the expenses incurred in connection with the filing of any such registration statements. See Note 9 for information on the Investor Rights Agreement that was executed in connection with a proposed Business Combination and that will replace the Registration and Shareholders Rights Agreement in connection with the closing of the proposed Business Combination.
Underwriting Agreement
The Company granted the underwriters a 45-day option from the final prospectus relating to the Initial Public Offering to purchase up to 1,950,000 additional Public Shares to cover over-allotments at the Initial Public Offering price less the underwriting discounts and commissions. On March 2, 2021, the underwriters fully exercised the over-allotment option.

ARYA SCIENCES ACQUISITION CORP IV
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2023
The underwriters were paid an underwriting discount of $0.20 per Public Share, or approximately $3.0 million in the aggregate, paid upon the closing of the Initial Public Offering. In addition, $0.35 per Public Share, or approximately $5.2 million in the aggregate will be payable to the underwriters for deferred underwriting commissions. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.
On August 8, 2022, the Company received a waiver from one of the underwriters of its Initial Public Offering pursuant to which such underwriter waived all rights to its 50% share of the deferred underwriting commissions payable upon completion of an initial Business Combination. In connection with this waiver, the underwriter also agreed that (i) this waiver is not intended to allocate its 50% portion of the deferred underwriting commissions to the other underwriter that has not waived its right to receive its share of the deferred underwriting commissions and (ii) the waived portion of the deferred underwriting commissions can, at the discretion of the Company, be paid to one or more parties or otherwise be used in connection with an initial Business Combination. During the year ended December 31, 2022, the Company derecognized approximately $2.6 million of the deferred underwriting commissions and recorded an adjustment to the carrying value of the shares of Class A ordinary shares subject to redemption.
Note 6 — Class A Ordinary Shares Subject to Possible Redemption
The Public Shares feature certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of future events. As of December 31, 2023 and 2022, there were 3,690,831 and 14,950,000 Class A ordinary shares subject to possible redemption.
The Public Shares issued in the Initial Public Offering in connection with the over-allotment exercise were recognized in Class A ordinary shares subject to possible redemption as follows:
Gross proceeds	$149,500,000
Less:
Offering costs allocated to Class A ordinary shares subject to possible redemption	(8,734,896)
Plus:
Accretion on Class A ordinary shares subject to possible redemption amount	8,147,540
Plus:
Waiver of deferred underwriting commissions	2,616,250
Class A ordinary shares subject to possible redemption at December 31, 2022	151,528,894
Less:
Redemption of Class A ordinary shares	(115,071,882)
Plus:
Adjustment for accretion of Class A ordinary shares subject to possible redemption	4,018,937
Class A ordinary shares subject to possible redemption at December 31, 2023	$40,475,949
Note 7 — Shareholders’ Deficit
Preference Shares — The Company is authorized to issue 1,000,000 preference shares with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of December 31, 2023 and 2022, there were no preference shares issued or outstanding.

ARYA SCIENCES ACQUISITION CORP IV
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2023
Class A Ordinary Shares — The Company is authorized to issue 479,000,000 Class A ordinary shares with a par value of $0.0001 per share. Holders of the Company’s Class A ordinary shares are entitled to one vote for each share. As of December 31, 2023 and 2022, there were 4,189,831 and 15,449,000 Class A ordinary shares issued and outstanding, of which 3,690,831 and 14,950,000 shares, respectively, were subject to possible redemption and classified in temporary equity (see Note 6).
Class B Ordinary Shares — The Company is authorized to issue 20,000,000 Class B ordinary shares with a par value of $0.0001 per share. As of December 31, 2023 and 2022, there were 3,737,500 Class B ordinary shares issued and outstanding (see Note 4).
Ordinary shareholders of record are entitled to one vote for each share held on all matters to be voted on by shareholders at a general meeting of the Company. Holders of Class A ordinary shares and holders of Class B ordinary shares will vote together as a single class on all matters submitted to a vote of the shareholders except as required by law.
The Class B ordinary shares will automatically convert into Class A ordinary shares on the first business day following the consummation of the initial Business Combination at a ratio such that the number of Class A ordinary shares issuable upon conversion of all Founder Shares will equal, in the aggregate, on an as-converted basis, 20% of the sum of (i) the total number of ordinary shares issued and outstanding (excluding the Private Placement Shares) upon the consummation of the Initial Public Offering, plus (ii) the sum of the total number of Class A ordinary shares issued or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of the initial Business Combination, excluding any Class A ordinary shares or equity-linked securities exercisable for or convertible into Class A ordinary shares issued, deemed issued, or to be issued, to any seller in the initial Business Combination and any Private Placement Shares issued to the Sponsor, members of the Company’s management team or any of their affiliates upon conversion of Working Capital Loans. In no event will the Class B ordinary shares convert into Class A ordinary shares at a rate of less than one to one.
Note 8 — Fair Value Measurements
The following tables present information about the Company’s assets that are measured at fair value on a recurring basis as of December 31, 2023 and 2022 and indicate the fair value hierarchy of the valuation techniques that the Company utilized to determine such fair value:
December 31, 2022
Description	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Assets held in Trust Account:
U.S. Treasury Securities	$151,628,280	$—	$—
Cash equivalents – money market funds	614	—	—
	$151,628,894	$—	$—
Transfers to/from Levels 1, 2, and 3 are recognized at the end of the reporting period. There was a transfer of U.S. Treasury securities to cash during the year ended December 31, 2023, the amount held in trust are no longer fair valued. Level 1 instruments include investments U.S. Treasury securities with an original maturity of 185 days or less. On February 27, 2023, the Company delivered an instruction letter to Continental Stock Transfer & Trust Company acting, as trustee, to liquidate the investments held in the Trust Account and instead to hold the funds in the Trust Account in cash in an interest-bearing demand deposit account until the earlier of the consummation of an initial Business Combination or the Company’s liquidation. The Company is taking these steps in order to mitigate the risk that the Company might be

ARYA SCIENCES ACQUISITION CORP IV
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2023
deemed to be an investment company for purposes of the Investment Company Act following the adoption of the Extension Amendment Proposal described above (see Note 1). There were no transfers between levels of the hierarchy for the year ended December 31, 2022.
Note 9 — Subsequent Events
The Company evaluated subsequent events and transactions that occurred up to the date the financial statements were issued and has concluded that, other than the events described below, all such events that would require recognition or disclosure have been recognized or disclosed.
Extension Payments
On January 2, 2024, the Company approved the eighth one-month extension of the Business Combination Period. In connection with this extension of the Business Combination Period to February 2, 2024, the Company drew an aggregate of $140,000 from the Third Promissory Note. As provided for in the Amended and Restated Memorandum and Articles of Association, the Company will deposit the $140,000 into the Trust Account. The Company also drew $100,000 under the Third Promissory Note for general working capital purposes.
On February 2, 2024, the Company approved the ninth one-month extension of the time during which it may consummate an initial business combination. In connection with this extension of the Business Combination Period to March 2, 2024, the Company drew an aggregate of $140,000 from the Third Promissory Note. As provided for in the Amended and Restated Memorandum and Articles of Association, the Company will deposit the $140,000 into the Trust Account. The Company also drew $50,000 under the Third Promissory Note for general working capital purposes.
The one-month extensions on January 2 2024 and February 2, 2024 are the eighth and ninth one-month extensions, respectively, permitted under the Amended and Restated Memorandum and Articles of Association.
The Company’s Promissory Notes
On February 8, 2024, the Company issued an unsecured convertible promissory note to the Sponsor (the “Fourth Promissory Note”), pursuant to which the Company may borrow $1,000,000 from the Sponsor for general corporate purposes and to fund the monthly deposits required to be made into the Trust Account in order to extend the time period during which the Company may consummate a Business Combination (the “Fourth Working Capital Loan”) in accordance with the Amended and Restated Memorandum and Articles of Association. The Fourth Working Capital Loan will not bear any interest. In the event that the Company does not consummate a Business Combination, the Fourth Promissory Note will be repaid from funds held outside of the Trust Account or will be forfeited, eliminated or otherwise forgiven. The maturity date of the Fourth Working Capital Loan may be accelerated upon the occurrence of an Event of Default (as defined under the Fourth Promissory Note). Any Working Capital Shares issuable upon conversion of the Fourth Promissory Note will not be registered under the Securities Act and will be issued in reliance on the exemption from registration requirements thereof provided by Section 4(a)(2) of the Securities Act. As of the date of this Report, $540,000 was drawn under the Fourth Promissory Note.
On February 13, 2024, the Company and the Sponsor entered into an amendment to the Second Convertible Promissory Note, pursuant to which the total principal amount up to $1,680,000 of the amounts loaned under the Second Convertible Promissory Note will be convertible at the option of the Sponsor into Working Capital Shares.
On February 13, 2024, the Company and the Sponsor amended and restated the Third Promissory Note to provide that the total principal amount loaned under the Second Convertible Promissory Note will be convertible at the option of the Sponsor into Working Capital Shares.

ARYA SCIENCES ACQUISITION CORP IV
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2023
Business Combination Agreement
On February 13, 2024, the Company, Aja Holdco, Inc., a Delaware corporation (“ListCo”), ARYA Merger Sub, a Cayman Islands exempted company (“ARYA Merger Sub”), Aja Merger Sub 2, Inc., a Delaware corporation (“Adagio Merger Sub”), and Adagio Medical, Inc. (“Adagio”) entered into a business combination agreement (the “Business Combination Agreement”), in connection with a proposed business combination (the “Proposed Adagio Business Combination”), which contains certain customary representations, warranties, and covenants by the parties thereto. As further described in the Business Combination Agreement, the closing of the Proposed Adagio Business Combination (the “Closing”) is subject to certain customary conditions and risks.
The Business Combination Agreement provides, among other things, for the consummation of the following transactions:
1.
ARYA Merger Sub will merge with and into the Company (the “ARYA Merger”) and Adagio Merger Sub will merge with and into Adagio (the “Adagio Merger” and, together with the ARYA Merger, the “Mergers”), with the Company and Adagio surviving the Mergers and, after giving effect to such Mergers, each of the Company and Adagio becoming a wholly owned subsidiary of ListCo, on the terms and subject to the conditions in the Business Combination Agreement;

2.
(i) each issued and outstanding Class A ordinary share will be automatically cancelled, extinguished and converted into the right to receive one share of common stock, par value $0.0001 per share, of ListCo after giving effect to the consummation of the transactions contemplated by the Business Combination Agreement (“New Adagio”) (the “New Adagio Common Stock”) and (ii) each issued and outstanding Class B ordinary share will be automatically cancelled, extinguished and converted into the right to receive one share of New Adagio Common Stock, other than 1,000,000 Class B ordinary shares that will be forfeited by the Sponsor, and issued to PIPE Investors (as defined below), including Perceptive Life Sciences Master Fund, Ltd, a Cayman Islands exempted company (the “Perceptive PIPE Investor”). 1,147,500 shares of New Adagio Common Stock issuable to the Sponsor will be subject to share trigger price vesting and will vest if, prior to the tenth anniversary of the Closing, the post-closing share price of New Adagio equals or exceeds $24.00 per share for any 20 trading days within any 30 trading day period (the “Share Trigger Price Vesting”);

3.
(i) each warrant of Adagio will be either (x) terminated, or (y) “net” exercised in exchange for shares of common stock, par value $0.01 per share, of Adagio (“Adagio Common Stock”); (ii) all issued and outstanding unsecured convertible promissory notes of Adagio (excluding the convertible notes issued by Adagio to the Perceptive PIPE Investor pursuant to the note purchase agreements dated April 4, 2023 and November 28, 2023, between Adagio and the Perceptive PIPE Investor (collectively, the “2023 Bridge Financing Notes”) and the 2024 Bridge Financing Notes (as defined below)) (the “Adagio Convertible Notes”), including any accrued and unpaid interest thereon, will be automatically and fully converted into shares of Adagio Common Stock in accordance with the terms of such Adagio Convertible Notes and such Adagio Convertible Notes will be cancelled, satisfied, extinguished, discharged and retired in connection with such conversion (the “Adagio Convertible Notes Conversion”); (iii) each share of preferred stock, par value $0.001 per share, of Adagio (the “Adagio Preferred Stock”) that is issued and outstanding will be automatically converted into shares of Adagio Common Stock and each such share of Adagio Preferred Stock will be cancelled; (iv) all issued and outstanding shares of Adagio Common Stock (other than treasury shares and shares with respect to which appraisal rights under the Delaware General Corporation Law, as amended, are properly exercised and not withdrawn) will be automatically cancelled, extinguished and converted into the right to receive shares of New Adagio Common Stock based on the exchange ratio set forth in the Business Combination Agreement; (v) each issued, outstanding and unexercised option to purchase Adagio Common Stock (“Adagio Option”) that is vested as

ARYA SCIENCES ACQUISITION CORP IV
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2023
of such time or will vest in connection with, or after taking into account the effect of, the consummation of the transactions contemplated by the Business Combination Agreement with an aggregate value that exceeds the aggregate exercise price of such Adagio Option (each an “In-the-Money Adagio Option”) will be cancelled and extinguished in exchange for options to purchase shares of New Adagio Common Stock, and each issued and outstanding Adagio equity award (other than an In-the-Money Adagio Option) will automatically be canceled and extinguished for no consideration and each holder thereof will cease to have any rights with respect thereto.
Sponsor Letter Agreement
Concurrently with the execution of the Business Combination Agreement, the Company, the Sponsor, each holder of Class B ordinary shares (the “Other Class B Shareholders” and with the Sponsor, the “Class B Shareholders”), including the Company’s directors and officers (together with the Class B Shareholders, the “Insiders”), ListCo and Adagio entered into a letter agreement (the “Sponsor Letter Agreement”), pursuant to which, among other things, (i) each Class B Shareholder agreed to vote in favor of each of the transaction proposals to be voted upon at the meeting of the Company’s shareholders, including the proposal to approve the Business Combination Agreement and the transactions contemplated thereby, (ii) each Class B Shareholder agreed to waive any adjustment to the conversion ratio set forth in the amended and restated memorandum and articles of association or any other anti-dilution or similar protection with respect to the Class B ordinary shares (whether resulting from the transactions contemplated by the Subscription Agreements (as defined below) or otherwise), (iii) each of the Insiders and the Company agreed to terminate the lock-up provisions contained in the certain letter agreement between the Company, the Sponsor and the directors and officers of the Company, and to replace such lock-up provisions with the transfer restrictions included in the Investor Rights Agreement (as defined below) and to waive the adjustment or anti-dilution protections contained in the Amended and Restated Memorandum and Articles of Association, (iv) each Class B Shareholder agreed to be bound by certain transfer restrictions with respect to his, her or its shares in the Company prior to the Closing, (v) the Sponsor agreed that 1,147,500 shares of New Adagio Common Stock issued to the Sponsor will be subject to Share Trigger Price Vesting, and (vi) the Sponsor has agreed to irrevocably forfeit, surrender and transfer to the Company for no consideration 1,000,000 Class B ordinary shares, which will be issued by ListCo to the PIPE Investors, including the Perceptive PIPE Investor.
Adagio Stockholder Transaction Support Agreements
Pursuant to the Business Combination Agreement, certain stockholders of Adagio entered into transaction support agreements (collectively, the “Adagio Transaction Support Agreements”) with the Company and Adagio, pursuant to which such stockholders of Adagio agreed to, among other things, (i) vote in favor of the Business Combination Agreement and the transactions contemplated thereby and (ii) be bound by certain covenants and agreements related to the Proposed Adagio Business Combination.
PIPE Financing (Private Placement)
In connection with the execution of the Business Combination Agreement, ListCo and the Company entered into Subscription Agreements (the “Subscription Agreements”) with the Perceptive PIPE Investor and certain other investors (the “Other PIPE Investors,” and, together with the Perceptive PIPE Investor, the “PIPE Investors”), pursuant to which the PIPE Investors committed financing valued at approximately $45,000,000, which includes (i) commitments by certain investors to subscribe for and purchase Class A ordinary shares in the open market and not to redeem such shares prior to the date the Closing occurs (the “Closing Date”), (ii) non-redemption commitments by certain investors, (iii) the contribution of $23,000,000 of 2023 Bridge Financing Notes to ListCo, and (iv) an additional cash investment by the Perceptive PIPE Investor of approximately $8.1 million (which amount may be reduced by up to approximately $1,070,575 subject to Additional Financing being raised prior to Closing), as described in more detail below (together, the “PIPE Financing”). In connection with the PIPE Financing, certain PIPE Investors will also be issued

ARYA SCIENCES ACQUISITION CORP IV
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2023
warrants to purchase shares of New Adagio Common Stock at $10.00 per share, subject to adjustment (the “Warrants”) and/or Pre-Funded Warrants (as defined below). As provided for in the Subscription Agreements, the number of shares of New Adagio Common Stock and Warrants issuable to the PIPE Investors will depend on the redemption value of the Class A ordinary shares at Closing, the average per share price of the Class A ordinary shares purchased by certain PIPE Investors in the open market and the amount of interest on the 2023 Bridge Financing Notes that will have accrued and be unpaid at Closing and be contributed to ListCo in exchange for shares of New Adagio Common Stock. In connection with the PIPE Financing, certain PIPE Investors also committed to purchase pre-funded warrants, which are exercisable for a nominal exercise price of $0.01 (the “Pre-Funded Warrants,” and together with the Warrants, the “PIPE Warrants”). The shares of New Adagio Common Stock and PIPE Warrants to be issued pursuant to the Subscription Agreements have not been registered under the Securities Act and will be issued in reliance upon the exemption provided in Section 4(a)(2) of the Securities Act. ListCo will grant the PIPE Investors certain registration rights in connection with the PIPE Financing. The PIPE Financing is contingent upon, among other things, the substantially concurrent Closing.
Convertible Security Financing (Private Placement)
In connection with the execution of the Business Combination Agreement, certain investors, including the Perceptive PIPE Investor (the “Convert Investors”), executed a securities purchase agreement, dated February 13, 2024, with ListCo (the “Convertible Security Subscription Agreement”), pursuant to which ListCo issued on the Closing Date to the Convert Investors $20,000,000 aggregate principal amount of 13% senior secured convertible notes (the “New Adagio Convertible Notes”), which will be convertible into shares of New Adagio Common Stock at a conversion price of $10.00 per share, subject to adjustment (the “Conversion Shares”), and 1,500,000 warrants (the “Convert Warrants”), which will be exercisable on a cashless basis or for cash at a price of $24.00 per share, subject to adjustment (the “Base Convert Financing”), and will expire on the seventh anniversary of the Closing. Such $20,000,000 of financing in the form of New Adagio Convertible Notes includes the Perceptive Convertible Note Commitment (as defined below) and includes the conversion of the 2024 Bridge Financing Notes (as defined below) into New Adagio Convertible Notes at Closing, subject in each case to Additional Financing (as defined below) being raised prior to Closing, as further described below. The New Adagio Convertible Notes will have a maturity of three years and nine months after Closing and interest will be payable in cash or compound as additional principal outstanding. As described above, in connection with the execution of the Convertible Security Subscription Agreement, the Perceptive PIPE Investor also purchased a $7,000,000 convertible promissory note of Adagio (the “2024 Bridge Financing Notes”) pursuant to a note purchase agreement, dated February 13, 2024, by and among the Perceptive PIPE Investor, Adagio and ListCo (the “2024 Bridge Financing Notes Subscription Agreement”). On the Closing Date, pursuant to the terms of the 2024 Bridge Financing Notes and the 2024 Bridge Financing Note Subscription Agreement, the 2024 Bridge Financing Notes will convert into New Adagio Convertible Notes and Convert Warrants, and the Perceptive PIPE Investor will subscribe for $5,500,000 aggregate principal amount of New Adagio Convertible Notes and 937,500 Convert Warrants, on the same terms as the other Convert Investors executing the Convertible Security Subscription Agreement (such commitment by the Perceptive PIPE Investor to purchase New Adagio Convertible Notes and Convert Warrants, the “Perceptive Convertible Note Commitment,” and the conversion of the 2024 Bridge Financing Note and purchase of New Adagio Convertible Notes and Convert Warrants pursuant to the Perceptive Convertible Note Commitment as part of the Base Convert Financing, the “Convertible Security Financing”). Subject to the Company and New Adagio receiving any new financing or commitment for financing (any such financing, an “Additional Financing”), whether in the form of equity, debt or convertible debt, before the Closing Date, the Perceptive PIPE Investor may request that on the Closing Date the 2024 Bridge Financing Note is repaid, the Perceptive Convertible Note Commitment is reduced or a combination of both. The New Adagio Convertible Notes and the Convert Warrants issuable in connection with the Convertible Security Financing have not been registered under the Securities Act and will be issued in reliance upon the exemption provided in Section 4(a)(2) of the Securities Act. ListCo will grant the Convert Investors certain registration rights in connection with the Convertible

ARYA SCIENCES ACQUISITION CORP IV
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2023
Security Financing. The Convertible Security Financing is contingent upon, among other things, the substantially concurrent Closing.
Pursuant to the terms of the Convertible Security Subscription Agreement, on the Closing Date, ListCo, certain of its subsidiaries (other than Adagio Medical GmbH, a company organized under the laws of Germany and an excluded subsidiary thereunder) (the “Subsidiaries”) and the collateral agent (the “Collateral Agent”) on behalf of the Convert Investors, will enter into a security and pledge agreement (the “Convert Security Document”), pursuant to which ListCo and the Subsidiaries will (i) pledge the equity interests in the Subsidiaries to the Collateral Agent, (ii) pledge all of their respective promissory notes, securities and other instruments evidencing indebtedness to the Collateral Agent, and (iii) grant to the Collateral Agent a security interest in and lien on all of their respective personal property and assets, including, among other items, all of their deposit accounts, chattel paper, documents, equipment, general intangibles, instruments and inventory, and all proceeds therefrom, in each case subject to customary exceptions, all as set forth in the form of the Convert Security Document. Additionally, pursuant to the terms of the Convertible Security Subscription Agreement, on the Closing Date, the Subsidiaries will deliver a guaranty (the “Convert Guaranty”) to the Collateral Agent pursuant to which the Subsidiaries will, jointly and severally, guaranty ListCo’s obligation to repay the New Adagio Convertible Notes and all other obligations of ListCo under the Convertible Security Subscription Agreement and the New Adagio Convertible Notes and other related transaction documents, as set forth in the form of the Convert Guaranty. Any additional subsidiaries of ListCo formed or acquired after the closing date will be required to join the Convert Guaranty as additional guarantors.
Convert Registration Rights Agreement
The Conversion Shares, the Convert Warrants, the Convert Warrant Shares, the New Adagio Convertible Notes and any capital stock of ListCo issued or issuable with respect to the Conversion Shares, have not been registered under the Securities Act. In connection with the Convertible Security Subscription Agreement, ListCo and the Convert Investors agreed to enter into a Registration Rights Agreement (the “Convert Registration Rights Agreement”), pursuant to which ListCo will be required to file a registration statement on Form S-3 or, if not available, Form S-1 (the “Convert Registration Statement”) with the SEC to register for resale all of the Registrable Securities (as defined in the Convert Registration Rights Agreement), as soon as practicable, but in no event later than the Filing Deadline (as defined in the Convert Registration Rights Agreement). In the event that the number of shares registered for resale under the Convert Registration Statement is insufficient to cover all of the Registrable Securities, ListCo will amend the Registration Statement or file with the SEC a new registration statement to cover at least the Required Registration Amount (as defined in the Convert Registration Rights Agreement) as of the trading day immediately preceding the date of the filing of such amendment or new registration statement, as soon as practicable, but in any event not later than 15 days after the necessity therefor arises. If ListCo fails to file the Convert Registration Statement when required, fails to obtain effectiveness by SEC when required or fails to maintain the effectiveness of the Convert Registration Statement pursuant to the terms of Section 2(e) of the Convert Registration Rights Agreement, then as partial relief for the damages to any holder by reason of any such delay in or reduction of, its ability to sell the underlying shares of New Adagio Common Stock, ListCo will be required to pay each holder of Registrable Securities relating to such Convert Registration Statement an amount equal to one percent of such Convert Investor’s original principal amount according to the timelines laid out in Section 2(e) of the Convert Registration Rights Agreement.
Investor Rights Agreement
Concurrently with the execution of the Business Combination Agreement, the Company, ListCo, the Perceptive PIPE Investor, the Sponsor, the Other Class B Shareholders and certain Adagio stockholders entered into an investor rights agreement (the “Investor Rights Agreement”) pursuant to which, among other things, the Perceptive PIPE Investor, the Sponsor, the Other Class B Shareholders and certain Adagio stockholders and investors in the Convertible Security Financing will be granted certain customary registration

ARYA SCIENCES ACQUISITION CORP IV
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2023
rights. Further, subject to customary exceptions set forth in the Investor Rights Agreement, the shares of New Adagio Common Stock beneficially owned or owned of record by the Sponsor, the Perceptive PIPE Investor, certain officers and directors of the Company and New Adagio (including any shares of New Adagio Common Stock issued pursuant to the Business Combination Agreement or the PIPE Financing) will be subject to a lock-up period beginning on the Closing Date until the date that is the earlier of (i) 365 days following the Closing Date (or six months after the Closing Date, in the case of Olav Bergheim, John Dahldorf, Hakon Bergheim, Todd Wider, Michael Henderson and Leslie Trigg) or (ii) the first date subsequent to the Closing Date with respect to which the closing price of the shares of New Adagio Common Stock equals or exceeds $12.00 per share for any 20 trading days within any 30-trading day period commencing at least 150 days after the Closing Date.
Adoption of Second Extension Amendment Proposal
On February 27, 2024, the Company held an extraordinary general meeting of shareholders in view of approving an amendment to the Amended and Restated Memorandum and Articles of Association to extend the Termination Date from March 2, 2024 (the “Previous Termination Date”) to April 2, 2024 (the “Articles Extension Date”) and to allow the Company, without another shareholder vote, to elect to extend the Termination Date to consummate a Business Combination on a monthly basis for up to eleven times by an additional one month each time after the Articles Extension Date, by resolution of the Company’s board of directors, if requested by the Sponsor, and upon five days’ advance notice prior to the applicable Termination Date, until March 2, 2025 or a total of up to forty-eight months from the closing of the initial public offering, unless the closing of a Business Combination shall have occurred prior thereto (the “Second Extension Amendment Proposal”). In connection with the initial one-month extension from the Previous Termination Date to the Articles Extension Date, the Company made a deposit into the Trust Account of $111,000 and drew down on the Fourth Promissory Note to finance this deposit. In connection with any subsequent optional monthly extensions following the Articles Extension Date, the Sponsor is expected to make deposits of $111,000 per month into the Trust Account and borrow the necessary funds from the Sponsor in the form of convertible notes, as provided for in the amendment to the Amended and Restated Memorandum and Articles of Association that was adopted on February 27, 2024.
As contemplated by the Amended and Restated Memorandum and Articles of Association, the holders of Public Shares were able to elect to redeem all or a portion of their Public Shares in exchange for their pro rata portion of the funds held in the Trust Account in connection with the Second Extension Amendment Proposal. On February 27, 2024, the Second Extension Amendment Proposal was adopted and 390,815 Public Shares were redeemed for an aggregate amount of approximately $4,358,804. Following the adoption of the Second Extension Amendment Proposal, the Company had 3,799,016 Class A ordinary shares, including 3,300,016 Public Shares and 499,000 private placement shares, and 3,737,500 Class B ordinary shares issued and outstanding. Following the approval of the Second Extension Amendment Proposal, the ordinary shares held by the initial shareholders represented 56.2% of the issued and outstanding ordinary shares (including Private Placement Shares).

Adagio Medical, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except share data)
	June 30, 2024	December 31, 2023
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$2,045	$1,383
Accounts receivable, net	167	71
Inventory, net	4,062	3,322
Prepaid expenses	182	232
Other current assets	180	177
Total current assets	6,636	5,185
Property and equipment, net	1,154	1,487
Right-of-use assets, net	260	130
Other assets	19	23
Total assets	$8,069	$6,825
Liabilities, convertible preferred stock, and stockholders’ deficit
Current liabilities
Accounts payable	$5,580	$3,830
Accrued liabilities	3,429	3,048
Operating lease liabilities, current	140	79
Convertible notes payable, current	50,955	37,986
Warrant liabilities	417	78
Term loan, current	990	1,695
Accrued transaction costs	145	444
Other accrued liabilities	3,000	1,572
Total current liabilities	64,656	48,732
Operating lease liabilities, long-term	121	52
Term loan, long-term	—	143
Other long-term liabilities	6	8
Total liabilities	64,783	48,935
Commitments and contingencies (Note 10)
Convertible preferred stock, $0.001 par value; 4,939,946 shares authorized as of June 30, 2024 and December 31, 2023; 4,732,044 shares and 4,939,946 shares issued and outstanding as of June 30, 2024 and December 31, 2023, respectively, with aggregate liquidation preference of $86,936 and $91,637 as of June 30, 2024 and December 31, 2023, respectively	86,783	91,469
Stockholders’ deficit
Common stock, $0.001 par value; 6,594,946 shares authorized as of June 30, 2024 and December 31, 2023; 786,782 shares and 786,510 shares issued as of June 30, 2024 and December 31, 2023, respectively; 780,180 shares and 779,908 shares outstanding as of June 30, 2024 and December 31, 2023, respectively.	1	1
Additional paid-in capital	6,163	1,608
Accumulated other comprehensive income	22	17
Accumulated deficit	(149,683)	(135,205)
Total stockholders’ deficit	(143,497)	(133,579)
Total liabilities, convertible preferred stock, and stockholders’ deficit	$8,069	$6,825
The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Adagio Medical, Inc.
Unaudited
Condensed Consolidated Statements of Operations and
Comprehensive Loss
(in thousands, except share and per share data)
	Six months ended June 30,
	2024	2023
Revenue	$280	$181
Cost of revenue and operating expenses:
Cost of revenue	1,224	719
Research and development	6,334	9,207
Selling, general, and administrative	8,196	3,783
Total cost of revenue and operating expenses	15,754	13,709
Loss from operations	(15,474)	(13,528)
Other income (expense)
Convertible notes fair value adjustment	2,531	(3,649)
Warrant liabilities fair value adjustment	14	(60)
Interest expense	(1,514)	(597)
Interest income	3	—
Other (expense) income, net	(38)	10
Total other income (expense), net	996	(4,296)
Net loss	(14,478)	(17,824)
Other comprehensive income (loss):
Foreign currency translation adjustment	5	(5)
Comprehensive loss	$(14,473)	$(17,829)
Basic and diluted net loss per common share	$(18.56)	$(23.49)
Basic and diluted weighted average shares outstanding	779,908	758,942
The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Adagio Medical, Inc.
Unaudited
Condensed Consolidated Statements of Convertible Preferred Stock and Stockholders’ Deficit
(in thousands, except share data)
	Convertible Preferred Stock		Common Stock		Additional Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive Income	Total Stockholders’ Deficit
	Shares	Amount	Shares	Amount
Balance as of December 31, 2022	4,939,946	$91,469	756,160	$1	$1,153	$(97,059)	$28	$(95,877)
Foreign currency translation adjustment	—	—	—	—	—	—	(5)	(5)
Stock option exercises	—	—	4,758	—	10	—	—	10
Stock-based compensation	—	—	—	—	204	—	—	204
Net loss	—	—	—	—	—	(17,824)	—	(17,824)
Balance as of June 30, 2023	4,939,946	$91,469	760,918	$1	$1,367	$(114,883)	$23	$(113,492)
	Convertible Preferred Stock		Common Stock		Additional Paid in Capital	Accumulated Deficit	Accumulated Other Comprehensive Income	Total Stockholders’ Deficit
	Shares	Amount	Shares	Amount
Balance as of December 31, 2023	4,939,946	$91,469	779,908	$1	$1,608	$(135,205)	$17	$(133,579)
Foreign currency translation adjustment	—	—	—	—	—	—	5	5
Exchange preferred stock for pre-funded warrants	(207,902)	(4,686)	—	—	4,332	—	—	4,332
Stock option exercises	—	—	272	—	2	—	—	2
Stock-based compensation	—	—	—	—	221	—	—	221
Net loss	—	—	—	—	—	(14,478)	—	(14,478)
Balance as of June 30, 2024	4,732,044	$86,783	780,180	$1	$6,163	$(149,683)	$22	$(143,497)
The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Adagio Medical, Inc.
Unaudited
Condensed Consolidated Statements of Cash Flows
(in thousands)
	Six months ended June 30,
	2024	2023
Cash flows from operating activities
Net loss	$(14,478)	$(17,824)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	587	264
Non-cash operating lease expense	83	78
Stock-based compensation	221	204
Provision for inventory impairment	41	(16)
Amortization of term loan discount	10	6
Loss on disposal of property and equipment	58	—
Change in fair value of convertible notes payable	(2,531)	3,649
Change in fair value of warrant liabilities	(14)	60
Net change in operating assets and liabilities
Accounts receivable, net	(99)	(77)
Inventory, net	(788)	128
Prepaid expenses and other current assets	45	410
Accounts payable	1,750	230
Accrued liabilities	386	(99)
Accrued transaction costs	(299)	403
Other accrued liabilities	1,428	501
Operating lease liabilities	(84)	(79)
Net cash used in operating activities	(13,684)	(12,162)
Cash flows from investing activities
Purchases of property and equipment	(337)	(195)
Purchases of software	—	(7)
Net cash used in investing activities	(337)	(202)
Cash flows from financing activities
Proceeds from exercise of common stock options	—	18
Proceeds from issuance of convertible notes payable	15,500	7,000
Proceeds from term loan	—	3,000
Repayment of non-convertible term loan	(857)	(286)
Net cash provided by financing activities	14,643	9,732
Effect of foreign currency translation on cash and cash equivalents	40	(18)
Increase / (Decrease) in cash and cash equivalents	662	(2,650)
Cash and cash equivalents, beginning of period	1,383	5,547
Cash and cash equivalents, end of period	$2,045	$2,897
The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

	Six months ended June 30,
	2024	2023
Supplemental disclosures of cash flow information:
Cash paid for interest	$76	$89
	Six months ended June 30,
	2024	2023
Supplemental disclosure of noncash investing and financing activities:
Right-of-use assets obtained in exchange for lease liabilities	$(216)	$—
Lease liabilities recorded for operating lease right-of-use assets	216	—
Amount of term loan proceeds allocated to warrant liabilities	—	36
Exchange preferred stock for pre-funded warrants	4,332	—
The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Adagio Medical, Inc.
Unaudited
Notes to Condensed Consolidated Financial Statements
Note 1 — Organization and Description of Business
Adagio Medical, Inc. and its wholly-owned subsidiary (collectively, the “Company”) is a medical technology company focused on the development and commercialization of ablation technologies for the treatment of cardiac arrhythmias, including atrial fibrillation, atrial flutter, and ventricular tachycardia. The Company’s technologies center on ultra-low temperature cryoablation (“ULTC”) and pulsed field cryoablation (“PFCA”), designed to produce durable, contiguous, transmural lesions anywhere in the heart using the Company’s proprietary consoles, catheters, and stylets. The Company received CE Marking in Europe for its iCLAS™ Cryoablation System and VT Cryoablation System in June 2020 and March 2024, respectively, and has commercially launched in the EU. The Company has not launched commercially in the U.S. but is working towards obtaining the necessary regulatory approvals to do so.
The Company was incorporated in the state of Delaware on January 18, 2011, and is headquartered in Laguna Hills, California. Adagio Medical GmbH was formed in March 2020 and is a wholly-owned subsidiary that provides direct sales, distribution, marketing services, and clinical trial management in Europe.
On February 13, 2024, ARYA Sciences Acquisition Corp IV, a Cayman Islands exempted company (“ARYA”), Aja HoldCo, Inc., a Delaware corporation (“ListCo”), Aja Merger Sub 1, a Cayman Islands exempted company (“ARYA Merger Sub”), the Company, and Aja Merger Sub 2, Inc., a Delaware corporation (“Company Merger Sub”) entered into the business combination agreement (“Business Combination Agreement”) pursuant to which (i) ARYA Merger Sub will be merged with and into ARYA (the “ARYA Merger”), with ARYA surviving the ARYA Merger as a direct wholly-owned subsidiary of ListCo and (ii) Company Merger Sub will be merged with and into Adagio (the “Adagio Merger” and, together with the ARYA Merger, the “Mergers”), with Adagio surviving the Adagio Merger as a direct wholly-owned subsidiary of ListCo (the “Business Combination”). In connection with the consummation of the Business Combination, ListCo will change its name to “Adagio Medical Holdings, Inc.” (“New Adagio”). The Business Combination closed on July 31, 2024. See Note 16 — Subsequent Events.
Liquidity and Going Concern
The Company has limited revenue and has incurred operating losses and negative cash flows from operations since its inception and anticipates that it will continue to do so for at least the next several years. As of June 30, 2024 and December 31, 2023, the Company had cash and cash equivalents of $2.0 million and $1.4 million, respectively. For the six months ended June 30, 2024 and 2023, net losses were $14.5 million and $17.8 million, respectively, and net cash used in operating activities was $13.7 million and $12.2 million, respectively. As of June 30, 2024 and December 31, 2023, the Company had an accumulated deficit of $149.7 million and $135.2 million, respectively, and working capital deficit of $58.0 million and $43.5 million, respectively.
Management does not believe the Company’s current cash and cash equivalents are sufficient to fund operations for at least the next 12 months from the issuance date of the condensed consolidated financial statements. Management believes that this raises substantial doubt about the Company’s ability to continue as a going concern.
Management intends to mitigate the conditions and events that raise substantial doubt about its ability to continue as a going concern entity by (i) pursuing a public offering of its common stock or in a business combination (the “SPAC transaction”) with a Special Purpose Acquisition Company (the “SPAC”) to obtain additional capital and align the Company’s long-term operating strategy (refer to the Business Combination in Note 1 — Organization and Description of Business for further detail), (ii) negotiate other cash equity or debt financing in the short-term, and (iii) continue to pursue the necessary regulatory approvals to launch commercially in the U.S. market. However, there can be no assurances that the current plans will generate any liquidity to the Company or be available on terms acceptable to the Company.

Adagio Medical, Inc.
Unaudited
Notes to Condensed Consolidated Financial Statements
On July 31, 2024, the Company announced the closing of its previously announced Business Combination with the Company and ListCo (the “Closing”) (see Note 1). As of July 31, 2024, substantial doubt about our ability to continue as a going concern was alleviated due to the closing of a business combination.
Strategic Realignment of Resources and Corporate Restructuring
On December 1, 2023, the Company’s management approved a strategic realignment of resources and corporate restructuring (the “RIF”) designed to reallocate capital, conformant to its business focus for the next two years.
As part of the RIF, the Company initiated a reduction in its current workforce of 20 employees, representing approximately 19% of the Company’s employees, which was completed on December 15, 2023. In compliance with the Worker Adjustment and Retraining Notification Act, the Company has provided termination notices to affected employees and government authorities if required.
The Company made no payment for severance or related benefit costs. The Company made no payment of retention bonuses.
Note 2 — Summary of Significant Accounting Policies
Basis of Presentation
The condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). Any reference in these notes to applicable guidance is meant to refer to the authoritative United States generally accepted accounting principles as found in the Accounting Standards Codification (“ASC”) and Accounting Standards Update (“ASU”) of the Financial Accounting Standards Board (“FASB”).
Unaudited Interim Financial Information
The accompanying interim condensed consolidated balance sheet as of June 30, 2024, the condensed consolidated statements of operations and comprehensive loss for the six months ended June 30, 2024 and 2023, the condensed consolidated statements of convertible preferred stock and stockholders’ deficit, and the condensed consolidated statements of cash flows for the six months ended June 30, 2024 and 2023, and the related footnote disclosures are unaudited. These unaudited interim financial statements have been prepared in accordance with U.S. GAAP and, in management’s opinion, on a basis consistent with the audited financial statements and reflect all adjustments which only include normal recurring adjustments necessary for the fair presentation of the Company’s financial position as of June 30, 2024 and its results of operations and comprehensive loss for the six months ended June 30, 2024 and 2023, and cash flows for the six months ended June 30, 2024 and 2023. The results for the six months ended June 30, 2024 are not necessarily indicative of the results to be expected for the year ending December 31, 2024 or any other interim period.
Emerging Growth Company Status
The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, (the “Securities Act”), as modified by the Jumpstart our Business Startups Act of 2012 (the “JOBS Act”).
Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards.

Adagio Medical, Inc.
Unaudited
Notes to Condensed Consolidated Financial Statements
The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when an accounting standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new standard at the time private companies adopt the new or revised standard.
Principles of Consolidation
The condensed consolidated financial statements include the accounts of Adagio Medical, Inc. and its wholly-owned subsidiary. All intercompany balances and transactions have been eliminated in consolidation.
Use of Estimates and Assumptions
The preparation of the condensed consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, expenses and disclosures of contingent assets and liabilities. These estimates and assumptions are based on current facts, historical experience and various other factors believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the recording of revenue and expenses that are not readily apparent from other sources. Actual results could differ from those estimates.
Segments
Operating segments are defined as components of an entity for which separate financial information is available and that is regularly reviewed by the Chief Operating Decision Maker (“CODM”) in deciding how to allocate resources to an individual segment and in assessing performance. The Company’s CODM is its Chief Executive Officer. The Company has determined that it operates as one reportable segment, as the CODM reviews financial information presented on a consolidated basis for purposes of making operating decisions, allocating resources, and evaluating financial performance.
Cash and Cash Equivalents
The Company considers all highly liquid investments with maturities of three months or less from the date of purchase, including its money market account, to be cash equivalents. All of the Company’s cash equivalents have liquid markets. Cash deposits held in accounts at each United States financial institution are insured up to $0.25 million by the Federal Deposit Insurance Corporation (“FDIC”). Cash deposits held in accounts at each European Union financial institution are insured up to €0.1 million by the Deposit Guarantee Scheme. The Company maintains its cash in bank deposit accounts that, at times, may exceed the stated insured limits. Any loss incurred or lack of access to uninsured funds could have a significant adverse impact on the Company’s financial condition, results of operations and cash flows. Management does not expect any losses on such accounts.
Concentrations of Credit Risk and Off-Balance Sheet Risk
Financial instruments that potentially subject the Company to credit risk consist principally of cash and cash equivalents. The Company deposits its cash and cash equivalents with major financial institutions; however, at times, deposits may exceed the amount of insurance provided. The Company has not experienced any losses on its deposits since inception.
As of June 30, 2024, $1.2 million of the Company’s cash was held with Silicon Valley Bank (“SVB”), and exceeded federally insured limits. On March 10, 2023, Silicon Valley Bank was closed by the California Department of Financial Protection and Innovation, which appointed the FDIC as receiver. On March 12,

Adagio Medical, Inc.
Unaudited
Notes to Condensed Consolidated Financial Statements
2023, the Secretary of the Treasury, the chair of the Federal Reserve Board and the chairman of the FDIC released a joint statement related to the FDIC’s resolution of the Silicon Valley Bank receivership, which provided that all depositors would have access to all their money starting March 13, 2023. As of the issuance date of these financial statements, all cash deposited by the Company with SVB, now a division of First Citizens Bank and Trust Company, has been accessible by the Company.
Revenue Recognition
The Company generates product revenue primarily from the sale of cryoablation catheters, stylets, esophageal warming balloons, and other accessories (collectively, the “Consumables”) used with the Company’s cryoablation consoles (“Consoles”). The Company sells its products directly to hospitals and medical centers. To a lesser extent, the Company also generates lease revenue from the implied rental of Consoles loaned to customers at no charge.
The Company accounts for revenue earned from contracts with customers under ASC 606, Revenue from Contracts with Customers (“ASC 606”). The core principle of ASC 606 is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. The Company recognizes revenue from sales to customers applying the following five steps:
•
Step 1: Identify the contract with the customer.

•
Step 2: Identify the performance obligations in the contract.

•
Step 3: Determine the transaction price.

•
Step 4: Allocate the transaction price to the performance obligations in the contract.

•
Step 5: Recognize revenue when, or as, the company satisfies a performance obligation.

The Company’s customer contracts generally have performance obligations that contain deliverables consisting of the Consumables and may also include Consoles loaned to customers. The Company evaluates each promise within a multiple-performance obligation arrangement to determine whether it represents a distinct performance obligation. The primary performance obligations in the Company’s customer arrangements from which it derives revenue is the sale of the Consumables.
When the Company loans the Console to the customer, it retains title to the Console at all times and does not require minimum purchase commitments from the customer related to any Consumables. In such cases, the Company invoices the customer for the Consumables based on customer orders received. Over time, the Company expects to recover the cost of the loaned Console through the customer’s continued purchasing and use of additional Consumables. For these reasons, the Company has determined that part of the arrangement consideration for the Consumables is an implied rental payment for use of the Console. Therefore, the Company allocates the arrangement consideration between the lease components (i.e., the Console) and non-lease components (i.e., the Consumables) based on the relative estimated standalone selling price of each distinct performance obligation consistent with ASC 842, Leases and ASC 606. Revenue allocated to the lease components was not material for the six months ended June 30, 2024 and 2023.
Revenue from sales to customers of the Consumables is classified as revenue in the Company’s condensed consolidated statements of operations and comprehensive loss. The delivery of the Consumables are performance obligations satisfied at a point in time, when the control of the goods is transferred to the customer (i.e., FOB Shipping Point). Revenue is recognized when control is transferred to the customer in an amount that reflects the consideration the Company expects to be entitled to in exchange for the product.
Other Revenue Considerations
Revenue is reported net of sales tax. The Company has made the accounting policy election not to recognize a separate performance obligation for the shipment of products to the customer but to account for it as fulfillment cost.

Adagio Medical, Inc.
Unaudited
Notes to Condensed Consolidated Financial Statements
The Company’s contracts primarily include fixed consideration. The Company only includes estimated variable amounts in the transaction price to the extent it is probable that a significant reversal of cumulative revenue recognized will not occur when the uncertainty associated with the variable consideration is resolved. Customers are generally required to pay within 30 days.
Any incremental costs to obtain contracts are recorded as selling, general and administrative expense as incurred due to the short duration of the Company’s contracts.
The Company does not assess whether promised goods or services are performance obligations if they are deemed immaterial in the context of the contract with the customer. Additionally, the Company does not assess whether a contract has a significant financing component if the expectation at contract inception is that the period between payment by the customer and the transfer of the promised goods or services to the customer will be one year or less.
For the six months ended June 30, 2024 and 2023, revenue was generated only from European markets.
Inventory
Inventory consists of raw materials, work-in-process, and finished products and is valued at the lower of cost or net realizable value. The method by which that amounts are removed from the inventory is first-in first-out (“FIFO”). Cost may include materials, labor, and manufacturing overhead. The carrying value of inventory is reviewed for potential impairment whenever indicators suggest that the cost of inventory exceeds the carrying value and management adjusts the inventory to its net realizable value. The Company also periodically evaluates inventory for estimated losses from excess quantities and obsolescence and writes down the cost of inventory to net realizable value at the time such determinations are made. Net realizable value is determined using the estimated selling price, in the ordinary course of business, less estimated costs to complete and dispose. Inventory used in research and development activities is expensed when incurred.
Property and Equipment
Property and equipment are recorded at cost, less accumulated depreciation. Depreciation and amortization are provided using the straight-line method over the estimated useful lives of the related assets, generally three to five years, or, in the case of leasehold improvements, over the remaining life of the lease term. Specifically, Consoles had a five-year useful life as of December 31, 2023, and effective on January 1, 2024, the useful life of Consoles was changed to three years to better reflect the estimated periods during which these Consoles will remain in service. The impact of the change in the estimated useful life of Consoles is not material to the six months ended June 30, 2024, nor to the future remaining life of the Consoles.
Property and equipment includes equipment that is loaned to customers and located at customer premises. The Company retains ownership of the equipment held for evaluation by customers and has the right to remove the equipment if it is not being utilized according to expectations.
Concentrations
The Company had two suppliers exceed 10.0% of total accounts payable as of June 30, 2024, representing 82.0% of accounts payable. As of December 31, 2023, the Company had three suppliers exceed 10.0% of total accounts payable, representing 71.6% of accounts payable.
The Company’s five and ten largest suppliers accounted for approximately 45.3% and 55.0%, respectively, of the Company’s expenditures for the six months ended June 30, 2024. The Company’s five and ten largest suppliers accounted for approximately 29.2% and 37.6%, respectively, of the Company’s expenditures for the six months ended June 30, 2023.

Adagio Medical, Inc.
Unaudited
Notes to Condensed Consolidated Financial Statements
Impairment of Long-Lived Assets
The Company reviews long-lived assets, including property and equipment and finite-lived intangible assets, for impairment annually or whenever events or changes in business circumstances indicate that the carrying amount of the assets may not be fully recoverable. An impairment loss is recognized when the asset’s carrying value exceeds the total undiscounted cash flows expected from its use and eventual disposition. The amount of the impairment loss is determined as the excess of the carrying value of the asset over its fair value. For the six months ended June 30, 2024 and 2023, the Company determined that there was no impairment of long-lived assets.
Foreign Currency Translation and Transactions
The assets, liabilities, and results of operations of Adagio Medical GmbH are recorded using the Euro as the designated functional currency, which is the currency of the primary economic environment in which Adagio Medical GmbH operates. Consequently, transactions in currencies other than Euro are measured and recorded in Euro. Upon consolidation with the Company, its assets and liabilities are translated to U.S. Dollars at currency exchange rates as of the condensed consolidated balance sheet date and its revenues and expenses are translated at the weighted-average currency exchange rates during the applicable reporting periods. Translation adjustments resulting from the process of translating this entity’s financial statements are reported in accumulated other comprehensive income (loss) in the condensed consolidated balance sheets and foreign currency translation adjustment in the condensed consolidated statements of operations and comprehensive loss.
Leases
The Company accounts for its lease property under ASC 842. Under this guidance, arrangements meeting the definition of a lease are classified as operating or financing leases, and are recorded on the condensed consolidated balance sheets as both a right-of-use asset and a lease liability, calculated by discounting fixed lease payments over the lease term at the rate implicit in the lease or the Company’s incremental borrowing rate, which is the rate for collateralized borrowings based on the current economic environment, current borrowings, value of leases, currency in which the lease obligation is satisfied, rate sensitivity, lease term and materiality. Lease liabilities are increased by interest and reduced by payments each period, and the right-of-use asset is amortized over the lease term. For operating leases, interest on the lease liability and the amortization of the right-of-use asset results in straight-line rent expense over the lease term. Variable lease expenses are recorded when incurred.
The Company determines whether a contract is or contains a lease at the inception of the contract. A contract will be deemed to be or contain a lease if the contract conveys the right to control and direct the use of identified property, plant, or equipment for a period of time in exchange for consideration. The Company generally must also have the right to obtain substantially all of the economic benefits from the use of the property, plant, and equipment.
The Company uses the implicit rate in the lease agreement, when readily available, or its incremental borrowing rate as the basis to calculate the present value of future lease payments at lease commencement. The incremental borrowing rate represents the rate the Company would have to pay to borrow funds on a collateralize basis over a similar term and in a similar economic environment.
In calculating the right-of-use asset and lease liability, the Company elected to combine lease and non-lease components for its real estate leases. The Company adopted the policy election to exclude short-term leases having initial terms of 12 months from the initial recognition provisions of ASC 842. Refer to Note 9 — Operating Leases for additional details.
The Company’s implied rental agreements for its consoles qualify as operating leases and as such, revenue is recognized in accordance with ASC 842, Leases and ASC 606, Revenue from Contracts with

Adagio Medical, Inc.
Unaudited
Notes to Condensed Consolidated Financial Statements
Customers. Revenue allocated to the lease components were not significant for the six months ended June 30, 2024 and June 30, 2023.
Cost of Revenue
Cost of revenue includes raw materials, direct labor, manufacturing overhead, shipping and receiving costs and other less significant indirect costs related to the production of the Company’s products.
Cost of revenue also includes the depreciation expense of Consoles loaned to the customers.
Research and Development
Research and development expenses consist primarily of salaries, consulting fees, and employee-related costs (including stock-based compensation) for personnel directly engaged in research and development activities, clinical trial expenses, equipment costs, material costs, allocated rent and facilities costs, and depreciation. Research and development expenses relating to possible future products are expensed as incurred. The Company also accrues and expenses costs for activities associated with clinical trials performed by third parties as incurred.
Selling, General and Administrative
Selling, general and administrative expenses consist primarily of salaries, and employee-related costs (including stock-based compensation) for personnel in executive, finance and other administrative functions, allocated rent and facilities costs, legal fees relating to intellectual property and corporate matters, professional fees for accounting and consulting services, marketing costs and insurance costs. The Company expenses all selling, general, and administrative costs as incurred. The incurred transaction costs are recorded in selling, general, and administrative costs.
Accrued Transaction Costs
In connection with the Business Combination, the Company accrued transaction costs, consisting primarily of legal, accounting and other professional fees, which were incurred and expensed as of June 30, 2024, but not yet paid. The accrued expenses are recorded in accrued transaction costs on the condensed consolidated balance sheets.
Fair Value Measurements
Fair value measurements are based on the premise that fair value is an exit price representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or liability. As a basis for considering such assumptions, the following three-tier fair value hierarchy is used in determining the inputs for measuring fair value:
•
Level 1 — Quoted prices in active markets for identical assets or liabilities.

•
Level 2 — Observable inputs other than Level 1 prices for similar assets or liabilities that are directly or indirectly observable in the marketplace.

•
Level 3 — Unobservable inputs which are supported by little or no market activity and consist of financial instruments valued using pricing models, discounted cash flow methodologies or similar techniques, as well as instruments for which the determination of fair value requires significant judgment or estimation.

Financial instruments measured at fair value are classified in their entirety based on the lowest level of input that is significant to the fair value measurement. Management’s assessment of the significance of a

Adagio Medical, Inc.
Unaudited
Notes to Condensed Consolidated Financial Statements
particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the asset or liability. The use of different assumptions and/or estimation methodologies may have a material effect on estimated fair values. Accordingly, the fair value estimates disclosed, or initial amounts recorded may not be indicative of the amount that the Company or holders of the instruments could realize in a current market exchange. The fair value of the convertible notes payable and warrant liabilities may be impacted by certain unobservable inputs, most significantly with regard to discount rates, expected volatility and historical and projected performance. Significant changes to these inputs in isolation could result in a significantly different fair value measurement.
Fair Value Option for Convertible Notes
As permitted under ASC 825, Financial Instruments (“ASC 825”), the Company elected the fair value option to account for the convertible promissory notes issued in October 2022 (the “October 2022 Convertible Notes”), April 2023 (the “April 2023 Convertible Notes”), November 2023 (the “November 2023 Convertible Notes”), February 2024 (the “February 2024 Convertible Notes”), May 2024 (the “May 2024 Convertible Notes”), and June 2024 (the “June 2024 Convertible Notes”) in order to measure those liabilities at amounts that more accurately reflect the current economic environment in which the Company operates. The Company recorded the October 2022 Convertible Notes, April 2023 Convertible Notes, November 2023 Convertible Notes, February 2024 Convertible Notes, May 2024 Convertible Notes, and June 2024 Convertible Notes at fair value at issuance and subsequently remeasures them to fair value at the end of each reporting period. Changes in fair value are recognized as convertible notes fair value adjustment in the condensed consolidated statements of operations and comprehensive loss. As a result of applying the fair value option, direct costs and fees related to the issuance of the October 2022 Convertible Notes, April 2023 Convertible Notes, November 2023 Convertible Notes, February 2024 Convertible Notes, May 2024 Convertible Notes, and June 2024 Convertible Notes were expensed as incurred (i.e., not recognized as deferred costs). Refer to Note 3 — Fair Value Measurements for further detail.
Recent Accounting Standards
The Company’s management does not believe there are any recently issued, but not yet effective, accounting pronouncement if currently adopted would have a material effect on the Company’s unaudited consolidated condensed financial statements.
Warrants
The Company accounts for certain common stock warrants and pre-funded warrants outstanding as warrant liabilities at fair value, determined using the Black-Scholes option pricing model, on the condensed consolidated balance sheets in accordance with ASC 815, Derivatives and Hedging (“ASC 815”).
The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is reassessed at the end of each reporting period. Equity instruments that are initially classified as equity that become subject to reclassification are reclassified to a liability at the fair value of the instrument on the reclassification date. Derivative instrument liabilities are classified in the condensed consolidated balance sheets as current or non-current based on whether or not net-cash settlement of the derivative instrument could be required within 12 months of the condensed consolidated balance sheet date.
Changes in fair value are recognized as warrant liabilities fair value adjustment in the condensed consolidated statements of operations and comprehensive loss. The liability is subject to re-measurement at the end of each reporting period. See Note 8 — Warrants for additional information related to the warrants.

Adagio Medical, Inc.
Unaudited
Notes to Condensed Consolidated Financial Statements
Term Loan
The Company accounts for the term loan at residual value on the date of issuance. The expected life of the term loan is the contractual term ending on the maturity date. The Company classifies the term loan as current liabilities within twelve months of the maturity date or when otherwise due. Interest expense is recognized in the condensed consolidated statements of operations and comprehensive loss over the contractual term of the loan. See Note 7 — Debt for additional information related to the term loan.
Convertible Preferred Stock
The Company records convertible preferred stock at fair value on the dates of issuance, net of issuance costs. Upon the occurrence of certain events that are outside the Company’s control, including a deemed liquidation event, holders of the convertible preferred stock can cause redemption for cash. Each share of preferred stock would automatically be converted into shares of common stock at the then effective conversion rate immediately upon the earlier of (i) the election of the holders of a majority of the outstanding shares of preferred stock, voting as a separate class on an as-converted to common stock basis, or (ii) the closing of the sale of the Company’s common stock in a firm commitment, underwritten public offering registered under the Securities Act of 1933, as amended, with aggregate offering proceeds to the Company (before deduction for underwriters’ discounts and expenses relating to the issuance) of at least $75.0 million and a public offering price per share equal to at least $67.83 (subject to adjustments for stock dividends, splits, combinations and similar events).
As the preferred stock is considered to be contingently redeemable, the preferred stock has been classified outside of permanent equity. The preferred stock will be accreted to its redemption value if the deemed liquidation events are considered probable of occurring.
Stock-Based Compensation
The Company recognizes compensation expense for all stock-based awards issued to employees and non-employees based on the estimated grant-date fair value, which is recognized as expense on a straight-line basis over the requisite service period. The Company has elected to recognize forfeitures as they occur. The fair value of stock options is determined using the Black-Scholes option-pricing model. The determination of fair value for stock-based awards on the date of grant using an option-pricing model requires management to make certain assumptions including expected volatility, expected term, risk-free interest rate and expected dividends in addition to the Company’s common stock valuation. Refer to Note 12 — Stock-Based Compensation.
Due to the absence of an active market for the Company’s common stock, the Company utilized methodologies, approaches, and assumptions consistent with the American Institute of Certified Public Accountants Audit and Accounting Practice Aid Series: Valuation of Privately Held Company Equity Securities Issued as Compensation to estimate the fair value of its common stock. In determining the exercise prices for options granted, the Company considered the fair value of the common stock as of the grant date. The fair value of the common stock is determined based upon a variety of factors, including the Company’s financial position, historical performance and operating results, the Company’s stage of development, the progress of the Company’s research and development programs, the prices at which the Company sold its convertible preferred stock, the superior rights, preferences and privileges of the Company’s convertible preferred stock relative to its common stock, external market conditions affecting the medical technologies industry, the lack of marketability of the Company’s common stock, prospects of a transaction and market performance of peer companies. Significant changes to the key assumptions underlying the factors used could result in different fair values of the Company at each valuation date.
Income Taxes
Income taxes are recorded in accordance with ASC 740, Income Taxes (“ASC 740”), which provides for deferred taxes using an asset and liability approach. The Company recognizes deferred tax assets and

Adagio Medical, Inc.
Unaudited
Notes to Condensed Consolidated Financial Statements
liabilities for the expected future tax consequences of events that have been included in the condensed consolidated financial statements. Deferred tax assets and liabilities are determined based on the difference between the condensed consolidated financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse and include Net Operating Loss (“NOL”) carryforwards and Research and Development (“R&D”) tax credit carryforwards. Valuation allowances are provided if, based upon the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.
The Company accounts for uncertain tax positions in accordance with the provisions of ASC 740. When uncertain tax positions exist, the Company recognizes the tax benefit of tax positions to the extent that the benefit would more likely than not be realized assuming examination by the taxing authority. The determination as to whether the tax benefit will more likely than not be realized is based upon the technical merits of the tax position as well as consideration of the available facts and circumstances.
The Company adopted ASU 2019-12, Simplifying the Accounting for Income Taxes in the first quarter of 2021 and has recorded franchise taxes not based on income outside of income tax expense. The Company’s practice is to recognize interest and/or penalties related to income tax matters in income tax expense. The Company had no accrual for interest and penalties on its condensed consolidated balance sheets and has not recognized interest and/or penalties in the condensed consolidated statements of operations and comprehensive loss for the six months ended June 30, 2024 and 2023, respectively.
To date, there have been no interest or penalties charged in relation to the unrecognized tax benefits. Refer to Note 14 — Income Taxes for additional details.
Note 3 — Fair Value Measurements
The Company’s financial instruments include its money market accounts (included as part of cash and cash equivalents), accounts receivable, accounts payable, common stock warrant liabilities, pre-funded warrant liabilities, and convertible notes payables. The recorded carrying amounts of cash and equivalents, accounts receivable and accounts payable approximates fair value due to their short-term nature. The convertible notes, common stock warrant liabilities, and pre-funded warrant liabilities are carried at fair value.
Assets and liabilities recognized at fair value on a recurring basis in the condensed consolidated balance sheets consists of cash equivalents, common stock warrant liabilities, pre-funded warrant liabilities, and convertible notes payables. These items are categorized based upon the level of judgment associated with the inputs used to measure their fair values. Fair value is defined as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.
The following tables summarize the Company’s financial instruments at fair value based on the fair value hierarchy for each class of instrument (in thousands):
June 30, 2024 (Unaudited)	Level 1	Level 2	Level 3
Assets:
Money market account	$24	$—	$—
Liabilities:
Convertible notes payables	$—	$—	$50,955
Common stock warrant liabilities	$—	$—	$64
Pre-funded warrant liabilities	$—	$—	$353

Adagio Medical, Inc.
Unaudited
Notes to Condensed Consolidated Financial Statements
December 31, 2023	Level 1	Level 2	Level 3
Assets:
Money market account	$24	$—	$—
Liabilities:
Convertible notes payables	$—	$—	$37,986
Common stock warrant liabilities	$—	$—	$78
There were no transfers made among the three levels in the fair value hierarchy for the six months ended June 30, 2024 and for the year ended December 31, 2023.
Convertible promissory notes
On October 27, 2022, the Company entered into a note purchase agreement with investors for the issuance and sale of convertible promissory notes with an aggregate principal amount of $9.5 million at an interest rate of eight percent (8.0%) per annum. On April 4, 2023, November 28, 2023 and February 13, 2024, the October 2022 Convertible Notes were amended. Refer to Note 7 — Debt for details.
On April 4, 2023, the Company issued a $5.0 million convertible promissory note that matures upon the termination of the Business Combination Agreement in accordance with its terms. The April 2023 Convertible Notes accrues simple interest at eight percent (8.0%) per annum. Additionally, the Company obtained the right to issue up to $10.0 million in additional convertible promissory notes. On February 13, 2023, November 28, 2023 and February 13, 2024, the April 2023 Convertible Notes were amended. As of June 30, 2024, the total of $15.0 million convertible promissory note has been drawn by the Company. Refer to Note 7 — Debt for details.
On November 28, 2023, the Company issued a $2.0 million convertible promissory note that matures upon the termination of the Business Combination Agreement in accordance with its terms. The November 2023 Convertible Notes accrues simple interest at eight percent (8.0%) per annum. Additionally, the Company obtained the right to issue up to $6.0 million in additional convertible promissory notes (“Delayed Draw Commitment”). On December 13, 2023, December 28, 2023, and February 13, 2024, the November 2023 Convertible Notes were amended. As of June 30, 2024, the total of $8.0 million convertible promissory note has been drawn by the Company. Refer to Note 7 — Debt for details.
On February 13, 2024, the Company issued a $7.0 million convertible promissory note that matures upon the termination of the Business Combination Agreement in accordance with its terms. The February 2024 Convertible Notes accrues simple interest at eight percent (8.0%) per annum. As of June 30, 2024, the total of $7.0 million convertible promissory note has been drawn by the Company. Refer to Note 7 — Debt for details.
On May 21, 2024, the Company issued a $3.0 million convertible promissory note that matures upon the termination of the Business Combination Agreement in accordance with its terms. The May 2024 Convertible Notes accrues simple interest at eight percent (8.0%) per annum. As of June 30, 2024, the total of $3.0 million convertible promissory note has been drawn by the Company. Refer to Note 7 — Debt for details.
On June 25, 2024, the Company issued a $2.5 million convertible promissory note that matures upon the termination of the Business Combination Agreement in accordance with its terms. The June 2024 Convertible Notes accrues simple interest at eight percent (8.0%) per annum. As of June 30, 2024, the total of $2.5 million convertible promissory note has been drawn by the Company. Refer to Note 7 — Debt for details.
The Company measures the October 2022 Convertible Notes, the April 2023 Convertible Notes, the November 2023 Convertible Notes, the February 2024 Convertible Notes, the May 2024 Convertible Notes,

Adagio Medical, Inc.
Unaudited
Notes to Condensed Consolidated Financial Statements
and the June 2024 Convertible Notes (collectively, “Convertible Notes”) at fair value based on significant inputs not observable in the market, which caused them to be classified as Level 3 measurements within the fair value hierarchy. Changes in the fair value of the Convertible Notes related to updated assumptions and estimates were recognized as convertible notes fair value adjustment within the condensed consolidated statements of operations and comprehensive loss.
In determining the fair value of the Convertible Notes as of June 30, 2024, the Company applied the probability-weighted expected return method (“PWERM”). The PWERM determines the value of an instrument based upon an analysis of future values for the potential instrument payouts under different future outcomes. The instrument value is based upon the present value of the probability of each future outcome becoming available to the instrument holders, and the rights of each security.
The Company calculated the estimated fair value of convertible promissory notes as of June 30, 2024 using the following assumptions:
As of June 30, 2024 (Unaudited)	Discount rate	Expected Term (years)	Risk-Free interest rate	Volatility
October 2022 Convertible Notes	38.70%	0.04	5.50%	385%
April 2023 Convertible Notes	31.90%	0.04	5.50%	385%
November 2023 Convertible Notes	31.90%	0.04	5.50%	385%
February 2024 Convertible Notes	31.90%	0.04	5.50%	385%
May 2024 Convertible Notes	31.90%	0.04	5.50%	385%
June 2024 Convertible Notes	31.90%	0.04	5.50%	385%
The following table presents changes in the Level 3 convertible promissory notes measured at fair value for the periods ended June 30, 2024 and December 31, 2023, respectively (in thousands):
Six months ended June 30, 2024 (Unaudited)	Balance (beginning of period)	Additions	Fair value measurement adjustments	Balance (end of period)
October 2022 Convertible Notes	$13,469	$—	$617	$14,086
April 2023 Convertible Notes	15,385	—	650	$16,035
November 2023 Convertible Notes	9,312	3,000	(3,820)	$8,312
February 2024 Convertible Notes	—	7,000	(7)	$6,993
May 2024 Convertible Notes	—	3,000	26	$3,026
June 2024 Convertible Notes	—	2,500	3	$2,503
Year ended December 31, 2023	Balance (beginning of period)	Additions	Fair value measurement adjustments	Balance (end of period)
October 2022 Convertible Notes	$9,500	$—	$3,969	$13,469
April 2023 Convertible Notes	—	15,000	385	$15,385
November 2023 Convertible Notes	—	5,000	4,132	$9,312
Common Stock Warrant Liabilities
The Company measured its common stock warrants at fair value based on significant inputs not observable in the market, which caused them to be classified as Level 3 measurements within the fair value hierarchy. Changes in the fair value of the common stock warrants related to updated assumptions and estimates were recognized as warrant liabilities fair value adjustment within the condensed consolidated statements of operations and comprehensive loss.

Adagio Medical, Inc.
Unaudited
Notes to Condensed Consolidated Financial Statements
The Company calculated the estimated fair value of common stock warrant liabilities as of June 30, 2024, using the following assumptions:
June 30, 2024
(Unaudited)
Expected Volatility	115% – 385%
Risk Free rate	4.3% – 5.4%
Expected dividend yield	0.0%
Expected term (years)	0.3 – 8.6
The following table presents changes in the Level 3 warrant liabilities measured at fair value for the six months ended June 30, 2024 and year ended December 31, 2023, respectively (in thousands):
Six months ended June 30, 2024 (Unaudited)	Common Stock Warrant Liabilities
Balance (beginning of period)	$78
Additions	—
Fair value measurement adjustments	(14)
Balance (end of period)	$64
Year ended December 31, 2023	Common Stock Warrant Liabilities
Balance (beginning of year)	$—
Additions	36
Fair value measurement adjustments	42
Balance (end of year)	$78
Pre-funded Warrant Liabilities
On June 25, 2024, the Company issued to certain investor the pre-funded warrants to purchase the Company’s Series E Preferred Stock, in exchange of the investor’s existing holding of Series E Preferred Stock. The exercise price of the pre-funded warrants is $0.001 per warrant share. The Company measured the pre-funded warrants at fair value based on the indicated fair value of Series E Preferred Stock, which is not observable in the market. The measurement caused the pre-funded warrant to be classified as Level 3 measurements within the fair value hierarchy. Changes in the fair value of the pre-funded warrants were recognized as warrant liabilities fair value adjustment within the condensed consolidated statements of operations and comprehensive loss.
As of June 30, 2024, the Company estimated the fair value of Series E Preferred Stock by applying a conversion factor of 1.08 to the indicated fair value of Adagio common stock. Refer to Note 8 — Warrants for additional information related to the pre-funded warrants.

Adagio Medical, Inc.
Unaudited
Notes to Condensed Consolidated Financial Statements
Note 4 — Inventory, net
Inventory as of June 30, 2024 and December 31, 2023 consists of the following (in thousands):
	June 30, 2024	December 31, 2023
	(Unaudited)
Raw materials	$2,450	$2,211
Work-in-Process	469	197
Finished goods	1,143	914
Total inventory	$4,062	$3,322
Obsolete and expired inventory are expensed as incurred. Inventory is recorded net of obsolescence and manufacturing scrap of $0.3 million and $62.0 thousand for the six months ended June 30, 2024 and 2023.
Note 5 — Property and Equipment
The Company’s property and equipment, net, as of June 30, 2024 and December 31, 2023 consists of the following (in thousands):
	June 30, 2024	December 31, 2023
	(Unaudited)
Consoles	$1,700	$1,565
Other machinery and equipment	905	772
Leasehold improvements	308	305
Tools and molds	230	221
Computer equipment	190	193
Demo equipment	66	66
Furniture and fixtures	49	49
Construction in process	—	54
Vehicles	39	39
Total property, plant, and equipment	3,487	3,264
Less: accumulated depreciation	(2,333)	(1,777)
Property and equipment, net	$1,154	$1,487
Depreciation expense was $0.6 million and $0.3 million for the six months ended June 30, 2024 and 2023, respectively.
Note 6 — Accrued Liabilities
The following table presents details of accrued liabilities as of June 30, 2024 and December 31, 2023 (in thousands):
	June 30, 2024	December 31, 2023
	(Unaudited)
Compensation and related expenses	$2,467	$1,566
Research and development expenses	757	1,191
Other	205	291
Total accrued liabilities	$3,429	$3,048

Adagio Medical, Inc.
Unaudited
Notes to Condensed Consolidated Financial Statements
Note 7 — Debt
Outstanding debt as of June 30, 2024 and December 31, 2023 consists of the following (in thousands):
	June 30, 2024	December 31, 2023
	(Unaudited)
October 2022 Convertible Notes measured at fair value	$14,086	$13,469
April 2023 Convertible Notes measured at fair value	16,035	15,385
November 2023 Convertible Notes measured at fair value	8,312	9,132
February 2024 Convertible Notes measured at fair value	6,993	—
May 2024 Convertible Notes measured at fair value	3,026	—
June 2024 Convertible Notes measured at fair value	2,503	—
SVB term loan	990	1,838
Total outstanding debt	$51,945	$39,824
October 2022 Convertible Notes
On October 27, 2022, the Company entered into the October 2022 Convertible Notes with investors for the issuance and sale of convertible promissory notes with an aggregate principal amount of $9.5 million at an interest rate of eight percent (8.0%) per annum.
On April 4, 2023, the October 2022 Convertible Notes, which had an original maturity date of October 27, 2023, were amended to extend the maturity date to the latest of (i) January 5, 2024, (ii) termination of agreements between the Company and ARYA in connection with a non-binding summary of certain proposed terms and conditions of a potential business combination (the “Transaction”), or (iii) the termination or lapse of the exclusivity period as defined in the non-binding term sheet as mentioned above. The October 2022 Convertible Notes agreement was also amended to subordinate the October 2022 Convertible Notes to the April 2023 Convertible Notes (as described below) and provide for the conversion of all principals and accrued interest in respect of all the October 2022 Convertible Notes into shares of Series E Preferred Stock of the Company in connection with the Transaction.
On November 28, 2023, the October 2022 Convertible Notes agreement was further amended to subordinate the October 2022 Convertible Notes to the April 2023 Convertible Notes and the November 2023 Convertible Notes (as described below). In addition, in the event of the consummation of the Transaction, all principal and accrued interest in respect of the October 2022 Convertible Notes shall be converted into shares of the Company’s common stock, when multiplied by the exchange ratio applicable to the Company’s common stock in the Transaction, will entitle the holder of this note to receive a number of shares of the same class of common stock that are issued in the Private Investment in Public Equity Financing (“PIPE Financing”) equal to the then outstanding principal amount and any accrued and unpaid interest under this note, divided by 75% of the effective price of each share of common stock sold in the PIPE Financing.
In the event of the sale of equity securities in the Company’s next round of equity financing of at least $10.0 million (excluding conversion of the October 2022 Convertible Notes) prior to the maturity date (a “Qualified Financing”), all principal and accrued interest shall be converted into shares or units of the same class or series as are sold in the Qualified Financing.
In the event of the sale of equity securities in the Company’s next round of equity financing prior to the maturity date that is not a Qualified Financing (“Non-Qualified Financing”), the notes will automatically convert into shares or units of the same class or series as are sold in such Non-Qualified Financing.
For the conversion under both Qualified Financing and Non-Qualified Financing, the per share/unit conversion price for such equity securities shall be the lesser of (i) 75% of the average per share/unit price in

Adagio Medical, Inc.
Unaudited
Notes to Condensed Consolidated Financial Statements
such equity financing and (ii) an amount equal to $146.9 million divided by the number of fully diluted common stock (or unit) equivalents at the time of the Qualified Financing or Non-Qualified Financing. In the event that (i) or (ii) applies, the Company may create a sub-series of the preferred security on identical terms to the security issued in the Qualified Financing or Non-Qualified Financing, except that the aggregate liquidation preference of the sub-series will equal the total principal and accrued interest under the notes at the time of conversion.
In the event there is no subsequent round of financing, the notes would become due and payable in accordance with the terms of the convertible note agreement.
On February 13, 2024, the October 2022 Convertible Notes agreement was further amended to extend the maturity date to the termination of the Business Combination Agreement, and subordinate the October 2022 Convertible Notes to the April 2023 Convertible Notes, the November 2023 Convertible Notes, and February 2024 Convertible Notes (as described below).
The total of $9.5 million principal was received by the Company as of December 31, 2022. As of June 30, 2024 and December 31, 2023, the principal amount outstanding was $9.5 million.
For the six months ended June 30, 2024 and 2023, the interest expense was $0.4 million and $0.4 million, respectively.
April 2023 Convertible Notes
On April 4, 2023, the Company issued a $5.0 million convertible promissory note that matures on the latest of (i) January 5, 2024, (ii) termination of agreements between the Company and ARYA in connection with a non-binding summary of the Transaction, or (iii) the termination or lapse of the exclusivity period as defined in the non-binding term sheet as mentioned above. The April 2023 Convertible Notes accrues simple interest at eight percent (8.0%) per annum. Additionally, the Company obtained the right to issue up to $10.0 million in additional convertible promissory notes available beginning one month after April 4, 2023 through the occurrence of an ARYA stockholder vote with regard to a transaction. During the period from April 4, 2023 to December 31, 2023, the Company issued the additional $10.0 million.
On November 28, 2023, the April 2023 Convertible Notes were amended to align certain terms of the April 2023 Convertible Notes with the November 2023 Convertible Notes.
In the event of the consummation of the Transaction, this note shall automatically convert into the type of securities that are issued in the PIPE Financing in an amount equal to the then-outstanding principal amount and any accrued and unpaid interest, divided by the effective price of the securities sold in the PIPE Financing.
Upon termination of the Transaction and prior to a Qualified Financing, all of the then-outstanding principal amount of this note and all other notes issued and any accrued and unpaid interest could be converted into an amount of shares of the Company’s Series E Preferred Stock equal to the to be converted principal amount and any accrued and unpaid interest divided by the price per share/unit equal to $24.0 million divided by the Company’s fully-diluted common stock equivalents at the time of the closing date of the conversion, provided that the Company shall cause the shares of Series E Preferred Stock issued upon conversion of this note to bear an aggregate liquidation preference amount equal to 120% of the then-outstanding principal amount and accrued and unpaid interest under this note at the time of conversion.
In the event of any sale of a new series or class of preferred equity securities by the Company following the termination of the Transaction with aggregate proceeds of at least $10.0 million (a “Qualified Financing”), the then-outstanding principal amount and any accrued and unpaid interest could be converted into either the Company’s Series E Preferred Stock, or the shares to be issued and sold in the Qualified Financing, in each case in an amount that is equal to (I) the to be converted principal amount and any accrued and unpaid interest divided by (II) the price per share/unit equal to the lesser of (aa) 75% of the per share/unit price in

Adagio Medical, Inc.
Unaudited
Notes to Condensed Consolidated Financial Statements
such Qualified Financing and (bb) an amount equal to $24.0 million divided by the number of fully-diluted common stock (or unit) equivalents at the time of the Qualified Financing. In the event that the preferred equity security issued in the Qualified Financing bears a liquidation preference less than 120%, the Company will create a sub-series of such preferred security on identical terms to the security issued in the Qualified Financing, except that the aggregate liquidation preference of such sub-series will be an amount equal to 120% of the then-outstanding principal amount and accrued and unpaid interest under this note at the time of conversion.
In the event that the Company liquidates, the Company shall immediately upon the consummation of the change-of-control transaction or the liquidation event and prior to any payment to the equity holders of the Company, pay to the investor an amount equal to the greater of 120% of the sum of (i) the then-outstanding principal amount and all accrued and unpaid interest hereunder plus (ii) all accrued and unpaid dividends owed to the investor or such amount if all then-outstanding principal amount and any accrued and unpaid interest had be converted into common stock.
As of June 30, 2024 and December 31, 2023, the principal amount outstanding was $15.0 million.
For the six months ended June 30, 2024 and 2023, the interest expense was $0.5 million and $0.1 million, respectively.
November 2023 Convertible Notes
On November 28, 2023, the Company issued to Perceptive Life Sciences Master Fund, Ltd. (“Perceptive PIPE Investor”) a $2.0 million convertible promissory note that matures on the latest of (i) January 5, 2024, (ii) termination of agreements between the Company and ARYA in connection with a non-binding summary of the Transaction, or (iii) the termination or lapse of the exclusivity period as defined in the non-binding term sheet as mentioned above. The November Convertible Notes accrues simple interest at eight percent (8.0%) per annum. Additionally, the Company obtained the right to issue up to $6.0 million of Delayed Draw Commitment.
In the event of the consummation of the Transaction, this note shall automatically convert into the type of securities that are issued in the PIPE Financing in an amount equal to the then-outstanding principal amount and any accrued and unpaid interest, divided by the effective price of the securities sold in the PIPE Financing.
Upon termination of the Transaction and prior to a Qualified Financing, all of the then-outstanding principal amount of this note and all other notes issued and any accrued and unpaid interest could be converted into an amount of shares of the Company’s Series E Preferred Stock equal to the to be converted principal amount and any accrued and unpaid interest divided by the price per share/unit equal to $24.0 million divided by the Company’s fully-diluted common stock equivalents at the time of the closing date of the conversion, provided that the Company shall cause the shares of Series E Preferred Stock issued upon conversion of this note to bear an aggregate liquidation preference amount equal to 120% of the then-outstanding principal amount and accrued and unpaid interest under this note at the time of conversion.
In the event of any sale of a new series or class of preferred equity securities by the Company following the termination of the Transaction with aggregate proceeds of at least $10.0 million (a “Qualified Financing”), the then-outstanding principal amount and any accrued and unpaid interest could be converted into either the Company’s Series E Preferred Stock, or the shares to be issued and sold in the Qualified Financing, in each case in an amount that is equal to (I) the to be converted principal amount and any accrued and unpaid interest divided by (II) the price per share/unit equal to the lesser of (aa) 75% of the per share/unit price in such Qualified Financing and (bb) an amount equal to $24.0 million divided by the number of fully-diluted common stock (or unit) equivalents at the time of the Qualified Financing. In the event that the preferred equity security issued in the Qualified Financing bears a liquidation preference less than 120%, the Company will create a sub-series of such preferred security on identical terms to the security issued in the Qualified

Adagio Medical, Inc.
Unaudited
Notes to Condensed Consolidated Financial Statements
Financing, except that the aggregate liquidation preference of such sub-series will be an amount equal to 120% of the then-outstanding principal amount and accrued and unpaid interest under this note at the time of conversion.
In December 2023, the November 2023 Convertible Notes were amended to permit the issuance of a Delayed Draw Commitment in the principal amount of $1.0 million and $2.0 million on December 13, 2023 and December 28, 2023, respectively. The combined $3.0 million convertible promissory notes were issued pursuant to the clause and terms in the November 2023 Convertible Notes agreement.
As of June 30, 2024 and December 31, 2023, the principal amount outstanding was $8.0 million and $5.0 million, respectively.
For the six months ended June 30, 2024, the interest expense was $0.3 million.
February 2024 Convertible Notes
On February 13, 2024, the Company issued to Perceptive PIPE Investor a principal of $7.0 million convertible promissory note that matures upon the termination of the Business Combination Agreement in accordance with its terms. The February 2024 Convertible Notes accrues simple interest at eight percent (8.0%) per annum.
In the event of the consummation of the Transaction, effective upon the closing of the Transaction, the February 2024 Convertible Notes will automatically be cancelled (or transferred to New Adagio) in connection with the issuance of New Adagio Convertible Notes (as defined below) to Perceptive PIPE Investor, pursuant to, and in accordance with, the note purchase agreement and the Convertible Security Subscription Agreement (as defined below), dated February 13, 2024, by and among New Adagio, ARYA, the Company and Perceptive PIPE Investor. Any interest accrued on the principal amount will be forfeited in connection with a cancellation (or transfer of the February 2024 Convertible Notes to New Adagio).
Upon termination of the Transaction and prior to a Qualified Financing (as defined below), all of the then-outstanding principal amount of this note and any accrued and unpaid interest could be converted into an amount of shares of the Company’s Series E Preferred Stock equal to the to be converted principal amount and any accrued and unpaid interest divided by the price per share/unit equal to $24.0 million divided by the Company’s fully-diluted common stock equivalents at the time of the closing date of the conversion, provided that the Company shall cause the shares of Series E Preferred Stock issued upon conversion of this note to bear an aggregate liquidation preference amount equal to 120% of the then-outstanding principal amount and accrued and unpaid interest under this note at the time of conversion.
In the event of any sale of a new series or class of preferred equity securities by the Company following the termination of the Transaction with aggregate proceeds of at least $10.0 million (excluding conversion of the October 2022 Convertible Notes, the April 2023 Convertible Notes, the November 2023 Convertible Notes, and the February 2024 Convertible Notes) (a “Qualified Financing”), the then-outstanding principal amount and any accrued and unpaid interest could be converted into either the Company’s Series E Preferred Stock, or the shares to be issued and sold in the Qualified Financing, in each case in an amount that is equal to (I) the to be converted principal amount and any accrued and unpaid interest divided by (II) the price per share/unit equal to the lesser of (aa) 75% of the per share/unit price in such Qualified Financing and (bb) an amount equal to $24.0 million divided by the number of fully-diluted common stock (or unit) equivalents at the time of the Qualified Financing. In the event that the preferred equity security issued in the Qualified Financing bears a liquidation preference less than 120%, the Company will create a sub-series of such preferred security on identical terms to the security issued in the Qualified Financing, except that the aggregate liquidation preference of such sub-series will be an amount equal to 120% of the then-outstanding principal amount and accrued and unpaid interest under this note at the time of conversion.
As of June 30, 2024, the principal amount outstanding was $7.0 million.

Adagio Medical, Inc.
Unaudited
Notes to Condensed Consolidated Financial Statements
For the six months ended June 30, 2024, the interest expense was $0.2 million.
In connection with the Business Combination, certain investors entered a securities purchase agreement, dated February 13, 2024, with ListCo (the “Convertible Security Subscription Agreement”), pursuant to which ListCo issued on the closing date to the certain investors (“Convert Investors”) $20.0 million of 13% senior secured convertible notes (the “New Adagio Convertible Notes”), which will be convertible into shares of New Adagio common stock, and warrants (the “Convert Warrants”), each of which will be exercisable on a cashless basis or for one share of New Adagio common stock at $24.00 per share, subject to adjustment (the “Base Convert Financing”). The New Adagio Convertible Notes will have a maturity of three years and nine months after the closing and interest will be payable in cash or compound as additional principal outstanding.
On the closing date, the February 2024 Convertible Notes will convert into New Adagio Convertible Notes and Convert Warrants on the same terms as the other Convert Investors executing the Convertible Security Subscription Agreement (the conversion of the 2024 Bridge Financing Note held by the Perceptive PIPE Investor into New Adagio Convertible Notes and Convert Warrants and purchase of New Adagio Convertible Notes and Convert Warrants by the other Convert Investors in the Base Convert Financing, the “Convertible Security Financing”). Subject to ARYA and New Adagio receiving any new financing or commitment for financing, whether in the form of equity, debt or convertible debt, before the closing date, the Perceptive PIPE Investor may request that on the closing date the February 2024 Convertible Notes is repaid with the funds raised in connection with such Additional Financing instead of such 2024 Bridge Financing Note converting into New Adagio Convertible Notes and Convert Warrants. The New Adagio Convertible Notes, the Convert Warrants or any shares of New Adagio common stock issuable in connection with the Convertible Security Financing have not been registered under the Securities Act and will be issued in reliance upon the exemption provided in Section 4(a)(2) of the Securities Act. ListCo will grant the Perceptive PIPE Investor and the Convert Investors certain registration rights in connection with the Convertible Security Financing. The Convertible Security Financing is contingent upon, among other things, the substantially concurrent closing of the Business Combination.
May 2024 Convertible Notes
On May 21, 2024, the Company issued to Perceptive PIPE Investor a $3.0 million convertible promissory note that matures upon the termination of the Business Combination Agreement in accordance with its terms. The May 2024 Convertible Notes accrues simple interest at eight percent (8.0%) per annum.
In the event of the consummation of the Transaction, this note shall automatically convert into the type of securities that are issued in the PIPE Financing in an amount equal to the then-outstanding principal amount and any accrued and unpaid interest, divided by the effective price of the securities sold in the PIPE Financing.
Upon termination of the Transaction and prior to a Qualified Financing, all of the then-outstanding principal amount of this note and all other notes issued and any accrued and unpaid interest could be converted into an amount of shares of the Company’s Series E Preferred Stock equal to the to be converted principal amount and any accrued and unpaid interest divided by the price per share/unit equal to $24.0 million divided by the Company’s fully-diluted common stock equivalents at the time of the closing date of the conversion, provided that the Company shall cause the shares of Series E Preferred Stock issued upon conversion of this note to bear an aggregate liquidation preference amount equal to 120% of the then-outstanding principal amount and accrued and unpaid interest under this note at the time of conversion.
In the event of any sale of a new series or class of preferred equity securities by the Company following the termination of the Transaction with aggregate proceeds of at least $10.0 million (a “Qualified Financing”), the then-outstanding principal amount and any accrued and unpaid interest could be converted into either the Company’s Series E Preferred Stock, or the shares to be issued and sold in the Qualified Financing, in each case in an amount that is equal to (I) the to be converted principal amount and any accrued and unpaid

Adagio Medical, Inc.
Unaudited
Notes to Condensed Consolidated Financial Statements
interest divided by (II) the price per share/unit equal to the lesser of (aa) 75% of the per share/unit price in such Qualified Financing and (bb) an amount equal to $24.0 million divided by the number of fully-diluted common stock (or unit) equivalents at the time of the Qualified Financing. In the event that the preferred equity security issued in the Qualified Financing bears a liquidation preference less than 120%, the Company will create a sub-series of such preferred security on identical terms to the security issued in the Qualified Financing, except that the aggregate liquidation preference of such sub-series will be an amount equal to 120% of the then-outstanding principal amount and accrued and unpaid interest under this note at the time of conversion.
As of June 30, 2024, the principal amount outstanding was $3.0 million.
For the six months ended June 30, 2024, the interest expense was $26.3 thousand.
June 2024 Convertible Notes
On June 25, 2024, the Company issued to Perceptive PIPE Investor a $2.5 million convertible promissory note that matures upon the termination of the Business Combination Agreement in accordance with its terms. The June 2024 Convertible Notes accrues simple interest at eight percent (8.0%) per annum.
In the event of the consummation of the Transaction, this note shall automatically convert into the type of securities that are issued in the PIPE Financing in an amount equal to the then-outstanding principal amount and any accrued and unpaid interest, divided by the effective price of the securities sold in the PIPE Financing.
Upon termination of the Transaction and prior to a Qualified Financing, all of the then-outstanding principal amount of this note and all other notes issued and any accrued and unpaid interest could be converted into an amount of shares of the Company’s Series E Preferred Stock equal to the to be converted principal amount and any accrued and unpaid interest divided by the price per share/unit equal to $24.0 million divided by the Company’s fully-diluted common stock equivalents at the time of the closing date of the conversion, provided that the Company shall cause the shares of Series E Preferred Stock issued upon conversion of this note to bear an aggregate liquidation preference amount equal to 120% of the then-outstanding principal amount and accrued and unpaid interest under this note at the time of conversion.
In the event of any sale of a new series or class of preferred equity securities by the Company following the termination of the Transaction with aggregate proceeds of at least $10.0 million (a “Qualified Financing”), the then-outstanding principal amount and any accrued and unpaid interest could be converted into either the Company’s Series E Preferred Stock, or the shares to be issued and sold in the Qualified Financing, in each case in an amount that is equal to (I) the to be converted principal amount and any accrued and unpaid interest divided by (II) the price per share/unit equal to the lesser of (aa) 75% of the per share/unit price in such Qualified Financing and (bb) an amount equal to $24.0 million divided by the number of fully-diluted common stock (or unit) equivalents at the time of the Qualified Financing. In the event that the preferred equity security issued in the Qualified Financing bears a liquidation preference less than 120%, the Company will create a sub-series of such preferred security on identical terms to the security issued in the Qualified Financing, except that the aggregate liquidation preference of such sub-series will be an amount equal to 120% of the then-outstanding principal amount and accrued and unpaid interest under this note at the time of conversion.
As of June 30, 2024, the principal amount outstanding was $2.5 million.
For the six months ended June 30, 2024, the interest expense was $2.7 thousand.
SVB Term Loan
On February 3, 2023, the Company entered into an agreement to obtain an initial term loan advance of $3.0 million and a right to issue a subsequent term loan advance of $2.0 million pursuant to the Loan and

Adagio Medical, Inc.
Unaudited
Notes to Condensed Consolidated Financial Statements
Security Agreement (“LSA”) with Silicon Valley Bank (“SVB Term Loan”). The loans mature on January 1, 2025 and the Company must make monthly payments at a floating rate per annum equal to the greater of (1) seven percent (7.0%) and (2) the market prime rate plus one and one half of one percent (1.5%).
In connection with the issuance of the SVB Term Loan, the Company issued liability — classified warrants with a fair value of $28.5 thousand to purchase 32,720 shares of common stock of the Company (“Initial Warrants”), and a contingent right, with a fair value of $7.1 thousand, to obtain an additional 16,360 shares of the common stock (“Additional Warrants”) upon the nonoccurrence of the Interest Only Milestone. The Interest Only Milestone (“Milestone”) refers to a specific condition that is met on or before April 30, 2023. To satisfy this Milestone, the Company must ensure that no event of default has occurred. If this condition is met, the Company must provide SVB (i) the intent for the sale of all capital stock of the Company, or (ii) an executed term sheet for a priced equity financing of at least $40.0 million from the sale of the Company’s capital stock.
The initial recognition of the warrant liabilities and the contingent right resulted in a discount of $35.6 thousand to the SVB Term Loan. The discount is being amortized to interest expense over the term of the LSA.
As of June 30, 2024, the subsequent term loan advance of $2.0 million had not been drawn. As of June 30, 2024 and December 31, 2023, the outstanding principal of SVB Term Loan is $1.0 million and $1.9 million, respectively; and the unamortized debt discount is $9.7 thousand and $19.4 thousand, respectively. For the six months ended June 30, 2024 and 2023, the interest expense was $78.3 thousand and $0.1 million, respectively.
Note 8 — Warrants
SVB Common Stock Warrant
On February 3, 2023, in conjunction with the LSA, the Company issued Initial Warrants to purchase 32,720 shares of common stock of the Company, and a contingent right to obtain an additional 16,360 shares of the common stock upon the nonoccurrence of the Interest Only Milestone as mentioned above. The Additional Warrants are subject to the same terms as the Initial Warrants (collectively “SVB Warrants”). As of June 30, 2024, the Additional Warrants had not been distributed. All the Additional Warrants were distributed as of June 30, 2023.
The exercise price of the SVB Warrants is $7.97 per share. The warrants are fully exercisable and will expire on February 3, 2033.
Pre-funded Warrants
On June 25, 2024, in conjunction with the Series E Preferred Stock exchange agreement (refer to Note 11 — Mezzanine Equity and Stockholders’ Deficit), the Company issued to a certain investor 207,902 shares of pre-funded warrants to purchase 207,902 shares of Series E Preferred Stock, in exchange of the investor’s existing holding of 207,902 shares of Series E Preferred Stock.
The exercise price of the pre-funded warrants is $0.001 per share. The pre-funded warrants are exercisable, at the option of the holder, on any day on or after the issuance date, in whole or in part. As an alternative to immediate cash payment, the investor may elect to exercise the pre-funded warrant through a cashless exercise.
Note 9 — Operating Leases
The Company leases distribution and research and development facilities as well as sub-leases office and manufacturing space from third parties and related parties (refer to Note 15 — Related Party Transactions)

Adagio Medical, Inc.
Unaudited
Notes to Condensed Consolidated Financial Statements
under its operating leases. The leases have expirations ranging from July 2024 to June 2026, some of which include rent escalations or an option to extend the lease for up to three years per renewal. The exercise of lease renewal options is at the sole discretion of the Company. Where leases contain an option to renew, any period beyond the option date is only included as part of the lease term if the Company is reasonably certain to exercise the option.
As of June 30, 2024 and December 31, 2023, the Company does not have any finance or short-term leases and has not entered into leases which have not yet commenced that would entitle the Company to significant rights or create additional obligations during the periods as of June 30, 2024 and December 31, 2023.
The following table summarizes quantitative information of the Company’s operating leases for the six months ended June 30, 2024 and 2023 (in thousands):
Six months ended June 30 (Unaudited)	2024	2023
Operating cash flows paid for operating leases	$92	$88
Weighted average remaining lease term (years)	1.8	1.9
Weighted average discount rate	8.0%	8.0%
Operating lease cost was $0.1 million and $0.1 million for the six months ended June 30, 2024 and 2023, respectively. The Company did not incur any variable lease cost for the six months ended June 30, 2024 and 2023.
The following table presents the future minimum payments under the non-cancelable operating leases as of June 30, 2024 (in thousands):
Six months ending June 30 (Unaudited)
Six months ending December 31, 2024	$79
Year ending December 31, 2025	154
Year ending December 31, 2026	48
Total undiscounted future cash flows	281
Less: imputed interest	(18)
Total operating lease liability	$263
Note 10 — Commitments and Contingencies
Litigation
The Company is not currently party to any legal proceedings. At each reporting date, the Company evaluates whether or not a potential loss amount or a potential range of loss is probable and reasonably estimable under the provisions of the authoritative guidance that addresses accounting for contingencies. The Company expenses as incurred the costs related to such legal proceedings, if any.
Note 11 — Mezzanine Equity and Stockholders’ Deficit
Authorized Shares
The Company’s Amended and Restated Articles of Incorporation authorize the issuance of two classes of stock designated as common and preferred stock, each having a par value of $0.001 per share. The number of shares authorized as of June 30, 2024 is 11,534,892 consisting of 6,594,946 shares of common stock and 4,939,946 shares of preferred stock, designated as Series A, Series B, Series C, Series D, and Series E preferred stock in the amounts included in the table below.

Adagio Medical, Inc.
Unaudited
Notes to Condensed Consolidated Financial Statements
Convertible Preferred Stock
The Company classifies convertible preferred stock as temporary equity on the accompanying condensed consolidated balance sheets, as all such preferred stock is redeemable either at the option of the holder or upon an event outside the control of the Company. The requirements of a deemed liquidation event, as defined within its amended and restated certificate of incorporation filed in November 2020, are not entirely within the Company’s control. In the event of such a deemed liquidation event, the proceeds from the event are distributed in accordance with the liquidation preferences, provided that the holders of preferred stock have not converted their shares into common stock. The Company records the issuance of preferred stock at the issuance price less related issuance costs. The Company has not adjusted the carrying value of outstanding preferred stock to its liquidation preference because a deemed liquidation event is not probable of occurring as of the end of the reporting period.
During the six months ended June 30, 2024, the Company executed the following transactions:
•
On June 25, 2024, 207,902 shares of Series E Preferred Stock were extinguished and exchanged for 207,902 shares of pre-funded warrants to purchase Series E Preferred Stock. See Note 8 — Warrants for additional information regarding the pre-funded warrants. The difference between the carrying value of the extinguished Series E Preferred Stock and the fair value of the issued pre-funded warrants is recorded in additional paid-in capital.

There were no preferred stock transactions during the year ended December 31, 2023.
The following table summarizes information related to issuance of the Company’s preferred stock as of June 30, 2024 (in thousands, except share data):
Preferred Stock Class	Number of Shares Authorized	Shares Issued and Outstanding	Carrying Value(1)	Conversion Price Per Share	Number of Common Stock Equivalent Shares	Liquidation Preference
Series A	270,856	270,856	$2,500	$9.23	270,856	$2,500
Series B	815,730	815,730	10,626	13.04	815,730	10,637
Series C	981,596	981,596	15,988	16.30	981,596	16,000
Series D	992,064	992,064	19,990	20.16	992,064	20,000
Series E	1,879,700	1,671,798	37,679	22.61	1,671,798	37,799
	4,939,946	4,732,044	$86,783		4,732,044	$86,936

(1)
The carrying value reflects the gross proceeds received from the sale of the preferred stock less issuance costs.

The following table summarizes information related to issuance of the Company’s preferred stock as of December 31, 2023 (in thousands, except share data):
Preferred Stock Class	Number of Shares Authorized	Shares Issued and Outstanding	Carrying Value(1)	Conversion Price Per Share	Number of Common Stock Equivalent Shares	Liquidation Preference
Series A	270,856	270,856	$2,500	$9.23	270,856	$2,500
Series B	815,730	815,730	10,626	13.04	815,730	10,637
Series C	981,596	981,596	15,988	16.30	981,596	16,000
Series D	992,064	992,064	19,990	20.16	992,064	20,000
Series E	1,879,700	1,879,700	42,365	22.61	1,879,700	42,500
	4,939,946	4,939,946	$91,469		4,939,946	$91,637

Adagio Medical, Inc.
Unaudited
Notes to Condensed Consolidated Financial Statements

(1)
The carrying value reflects the gross proceeds received from the sale of the preferred stock less issuance costs.

The relative rights, terms, privileges, and restrictions granted to or imposed upon preferred stockholders are described below:
Preferred Stock — Dividends
Prior and in preference to any declaration or payment of any dividends to the holders of common stock, the holders of preferred stock shall be entitled to receive dividends out of any assets legally available therefor, at the rate of eight percent (8%) of the original issue price per share per annum. The original issue price of Series A, Series B, Series C, Series D, and Series E is $9.23, $13.04, $16.30, $20.16, and $22.61, respectively. The dividends shall not be cumulative.
In the event that the dividend amount declared by the Board of Directors of the Company is insufficient to permit payment of the full aforesaid dividends, such dividends will be paid ratably to each holder of preferred stock in proportion to the dividend amounts to which each holder of preferred stock is entitled. After payment of the full amount of the aforesaid dividends, any additional dividends declared shall be distributed to the holder of common stock and preferred stock in proportion to the number of shares of common stock that would be held by such holder on an as-converted to common stock basis.
No dividends on preferred stock or common stock have been declared by the Board of Directors as of June 30, 2024 and December 31, 2023.
Liquidation Preference
In the event of liquidation of the Company, including a merger, acquisition, or sale of all or substantially all the assets of the Company, holders of preferred stock are entitled to receive an amount equal to the original issue price of each share of preferred stock held plus any dividends declared but not yet paid, prior to any distribution of assets or surplus funds of the Company to common stock shareholders. After payment has been made to the holders of the preferred stock of the full amounts to which they are entitled as noted above, the remaining assets would be distributed among the holders of the common stock pro rata based on the number of shares of common stock held by each holder.
If, at the time of liquidation, the assets are insufficient to permit full payment of the liquidation preferences of the series listed in the order above, the assets must be distributed ratably among the holders of the series in proportion to the full preferential amount each such holder is otherwise entitled to receive in respect to such shares.
Voting Rights
So long as the shares of preferred stock that are convertible into at least 1,000,000 shares of common stock (subject to appropriate adjustment in the event of any stock dividends, stock split, combination or other similar recapitalization with respect to the common stock) are issued and outstanding, the holders of preferred stock, voting as a separate class on an as-converted to common stock basis, shall have the right to elect four members of the Board of Directors of the Company. The holders of common stock, voting as a separate class, shall have the right to elect one member of the Board of Directors. The remaining directors shall be elected by the holders of the common stock and the preferred stock, voting together as a single class on an as-converted to common stock basis.
On all other matters, the holders of the preferred stock shall have full voting rights and powers equal to the voting rights and powers of the holders of common stock.

Adagio Medical, Inc.
Unaudited
Notes to Condensed Consolidated Financial Statements
Fractional votes by the holders of preferred stock shall not be permitted and any fractional voting rights shall be rounded to the nearest whole number.
Conversion Rights
Each share of preferred stock shall be convertible, at the option of the holder, into shares of common stock without the payment of any additional consideration. The preferred stock shall be convertible into the number of fully paid and nonassessable shares of common stock which results from dividing the conversion price per share in effect for the preferred stock at the time of conversion into the per share conversion value. The initial per share conversion price of Series A, Series B, Series C, Series D, and Series E is $9.23, $13.04, $16.30, $20.16, and $22.61, respectively. The initial conversion price is subject to adjustment for antidilution provisions, as defined. The per share conversion value of Series A, Series B, Series C, Series D, and Series E is $9.23, $13.04, $16.30, $20.16, and $22.61, respectively.
Each share of preferred stock shall automatically be converted into shares of common stock at the then effective conversion rate immediately upon the earlier of (i) the election of the holders of a majority of the outstanding shares of preferred stock, voting as a separate class on an as-converted to common stock basis, or (ii) the closing of the sale of the Company’s common stock in a firm commitment, underwritten public offering registered under the Securities Act of 1933, as amended, with aggregate offering proceeds to the Company (before deduction for underwriters’ discounts and expenses relating to the issuance) of at least $75.0 million and a public offering price per share equal to at least $67.83 (subject to adjustments for stock dividends, splits, combinations and similar events).
Protective Provisions
So long as there are at least 1,000,000 shares of preferred stock outstanding, the Company shall not (by merger, reclassification, amendment or otherwise), without first obtaining the approval of the holders of at least seventy percent (70%) of the then outstanding shares of preferred stock, voting separately as a class, to, among other things: (i) amend the certificate of incorporation or bylaws; (ii) adversely alter or change the rights, preferences or privileges of the preferred stock; (iii) increase or decrease the aggregate number of authorized shares of any class of the capital stock of the Company.
So long as shares of Series E preferred stock that are convertible into at least 500,000 shares of common stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the common stock) are issued and outstanding, the Company shall not directly or indirectly (by merger, reclassification, amendment or otherwise), without first obtaining the approval of the holders of at least a majority of the voting power of the then outstanding shares of Series E preferred stock, voting separately as a class, to, among other things: (i) amend, alter, repeal or waive any provision of the certificate of incorporation or bylaws of the Company in a manner that adversely affects the holders of the Series E preferred stock in a manner different from any other series of preferred stock; (ii) create or authorize the creation of or issue any other security convertible into to exercisable for any equity security having rights, preferences or privileges senior to the Series E preferred stock; (iii) increase or decrease the authorized number of shares of Series E preferred stock.
Common Stock
Each share of common stock is entitled to one vote.

Adagio Medical, Inc.
Unaudited
Notes to Condensed Consolidated Financial Statements
Common stock reserved for future issuance consisted of the following as of June 30, 2024 and December 31, 2023:
	June 30, 2024	December 31, 2023
	(Unaudited)
Conversion of preferred stock	4,732,044	4,939,946
Stock options issued and outstanding under the 2012 and 2022 Plan	742,409	747,001
Common shares available for future grant under the 2012 and 2022 Plan	31,604	27,012
Common stock reserved for future issuance	5,506,057	5,713,959
Note 12 — Stock-Based Compensation
2012 Stock Incentive Plan
In January 2011, the Board approved the 2012 Stock Incentive Plan (the “2012 Plan”), which permitted grants of Incentive Stock Options (“ISOs”) and Non-statutory Stock Options (“NSOs”) to employees, directors and consultants. The maximum number of shares that can be granted under the 2012 Plan cannot exceed 1,255,000 shares. The 2012 Plan had a maximum 10-year term and as such, terminated in January 2022.
2022 Stock Incentive Plan
In April 2022, the Board approved, in conjunction with the termination of the 2012 Plan, the 2022 Stock Incentive Plan (the “2022 Plan”), permitting ISOs and NSOs to employees, directors and consultants. The maximum number of shares granted under the 2022 Plan cannot exceed 203,855 plus any shares subject to stock options granted under the 2012 Plan that expired or were otherwise terminated without having been exercised in full, were forfeited, or were repurchased by the Company. The 2022 Plan is intended as the successor to and continuation of the 2012 Plan (thereafter both the 2012 and 2022 Plans are referred to as the “Stock Incentive Plan”).
The Stock Incentive Plan provides a means whereby participants may purchase shares of common stock pursuant to ISOs or NSOs and such persons may be granted shares of common stock for consideration consisting of cash and/or past services rendered to or on behalf of the Company. ISOs may only be granted to employees. NSOs and stock purchase rights may be granted to employees and consultants. Generally, options awards only have service conditions that need to be met for the awards to vest, with the exception of grants to two non-employees that had performance obligations that were deemed to be immaterial.
The stock options generally vest over four years and have a ten-year contractual term. The fair value of each employee and non-employee stock option grant is estimated on the date of grant using the Black-Scholes option pricing model. As the Company lacks company-specific historical and implied volatility information required for valuation, the Company estimates its expected stock volatility based on the historical volatility of a publicly traded set of peer companies. Due to the lack of historical exercise history, the expected life term of ISOs that were granted after 2013 was determined using the “simplified method” provided by the Securities and Exchange Commission in Staff Accounting Bulletins Number 107 and 110. The expected life term of NSOs is determined either by using the “simplified method,” or by calculating the time to expiry from the grant date. The risk-free interest rate is determined by reference to the U.S. Treasury yield curve in effect at the time of grant for time periods approximately equal to the expected term of the award. Expected dividend yield is zero as the Company has never paid nor does it expect to pay any cash dividend in the near future.

Adagio Medical, Inc.
Unaudited
Notes to Condensed Consolidated Financial Statements
The following table summarizes stock option activity during the six months ended June 30, 2024:
(Unaudited)	Number of Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (in years)	Aggregate Intrinsic Value (in thousands)
Outstanding, December 31, 2023	747,001	$6.17	7.45	$72
Forfeited	(4,592)	$4.76
Outstanding, June 30, 2024	742,409	$6.18	6.95	$4
Vested and expected to vest, June 30, 2024	723,710	$6.20	6.92	$4
Vested and exercisable, June 30, 2024	537,222	$6.45	6.47	$4
There were no stock options exercised during the six months ended June 30, 2024. Certain stock option grants under the Stock Incentive Plan allow the recipient to exercise the options prior to the options becoming fully vested. Under the Stock Incentive Plan, the Company retains the right to repurchase common shares that have been issued upon early exercise of options at the original issue price. Cash received for the early exercise of unvested stock options is initially recorded as a liability. At each reporting date, the vested shares are released to equity.
The fair value of awards vested was $0.2 million during the six months ended June 30, 2024. As of June 30, 2024, the total unrecognized compensation related to unvested stock option awards granted was $0.4 million, which the Company expects to recognize over a weighted-average period of approximately 2.0 years.
Total Stock-Based Compensation
The following table summarizes the total stock-based compensation expense for the stock options expense recorded in the condensed consolidated statements of operations and comprehensive loss for the six months ended June 30, 2024 and 2023 (in thousands):
Six months ended June 30, (Unaudited)	2024	2023
Selling, general, and administration	$192	$176
Research and development	29	28
Total stock-based compensation	$221	$204
Note 13 — Net Loss Per Common Share
Basic net loss per common share is computed by dividing net loss attributable to common stockholders by the weighted-average number of shares of common stock outstanding for the period. Diluted net loss per common share excludes the potential impact of the Company’s convertible preferred stock, common stock warrants, and common stock options because the Company’s net losses would cause such shares to be anti-dilutive. Therefore, as the Company recorded net losses in the periods presented, basic and diluted net loss per common share are the same.

Adagio Medical, Inc.
Unaudited
Notes to Condensed Consolidated Financial Statements
The following table sets forth the computation of basic and diluted net loss per share attributable to common stockholders for the periods presented (in thousands, except share and per share data):
Six months ended June 30, (Unaudited)	2024	2023
Numerator:
Net loss attributable to common stockholders	(14,478)	(17,824)
Denominator:
Weighted-average shares outstanding used in computing net loss per share attributable to common stockholders – basic and diluted	779,908	758,942
Net loss per share attributable to common stockholders – basic and diluted	(18.56)	(23.49)
The following potentially dilutive securities were excluded from the computation of diluted net loss per share calculations for the periods presented because the impact of including them would be anti-dilutive:
Six months ended June 30, (Unaudited)	2024	2023
Convertible preferred stock	4,732,044	4,939,946
Stock options	742,409	712,946
Common stock warrants	49,080	49,080
Total	5,523,533	5,701,972
Note 14 — Income Taxes
The Company accounts for income taxes in accordance with ASC 740. Under the provisions of ASC 740, management is required to evaluate whether a valuation allowance should be established against its deferred tax assets. The Company currently has a full valuation allowance against our deferred tax assets. As of each reporting date, the Company’s management considers new evidence, both positive and negative, that could impact management’s view with regard to future realization of deferred tax assets. For the six months ended June 30, 2024, there was no material change from fiscal year ended December 31, 2023 in the amount of the Company’s deferred tax assets that are not considered to be more likely than not to be realized in future years.
For the six months ended June 30, 2024, the effective tax rate for the Company’s operations was 0.0%. The effective tax rate differed from the U.S. federal statutory rate primarily due to state income taxes, losses from the German subsidiary that is subject to different effective tax rates, stock-based compensation, fair value adjustments for convertible notes and warrant liabilities, and a change in the valuation allowance that offset the tax benefit on the current period pre-tax loss.
For the six months ended June 30, 2023, the effective tax rate for the Company’s operations was 0.0%.The effective tax rate differed from the U.S. federal statutory rate primarily due to state income taxes, losses from the German subsidiary that is subject to different effective tax rates, stock-based compensation and a change in the valuation allowance that offset the tax benefit on the current period pre-tax loss.
The Company is subject to U.S. federal income tax as well as income tax of foreign and state tax jurisdictions. The tax years 2019-2023 remain open to examination by the major taxing jurisdictions to which the Company is subject, except the Internal Revenue Service for which the tax years 2020-2023 remain open.
Note 15 — Related Party Transactions
Shared Services Agreement
During the six months ended June 30, 2024 and 2023, the Company incurred $0.8 million and $0.6 million, respectively, for finance and accounting services and other general and administrative support

Adagio Medical, Inc.
Unaudited
Notes to Condensed Consolidated Financial Statements
services (“Shared Services Agreement”) to Fjord Ventures (“Fjord”), a company owned and operated by the Company’s CEO. The transactions are recorded as selling, general and administrative expenses on the condensed consolidated statements of operations and comprehensive loss.
Laguna Hills Sublease
In addition to the Shared Services Agreement, the Company also sub-leases approximately 4,992 square feet of office and manufacturing space in Laguna Hills, California from Fjord. On March 31, 2024, the sub-lease with Fjord is expired.
During the six months ended June 30, 2024 and 2023, the Company incurred $25.5 thousand and $50.9 thousand of lease expense, respectively, under the sub-lease agreement.
Refer to Note 9 — Operating Leases for further detail.
October 2022 Convertible Notes
On October 27, 2022, the Company issued a $0.5 million convertible promissory note to Fjordinvest, LLC (“Fjordinvest”), a company owned and operated by the Company’s CEO. On April 4, 2023, November 28, 2023 and February 13, 2024, the October 2022 Convertible Notes were amended. Refer to Note 7 — Debt for additional information regarding the October 2022 Convertible Notes.
Note 16 — Subsequent Events
The Company evaluates subsequent events and transactions that occurred after the condensed consolidated balance sheet date up to August 14, 2024, the date the condensed consolidated financial statements are available to be issued. During this period, the Company did not identify any subsequent events that would have required adjustment in the condensed consolidated financial statements.
July 2024 Convertible Notes
On July 23, 2024, the Company issued a $1.0 million convertible promissory note (“July 2024 Convertible Notes”) to Perceptive PIPE Investor that matures upon the termination of the Business Combination Agreement in accordance with its terms. It accrues simple interest at eight percent (8.0%) per annum.
Effective upon the closing of the Transaction, the July 2024 Convertible Notes was automatically convert into the type of securities that are issued in the PIPE Financing in an amount equal to the then-outstanding principal amount and any accrued and unpaid interest, divided by the effective price of the securities sold in the PIPE Financing.
Consummation of Business Combination
On July 31, 2024, the Company announced the closing of its previously announced Business Combination with ARYA and ListCo. Upon the closing of the merger, ListCo changed its name to “Adagio Medical Holdings, Inc.” The common stock of New Adagio began trading on August 1, 2024, under the symbols ADGM on the Nasdaq Capital Market. Upon the consummation of the Business Combination, ARYA and the Company became the direct wholly-owned subsidiaries of Adagio Medical Holding, Inc.
In conversion of the Company’s certain liabilities and equity outstanding prior to the closing of the merger:
a)
each common stock warrant of Adagio (other than the pre-funded warrants for Series E Preferred Stocks) were terminated in accordance with the terms of the applicable warrant agreement;

Adagio Medical, Inc.
Unaudited
Notes to Condensed Consolidated Financial Statements
b)
all issued and outstanding October 2022 Convertible Notes including any accrued and unpaid interest thereon, are automatically and fully converted into shares of Adagio common stock in accordance with the terms of such October 2022 Convertible Notes, and October 2022 Convertible Notes are cancelled, satisfied, extinguished, discharged and retired in connection with such conversion;

c)
all issued and outstanding April 2023 Convertible Notes, November 2023 Convertible Notes, May 2024 Convertible Notes, June 2024 Convertible Notes, and July 2024 Convertible Notes including any accrued and unpaid interest thereon, are exchanged for New Adagio common stock and warrants exercisable for shares of New Adagio common stock, subject to adjustment, based on the terms and subject to the conditions set forth in the applicable bridge notes agreement and applicable subscription agreements;

d)
each share of preferred stock, par value $0.001 per share, of Adagio that is issued and outstanding are automatically converted into shares of Adagio common stock, and each such share of Adagio preferred stock are cancelled;

e)
all issued and outstanding shares of Adagio common stock (other than treasury shares and shares with respect to which appraisal rights under the Delaware General Corporation Law are properly exercised and not withdrawn). Each pre-funded warrants for Series E Preferred Stocks that had been issued and outstanding immediately prior to the Adagio Merger Effective Time are automatically cancelled and extinguished and converted into the right to receive shares of New Adagio common stock based on the exchange ratio set forth in the Business Combination Agreement;

f)
each issued, outstanding and unexercised option to purchase Adagio common stock had been vested prior to the closing of merger with an aggregate value that exceeds the aggregate exercise price of such Adagio option (each an “In-the-Money Adagio Option”) are cancelled and extinguished in exchange for options to purchase shares of New Adagio common stock, and each issued and outstanding Adagio equity award (other than an In-the-Money Adagio Option) are automatically cancelled and extinguished for no consideration, and each holder thereof will cease to have any rights with respect thereto;

g)
outstanding SVB Term Loan is paid off by Adagio prior to the Closing; and

h)
$7,000,000 of February 2024 Convertible Notes is converted into New Adagio convertible notes and convert warrants.

In connection with the Business Combination, the combined company raised financing valued at approximately $84.2 million, which consisted of funds held in ARYA’s trust account, a concurrent equity and warrant private placement (including $29.5 million of bridge financing used by Adagio prior to closing and funds from ARYA’s trust account not redeemed) led by, among others, Perceptive PIPE Investor, RA Capital Management and RTW Investments, and a concurrent convertible security financing (including $7.0 million of bridge financing used by Adagio prior to closing) led by, among others, an institutional investor and Perceptive PIPE Investor.
The Business Combination is expected to be accounted for as a forward-merger in accordance with U.S. GAAP. Under this method of accounting, ListCo is treated as the “accounting acquirer” and Adagio as the “accounting acquiree” for financial reporting purposes. Accordingly, the Business Combination is expected to be accounted for using the acquisition method of accounting. The acquisition method of accounting is based on FASB ASC 805 and uses the fair value concepts defined in ASC 820. As of the date the condensed consolidated financial statements are available to be issued, the Company is still in the process of analyzing the accounting impact of the Business Combination.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Directors and Shareholders of
Adagio Medical, Inc.:
Opinion on the Financial Statements
We have audited the accompanying consolidated balance sheets of Adagio Medical, Inc. as of December 31, 2023 and 2022, and the related consolidated statements of operations and comprehensive loss, convertible preferred stock and stockholders’ deficit, and cash flows for each of the two years in the period ended December 31, 2023, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of Adagio Medical, Inc. as of December 31, 2023 and 2022, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2023, in conformity with accounting principles generally accepted in the United States of America.
Going Concern
The accompanying financial statements have been prepared assuming that the entity will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the entity has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management’s plans regarding these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Basis for Opinion
These consolidated financial statements are the responsibility of the entity’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to Adagio Medical, Inc. in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. Adagio Medical, Inc. is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.
/s/ WithumSmith+Brown, PC
We have served as the Company’s auditor since 2023.
Whippany, New Jersey
April 18, 2024

Adagio Medical, Inc.
Consolidated Balance Sheets
(in thousands, except share data)
	December 31, 2023	December 31, 2022
Assets
Current assets
Cash and cash equivalents	$1,383	$5,547
Accounts receivable, net	71	—
Inventory, net	3,322	367
Prepaid expenses	232	291
Other current assets	177	527
Total current assets	5,185	6,732
Property and equipment, net	1,487	1,647
Right-of-use assets, net	130	292
Other assets	23	26
Total assets	$6,825	$8,697
Liabilities, convertible preferred stock, and stockholders’ deficit
Current liabilities
Accounts payable	$3,830	$1,011
Accrued liabilities	3,048	2,157
Operating lease liabilities, current	79	163
Convertible notes payables, current	37,986	9,500
Warrant liabilities	78	—
Term loan, current	1,695	—
Accrued transaction costs	444	—
Other accrued liabilities	1,572	137
Total current liabilities	48,732	12,968
Operating lease liabilities, long-term	52	134
Term loan, long-term	143	—
Other long-term liabilities	8	3
Total liabilities	48,935	13,105
Commitments and contingencies (Note 10)
Convertible preferred stock, $0.001 par value; 4,939,946 shares authorized, issued and outstanding with aggregate liquidation preference of $91,637 as of December 31, 2023 and December 31, 2022	91,469	91,469
Stockholders’ deficit
Common stock, $0.001 par value; 6,594,946 shares authorized as of December 31, 2023 and December 31, 2022; 767,174 shares and 762,762 shares issued as of December 31, 2023 and December 31, 2022, respectively; 779,908 shares and 756,160 shares outstanding as of December 31, 2023 and December 31, 2022, respectively	1	1
Additional paid-in capital	1,608	1,153
Accumulated other comprehensive income	17	28
Accumulated deficit	(135,205)	(97,059)
Total stockholders’ deficit	(133,579)	(95,877)
Total liabilities, convertible preferred stock, and stockholders’ deficit	$6,825	$8,697
The accompanying notes are an integral part of these consolidated financial statements.

Adagio Medical, Inc.
Consolidated Statements of Operations and Comprehensive Loss
(in thousands, except per share data)
Years ended December 31,	2023	2022
Revenue	$300	$189
Cost of revenue and operating expenses:
Cost of revenue	1,306	875
Research and development	15,399	17,855
Selling, general and administrative	11,537	5,372
Total cost of revenue and operating expenses	28,242	24,102
Loss from operations	(27,942)	(23,913)
Other income (expense)
Convertible notes fair value adjustment	(8,486)	—
Warrant liabilities fair value adjustment	(42)	—
Interest expense	(1,659)	(137)
Interest income	3	39
Other (expense) income, net	(20)	338
Total other income (expense)	(10,204)	240
Net loss	(38,146)	(23,673)
Other comprehensive income (loss):
Foreign currency translation adjustment	(11)	24
Comprehensive loss	$(38,157)	$(23,649)
Basic and diluted net loss per common share	$(50.20)	$(31.50)
Basic and diluted weighted average shares outstanding	759,814	751,568
The accompanying notes are an integral part of these consolidated financial statements.

Adagio Medical, Inc.
Consolidated Statements of Convertible Preferred Stock and Stockholders’ Deficit
(in thousands, except share data)
	Convertible Preferred Stock		Common Stock		Additional Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive Income	Total Stockholders’ Deficit
	Shares	Amount	Shares	Amount
Balance as of December 31, 2021	4,939,946	$91,469	745,193	$1	763	$(73,386)	$4	$(72,618)
Foreign currency translation adjustment	—	—	—	—	—	—	24	24
Stock option exercises	—	—	10,967	—	25	—	—	25
Stock-based compensation	—	—	—	—	365	—	—	365
Net loss	—	—	—	—	—	(23,673)	—	(23,673)
Balance, December 31, 2022	4,939,946	$91,469	756,160	$1	$1,153	$(97,059)	$28	$(95,877)
Foreign currency translation adjustment	—	—	—	—	—	—	(11)	(11)
Stock option exercises	—	—	23,748	—	13	—	—	13
Stock-based compensation	—	—	—	—	442	—	—	442
Net loss	—	—	—	—	—	(38,146)	—	(38,146)
Balance, December 31, 2023	4,939,946	$91,469	779,908	$1	$1,608	$(135,205)	$17	$(133,579)
The accompanying notes are an integral part of these consolidated financial statements.

Adagio Medical, Inc.
Consolidated Statements of Cash Flows
(in thousands)
Years ended December 31,	2023	2022
Cash flows from operating activities
Net loss	$(38,146)	$(23,673)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	532	495
Non-cash operating lease expense	159	147
Stock-based compensation	442	365
Provision for inventory impairment	25	(76)
Amortization of term loan discount	16	—
Loss on disposal of property and equipment	3	—
Change in fair value of convertible notes payables	8,486	—
Change in fair value of warrant liabilities	42	—
Net change in operating assets and liabilities
Accounts receivable, net	(70)	33
Inventories, net	(2,976)	35
Prepaid expenses and other current assets	410	(320)
Accounts payable	2,821	436
Accrued liabilities	886	157
Accrued transaction costs	444	—
Other accrued liabilities	1,435	137
Operating lease liabilities	(161)	(146)
Other long-term liabilities		(2)
Net cash used in operating activities	(25,652)	(22,412)
Cash flows from investing activities
Purchases of property and equipment	(333)	(492)
Proceeds from sale of property and equipment	—	2
Purchases of software	(7)	(10)
Net cash used in investing activities	(340)	(500)
Cash flows from financing activities
Proceeds from exercise of common stock options	18	25
Proceeds from issuance of convertible notes payables	20,000	9,500
Proceeds from term loan	3,000	—
Repayment of term loan	(1,143)	—
Net cash provided by financing activities	21,875	9,525
Effect of foreign currency translation on cash and cash equivalents	(47)	81
(Decrease) in cash and cash equivalents	(4,164)	(13,306)
Cash and cash equivalents, beginning of year	5,547	18,853
Cash and cash equivalents, end of year	$1,383	$5,547
Supplemental disclosures of cash flow information:
Cash paid for interest	$208	$—
Supplemental schedule of non-cash financing activities:
Amount of term loan proceeds allocated to warrant liabilities	36	—
The accompanying notes are an integral part of these consolidated financial statements.

Adagio Medical, Inc.
Notes to Consolidated Financial Statements
Note 1 — Organization and Description of Business
Adagio Medical, Inc. and its wholly-owned subsidiary (the “Company”) is a medical technology company focused on the development and commercialization of ablation technologies for the treatment of cardiac arrhythmias, including atrial fibrillation, atrial flutter, and ventricular tachycardia. The Company’s technologies center on ultra-low temperature cryoablation (“ULTC”) and pulsed field cryoablation (“PFCA”), designed to produce durable, contiguous, transmural lesions anywhere in the heart using the Company’s proprietary consoles, catheters, and stylets. The Company received CE Marking in Europe for its iCLAS™ Cryoablation System in June 2020 and has commercially launched in the EU. The Company has not launched commercially in the U.S. but is working towards obtaining the necessary regulatory approvals to do so.
The Company was incorporated in the state of Delaware on January 18, 2011, and is headquartered in Laguna Hills, California. Adagio Medical GmbH was formed in March 2020 and is a wholly-owned subsidiary that provides direct sales, distribution, marketing services, and clinical trial management in Europe.
Liquidity and Going Concern
The Company has limited revenue and has incurred operating losses and negative cash flows from operations since its inception and anticipates that it will continue to do so for at least the next several years. As of December 31, 2023 and 2022, the Company had cash and cash equivalents of $1.4 million and $5.5 million, respectively. For the years ended December 31, 2023 and 2022, net losses were $38.1 million and $23.7 million, respectively, and net cash used in operating activities was $25.7 million and $22.4 million, respectively. As of December 31, 2023 and 2022, the Company had an accumulated deficit of $135.2 million and $97.1 million, respectively, and working capital deficit of $43.5 million and $6.2 million, respectively.
Management does not believe the Company’s current cash and cash equivalents are sufficient to fund operations for at least the next 12 months from the issuance date of the consolidated financial statements. Management believes that this raises substantial doubt about the Company’s ability to continue as a going concern.
Management intends to mitigate the conditions and events that raise substantial doubt about its ability to continue as a going concern entity by (i) pursuing a public offering of its common stock or in a business combination (the “SPAC transaction”) with a Special Purpose Acquisition Company (the “SPAC”) to obtain additional capital and align the Company’s long-term operating strategy (refer to Note 16 — Subsequent Events for further detail), (ii) negotiate other cash equity or debt financing in the short-term, and (iii) continue to pursue the necessary regulatory approvals to launch commercially in the U.S. market. However, there can be no assurances that the current plans will generate any liquidity to the Company or be available on terms acceptable to the Company.
If the Company is unable to maintain sufficient financial resources, its business, financial condition, and results of operations will be materially and adversely affected. The Company may be required to delay, limit, reduce or terminate its product discovery and development activities or future commercialization efforts. The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern and do not include adjustments that might result from the outcome of this uncertainty. This basis of accounting contemplates the recovery of the Company’s assets and the satisfaction of liabilities in the normal course of business.
Strategic Realignment of Resources and Corporate Restructuring
On December 1, 2023, the Company’s management approved a strategic realignment of resources and corporate restructuring (the “RIF”) designed to reallocate capital, conformant to its business focus for the next two years.
As part of the RIF, the Company initiated a reduction in its current workforce of 20 employees, representing approximately 19% of the Company’s employees, which was completed on December 15, 2023.

Adagio Medical, Inc.
Notes to Consolidated Financial Statements
In compliance with the Worker Adjustment and Retraining Notification Act, the Company has provided termination notices to affected employees and government authorities if required.
The Company made no payment for severance or related benefit costs. The Company made no payment of retention bonuses.
Note 2 — Summary of Significant Accounting Policies
Basis of Presentation
The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). Any reference in these notes to applicable guidance is meant to refer to the authoritative United States generally accepted accounting principles as found in the Accounting Standards Codification (“ASC”) and Accounting Standards Update (“ASU”) of the Financial Accounting Standards Board (“FASB”).
Emerging Growth Company Status
The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, (the “Securities Act”), as modified by the Jumpstart our Business Startups Act of 2012 (the “JOBS Act”).
Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when an accounting standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new standard at the time private companies adopt the new or revised standard.
Principles of Consolidation
The consolidated financial statements include the accounts of Adagio Medical, Inc. and its wholly-owned subsidiary. All intercompany balances and transactions have been eliminated in consolidation.
Use of Estimates and Assumptions
The preparation of the consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, expenses and disclosures of contingent assets and liabilities. These estimates and assumptions are based on current facts, historical experience and various other factors believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the recording of revenue and expenses that are not readily apparent from other sources. Actual results could differ from those estimates.
Segments
Operating segments are defined as components of an entity for which separate financial information is available and that is regularly reviewed by the Chief Operating Decision Maker (“CODM”) in deciding how to allocate resources to an individual segment and in assessing performance. The Company’s CODM is its Chief Executive Officer. The Company has determined that it operates as one reportable segment, as the

Adagio Medical, Inc.
Notes to Consolidated Financial Statements
CODM reviews financial information presented on a consolidated basis for purposes of making operating decisions, allocating resources, and evaluating financial performance.
Cash and Cash Equivalents
The Company considers all highly liquid investments with maturities of three months or less from the date of purchase, including its money market account, to be cash equivalents. All of the Company’s cash equivalents have liquid markets. Cash deposits held in accounts at each United States financial institution are insured up to $0.25 million by the Federal Deposit Insurance Corporation (“FDIC”). Cash deposits held in accounts at each European Union financial institution are insured up to €0.1 million by the Deposit Guarantee Scheme. The Company maintains its cash in bank deposit accounts that, at times, may exceed FDIC insured limits. Any loss incurred or lack of access to uninsured funds could have a significant adverse impact on the Company’s financial condition, results of operations and cash flows. Management does not expect any losses on such accounts.
Concentrations of Credit Risk and Off-Balance Sheet Risk
Financial instruments that potentially subject the Company to credit risk consist principally of cash and cash equivalents. The Company deposits its cash and cash equivalents with major financial institutions; however, at times, deposits may exceed the amount of insurance provided. The Company has not experienced any losses on its deposits since inception.
On March 10, 2023, Silicon Valley Bank (“SVB”) was closed by the California Department of Financial Protection and Innovation, which immediately appointed the FDIC as receiver. SVB held $0.5 million of the Company’s cash and cash equivalents as of December 31, 2023. The Company’s full exposure was ultimately covered by the FDIC and no loss was incurred.
Revenue Recognition
The Company generates product revenue primarily from the sale of cryoablation catheters, stylets, esophageal warming balloons, and other accessories (collectively, the “Consumables”) used with the Company’s cryoablation consoles (“Consoles”). The Company sells its products directly to hospitals and medical centers. To a lesser extent, the Company also generates lease revenue from the implied rental of Consoles loaned to customers at no charge.
The Company accounts for revenue earned from contracts with customers under ASC 606, Revenue from Contracts with Customers (“ASC 606”). The core principle of ASC 606 is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. The Company recognizes revenue from sales to customers applying the following five steps:
•
Step 1: Identify the contract with the customer.

•
Step 2: Identify the performance obligations in the contract.

•
Step 3: Determine the transaction price.

•
Step 4: Allocate the transaction price to the performance obligations in the contract.

•
Step 5: Recognize revenue when, or as, the company satisfies a performance obligation.

The Company’s customer contracts generally have performance obligations that contain deliverables consisting of the Consumables and may also include Consoles loaned to customers. The Company evaluates each promise within a multiple-performance obligation arrangement to determine whether it represents a distinct performance obligation. The primary performance obligations in the Company’s customer arrangements from which it derives revenue is the sale of the Consumables.

Adagio Medical, Inc.
Notes to Consolidated Financial Statements
When the Company loans the Console to the customer, it retains title to the Console at all times and does not require minimum purchase commitments from the customer related to any Consumables. In such cases, the Company invoices the customer for the Consumables based on customer orders received. Over time, the Company expects to recover the cost of the loaned Console through the customer’s continued purchasing and use of additional Consumables. For these reasons, the Company has determined that part of the arrangement consideration for the Consumables is an implied rental payment for use of the Console. Therefore, the Company allocates the arrangement consideration between the lease components (i.e., the Console) and non-lease components (i.e., the Consumables) based on the relative estimated standalone selling price of each distinct performance obligation consistent with ASC 842, Leases and ASC 606. Revenue allocated to the lease components was not material for the years ended December 31, 2023 and 2022.
Revenue from sales to customers of the Consumables is classified as revenue in the Company’s consolidated statements of operations and comprehensive loss. The delivery of the Consumables are performance obligations satisfied at a point in time, when the control of the goods is transferred to the customer (i.e., FOB Shipping Point). Revenue is recognized when control is transferred to the customer in an amount that reflects the consideration the Company expects to be entitled to in exchange for the product.
Other Revenue Considerations
Revenue is reported net of sales tax. The Company has made the accounting policy election not to recognize a separate performance obligation for the shipment of products to the customer but to account for it as fulfillment cost.
The Company’s contracts primarily include fixed consideration. The Company only includes estimated variable amounts in the transaction price to the extent it is probable that a significant reversal of cumulative revenue recognized will not occur when the uncertainty associated with the variable consideration is resolved. Customers are generally required to pay within 30 days.
Any incremental costs to obtain contracts are recorded as selling, general and administrative expense as incurred due to the short duration of the Company’s contracts.
The Company does not assess whether promised goods or services are performance obligations if they are deemed immaterial in the context of the contract with the customer. Additionally, the Company does not assess whether a contract has a significant financing component if the expectation at contract inception is that the period between payment by the customer and the transfer of the promised goods or services to the customer will be one year or less.
For the years ended December 31, 2023 and 2022, revenue was generated only from European markets.
Inventory
Inventory consists of raw materials, work-in-process, and finished products and is valued at the lower of cost or net realizable value. The method by which that amounts are removed from the inventory is first-in first-out (“FIFO”). Cost may include materials, labor, and manufacturing overhead. The carrying value of inventory is reviewed for potential impairment whenever indicators suggest that the cost of inventory exceeds the carrying value and management adjusts the inventory to its net realizable value. The Company also periodically evaluates inventory for estimated losses from excess quantities and obsolescence and writes down the cost of inventory to net realizable value at the time such determinations are made. Net realizable value is determined using the estimated selling price, in the ordinary course of business, less estimated costs to complete and dispose. Inventory used in research & development activities are expensed when incurred.
Property and Equipment
Property and equipment are recorded at cost. Depreciation and amortization are provided using the straight-line method over the estimated useful lives of the related assets, generally three to five years, or, in the case of leasehold improvements, over the remaining life of the lease term. Specifically, Consoles have a five-year useful life.

Adagio Medical, Inc.
Notes to Consolidated Financial Statements
Property and equipment includes equipment that is loaned to customers and located at customer premises. The Company retains ownership of the equipment held for evaluation by customers and has the right to remove the equipment if it is not being utilized according to expectations.
Concentrations
The Company had three suppliers exceed 10.0% of total accounts payable as of December 31, 2023, representing 71.6% of accounts payable. As of December 31, 2022, the Company had one supplier exceed 10.0% of total accounts payable, representing 17.1% of accounts payable.
The Company’s five and ten largest suppliers accounted for approximately 45.0% and 54.3%, respectively, of the Company’s expenditures for the year ended December 31, 2023. The Company’s five and ten largest suppliers accounted for approximately 23.0% and 31.8%, respectively, of the Company’s expenditures for the year ended December 31, 2022.
Impairment of Long-Lived Assets
The Company reviews long-lived assets, including property and equipment and finite-lived intangible assets, for impairment annually or whenever events or changes in business circumstances indicate that the carrying amount of the assets may not be fully recoverable. An impairment loss is recognized when the asset’s carrying value exceeds the total undiscounted cash flows expected from its use and eventual disposition. The amount of the impairment loss is determined as the excess of the carrying value of the asset over its fair value. For the years ended December 31, 2023 and 2022, the Company determined that there was no impairment of long-lived assets.
Foreign Currency Translation and Transactions
The assets, liabilities, and results of operations of Adagio Medical GmbH are recorded using the Euro as the designated functional currency, which is the currency of the primary economic environment in which Adagio Medical GmbH operates. Consequently, transactions in currencies other than Euro are measured and recorded in Euro. Upon consolidation with the Company, its assets and liabilities are translated to U.S. Dollars at currency exchange rates as of the balance sheet date and its revenues and expenses are translated at the weighted-average currency exchange rates during the applicable reporting periods. Translation adjustments resulting from the process of translating this entity’s financial statements are reported in accumulated other comprehensive income (loss) in the consolidated balance sheets and foreign currency translation adjustment in the consolidated statements of operations and comprehensive loss.
Leases
The Company accounts for its lease property under ASC 842. Under this guidance, arrangements meeting the definition of a lease are classified as operating or financing leases, and are recorded on the consolidated balance sheets as both a right-of-use asset and a lease liability, calculated by discounting fixed lease payments over the lease term at the rate implicit in the lease or the Company’s incremental borrowing rate, which is the rate for collateralized borrowings based on the current economic environment, current borrowings, value of leases, currency in which the lease obligation is satisfied, rate sensitivity, lease term and materiality. Lease liabilities are increased by interest and reduced by payments each period, and the right-of-use asset is amortized over the lease term. For operating leases, interest on the lease liability and the amortization of the right-of-use asset results in straight-line rent expense over the lease term. Variable lease expenses are recorded when incurred.
The Company determines whether a contract is or contains a lease at the inception of the contract. A contract will be deemed to be or contain a lease if the contract conveys the right to control and direct the use of identified property, plant, or equipment for a period of time in exchange for consideration. The Company generally must also have the right to obtain substantially all of the economic benefits from the use of the property, plant, and equipment.

Adagio Medical, Inc.
Notes to Consolidated Financial Statements
The Company uses the implicit rate in the lease agreement, when readily available, or its incremental borrowing rate as the basis to calculate the present value of future lease payments at lease commencement. The incremental borrowing rate represents the rate the Company would have to pay to borrow funds on a collateralize basis over a similar term and in a similar economic environment.
In calculating the right-of-use asset and lease liability, the Company elected to combine lease and non-lease components for its real estate leases. The Company adopted the policy election to exclude short-term leases having initial terms of 12 months from the initial recognition provisions of ASC 842. Refer to Note 9 — Operating Leases for additional details.
The Company’s implied rental agreements for its consoles qualify as operating leases and as such, revenue is recognized in accordance with ASC 842, Leases and ASC 606, Revenue from Contracts with Customers. Revenue allocated to the lease components were not significant for the years ended December 31, 2023 and 2022.
Cost of Revenue
Cost of revenue includes raw materials, direct labor, manufacturing overhead, shipping and receiving costs and other less significant indirect costs related to the production of the Company’s products.
Cost of revenue also includes the depreciation expense of Consoles loaned to the customers.
Research and Development
Research and development expenses consist primarily of salaries, consulting fees, and employee-related costs (including stock-based compensation) for personnel directly engaged in research and development activities, clinical trial expenses, equipment costs, material costs, allocated rent and facilities costs, and depreciation. Research and development expenses relating to possible future products are expensed as incurred. The Company also accrues and expenses costs for activities associated with clinical trials performed by third parties as incurred.
Selling, General and Administrative
Selling, general and administrative consist primarily of salaries, and employee-related costs (including stock-based compensation) for personnel in executive, finance and other administrative functions, allocated rent and facilities costs, legal fees relating to intellectual property and corporate matters, professional fees for accounting and consulting services, marketing costs and insurance costs. The Company expenses all selling, general, and administrative costs as incurred.
Accrued Transaction Costs
In connection with the expected Transaction (as defined in Note 7 — Debt), the Company accrued transaction costs, consisting primarily of legal, accounting and other professional fees, which was incurred and expensed as of December 31, 2023, but not yet paid. The accrued expenses are recorded in accrued transaction costs on the consolidated balance sheets.
Fair Value Measurements
Fair value measurements are based on the premise that fair value is an exit price representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or liability. As a basis for considering such assumptions, the following three-tier fair value hierarchy is used in determining the inputs for measuring fair value:
•
Level 1 — Quoted prices in active markets for identical assets or liabilities.

Adagio Medical, Inc.
Notes to Consolidated Financial Statements
•
Level 2 — Observable inputs other than Level 1 prices for similar assets or liabilities that are directly or indirectly observable in the marketplace.

•
Level 3 — Unobservable inputs which are supported by little or no market activity and consist of financial instruments valued using pricing models, discounted cash flow methodologies or similar techniques, as well as instruments for which the determination of fair value requires significant judgment or estimation.

Financial instruments measured at fair value are classified in their entirety based on the lowest level of input that is significant to the fair value measurement. Management’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the asset or liability. The use of different assumptions and/or estimation methodologies may have a material effect on estimated fair values. Accordingly, the fair value estimates disclosed, or initial amounts recorded may not be indicative of the amount that the Company or holders of the instruments could realize in a current market exchange. The fair value of the convertible notes payable may be impacted by certain unobservable inputs, most significantly with regard to discount rates, expected volatility and historical and projected performance. Significant changes to these inputs in isolation could result in a significantly different fair value measurement.
Fair Value Option for Convertible Notes
As permitted under ASC 825, Financial Instruments (“ASC 825”), the Company elected the fair value option to account for the convertible promissory notes issued in October 2022 (the “October 2022 Convertible Notes”), April 2023 (the “April 2023 Convertible Notes”), and November 2023 (the “November 2023 Convertible Notes”) in order to measure those liabilities at amounts that more accurately reflect the current economic environment in which the Company operates. The Company recorded the October 2022 Convertible Notes, April 2023 Convertible Notes, and November 2023 Convertible Notes at fair value at issuance and subsequently remeasures them to fair value at the end of each reporting period. Changes in fair value are recognized as convertible notes fair value adjustment in the consolidated statements of operations and comprehensive loss. As a result of applying the fair value option, direct costs and fees related to the issuance of the October 2022 Convertible Notes, April 2023 Convertible Notes, and November 2023 Convertible Notes were expensed as incurred (i.e., not recognized as deferred costs). Refer to Note 3 — Fair Value Measurements for further detail.
Warrants
The Company accounts for certain common stock warrants outstanding as warrant liabilities at fair value, determined using the Black-Scholes option pricing model, on the consolidated balance sheets in accordance with ASC 815, Derivatives and Hedging (“ASC 815”).
The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is reassessed at the end of each reporting period. Equity instruments that are initially classified as equity that become subject to reclassification are reclassified to a liability at the fair value of the instrument on the reclassification date. Derivative instrument liabilities are classified in the balance sheets as current or non-current based on whether or not net-cash settlement of the derivative instrument could be required within 12 months of the balance sheet date.
Changes in fair value are recognized as warrant liabilities fair value adjustment in the consolidated statements of operations and comprehensive loss. The liability is subject to re-measurement at the end of each reporting period. See Note 8 — Warrants for additional information related to the warrants.
Term Loan
The Company accounts for the term loan at residual value on the date of issuance. The expected life of the term loan is the contractual term ending on the maturity date. The Company classifies the term loan as

Adagio Medical, Inc.
Notes to Consolidated Financial Statements
current liabilities within twelve months of the maturity date or when otherwise due. Interest expense is recognized in the consolidated statements of operations and comprehensive loss over the contractual term of the loan. See Note 7 — Debt for additional information related to the term loan.
Convertible Preferred Stock
The Company records convertible preferred stock at fair value on the dates of issuance, net of issuance costs. Upon the occurrence of certain events that are outside the Company’s control, including a deemed liquidation event, holders of the convertible preferred stock can cause redemption for cash. Each share of preferred stock would automatically be converted into shares of common stock at the then effective conversion rate immediately upon the earlier of (i) the election of the holders of a majority of the outstanding shares of preferred stock, voting as a separate class on an as-converted to common stock basis, or (ii) the closing of the sale of the Company’s common stock in a firm commitment, underwritten public offering registered under the Securities Act of 1933, as amended, with aggregate offering proceeds to the Company (before deduction for underwriters’ discounts and expenses relating to the issuance) of at least $75.0 million and a public offering price per share equal to at least $67.83 (subject to adjustments for stock dividends, splits, combinations and similar events).
As the preferred stock is considered to be contingently redeemable, the preferred stock has been classified outside of permanent equity. The preferred stock will be accreted to its redemption value if the deemed liquidation events are considered probable of occurring.
Stock-Based Compensation
The Company recognizes compensation expense for all stock-based awards issued to employees and non-employees based on the estimated grant-date fair value, which is recognized as expense on a straight-line basis over the requisite service period. The Company has elected to recognize forfeitures as they occur. The fair value of stock options is determined using the Black-Scholes option-pricing model. The determination of fair value for stock-based awards on the date of grant using an option-pricing model requires management to make certain assumptions including expected volatility, expected term, risk-free interest rate and expected dividends in addition to the Company’s common stock valuation. Refer to Note 12 — Stock-Based Compensation.
Due to the absence of an active market for the Company’s common stock, the Company utilized methodologies, approaches, and assumptions consistent with the American Institute of Certified Public Accountants Audit and Accounting Practice Aid Series: Valuation of Privately Held Company Equity Securities Issued as Compensation to estimate the fair value of its common stock. In determining the exercise prices for options granted, the Company considered the fair value of the common stock as of the grant date. The fair value of the common stock is determined based upon a variety of factors, including the Company’s financial position, historical performance and operating results, the Company’s stage of development, the progress of the Company’s research and development programs, the prices at which the Company sold its convertible preferred stock, the superior rights, preferences and privileges of the Company’s convertible preferred stock relative to its common stock, external market conditions affecting the medical technologies industry, the lack of marketability of the Company’s common stock, prospects of a transaction and market performance of peer companies. Significant changes to the key assumptions underlying the factors used could result in different fair values of the Company at each valuation date.
Income Taxes
Income taxes are recorded in accordance with ASC 740, Income Taxes (“ASC 740”), which provides for deferred taxes using an asset and liability approach. The Company recognizes deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the consolidated financial statements. Deferred tax assets and liabilities are determined based on the difference between the consolidated financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the

Adagio Medical, Inc.
Notes to Consolidated Financial Statements
year in which the differences are expected to reverse and include Net Operating Loss (“NOL”) carryforwards and Research and Development (“R&D”) tax credit carryforwards. Valuation allowances are provided if, based upon the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.
The Company accounts for uncertain tax positions in accordance with the provisions of ASC 740. When uncertain tax positions exist, the Company recognizes the tax benefit of tax positions to the extent that the benefit would more likely than not be realized assuming examination by the taxing authority. The determination as to whether the tax benefit will more likely than not be realized is based upon the technical merits of the tax position as well as consideration of the available facts and circumstances.
The Company adopted ASU 2019-12, Simplifying the Accounting for Income Taxes in the first quarter of 2021 and has recorded franchise taxes not based on income outside of income tax expense. The Company’s practice is to recognize interest and/or penalties related to income tax matters in income tax expense. The Company had no accrual for interest and penalties on its consolidated balance sheets and has not recognized interest and/or penalties in the consolidated statements of operations and comprehensive loss for the years ended December 31, 2023 and 2022, respectively.
To date, there have been no interest or penalties charged in relation to the unrecognized tax benefits. Refer to Note 14 — Income Taxes for additional details.
Recently Adopted Accounting Pronouncements
In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments — Credit Losses (Topic 326) (“ASU l2016-13”). ASU 2016-13 sets forth a “current expected credit loss” model which requires the Company to measure all expected credit losses for financial instruments held at the reporting date based on historical experience, current conditions, and reasonable supportable forecasts. This replaces the existing incurred loss model and is applicable to the measurement of credit losses on financial assets measured at amortized cost, available-for-sale debt securities and applies to certain off-balance sheet credit exposures. ASU 2016-13 is effective for smaller reporting companies in 2023. The Company adopted the guidance on January 1, 2023, with no material impact on the consolidated financial statements.
Note 3 — Fair Value Measurements
The Company’s financial instruments include its money market accounts (included as part of cash and cash equivalents), accounts receivable, accounts payable, common stock warrant liabilities, and convertible notes payables. The recorded carrying amounts of cash and equivalents, accounts receivable and accounts payable approximates fair value due to their short-term nature. The convertible notes and common stock warrant liabilities are carried at fair value.
Assets and liabilities recognized at fair value on a recurring basis in the consolidated balance sheets consists of cash equivalents, common stock warrant liabilities, and convertible notes payables. These items are categorized based upon the level of judgment associated with the inputs used to measure their fair values. Fair value is defined as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.
The following tables summarize the Company’s financial instruments at fair value based on the fair value hierarchy for each class of instrument (in thousands):
December 31, 2023	Level 1	Level 2	Level 3
Assets:
Money market account	$24	$—	$—
Liabilities:
Convertible notes payables	$—	$—	$37,986
Common stock warrant liabilities	$—	$—	$78

Adagio Medical, Inc.
Notes to Consolidated Financial Statements
December 31, 2022	Level 1	Level 2	Level 3
Assets:
Money market account	$90	$—	$—
Liabilities:
Convertible notes payables	$—	$—	$9,500
There were no transfers made among the three levels in the fair value hierarchy for the years ended December 31, 2023 and 2022.
Convertible promissory notes
On October 27, 2022, the Company entered into a note purchase agreement with investors for the issuance and sale of convertible promissory notes with an aggregate principal amount of $9.5 million at an interest rate of eight percent (8.0%) per annum. On April 4, 2023 and November 28, 2023, the October 2022 Convertible Notes were amended. Refer to Note 7 — Debt for details.
On April 4, 2023, the Company issued a $5.0 million convertible promissory note that matures on the later of January 5, 2024, or the occurrence of certain events. The April 2023 Convertible Notes accrues simple interest at eight percent (8.0%) per annum. Additionally, the Company obtained the right to issue up to $10.0 million in additional convertible promissory notes available beginning one month after April 4, 2023 through the occurrence of an ARYA stockholder vote with regard to a transaction. On November 28, 2023, the April 2023 Convertible Notes were amended. Refer to Note 7 — Debt for details.
On November 28, 2023, the Company issued a $2.0 million convertible promissory note that matures on the later of January 5, 2024, or the occurrence of certain events. The November 2023 Convertible Notes accrues simple interest at eight percent (8.0%) per annum. Additionally, the Company obtained the right to issue up to $6.0 million in additional convertible promissory notes (“Delayed Draw Commitment”) available beginning one month after November 28, 2023 through the occurrence of an ARYA stockholder vote with regard to a transaction. On December 13, 2023 and December 28, 2023, the November 2023 Convertible Notes were amended. Refer to Note 7 — Debt for details.
The Company measures the October 2022 Convertible Notes, April 2023 Convertible Notes, and November 2023 Convertible Notes (collectively, “Convertible Notes”) at fair value based on significant inputs not observable in the market, which caused them to be classified as Level 3 measurements within the fair value hierarchy. Changes in the fair value of the Convertible Notes related to updated assumptions and estimates were recognized as convertible notes fair value adjustment within the consolidated statements of operations and comprehensive loss.
In determining the fair value of the Convertible Notes as of December 31, 2023, the Company applied the probability-weighted expected return method (“PWERM”). The PWERM determines the value of an instrument based upon an analysis of future values for the potential instrument payouts under different future outcomes. The instrument value is based upon the present value of the probability of each future outcome becoming available to the instrument holders, and the rights of each security.
The Company calculated the estimated fair value of convertible promissory notes as of December 31, 2023 using the following assumptions:
October 2022 Convertible Notes	December 31, 2023
Discount rate	36.8%
Expected Term (years)	0.33
Risk-Free interest rate	5.4%
Volatility	110.0%

Adagio Medical, Inc.
Notes to Consolidated Financial Statements
April 2023 Convertible Notes	December 31, 2023
Discount rate	30.6%
Expected Term (years)	0.33
Risk-Free interest rate	5.4%
Volatility	110.0%
November 2023 Convertible Notes	December 31, 2023
Discount rate	30.6%
Expected Term (years)	0.33
Risk-Free interest rate	5.4%
Volatility	110.0%
The following table presents changes in the Level 3 convertible promissory notes measured at fair value for the years ended December 31, 2023 and 2022, respectively (in thousands):
Year ended December 31, 2023	October 2022 Convertible Notes	April 2023 Convertible Notes	November 2023 Convertible Notes
Balance (beginning of year)	$9,500	$—	$—
Additions	—	15,000	5,000
Fair value measurement adjustments	3,969	385	4,132
Balance (end of year)	$13,469	$15,385	$9,132
Year ended December 31, 2022	October 2022 Convertible Notes
Balance (beginning of year)	$—
Additions	9,500
Fair value measurement adjustments	—
Balance (end of year)	$9,500
Common Stock Warrant Liabilities
The Company measured its common stock warrants at fair value based on significant inputs not observable in the market, which caused them to be classified as Level 3 measurements within the fair value hierarchy. Changes in the fair value of the common stock warrants related to updated assumptions and estimates were recognized as warrant liabilities fair value adjustment within the consolidated statements of operations and comprehensive loss.
The Company calculated the estimated fair value of common stock warrant liabilities as of December 31, 2023, using the following assumptions:
December 31, 2023
Expected Volatility	60% – 110%
Risk Free rate	3.8% – 5.0%
Expected dividend yield	0.0%
Expected term (years)	0.8 – 9.1

Adagio Medical, Inc.
Notes to Consolidated Financial Statements
Year ended December 31, 2023	Common Stock Warrant Liabilities
Balance (beginning of year)	$—
Additions	36
Fair value measurement adjustments	42
Balance (end of year)	$78
Note 4 — Inventory, net
Inventory as of December 31, 2023 and 2022 consists of the following (in thousands):
	December 31, 2023	December 31, 2022
Raw materials	$2,211	$—
Work-in-Process	197	—
Finished goods	914	367
Total inventory	$3,322	$367
The raw materials are recorded of $2.2 million and nil, work-in-process of $0.2 million and nil, and finished goods of $0.9 million and $0.4 million, for the years ended December 31, 2023 and 2022, respectively. Obsolete and expired inventory are expensed as incurred. Inventory is recorded net of obsolescence and manufacturing scrap of $93.6 thousand and $0.3 million for the years ended December 31, 2023 and 2022, respectively. The Company currently has no work in process.
Note 5 — Property and Equipment
The Company’s property and equipment, net, as of December 31, 2023 and 2022 consisted of the following (in thousands):
	December 31, 2023	December 31, 2022
Consoles	$1,565	$1,266
Other machinery and equipment	772	731
Leasehold improvements	305	303
Tools and molds	221	221
Computer equipment	193	154
Demo equipment	66	66
Furniture and fixtures	49	53
Construction in process	54	54
Vehicles	39	39
Total property, plant, and equipment	3,264	2,887
Less: accumulated depreciation	(1,777)	(1,240)
Property and equipment, net	$1,487	$1,647
Depreciation expense was $0.5 million and $0.5 million for the years ended December 31, 2023 and 2022, respectively.

Adagio Medical, Inc.
Notes to Consolidated Financial Statements
Note 6 — Accrued Liabilities
The following table presents details of accrued liabilities as of December 31, 2023 and 2022 (in thousands):
	December 31, 2023	December 31, 2022
Compensation and related expenses	$1,566	$1,229
Research and development expenses	1,191	846
Other	291	82
Total accrued liabilities	$3,048	$2,157
Note 7 — Debt
Outstanding debt as of December 31, 2023 and 2022 consists of the following (in thousands):
	December 31, 2023	December 31, 2022
October 2022 Convertible Notes measured at fair value	$13,469	$9,500
April 2023 Convertible Notes measured at fair value	15,385	—
November 2023 Convertible Notes measured at fair value	9,132	—
SVB term loan	1,838	—
Total Outstanding Debt	$39,824	$9,500
October 2022 Convertible Notes
On October 27, 2022, the Company entered into the October 2022 Convertible Notes with investors for the issuance and sale of convertible promissory notes with an aggregate principal amount of $9.5 million at an interest rate of eight percent (8.0%) per annum.
On April 4, 2023, the October 2022 Convertible Notes, which had an original maturity date of October 27, 2023, were subsequently amended to extend the maturity date to the latest of (i) January 5, 2024, (ii) termination of agreements between the Company and ARYA Sciences Acquisition Corp IV (“ARYA”) in connection with a non-binding summary of certain proposed terms and conditions of a potential business combination (the “Transaction”), or (iii) the termination or lapse of the exclusivity period as defined in the non-binding term sheet as mentioned above.
The October 2022 Convertible Notes agreement was also amended to subordinate the October 2022 Convertible Notes to the April 2023 Convertible Notes (as described below) and provide for the conversion of all principal and accrued interest in respect of all the October 2022 Convertible Notes into shares of Series E Preferred Stock of the Company in connection with the Transaction.
In the event of the consummation of the Transaction, all principal and accrued interest in respect of the October 2022 Convertible Notes shall be converted into the type of securities that are issued in the Private Investment in Public Equity Financing (“PIPE Financing”) in an amount equal to the then-outstanding principal amount and any accrued and unpaid interest under the October 2022 Convertible Notes, divided by seventy-five percent (75%) of the effective price of the securities sold in the PIPE Financing.
In the event of the sale of equity securities in the Company’s next round of equity financing of at least $10.0 million (excluding conversion of the October 2022 Convertible Notes) prior to the maturity date (a “Qualified Financing”), all principal and accrued interest shall be converted into shares or units of the same class or series as are sold in the Qualified Financing.

Adagio Medical, Inc.
Notes to Consolidated Financial Statements
In the event of the sale of equity securities in the Company’s next round of equity financing prior to the maturity date that is not a Qualified Financing (“Non-Qualified Financing”), the notes will automatically convert into shares or units of the same class or series as are sold in such Non-Qualified Financing.
For the conversion under both Qualified Financing and Non-Qualified Financing, the per share/unit conversion price for such equity securities shall be the lesser of (i) seventy-five percent (75%) of the average per share/unit price in such equity financing and (ii) an amount equal to $146.9 million divided by the number of fully diluted common stock (or unit) equivalents at the time of the Qualified Financing or Non-Qualified Financing. In the event that (i) or (ii) applies, the Company may create a sub-series of the preferred security on identical terms to the security issued in the Qualified Financing or Non-Qualified Financing, except that the aggregate liquidation preference of the sub-series will equal the total principal and accrued interest under the notes at the time of conversion.
In the event there is no subsequent round of financing, the notes would become due and payable.
On November 28, 2023, the October 2022 Convertible Notes agreement was further amended to subordinate the October 2022 Convertible Notes to the November 2023 Convertible Notes (as described below). In addition, in the event of the consummation of the Transaction, all principal and accrued interest in respect of the October 2022 Convertible Notes shall be converted into shares of the Company’s common stock, when multiplied by the exchange ratio applicable to the Company’s common stock in the Transaction, will entitle the holder of this note to receive a number of shares of the same class of common stock that are issued in the PIPE Financing equal to the then outstanding principal amount and any accrued and unpaid interest under this note, divided by 75% of the effective price of each share of common stock sold in the PIPE Financing.
For the years ended December 31, 2023 and 2022, the interest expense was $0.8 million and $0.1 million, respectively.
April 2023 Convertible Notes
On April 4, 2023, the Company issued a $5.0 million convertible promissory note that matures on the latest of (i) January 5, 2024, (ii) termination of agreements between the Company and ARYA in connection with a non-binding summary of the Transaction, or (iii) the termination or lapse of the exclusivity period as defined in the non-binding term sheet as mentioned above. The April 2023 Convertible Notes accrues simple interest at eight percent (8.0%) per annum. Additionally, the Company obtained the right to issue up to $10.0 million in additional convertible promissory notes available beginning one month after April 4, 2023 through the occurrence of an ARYA stockholder vote with regard to a transaction. During the period from April 4, 2023 to December 31, 2023, the Company issued an additional $10.0 million.
In the event of the consummation of the Transaction, this note shall automatically convert into the type of securities that are issued in the PIPE Financing in an amount equal to the then-outstanding principal amount and any accrued and unpaid interest, divided by the effective price of the securities sold in the PIPE Financing.
In the event of any sale of a new series or class of preferred equity securities by the Company following the termination of the Transaction with aggregate proceeds of at least $10.0 million (a “Qualified Financing”), the then-outstanding principal amount and any accrued and unpaid interest could be converted into either the Company’s Series E Preferred Stock, or the shares to be issued and sold in the Qualified Financing, in each case in an amount that is equal to (I) the to be converted principal amount and any accrued and unpaid interest divided by (II) the price per share/unit equal to the lesser of (aa) 75% of the per share/unit price in such Qualified Financing and (bb) an amount equal to $146.9 million divided by the number of fully-diluted common stock (or unit) equivalents at the time of the Qualified Financing. In the event that the preferred equity security issued in the Qualified Financing bears a liquidation preference less than 120%, the Company will create a sub-series of such preferred security on identical terms to the security issued in the

Adagio Medical, Inc.
Notes to Consolidated Financial Statements
Qualified Financing, except that the aggregate liquidation preference of such sub-series will be an amount equal to 120% of the then-outstanding principal amount and accrued and unpaid interest under this note at the time of conversion.
Upon termination of the Transaction and prior to a Qualified Financing, all of the then-outstanding principal amount of this note and all other notes issued and any accrued and unpaid interest could be converted into an amount of shares of the Company’s Series E Preferred Stock equal to the to be converted principal amount and any accrued and unpaid interest divided by the price per share/unit equal to $146.9 million divided by the Company’s fully-diluted common stock equivalents at the time of the closing date of the conversion, provided that the Company shall cause the shares of Series E Preferred Stock issued upon conversion of this note to bear an aggregate liquidation preference amount equal to 120% of the then-outstanding principal amount and accrued and unpaid interest under this note at the time of conversion.
In the event that the Company liquidates, the Company shall immediately upon the consummation of the change-of-control transaction or the liquidation event and prior to any payment to the equity holders of the Company, pay to the Investor an amount equal to the greater of 120% of the sum of (i) the then-outstanding principal amount and all accrued and unpaid interest hereunder plus (ii) all accrued and unpaid dividends owed to the investor or such amount if all then-outstanding principal amount and any accrued and unpaid interest had be converted into common stock.
On November 28, 2023, the April 2023 Convertible Notes, were amended to align certain terms of the April 2023 Convertible Notes to the November 2023 Convertible Notes.
In the event of any sale of a new series or class of preferred equity securities by the Company following the termination of the Transaction with aggregate proceeds of at least $10.0 million (a “Qualified Financing”), the then-outstanding principal amount and any accrued and unpaid interest could be converted into either the Company’s Series E Preferred Stock, or the shares to be issued and sold in the Qualified Financing, in each case in an amount that is equal to (I) the to be converted principal amount and any accrued and unpaid interest divided by (II) the price per share/unit equal to the lesser of (aa) 75% of the per share/unit price in such Qualified Financing and (bb) an amount equal to $24.0 million divided by the number of fully-diluted common stock (or unit) equivalents at the time of the Qualified Financing. In the event that the preferred equity security issued in the Qualified Financing bears a liquidation preference less than 120%, the Company will create a sub-series of such preferred security on identical terms to the security issued in the Qualified Financing, except that the aggregate liquidation preference of such sub-series will be an amount equal to 120% of the then-outstanding principal amount and accrued and unpaid interest under this note at the time of conversion.
Upon termination of the Transaction and prior to a Qualified Financing, all of the then-outstanding principal amount of this note and all other notes issued and any accrued and unpaid interest could be converted into an amount of shares of the Company’s Series E Preferred Stock equal to the to be converted principal amount and any accrued and unpaid interest divided by the price per share/unit equal to $24.0 million divided by the Company’s fully-diluted common stock equivalents at the time of the closing date of the conversion, provided that the Company shall cause the shares of Series E Preferred Stock issued upon conversion of this note to bear an aggregate liquidation preference amount equal to 120% of the then-outstanding principal amount and accrued and unpaid interest under this note at the time of conversion.
For the year ended December 31, 2023, the interest expense was $0.6 million.
November 2023 Convertible Notes
On November 28, 2023, the Company issued to Perceptive Life Sciences Master Fund, Ltd. (“Perceptive PIPE Investor”) a $2.0 million convertible promissory note that matures on the latest of (i) January 5, 2024, (ii) termination of agreements between the Company and ARYA in connection with a non-binding summary of the Transaction, or (iii) the termination or lapse of the exclusivity period as defined in the non-binding term sheet as mentioned above.

Adagio Medical, Inc.
Notes to Consolidated Financial Statements
The November Convertible Notes accrues simple interest at eight percent (8.0%) per annum. Additionally, the Company obtained the right to issue up to $6.0 million of Delayed Draw Commitment available beginning one month after November 28, 2023 through the occurrence of an ARYA stockholder vote with regard to a transaction.
In the event of the consummation of the Transaction, this note shall automatically convert into the type of securities that are issued in the PIPE Financing in an amount equal to the then-outstanding principal amount and any accrued and unpaid interest, divided by the effective price of the securities sold in the PIPE Financing.
In the event of any sale of a new series or class of preferred equity securities by the Company following the termination of the Transaction with aggregate proceeds of at least $10.0 million (a “Qualified Financing”), the then-outstanding principal amount and any accrued and unpaid interest could be converted into either the Company’s Series E Preferred Stock, or the shares to be issued and sold in the Qualified Financing, in each case in an amount that is equal to (I) the to be converted principal amount and any accrued and unpaid interest divided by (II) the price per share/unit equal to the lesser of (aa) 75% of the per share/unit price in such Qualified Financing and (bb) an amount equal to $24.0 million divided by the number of fully-diluted common stock (or unit) equivalents at the time of the Qualified Financing. In the event that the preferred equity security issued in the Qualified Financing bears a liquidation preference less than 120%, the Company will create a sub-series of such preferred security on identical terms to the security issued in the Qualified Financing, except that the aggregate liquidation preference of such sub-series will be an amount equal to 120% of the then-outstanding principal amount and accrued and unpaid interest under this note at the time of conversion.
Upon termination of the Transaction and prior to a Qualified Financing, all of the then-outstanding principal amount of this note and all other notes issued and any accrued and unpaid interest could be converted into an amount of shares of the Company’s Series E Preferred Stock equal to the to be converted principal amount and any accrued and unpaid interest divided by the price per share/unit equal to $24.0 million divided by the Company’s fully-diluted common stock equivalents at the time of the closing date of the conversion, provided that the Company shall cause the shares of Series E Preferred Stock issued upon conversion of this note to bear an aggregate liquidation preference amount equal to 120% of the then-outstanding principal amount and accrued and unpaid interest under this note at the time of conversion.
In December 2023, the November 2023 Convertible Notes were amended to permit the issuance of a Delayed Draw Commitment in the principal amount of $1.0 million and $2.0 million on December 13, 2023 and December 28, 2023, respectively. The combined $3.0 million convertible promissory notes were issued pursuant to the clause and terms in the November 2023 Convertible Notes agreement.
For the year ended December 31, 2023, the interest expense was $19.8 thousand.
SVB Term Loan
On February 3, 2023, the Company entered into an agreement to obtain an initial term loan advance of $3.0 million and a right to issue a subsequent term loan advance of $2.0 million pursuant to the Loan and Security Agreement (“LSA”) with Silicon Valley Bank (“SVB Term Loan”). The loans mature on January 1, 2025 and the Company must make monthly payments at a floating rate per annum equal to the greater of (1) seven percent (7.00%) and (2) the market prime rate plus one and one half of one percent (1.50%).
In connection with the issuance of the SVB Term Loan, the Company issued liability — classified warrants with a fair value of $28.5 thousand to purchase 32,720 shares of common stock of the Company (“Initial Warrants”), and a contingent right, with a fair value of $7.1 thousand, to obtain an additional 16,360 shares of the common stock (“Additional Warrants”) upon the nonoccurrence of the Interest Only Milestone. The Interest Only Milestone (“Milestone”) refers to a specific condition that is met on or before April 30, 2023. To satisfy this Milestone, the Company must ensure that no event of default has occurred.

Adagio Medical, Inc.
Notes to Consolidated Financial Statements
If this condition is met, the Company must provide SVB (i) the intent for the sale of all capital stock of the Company, or (ii) an executed term sheet for a priced equity financing of at least $40 million from the sale of the Company’s capital stock.
The initial recognition of the warrant liabilities and the contingent right resulted in a discount of $35.6 thousand to the SVB Term Loan. The discount is being amortized to interest expense over the term of the LSA.
As of December 31, 2023, the subsequent term loan advance of $2.0 million had not been drawn. As of December 31, 2023, the outstanding principal of SVB Term Loan is $1.9 million, and the unamortized debt discount is $19.4 thousand. For the year ended December 31, 2023, the interest expense was $0.2 million.
Note 8 — Warrants
SVB Common Stock Warrant
On February 3, 2023, in conjunction with the LSA, the Company issued Initial Warrants to purchase 32,720 shares of common stock of the Company, and a contingent right to obtain an additional 16,360 shares of the common stock upon the nonoccurrence of the Interest Only Milestone as mentioned above. The Additional Warrants are subject to the same terms as the Initial Warrants (collectively “SVB Warrants”). As of December 31, 2023, all the Additional Warrants had been distributed.
The exercise price of the SVB Warrants is $7.97 per share. The warrants are fully exercisable and will expire on February 3, 2033.
Note 9 — Operating Leases
The Company leases distribution and research and development facilities as well as sub-leases office and manufacturing space from third parties and related parties (refer to Note 15 — Related Party Transactions) under its operating leases. The leases have expirations ranging from March 2024 to June 2026, some of which include rent escalations or an option to extend the lease for up to three years per renewal. The exercise of lease renewal options is at the sole discretion of the Company. Where leases contain an option to renew, any period beyond the option date is only included as part of the lease term if the Company is reasonably certain to exercise the option.
As of December 31, 2023 and 2022, the Company does not have any finance or short-term leases and has not entered into any leases which have not yet commenced that would entitle the Company to significant rights or create additional obligations.
The following table summarizes quantitative information of the Company’s operating leases for the years ended December 31, 2023 and 2022 (in thousands):
Years ended December 31,	2023	2022
Operating cash flows paid for operating leases	$178	$173
Weighted average remaining lease term (years)	1.7	2.2
Weighted average discount rate	8.0%	8.0%
Year ended December 31, 2022
Right-of-use assets acquired under operating lease on the adoption of ASC 842 on January 1, 2022	$440
Operating lease liabilities acquired under operating lease on the adoption of ASC 842 on January 1, 2022	$443

Adagio Medical, Inc.
Notes to Consolidated Financial Statements
Operating lease cost was $0.2 million and $0.2 million for the years ended December 31, 2023 and 2022, respectively. The Company did not incur any variable lease cost for the years ended December 31, 2023 and 2022.
The following table presents the future minimum payments under the non-cancelable operating leases as of December 31, 2023 (in thousands):
Year ended December 31,
2024	$86
2025	36
2026	18
Total undiscounted future cash flows	140
Less: imputed interest	(9)
Total operating lease liability	$131
Note 10 — Commitments and Contingencies
Litigation
The Company is not currently party to any legal proceedings. At each reporting date, the Company evaluates whether or not a potential loss amount or a potential range of loss is probable and reasonably estimable under the provisions of the authoritative guidance that addresses accounting for contingencies. The Company expenses as incurred the costs related to such legal proceedings, if any.
Note 11 — Mezzanine Equity and Stockholders’ Deficit
Authorized Shares
The Company’s Amended and Restated Articles of Incorporation authorize the issuance of two classes of stock designated as common and preferred stock, each having a par value of $0.001 per share. The number of shares authorized as of December 31, 2023 is 11,534,892 consisting of 6,594,946 shares of common stock and 4,939,946 shares of preferred stock, designated as Series A, Series B, Series C, Series D, and Series E preferred stock in the amounts included in the table below.
Convertible Preferred Stock
The Company classifies convertible preferred stock as temporary equity on the accompanying consolidated balance sheets, as all such preferred stock is redeemable either at the option of the holder or upon an event outside the control of the Company. The requirements of a deemed liquidation event, as defined within its amended and restated certificate of incorporation filed in November 2020, are not entirely within the Company’s control. In the event of such a deemed liquidation event, the proceeds from the event are distributed in accordance with the liquidation preferences, provided that the holders of preferred stock have not converted their shares into common stock. The Company records the issuance of preferred stock at the issuance price less related issuance costs. The Company has not adjusted the carrying value of outstanding preferred stock to its liquidation preference because a deemed liquidation event is not probable of occurring as of the end of the reporting period.

Adagio Medical, Inc.
Notes to Consolidated Financial Statements
The following table summarizes information related to issuance of the Company’s preferred stock at December 31, 2023 and 2022 (in thousands, except share data):
Preferred Stock Class	Number of Shares Authorized	Shares Issued and Outstanding	Carrying Value(1)	Conversion Price Per Share	Number of Common Stock Equivalent Shares	Liquidation Preference
Series A	270,856	270,856	$2,500	$9.23	270,856	$2,500
Series B	815,730	815,730	10,626	13.04	815,730	10,637
Series C	981,596	981,596	15,988	16.30	981,596	16,000
Series D	992,064	992,064	19,990	20.16	992,064	20,000
Series E	1,879,700	1,879,700	42,365	22.61	1,879,700	42,500
	4,939,946	4,939,946	$91,469		4,939,946	$91,637

(1)
The carrying value reflects the gross proceeds received from the sale of the preferred stock less issuance costs.

The relative rights, terms, privileges, and restrictions granted to or imposed upon preferred stockholders are described below:
Preferred Stock — Dividends
Prior and in preference to any declaration or payment of any dividends to the holders of common stock, the holders of preferred stock shall be entitled to receive dividends out of any assets legally available therefor, at the rate of eight percent (8%) of the original issue price per share per annum. The original issue price of Series A, Series B, Series C, Series D, and Series E is $9.23, $13.04, $16.30, $20.16, and $22.61, respectively. The dividends shall not be cumulative.
In the event that the dividend amount declared by the Board of Directors of the Company is insufficient to permit payment of the full aforesaid dividends, such dividends will be paid ratably to each holder of preferred stock in proportion to the dividend amounts to which each holder of preferred stock is entitled. After payment of the full amount of the aforesaid dividends, any additional dividends declared shall be distributed to the holder of common stock and preferred stock in proportion to the number of shares of common stock that would be held by such holder on an as-converted to common stock basis.
No dividends on preferred stock or common stock have been declared by the Board of Directors as of December 31, 2023 and 2022.
Liquidation Preference
In the event of liquidation of the Company, including a merger, acquisition, or sale of all or substantially all the assets of the Company, holders of preferred stock are entitled to receive an amount equal to the original issue price of each share of preferred stock held plus any dividends declared but not yet paid, prior to any distribution of assets or surplus funds of the Company to common stock shareholders. After payment has been made to the holders of the preferred stock of the full amounts to which they are entitled as noted above, the remaining assets would be distributed among the holders of the common stock pro rata based on the number of shares of common stock held by each holder.
If, at the time of liquidation, the assets are insufficient to permit full payment of the liquidation preferences of the series listed in the order above, the assets must be distributed ratably among the holders of the series in proportion to the full preferential amount each such holder is otherwise entitled to receive in respect to such shares.

Adagio Medical, Inc.
Notes to Consolidated Financial Statements
Voting Rights
So long as the shares of preferred stock that are convertible into at least 1,000,000 shares of common stock (subject to appropriate adjustment in the event of any stock dividends, stock split, combination or other similar recapitalization with respect to the common stock) are issued and outstanding, the holders of preferred stock, voting as a separate class on an as-converted to common stock basis, shall have the right to elect four members of the Board of Directors of the Company. The holders of common stock, voting as a separate class, shall have the right to elect one member of the Board of Directors. The remaining directors shall be elected by the holders of the common stock and the preferred stock, voting together as a single class on an as-converted to common stock basis.
On all other matters, the holders of the preferred stock shall have full voting rights and powers equal to the voting rights and powers of the holders of common stock.
Fractional votes by the holders of preferred stock shall not be permitted and any fractional voting rights shall be rounded to the nearest whole number.
Conversion Rights
Each share of preferred stock shall be convertible, at the option of the holder, into shares of common stock without the payment of any additional consideration. The preferred stock shall be convertible into the number of fully paid and nonassessable shares of common stock which results from dividing the conversion price per share in effect for the preferred stock at the time of conversion into the per share conversion value. The initial per share conversion price of Series A, Series B, Series C, Series D, and Series E is $9.23, $13.04, $16.30, $20.16, and $22.61, respectively. The initial conversion price is subject to adjustment for antidilution provisions, as defined. The per share conversion value of Series A, Series B, Series C, Series D, and Series E is $9.23, $13.04, $16.30, $20.16, and $22.61, respectively.
Each share of preferred stock shall automatically be converted into shares of common stock at the then effective conversion rate immediately upon the earlier of (i) the election of the holders of a majority of the outstanding shares of preferred stock, voting as a separate class on an as-converted to common stock basis, or (ii) the closing of the sale of the Company’s common stock in a firm commitment, underwritten public offering registered under the Securities Act of 1033, as amended, with aggregate offering proceeds to the Company (before deduction for underwriters’ discounts and expenses relating to the issuance) of at least $75.0 million and a public offering price per share equal to at least $67.83 (subject to adjustments for stock dividends, splits, combinations and similar events).
Protective Provisions
So long as there are at least 1,000,000 shares of preferred stock outstanding, the Company shall not (by merger, reclassification, amendment or otherwise), without first obtaining the approval of the holders of at least seventy percent (70%) of the then outstanding shares of preferred stock, voting separately as a class, to, among other things: (i) amend the certificate of incorporation or bylaws; (ii) adversely alter or change the rights, preferences or privileges of the preferred stock; (iii) increase or decrease the aggregate number of authorized shares of any class of the capital stock of the Company.
So long as shares of Series E preferred stock that are convertible into at least 500,000 shares of common stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the common stock) are issued and outstanding, the Company shall not directly or indirectly (by merger, reclassification, amendment or otherwise), without first obtaining the approval of the holders of at least a majority of the voting power of the then outstanding shares of Series E preferred stock, voting separately as a class, to, among other things: (i) amend, alter, repeal or waive any provision of the certificate of incorporation or bylaws of the Company in a manner that adversely affects the holders of the Series E preferred stock in a manner different from any other series of preferred stock; (ii) create or authorize the creation of or issue any other security convertible into to exercisable

Adagio Medical, Inc.
Notes to Consolidated Financial Statements
for any equity security having rights, preferences or privileges senior to the Series E preferred stock; (iii) increase or decrease the authorized number of shares of Series E preferred stock.
Common Stock
Each share of common stock is entitled to one vote.
Common stock reserved for future issuance consisted of the following as of December 31, 2023 and 2022:
	December 31, 2023	December 31, 2022
Conversion of preferred stock	4,939,946	4,939,946
Stock options issued and outstanding under the 2012 and 2022 Plan	747,001	619,527
Common shares available for future grant under the 2012 and 2022 Plan	27,012	160,155
Common stock reserved for future issuance	5,713,959	5,719,628
Note 12 — Stock-Based Compensation
2012 Stock Incentive Plan
In January 2011, the Board approved the 2012 Stock Incentive Plan (the “2012 Plan”), which permitted grants of Incentive Stock Options (“ISOs”) and Non-statutory Stock Options (“NSOs”) to employees, directors and consultants. The maximum number of shares that can be granted under the 2012 Plan cannot exceed 1,255,000 shares. The 2012 Plan had a maximum 10-year term and as such, terminated in January 2022.
2022 Stock Incentive Plan
In April 2022, the Board approved, in conjunction with the termination of the 2012 Plan, the 2022 Stock Incentive Plan (the “2022 Plan”), permitting ISOs and NSOs to employees, directors and consultants. The maximum number of shares granted under the 2022 Plan cannot exceed 203,855 plus any shares subject to stock options granted under the 2012 Plan that expired or were otherwise terminated without having been exercised in full, were forfeited, or were repurchased by the Company. The 2022 Plan is intended as the successor to and continuation of the 2012 Plan (thereafter both the 2012 and 2022 Plans are referred to as the “Stock Incentive Plan”).
The Stock Incentive Plan provides a means whereby participants may purchase shares of common stock pursuant to ISOs or NSOs and such persons may be granted shares of common stock for consideration consisting of cash and/or past services rendered to or on behalf of the Company. ISOs may only be granted to employees. NSOs and stock purchase rights may be granted to employees and consultants. Generally, options awards only have service conditions that need to be met for the awards to vest, with the exception of grants to two non-employees that had performance obligations that were deemed to be immaterial.
The stock options generally vest over four years and have a ten-year contractual term. The fair value of each employee and non-employee stock option grant is estimated on the date of grant using the Black-Scholes option pricing model. As the Company lacks company-specific historical and implied volatility information required for valuation, the Company estimates its expected stock volatility based on the historical volatility of a publicly traded set of peer companies. Due to the lack of historical exercise history, the expected life term of ISOs that were granted after 2013 was determined using the “simplified method” provided by the Securities and Exchange Commission in Staff Accounting Bulletins Number 107 and 110. The expected life term of NSOs is determined either by using the “simplified method,” or by calculating the time to expiry from the grant date. The risk-free interest rate is determined by reference to the U.S. Treasury

Adagio Medical, Inc.
Notes to Consolidated Financial Statements
yield curve in effect at the time of grant for time periods approximately equal to the expected term of the award. Expected dividend yield is zero as the Company has never paid nor does it expect to pay any cash dividend in the near future.
The weighted average assumptions used to estimate the fair value of stock option granted during the years ended December 31, 2023 and 2022 are listed in the table below:
	Year ended December 31, 2023	Year ended December 31, 2022
Risk-free interest rate	3.69%	2.98%
Expected dividend yield	—%	—%
Expected term in years	6.37	6.74
Expected volatility	38.48%	36.83%
The following table summarizes stock option activity during the years ended December 31, 2023 and 2022:
	Number of Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (in years)	Aggregate Intrinsic Value (in thousands)
Outstanding, December 31, 2021	585,044	$6.41	8.65	$912
Granted	69,050	$7.97
Exercised	(11,217)	$2.26
Forfeited	(23,350)	$4.65
Outstanding, December 31, 2022	619,527	$6.73	7.87	$252
Granted	160,000	$3.88
Exercised	(5,669)	$3.22
Forfeited	(22,357)	$6.94
Expired	(4,500)	$0.93
Outstanding, December 31, 2023	747,001	$6.17	7.45	$72
Vested and expected to vest, December 31, 2023	718,003	$6.19	7.41	$72
Vested and exercisable, December 31, 2023	444,839	$6.47	6.75	$71
The Company received $18.3 thousand and $25.4 thousand related to stock options exercised during the years ended December 31, 2023 and 2022, respectively. Certain stock option grants under the Stock Incentive Plan allow the recipient to exercise the options prior to the options becoming fully vested. Under the Stock Incentive Plan, the Company retains the right to repurchase common shares that have been issued upon early exercise of options at the original issue price. Cash received for the early exercise of unvested stock options is initially recorded as a liability. At each reporting date, the vested shares are released to equity.
The total Intrinsic value for stock options exercised was $30.2 thousand and $64.9 thousand during the years ended December 31, 2023 and 2022, respectively. The fair value of awards vested was $0.4 million and $0.4 million during the years ended December 31, 2023 and 2022, respectively. As of December 31, 2023, the total unrecognized compensation related to unvested stock option awards granted was $0.7 million, which the Company expects to recognize over a weighted-average period of approximately 2.3 years.

Adagio Medical, Inc.
Notes to Consolidated Financial Statements
Total Stock-Based Compensation
The following table summarizes the total stock-based compensation expense for the stock options expense recorded in the consolidated statements of operations and comprehensive loss for the year ended December 31, 2023 (in thousands):
Years ended December 31,	2023	2022
Selling, general and administrative	$384	$318
Research and development	58	47
Total stock-based compensation	$442	$365
Note 13 — Net Loss Per Common Share
Basic net loss per common share is computed by dividing net loss attributable to common stockholders by the weighted-average number of shares of common stock outstanding for the period. Diluted net loss per common share excludes the potential impact of the Company’s convertible preferred stock, common stock warrants, and common stock options because the Company’s net losses would cause such shares to be anti-dilutive. Therefore, as the Company recorded net losses in the periods presented, basic and diluted net loss per common share are the same.
The following table sets forth the computation of basic and diluted net loss per share attributable to common stockholders for the years presented (in thousands, except share and per share data):
Years ended December 31,	2023	2022
Numerator:
Net loss attributable to common stockholders	$(38,146)	$(23,673)
Denominator:
Weighted-average shares outstanding used in computing net loss per share attributable to common stockholders – basic and diluted	759,814	751,568
Net loss per share attributable to common stockholders – basic and diluted	(50.20)	(31.50)
The following potentially dilutive securities were excluded from the computation of diluted net loss per share calculations for the years presented because the impact of including them would be anti-dilutive:
	December 31, 2023	December 31, 2022
Convertible preferred stock	4,939,946	4,939,946
Stock options	747,001	619,527
Common stock warrants	49,080	—
Total	5,736,027	5,559,473
Note 14 — Income Taxes
The components of pretax loss from operations for the years ended December 31, 2023 and 2022 are as follows (dollars in thousands):
Years ended December 31,	2023	2022
U.S.	$(38,073)	$(20,744)
Foreign	(73)	(2,929)
Pretax loss from operations	$(38,146)	$(23,673)

Adagio Medical, Inc.
Notes to Consolidated Financial Statements
There was no income tax provision for the year ended December 31, 2023 and 2022. Current income taxes are based upon the year’s income taxable for federal, state and foreign tax reporting purposes. Deferred income taxes are provided for certain income and expenses which are recognized in different periods for tax and financial reporting purposes. Deferred tax assets and liabilities are computed for differences between the consolidated financial statements and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the period in which the differences are expected to affect taxable income, and include NOL carryforwards and R&D tax credit carryforwards.
The following table presents a reconciliation of income tax computed at the U.S. federal statutory tax rate to the total income tax expense for the years ended December 31, 2023 and 2022 (dollars in thousands):
Years ended December 31,	2023		2022
	Amount	Tax Rate	Amount	Tax Rate
Income tax benefit at federal statutory rate	$(8,010)	21.0%	$(4,972)	21.0%
Adjustments for tax effects of:
Permanent adjustments	488	(1.1)%	28	(0.1)%
Change in FV of convertible note	1,782	(4.7)%	—	—%
NOL true-up adjustment	2,922	(7.7)%	—	—%
Foreign rate differential	(11)	(0.0)%	18	(0.1)%
Change in federal valuation allowance	2,869	(7.5)%	4,926	(20.8)%
Income tax expense	$—	—%	$—	—%
Significant components of the Company’s deferred tax assets and liabilities as of December 31, 2023 and 2022 are as follows (in thousands):
	December 31, 2023	December 31, 2022
Deferred tax assets:
Net operating losses	$25,786	$26,489
Capitalized research costs	4,456	1,737
Research and development credit	1,604	1,604
Accrued compensation	392	283
Stock-based compensation	269	97
Operating lease liabilities	14	54
Other	114	91
Total deferred tax assets	32,635	30,355
Less: Valuation allowance	(32,100)	(29,981)
Total deferred tax assets, net of valuation allowance	535	374
Deferred tax liabilities:
Right-of-use assets	(14)	(53)
Unrecognized tax benefit	(521)	(321)
Total deferred tax liabilities	(535)	(374)
Net deferred tax assets (liabilities)	$—	$—
The Company has established a valuation allowance as of December 31, 2023 and 2022 to fully offset the net deferred tax assets of $32.1 million and $30.0 million, respectively. Realization of the future tax benefits is dependent on the Company’s ability to generate sufficient taxable income within the carryforward

Adagio Medical, Inc.
Notes to Consolidated Financial Statements
period. Management assesses the available positive and negative evidence to estimate whether sufficient future taxable income will be generated to permit use of the existing deferred tax assets. A significant piece of objective negative evidence evaluated was the cumulative loss incurred over the three-year period ended December 31, 2023. Such objective evidence limits the ability to consider other subjective evidence, such as the Company’s projections for future commercialization. Management has concluded that it is more likely than not that the Company will not have sufficient foreseeable taxable income to allow for the utilization of the deferred tax assets; therefore, a full valuation allowance has been established to reduce the net deferred tax assets to zero at December 31, 2023 and 2022.
As of December 31, 2023 and 2022, the Company had federal NOL carryforwards of approximately $100.0 million and $84.8 million, respectively. $19.0 million of the federal NOL carryforwards will begin to expire from 2031. Due to the enactment of the Tax Cuts and Jobs Act, federal net operating losses generated beginning in 2018 are carried forward indefinitely. Therefore, the remaining federal NOL carry forwards of $81.0 million and $65.8 million as of December 31, 2023 and 2022, respectively, have an unlimited carryover period. As of December 31, 2023 and 2022, the Company had state NOL carryforwards of $53.4 million and $53.4 million, respectively, which will begin to expire from 2031. As of December 31, 2023 and 2022, the Company had a NOL from Adagio Medical GmbH of $249.3 thousand and $138.7 thousand, respectively. The NOLs are carried forward indefinitely. As of December 31, 2023 and 2022, the Company also had net federal R&D tax credit carry-forwards of approximately $1.6 million and $1.6 million, respectively. The federal R&D tax credits will begin to expire in 2038. The Company had no state R&D credits.
The Company’s tax attribute carryforwards may be subject to a substantial annual limitation due to ownership change limitations that may have occurred or that could occur in the future, as required by Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”), as well as similar state and foreign provisions. These ownership changes may limit the amount of NOL and R&D credit carryforwards that can be used annually to offset future taxable income and tax, respectively. In general, an “ownership change” as defined by Section 382 of the Code results from a transaction or series of transactions over a three-year period resulting in an ownership change of more than 50% of the outstanding stock of a company by certain stockholders. The Company has not completed a study to assess whether an ownership change has occurred or whether there have been multiple ownership changes since the Company’s formation due to the complexity and cost associated with such study, and the fact that there may be additional such ownership changes in the future. Any limitation may result in expiration of a portion of the NOL carryforwards or R&D tax credit carryforwards before utilization; however, such limitation, if any, would not have an impact on the Company’s financial statement due to the full valuation allowance.
The Company conducts intensive research and experimentation activities, generating R&D tax credits for federal purposes under Section 41 of the Code. The Company has performed a formal study validating these credits claimed in the tax returns.
The following table summarizes the changes to unrecognized tax benefits as of December 31, 2023 and 2022 (in thousands):
Years ended December 31,	2023	2022
Balance at beginning of year	$321	$321
Gross increases – tax positions during the year	200	—
Balance at end of year	$521	$321
As of December 31, 2023, the Company has unrecognized tax benefits of $0.5 million of which $0.5 million will affect the effective tax rate if recognized when the Company no longer has a valuation allowance offsetting its deferred tax assets.
The Company does not anticipate that there will be a significant change in unrecognized tax benefits over the next 12 months.

Adagio Medical, Inc.
Notes to Consolidated Financial Statements
The Company is subject to U.S. federal and various state tax as well as Germany tax jurisdictions. Since the Company formed in 2011, all filed tax returns are subject to examination. Generally, the tax years remain open for examination by the federal statute under a three-year statute of limitation; however, states generally keep their statutes open between three and four years. However, the Company’s tax years from inception are subject to examination by the United States and various state taxing authorities due to the carry forward of unused NOLs and R&D credits.
Enacted in December 2017, the Tax Cuts and Jobs Act of 2017 (“TCJA”) amended Section 174 to require capitalization of all research and experimental (“R&E”) costs incurred in tax years beginning after December 31, 2021. For tax years beginning on or after January 1, 2022, R&E costs must be amortized over five years if the R&E activities are performed in the U.S., or over 15 years if the activities are performed outside of the U.S., beginning with the midpoint of the tax year in which the costs were paid or incurred. During 2023, the Company capitalized $15.5 million of R&E costs. The Company plans to refine the calculation for Section 174 and make an adjustment on the tax return.
Note 15 — Related Party Transactions
Shared Services Agreement
During the years ended December 31, 2023 and 2022, the Company incurred $1.4 million and $1.1 million, respectively, for finance and accounting services and other general and administrative support services (“Shared Services Agreement”) to Fjord Ventures (“Fjord”), a company owned and operated by the Company’s CEO. The transactions are recorded as selling, general and administrative expenses on the consolidated statements of comprehensive loss.
Laguna Hills Sublease
In addition to the Shared Services Agreement, the Company also sub-leases approximately 4,992 square feet of office and manufacturing space in Laguna Hills, California from Fjord. During the years ended December 31, 2023 and 2022, the Company incurred $0.1 million and $0.1 million of lease expense, respectively, under the sub-lease agreement.
Refer to Note 9 — Operating Leases for further detail.
October 2022 Convertible Notes
On October 27, 2022, the Company issued a $0.5 million convertible promissory note to Fjordinvest, LLC (“Fjordinvest”), a company owned and operated by the Company’s CEO. On April 4, 2023 and November 28, 2023, the October 2022 Convertible Notes were amended. Refer to Note 7 — Debt for additional information regarding the October 2022 Convertible Notes.
Note 16 — Subsequent Events
The Company evaluates subsequent events and transactions that occurred after the balance sheet date up to April 18, 2024, the date the consolidated financial statements are available to be issued. During this period, other than the events disclosed below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the consolidated financial statements.
Business Combination Agreement
On February 13, 2024, ARYA, a Cayman Islands exempted company, Aja HoldCo, Inc., a Delaware corporation (“ListCo”), Aja Merger Sub 1, a Cayman Islands exempted company (“ARYA Merger Sub”), the Company, and Aja Merger Sub 2, Inc., a Delaware corporation (“Company Merger Sub”) entered into the business combination agreement pursuant to which (i) ARYA Merger Sub will be merged with and into ARYA (the “ARYA Merger”), with ARYA surviving the ARYA Merger as a direct wholly-owned subsidiary

Adagio Medical, Inc.
Notes to Consolidated Financial Statements
of ListCo and (ii) Company Merger Sub will be merged with and into Adagio (the “Adagio Merger” and, together with the ARYA Merger, the “Mergers”), with Adagio surviving the Adagio Merger as a direct wholly-owned subsidiary of ListCo (the “Business Combination”). In connection with the consummation of the Business Combination, ListCo will change its name to “Adagio Medical, Inc.” (“New Adagio”).
The closing of the Business Combination is subject to the satisfaction or waiver of certain customary closing conditions, including, among others, the receipt of required approval by the stockholders of the Company and ARYA, required regulatory approvals and the fulfillment of other conditions set forth in the Merger Agreement, and the effectiveness of the registration statement to be filed with the U.S. Securities and Exchange Commission in connection with the business combination.
New Adagio Convertible Notes and 2024 Bridge Financing Note
In connection with the Business Combination, certain investors executed a securities purchase agreement, dated February 13, 2024, with ListCo (the “Convertible Security Subscription Agreement”), pursuant to which ListCo issued on the closing date to the certain investors (“Convert Investors”) $20.0 million of 13% senior secured convertible notes (the “New Adagio Convertible Notes”), which will be convertible into shares of New Adagio common stock, and warrants (the “Convert Warrants”), each of which will be exercisable on a cashless basis or for one share of New Adagio common stock at $24.00 per share, subject to adjustment (the “Base Convert Financing”). The New Adagio Convertible Notes will have a maturity of three years and nine months after Closing and interest will be payable in cash or compound as additional principal outstanding.
The Perceptive PIPE Investor also purchased a $7.0 million convertible promissory note of Adagio (the “2024 Bridge Financing Note”) pursuant to a note purchase agreement, dated February 13, 2024, by and among the Perceptive PIPE Investor, the Company and ListCo (the “2024 Bridge Financing Note Subscription Agreement”). As of the issuance date, the Company has received the principal of $7.0 million. On the closing date, pursuant to the terms of the 2024 Bridge Financing Note and the 2024 Bridge Financing Note Subscription Agreement, the 2024 Bridge Financing Note will convert into New Adagio Convertible Notes and Convert Warrants, and the Perceptive PIPE Investor will subscribe for $5.5 million of New Adagio Convertible Notes and 937,500 Convert Warrants, on the same terms as the Convert Investors executing the Convertible Security Subscription Agreement (such commitment by the Perceptive PIPE Investor to purchase New Adagio Convertible Notes and Convert Warrants, the “Perceptive Convertible Note Commitment,” and the conversion of the 2024 Bridge Financing Note and purchase of New Adagio Convertible Notes and Convert Warrants pursuant to the Perceptive Convertible Note Commitment as part of the Base Convert Financing, the “Convertible Security Financing”). Subject to ARYA and New Adagio receiving any new financing or commitment for financing, whether in the form of equity, debt or convertible debt, before the closing date, the Perceptive PIPE Investor may request that on the closing date the 2024 Bridge Financing Note is repaid, the Perceptive Convertible Note Commitment is reduced or a combination of both. The New Adagio Convertible Notes, the Convert Warrants or any shares of New Adagio common stock issuable in connection with the Convertible Security Financing have not been registered under the Securities Act and will be issued in reliance upon the exemption provided in Section 4(a)(2) of the Securities Act. ListCo will grant the Perceptive PIPE Investor and the Convert Investors certain registration rights in connection with the Convertible Security Financing. The Convertible Security Financing is contingent upon, among other things, the substantially concurrent closing of the Business Combination.

ADAGIO MEDICAL HOLDINGS, INC.
(known as Aja Holdco, Inc. during the periods reported)
BALANCE SHEETS
(UNAUDITED)
	June 30, 2024	December 31, 2023
	(Unaudited)
Total Assets	$—	$—
Liabilities and Stockholder’s Deficit
Liabilities
Accrued expenses	$5,000	$5,000
Total Liabilities	5,000	5,000
Stockholder’s Deficit:
Additional paid-in capital	2,134,199	—
One share of Common Stock, $0.0001 par value; 1,000 shares authorized; 1 share issued and outstanding as of June 30, 2024 and December 31, 2023	—	—
Accumulated deficit	(2,139,199)	(5,000)
Total stockholder’s deficit	(5,000)	(5,000)
Total Liabilities and Stockholder’s Deficit	$—	$—
The accompanying notes are an integral part of these financial statements.

ADAGIO MEDICAL HOLDINGS, INC.
(known as Aja Holdco, Inc. during the periods reported)
STATEMENTS OF OPERATIONS
(UNAUDITED)
	For the Three Months Ended June 30, 2024	For the Six Months Ended June 30, 2024
General and administrative expenses	$—	$—
Loss from operations	—	—
Subscription Agreement expense	(713,794)	(2,134,199)
Net loss	$(713,794)	$(2,134,199)
Weighted-average shares outstanding, basic and diluted	1	1
Net loss per share of common stock, basic and diluted	$(713,794)	$(2,134,199)
The accompanying notes are an integral part of these financial statements.

ADAGIO MEDICAL HOLDINGS, INC.
(known as Aja Holdco, Inc. during the period reported)
STATEMENT OF CHANGES IN STOCKHOLDER’S DEFICIT
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2024
(UNAUDITED)
	Stock		Additional Paid-In Capital	Accumulated Deficit	Stockholder’s Deficit
	Shares	Amount
Balance – December 31, 2023	1	$—	$—	$(5,000)	$(5,000)
Subscription Agreement expense	—	—	1,420,405	—	1,420,405
Net loss	—	—	—	(1,420,405)	(1,420,405)
Balance – March 31, 2024 (unaudited)	1	—	1,420,405	(1,425,405)	(5,000)
Subscription Agreement expense	—	—	713,794	—	713,794
Net loss	—	—	—	(713,794)	(713,794)
Balance – June 30, 2024 (unaudited)	1	$—	$2,134,199	$(2,139,199)	$(5,000)
The accompanying notes are an integral part of these financial statements.

ADAGIO MEDICAL HOLDINGS, INC.
(known as Aja Holdco, Inc. during the period reported)
STATEMENT OF CASH FLOWS
(UNAUDITED)
For the Six Months Ended June 30, 2024
Cash flows from operating activities:
Net loss	$(2,134,199)
Adjustment to reconcile net loss to net cash used in operating activities:
Subscription Agreement expense	2,134,199
Net cash used in operating activities	—
Net change in cash	$—
Cash – beginning of the period	—
Cash – end of the period	$—
The accompanying notes are an integral part of these financial statements.

ADAGIO MEDICAL HOLDINGS, INC.
(formerly known as Aja Holdco, Inc.)
NOTES TO FINANCIAL STATEMENTS
JUNE 30, 2024
Note 1 — Description of Organization and Business Operations
Aja HoldCo, Inc. (the “Company” or “ListCo”) is a Delaware corporation, formed by Arya Sciences Acquisition Corp IV (the “Parent”) on December 19, 2023 (inception). The Company has adopted a fiscal year end of December 31.
The Company has no prior operating activities.
On July 31, 2024, Adagio Medical, Inc. (“Adagio Medical”)announced the closing of its previously announced business combination (the “Business Combination”) with the Parent and the Company. In connection with the closing of the Business Comabination, the Company changed its name to “Adagio Medical Holdings, Inc.” (see Note 4).
Going Concern
On July 31, 2024, the Company announced the closing of its previously announced Business Combination with the Company and Adagio Medical (see Note 4). As of July 31, 2024, substantial doubt about the Company’s ability to continue as a going concern was alleviated due to the closing of the Business Combination.
Note 2 — Summary of Significant Accounting Policies
Basis of Presentation
The financial statements are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the U.S. Securities and Exchange Commission (“SEC”).
Emerging Growth Company
The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates
The preparation of financial statements in conformity with U.S. GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets, liabilities and expenses and disclosure of contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates.
Financial Instruments
The fair value of the Company’s assets and liabilities, which qualify as financial instruments under the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the balance sheets.
Fair Value Measurements
Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability in an orderly transaction between market participants at the measurement date. U.S. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:
Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;
Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and
Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable. In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.
As of June 30, 2024 and December 31, 2023, the carrying values of accounts payable due to related party approximate their fair values due to the short-term nature of the instruments.
Income Taxes
The Company complies with the accounting and reporting requirements of ASC 740, “Income Taxes,” (“ASC 740”) which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. There were no unrecognized tax benefits as of June 30, 2024. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for the payment of interest and immaterial amounts were accrued for the payment of penalties for the years ended June 30, 2024. The Company is currently not aware of any issues under review that could result in significant payments, accruals, or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

Net (Loss) Per Common Stock
Net (loss) per common share is computed by dividing net (loss) by the weighted average number of common shares outstanding for the periods.
Recent Accounting Standards
The Company’s management does not believe there are any recently issued, but not yet effective, accounting pronouncement if currently adopted would have a material effect on the Company’s financial statements.
Note 3 — Stockholder’s Deficit
Common Stock — The Company is authorized to issue 1,000 shares of common stock, par value of $0.0001 per share (the “Common Stock”). As of June 30, 2024 and December 31, 2023, there was one share of Common Stock issued and outstanding.
Note 4 — Commitments and Contingencies
Business Combination Agreement
On February 13, 2024, the Parent, the Company, Aja Merger Sub 1, a Cayman Islands exempted company (“ARYA Merger Sub”), Aja Merger Sub 2, Inc., a Delaware corporation (“Adagio Merger Sub”), and Adagio Medical, Inc. (“Adagio”) entered into a business combination agreement (the “Business Combination Agreement”), in connection with a proposed business combination (the “Proposed Adagio Business Combination”), which contains certain customary representations, warranties, and covenants by the parties thereto. As further described in the Business Combination Agreement, the closing of the Proposed Adagio Business Combination (the “Closing” and the date on which the Closing occurs, the “Closing Date”) is subject to certain customary conditions and risks. “New Adagio” refers to the Company after giving effect to the Business Combination.
The Business Combination Agreement provides, among other things, for the consummation of the following transactions:
1.
ARYA Merger Sub will merge with and into the Parent (the “ARYA Merger”) and Adagio Merger Sub will merge with and into Adagio (the “Adagio Merger” and, together with the ARYA Merger, the “Mergers”), with the Parent and Adagio surviving the Mergers and, after giving effect to such Mergers, each of the Parent and Adagio becoming a wholly owned subsidiary of the Company, on the terms and subject to the conditions in the Business Combination Agreement;

2.
(i) each issued and outstanding Class A ordinary share, par value $0.0001 per share, of the Parent (the “Class A ordinary shares”) will be automatically cancelled, extinguished and converted into the right to receive one share of common stock, par value $0.0001 per share, of New Adagio (the “New Adagio Common Stock”) and (ii) each issued and outstanding Class B ordinary share, par value $0.0001 per share, of the Parent (the “Class B ordinary shares”) will be automatically cancelled, extinguished and converted into the right to receive one share of New Adagio Common Stock, other than 1,000,000 Class B ordinary shares that will be forfeited by the Sponsor and issued to PIPE Investors (as defined below), including Perceptive Life Sciences Master Fund, Ltd, a Cayman Islands exempted company (the “Perceptive PIPE Investor”). 1,147,500 shares of New Adagio Common Stock issuable to the Sponsor will be subject to share trigger price vesting and will vest if, prior to the tenth anniversary of the Closing, the post-closing share price of New Adagio equals or exceeds $24.00 per share for any 20 trading days within any 30 trading day period (the “Share Trigger Price Vesting”); and

3.
(i) each warrant of Adagio will be either (x) terminated, or (y) “net” exercised in exchange for shares of common stock, par value $0.01 per share, of Adagio (“Adagio Common Stock”); (ii) all issued and outstanding unsecured convertible promissory notes of Adagio (excluding the Bridge Financing Notes (as defined below) and the 2024 Bridge Financing Notes (as defined below)) (the “Adagio Convertible Notes”), including any accrued and unpaid interest thereon, will be automatically and fully converted into shares of Adagio Common Stock in accordance with the terms of such Adagio Convertible Notes and such Adagio Convertible Notes will be cancelled, satisfied, extinguished, discharged and retired in connection with such conversion (the “Adagio Convertible Notes Conversion”); (iii) each share of preferred stock, par value $0.001 per share, of Adagio (the “Adagio Preferred Stock”) that is issued and outstanding will be automatically converted into shares of Adagio Common Stock and each such share of Adagio Preferred Stock will be cancelled; (iv) all issued and outstanding shares of Adagio Common Stock (other than treasury shares and shares with respect to which appraisal rights under the Delaware General Corporation Law, as amended, are properly exercised and not withdrawn) will be automatically cancelled, extinguished and converted into the right to receive shares of New Adagio Common Stock based on the exchange ratio set forth in the Business Combination Agreement; (v) each issued, outstanding and unexercised option to purchase Adagio Common Stock (“Adagio Option”) that is vested as of such time or will vest in connection with, or after taking into account the effect of, the consummation of the transactions contemplated by the Business Combination Agreement with an aggregate value that exceeds the aggregate exercise price of such Adagio Option (each an “In-the-Money Adagio Option”) will be cancelled and extinguished in exchange for options to purchase shares of New Adagio Common Stock, and each issued and outstanding Adagio equity award (other than an In-the-Money Adagio Option) will automatically be canceled and extinguished for no consideration and each holder thereof will cease to have any rights with respect thereto.
Amendment to the Business Combination Agreement
On June 25, 2024, the Parent and Adagio entered into a Consent and Amendment No. 1 to the Business Combination Agreement (the “Amendment No. 1”), pursuant to which, among other things: (i) the Parent consented to Adagio entering an exchange agreement (the “Exchange Agreement”) and the transactions contemplated thereunder with RA Capital Healthcare Fund, L.P., a Delaware limited partnership (“RA Capital”), pursuant to which, RA Capital would exchange a certain number of its existing Company Series E Preferred Shares (as defined in the Business Combination Agreement) for pre-funded warrants (each, a “Pre-Funded Warrant for Series E Preferred Shares”) to purchase Company Series E Preferred Shares, with each Pre-Funded Warrant for Series E Preferred Shares issued and outstanding as of immediately prior to the Company Merger Effective Time (as defined in the Business Combination Agreement) being automatically canceled and extinguished and converted into the right to receive a number of HoldCo Shares (as defined in the Business Combination Agreement) equal to the Exchange Ratio (as defined in the Business Combination Agreement); (ii) the definition of the term “Fully Diluted HoldCo Closing Capitalization” as provided in the Business Combination Agreement was expanded to include the number of pre-funded warrants outstanding immediately after the Company Merger Effective Time that each represented the right to purchase HoldCo Shares; (iii) (a) the aggregate share reserve under the Key Employee Incentive Plan (as defined in the Business Combination Agreement) should be up to the Key Employee Incentive Plan Maximum Amount, which was the aggregate number of HoldCo Shares equal to the product obtained by multiplying (A) the quotient of (x) fifteen percent (15%) divided by (y) thirty-five percent (35%) by (B) the Aggregate Incentive Equity Pool, which was the aggregate number of HoldCo Shares equal to (x) the Aggregate HoldCo Share Reserve (as defined hereunder) minus (y) the Fully Diluted HoldCo Closing Capitalization, and (b) the aggregate share reserve under the HoldCo Incentive Equity Plan (as defined in the Business Combination Agreement) should be equal to the Incentive Equity Plan Maximum Amount plus an increase as provided in the Business Combination Agreement, which Incentive Equity Plan Maximum Amount was the aggregate number of HoldCo Shares equal to the product obtained by multiplying (A) the quotient of (x) twenty percent (20%) divided by (y) thirty-five percent (35%) by (B) the Aggregate Incentive Equity Pool; and (iv) following the Closing, ListCo’s name would be changed to “Adagio Medical Holdings, Inc.” (or such other name mutually agreed to by ARYA and Adagio). As defined in the Amendment No. 1, “Aggregate HoldCo Share Reserve” meant the aggregate number of HoldCo Shares equal to the quotient obtained by dividing (i) the Fully Diluted HoldCo Closing Capitalization by (ii) sixty-five percent (65%).
PIPE Financing (Private Placement)
In connection with the execution of the Business Combination Agreement, ListCo and the Parent entered into Subscription Agreements (the “Subscription Agreements”) with the Perceptive PIPE Investor and certain other investors (the “Other PIPE Investors,” and, together with the Perceptive PIPE Investor, the “PIPE Investors”), pursuant to which the PIPE Investors committed financing valued at approximately $64.5 million, which includes (i) commitments by certain investors to subscribe for and purchase Class A ordinary shares in the open market and not to redeem such shares prior to the date the Closing occurs (the “Closing Date”), (ii) non-redemption commitments by certain investors that are shareholders of the Parent, (iii) agreements to subscribe for and purchase shares of New Adagio Common Stock, (iv) the contribution of $29,500,000 of 2023 Bridge Financing Notes to ListCo pursuant to the terms of the Subscription Agreement executed by the Perceptive PIPE Investor, and (v) an additional cash investment by the Perceptive PIPE Investor of approximately $15.9 million (which amount may be reduced by up to approximately $1,070,575 subject to Additional Financing being raised prior to Closing), as described in more detail below (together, the “PIPE Financing”). In connection with the PIPE Financing, the PIPE Investors will also subscribe for (i) warrants to purchase shares of New Adagio Common Stock at $10.00 per share, subject to adjustment (the “Base Warrants”) or (ii) a combination of Base Warrants and pre-funded warrants, each exercisable for one share of New Adagio Common Stock at $0.01 per share (the “Pre-Funded Warrants,” and together with the Base Warrants, the “PIPE Warrants”). As provided for in the Subscription Agreements, the number of shares of New Adagio Common Stock and Base Warrants issuable to the PIPE Investors will depend on the redemption value of the Class A ordinary shares at Closing, the average per share price of the Class A ordinary shares purchased by certain PIPE Investors in the open market and the amount of interest on the 2023 Bridge Financing Notes that will have accrued and be unpaid at Closing and be contributed to ListCo in exchange for shares of New Adagio Common Stock. The shares of New Adagio Common Stock and PIPE Warrants to be issued pursuant to the Subscription Agreements have not been registered under the Securities Act and will be issued in reliance upon the exemption provided in Section 4(a)(2) of the Securities Act. ListCo will grant the PIPE Investors certain registration rights in connection with the PIPE Financing. The PIPE Financing is contingent upon, among other things, the substantially concurrent Closing.
The Company has concluded that the New Adagio Common Stock and PIPE Warrants to be issued under certain of the Subscription Agreements (the “Open Market Subscription Agreements”) that include an open market purchase and non-redemption obligation for subscribing investors (the “Open Market Investors”) qualify as equity under ASC 815-40 (“Derivatives and Hedging — Contracts in Entity’s Own Equity”); therefore, the Company will recognize the New Adagio Common Stock and PIPE Warrants to be issued under such Open Market Subscription Agreements (such securities, the “Open Market PIPE Securities”) by recording an entry to additional paid-in capital in stockholder’s deficit in its balance sheet. In accordance with ASC 815-40-30-1, the New Adagio Common Stock and PIPE Warrants will be recorded and measured at fair value (i.e., most often representative of proceeds received for equity-linked instruments; however, when estimating the fair value of the New Adagio Common Stock and PIPE Warrants, the Company has followed the guidance in ASC 820, “Fair Value Measurement.” In connection with Open Market Investor’s commitment to irrevocably subscribe for and agree to purchase from ListCo the number of Open Market PIPE Securities set forth on the signature page of the applicable Open Market Subscription Agreements, on the terms and subject to the conditions set forth in such Open Market Subscription Agreements, which include, without limitation, the agreement not to redeem the Class A ordinary shares purchased in the open market prior to Closing, the Company will record an amount equal to the full fair value of the New Adagio Common Stock and PIPE Warrants to be issued to the Open Market PIPE Investor in connection with the Closing.
On July 23, 2024, the Perceptive Life Sciences Master Fund, Ltd., a Cayman Islands exempted company (the “Perceptive PIPE Investor”) indicated an interest to increase its investment in the PIPE Financing by such amount that is necessary for the minimum unrestricted cash condition of the Contingent Investor to be met. Such additional subscription would be on the same terms as provided in the Subscription Agreement that the Perceptive PIPE Investor executed on February 13, 2024 and amended on June 24, 2024. On July 31, 2024, ListCo and ARYA entered into an Amended and Restated Subscription Agreement (the “Perceptive Amended and Restated Subscription Agreement”) with the Perceptive PIPE Investor to amend and restate the Perceptive PIPE Investor’s Subscription Agreement (the “Perceptive Initial Subscription Agreement”) entered into by and among the same parties on February 13, 2024 (as amended on June 24, 2024). Pursuant to the Perceptive Amended and Restated Subscription Agreement, among other things, the amount of the Additional Cash (as defined in the Initial Subscription Agreement) was increased from approximately $8,070,575 to approximately $15,875,568, such that the minimum unrestricted cash condition of the Contingent Investor would be met. The increase of the Additional Cash resulted in the issuance of approximately 936,600 additional shares of New Adagio Common Stock at Closing to the Perceptive PIPE Investor.
Convertible Security Financing (Private Placement)
In connection with the execution of the Business Combination Agreement, certain investors, including the Perceptive PIPE Investor (the “Convert Investors”), executed a securities purchase agreement, dated February 13, 2024, with the Company (such agreement and any assignment agreement thereunder in connection with any Additional Financing, the “Convertible Security Subscription Agreement”), pursuant to which the Company issued on the Closing Date to the Convert Investors $20,000,000 aggregate principal amount of 13% senior secured convertible notes (the “New Adagio Convertible Notes”), which will be convertible into shares of New Adagio Common Stock at a conversion price of $10.00 per share, subject to adjustment (the “Conversion Shares”), and 1,500,000 warrants (the “Convert Warrants”), which will be exercisable on a cashless basis or for cash at a price of $24.00 per share, subject to adjustment (the “Base Convert Financing”), and will expire on the seventh anniversary of the Closing. Such $20,000,000 investment in New Adagio Convertible Notes includes the Perceptive Convertible Note Commitment (as defined below) and includes the conversion of the 2024 Bridge Financing Notes (as defined below) into New Adagio Convertible Notes at Closing, subject in each case to Additional Financing being raised prior to Closing, as further described below. The New Adagio Convertible Notes will have a maturity of 3 years and nine months after Closing and interest will be payable in cash or compound as additional principal outstanding. As described above, in connection with the execution of the Convertible Security Subscription Agreement, the Perceptive PIPE Investor also purchased a $7,000,000 convertible promissory note of Adagio (the “2024 Bridge Financing Notes”) pursuant to a note purchase agreement, dated February 13, 2024, by and among the Perceptive PIPE Investor, Adagio and the Company (the “2024 Bridge Financing Notes Subscription Agreement”).
On the Closing Date, pursuant to the terms of the 2024 Bridge Financing Notes and the 2024 Bridge Financing Note Subscription Agreement, the 2024 Bridge Financing Notes will convert into $7,000,000 of New Adagio Convertible Notes and 525,000 Convert Warrants, and the Perceptive PIPE Investor will subscribe for an additional $3,000,000 aggregate principal amount of New Adagio Convertible Notes and 225,000 Convert Warrants, on the same terms as the other Convert Investors executing the Convertible Security Subscription Agreement (such additional investment by the Perceptive PIPE Investor, the “Perceptive Convertible Note Commitment,” and together with the Base Convert Financing, the “Convertible Security Financing”). Subject to the Parent and New Adagio receiving any new financing or commitment for financing (any such financing, an “Additional Financing”), whether in the form of equity, debt or convertible debt, before the Closing Date, the Perceptive PIPE Investor may request that, on the Closing Date, the 2024 Bridge Financing Note is repaid, the Perceptive Convertible Note Commitment is reduced or a combination of both. The New Adagio Convertible Notes and the Convert Warrants issuable in connection with the Convertible Security Financing have not been registered under the Securities Act and will be issued in reliance upon the exemption provided in Section 4(a)(2) of the Securities Act. The Company will grant the Convert Investors certain registration rights in connection with the Convertible Security Financing. The Convertible Security Financing is contingent upon, among other things, the substantially concurrent Closing. As set forth in the Convertible security Subscription Agreement, the closing of $7,500,000 of financing by a Convert Investor is conditioned on New Adagio having a certain amount of available cash on the Closing Date.
Pursuant to the terms of the Convertible Security Subscription Agreement, on the Closing Date, the Company, certain of its subsidiaries (other than Adagio Medical GmbH, a company organized under the laws of Germany and an excluded subsidiary thereunder) (the “Subsidiaries”) and the collateral agent (the “Collateral Agent”) on behalf of the Convert Investors, will enter into a security and pledge agreement (the “Convert Security Document”), pursuant to which the Company and the Subsidiaries will (i) pledge the equity interests in the Subsidiaries to the Collateral Agent, (ii) pledge all of their respective promissory notes, securities and other instruments evidencing indebtedness to the Collateral Agent, and (iii) grant to the Collateral Agent a security interest in and lien on all of their respective personal property and assets, including, among other items, all of their deposit accounts, chattel paper, documents, equipment, general intangibles, instruments and inventory, and all proceeds therefrom, in each case subject to customary exceptions, all as set forth in the form of the Convert Security Document. Additionally, pursuant to the terms of the Convertible Security Subscription Agreement, on the Closing Date, the Subsidiaries will deliver a guaranty (the “Convert Guaranty”) to the Collateral Agent pursuant to which the Subsidiaries will, jointly and severally, guarantee the Company’s obligation to repay the New Adagio Convertible Notes and all other obligations of the Company under the Convertible Security Subscription Agreement and the New Adagio Convertible Notes and other related transaction documents, as set forth in the form of the Convert Guaranty. Any additional subsidiaries of the Company formed or acquired after the closing date will be required to join the Convert Guaranty as additional guarantors.
Non-Redemption Subscription Agreements
In connection with the execution of the Business Combination Agreement, ListCo and the Parent entered into Non-redemption Subscription Agreements (the “Non-redemption Subscription Agreements”) with certain other investors (the “Non-Redeeming Subscribed Investors”) pursuant to which the Non-Redeeming Subscribed Investors committed financing valued at approximately $2,000,000, which includes ListCo is seeking commitments from interested investors to purchase in a private placement, contingent upon, and substantially concurrently with the closing of the Transaction, (i) shares (the “Shares”) of ListCo’s common stock, par value $0.0001 per share (the “Common Stock”), (ii) warrants, each representing the right to purchase shares of Common Stock and to be represented by a warrant and (iii) the Investor and its affiliates agree (a) not to sell or transfer any of the Non-Redeeming Subscribed Investors’s Shares prior to the closing of the Transaction and (b) not to redeem any Investor Company Shares prior to or in connection with the Transaction. On the Closing Date, Non-Redeeming Subscribed Investors shall deliver evidence reasonably satisfactory to ListCo that Investor continues to hold the Investor Company Shares and has not tendered such shares for redemption.
The Company has concluded that the New Adagio Common Stock and Warrants (“Non-Redeeming Shares and Warrants”) issued under certain Non-redemption Subscription Agreements qualify as equity under ASC 815-40 (“Derivatives and Hedging — Contracts in Entity’s Own Equity”). As a result, the Company will recognize any Shares and Warrants issued under the Non-redemption Subscription Agreements within stockholder’s deficit. In accordance with ASC 815-40, any Shares and Warrants issued under the Non-redemption Subscription Agreements will be recorded and measured at fair value, which is typically representative of the proceeds received for equity-linked instruments. When estimating the fair value of these instruments, the Company follows the guidance in ASC 820, “Fair Value Measurement.”
As a result of the Non-Redeeming Subscribed Investors’ commitment to irrevocably subscribe for and purchase the number of Non-Redeeming Shares and Warrants listed in the Non-redemption Subscription Agreements, the Company agrees to the terms and conditions set forth in the agreements, including agreeing to not redeem the Class A ordinary shares purchased in the open market by the Non-Redeeming Subscribed Investors’ before closing. The Company will record an amount equal to the full fair value of the Non-Redeeming Shares and Warrants to be issued to the Non-Redeeming Subscribed Investor at the closing as a result of the Non-Redeeming Subscribed Investors’ commitment, as described above.
Approval of Business Combination Agreement
On July 26, 2024, the Parent held an annual general meeting of shareholders (the “Meeting”) to consider and vote upon the Business Combination Proposal, the ARYA Merger Proposal, the Director Election Proposal and the Adjournment Proposal, each as more fully described in the definitive proxy statement/prospectus that the Company filed with the SEC on July 12, 2024 (the “Proxy Statement”). The shareholders of the Parent approved the Business Combination Proposal, the ARYA Merger Proposal and the Director Election Proposal. As there were sufficient votes to approve the Business Combination Proposal, the ARYA Merger Proposal and the Director Election Proposal, the Adjournment Proposal was not presented to shareholders.
Consummation of Business Combination
On July 31, 2024, Adagio announced the closing of its previously announced Business Combination with the Parent and the Company. In connection with the closing of the Business Combination, the Company changed its name to “Adagio Medical Holdings, Inc.” The common stock of New Adagio began trading on August 1, 2024, under the symbols ADGM on the Nasdaq Capital Market. Upon the consummation of the Business Combination, Adagio and the Parent became the direct wholly owned subsidiaries of Adagio Medical Holding, Inc.
In connection with the Business Combination, the combined company raised financing valued at approximately $84.2 million, which consisted of funds held in the Parent’s trust account, a concurrent equity and warrant private placement (including $29.5 million of bridge financing used by Adagio prior to closing and funds from the Parent’s trust account not redeemed) led by, among others, Perceptive PIPE Investor, RA Capital Management and RTW Investments, and a concurrent convertible security financing (including $7.0 million of bridge financing used by Adagio prior to closing) led by, among others, an institutional investor and Perceptive PIPE Investor.
The Business Combination is expected to be accounted for as a forward merger in accordance with U.S. GAAP. Under this method of accounting, ListCo is treated as the “accounting acquirer” and Adagio as the “accounting acquiree” for financial reporting purposes. Accordingly, the Business Combination is expected to be accounted for using the acquisition method of accounting. The acquisition method of accounting is based on FASB ASC 805 and uses the fair value concepts defined in ASC 820. As of the date the condensed consolidated financial statements are available to be issued, the Company is still in the process of analyzing the accounting impact of the Business Combination.
Note 5 — Fair Value Measurements
Transfers to/from Levels 1, 2, and 3 are recognized at the end of the reporting period.
During the six months ended June 30, 2024, the Company entered into an Open Market Subscription Agreement and Non-Redemption Subscription Agreement, discussed in Note 4. The Company has concluded that the New Adagio Common Stock and PIPE Warrants and Non-Redeeming Shares and Warrants to be issued under certain of Open Market Subscription Agreements and Non-Redeeming Subscription Agreements that include an open market purchase and non-redemption obligation for Open Market Investors and Non-Redeeming Subscribed Investors qualify as equity under ASC 815-40 (“Derivatives and Hedging — Contracts in Entity’s Own Equity”); therefore, the Company will recognize the New Adagio Common Stock and PIPE Warrants to be issued under such Open Market Subscription Agreements and Non-Redeeming Subscription Agreements (such securities, the “Open Market PIPE Securities” and “Non-Redeeming Shares and Warrants”) by recording an entry to additional paid-in capital in stockholder’s deficit in its balance sheet and Open Market Subscription Agreement expense on its statement of operations. In accordance with ASC 815-40-30-1, the New Adagio Common Stock and PIPE Warrants and Non-Redeeming Shares and Warrants will be recorded and measured at fair value (i.e., most often representative of proceeds received for equity-linked instruments; however, when estimating the fair value of the New Adagio Common Stock and PIPE Warrants and Non-Redeeming Shares and Warrants, the Company has followed the guidance in ASC 820, “Fair Value Measurement.” In connection with Open Market Investor’s commitment to irrevocably subscribe for and agree to purchase from ListCo the number of Open Market PIPE Securities and Non-Redeeming Shares and Warrants set forth on the signature page of the applicable Open Market Subscription Agreements, on the terms and subject to the conditions set forth in such Open Market Subscription Agreements, which include, without limitation, the agreement not to redeem the Class A ordinary shares purchased in the open market prior to Closing, the Company will record an amount equal to the full fair value of the New Adagio Common Stock and PIPE Warrants to be issued to the Open Market PIPE Investor in connection with the Closing. The estimated amount of New Adagio Common Stock shares and PIPE Warrants to be issued on the Close of the Transaction, as of the inception of the Open Market Subscription agreements mentioned above, are 219,877 and 183,493, respectively. The estimated amount of Non-Redeeming Shares and Warrants to be issued on the Close of the Transaction, as of the inception of the Non-Redeeming Subscription Agreements mentioned above, are 76,681 and 166,160, respectively.

To determine the fair value of the New Adagio Common Stock on inception, the Company used the following Level 3 inputs:
February 13, 2024
Base Share Price	$10.00
Adjusted per Share (1.2X Purchase Price Ratio)	$8.33
Adjusted Share price	$7.00
Probability of Closing	75.00%
Estimated fair value per Share at Closing	$5.25
To determine the fair value of the PIPE Warrants on inception, the Company used the following Level 3 inputs:
February 13, 2024
Base Share Price	$7.00
Strike price, as defined in Subscription Agreement	$10.00
Term (Months)	12.00
Average volatility rate	70.00%
Probability of Closing	75.00%
Estimated expected Warrant price	$1.21
Estimated fair value per Warrant at Closing (1.2x Coverage Ratio)	$1.45
To determine the fair value of the Non-Redeeming Subscription Agreement Shares on inception, the Company used the following Level 3 inputs:
June 21, 2024
Base Share Price	$10.00
Adjusted per Share (1.2X Purchase Price Ratio)	$8.33
Adjusted Share price	$7.08
Probability of Closing	95.00%
Estimated fair value per Share at Closing	$6.73
To determine the fair value of the Non-Redeeming Subscription Agreement Warrants on inception, the Company used the following Level 3 inputs:
June 21, 2024
Base Share Price	$10.00
Strike price, as defined in Subscription Agreement	$10.00
Term (Months)	12.00
Average volatility rate	70.00
Probability of Closing	95.00%
Estimated expected Warrant price	$1.25
Estimated fair value per Warrant at Closing (1.2x Coverage Ratio)	$1.19
During the six-month period ended June 30, 2024, the fair value of the instruments above was recorded in additional paid-in capital in stockholder’s deficit on the Company’s balance sheet and Subscription Agreement expense on its statement of operations was $2,134,199.

Note 6 — Subsequent Events
The Company evaluated subsequent events and transactions that occurred up to the date the financial statements were issued and has concluded that, other than the event described below, all such events that would require recognition or disclosure have been recognized or disclosed.
On July 31, 2024, Adagio announced the closing of its previously announced Business Combination with the Parent and the Company. In connection with the closing of the Business Combination, the Company changed its name to “Adagio Medical Holdings, Inc.” The common stock of New Adagio began trading on August 1, 2024, under the symbols ADGM on the Nasdaq Capital Market. Upon the consummation of the Business Combination, Adagio and the Parent became the direct wholly owned subsidiaries of the Company (see Note 4).

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Stockholder and the Board of Directors of
Aja HoldCo, Inc.:
Opinion on the Financial Statements
We have audited the accompanying balance sheet of Aja HoldCo, Inc. (the “Company”) as of December 31, 2023, and the related statements of operations, changes in stockholder’s deficit, and cash flows for the period from December 19, 2023 (inception) to December 31, 2023, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023, and the results of its operations and its cash flows for the period from December 19, 2023 (inception) to December 31, 2023, in conformity with accounting principles generally accepted in the United States of America.
Going Concern
The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, if the Parent is unable to raise additional funds to alleviate liquidity needs and complete a business combination by July 2, 2024, then the Company will cease all operations except for the purpose of liquidating. The liquidity condition and date for mandatory liquidation and subsequent dissolution raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.
/s/ WithumSmith+Brown, PC
We have served as the Company’s auditor since 2024.
New York, New York
June 25, 2024

AJA HOLDCO, INC.
BALANCE SHEET
December 31, 2023
Total Assets	$—
Liabilities and Stockholder’s Deficit
Liabilities
Accrued expenses	$5,000
Total Liabilities	5,000
Stockholder’s Deficit:
1 share of Common Stock, $0.0001 par value; 1,000 shares authorized; 1 share issued and outstanding as of December 31, 2023	—
Accumulated deficit	(5,000)
Total stockholder’s deficit	(5,000)
Total Liabilities and Stockholder’s Deficit	$—
The accompanying notes are an integral part of these financial statements.

AJA HOLDCO, INC.
STATEMENT OF OPERATIONS
December 19, 2023 (inception) to December 31, 2023
General and administrative expenses	$5,000
Loss from operations	(5,000)
Net loss income	$(5,000)
Weighted-Average shares outstanding, basic and diluted	1
Net loss per common stock, basic and diluted	$(5,000)
The accompanying notes are an integral part of these financial statements.

AJA HOLDCO, INC.
STATEMENT OF CHANGES IN STOCKHOLDER’S DEFICIT
FOR DECEMBER 19, 2023 (INCEPTION) TO DECEMBER 31, 2023
	Common Stock		Total Paid-in Capital	Accumulated Deficit	Stockholder’s Deficit
	Shares	Amount
Balance – December 19, 2023 (Inception)	—	$—	$—	$—	$—
Issuance of one share of Common Stock	1	—	—	—	—
Net loss	—	—	—	(5,000)	(5,000)
Balance – December 31, 2023	1	$—	$—	$(5,000)	$(5,000)
The accompanying notes are an integral part of these financial statements.

AJA HOLDCO, INC.
STATEMENT OF CASH FLOWS
December 19, 2023 (inception) to December 31, 2023
Cash Flows from Operating Activities:
Net (loss) income	$(5,000)
Changes in operating assets and liabilities:
Accrued Expenses	5,000
Net cash used in operating activities	—
Net change in cash	—
Cash – beginning of the year	—
Cash – end of the year	$—
The accompanying notes are an integral part of these financial statements.

AJA HOLDCO, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2023
Note 1 — Description of Organization and Business Operations
Aja HoldCo, Inc. (the “Company”) is a Delaware corporation, formed by Arya Sciences Acquisition Corp IV (the “Parent”) on December 19, 2023 (inception). The Company has adopted a fiscal year-end of December 31.
The Company was formed to be the surviving company in connection with a contemplated business combination between the Parent and Adagio (as defined below) (see Note 3). The Company has no prior operating activities.
Going Concern
The Parent has until July 2, 2024 to complete its initial business combination (or up to March 2, 2025 if all additional monthly extensions are exercised by ARYA Sciences Holdings IV (the “Sponsor”) and subsequently approved by the board of directors of the Parent pursuant to Parent’s amended and restated memorandum and articles of association, as amended). If the Parent is unable to complete the initial business combination by July 2, 2024 (or up to March 2, 2025 if all additional monthly extensions are exercised by the Sponsor and subsequently approved by the board of directors of the Parent), the Parent must cease all operations and dissolve and liquidate under Cayman Islands law.
The financial statements have been prepared assuming that the Company will continue as a going concern. If the Parent is unable to raise additional funds to alleviate liquidity needs as well as complete a business combination by July 2, 2024 (or up to March 2, 2025 if all additional monthly extensions are exercised by the Sponsor and subsequently approved by the board of directors of the Parent), then the Company will cease all operations except for the purpose of liquidating. The liquidity condition and date for mandatory liquidation and subsequent dissolution raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.
Note 2 — Summary of Significant Accounting Policies
Basis of Presentation
The financial statements are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”).
Emerging Growth Company
The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended

AJA HOLDCO, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2023
transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Use of Estimates
The preparation of financial statements in conformity with U.S. GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets, liabilities and expenses and disclosure of contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates.
Financial Instruments
The fair value of the Company’s assets and liabilities, which qualify as financial instruments under the FASB ASC Topic 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the balance sheets.
Income Taxes
The Company complies with the accounting and reporting requirements of ASC 740, “Income Taxes,” (“ASC 740”) which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. There were no unrecognized tax benefits as of December 31, 2023. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for the payment of interest and immaterial amounts were accrued for the payment of penalties for the period from December 19, 2023 to December 31, 2023. The Company is currently not aware of any issues under review that could result in significant payments, accruals, or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.
Net Loss Per Common Stock
Net loss per common share is computed by dividing net loss by the weighted average number of common shares outstanding for the period. At December 31, 2023 the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into common stock and then shares in the earnings of the Company. As a result, diluted loss per common stock is the same as basic loss per common stock for the period presented.
Recent Accounting Standards
The Company’s management does not believe there are any recently issued, but not yet effective, accounting pronouncement if currently adopted would have a material effect on the Company’s financial statements.

AJA HOLDCO, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2023
Note 3 — Stockholder’s Deficit
Common Stock — The Company is authorized to issue 1,000 shares of common stock, par value of $0.0001 per share (the “Common Stock”). As of December 31, 2023, there was 1 share of Common Stock issued and outstanding.
Note 4 — Subsequent Events
The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to June 25, 2024, the financial statements were available to be issued and has concluded that, other than the events described below, all such events that would require recognition or disclosure have been recognized or disclosed.
Business Combination Agreement
On February 13, 2024, the Parent, the Company, Aja Merger Sub 1, a Cayman Islands exempted company (“ARYA Merger Sub”), Aja Merger Sub 2, Inc., a Delaware corporation (“Adagio Merger Sub”), and Adagio Medical, Inc. (“Adagio”) entered into a business combination agreement (the “Business Combination Agreement”), in connection with a proposed business combination (the “Proposed Adagio Business Combination”), which contains certain customary representations, warranties, and covenants by the parties thereto. As further described in the Business Combination Agreement, the closing of the Proposed Adagio Business Combination (the “Closing” and the date on which the Closing occurs, the “Closing Date”) is subject to certain customary conditions and risks. “New Adagio” refers to the Company after giving effect to the Business Combination.
The Business Combination Agreement provides, among other things, for the consummation of the following transactions:
1.
ARYA Merger Sub will merge with and into the Parent (the “ARYA Merger”) and Adagio Merger Sub will merge with and into Adagio (the “Adagio Merger” and, together with the ARYA Merger, the “Mergers”), with the Parent and Adagio surviving the Mergers and, after giving effect to such Mergers, each of the Parent and Adagio becoming a wholly owned subsidiary of the Company, on the terms and subject to the conditions in the Business Combination Agreement;

2.
(i) each issued and outstanding Class A ordinary share, par value $0.0001 per share, of the Parent (the “Class A ordinary shares”) will be automatically cancelled, extinguished and converted into the right to receive one share of common stock, par value $0.0001 per share, of New Adagio (the “New Adagio Common Stock”) and (ii) each issued and outstanding Class B ordinary share, par value $0.0001 per share, of the Parent (the “Class B ordinary shares”) will be automatically cancelled, extinguished and converted into the right to receive one share of New Adagio Common Stock, other than 1,000,000 Class B ordinary shares that will be forfeited by the Sponsor and issued to PIPE Investors (as defined below), including Perceptive Life Sciences Master Fund, Ltd, a Cayman Islands exempted company (the “Perceptive PIPE Investor”). 1,147,500 shares of New Adagio Common Stock issuable to the Sponsor will be subject to share trigger price vesting and will vest if, prior to the tenth anniversary of the Closing, the post-closing share price of New Adagio equals or exceeds $24.00 per share for any 20 trading days within any 30 trading day period (the “Share Trigger Price Vesting”);

3.
(i) each warrant of Adagio (other than the pre-funded warrant to purchase shares of Series E Preferred Stock of Adagio that is issued and outstanding immediately prior to the consummation of the Adagio Merger (the “Pre-Funded Warrants for Series E Preferred Shares”)) will be either (x) terminated, or (y) “net” exercised in exchange for shares of common stock, par value $0.01 per share, of Adagio (“Adagio Common Stock”); (ii) all issued and outstanding unsecured convertible promissory notes of Adagio (excluding the Bridge Financing Notes (as defined below) and the 2024

AJA HOLDCO, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2023
Bridge Financing Notes (as defined below)) (the “Adagio Convertible Notes”), including any accrued and unpaid interest thereon, will be automatically and fully converted into shares of Adagio Common Stock in accordance with the terms of such Adagio Convertible Notes and such Adagio Convertible Notes will be cancelled, satisfied, extinguished, discharged and retired in connection with such conversion (the “Adagio Convertible Notes Conversion”); (iii) each share of preferred stock, par value $0.001 per share, of Adagio (the “Adagio Preferred Stock”) that is issued and outstanding will be automatically converted into shares of Adagio Common Stock and each such share of Adagio Preferred Stock will be cancelled; (iv) all issued and outstanding shares of Adagio Common Stock (other than treasury shares and shares with respect to which appraisal rights under the Delaware General Corporation Law, as amended, are properly exercised and not withdrawn) will be automatically cancelled, extinguished and converted into the right to receive shares of New Adagio Common Stock based on the exchange ratio set forth in the Business Combination Agreement; (v) each Pre-Funded Warrant for Series E Preferred Shares that is issued and outstanding immediately prior to the consummation of the Adagio Merger shall be automatically canceled and extinguished and converted into the right to receive shares of New Adagio Common Stock based on the exchange ratio set forth in the Business Combination Agreement (vi) each issued, outstanding and unexercised option to purchase Adagio Common Stock (“Adagio Option”) that is vested as of such time or will vest in connection with, or after taking into account the effect of, the consummation of the transactions contemplated by the Business Combination Agreement with an aggregate value that exceeds the aggregate exercise price of such Adagio Option (each an “In-the-Money Adagio Option”) will be cancelled and extinguished in exchange for options to purchase shares of New Adagio Common Stock, and each issued and outstanding Adagio equity award (other than an In-the-Money Adagio Option) will automatically be cancelled and extinguished for no consideration and each holder thereof will cease to have any rights with respect thereto.
On June 24, 2024, the Company and the Parent entered into the June Subscription Agreements with the June PIPE Investors (as defined below). Additionally, on June 24, 2024, the Company and the Parent entered into an amendment to the Subscription Agreement (as defined below) with the Perceptive PIPE Investor (as defined below), pursuant to which the May 2024 Notes (as defined below), any Additional Convertible Notes (as defined below) that the Perceptive PIPE Investor may elect to subject to its Subscription Agreement and any interest that has been accruing and will remain unpaid thereon prior to Closing will be contributed to the Company at Closing. For additional information, please see “— PIPE Financing (Private Placement)” below.
On June 25, 2024, the Parent and Adagio entered into the Consent and Amendment No. 1 to the Business Combination Agreement (the “BCA Amendment”). The BCA Amendment relates to an adjustment of the pre-Closing ownership of one of the stockholders of Adagio, a change to the post-Closing name of the Company and changes to the terms of the post-Closing Key Employee Incentive Plan and HoldCo Incentive Equity Plan of the Company.
PIPE Financing (Private Placement)
In connection with the execution of the Business Combination Agreement, the Company and the Parent entered into Subscription Agreements (as may be amended, supplemented or otherwise modified from time to time, the “Initial Subscription Agreements”) with the Perceptive PIPE Investor and certain other investors (the “Initial Other PIPE Investors,” and, together with the Perceptive PIPE Investor, the ``Initial PIPE Investors”). In June 2024, ListCo and ARYA entered into additional Subscription Agreements (as may be amended, supplemented or otherwise modified from time to time, the “June Subscription Agreements” and, together with the Initial Subscription Agreements, the “Subscription Agreements”) with certain additional investors (the “June PIPE Investors” and, together with the Initial Other PIPE Investors, the “Other PIPE Investors,” and the Other PIPE Investors, together with the Perceptive PIPE Investor, the “PIPE Investors”). Pursuant to the Subscription Agreements, the PIPE Investors have committed financing

AJA HOLDCO, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2023
valued at approximately $53,000,000 (the “PIPE Financing”). The PIPE Financing is comprised of: (i) commitments by certain investors to subscribe for and purchase Class A ordinary shares in the open market for $2,500,000 and not to redeem such shares prior to the Closing Date (valued as of June 18, 2024 at approximately $2,529,830 based on an approximate redemption value of $11.47 per Class A ordinary share on June 18, 2024), which will result in the issuance of approximately 355,459 shares of New Adagio Common Stock and approximately 299,904 warrants exercisable for shares of New Adagio Common Stock at $10.00 per share, subject to adjustment (the “Base Warrants”) (including the Class A ordinary shares purchased by such Other PIPE Investors and that such Other PIPE Investors agreed not to redeem and that will convert into shares of New Adagio Common Stock at Closing in connection with the Business Combination); (ii) commitments by certain investors that are shareholders of ARYA not to redeem approximately 247,700 Class A ordinary shares (valued as of June 18, 2024 at approximately $2,842,454 based on an approximate redemption value of $11.47 per Class A ordinary share on June 18, 2024), which will result in the issuance of approximately 403,114 shares of New Adagio Common Stock and approximately 341,098 Base Warrants (including the Class A ordinary shares that such Other PIPE Investors agreed not to redeem and that will convert into shares of New Adagio Common Stock at Closing in connection with the Business Combination); (iii) agreements to subscribe for and purchase at Closing approximately 1,706,666 shares of New Adagio Common Stock and approximately 1,440,000 Base Warrants for an aggregate purchase price of approximately $12,000,000; (iv) the contribution of (a) the $15,000,000 convertible promissory notes of Adagio, which the Perceptive PIPE Investor purchased from Adagio pursuant to that certain Note Purchase Agreement, dated as of April 4, 2023 (the “April 2023 Notes”), (b) the $8,000,000 convertible promissory notes of Adagio, which the Perceptive PIPE Investor purchased from Adagio pursuant to that certain Note Purchase Agreement, dated as of November 28, 2023 (the “November 2023 Notes”), (c) the $3,000,000 convertible promissory notes of Adagio, which the Perceptive PIPE Investor purchased from Adagio pursuant to that certain Note Purchase Agreement, dated as of May 21, 2024 (the “May 2024 Notes”), (d) any additional convertible promissory notes that Adagio may issue to the Perceptive PIPE Investor prior to the Closing Date to fund ongoing working capital requirements of Adagio prior to the Closing Date and that the Perceptive PIPE Investor may elect prior to the Closing Date to subject to its Subscription Agreement (such additional convertible promissory notes of Adagio, the “Additional Convertible Notes,” and, together with the April 2023 Notes, the November 2023 Notes and the May 2024 Notes, the “Bridge Financing Notes”) to the Company and any interest that has been accruing and will remain unpaid thereon prior to Closing pursuant to the terms of the Subscription Agreement executed by the Perceptive PIPE Investor; and (v) an additional cash investment by the Perceptive PIPE Investor of approximately $8,070,575 (which amount may be reduced by up to approximately $1,070,575 subject to Additional Financing (as defined below) being raised prior to Closing). In respect of its Subscription Agreement described in (iv) and (v) in the foregoing, the Perceptive PIPE Investor will be issued approximately 5,012,817 shares of New Adagio Common Stock and approximately 4,088,470 Base Warrants. As provided for in the Subscription Agreements, the number of shares of New Adagio Common Stock and Base Warrants issuable to the PIPE Investors will depend on the redemption value of the Class A ordinary shares at Closing, the average per share price of the Class A ordinary shares purchased by certain PIPE Investors in the open market and the amount of interest on the Bridge Financing Notes that will have accrued and be unpaid at Closing and be contributed to ListCo in exchange for shares of New Adagio Common Stock and PIPE Warrants. Further, under the Subscription Agreement executed by the Perceptive PIPE Investor, as amended, the Perceptive PIPE Investor may subject Additional Convertible Notes to its Subscription Agreement, which will result in the issuance of additional shares of New Adagio Common Stock and PIPE Warrants at the same issuance rate at which shares of New Adagio Common Stock and PIPE Warrants will be issued to the Perceptive PIPE Investor based on the contribution of the existing $26,000,000 of Bridge Financing Notes to ListCo (including any interest that has been accruing and will remain unpaid thereon prior to Closing), as described in the foregoing. Such New Adagio Common Stock and PIPE Warrant issuance rate for Additional Convertible Notes that the Perceptive PIPE Investor may subject to its Subscription Agreement is equal to approximately 0.12 shares of New Adagio Common Stock and 0.12 PIPE Warrants per U.S. Dollar loaned by the Perceptive PIPE Investor to Adagio under an Additional Convertible Note. The shares of New Adagio Common Stock and PIPE Warrants to be issued pursuant to the Subscription Agreements have not been

AJA HOLDCO, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2023
registered under the Securities Act of 1933, as amended (the “Securities Act”), and will be issued in reliance upon the exemption provided in Section 4(a)(2) of the Securities Act. ListCo will grant the PIPE Investors certain registration rights in connection with the PIPE Financing. The PIPE Financing is contingent upon, among other things, the substantially concurrent closing of the Business Combination.
Convertible Security Financing (Private Placement)
In connection with the execution of the Business Combination Agreement, certain investors, including the Perceptive PIPE Investor (the “Convert Investors”), executed a securities purchase agreement, dated February 13, 2024, with the Company (such agreement and any assignment agreement thereunder in connection with any Additional Financing, the “Convertible Security Subscription Agreement”), pursuant to which the Company issued on the Closing Date to the Convert Investors $20,000,000 aggregate principal amount of 13% senior secured convertible notes (the “New Adagio Convertible Notes”), which will be convertible into shares of New Adagio Common Stock at a conversion price of $10.00 per share, subject to adjustment (the “Conversion Shares”), and 1,500,000 warrants (the “Convert Warrants”), which will be exercisable on a cashless basis or for cash at a price of $24.00 per share, subject to adjustment (the “Base Convert Financing”), and will expire on the seventh anniversary of the Closing. Such $20,000,000 investment in New Adagio Convertible Notes includes the conversion of the 2024 Bridge Financing Notes (as defined below) into New Adagio Convertible Notes and Convert Warrants at Closing, subject in each case to Additional Financing being raised prior to Closing, as further described below. The New Adagio Convertible Notes will have a maturity of 3 years and nine months after Closing and interest will be payable in cash or compound as additional principal outstanding. As described above, in connection with the execution of the Convertible Security Subscription Agreement, the Perceptive PIPE Investor also purchased a $7,000,000 convertible promissory note of Adagio (the “2024 Bridge Financing Notes”) pursuant to a note purchase agreement, dated February 13, 2024, by and among the Perceptive PIPE Investor, Adagio and the Company (the “2024 Bridge Financing Notes Subscription Agreement”).
On the Closing Date, pursuant to the terms of the 2024 Bridge Financing Notes and the 2024 Bridge Financing Note Subscription Agreement, the 2024 Bridge Financing Notes will convert into $7,000,000 of New Adagio Convertible Notes and 525,000 Convert Warrants on the same terms as the other Convert Investors executing the Convertible Security Subscription Agreement (the conversion of the 2024 Bridge Financing Notes held by the Perceptive PIPE Investor into New Adagio Convertible Notes and Convert Warrants and the purchase of New Adagio Convertible Notes and Convert Warrants by the other Convert Investors in the Base Convert Financing, the “Convertible Security Financing”). Subject to the Parent and New Adagio receiving any new financing or commitment for financing (any such financing, an “Additional Financing”), whether in the form of equity, debt or convertible debt, before the Closing Date, the Perceptive PIPE Investor may request that, on the Closing Date, the 2024 Bridge Financing Note is repaid with the funds raised in connection with such Additional Financing instead of such 2024 Bridge Financing Note converting into New Adagio Convertible Notes and Convert Warrants. The New Adagio Convertible Notes and the Convert Warrants issuable in connection with the Convertible Security Financing have not been registered under the Securities Act and will be issued in reliance upon the exemption provided in Section 4(a)(2) of the Securities Act. The Company will grant the Convert Investors certain registration rights in connection with the Convertible Security Financing. The Convertible Security Financing is contingent upon, among other things, the substantially concurrent Closing. As set forth in the Convertible security Subscription Agreement, the closing of $7,500,000 of financing by a Convert Investor is conditioned on New Adagio having a certain amount of available cash on the Closing Date.
Pursuant to the terms of the Convertible Security Subscription Agreement, on the Closing Date, the Company, certain of its subsidiaries (other than Adagio Medical GmbH, a company organized under the laws of Germany and an excluded subsidiary thereunder) (the “Subsidiaries”) and the collateral agent (the “Collateral Agent”) on behalf of the Convert Investors, will enter into a security and pledge agreement (the “Convert Security Document”), pursuant to which the Company and the Subsidiaries will (i) pledge the equity interests in the Subsidiaries to the Collateral Agent, (ii) pledge all of their respective promissory notes,

AJA HOLDCO, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2023
securities and other instruments evidencing indebtedness to the Collateral Agent, and (iii) grant to the Collateral Agent a security interest in and lien on all of their respective personal property and assets, including, among other items, all of their deposit accounts, chattel paper, documents, equipment, general intangibles, instruments and inventory, and all proceeds therefrom, in each case subject to customary exceptions, all as set forth in the form of the Convert Security Document. Additionally, pursuant to the terms of the Convertible Security Subscription Agreement, on the Closing Date, the Subsidiaries will deliver a guaranty (the “Convert Guaranty”) to the Collateral Agent pursuant to which the Subsidiaries will, jointly and severally, guarantee the Company’s obligation to repay the New Adagio Convertible Notes and all other obligations of the Company under the Convertible Security Subscription Agreement and the New Adagio Convertible Notes and other related transaction documents, as set forth in the form of the Convert Guaranty. Any additional subsidiaries of the Company formed or acquired after the closing date will be required to join the Convert Guaranty as additional guarantors.
Convert Registration Rights Agreement
The Conversion Shares, the Convert Warrants, the Convert Warrant Shares, the New Adagio Convertible Notes and any capital stock of the Company issued or issuable with respect to the Conversion Shares, have not been registered under the Securities Act. In connection with the Convertible Security Subscription Agreement, the Company and the Convert Investors agreed to enter into a Registration Rights Agreement (the “Convert Registration Rights Agreement”), pursuant to which the Company will be required to file a registration statement on Form S-3 or, if not available, Form S-1 (the “Convert Registration Statement”) with the SEC to register for resale all of the Registrable Securities (as defined in the Convert Registration Rights Agreement), including the Conversion Shares, the Convert Warrant Shares and any shares issuable with respect to the New Adagio Convertible Notes, as soon as practicable, but in no event later than 45 days after the Closing Date. In the event that the number of shares registered for resale under the Convert Registration Statement is insufficient to cover all of the Registrable Securities, the Company will amend the Registration Statement or file with the SEC a new registration statement to cover at least the Required Registration Amount (as defined in the Convert Registration Rights Agreement) as of the trading day immediately preceding the date of the filing of such amendment or new registration statement, as soon as practicable, but in any event not later than 15 days after the necessity therefor arises. If the Company fails to file the Convert Registration Statement when required, fails to obtain effectiveness by SEC when required or fails to maintain the effectiveness of the Convert Registration Statement pursuant to the Convert Registration Rights Agreement, then as partial relief for the damages to any holder by reason of any such delay in or reduction of, its ability to sell the underlying shares of New Adagio Common Stock, the Company will be required to pay each holder of Registrable Securities relating to such Convert Registration Statement an amount equal to one percent of such Convert Investor’s original principal amount according to the timelines laid out in the Convert Registration Rights Agreement. The Convert Registration Rights Agreement also provides the parties with “piggy-back” registration rights, subject to certain requirements and customary conditions.
Investor Rights Agreement
Concurrently with the execution of the Business Combination Agreement, the Company, the Parent, the Perceptive PIPE Investor, the Sponsor and the other shareholders of Class B ordinary shares (the “Other Class B Shareholders”) and certain Adagio stockholders entered into an investor rights agreement (the “Investor Rights Agreement”) pursuant to which, among other things, the Perceptive PIPE Investor, the Sponsor, the Other Class B Shareholders, certain Adagio stockholders and investors in the Convertible Security Financing will be granted certain customary registration rights. Further, subject to customary exceptions set forth in the Investor Rights Agreement, the shares of New Adagio Common Stock beneficially owned or owned of record by the Sponsor, the Perceptive PIPE Investor, certain officers and directors of the Parent and New Adagio (including any shares of New Adagio Common Stock issued pursuant to the Business Combination Agreement or the PIPE Financing) will be subject to a lock-up period beginning on the

AJA HOLDCO, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2023
Closing Date until the date that is the earlier of (i) 365 days following the Closing Date (or six months after the Closing Date, in the case of Olav Bergheim, John Dahldorf, Hakon Bergheim, Todd Wider, Michael Henderson and Leslie Trigg) or (ii) the first date subsequent to the Closing Date with respect to which the closing price of the shares of New Adagio Common Stock equals or exceeds $12.00 per share for any 20 trading days within any 30-trading day period commencing at least 150 days after the Closing Date.
Pursuant to the terms of the Investor Rights Agreement, the Company will be obligated to file a registration statement to register the resale of certain shares of New Adagio Common Stock within 45 days after the Closing, and the Company is required at all times to maintain the effectiveness of such resale registration statement for the benefit of the holders party to the agreement. In addition, pursuant to the terms of the Investor Rights Agreement and subject to certain requirements and customary conditions, the certain Adagio stockholders, the Perceptive PIPE Investor and the Sponsor (including the Permitted Transferees (as defined therein) of the Perceptive PIPE Investor and the Sponsor) may demand at any time or from time to time, that the Company file a registration statement on Form S-3 (or on Form S-1 if Form S-3 is not available) to register the securities of the Company held by such holders. The Investor Rights Agreement will also provide holders party thereto with “piggy-back” registration rights, subject to certain requirements and customary conditions.
The Registration and Shareholder Rights Agreement, dated March 2, 2021, by and among the Parent, the Sponsor and the other parties thereto will be terminated in connection with the consummation of the Business Combination and replaced by the Investor Rights Agreement.

ADAGIO MEDICAL HOLDINGS, INC.
UP TO 7,905,387 SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF NOTES
UP TO 600,000 SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF WARRANTS

PROSPECTUS

September 19, 2024